As filed with the Securities and Exchange Commission on March 24, 2020

Registration No. 333-236926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSHARES TRUST II

(Exact name of registrant as specified in its charter)

Delaware	6221	87-6284802
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Philipp c/o Morgan, Lewis & Bockius LLP 77 West Wacker Drive Chicago, Illinois 60601	Richard F. Morris c/o ProShare Capital Management LLC 7501 Wisconsin Avenue Suite 1000E Bethesda, MD 20814

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

ProShares Ultra Bloomberg Crude Oil

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Bloomberg Crude Oil

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares Ultra Gold

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares Ultra Silver

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares UltraShort Euro

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares Ultra VIX Short Term Futures ETF

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares Short VIX Short-Term Futures ETF

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ProShares VIX Short Term Futures ETF

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
ProShares Ultra Bloomberg Crude Oil Common Units of Beneficial Interest	$5,123,657,025(2)	$574,662(2)
ProShares UltraShort Bloomberg Crude Oil Common Units of Beneficial Interest	$2,254,284,556(3)	$271,636(3)
ProShares Ultra Gold Common Units of Beneficial Interest	$220,505,375(4)	$24,420(4)
ProShares Ultra Silver Common Units of Beneficial Interest	$1,141,117,432(5)	$114,911(5)
ProShares UltraShort Euro Common Units of Beneficial Interest	$1,835,711,750(6)	$184,856(6)
ProShares Ultra VIX Short-Term Futures ETF Common Units of Beneficial Interest	$4,575,936,137(7)	$530,351(7)
ProShares Short VIX Short-Term Futures ETF Common Units of Beneficial Interest	$2,056,906,053(8)	$238,395(8)
ProShares VIX Short-Term Futures ETF Common Units of Beneficial Interest	$1,778,376,358(9)	$218,494(9)
TOTAL	$18,986,494,687	$2,157,726

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(d) under the Securities Act of 1933, as amended (“1933 Act”).
(2)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares Ultra Bloomberg Crude Oil from the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-230151), which was initially filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2019 (the “Prior S-3 Registration Statement”) ($5,123,657,025, the “Unsold Securities”), for which the issuer has paid the associated registration fees to the SEC ($574,662). No additional ProShares Ultra Bloomberg Crude Oil Common Units of Beneficial Interest are being registered concurrently with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares Ultra Bloomberg Crude Oil covered by the Prior S-3 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares UltraShort Bloomberg Crude Oil from the Prior S-3 Registration Statement ($1,754,284,556, the “Unsold Securities”), for which the issuer has paid the associated registration fees to the SEC ($206,736). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares UltraShort Bloomberg Crude Oil covered by the Prior S-3 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. Additionally, pursuant to Rule 457(p) under the 1933 Act, the registrant is hereby offsetting the remaining amount of the registration fee due in connection with the registration of additional Common Units of Beneficial Interest relating to ProShares UltraShort Bloomberg Crude Oil by allocating a portion ($64,900) of the credit received from the registration fee previously paid ($222,607) in connection with unsold Common Units of Beneficial Interest relating to ProShares Short VIX Short-Term Futures ETF previously registered under the Prior S-3 Registration Statement.

(4)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares Ultra Gold from the Registrant’s Prior S-3 Registration Statement ($170,505,375, the “Unsold Securities”) for which the Registrant has paid the associated registration fees to the SEC ($17,930). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares Ultra Gold covered by the Prior S-3 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. Additionally, pursuant to Rule 457(p) under the 1933 Act, the registrant is hereby offsetting the remaining amount of the registration fee due in connection with the registration of additional Common Units of Beneficial Interest relating to ProShares Ultra Gold by allocating a portion ($6,490) of the credit received from the registration fee previously paid ($222,607) in connection with unsold Common Units of Beneficial Interest relating to ProShares Short VIX Short-Term Futures ETF previously registered under the Prior S-3 Registration Statement.

(5)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares Ultra Silver from the Registrant’s Prior S-3 Registration Statement ($1,141,117,432, the “Unsold Securities”) for which the Registrant has paid the associated registration fees to the SEC ($114,911). No additional ProShares Ultra Silver Common Units of Beneficial Interest are being registered concurrently with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares Ultra Silver covered by the Prior S-3 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(6)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares UltraShort Euro from the Registrant’s Prior S-3 Registration Statement ($1,835,711,750, the “Unsold Securities”) for which the Registrant has paid the associated registration fees to the SEC ($184,856). No additional ProShares UltraShort Euro Common Units of Beneficial Interest are being registered concurrently with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares UltraShort Euro covered by the Prior S-3 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(7)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares Ultra VIX Short-Term Futures ETF from the Registrant’s Prior S-3 Registration Statement ($4,575,936,137, the “Unsold Securities”) for which the Registrant has paid the associated registration fees to the SEC ($530,351). No additional ProShares Ultra VIX Short-Term Futures ETF Common Units of Beneficial Interest are being registered concurrently with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares Ultra VIX Short-Term Futures ETF covered by the Prior S-3 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(8)

Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is hereby offsetting the entire amount of the registration fee due hereunder by allocating a portion of the registration fee previously paid in connection with the Prior S-3 Registration Statement associated with a portion the unsold Common Units of Beneficial Interest relating to ProShares Short VIX Short-Term Futures ETF Common ($238,395).

(9)

Pursuant to the provisions of Rule 415(a)(6) under the 1933 Act, the Registrant carries forward the value of the unsold Common Units of Beneficial Interest relating to ProShares VIX Short-Term Futures ETF from the Prior S-3 Registration Statement ($1,078,376,358, the “Unsold Securities”), for which the issuer has paid the associated registration fees to the SEC ($127,634). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities of ProShares VIX Short-Term Futures ETF covered by the Prior S-3 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. Additionally, pursuant to Rule 457(p) under the 1933 Act, the registrant is hereby offsetting the remaining amount of the registration fee due in connection with the registration of additional Common Units of Beneficial Interest relating to ProShares VIX Short-Term Futures ETF by allocating a portion ($90,860) of the credit received from the registration fee previously paid ($222,607) in connection with unsold Common Units of Beneficial Interest relating to ProShares Short VIX Short-Term Futures ETF previously registered under the Prior S-3 Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSHARES TRUST II

Common Units of Beneficial Interest

Title of Securities to be Registered	Benchmark	Proposed Maximum Aggregate Offering Price Per Fund
ProShares Ultra Bloomberg Crude Oil (UCO)	Bloomberg WTI Crude Oil SubindexSM	$331,061,205
ProShares UltraShort Bloomberg Crude Oil (SCO)	Bloomberg WTI Crude Oil SubindexSM	$89,594,875
ProShares Ultra Gold (UGL)	Bloomberg Gold SubindexSM	$121,579,610
ProShares Ultra Silver (AGQ)	Bloomberg Silver SubindexSM	$99,044,662
ProShares UltraShort Euro (EUO)	The U.S. dollar price of the euro	$104,099,858

ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of any or all of the series of the Trust listed above (each, a “Fund” and collectively, the “Funds”) or other series of the Trust. Shares represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. Each Fund’s Shares will be offered on a continuous basis. The Shares of each Fund are listed for trading on NYSE Arca, Inc. (the “Exchange”) under the ticker symbols shown above next to each Fund’s name. Please note that the Trust has series other than the Funds.

Each of the Funds is “geared” which means that each has an investment objective to seek daily investment results, before fees and expenses, that correspond either to a multiple (2x) or an inverse multiple (-2x) of the performance of a benchmark for a single day, not for any other period. A “single day” is measured from the time a Fund calculates its respective net asset value (“NAV”) to the time of the Fund’s next NAV calculation. The NAV calculation times for the Funds typically range from 7:00 a.m. to 4:00 p.m. (Eastern Time); please see the section entitled “Summary—Creation and Redemption Transactions” for additional details on the NAV calculation times for the Funds.

In order to achieve its investment objective, each of the Funds intends to invest in financial instruments (“Financial Instruments”) in the manner and to the extent described herein. Financial Instruments are instruments whose value is derived from the value of an underlying asset, rate or benchmark (such asset, rate or benchmark, a “Reference Asset”) and include futures contracts, swap agreements, forward contracts and other instruments. The Funds will not invest directly in any commodities or currencies.

The ProShares Ultra Bloomberg Crude Oil (the “Ultra Crude Oil Fund”) and the ProShares UltraShort Bloomberg Crude Oil (the “UltraShort Crude Oil Fund”) may be collectively referred to herein as the “Oil Funds.” The ProShares Ultra Gold (the “Ultra Gold Fund”) and the ProShares Ultra Silver (the “Ultra Silver Fund) may be collectively referred to herein as the “Precious Metals Funds.” The Precious Metals Funds and the Ultra Crude Oil Fund may be referred to herein as an “Ultra Fund” or “Ultra Funds.” The ProShares UltraShort Euro (the “UltraShort Euro Fund”) and may be referred to herein as the “Currency Fund.” The Currency Fund and the UltraShort Crude Oil Fund may be referred to herein as an “UltraShort Fund” or the “UltraShort Funds.”

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 5.

THE FUNDS PRESENT SIGNIFICANT RISKS NOT APPLICABLE TO OTHER TYPES OF FUNDS. THE FUNDS ARE NOT APPROPRIATE FOR ALL INVESTORS. THE FUNDS USE LEVERAGE AND ARE RISKIER THAN SIMILARLY BENCHMARKED EXCHANGE-TRADED FUNDS THAT DO NOT USE LEVERAGE. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN A FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING DAILY LEVERAGED OR DAILY INVERSE LEVERAGED INVESTMENT RESULTS, INCLUDING THE IMPACT OF COMPOUNDING ON FUND PERFORMANCE.

THE RETURN OF A FUND FOR A PERIOD LONGER THAN A SINGLE DAY IS THE RESULT OF ITS RETURN FOR EACH DAY COMPOUNDED OVER THE PERIOD AND USUALLY WILL DIFFER IN AMOUNT AND POSSIBLY EVEN DIRECTION FROM THE FUND’S STATED MULTIPLE TIMES THE RETURN OF THE FUND’S BENCHMARK FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT.

THE FUNDS’ INVESTMENTS MAY BE ILLIQUID AND/OR HIGHLY VOLATILE AND THE FUNDS MAY EXPERIENCE LARGE LOSSES FROM BUYING, SELLING OR HOLDING SUCH INVESTMENTS. AN INVESTOR IN ANY OF THE FUNDS COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF HIS/HER INVESTMENT WITHIN A SINGLE DAY.

SHAREHOLDERS WHO INVEST IN THE FUNDS SHOULD ACTIVELY MANAGE AND MONITOR THEIR INVESTMENTS, AS FREQUENTLY AS DAILY.

Each Ultra Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the performance of its benchmark for a single day, not for any other period. Each UltraShort Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the performance of its benchmark for a single day, not for any other period. The return of a Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ in amount and possibly even direction from the Fund’s stated multiple times the return of the Fund’s benchmark for the same period. These differences can be significant. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance, especially during periods of high volatility. Volatility has a negative impact on Fund returns and the volatility of a Fund’s benchmark may be at least as important to the Fund’s return as the return of the Fund’s benchmark.

Each of the Funds uses leverage and should produce returns for a single day that are more volatile than that of its respective benchmark. For example, the return for a single day of an Ultra Fund with a 2x multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the same benchmark. The return for a single day of an UltraShort Fund with a -2x multiple should be approximately two times as volatile for a single day as the inverse of the return of a fund with an objective of matching the same benchmark.

Each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of the Fund.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER. SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT. SEE RISK FACTOR ENTITLED “SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).” IN PART ONE OF THIS PROSPECTUS FOR MORE INFORMATION.

Each Fund continuously offers and redeems its Shares in blocks of 50,000 Shares (each such block, a “Creation Unit”). Only Authorized Participants (as defined herein) may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and ProShare Capital Management LLC (the “Sponsor”). Shares are offered to Authorized Participants in Creation Units at each Fund’s respective NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

March 31, 2020

The Shares are neither interests in nor obligations of the Sponsor, Wilmington Trust Company, or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL, AT PAGES 45 THROUGH 46, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 45 THROUGH 46.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 5 THROUGH 26.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY, IN CERTAIN INSTANCES, BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

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THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1—800—SEC—0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.

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PROSHARES TRUST II

-iii-

-iv-

-v-

PART ONE

OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information in this Prospectus before investing in Shares of any of the Funds, including the information under the caption “Risk Factors,” and all exhibits to this Prospectus and the information incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K, and the Quarterly Reports on Form 10-Q, and Current Reports, if any, on Form 8-K. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus.

For ease of reference, any references throughout this Prospectus to various actions taken by any or all of the Funds are actually actions taken by the Trust on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary of Defined Terms in Appendix A and throughout this Prospectus.

Important Information About the Funds

THE FUNDS PRESENT SIGNIFICANT RISKS NOT APPLICABLE TO OTHER TYPES OF FUNDS. THE FUNDS ARE NOT APPROPRIATE FOR ALL INVESTORS. THE FUNDS USE LEVERAGE AND ARE RISKIER THAN SIMILARLY BENCHMARKED EXCHANGE-TRADED FUNDS THAT DO NOT USE LEVERAGE. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN A FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING DAILY LEVERAGED OR DAILY INVERSE LEVERAGED INVESTMENT RESULTS, INCLUDING THE IMPACT OF COMPOUNDING ON FUND PERFORMANCE.

THE RETURN OF A FUND FOR A PERIOD LONGER THAN A SINGLE DAY IS THE RESULT OF ITS RETURN FOR EACH DAY COMPOUNDED OVER THE PERIOD AND USUALLY WILL DIFFER IN AMOUNT AND POSSIBLY EVEN DIRECTION FROM THE FUND’S STATED MULTIPLE TIMES THE RETURN OF THE FUND’S BENCHMARK FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT.

THE FUNDS’ INVESTMENTS MAY BE ILLIQUID AND/OR HIGHLY VOLATILE AND THE FUNDS MAY EXPERIENCE LARGE LOSSES FROM BUYING, SELLING OR HOLDING SUCH INVESTMENTS. AN INVESTOR IN ANY OF THE FUNDS COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF HIS/HER INVESTMENT WITHIN A SINGLE DAY.

SHAREHOLDERS WHO INVEST IN THE FUNDS SHOULD ACTIVELY MANAGE AND MONITOR THEIR INVESTMENTS, AS FREQUENTLY AS DAILY.

Each Ultra Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the performance of its benchmark for a single day, not for any other period. Each UltraShort Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the performance of its benchmark for a single day, not for any other period. The return of a Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ in amount and possibly even direction from the Fund’s stated multiple times the return of the Fund’s benchmark for the same period. These differences can be significant. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance especially during periods of high volatility.

Volatility has a negative impact on Fund performance and the volatility of a Fund’s benchmark may be at least as important to the Fund’s return as the return of the Fund’s benchmark. Each of the Funds uses leverage and should produce returns for a single day that are more volatile than that of its benchmark. For example, the return for a single day of an Ultra Fund with a 2x multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the same benchmark. The return for a single day of an UltraShort Fund with a -2x multiple should be approximately two times as volatile for a single day as the inverse of the return of a fund with an objective of matching the same benchmark.

Overview

Each Fund is listed below along with its respective benchmark:

The Oil Funds

Fund Name	Benchmark
ProShares Ultra Bloomberg Crude Oil	Bloomberg WTI Crude Oil SubindexSM
ProShares UltraShort Bloomberg Crude Oil	Bloomberg WTI Crude Oil SubindexSM

The Precious Metals Funds

Fund Name	Benchmark
ProShares Ultra Gold	Bloomberg Gold SubindexSM
ProShares Ultra Silver	Bloomberg Silver SubindexSM

The Currency Fund

Fund Name	Benchmark
ProShares UltraShort Euro	The U.S. dollar price of the euro

Each “Ultra Fund” seeks daily investment results, before fees and expenses, that correspond to two times (2x) the performance of its benchmark for a single day. Each “UltraShort Fund” seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the performance of its benchmark for a single day. The Funds do not seek to achieve their stated objective over a period greater than a single day. A “single day” is measured from the time the Fund calculates its net asset value (“NAV”) to the time of the Fund’s next NAV calculation.

Each Fund seeks to engage in daily rebalancing to position its portfolio so that its exposure to its benchmark is consistent with its daily investment objective. The impact of changes to the value of a Fund’s benchmark each day will affect whether such Fund’s portfolio needs to be rebalanced. For example, if an UltraShort Fund’s benchmark has risen on a given day, net assets of such Fund should fall. As a result, inverse exposure will need to be decreased. Conversely, if an UltraShort Fund’s benchmark has fallen on a given day, net assets of such Fund should rise. As a result, inverse exposure will need to be increased. For Ultra Funds, the Fund’s long exposure will need to be increased on days when such Fund’s benchmark rises and decreased on days when such Fund’s benchmark falls. The time and manner in which a Fund rebalances its portfolio may vary from day to day at the discretion of the Sponsor depending upon market conditions and other circumstances.

DAILY REBALANCING AND THE COMPOUNDING OF EACH DAY’S RETURN OVER TIME MEANS THAT THE RETURN OF EACH FUND FOR A PERIOD LONGER THAN A SINGLE DAY WILL BE THE RESULT OF EACH DAY’S RETURNS COMPOUNDED OVER THE PERIOD, WHICH WILL VERY LIKELY DIFFER FROM TWO TIMES (2X) OR TWO TIMES THE INVERSE (-2X) OF THE RETURN OF THE FUND’S BENCHMARK FOR THE SAME PERIOD. A FUND WILL LOSE MONEY IF ITS BENCHMARK’S PERFORMANCE IS FLAT OVER TIME, AND A FUND CAN LOSE MONEY REGARDLESS OF THE PERFORMANCE OF ITS BENCHMARK, AS A RESULT OF DAILY REBALANCING, THE BENCHMARK’S VOLATILITY, COMPOUNDING, AND OTHER FACTORS.

Each of the Funds intends to invest in Financial Instruments to gain the appropriate exposure to its benchmark in the manner and to the extent described herein. “Financial Instruments” are instruments whose value is derived from the value of an underlying asset, rate or benchmark (such asset, rate or benchmark, a “Reference Asset”) and include futures contracts, swap agreements, forward contracts, and other instruments.

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of Financial Instruments that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives.

The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market conditions with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to its underlying benchmark consistent with its investment objective, even during periods in which the benchmark is flat or moving in a manner that may cause the value of the Fund to decline.

The Sponsor has the power to change a Fund’s investment objective, benchmark or investment strategy, and may liquidate a Fund at any time, without shareholder approval, subject to applicable regulatory requirements.

ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor and commodity pool operator. The principal office of the Sponsor and the Funds is located at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor and each of the Funds is (240)  497-6400.

Purchases and Sales in the Secondary Market

The Shares of each Fund are listed on NYSE Arca, Inc. (the “Exchange”) under the ticker symbols shown on the front cover of this Prospectus. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Shares with the Funds. Authorized Participants may purchase or redeem Shares only in blocks of 50,000 Shares (each such block, a “Creation Unit”) in the Funds. An “Authorized Participant” is an entity that has entered into an Authorized Participant Agreement with the Trust and the Sponsor. Creation Units are offered to Authorized Participants at each Fund’s NAV. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund over time. Retail investors seeking to purchase or sell Shares on any day effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by SEI Investments Distribution Co. (“SEI” or the “Distributor”), generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not redeemable. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in proper form, as described in the Authorized Participant Agreement and the related Authorized Participant Procedures Handbook. The manner by which Creation Units are purchased and redeemed is governed by the terms of this Prospectus, the Authorized Participant Agreement and Authorized Participant Procedures Handbook. Creation and redemption orders are not effective until accepted by the Distributor and may be rejected or revoked as described herein. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with the Bank of New York Mellon (“BNYM”, the “Custodian”, the “Transfer Agent” and the “Administrator”), acting in its capacity as custodian of the Funds.

Creation and redemption transactions must be placed each day with SEI by the create/redeem cut-off time (stated below) to receive that day’s NAV. The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before such cut-off time. Because the primary trading session for the commodities and/or futures contracts underlying certain of the Funds have different closing (or fixing) times than U.S. Equity markets, the create/redeem cut-off time and NAV calculation time for each Fund may differ, see the section herein entitled “Net Asset Value” for additional information about the NAV calculations.

Fund	Create/Redeem Cut-off	NAV Calculation Time
ProShares Ultra Silver (AGQ)	1:00 p.m. (Eastern Time)	1:25 p.m. (Eastern Time)
ProShares Ultra Gold (UGL)	1:00 p.m. (Eastern Time)	1:30 p.m. (Eastern Time)
ProShares Ultra Bloomberg Crude Oil (UCO)	2:00 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)
ProShares UltraShort Bloomberg Crude Oil (SCO)	2:00 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)
ProShares UltraShort Euro (EUO)	3:00 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

Breakeven Amounts

A Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” Estimated breakeven amounts are set forth in the table below. The estimated breakeven amounts represent the estimated amount of trading income that each Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments. Estimated amounts do not represent actual results, which may be different. It is not possible to predict whether a Fund will break even at the end of the first twelve months of an investment or any other period. See “Charges—Breakeven Table,” beginning on page 45, for more detailed tables showing Breakeven Amounts.

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*†	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*†
ProShares Ultra Bloomberg Crude Oil	(0.00)%	$15.00	(0.06)%
ProShares UltraShort Bloomberg Crude Oil	(0.00)%	$15.00	(0.05)%
ProShares Ultra Gold	(0.00)%	$55.00	(0.16)%
ProShares Ultra Silver	(0.00)%	$30.00	(0.05)%
ProShares UltraShort Euro*	(0.00)%	$30.00	(0.19)%

*

The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. This amount approximates the NAV of such Shares on February 20, 2020, rounded to the nearest $5. The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers in this chart have been rounded to the nearest 0.01.

†	Fees and expenses are less than the anticipated interest income, therefore the net trading gains that would be necessary to offset such expenses would be zero.

Important Tax Information

Please note that each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expense items of the Fund. The Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder.

RISK FACTORS

Investing in the Funds involves significant risks not applicable to other types of investments. The Funds may be highly volatile and you could potentially lose the full principal value of your investment within a single day. Before you decide to purchase any Shares, you should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus.

These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

The assets that the Funds invest in can be highly volatile and the Funds may experience sudden and large losses when buying, selling or holding such instruments; you can lose all of your investment within a single day.

Investments linked to commodity or currency markets can be highly volatile compared to investments in traditional securities and the Funds may experience sudden and large losses. These markets may fluctuate widely based on a variety of factors including changes in overall market movements, political and economic events, wars, acts of terrorism, natural disasters and changes in interest rates or inflation rates. High volatility may have an adverse impact on the performance of the Funds. An investor in any of the Funds could potentially lose the full principal value of his or her investment within a single day.

The use of leveraged or inverse leveraged positions increases risk and could result in the total loss of an investor’s investment within a single day.

Each Fund utilizes leverage in seeking to achieve its investment objective and will lose more money in market environments adverse to its daily investment objective than funds that do not employ leverage. The use of leveraged and/or inverse leveraged positions increases risk and could result in the total loss of an investor’s investment within a single day. The more a Fund invests in leveraged positions, the more this leverage will magnify any losses on those investments. A Fund’s investments in leveraged positions generally requires a small investment relative to the amount of investment exposure assumed. As a result, such investments may give rise to losses that far exceed the amount invested in those instruments.

For example, because the Ultra Funds and the UltraShort Funds offered hereby include a two times (2x) or a two times inverse (-2x) multiplier, a single-day movement in the benchmark for one of these Funds approaching 50% at any point in the day could result in the total loss or almost total loss of an investment in such Fund if that movement is contrary to the investment objective of the Fund. This would be the case with downward single-day or intraday movements in the underlying benchmark of an Ultra Fund or upward single day or intraday movements in the benchmark of an UltraShort Fund, even if the underlying benchmark maintains a level greater than zero at all times and even if the benchmark subsequently moves in an opposite direction, eliminating all or a portion of the prior adverse movement It is not possible to predict when sudden large changes in the daily movement of a benchmark may occur.

Due to the compounding of daily returns, each Fund’s returns over periods longer than a single day will likely differ in amount and possibly even direction from the Fund’s stated multiple times the return of its benchmark for such period.

Each of the Funds is “geared” which means that each has an investment objective to seek daily investment results, before fees and expenses, that correspond either to two times (2x) or two times the inverse (-2x) of the performance of a benchmark for a single day, not for any other period. A single day is measured from the time a Fund calculates its respective NAV to the time of the Fund’s next NAV calculation. The NAV calculation times for the Funds typically range from 7:00 a.m. to 4:00 p.m. (Eastern Time); please see the section entitled “Summary—Creation and Redemption Transactions” for additional details on the NAV calculation times for the Funds. The return of a Fund for a period longer than a single day is the result of its return for each day compounded over the period, and usually will differ from two times (2x) or two times the inverse (-2x) of the return of the Fund’s benchmark for the same period. Compounding is the cumulative effect of applying investment gains and losses and income to the principal amount invested over time. Gains or losses experienced over a given period will increase or reduce the principal amount invested from which the subsequent period’s returns are calculated. The effects of compounding will likely cause the performance of a Fund to differ from the Fund’s stated multiple times the return of its benchmark for the same period. The effect of compounding becomes more pronounced as benchmark volatility and holding period increase. The impact of compounding will impact each shareholder differently depending on the period of time an investment in a Fund is held and the volatility of the benchmark during the holding period of a Fund.

A Fund will lose money if its benchmark’s performance is flat over time, and a Fund can lose money regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility, compounding and other factors. Longer holding periods, higher benchmark volatility, inverse exposure and greater leverage each affect the impact of compounding on a Fund’s returns. Daily compounding of a Fund’s investment returns can dramatically and adversely affect performance, especially during periods of high volatility. Volatility has a negative impact on Fund performance and the volatility of a Fund’s benchmark may be at least as important to a Fund’s return for a period as the return of the benchmark.

Each Ultra Fund or UltraShort Fund uses leverage and should produce returns for a single day that are more volatile than that of its benchmark. For example, the return for a single day of an Ultra Fund with a 2x multiple should be approximately two times as volatile for a single day as the return of a fund with an objective of matching the performance of the same benchmark. The return for a single day of an UltraShort Fund with a -2x multiple should be approximately two times as volatile for a single day as the inverse of the return of a fund with an objective of matching the same benchmark.

The Funds are not appropriate for all investors and present different risks than other funds. The Funds use leverage and are riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Fund if he or she understands the consequences of seeking daily leveraged or daily inverse leveraged investment results for a single day. Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

The hypothetical examples below illustrate how daily geared fund returns can behave for periods longer than a single day. Each involves a hypothetical fund XYZ that seeks returns that are two times (2x) the daily performance of benchmark XYZ, before fees and expenses. On each day, fund XYZ performs in line with its objective (two times (2x) the benchmark’s daily performance before fees and expenses). Notice that, in the first example (showing an overall benchmark loss for the period), over the entire seven-day period, the fund’s total return is more than two times the loss of the period return of the benchmark. For the seven-day period, benchmark XYZ lost 3.26% while fund XYZ lost 7.01% (versus -6.52% (or 2 x—3.26%)).

	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	97.00	-3.00%	-6.00%	$94.00
Day 2	99.91	3.00%	6.00%	$99.64
Day 3	96.91	-3.00%	-6.00%	$93.66
Day 4	99.82	3.00%	6.00%	$99.28
Day 5	96.83	-3.00%	-6.00%	$93.32
Day 6	99.73	3.00%	6.00%	$98.92
Day 7	96.74	-3.00%	-6.00%	$92.99
Total Return		-3.26%	-7.01%

Similarly, in another example (showing an overall benchmark gain for the period), over the entire seven-day period, the fund’s total return is considerably less than two times (2x) that of the period return of the benchmark. For the seven-day period, benchmark XYZ gained 2.72% while fund XYZ gained 4.86% (versus 5.44% (or 2 x 2.72%)).

	Benchmark XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	103.00	3.00%	6.00%	$106.00
Day 2	99.91	-3.00%	-6.00%	$99.64
Day 3	102.91	3.00%	6.00%	$105.62
Day 4	99.82	-3.00%	-6.00%	$99.28
Day 5	102.81	3.00%	6.00%	$105.24
Day 6	99.73	-3.00%	-6.00%	$98.92
Day 7	102.72	3.00%	6.00%	$104.86
Total Return		2.72%	4.86%

These effects are caused by compounding, which exists in all investments, but has a more significant impact in geared funds. In general, during periods of higher benchmark volatility, compounding will cause an Ultra Fund’s returns for periods longer than a single day to be less than two times (2x) the return of its benchmark (or less than two times the inverse (-2x) of the return of its benchmark for an UltraShort Fund). This effect becomes more pronounced as volatility increases. Conversely, in periods of lower benchmark volatility (particularly when combined with higher benchmark returns), an Ultra Fund’s returns over longer periods can be greater than two times (2x) the return of its benchmark (or greater than two times the inverse (-2x) of the return of its benchmark for an UltraShort Fund). Actual results for a particular period are also dependent on the magnitude of the benchmark return in addition to the benchmark volatility. Similar effects exist for the UltraShort Funds, and the significance of these effects may be even greater with such inverse leveraged funds.

The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one-year performance of a benchmark compared with the performance of a geared fund that perfectly achieves its geared daily investment objective. The graphs demonstrate that, for periods greater than a single day, a geared fund is likely to underperform or overperform (but not match) the benchmark performance (or the inverse of the benchmark performance) times the multiple stated as the daily fund objective. Investors should understand the consequences of holding daily-rebalanced funds for periods longer than a single day and should actively manage and monitor their investments, as frequently as daily. A one-year period is used solely for illustrative purposes. Deviations from the benchmark return (or the inverse of the benchmark return) times the fund multiple can occur over periods as short as two days (each day as measured from NAV to NAV) and may also occur in periods of a single day, or even intra-day. To isolate the impact of daily leveraged or inverse leveraged exposure, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leveraged or inverse leveraged exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (2x or -2x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses greater than zero percent were included, the fund’s performance would also be different than shown. Each of the graphs also assumes a volatility rate of 37%, which is an approximate average of the five-year historical volatility rate of the most volatile benchmark referenced herein (the daily performance of Bloomberg WTI Crude Oil Subindex) as of December 31, 2019. A benchmark’s volatility rate is a statistical measure of the magnitude of fluctuations in its returns.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHARTS BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., provides a return of 0% over the course of the year), but the Ultra Fund (2x) and the UltraShort Fund (-2x) are both down.

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is down over the year, but the Ultra Fund (2x) is down less than two times the benchmark and the UltraShort Fund (-2x) is up less than two times the inverse of the benchmark.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHARTS BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.

The graph above shows a scenario where the benchmark, which exhibits day-to-day volatility, is up over the year, but the Ultra Fund (2x) is up less than two times the benchmark and the UltraShort Fund (-2x) is down more than two times the inverse of the benchmark.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHARTS BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.

The historical five-year average volatility of the benchmarks utilized by the Funds ranges from 8.23% to 36.72%, as set forth in the table below.

Benchmark	Historical Five-Year Average Volatility Rate as of December 31, 2019
Bloomberg WTI Crude Oil SubindexSM	36.72%
Bloomberg Gold SubindexSM	12.86%
Bloomberg Silver SubindexSM	22.00%
The U.S. dollar price of the euro	8.23%

Historical average volatility does not predict future volatility, which may be higher or lower than historical averages.

Fund performance for periods greater than a single day can be estimated given any set of assumptions for the following factors: a) benchmark volatility; b) benchmark performance; c) period of time; d) financing rates associated with leveraged exposure; and e) other Fund expenses. The tables below illustrate the impact of two factors that affect a geared fund’s performance: benchmark volatility and benchmark return. Benchmark volatility is a statistical measure of the magnitude of fluctuations in the returns of a benchmark and is calculated as the standard deviation of the natural logarithms of one plus the benchmark return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated fund returns for a number of combinations of benchmark volatility and benchmark return over a one-year period. To isolate the impact of daily leveraged or inverse leveraged exposure, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leveraged or inverse leveraged exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (2x or -2x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses were included, the fund’s performance would be different than that shown.

The first table below shows an example in which a geared fund has an investment objective to correspond (before fees and expenses) to two times (2x) the daily performance of a benchmark. The geared fund could incorrectly be expected to achieve a 20% return on a yearly basis if the benchmark return was 10%, absent the effects of compounding. However, as the table shows, with a benchmark volatility of 40%, such a fund would return 3.1%. In the charts below, shaded areas represent those scenarios where a geared fund with the investment objective described will outperform (i.e., return more than) the benchmark performance times the stated multiple in the fund’s investment objective; conversely, areas not shaded represent those scenarios where the fund will underperform (i.e., return less than) the benchmark performance times the multiple stated as the daily fund objective.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY BENCHMARK OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHARTS BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.

Estimated Fund Return Over One Year When the Fund’s Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Two Times (2x) the Performance of a Benchmark for a Single Day.

One Year Benchmark Performance	Two Times (2x) One Year Benchmark Performance			Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	-120%	-84.0%	-84.0%	-84.2%	-84.4%	-84.6%	-85.0%	-85.4%	-85.8%	-86.4%	-86.9%	-87.5%	-88.2%	-88.8%	-89.5%	-90.2%
-55%	-110%	-79.8%	-79.8%	-80.0%	-80.2%	-80.5%	-81.0%	-81.5%	-82.1%	-82.7%	-83.5%	-84.2%	-85.0%	-85.9%	-86.7%	-87.6%
-50%	-100%	-75.0%	-75.1%	-75.2%	-75.6%	-76.0%	-76.5%	-77.2%	-77.9%	-78.7%	-79.6%	-80.5%	-81.5%	-82.6%	-83.6%	-84.7%
-45%	-90%	-69.8%	-69.8%	-70.1%	-70.4%	-70.9%	-71.6%	-72.4%	-73.2%	-74.2%	-75.3%	-76.4%	-77.6%	-78.9%	-80.2%	-81.5%
-40%	-80%	-64.0%	-64.1%	-64.4%	-64.8%	-65.4%	-66.2%	-67.1%	-68.2%	-69.3%	-70.6%	-72.0%	-73.4%	-74.9%	-76.4%	-77.9%
-35%	-70%	-57.8%	-57.9%	-58.2%	-58.7%	-59.4%	-60.3%	-61.4%	-62.6%	-64.0%	-65.5%	-67.1%	-68.8%	-70.5%	-72.3%	-74.1%
-30%	-60%	-51.0%	-51.1%	-51.5%	-52.1%	-52.9%	-54.0%	-55.2%	-56.6%	-58.2%	-60.0%	-61.8%	-63.8%	-65.8%	-67.9%	-70.0%
-25%	-50%	-43.8%	-43.9%	-44.3%	-45.0%	-46.0%	-47.2%	-48.6%	-50.2%	-52.1%	-54.1%	-56.2%	-58.4%	-60.8%	-63.1%	-65.5%
-20%	-40%	-36.0%	-36.2%	-36.6%	-37.4%	-38.5%	-39.9%	-41.5%	-43.4%	-45.5%	-47.7%	-50.2%	-52.7%	-55.3%	-58.1%	-60.8%
-15%	-30%	-27.8%	-27.9%	-28.5%	-29.4%	-30.6%	-32.1%	-34.0%	-36.1%	-38.4%	-41.0%	-43.7%	-46.6%	-49.6%	-52.6%	-55.7%
-10%	-20%	-19.0%	-19.2%	-19.8%	-20.8%	-22.2%	-23.9%	-26.0%	-28.3%	-31.0%	-33.8%	-36.9%	-40.1%	-43.5%	-46.9%	-50.4%
-5%	-10%	-9.8%	-10.0%	-10.6%	-11.8%	-13.3%	-15.2%	-17.5%	-20.2%	-23.1%	-26.3%	-29.7%	-33.3%	-37.0%	-40.8%	-44.7%
0%	0%	0.0%	-0.2%	-1.0%	-2.2%	-3.9%	-6.1%	-8.6%	-11.5%	-14.8%	-18.3%	-22.1%	-26.1%	-30.2%	-34.5%	-38.7%
5%	10%	10.3%	10.0%	9.2%	7.8%	5.9%	3.6%	0.8%	-2.5%	-6.1%	-10.0%	-14.1%	-18.5%	-23.1%	-27.7%	-32.5%
10%	20%	21.0%	20.7%	19.8%	18.3%	16.3%	13.7%	10.6%	7.0%	3.1%	-1.2%	-5.8%	-10.6%	-15.6%	-20.7%	-25.9%
15%	30%	32.3%	31.9%	30.9%	29.3%	27.1%	24.2%	20.9%	17.0%	12.7%	8.0%	3.0%	-2.3%	-7.7%	-13.3%	-19.0%
20%	40%	44.0%	43.6%	42.6%	40.8%	38.4%	35.3%	31.6%	27.4%	22.7%	17.6%	12.1%	6.4%	0.5%	-5.6%	-11.8%
25%	50%	56.3%	55.9%	54.7%	52.8%	50.1%	46.8%	42.8%	38.2%	33.1%	27.6%	21.7%	15.5%	9.0%	2.4%	-4.3%
30%	60%	69.0%	68.6%	67.3%	65.2%	62.4%	58.8%	54.5%	49.5%	44.0%	38.0%	31.6%	24.9%	17.9%	10.8%	3.5%
35%	70%	82.3%	81.8%	80.4%	78.2%	75.1%	71.2%	66.6%	61.2%	55.3%	48.8%	41.9%	34.7%	27.2%	19.4%	11.7%
40%	80%	96.0%	95.5%	94.0%	91.6%	88.3%	84.1%	79.1%	73.4%	67.0%	60.1%	52.6%	44.8%	36.7%	28.5%	20.1%
45%	90%	110.3%	109.7%	108.2%	105.6%	102.0%	97.5%	92.2%	86.0%	79.2%	71.7%	63.7%	55.4%	46.7%	37.8%	28.8%
50%	100%	125.0%	124.4%	122.8%	120.0%	116.2%	111.4%	105.6%	99.1%	91.7%	83.8%	75.2%	66.3%	57.0%	47.5%	37.8%
55%	110%	140.3%	139.7%	137.9%	134.9%	130.8%	125.7%	119.6%	112.6%	104.7%	96.2%	87.1%	77.5%	67.6%	57.5%	47.2%
60%	120%	156.0%	155.4%	153.5%	150.3%	146.0%	140.5%	134.0%	126.5%	118.1%	109.1%	99.4%	89.2%	78.6%	67.8%	56.8%

Estimated Fund Return Over One Year When the Fund’s Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to Two Times the Inverse (-2x) of the Performance of a Benchmark for a Single Day.

One Year Benchmark Performance	Two Times Inverse (-2x) of One Year Benchmark Performance			Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-60%	120%	525.0%	520.3%	506.5%	484.2%	454.3%	418.1%	377.1%	332.8%	286.7%	240.4%	195.2%	152.2%	112.2%	76.0%	43.7%
-55%	110%	393.8%	390.1%	379.2%	361.6%	338.0%	309.4%	277.0%	242.0%	205.6%	169.0%	133.3%	99.3%	67.7%	39.0%	13.5%
-50%	100%	300.0%	297.0%	288.2%	273.9%	254.8%	231.6%	205.4%	177.0%	147.5%	117.9%	88.9%	61.4%	35.8%	12.6%	-8.0%
-45%	90%	230.6%	228.1%	220.8%	209.0%	193.2%	174.1%	152.4%	128.9%	104.6%	80.1%	56.2%	33.4%	12.3%	-6.9%	-24.0%
-40%	80%	177.8%	175.7%	169.6%	159.6%	146.4%	130.3%	112.0%	92.4%	71.9%	51.3%	31.2%	12.1%	-5.7%	-21.8%	-36.1%
-35%	70%	136.7%	134.9%	129.7%	121.2%	109.9%	96.2%	80.7%	63.9%	46.5%	28.9%	11.8%	-4.5%	-19.6%	-33.4%	-45.6%
-30%	60%	104.1%	102.6%	98.1%	90.8%	81.0%	69.2%	55.8%	41.3%	26.3%	11.2%	-3.6%	-17.6%	-30.7%	-42.5%	-53.1%
-25%	50%	77.8%	76.4%	72.5%	66.2%	57.7%	47.4%	35.7%	23.1%	10.0%	-3.2%	-16.0%	-28.3%	-39.6%	-49.9%	-59.1%
-20%	40%	56.3%	55.1%	51.6%	46.1%	38.6%	29.5%	19.3%	8.2%	-3.3%	-14.9%	-26.2%	-36.9%	-46.9%	-56.0%	-64.1%
-15%	30%	38.4%	37.4%	34.3%	29.4%	22.8%	14.7%	5.7%	-4.2%	-14.4%	-24.6%	-34.6%	-44.1%	-53.0%	-61.0%	-68.2%

One Year Benchmark Performance	Two Times Inverse (-2x) of One Year Benchmark Performance			Benchmark Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%
-10%	20%	23.5%	22.5%	19.8%	15.4%	9.5%	2.3%	-5.8%	-14.5%	-23.6%	-32.8%	-41.7%	-50.2%	-58.1%	-65.2%	-71.6%
-5%	10%	10.8%	10.0%	7.5%	3.6%	-1.7%	-8.1%	-15.4%	-23.3%	-31.4%	-39.6%	-47.7%	-55.3%	-62.4%	-68.8%	-74.5%
0%	0%	0.0%	-0.7%	-3.0%	-6.5%	-11.3%	-17.1%	-23.7%	-30.8%	-38.1%	-45.5%	-52.8%	-59.6%	-66.0%	-71.8%	-77.0%
5%	-10%	-9.3%	-10.0%	-12.0%	-15.2%	-19.6%	-24.8%	-30.8%	-37.2%	-43.9%	-50.6%	-57.2%	-63.4%	-69.2%	-74.5%	-79.1%
10%	-20%	-17.4%	-18.0%	-19.8%	-22.7%	-26.7%	-31.5%	-36.9%	-42.8%	-48.9%	-55.0%	-61.0%	-66.7%	-71.9%	-76.7%	-81.0%
15%	-30%	-24.4%	-25.0%	-26.6%	-29.3%	-32.9%	-37.3%	-42.3%	-47.6%	-53.2%	-58.8%	-64.3%	-69.5%	-74.3%	-78.7%	-82.6%
20%	-40%	-30.6%	-31.1%	-32.6%	-35.1%	-38.4%	-42.4%	-47.0%	-51.9%	-57.0%	-62.2%	-67.2%	-72.0%	-76.4%	-80.4%	-84.0%
25%	-50%	-36.0%	-36.5%	-37.9%	-40.2%	-43.2%	-46.9%	-51.1%	-55.7%	-60.4%	-65.1%	-69.8%	-74.2%	-78.3%	-82.0%	-85.3%
30%	-60%	-40.8%	-41.3%	-42.6%	-44.7%	-47.5%	-50.9%	-54.8%	-59.0%	-63.4%	-67.8%	-72.0%	-76.1%	-79.9%	-83.3%	-86.4%
35%	-70%	-45.1%	-45.5%	-46.8%	-48.7%	-51.3%	-54.5%	-58.1%	-62.0%	-66.0%	-70.1%	-74.1%	-77.9%	-81.4%	-84.6%	-87.4%
40%	-80%	-49.0%	-49.4%	-50.5%	-52.3%	-54.7%	-57.7%	-61.1%	-64.7%	-68.4%	-72.2%	-75.9%	-79.4%	-82.7%	-85.6%	-88.3%
45%	-90%	-52.4%	-52.8%	-53.8%	-55.5%	-57.8%	-60.6%	-63.7%	-67.1%	-70.6%	-74.1%	-77.5%	-80.8%	-83.8%	-86.6%	-89.1%
50%	-100%	-55.6%	-55.9%	-56.9%	-58.5%	-60.6%	-63.2%	-66.1%	-69.2%	-72.5%	-75.8%	-79.0%	-82.1%	-84.9%	-87.5%	-89.8%
55%	-110%	-58.4%	-58.7%	-59.6%	-61.1%	-63.1%	-65.5%	-68.2%	-71.2%	-74.2%	-77.3%	-80.3%	-83.2%	-85.9%	-88.3%	-90.4%
60%	-120%	-60.9%	-61.2%	-62.1%	-63.5%	-65.4%	-67.6%	-70.2%	-73.0%	-75.8%	-78.7%	-81.5%	-84.2%	-86.7%	-89.0%	-91.0%

The foregoing tables are intended to isolate the effect of benchmark volatility and benchmark performance on the return of leveraged or inverse leveraged funds. The Funds’ actual returns may be greater or less than the returns shown above.

Correlation and Performance Risks

While the Funds seek to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlates to a Fund’s objective, including the Sponsor’s ability to enter into new futures positions and swap contracts to replace exposure that has been reduced or terminated by a futures commission merchant or counterparty to the Fund; (2) an imperfect correlation between the performance of the Financial Instruments held by a Fund and the performance of the applicable benchmark; (3) bid-ask spreads on such Financial Instruments; (4) fees, expenses, transaction costs, financing costs and margin requirements associated with the use of Financial Instruments and commission costs; (5) holding Financial Instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) changes to a benchmark that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; (10) accounting standards; and (11) differences caused by a Fund obtaining exposure to only a representative sample of the components of a benchmark, overweighting or underweighting certain components of a benchmark or obtaining exposure to assets that are not included in a benchmark; (12) large movements of assets into and/or out of a Fund; and (13) events such as natural disasters or epidemics that can be highly disruptive to economies, markets, and companies including, but not limited to the Sponsor and third party service providers.

In order to achieve a high degree of correlation with their applicable underlying benchmarks, the Funds seek to rebalance their portfolios daily to keep exposure consistent with their respective investment objectives. Being materially under- or overexposed to the benchmarks may prevent a Fund from achieving a high degree of correlation with their applicable underlying benchmarks. Market disruptions or closures, large movements of assets into or out of the Funds, regulatory restrictions, market volatility, accountability levels, position limits, and daily price fluctuation limits set by the exchanges and other factors will adversely affect a Fund’s ability to adjust exposure to requisite levels. The target amount of a Fund’s portfolio exposure may be impacted by changes to the value of its benchmark each day. Other things being equal, more significant movement in the value of its benchmark, up or down, will require more significant adjustments to a Fund’s portfolio. Because of this, it is unlikely that the Funds will be perfectly exposed (i.e., 2x or -2x, as applicable) at the end of each day, and the likelihood of being materially under- or overexposed is higher on days when the benchmark levels are volatile at or near the close of the trading day.

Each Fund seeks to rebalance its portfolio on a daily basis. The time and manner in which a Fund rebalances its portfolio may vary from day to day at the discretion of the Sponsor depending upon market conditions and other circumstances. Unlike other funds that do not rebalance their portfolios as frequently, each Fund may be subject to increased trading costs associated with daily portfolio rebalancings. The effects of these trading costs have been estimated and included in the Breakeven Table. See “Charges—Breakeven Table” below.

Changes to a Benchmark and the Daily Rebalancing of the Geared Funds May Impact Trading in the Underlying Futures Contracts

Changes to a benchmark and daily rebalancing may cause the Funds to adjust their portfolio positions. This trading activity will contribute to the trading volume of the underlying futures contracts and may adversely affect the market price of such underlying futures contracts.

Intraday Price/Performance Risk

The intraday performance of Shares of a Fund traded in the secondary market generally will be different from the performance of a Fund when measured from one NAV calculation-time to the next. When Shares are bought intraday, the performance of such Shares relative to its benchmark until the Fund’s next NAV calculation likely will be greater than or less than the Fund’s stated daily multiple times the performance of its benchmark. These differences can be significant.

Each Fund seeks to achieve its investment objective even during periods when the performance of the Fund’s benchmark is flat or when the benchmark is moving in a manner that may cause the value of the Fund to decline.

The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to the Index consistent with its investment objective. This is the case even during periods in which the benchmark is flat or moving in a manner which causes the value of a Fund to decline. A Fund can lose money regardless of the performance of an underlying benchmark, due to the effects of daily rebalancing, volatility, compounding and other risk factors.

Risks Specific to the Oil and Precious Metals Markets and Funds

A number of factors may have a negative impact on the price of commodities, such as oil, gold and silver, and the price of Financial Instruments based on such commodities.

With regard to the Oil Funds and the Precious Metals Funds, a number of factors may affect the price of these commodities and, in turn, the Financial Instruments and other assets, if any, owned by such a Fund, including, but not limited to:

•

Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather or other natural events on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of commodities. General economic conditions in the world or in a major region, such as population growth rates, periods of civil unrest, government austerity programs, or currency exchange rate fluctuations may affect prices of underlying commodities.

•

The exploration and production of commodities are uncertain processes with many risks. The cost of extraction, completing and operating wells / mines is often uncertain, and a number of factors can delay or prevent operations or production of commodities, including: (1) unexpected extraction or drilling conditions; (2) pressure or irregularities in formations; (3) equipment failures or repairs; (4) fires or other accidents; (5) adverse weather conditions; (6) pipeline ruptures, spills or other supply disruptions; and (7) shortages or delays in the availability of extraction delivery equipment.

•

Significant increases or decreases in the demand for a physical commodity due to natural or technological factors. Natural factors would include such events as unusual climatological conditions impacting the demand for commodities. Technological factors may include such developments as substitutes or new uses for particular commodities.

•

In regard to the Oil Funds, the exploration and production of crude oil, are uncertain processes with many risks. The cost of drilling, completing and operating wells for crude oil is often uncertain, and a number of factors can delay or prevent drilling operations or production of crude oil, including (1) unexpected drilling conditions, (2) pressure or irregularities in formations, (3) equipment failures or repairs, (4) fires or other accidents, (5) adverse weather conditions, (6) pipeline ruptures, spills or other supply disruptions, and (7) shortages or delays in the availability of drilling rigs and the delivery of equipment.

•

A significant change in the attitude of speculators and investors towards a commodity, or in the commodity hedging activities of commodity producers. Should the speculative community take a negative or positive view towards any given commodity, or if there is increase or decrease in the level of hedge activity of commodity producing companies, countries and/or organizations, such action could cause a change in world prices of any given commodity.

•

Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world precious metals holdings is owned by governments, central banks and related institutions. Similarly, nations with centralized or nationalized energy production organizations may control large physical quantities of certain commodities. The purchase or sale by one of these institutions in large amounts could potentially cause a change in prices for that commodity.

•

With regard to the Oil Funds, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting Countries (“OPEC”) control large physical quantities of crude oil. The purchase or sale by one of these institutions in large amounts could potentially cause a change in prices for that commodity. Tension between the governments of the United States and oil exporting nations, civil unrest and sabotage, the ability of members of OPEC to agree upon and maintain oil prices and production levels, and fluctuations in the reserve capacity of crude oil could impact future oil prices.

•

Political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection, terrorism, sabotage and/or war may greatly influence commodities prices.

•	The recent proliferation of commodity-linked, exchange-traded products and their unknown effect on the commodity markets.

•

With regard to the Oil Funds, competition from clean power companies, fluctuations in the supply and demand of alternative energy fuels, energy conservation, changes in consumer preferences regarding the use of renewable energy sources to replace fossil fuels, and tax and other government regulations can significantly affect the prices of oil.

Each of these factors could have a negative impact on the value of the Funds. These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor.

The Oil Funds are linked to an index of crude oil futures contracts, and are not directly linked to the “spot” price of crude oil. Oil futures contracts may perform very differently from the spot price of crude oil.

The benchmark used by each Oil Fund, the Bloomberg WTI Crude Oil SubindexSM (the “Oil Subindex”), is intended to reflect the performance of crude oil as measured by the price of West Texas Intermediate (“WTI”), sweet, light crude oil futures contracts traded on the New York Mercantile Exchange (the “NYMEX”). The Oil Funds are not directly linked to the “spot” price of crude oil. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery values of the commodity. While prices of swaps, futures contracts and other derivatives contracts are related to the prices of an underlying cash market (i.e., the “spot” market), they may not be well correlated and have typically performed very differently. Crude oil futures contracts typically perform very differently from, and commonly underperform, the spot price of crude oil due to current (and future expectations of) factors such as storage costs, geopolitical risks, interest charges incurred to finance the purchase of the commodity, and expectations concerning supply and demand for the commodity. It is possible that during certain time periods derivatives contract prices may not be correlated to spot market prices and may be substantially lower or higher than the spot market prices for WTI crude oil as a result of differences in derivatives contract terms or as supply, demand or other economic or regulatory factors become more pronounced in either the cash or derivatives markets.

As a result, the Oil Funds may underperform a similar investment that is linked to the “spot” price of crude oil.

The Precious Metals Funds do not hold gold or silver bullion. Rather, the Precious Metals Funds use Financial Instruments to gain exposure to gold or silver bullion. Using Financial Instruments to obtain exposure to gold or silver bullion may cause tracking error and subject the Precious Metals Funds to the effects of contango and backwardation as described herein.

Using Financial Instruments such as swaps, forwards and futures in an effort to replicate the performance of gold or silver bullion may cause tracking error, which is the divergence between the price behavior of a position and that of a benchmark. While prices of Financial Instruments are related to the prices of an underlying cash market (i.e., the “spot” market), they may not be perfectly correlated and typically have performed differently. In addition, the use of forward or futures contracts exposes a Fund to risks associated with “rolling” as described herein (forward contracts are subject to the same risks as rolling futures contracts), including the possibility that contango or backwardation can occur. Gold and silver historically exhibit contango markets during most periods. The existence of historically prevalent contango markets would be expected to adversely affect the Precious Metals Funds. Alternatively, the existence of backwardated markets would be expected to be beneficial to the Precious Metals Funds.

Risks Specific to the Currency Fund.

In addition to the risks described elsewhere in this “Risk Factors” section, the following risks could apply to the Currency Fund.

A number of factors may have a negative impact on the value of non-U.S. currencies and the value of Financial Instruments based on such currencies.

A number of factors may affect the value of non-U.S. currencies or the U.S. dollar and, in turn, Financial Instruments based on such non-U.S. currencies or the U.S. dollar. These factors include:

•	Debt level and trade deficit of the relevant foreign countries;

•	Inflation rates of the U.S. and the relevant foreign countries and investors’ expectations concerning inflation rates;

•	Interest rates of the U.S. and the relevant foreign countries and investors’ expectations concerning interest rates;

•	Investment and trading activities of mutual funds, hedge funds and other market participants;

•	Global or regional political, economic or financial events and situations;

•	Sovereign action to set or restrict currency conversion;

•	Monetary policies and other related activities of central banks within the U.S. and other relevant non-U.S. markets;

•	Overall growth and performance of the economies of relevant countries; and

•

Non-U.S. financial markets may be closed on a day when U.S. domestic markets are open for trading. As a result, liquidity and/or pricing may be affected by the absence of trading in a specific currency.

In periods of financial turmoil, capital can move quickly out of countries or geographic regions that are perceived to be more vulnerable to the other effects of the crisis than other countries or geographic regions, with sudden and severely adverse consequences to the currencies of those countries or geographic regions. Each of these factors could have a negative impact on the value of the Currency Fund. These factors interrelate in complex ways, and the effect of one factor on the market value of the Currency Fund may offset or enhance the effect of another factor. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies observed by the relevant countries and those of other countries important to international trade and finance. In addition, information relating to non-U.S. countries or currencies may not be as well-known or as rapidly or thoroughly reported as information regarding the U.S. or the U.S. dollar.

Currency exchange rates may be susceptible to distortion and manipulation.

The concentration of currency trading among a small number of market participants, combined with the relative lack of transparency and regulatory oversight over the manner in which currency exchange rates are determined compared to the markets for other Financial Instruments such as exchange-traded stocks, and other factors create the potential for a small number of market participants to have a distorting effect on exchange rates, including as a result of activities designed to manipulate currency exchange rates.

Risks specific to the UltraShort Euro Fund.

The European financial markets and the value of the euro have experienced significant volatility, in part related to unemployment, budget deficits and economic downturns. In addition, several member countries of the Economic and Monetary Union (the “EMU”) of the European Union (the “EU”) have experienced credit rating downgrades, rising government debt levels and, for certain EU member countries (including Greece, Spain, Portugal, Ireland and Italy), weaknesses in sovereign debt. The exit of the United Kingdom (the “UK”) from membership in the EU (referred to as “Brexit”), in January 2020 may adversely impact the economy of the UK. The effects of Brexit will depend on agreements the UK negotiates to retain access to EU markets either during a transitional period or more permanently. Brexit could lead to legal and tax uncertainty and potentially divergent national laws and regulations as the UK determines which EU laws to replace and replicate.

In addition, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. If this were to occur, the value of the euro could fluctuate drastically. Increased volatility related to the euro could exacerbate the effects of daily compounding on the UltraShort Euro Fund’s performance over periods longer than one day. If the euro is abandoned by all or a significant number of countries that have adopted its use, the Fund may be forced to switch benchmarks or liquidate.

Risks Related to All Funds

Potential negative impact from rolling futures positions; there have been extended periods in the past where the strategies utilized by the Funds have caused significant and sustained losses.

Each Fund intends to, or may, have exposure to futures contracts and each Fund is subject to risks related to “rolling” such futures contracts, which is the process by which a Fund closes out a futures position prior to its expiration month and purchases an identical futures contract with a later expiration date. The Funds do not intend to hold futures contracts through expiration, but instead intend to “roll” their respective positions as they approach expiration. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. As explained further below, the price of futures contracts further from expiration may be higher (a condition known as “contango”) or lower (a condition known as “backwardation”), which can impact the Funds’ returns.

When the market for these futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby futures contract would take place at a price that is lower than the price of the more distant futures contract. This pattern of higher prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these futures contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby futures contract would take place at a price that is higher than the price of the more distant futures contract. This pattern of higher prices for shorter expiration futures contracts is referred to as “backwardation.” The presence of contango in certain futures contracts at the time of rolling would be expected to adversely affect the Funds with long positions, and positively affect the Funds with short positions. Similarly, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Funds with short positions and positively affect the Funds with long positions.

There have been extended periods in which contango or backwardation have existed in the futures contract markets for various types of futures contracts, and such periods can be expected to occur in the future. These extended periods have caused in the past, and may cause in the future, significant losses, and these periods can have as much or more impact over time than movements in the level of a Fund’s benchmark. Additionally, because of the frequency with which the Funds may roll futures contracts, the impact of such contango or backwardation on Fund performance may be greater than it would have been if the Funds rolled futures contracts less frequently.

The discontinuance of LIBOR could cause or contribute to market volatility and could affect the market value and/or liquidity of the Funds’ investments.

Shareholders should be aware that (i) relevant regulatory announcements about the phase out of LIBOR, (ii) the possibility of changes being made to the basis on which LIBOR is calculated and published (or its ceasing to be published), (iii) uncertainty as to whether or how any alternative reference rate may replace LIBOR and (iv) the ability of the Funds’ third-party service providers and/or counterparties to support and process the Funds’ investments based on an alternative reference rate, and (v) any other actions taken by the ICE Benchmark Administration, the Financial Conduct Authority (the “FCA”) or any other entity with respect to LIBOR or its replacement (if any), could cause or contribute to market volatility and could negatively affect the market value, availability, and/or liquidity of the Funds’ investments. The unavailability or replacement of LIBOR may affect the valuation of certain Fund investments. Any pricing adjustments to a Fund’s investments resulting from a substitute reference rate may also adversely affect the Fund’s performance and/or NAV. However, it is not possible at this time to predict or ascertain what precise impact these will have on the Funds.

The number of underlying components included in a Fund’s benchmark may impact the volatility of such benchmark, which could adversely affect an investment in the Shares.

The number of underlying components in a Fund’s benchmark may impact the volatility of such benchmark, which could adversely affect an investment in the Shares. For example, certain of the Funds’ benchmarks are concentrated in terms of the number and type of commodities and currencies represented, and some of the benchmarks consist solely of a single commodity or currency exchange rate. Investors should be aware that other benchmarks are more diversified in terms of both the number and variety of investments included. Concentration in fewer components may result in a greater degree of volatility in a benchmark and the Fund which corresponds to that benchmark under specific market conditions and over time.

Possible illiquid markets may cause or exacerbate losses.

Financial Instruments cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Market disruptions or volatility can also make it difficult to liquidate a position or find a swap or forward contract counterparty at a reasonable cost.

Market illiquidity may cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that each Fund will typically invest in Financial Instruments related to a single benchmark, which in many cases is highly concentrated. Limits imposed by counterparties, exchanges or other regulatory organizations, such as accountability levels, position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some Financial Instruments.

It may not be possible to gain exposure to the benchmarks using exchange-traded Financial Instruments in the future.

The Funds intend to utilize exchange-traded Financial Instruments. It may not be possible to gain exposure to the benchmarks with these Financial Instruments in the future. If these Financial Instruments cease to be traded on regulated exchanges, they may be replaced with Financial Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Financial Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the Commodity Exchange Act, as amended (the “CEA”), or other applicable statutes and related regulations that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated UK futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in a benchmark, may be subject to certain risks not presented by U.S. or UK exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Fees are charged regardless of a Fund’s returns and may result in depletion of assets.

The Funds are subject to the fees and expenses described herein which are payable irrespective of a Fund’s returns, as well as the effects of commissions, trading spreads, and embedded financing, borrowing costs and fees associated with swaps, forwards, futures contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities. Additional charges may include other fees as applicable. These fees and expenses have a negative impact on Fund returns.

For the Funds linked to a benchmark, changes implemented by the benchmark provider that affect the composition and valuation of the benchmark could negatively impact the performance of the Funds.

The Funds, other than the Currency Fund, are linked to benchmarks maintained by third-party providers that are unaffiliated with the Funds or the Sponsor. There can be no guarantee or assurance that the methodology used by the third-party provider to create the benchmark will result in a Fund achieving high, or even positive, returns. The policies implemented by each benchmark provider concerning the calculation or the composition of a benchmark could affect the value of a benchmark and, therefore, the value of such Funds’ Shares. A benchmark provider may change the composition of the benchmark, or make other methodological changes that could change the value of a benchmark. Additionally, a benchmark provider may alter, discontinue or suspend calculation or dissemination of a benchmark. Any of these actions could adversely affect the value of Shares of a Fund using that benchmark. There is no guarantee the methodology underlying the benchmark will be free from error. Benchmark providers have no obligation to consider Fund shareholder interests in calculating or revising a benchmark. Each of these factors could have a negative impact on the performance of the Funds.

Calculation of a benchmark may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the benchmark and/or the Shares, as applicable. Additionally, benchmark calculations are subject to error and may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have a negative impact on the performance of the Funds.

The particular benchmark used by a Fund may underperform other asset classes and may underperform other indices or benchmarks based upon the same underlying Reference Asset.

The Funds, other than the Currency Fund, are linked to benchmarks maintained by third-party providers unaffiliated with the Funds or the Sponsor. There can be no guarantee or assurance that the methodology used by the third-party provider to create the benchmark will result in a Fund achieving high, or even positive, returns. Further, there can be no guarantee that the methodology underlying the benchmark or the daily calculation of the benchmark will be free from error. It is also possible that the value of the benchmark or its underlying Reference Asset may be subject to intentional manipulation by third-party market participants The particular benchmark used by each Fund may underperform other asset classes and may underperform other indices or benchmarks based upon the same underlying Reference Asset. Each of these factors could have a negative impact on the performance of a Fund.

The Funds may be subject to counterparty risks.

Each Fund may use derivatives such as swap agreements and forward contracts (collectively referred to herein as “derivatives”) in the manner described herein as a means to achieve their respective investment objectives. The use of derivatives by a Fund exposes the Fund to counterparty risks.

Margin requirements for futures contracts and position limits imposed by exchanges and FCMs may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective.

The term “margin” refers to the minimum amount a Fund must deposit and maintain with its FCM to establish an open position in futures contracts. The minimum amount of margin required in connection with a particular futures contract is set by the clearinghouse that clears such contract and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a percentage of the aggregate purchase or sales price of the contract. “Initial” or “original” margin is the minimum amount of funds that must be deposited by each of the Funds with its FCM to initiate a futures position or to maintain an open position in a futures contract. “Maintenance” margin is the amount (generally less than initial margin) to which a Fund’s account may decline before the Fund must provide additional margin. A margin deposit is like a performance bond in that it helps assure a Fund’s performance of the futures contract that the Fund purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the purchase or sales price of the contract being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. An FCM may not accept lower, and generally require higher, amounts of margin from its clients than the minimum margin requirements established by the clearinghouses as a matter of policy to afford further protection for themselves.

An FCM may compute margin requirements multiple times per day and must do so at least once per day. When a Fund has an open futures contract position, it is subject to daily variation margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts require only a small initial investment in the form of a deposit or initial margin, they involve a high degree of leverage. A Fund with open positions is subject to maintenance or variation margin on its open positions. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the FCM. If the margin call is not met within a reasonable time, the FCM may close out a Fund’s position which may impair the Fund from achieving its investment objective or result in reduced returns to the Fund’s investors. If a Fund has insufficient cash to meet daily variation margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. Futures markets are highly volatile in general, and may become more volatile during periods of general market and/or economic volatility, and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.

The FCMs utilized by the Funds may impose margin requirements in addition to those imposed by the clearinghouse. Margin requirements are subject to change on any given day, and may be raised in the future on a single day or on multiple or successive days by either or both of the clearinghouse and the FCMs. High margin requirements could prevent a Fund from obtaining sufficient exposure to futures contracts and may adversely affect a Fund’s ability to achieve its investment objective. An FCM’s failure to return required margin to a Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption.

Futures contracts are subject to liquidity risk. Certain of the FCMs utilized by the Funds have imposed their own “position limits”, or risk limits, on the Funds. Any such risk limits restrict the amount of exposure to futures contracts that a Fund can obtain through such FCMs. As a result, the Fund may need to transact through a number of FCMs to achieve its investment objective. If enough FCMs are not willing to transact with the Fund, or if the risk limits imposed by such FCMs do not provide sufficient exposure, the Fund may not be able to achieve its investment objective.

Margin requirements for uncleared swaps may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective.

The CFTC and banking regulators, as well as regulators outside the United States, have adopted collateral requirements applicable to swaps that are traded bilaterally and not cleared by a clearinghouse (“uncleared swaps”). Although a Fund is not directly subject to uncleared swap margin requirements, the Fund will become subject to these requirements by virtue of its counterparty’s status if such counterparty is registered as a swap dealer. Thus, when a Fund’s counterparty is subject to uncleared swap margin requirements, uncleared swaps between the Fund and that counterparty are subject to daily marked-to-market, or variation margin, requirements, and collateral is required to be exchanged between the Fund and the counterparty to account for any changes in the value of such swaps. The rules require registered swap dealers to collect from, and post to, a Fund variation margin (and initial margin, if the Fund exceeds a specified exposure threshold) for uncleared swap transactions.

The uncleared swap margin rules impose a number of requirements on counterparties to an uncleared swap that are registered swap dealers, including requirements related to the timing of margin transfers, the types of collateral that may be posted, the valuations of such collateral, and the calculation of margin requirements. The rules also require that a Fund post uncleared margin collateral to an independent bank custodian. These rules may result in significant operational burdens and costs to the Funds when they engage in uncleared swaps and may impair the Funds’ ability to achieve their investment objective or result in reduced returns to the Funds’ investors.

In addition to the variation margin requirements to which a Fund is subject when its uncleared swap counterparty is a registered swap dealer, regulators have adopted initial margin requirements applicable to uncleared swaps where at least one party is a registered swap dealer. The initial margin rules require parties to an uncleared swap to post, to a custodian that is independent from the swap counterparties, collateral (in addition to any variation margin) in an amount that is either (i) specified in a schedule in the rules or (ii) calculated by the swap dealer counterparty in accordance with a model that has been approved by the swap dealer’s regulator. Initial margin requirements are subject to a phased-in compliance period and, currently, these rules do not apply to any of the Funds. However, it is possible that in the future, these rules could apply to the Funds. In the event that the initial margin for uncleared swap rules apply to a Fund in the future, the rules would impose significant costs on the Fund’s ability to engage in uncleared swaps and may impair the Fund from achieving its investment objective or result in reduced returns to the Fund’s investors.

Natural Disaster/Epidemic Risk.

Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including pandemics and epidemics (for example, the novel coronavirus COVID-19), have been and can be highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses. Such natural disaster and health crises could exacerbate political, social, and economic risks previously mentioned, and result in significant breakdowns, delays, shutdowns, social isolation, and other disruptions to important global, local and regional supply chains affected, with potential corresponding results on the operating performance of the Funds and their investments. A climate of uncertainty and panic, including the contagion of infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Funds may have difficulty achieving their investment objectives which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Funds’ Sponsor and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Funds’ investments. These factors can cause substantial market volatility, exchange trading suspensions and closures and can impact the ability of the Funds to complete redemptions and otherwise affect Fund performance and Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on a Fund’s performance, resulting in losses to your investment.

Risk that Current Assumptions and Expectations Could Become Outdated As a Result of Global Economic Shocks

The onset of the novel coronavirus (COVID-19) has caused significant shocks to global financial markets and economies, with many governments taking extreme actions to slow and contain the spread of COVID-19. These actions have had, and likely will continue to have, a severe economic impact on global economies as economic activity in some instances has essentially ceased. Financial markets across the globe are experiencing severe distress at least equal to what was experienced during the global financial crisis in 2008. In March 2020, U.S. equity markets entered a bear market in the fastest such move in the history of U.S. financial markets. Contemporaneous with the onset of the COVID-19 pandemic in the US, oil experienced shocks to supply and demand, impacting the price and volatility of oil. The global economic shocks being experienced as of the date hereof may cause the underlying assumptions and expectations of the Funds to become outdated quickly or inaccurate, resulting in significant losses.

Regulatory Treatment

Derivatives are generally traded in over-the-counter (“OTC”) markets and have only recently become subject to comprehensive regulation in the United States. Cash-settled forwards are generally regulated as “swaps”, whereas physically settled forwards are generally not subject to regulation or subject to the federal securities laws (in the case of securities).

Title VII of the Dodd-Frank Act (as defined below) (“Title VII”) created a regulatory regime for derivatives, with the Commodity Futures Trading Commission (the “CFTC”) responsible for the regulation of swaps and the SEC responsible for the regulation of “security-based swaps.” The SEC requirements have largely yet to be made effective, but the CFTC requirements are largely in place. The CFTC requirements have included rules for some of the types of transactions in which the Funds will engage, including mandatory clearinghouse and exchange trading for certain categories of swaps, reporting, and margin for uncleared swaps. Title VII also created new categories of regulated market participants, such as “swap dealers,” “security-based swap dealers,” “major swap participants,” and “major security-based swap participants” who are, or will be, subject to significant new capital, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements. The regulatory requirements under Title VII continue to be developed and there may be further modifications that could materially and adversely impact the Funds, the markets in which a Fund trades and the counterparties with which the Fund engages in derivatives transactions.

As noted, the CFTC rules do not apply to all of the physically settled forward contracts entered into by the Funds. Investors, therefore, may not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s physically settled forward contracts. The lack of regulation in these markets could expose investors to significant losses under certain circumstances, including in the event of trading abuses or financial failure by participants.

Counterparty Credit Risk

The Funds will be subject to the credit risk of the counterparties to the derivatives. In the case of cleared derivatives, the Funds will have credit risk to the clearinghouse corporation in a similar manner as the Funds would for futures contracts. In the case of uncleared derivatives, the Funds will be subject to the credit risk of the counterparty to the transaction – typically a single bank or financial institution. As a result, a Fund is subject to increased credit risk with respect to the amount it expects to receive from counterparties to uncleared derivatives entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties or other reasons, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

The Funds have sought to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds. However, there are no limitations on the percentage of assets each Fund may invest in swap agreements or forward contracts with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. The Funds typically enter into transactions only with major, global financial institutions.

OTC derivatives of the type that may be utilized by the Funds are generally less liquid than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. These agreements contain various conditions, events of default, termination events, covenants and representations. The triggering of certain events or the default on certain terms of the agreement could allow a party to terminate a transaction under the agreement and request immediate payment in an amount equal to the net positions owed to the party under the agreement. For example, if the level of the Fund’s benchmark has a dramatic intraday move that would cause a material decline in the Fund’s NAV, the terms of the swap may permit the counterparty to immediately close out the transaction with the Fund. In that event, it may not be possible for the Fund to enter into another swap or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the Fund from achieving its investment objective, particularly if the level of the Fund’s benchmark reverses all or part of its intraday move by the end of the day.

In addition, cleared derivatives benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. To the extent the Fund enters into cleared swap transactions, the Fund will deposit collateral with a Futures Commission Merchant (“FCM”) in cleared swaps customer accounts, which are required by CFTC regulations to be separate from its proprietary collateral posted for cleared swaps transactions. Cleared swap customer collateral is subject to regulations that closely parallel the regulations governing customer segregated funds for futures transactions (described above) but provide certain additional protections to cleared swaps collateral in the event of a clearing broker or clearing broker customer default. For example, in the event of a default of both the clearing broker and a customer of the clearing broker, a clearinghouse is only permitted to access the cleared swaps collateral in the legally separate (but operationally comingled) account of the defaulting cleared swap customer of the clearing broker, as opposed to the treatment of customer segregated funds, under which the clearinghouse may access all of the commingled customer segregated funds of a defaulting clearing broker. Uncleared derivatives entered into directly between two counterparties do not necessarily benefit from such protections, particularly if entered into with an entity that is not registered as a “swap dealer” with the CFTC. This exposes a Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Funds to suffer a loss.

Each counterparty and/or any of its affiliates may be an Authorized Participant or shareholder of a Fund, subject to applicable law.

The counterparty risk for cleared derivatives transactions is generally lower than for uncleared OTC derivatives. Once a transaction is cleared, the clearinghouses is substituted and is a Fund’s counterparty on the derivative. The clearinghouse guarantees the performance of the other side of the derivative. Nevertheless, some risk remains, as there is no assurance that the clearinghouse, or its members, will satisfy their obligations to a Fund.

The Funds may change their investment objectives, benchmark and strategies, and may be liquidated, at any time.

The Sponsor has the authority to change a Fund’s investment objective, benchmark or investment strategy at any time without shareholder approval. Although such changes may be subject to applicable regulatory approvals, the Sponsor may determine to operate a Fund in accordance with its new investment objective, benchmark or strategy while those approvals are pending. The Sponsor also has the authority to liquidate a Fund at any time without shareholder approval. Changes in a Fund’s investment objective, benchmark or strategy, as well as any liquidation of a Fund, may occur without shareholder approval and with limited advance notice to shareholders and may expose shareholders to losses on their investments in the Fund.

A Fund may change its investment objective, benchmark or strategies and may liquidate at a time that is disadvantageous to shareholders.

A change to the investment objective, benchmark or strategies or the liquidation of a Fund could occur at a time that is disadvantageous to shareholders. When a Fund’s assets are sold as part of the Fund’s liquidation, the resulting proceeds distributed to shareholders may be less than those that may be realized in a sale outside of a liquidation context.

The Funds use investment techniques that may be considered aggressive.

Some investment techniques of the Funds, such as their use of Financial Instruments, may be considered aggressive. Risks associated with Financial Instruments include potentially dramatic price changes (losses) in the value of the instruments and imperfect correlations between the price of the contract and the underlying Reference Asset. The use of Financial Instruments may increase the volatility of a Fund and may involve a small investment of cash relative to the magnitude of the risk assumed.

Historical correlation trends between Fund benchmarks and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.

To the extent that an investor purchases a Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the returns of the Fund or its underlying benchmark and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or non-existent. The diversification or other benefits sought by an investor in a Fund may also become limited or cease to exist if the Sponsor determines to change the Fund’s benchmark or otherwise modify the Fund’s investment objective or strategy.

The lack of active trading markets for the Shares may result in losses upon the sale of such Shares.

Although the Shares are publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If investors need to sell their Shares at a time when an active market for such Shares does not exist, the price investors receive for their Shares, assuming that investors are able to sell them at all, likely will be lower than the price that investors would receive if an active market did exist.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations of any of the Funds, is closed, or when trading is restricted or suspended on such exchanges in any of the Funds’ futures contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Funds. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV per Share may not correspond to market price per Share.

The NAV per Share of a Fund changes as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price per Share of a Fund may be different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a premium or discount to NAV). The price at which an investor may be able to sell Shares at any time, especially in times of market volatility, may be significantly less than the NAV per Share of the Fund at the time of sale. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per Share of that Fund.

Authorized Participants or their customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of a Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Share of the Funds closely over time.

Investors who purchase Fund Shares in the secondary market and pay a premium purchase price over a Fund’s indicative optimized performance value (“IOPV”) could incur significant losses in the event such investor sells such Fund Shares at a time when such premium is no longer present in the marketplace.

The value of a Share may be influenced by non-concurrent trading hours between the Exchange and the market in which the Financial Instruments (or related Reference Assets) held by a Fund are traded. The Shares of each Fund trade on the Exchange from 9:30 a.m. to 4:00 p.m. (Eastern Time). The Financial Instruments (and/or the related Reference Assets) held by a particular Fund, however, have earlier fixing or settlement times. Consequently, liquidity in the Financial Instruments (and/or the Reference Assets) may be reduced after such fixing or settlement time. As a result, during the time when the Exchange is open for trading but after the applicable fixing or settlement time of an underlying component, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, may increase the difference between the price of the Shares of a Fund and the NAV of such Shares. Also, during the time when the Exchange is open for trading but the Fund’s NAV has already been determined, there could be market developments or other events that cause or exacerbate the difference between the price of the Shares of such Funds in the secondary market and the NAV of such Shares or otherwise have a negative impact on the value of an investment in the Shares.

Investors may be adversely affected by an overstatement or understatement of a Fund’s NAV due to the valuation method employed or errors in the NAV calculation.

Under normal circumstances, the NAV of a Fund reflects the value of the Financial Instruments held by the Fund, as of the time the NAV is calculated. The NAV of the Funds includes, in part, any unrealized profits or losses on open Financial Instrument positions. In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect fair value of an investment, or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. The fair value of an investment determined by the Sponsor may be different from other value determinations of the same investment. Such fair value prices generally would be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable. The valuation method or errors in calculation of a Fund’s NAV may cause the Fund’s NAV to be overstated or understated and may affect the performance of the Fund and the value of an investment in the Shares.

Trading on exchanges outside the United States is generally not subject to U.S. regulation and may result in different or diminished investor protections.

To the extent that a Fund places trades on exchanges outside the United States, trading on such exchanges is generally not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Funds’ trading been limited to U.S. markets.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

The Sponsor believes that it has obtained all required licenses or the appropriate consent of all necessary parties with respect to the intellectual property rights necessary to operate the Funds. However, other third parties could allege ownership as to such rights and may bring legal action asserting their claims. The expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds. Additionally, as a result of such action, a Fund could potentially change its investment objective, strategies or benchmark. Each of these factors could have a negative impact on the performance of the Funds.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to NAV per Share.

The Exchange may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of the applicable Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., the Dow Jones Industrial Average) or in the price of a Fund’s Shares. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds are not subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies registered under the 1940 Act. These protections include, but are not limited to, provisions in the 1940 Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances), require a board of directors that must include disinterested directors, limit leverage, impose a fiduciary duty on the fund’s manager with respect to the receipt of compensation for services, require shareholder approval for certain fundamental changes, limit sales loads, and require proper valuation of fund assets.

The value of the Shares will be adversely affected if the Funds are required to indemnify Wilmington Trust Company (the “Trustee”) and/or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor each has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any such sale would decrease the value of an investment in an impacted Fund.

Although the Shares are limited liability investments, certain circumstances, such as the bankruptcy of a Fund, could increase a shareholder’s liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any gains or income recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

The insolvency of an FCM or clearinghouse or the failure of an FCM or clearinghouse to properly segregate Fund assets held as margin on futures transactions may result in losses to the Funds.

The CEA requires FCMs to segregate client assets received as margin on futures transactions from their own proprietary assets. However, if an FCM fails to properly segregate Fund assets deposited as margin, these assets might not be fully protected in the event of the FCM’s bankruptcy. In such event, a Fund may not be able to recover any assets held by the FCM, or may recover only a limited portion of such assets.

Furthermore, customer funds held at a clearinghouse in connection with any futures contracts are permitted to be held in a commingled omnibus account that does not identify the name of the clearing member’s individual customers. A clearinghouse may use assets held in such accounts to satisfy payment obligations of a defaulting customer of the FCM to the clearinghouse. As a result, in the event of a default of one or more of the FCM’s other clients together with the bankruptcy or insolvency of the FCM, a Fund may not be able to recover the assets deposited by the FCM on behalf of the Fund with the clearing organization.

In the event of a bankruptcy or insolvency of any exchange or a clearinghouse, a Fund could experience a loss of the funds deposited through its FCM as margin with the clearinghouse, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another series of the Trust and may thereby potentially expose assets in a Fund to the liabilities of another series of the Trust.

Each series of the Trust is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act, as amended (the “DSTA”), provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series, and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise)

and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each series and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets of a Fund to the liabilities of another series of the Trust.

There may be circumstances that could prevent or make it impractical for a Fund to operate in a manner consistent with its investment objective and principal investment strategies.

There may be circumstances outside the control of the Sponsor and/or a Fund that could prevent or make it impractical to rebalance such Fund’s portfolio investments, to process purchase or redemption orders, or to otherwise operate a Fund in a manner consistent with its investment objective and principal investment strategies. Examples of such circumstances include: market disruptions; significant market volatility, particularly late in the trading day; natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the trading or operations of a Fund; and similar extraordinary events.

While the Sponsor has implemented and tested a business continuity plan and a disaster recovery plan designed to address circumstances such as those above, these and other circumstances may prevent a Fund from being operated in a manner consistent with its investment objective and/or principal investment strategies.

Due to the increased use of technologies, intentional and unintentional cyber attacks pose operational and information security risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Funds and their service providers are susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of a Fund’s third-party service provider (including, but not limited to, index providers, the administrator and transfer agent) or the issuers of securities in which the Funds invest, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Funds and their shareholders could be negatively impacted as a result. While the Funds have established business continuity plans and systems to prevent such cyber attacks, there are inherent limitations in such plans and risk management systems including the possibility that certain risks have not been identified. Furthermore, the Funds cannot control the cyber security plans and systems of each Funds’ service providers, market makers, Authorized Participants or issuers of securities in which each Fund invests.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the National Futures Association (the “NFA”) were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render advice to the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

Shareholders’ tax liability may exceed cash distributions on the Shares.

Shareholders of each Fund may be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Each Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, shareholders of a Fund will not receive cash distributions equal to their share of the Fund’s taxable income or the tax liability that results from such income. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

The U.S. Internal Revenue Service (the “IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Fund.

U.S. federal income tax rules applicable to partnerships, which each Fund is anticipated to be treated as under the Internal Revenue Code of 1986, as amended (the “Code”), are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Funds apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations (as defined below). It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Funds will distribute to shareholders, will contain information regarding the income items and expense items of the Funds. If you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Shareholders of each Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Funds, the Funds may realize and pass through to shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, a Fund will generally still consider you a shareholder through the end of that month.

A Fund may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If a Fund is required to pay any U.S. federal income taxes on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. Under certain circumstances, a Fund may be eligible to make an election to cause the shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. However, there can be no assurance that such election will be made or effective. If the election is made, the Fund would be required to provide shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjustment Statements”). Those shareholders would be required to take the adjustment into account in the taxable year in which the Adjustment Statements are issued.

A Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of its Shares.

Each Fund has received an opinion of counsel that, under current U.S. federal income tax laws, such will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, inter alia, (i) at least 90 percent of such Fund’s annual gross income will be derived from qualifying income which includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities, (ii) such Fund is organized and operated in accordance with its governing agreements and applicable law and (iii) such Fund does not elect to be taxed as a corporation for federal income tax purposes. Although the Sponsor anticipates that each Fund has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, such result cannot be assured. The Funds have not requested and will not request any ruling from the IRS with respect to their classification that each Fund is treated as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that a Fund is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, such Fund would be subject to tax on its net income for the year at the 21% corporate tax rate. In addition, although each Fund does not currently intend to make distributions with respect to Shares, any distributions would be taxable to shareholders as dividend income. Taxation of a Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of the Shares.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.

The U.S. derivatives markets and market participants have been subject to comprehensive regulation, not only by the CFTC but also by self-regulatory organizations, including the NFA and the exchanges on which the derivatives contracts are traded and/or cleared. As with any regulated activity, changes in regulations may have unexpected results. For example, changes in the amount or quality of the collateral that traders in derivatives contracts are required to provide to secure their open positions, or in the limits on number or size of positions that a trader may have open at a given time, may adversely affect the ability of the Funds to enter into certain transactions that could otherwise present lucrative opportunities. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

In November 2019, the SEC issued proposed regulations limiting the purchase and sale of funds like the Geared Funds. These regulations may make it more burdensome to buy, or even prevent investors from buying, funds like the Geared Funds. Should the proposed regulation become final, it is impossible to predict the effect on the Geared Funds but such effect could be adverse.

In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps, forwards and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has made and will continue to make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII sets forth a legislative framework for OTC derivatives, including certain Financial Instruments, such as swaps, in which certain of the Funds may invest. Title VII makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and, pursuant to regulations that have been and will continue to be adopted by the regulators, requires the clearing and exchange trading of many types of OTC derivatives transactions.

Pursuant to regulations adopted by the CFTC, swap dealers are required to be registered and are subject to various regulatory requirements, including, but not limited to, margin, recordkeeping, reporting and various business conduct requirements, as well as proposed minimum financial capital requirements.

Pursuant to the Dodd-Frank Act, regulations adopted by the CFTC and the federal banking regulators that are now in effect require swap dealers to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of OTC swaps with a Fund. These requirements may increase the amount of collateral the Funds are required to provide and the costs associated with providing it.

OTC swap agreements submitted for clearing are subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as margin requirements mandated by the CFTC, SEC and/or federal banking regulators. Swap dealers also typically demand the unilateral ability to increase a Fund’s collateral requirements for cleared swap agreements beyond any regulatory and clearinghouse minimums. Such requirements may make it more difficult and costly for investment funds, such as the Funds, to enter into customized transactions. They may also render certain strategies in which a Fund might otherwise engage impossible or so costly that they will no longer be economical to implement. If a Fund decides to execute swap agreements through an exchange or swap execution facility, the Fund would be subject to the rules of the exchange or swap execution facility, which would bring additional risks and liabilities, and potential requirements under applicable regulations and under rules of the relevant exchange or swap execution facility.

With respect to cleared OTC derivatives, a Fund will not face a clearinghouse directly but rather will do so through a swap dealer that is registered with the CFTC or SEC and that acts as a clearing member. A Fund may face the indirect risk of the failure of another clearing member customer to meet its obligations to its clearing member. This risk could arise due to a default by the clearing member on its obligations to the clearinghouse triggered by a customer’s failure to meet its obligations to the clearing member.

Swap dealers also are required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as was widely permitted before Dodd-Frank. This has increased and will continue to increase swap dealers’ costs, and these increased costs are generally passed through to other market participants such as the Funds in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearing account maintenance fees.

While certain regulations have been promulgated and are already in effect, the full impact of the Dodd-Frank Act on any of the Funds remains uncertain. The legislation and the related regulations that have been and may be promulgated in the future may negatively impact a Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, new requirements, including capital requirements and mandatory clearing of OTC derivatives transactions, which may increase derivative counterparties’ costs and are expected to generally be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearinghouse account maintenance fees, may increase the cost of a Fund’s investments and the cost of doing business, which could adversely affect investors.

Regulatory bodies outside the U.S. have also passed or proposed, or may propose in the future, legislation similar to that proposed by Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires EU Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012, as amended) (“EMIR”) introduced certain requirements in respect of OTC derivatives including:(i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivatives contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.

In addition, regulations adopted by U.S. federal banking regulators will require certain bank-regulated swap dealer counterparties and certain of their affiliates and subsidiaries, including swap dealers, to include in certain financial contracts, including many derivatives contracts, such as swap agreements, terms that delay or restrict the rights of counterparties, such as a Fund, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in the UK and the EU that apply to the Funds’ counterparties located in those jurisdictions. It is possible that these new requirements could adversely affect the Funds’ ability to terminate existing derivatives agreements or to realize amounts to be received under such agreements.

Regulatory and exchange daily price limits, position limits and accountability levels may restrict the creation of Creation Units and the operation of the Trust.

Many U.S. futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of or entry into derivatives positions and potentially subjecting the Fund to substantial losses or periods in which the Fund does not create additional Creation Units.

In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in futures contracts traded on U.S. and certain Non-U.S. exchanges.

In connection with these limits, the Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. In December 2016, the CFTC adopted final regulations requiring that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be aggregated for position limit purposes. The CFTC has sought to amend its position limits rules for several years and on January 30, 2020 the CFTC re-proposed rules on position limits with respect to the 25 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts and futures options thereon that are directly or indirectly linked to the price of such contracts or to the same commodity underlying such contracts (e.g., cash-settled look-a-like features).

Although it is unclear how future position limit rules will apply to the Funds, the Sponsor and the Funds are subject to current position and accountability limits established by the CFTC and exchanges. Accordingly, the Sponsor and the Funds may be required to reduce the size of outstanding positions or be restricted from entering into new positions that would otherwise be taken for the Fund or not trade certain markets on behalf of the Fund in order to comply with those limits or any future limits established by the CFTC and the relevant exchanges. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the relevant Funds. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of any of the Funds at unfavorable prices, such Funds may incur substantial losses and the value of the Shares may be adversely affected.

Exchanges may establish accountability levels applicable to futures contracts instead of position limits. An exchange may order a person who holds or controls a position in excess of a position accountability level not to further increase its position, to comply with any prospective limit that exceeds the size of the position owned or controlled, or to reduce any open position that exceeds the position accountability level if the exchange determines that such action is necessary to maintain an orderly market. Position accountability levels could adversely affect each of the Fund’s ability to establish and maintain positions in commodity futures contracts to which such levels apply, if the Funds were to trade in such contracts. Such an outcome could adversely affect each of the Fund’s ability to pursue its investment objective.

A person is generally required by CFTC or exchange rules, as applicable, to aggregate all positions in accounts as to which the person has 10% or greater ownership or control. However, CFTC and exchange rules provide certain exemptions from this requirement. For example, a person is not required to aggregate positions in multiple accounts that it owns or controls if that person is able to satisfy the requirements of an exemption from aggregation of those accounts, including, where available, the independent account controller exemption. Any failure to comply with the independent account controller exemption or another exemption from the aggregation requirement could obligate the Sponsor to aggregate positions in multiple accounts under its control, which could include the Funds and other commodity pools or accounts under the Sponsor’s control. In such a scenario, the Funds may not be able to obtain exposure to one or more Financial Instruments necessary to pursue their investment objectives, or they may be required to liquidate existing futures contract positions in order to comply with a limit. Such an outcome could adversely affect each of the Fund’s ability to pursue its investment objective or achieve favorable performance.

The Funds are currently subject to position limits and accountability levels and may be subject to new and more restrictive position limits in the future. If the Funds reached a position limit or accountability level or became subject to a daily limit, their ability to issue new Creation Units or reinvest income in additional commodity futures contracts may be limited to the extent these restrictions limit its ability to establish new futures positions, add to existing positions, or otherwise transact in futures. Limiting the size of the Funds, or restricting the Funds’ futures trading, under these requirements could adversely affect the Funds’ ability to pursue its investment objective.

The Trust or Sponsor may apply to the CFTC or to the relevant exchanges for relief from certain position limits. If the Trust or Sponsor is unable to obtain such relief, a Fund’s ability to issue new Creation Units, or the Fund’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities cause the Trust to exceed applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares, as traded on an exchange, and the net asset value of the Fund. Accordingly, the inability to create additional Creation Units or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV.

Regulatory changes or actions may alter the operations and profitability of the Funds.

The regulation of commodity interest transactions and markets, including under the Dodd-Frank Act, is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. In particular, the Dodd-Frank Act has expanded the regulation of markets, market participants and financial instruments. The regulatory regime under the Dodd-Frank Act has imposed additional compliance and legal burdens on participants in the markets for futures and other commodity interests. For example, under the Dodd-Frank Act new capital and risk requirements have been imposed on market intermediaries. Those requirements may cause the cost of trading to increase for market participants, like the Funds, that must interact with those intermediaries to carry out their trading activities. These increased costs can detract from the Funds’ performance.

A Fund’s performance could be adversely affected if the FCM reduces its internal risk limits for the Fund.

Further, CFTC rules require clearing member FCMs to establish risk-based limits on position and order size. As a result, the Trust’s FCMs may be required to reduce their internal limits on the size of the positions they will execute or clear for the Funds, and the Funds’ ability to transact in futures contracts could be reduced. Under these circumstances, the Trust may seek to use additional FCMs, which may increase the costs for the Funds, make the Funds’ trading less efficient or more prone to error, or adversely affect the value of the Shares.

The Funds and the Sponsor are subject to extensive legal and regulatory requirements.

The Funds are subject to a comprehensive scheme of regulation under the federal commodity futures trading and securities laws, as well as futures exchange rules and the rules and listing standards for their Shares. Each Fund and the Sponsor could each be subject to sanctions for a failure to comply with those requirements, which could adversely affect the Fund’s financial performance and its ability to pursue its investment objectives. Each Fund is subject to significant disclosure, internal control, governance, and financial reporting requirements because its Shares are publicly traded.

For example, the Funds are responsible for establishing and maintaining internal controls over financial reporting. Under this requirement, the Funds must adopt, implement and maintain an internal control system designed to provide reasonable assurance to its management regarding the preparation and fair presentation of published financial statements. The Funds are also required to adopt, implement, and maintain disclosure controls and procedures that are designed to ensure information required to be disclosed by the Funds in reports that they file or submit to the SEC is recorded, processed, summarized and reported within the time periods specified by the SEC. There is a risk that the Funds’ internal controls over financial reporting and disclosure controls and procedures could fail to operate as designed or otherwise fail to satisfy SEC requirements. Such a failure could result in the reporting or disclosure of incorrect information or a failure to report information on a timely basis. Such a failure could be to the disadvantage of shareholders and could expose the Funds to penalties or otherwise adversely affect each of the Fund’s status under the federal securities laws and SEC regulations. Any internal control system, no matter how well designed, has inherent limitations. Therefore, even those systems determined to be effective may provide only reasonable assurance with respect to financial statement preparation and presentation and other disclosure matters.

In addition, the SEC, CFTC, and exchanges are empowered to intervene in their respective markets in response to extreme market conditions. Those interventions could adversely affect the Funds’ ability to pursue their investment objectives and could lead to losses for the Funds and their shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”) that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate,” “seek” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

DESCRIPTION OF EACH FUND’S BENCHMARK

DESCRIPTION OF THE OIL FUNDS’ BENCHMARK

Bloomberg WTI Crude Oil SubindexSM

The Oil Funds seek investment results, before fees and expenses, that correspond to two times (2x) or two times the inverse (-2x) of the daily performance of the Oil Subindex, a subindex of the Bloomberg Commodity Index. The Oil Subindex is intended to reflect the performance of crude oil as measured by the price of futures contracts of WTI sweet, light crude oil traded on the NYMEX, including the impact of rolling, without regard to income earned on cash positions. The Oil Subindex is not directly linked to the “spot” price of crude oil. Futures contracts may perform very differently from the spot price of crude oil.

The Oil Subindex is based on the crude oil component of the Bloomberg Commodity Index and tracks what is known as a rolling futures position. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Oil Subindex is a “rolling index,” which means that the Oil Subindex does not take physical possession of any commodities. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll occurs over a period of five Bloomberg Commodity Index business days in pre-determined months according to the Bloomberg Commodity Index contract schedule, generally beginning on the sixth business day of the month and ending on the tenth business day. Each day during the roll period, approximately 20% of the expiring futures position will be rolled into a new contract with a longer dated expiry, increasing from 0% to 20%, 40%, 60%, 80% and finally 100%. The Oil Subindex will reflect the performance of its underlying crude oil futures contracts, including the impact of rolling, without regard to income earned on cash positions.

The methodology for determining the composition of the Oil Subindex and for calculating its level may be changed at any time by Bloomberg without notice.

The daily performance of the Oil Subindex is published by Bloomberg Finance L.P. and is available under the Bloomberg ticker symbol: BCOMCL.

Information About the Index Licensor

“BLOOMBERG®”, AND “BLOOMBERG WTI CRUDE OIL SUBINDEXSM” ARE SERVICE MARKS OF BLOOMBERG FINANCE L.P. AND ITS AFFILIATES (COLLECTIVELY, “BLOOMBERG”) AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PROSHARES TRUST II (THE “LICENSEE”).

The Oil Funds are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the Oil Funds or any member of the public regarding the advisability of investing in securities or commodities generally or in the Oil Funds particularly. The only relationship of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Oil Subindex which is determined, composed and calculated by Bloomberg in conjunction with UBS Securities without regard to the Licensee or the Oil Funds. Bloomberg and UBS Securities have no obligation to take the needs of the Licensee or the owners of the Oil Funds into consideration in determining, composing or calculating the Oil SubindexSM. None of Bloomberg, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Oil Funds to be issued or in the determination or calculation of the equation by which the Oil Funds are to be converted into cash. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Oil Funds’ customers, in connection with the administration, marketing or trading of the Oil Funds. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Oil Funds currently being issued by Licensee, but which may be similar to and competitive with the Oil Funds. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Oil Subindex), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Oil Subindex and the Oil Funds.

The Prospectus relates only to the Oil Funds and does not relate to the exchange-traded physical commodities underlying any of the Oil Subindex components. Purchasers of the Oil Funds should not conclude that the inclusion of a futures contract in the Oil Subindex is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. The information in the Prospectus regarding the Oil Subindex components has been derived solely from publicly available documents. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Oil Subindex components in connection with the Oil Funds. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Oil Subindex components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE OIL SUBINDEX OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE OIL FUNDS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE OIL SUBINDEX OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE OIL SUBINDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS (INCLUDING UBS), AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE ARISING IN CONNECTION WITH THE OIL FUNDS OR THE OIL SUBINDEX OR ANY DATA OR VALUES RELATING THERETO WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG, UBS SECURITIES AND THE LICENSEE, OTHER THAN UBS AG.

DESCRIPTION OF THE PRECIOUS METALS FUNDS’ BENCHMARKS

Bloomberg Gold SubindexSM

The Ultra Gold Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the daily performance of the Bloomberg Gold SubindexSM (the “Gold Subindex”), a subindex of the Bloomberg Commodity Index. The Gold Subindex is intended to reflect the performance of gold, as measured by the price of COMEX gold futures contracts, including the impact of rolling, without regard to income earned on cash positions. The Gold Subindex is not directly linked to the “spot price” of gold. Futures contracts may perform very differently from the spot price of gold.

The Gold Subindex is based on the gold component of the Bloomberg Commodity Index and tracks what is known as a rolling futures position. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Gold Subindex is a “rolling index,” which means that the Gold Subindex does not take physical possession of any commodities. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll occurs over a period of five Bloomberg Commodity Index business days in pre-determined months according to the Bloomberg Commodity Index contract schedule, generally beginning on the sixth business day of the month and ending on the tenth business day. Each day during the roll period, approximately 20% of the expiring futures position will be rolled into a new contract with a longer dated expiry, increasing from 0% to 20%, 40%, 60%, 80% and finally 100%. The Gold Subindex will reflect the performance of its underlying silver futures contracts, including the impact of rolling, without regard to the income earned on cash positions.

The methodology for determining the composition of the Gold Subindex and for calculating its level may be changed at any time by Bloomberg with out notice.

The daily performance of the Gold Subindex is published by Bloomberg Finance L.P. and is available under the Bloomberg ticker symbol: BCOMGC.

Information About the Index Licensor

“BLOOMBERG ® ”, AND “BLOOMBERG GOLD SUBINDEX SM ” ARE SERVICE MARKS OF BLOOMBERG AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LICENSEE.

The Ultra Gold Fund is not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the Ultra Gold Fund or any member of the public regarding the advisability of investing in securities or commodities generally or in the Ultra Gold Fund particularly. The only relationship of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Gold Subindex which is determined, composed and calculated by Bloomberg in conjunction with UBS Securities without regard to the Licensee or the Ultra Gold Fund. Bloomberg and UBS Securities have no obligation to take the needs of the Licensee or the owners of the Ultra Gold Fund into consideration in determining, composing or calculating the Gold Subindex. None of Bloomberg, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Ultra Gold Fund to be issued or in the determination or calculation of the equation by which the Ultra Gold Fund are to be converted into cash. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to the Ultra Gold Fund’s customers, in connection with the administration, marketing or trading of the Ultra Gold Fund. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/ or sponsor financial products unrelated to the Ultra Gold Fund currently being issued by Licensee, but which may be similar to and competitive with the Ultra Gold Fund. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Bloomberg Gold Subindex), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Bloomberg Gold Subindex and the Ultra Gold Fund.

The Prospectus relates only to the Ultra Gold Fund and does not relate to the exchange-traded physical commodities underlying any of the Gold Subindex components. Purchasers of the Ultra Gold Fund should not conclude that the inclusion of a futures contract in the Gold Subindex is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. The information in the Prospectus regarding the Bloomberg Gold Subindex components has been derived solely from publicly available documents. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Gold Subindex components in connection with the Ultra Gold Fund. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Gold Subindex components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG GOLD SUBINDEX OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE ULTRA GOLD FUND OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG GOLD SUBINDEX OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG GOLD SUBINDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS (INCLUDING UBS), AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE ARISING IN CONNECTION WITH THE ULTRA GOLD FUND OR THE BLOOMBERG GOLD SUBINDEX OR ANY DATA OR VALUES RELATING THERETO WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG, UBS SECURITIES AND THE LICENSEE, OTHER THAN UBS AG.

Bloomberg Silver SubindexSM

The Ultra Silver Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the daily performance of the Bloomberg Silver SubindexSM (the “Silver Subindex”), a subindex of the Bloomberg Commodity Index. The Silver Subindex is intended to reflect the performance of silver, as measured by the price of COMEX silver futures contracts, including the impact of rolling, without regard to income earned on cash positions. The Silver Subindex is not directly linked to the “spot price” of silver. Futures contracts may perform very differently from the spot price of silver.

The Silver Subindex is based on the silver component of the Bloomberg Commodity Index and tracks what is known as a rolling futures position. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Silver Subindex is a “rolling index,” which means that the Silver Subindex does not take physical possession of any commodities. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll occurs over a period of five Bloomberg Commodity Index business days in pre-determined months according to the Bloomberg Commodity Index contract schedule, generally beginning on the sixth business day of the month and ending on the tenth business day. Each day during the roll period, approximately 20% of the expiring futures position will be rolled into a new contract with a longer dated expiry, increasing from 0% to 20%, 40%, 60%, 80% and finally 100%. The Silver Subindex will reflect the performance of its underlying silver futures contracts, including the impact of rolling, without regard to the income earned on cash positions.

The methodology for determining the composition of the Silver Subindex and for calculating its level may be changed at any time by Bloomberg without notice.

The daily performance of the Silver Subindex is published by Bloomberg Finance L.P. and is available under the Bloomberg ticker symbol: BCOMSI.

Information About the Index Licensor

“BLOOMBERG ® ”, AND “BLOOMBERG SILVER SUBINDEX SM ” ARE SERVICE MARKS OF BLOOMBERG AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE LICENSEE.

The Ultra Silver Fund is not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the Ultra Silver Fund or any member of the public regarding the advisability of investing in securities or commodities generally or in the Ultra Silver Fund particularly. The only relationship of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Silver Subindex which is determined, composed and calculated by Bloomberg in conjunction with UBS Securities without regard to the Licensee or the Ultra Silver Fund. Bloomberg and UBS Securities have no obligation to take the needs of the Licensee or the owners of the Ultra Silver Fund into consideration in determining, composing or calculating the Silver Subindex. None of Bloomberg, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Ultra Silver Fund to be issued or in the determination or calculation of the equation by which the Ultra Silver Fund are to be converted into cash. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to the Ultra Silver Fund’s customers, in connection with the administration, marketing or trading of the Ultra Silver Fund. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/ or sponsor financial products unrelated to the Ultra Silver Fund currently being issued by Licensee, but which may be similar to and competitive with the Ultra Silver Fund. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Bloomberg Silver Subindex), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Bloomberg Silver Subindex and the Ultra Silver Fund.

The Prospectus relates only to the Ultra Silver Fund and does not relate to the exchange-traded physical commodities underlying any of the Silver Subindex components. Purchasers of the Ultra Silver Fund should not conclude that the inclusion of a futures contract in the Silver Subindex is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. The information in the Prospectus regarding the Silver Subindex components has been derived solely from publicly available documents. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Silver Subindex components in connection with the Ultra Silver Fund. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Bloomberg Silver Subindex components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG SILVER SUBINDEX OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE ULTRA SILVER FUND OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG SILVER SUBINDEX OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG SILVER SUBINDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS (INCLUDING UBS), AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE ARISING IN CONNECTION WITH THE ULTRA SILVER FUND OR THE BLOOMBERG SILVER SUBINDEX OR ANY DATA OR VALUES RELATING THERETO WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG, UBS SECURITIES AND THE LICENSEE, OTHER THAN UBS AG.

DESCRIPTION OF THE CURRENCY FUND’S BENCHMARK

Euro

The UltraShort Euro Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the daily performance of the euro spot price versus the U.S. dollar. The UltraShort Euro Fund uses the 4:00 p.m. (Eastern Time) euro/U.S. dollar exchange rate as provided by Bloomberg, expressed in terms of U.S. dollars per unit of non-U.S. currency, as the basis for the underlying benchmark. The UltraShort Euro Fund does not directly or physically hold euro and will instead seek exposure through the use of certain Financial Instruments whose value is based on the price of the euro to pursue its investment objective.

The daily performance of the euro spot price versus the U.S. dollar is available under Bloomberg ticker symbol: EURUSD.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

Investment Objective of the “Ultra Funds”: Each “Ultra” Fund seeks daily investment results, before fees and expenses, that correspond to two times (2x) the daily performance of its benchmark. The Ultra Funds do not seek to achieve their stated objectives over a period greater than a single day. A “single day” is measured from the time an Ultra Fund calculates its respective NAV to the time of the Ultra Fund’s next NAV calculation.

If an Ultra Fund is successful in meeting its objective, its value on a given day, before fees and expenses, should gain approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Conversely, its value on a given day, before fees and expenses, should lose approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Each Ultra Fund acquires long exposure through any one of or combinations of Financial Instruments, such that each Ultra Fund typically has exposure intended to approximate two times (2x) its corresponding benchmark at the time of its NAV calculation.

Investment Objective of the “UltraShort Funds”: Each “UltraShort” Fund seeks daily investment results, before fees and expenses, that correspond to two times the inverse (-2x) of the daily performance of its benchmark. The UltraShort Funds do not seek to achieve their stated objectives over a period greater than a single day. A “single day” is measured from the time an UltraShort Fund calculates its respective NAV to the time of the UltraShort Fund’s next NAV calculation.

If an UltraShort Fund is successful in meeting its objective, its value on a given day, before fees and expenses, should gain approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day, before fees and expenses, should lose approximately two times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Each UltraShort Fund acquires inverse exposure through any one of or combinations of Financial Instruments, such that each UltraShort Fund typically has exposure intended to approximate two times the inverse (-2x) of its corresponding benchmark at the time of its NAV calculation.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Funds do not seek to achieve their stated investment objectives over a period of time greater than a single day because mathematical compounding prevents the Funds from achieving such results. Results for the Funds over periods of time greater than a single day should not be expected to be a simple multiple (2x) or inverse multiple (-2x) of the period return of the corresponding benchmark and will likely differ in amount and possibly even direction from the Fund’s stated multiple times the return of the benchmark overtime. These differences can be significant. A Fund will lose money if its benchmark’s performance is flat over time, and a Fund can lose money regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility and compounding. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility has a negative impact on Fund performance and may be at least as important to a Fund’s return for a period as the return of the Fund’s underlying benchmark.

Principal Investment Strategies

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination should produce daily returns consistent with the Funds’ objectives.

Investment Strategies of the Oil Funds:

Each of the Oil Funds seeks to meet its investment objective by investing, under normal market conditions, in any one of, or combinations of, Financial Instruments (including swap agreements, futures contracts and forward contracts) based on WTI sweet, light crude oil. The types and mix of Financial Instruments in which the Oil Funds may invest vary daily at the discretion of the Sponsor. The Oil Funds will not invest directly in oil.

In addition, each Oil Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.

Investment Strategies of the Precious Metals Funds:

Each of the Precious Metals Funds seeks to meet its investment objective by investing, under normal market conditions, in any one of, or combinations of, Financial Instruments (including swap agreements, futures contracts and forward contracts) based on a Precious Metals Fund’s benchmark. The types and mix of Financial Instruments in which the Precious Metals Funds invest may vary daily at the discretion of the Sponsor. The Precious Metals Funds will not invest directly in any commodity.

In addition, each Precious Metals Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.

Investment Strategies of the Currency Fund:

The Currency Funds seeks to meet its investment objective, under normal market conditions, by obtaining short exposures to its benchmark through futures contracts on its underlying currency. The Currency Fund will not invest directly in any currency.

In the event position accountability rules or position limits are reached with respect to futures contracts, the Sponsor may in its commercially reasonable judgment, cause each of the Currency Fund to obtain exposure to its benchmark through forward contracts referencing the benchmark. The Currency Fund may invest in other forward contracts if such instruments tend to exhibit trading prices or returns that correlate with the benchmark or a component of the benchmark and will further the investment objective of the Fund. The Currency Fund may also invest in forward contracts if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) or in situations where the Sponsor deems it impractical or inadvisable to buy or sell futures contracts (such as during periods of market volatility or illiquidity).

In addition, the Currency Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.

Investment Strategies Applicable to All Funds:

The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgements relating to economic, financial and market conditions with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to its underlying benchmark consistent with its investment objective without regard to market conditions, trends or direction.

A Fund may obtain exposure through Financial Instruments to a representative sample of the components in its underlying benchmark, which have aggregate characteristics similar to those of the underlying benchmark. This “sampling” process typically involves selecting a representative sample of components in an benchmark principally to enhance liquidity and reduce transaction costs while seeking to maintain high correlation with, and similar aggregate characteristics (e.g., underlying commodities and valuations) to, the underlying benchmark. In addition, the Funds may obtain exposure to components not included in its underlying benchmark, invest in assets that are not included in its underlying benchmark or may overweight or underweight certain components contained in the underlying benchmark.

Each Fund seeks to position its portfolio so that its exposure to its benchmark is consistent with its investment objective. The time and manner in which a Fund rebalances its portfolio may vary from day to day depending upon market conditions and other circumstances, at the discretion of the Sponsor. The impact of a benchmark’s movements each day will affect whether a Fund’s portfolio needs to be rebalanced and the amount of such rebalance.

•

For example, if the benchmark underlying an UltraShort Fund has risen on a given day, net assets of such Fund should fall. As a result, inverse exposure will need to be decreased. Conversely, if the benchmark underlying an UltraShort Fund has fallen on a given day, net assets of such Fund should rise. As a result, inverse exposure will need to be increased.

•	For an Ultra Fund, the Fund’s long exposure will need to be increased on days when the Fund’s benchmark rises and decreased on days when the Fund’s benchmark falls.

Daily rebalancing and the compounding of each day’s return over time means that the return of each Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ in amount and possibly even direction from two times (2x) or two times the inverse (-2x) of the return of the Fund’s benchmark for the period. These differences can be significant. A Fund will lose money if its benchmark’s performance is flat over time, and a Fund can lose money regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility and compounding.

The amount of exposure each Fund has to a specific combination of Financial Instruments differs with each particular Fund and may be changed without shareholder approval at any given time. Currently, the Funds anticipate that, in the normal course of business and absent any unforeseen circumstances, they will be exposed to the specific Financial Instruments below as follows:

	Swaps		Forwards		Futures
	Low	High	Low	High	Low	High
ProShares Ultra Bloomberg Crude Oil	75%	200%		0%	0%	125%
ProShares UltraShort Bloomberg Crude Oil	-75%	-200%		0%	0%	-125%
ProShares Ultra Gold	75%	200%	0%	0%	0%	125%
ProShares Ultra Silver	75%	200%	0%	0%	0%	125%
ProShares UltraShort Euro		0%	-200%			0%

The amount of each Fund’s exposure should be expected to change from time to time at the discretion of the Sponsor based on market conditions and other factors.

In addition, the Sponsor has the power to change a Fund’s investment objective, benchmark or investment strategy at any time, without shareholder approval, subject to applicable regulatory requirements.

Swap Agreements

Swaps are contracts that have traditionally been entered into primarily by institutional investors in OTC markets for a specified period ranging from a day to many years. Certain types of swaps may be cleared and certain types are, in fact, required to be cleared. The types of swaps that may be cleared are generally limited to only swaps where the most liquidity exists and a clearinghouse is willing to clear the trade on standardized terms. Swaps with customized terms or those of which significant market liquidity does not exist are generally not able to be cleared.

In a standard swap transaction, the parties agree to exchange the returns on, among other things, a particular predetermined security, commodity, interest rate or index for a fixed or floating rate of return (the “interest rate leg,” which will also include the cost of borrowing for short swaps) in respect of a predetermined notional amount. The notional amount of the swap reflects the basis upon which the returns are exchanged (i.e., the returns are calculated by multiplying the reference rates or prices, as applicable, by the specific notional amount.” In the case of indexes on which futures contracts are based, such as those used by the Oil Funds, the reference interest rate typically is zero, although a financing spread or fee is generally still applied. Transaction or commission costs are reflected in the benchmark level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to the notional amount and the benchmark returns to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects the amount on which a Fund’s total investment exposure under the swap is based (i.e., the entire face amount or principal of a swap), the net amount is a Fund’s current obligations (or rights) under the swap that is the amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.

Swaps may also expose the Funds to liquidity risk. Although a Fund has the ability to terminate a swap at any time, doing so may subject the Fund to certain early termination charges. In addition, there may not be a liquid market within which to dispose of an outstanding swap even if a permitted disposal might avoid an early termination charge. Uncleared swaps generally are not assignable except by agreement between the parties to the swap, and generally no party or purchaser has any obligation to permit such assignments.

Swaps involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on a Fund’s Statement of Financial Condition. In addition to market risk and other risks, the use of swaps also comes with counterparty credit risk – i.e., the inability of a counterparty to a swap to perform its obligations. Each Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each such Fund enters or intends to enter into swaps only with major, global financial institutions. However, there are no limitations on the percentage of its assets a Fund may invest in swaps with a particular counterparty.

Each Fund that invests in swaps may use various techniques to minimize counterparty credit risk. Each Fund that invests in swaps generally enters into arrangements with its counterparties whereby both sides exchange collateral on a mark-to-market basis. In addition, such Fund may post “initial margin” or “independent amount” to counterparties in swaps. Such collateral serves as protection for the counterparty in the event of a failure by a Fund and is in addition to any mark-to-market collateral that (i.e., the Fund may post initial margin to the counterparty even where the counterparty would owe money to the Fund if the swap were to be terminated). The amount of initial margin posted by a Fund may vary depending on the risk profile of the swap. The collateral, whether for mark-to-market or for initial margin, generally consists of cash and/or securities.

Collateral posted by a Fund to a counterparty in connection with uncleared derivatives transactions is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. In the event of a default by a Fund, and the counterparty is owed money in the uncleared swap transaction, such counterparty will seek withdrawal of this collateral from the segregated account.

Collateral posted by the counterparty to a Fund is typically held for the benefit of the Fund in a segregated tri-party account at a third-party custodian. In the event of a default by the counterparty, and the Fund is owed money in the uncleared swap transaction, such Fund will seek withdrawal of this collateral from the segregated account. A Fund may incur certain costs exercising its right with respect to the collateral.

Notwithstanding the use of collateral arrangements, to the extent any collateral provided to a Fund is insufficient or there are delays in accessing the collateral, such Fund will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

Futures Account Agreements

Each Fund has entered into a written agreement (each, a “Futures Account Agreement”) with one or more FCMs governing the terms of futures transactions of the Fund cleared by such FCM. Each FCM has its own agreement and other documentation used for establishing customer relationships. As such, the terms of the Futures Account Agreement and other documentation that a Fund has with a particular FCM may differ in material respects from that with another FCM.

Most Futures Account Agreements do not require the FCM to enter into new transactions or maintain existing transactions with a Fund. In general, each FCM is permitted to terminate its agreement with a Fund at any time in its sole discretion. In addition, an FCM generally will have the discretion to set margin requirements and/or position limits that would be in addition to any margin requirements and/or position limits required by applicable law or set by the clearinghouse that clears, or the exchange that offers for trading, the futures contracts in which the Fund transacts. As a result, a Fund’s ability to engage in futures contracts or maintain open positions in such contracts will be dependent on the willingness of its FCMs to continue to accept or maintain such transactions on terms that are economically appropriate for the Fund’s investment strategy.

When a Fund has an open futures contract position, it is subject to daily margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts require only a small initial investment in the form of a deposit or margin, they involve a high degree of leverage. A Fund with open positions is subject to maintenance or variation margin on its open positions. If a Fund has insufficient cash to meet daily variation margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. Futures markets are highly volatile and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.

Margin posted by a Fund to an FCM typically will be held by relevant exchange’s clearinghouse (in the case of clearinghouse-required margin) or the FCM (in the case of “house” margin requirements of the FCM). In the event that market movements favorable to a Fund result in the Fund having posted more margin than is required, the Fund typically would have a right to return of margin from the FCM. However, the timing of such return may be uncertain. As a result, it is possible that a Fund may face liquidity constraints including potential delays in its ability to pay redemption proceeds, where margin is not immediately returned by an FCM.

In the event that a Fund fails to comply with its obligations under a Futures Account Agreement (including, for example, failing to deliver the margin required by an FCM on a timely basis), the Futures Account Agreement typically will provide the FCM with broad discretion to take remedial action against the Fund. Among other things, the FCM typically will have the right, upon the occurrence of such a failure by the Fund, to terminate any or all futures contracts in the Fund’s account with that FCM, to sell the collateral posted as margin by the Fund, to close out any open positions of the Fund in whole or in part, and to cancel any or all pending transactions with the Fund. Futures Account Agreements typically provide that a Fund will remain liable for paying to the relevant FCM, on demand, the amount of any deficiency in such Fund’s account with that FCM.

The Futures Account Agreement between a Fund and an FCM generally requires the Fund to indemnify and hold harmless the FCM, its directors, officers, employees, agents and affiliates (collectively, “indemnified persons”) from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by the indemnified persons, in connection with: (1) any failure by the Fund to perform its obligations under the Futures Account Agreement and the FCM’s exercise of its rights and remedies thereunder; (2) any failure by a Fund to comply with applicable law; (3) any action reasonably taken by the indemnified persons pursuant to the Futures Account Agreement to comply with applicable law; and (4) any actions taken by the FCM in reliance on instructions, notices and other communications that the FCM and its relevant personnel, as applicable, reasonably believes to originate from a person authorized to act on behalf of the Fund.

To the extent that the Funds trade in futures contracts on U.S. exchanges, the assets deposited by the Funds with the FCMs as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations.

Each Fund currently uses BofA Securities, Inc. (“BofAS”), RBC Capital Markets, LLC (“RBC”), ED&F Man Capital Markets (“Man”), Deutsche Bank Securities Inc. (“DBSI”) SG Americas Securities, LLC (“SGAS”) and Barclays Capital Inc. (“BCI”) as an FCM. The FCMs used by a Fund may change from time to time. The above discussion relating to BofAS, RBC, Man, DBSI, SGAS and BCI also would apply to other firms that serve as an FCM to the Funds in the future. Each of BofAS, RBC, Man, DBSI, SGAS and BCI in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and certain other funds of the Trust and as such arranges for the execution and clearing of the Funds’ futures transactions. All of BofAS, RBC, Man, DBSI, SGAS and BCI acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to BofAS, RBC, Man, DBSI, SGAS or BCI as applicable. Each of BofAS, RBC, Man, DBSI, SGAS and BCI is registered as an FCM with the CFTC and is a member of the NFA. BofAS, RBC, Man, DBSI, SGAS and BCI are clearing members of the CBOT, CME, NYMEX, and all other major U.S. futures exchanges. None of BofAS, RBC, Man, DBSI, SGAS or BCI is affiliated with or acts as a supervisor of the Trust, the Funds, the Sponsor, the Trustee or BNYM (the Administrator, Transfer Agent and the Custodian). None of BofAS, RBC, Man, DBSI, SGAS or BCI in its capacity as FCM, is acting as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering. None of BofAS, RBC, Man, DBSI, SGAS or BCI has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. None of BofAS, RBC, Man, DBSI, SGAS or BCI provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon BofAS, RBC, Man, DBSI, SGAS or BCI in deciding whether to invest in the Funds or retain their interests in the Funds. Prospective investors should also note that the Sponsor may select additional clearing brokers or replace BofAS, RBC, Man, DBSI, SGAS and/or BCI as the Funds’ clearing broker.

To the extent, if any, that a Fund enter into trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts” For trading on domestic exchanges. Instead, funds employed in trading on foreign exchanges are deposited in “customer secured amount accounts.”

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a particular underlying asset at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the OTC markets and are not standardized contracts. Forward contracts for a given commodity or currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, there is generally no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offsetting positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency. The primary risks associated with the use of forward contracts arise from the inability of the counterparty to perform.

Each Fund that invests in forward contracts generally collateralizes uncleared forward contracts with cash and/or certain securities. Such collateral is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. The counterparty also may collateralize the uncleared forward contracts with cash and/or certain securities, which collateral is typically held for the benefit of the Fund in a segregated tri-party account at a third-party custodian. In the event of a default by the counterparty, and the Fund is owed money in the uncleared forward transaction, such Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. These Funds remain subject to credit risk with respect to the amount it expects to receive from OTC counterparties.

The Funds have sought to mitigate these risks with respect to uncleared OTC forwards by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however, there are no limitations on the percentage of its assets each Fund may invest in forward contracts with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. Forward contracts have traditionally not been cleared or guaranteed by a third party. As a result of the Dodd-Frank Act, the CFTC now regulates non-deliverable forwards (including deliverable forwards where the parties do not take delivery). Certain non-deliverable forward contracts, such as non-deliverable foreign exchange forwards, may be subject to regulation as swap agreements and subject to certain requirements under the Dodd-Frank Act. Changes in the forward markets may entail increased costs and result in burdensome reporting requirements.

Commercial banks participating in trading OTC foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties post margin.

Futures Contracts and Options

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash and/or securities with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearinghouse to protect the clearinghouse against non-payment by the Fund. The clearinghouse becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require the Funds to deposit collateral in excess of the clearinghouse’s margin requirements for the FCM’s own protection.

Certain futures contracts settle in cash, reflecting the difference between the contract purchase/sale price and the contract settlement price. The cash settlement amount reflects the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either counterparty to be required to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of variation margin, which are the amounts of cash that the Funds agree to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to the Funds since futures contracts are exchange traded and the exchange’s clearinghouse, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If trading is not possible or if a Fund determines not to close a futures position in anticipation of adverse price movements, the Fund may be required to make daily cash payments of variation margin.

An option is a contract that gives the buyer the right, but not the obligation, to buy or sell a specified quantity of a commodity or other instrument at a specific (or strike) price within a specified period of time, regardless of the market price of that instrument.

There are two types of options: calls and puts. A call option conveys to the option buyer the right to purchase a particular futures contract at a stated price at any time during the life of the option. A put option conveys to the option buyer the right to sell a particular futures contract at a stated price at any time during the life of the option.

Money Market Instruments

Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.

U.S. Derivatives Exchanges

Derivatives exchanges, including swap execution facilities that are required under the Dodd-Frank Act, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are those operated by the Cboe Group (which includes the Cboe Futures Exchange (the “CFE”)), those operated by the CME Group (which includes the Chicago Mercantile Exchange (the “CME”), the Chicago Board of Trade (“CBOT”), and NYMEX) and the Intercontinental Exchange (“ICE”) (which includes ICE Futures U.S.).

Each derivatives exchange in the United States has an associated “clearinghouse.” Clearinghouses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearinghouse to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, customers effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearinghouse do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearinghouse. The clearinghouse “guarantee” of performance on open positions does not run to customers of a clearinghouse firm. If a member firm goes bankrupt, customers could lose money.

If a Fund decides to execute derivatives transactions through such derivatives exchanges—and especially if it decides to become a direct member of one or more exchanges or swap execution facilities—a Fund would be subject to the rules of the exchange or swap executive facility, which would bring additional risks and liabilities, and potential additional regulatory requirements.

Regulations

Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate certain OTC derivatives markets, including certain OTC foreign exchange markets.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and to prescribe rules and regulations governing such exchanges. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Failure of the FCMs to segregate assets may increase losses in the Funds.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for derivatives professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of derivatives professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign futures exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Each Fund’s investments in Financial Instruments will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations.

Non-U.S. Derivatives Exchanges

Foreign derivatives exchanges differ in certain respects from their U.S. counterparts. Non-U.S. derivatives exchanges are generally not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearinghouse, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. derivatives exchanges. The Sponsor does not anticipate that the Funds will hold futures traded on foreign exchanges.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of forward contracts, swap agreements and options on forward contracts) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

Margin

“Initial” or “original” margin is the minimum dollar amount that a counterparty to a cleared derivatives contract must deposit with its commodity broker in order to establish an open position. “Maintenance” or “variation” margin is the amount (generally less than initial margin) to which a Fund’s account may decline before the Fund must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure each Fund’s performance of the futures contracts he purchases or sells.

The minimum amount of margin required in connection with a particular futures contract is set by the clearinghouse that clears the futures contract and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that typically represent a small percentage of the aggregate purchase or sales price of the contract.

Brokerage firms may require higher amounts of margin than exchange minimums. These requirements may change without warning.

Margin requirements are computed at least each day by an FCM and the relevant clearinghouse. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the FCM. If the margin call is not met within a reasonable time, the FCM may close out the customer’s position.

PERFORMANCE OF THE OFFERED COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. The performance of each Fund, which is presented herein, will differ materially from the performance of the other series of the Trust (the “Other Funds”), which is included in the section entitled “Performance of the Other Commodity Pools Operated by the Commodity Pool Operator” in Part Two of this Prospectus.

All summary performance information is as of December 31, 2019. Performance information is set forth, in accordance with CFTC regulations, since each Fund’s inception of trading.

Name of Pool:	ProShares Ultra Bloomberg Crude Oil
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$11,728,600,742
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$793,755,686
Net Asset Value as of December 31, 2019	$309,844,582
Net Asset Value per Share[3] as of December 31, 2019	$20.37
Worst Monthly Loss:[4]	-40.66% (November 2018)
Worst Peak-to-Valley Loss:[5]	-98.69% (Inception-December 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-21.61%	-24.75%	-7.28%	14.44%	37.17%
February	4.51%	-16.75%	2.10%	-8.64%	10.52%
March	-17.91%	14.14%	-14.18%	11.06%	8.71%
April	43.29%	31.14%	-6.77%	11.67%	12.78%
May	-2.26%	9.78%	-6.09%	-4.72%	-30.81%
June	-4.80%	-6.05%	-10.82%	17.42%	16.85%
July	-38.93%	-28.95%	16.64%	-10.52%	-0.54%
August	0.96%	9.10%	-10.36%	4.71%	-12.95%
September	-20.34%	11.46%	15.62%	11.19%	-5.39%
October	3.83%	-7.66%	8.73%	-20.14%	0.73%
November	-23.74%	6.48%	10.15%	-40.66%	2.59%
December	-28.92%	12.93%	10.42%	-22.95%	22.63%
Annual	-75.21%	-7.23%	1.42%	-44.82%	55.99%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Crude Oil
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$6,021,991,338
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$19,018,937
Net Asset Value as of December 31, 2019	$125,451,681
Net Asset Value per Share[3] as of December 31, 2019	$12.19
Worst Monthly Loss:[4]	-35.22% (April 2015)
Worst Peak-to-Valley Loss:[5]	-84.64% (February 2016-December 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	13.70%	17.85%	5.18%	-13.38%	-29.89%
February	-14.92%	1.14%	-3.06%	7.43%	-11.14%
March	14.97%	-18.27%	13.56%	-11.79%	-9.00%
April	-35.22%	-29.23%	5.81%	-12.16%	-12.55%
May	-1.23%	-11.42%	2.69%	2.56%	38.83%
June	2.38%	0.72%	8.90%	-16.97%	-17.80%
July	55.07%	33.66%	-16.58%	9.02%	-2.51%
August	-13.62%	-13.03%	8.88%	-6.01%	6.76%
September	14.99%	-16.03%	-14.83%	-11.15%	-6.54%
October	-8.93%	5.69%	-9.51%	21.99%	-2.22%
November	26.63%	-13.39%	-10.56%	56.22%	-5.59%
December	31.98%	-13.41%	-10.59%	15.00%	-19.44%
Annual	70.82%	-52.41%	-23.30%	22.52%	-59.07%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$666,519,680
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$93,940,835
Net Asset Value as of December 31, 2019	$110,726,032
Net Asset Value per Share[3] as of December 31, 2019	$49.21
Worst Monthly Loss:[4]	-14.67% (November 2016)
Worst Peak-to-Valley Loss:[5]	-73.12% (August 2011-December 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	8.78%	9.75%	11.40%	8.07%	5.88%
February	-7.45%	22.46%	6.82%	-4.34%	-1.41%
March	-4.70%	-0.20%	-2.09%	0.49%	-3.69%
April	-1.44%	7.59%	3.15%	-2.03%	-1.98%
May	1.62%	-11.52%	-0.44%	-1.61%	3.03%
June	-3.70%	18.01%	-4.11%	-8.63%	16.14%
July	-12.35%	2.86%	3.76%	-5.06%	1.59%
August	6.39%	-5.20%	6.64%	-3.42%	12.99%
September	-3.97%	1.70%	-4.68%	-2.90%	-7.40%
October	4.81%	-7.84%	-2.41%	4.15%	5.73%
November	-13.85%	-14.67%	1.25%	-0.01%	-6.44%
December	-0.69%	-5.81%	1.36%	9.73%	6.92%
Annual	-25.68%	10.68%	21.19%	-6.90%	32.56%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$3,037,701,973
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$1,180,149,122
Net Asset Value as of December 31, 2019	$239,254,842
Net Asset Value per Share[3] as of December 31, 2019	$31.70
Worst Monthly Loss:[4]	-19.67% (May 2016)
Worst Peak-to-Valley Loss:[5]	-96.96% (April 2011-May 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	10.95%	2.96%	12.62%	3.85%	6.81%
February	-5.20%	8.87%	11.21%	-9.39%	-6.68%
March	0.19%	7.86%	-3.08%	-2.37%	-6.79%
April	-1.57%	33.68%	-7.53%	0.65%	-2.92%
May	1.07%	-19.67%	-1.72%	1.56%	-5.62%
June	-11.68%	29.58%	-9.94%	-6.78%	9.58%
July	-14.58%	17.59%	2.62%	-7.87%	14.13%
August	-2.57%	-13.33%	6.18%	-10.29%	22.48%
September	2.35%	5.61%	-6.06%	-5.18%	-15.15%
October	12.78%	-16.49%	-1.01%	-0.15%	12.79%
November	-19.22%	-13.12%	-3.35%	-2.05%	-12.10%
December	-4.31%	-5.94%	3.12%	17.23%	9.49%
Annual	-31.25%	23.57%	0.34%	-21.34%	20.10%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$2,715,284,041
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$(60,904,428)
Net Asset Value as of December 31, 2019	$120,581,173
Net Asset Value per Share[3] as of December 31, 2019	$26.80
Worst Monthly Loss:[4]	-8.72% (March 2016)
Worst Peak-to-Valley Loss:[5]	-26.84% (November 2015-January 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	14.22%	0.51%	-4.87%	-6.44%	0.67%
February	1.64%	-1.04%	3.89%	3.78%	1.72%
March	7.50%	-8.72%	-1.32%	-1.30%	3.28%
April	-8.70%	-1.26%	-4.03%	4.20%	0.55%
May	4.12%	5.90%	-5.89%	7.00%	1.39%
June	-3.42%	0.28%	-3.09%	0.53%	-3.00%
July	2.76%	-1.42%	-6.81%	0.11%	6.04%
August	-4.61%	0.51%	-0.92%	1.84%	1.96%
September	0.52%	-1.32%	1.57%	0.31%	2.09%
October	2.94%	4.77%	3.10%	5.54%	-3.98%
November	8.11%	7.26%	-3.99%	0.51%	2.79%
December	-5.84%	1.38%	-1.19%	-1.82%	-3.11%
Annual	18.28%	6.05%	-21.69%	14.41%	10.39%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1.	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2.	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
3.

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles (“GAAP”), of the pool divided by the total number of Shares outstanding as of December 31, 2019. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

4.

“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

5.

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.

6.	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to the Trust, which section is incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2019.

There has not been a material change to the financial statements or the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December  31, 2019, filed on February 28, 2020.

CHARGES

Breakeven Table

The projected twelve month breakeven analysis for the Funds is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for the Funds, the analysis assumes that the constant NAV per Fund is equal to the amount shown. This amount approximates the NAV of such Shares on February 20, 2020, rounded to the nearest $5.

Dollar Amount and Percentage of Expenses per Fund
Expenses (1)	ProShares Ultra Bloomberg Crude Oil			ProShares UltraShort Bloomberg Crude Oil			ProShares Ultra Gold
	$		%	$		%	$		%
Selling price per share		15.00			15.00			55.00
Management fee (2)		0.14	0.95%		0.14	0.95%		0.52	0.95%
Brokerage commissions and fees		0.06	0.43%		0.06	0.42%		0.23	0.41%
Variable create/redeem fees (3)		0.00	(0.02)%		0.00	(0.03)%		0.00	0.00%
Other expenses		0.00	0.00%		0.00	0.00%		0.00	0.00%
Total fees and expenses		0.20	1.36%		0.20	1.34%		0.75	1.36%
Interest income (4)		(0.26)	(1.71)%		(0.25)	(1.65)%		(0.91)	(1.65)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven) (5)(6)		0.00	0.00%		0.00	0.00%		0.00	0.00%

Dollar Amount and Percentage of Expenses per Fund
Expenses (1)	ProShares Ultra Silver			ProShares UltraShort Euro
	$		%	$		%
Selling price per share		30.00			30.00
Management fee (2)		0.29	0.95%		0.28	0.95%
Brokerage commissions and fees		0.14	0.48%		0.01	0.03%
Variable create/redeem fees (3)		0.00	0.00%		0.00	0.00%
Other expenses		0.00	0.00%		0.00	0.00%
Total fees and expenses		0.43	1.43%		0.29	0.98%
Interest income (4)		(0.48)	(1.60)%		(0.53)	(1.77)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven) (5)(6)		0.00	0.00%		0.00	0.00%

(1)

The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. This amount approximates the NAV of such Shares on February 20, 2020, rounded to the nearest $5. The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by each Fund during a year of an investor’s investment.

(2)

From the Management Fee, the Sponsor, though not contractually required, is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, ProFunds Distributors, Inc. (“PDI”), Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to index providers. Please note that these fees and expenses are not included in the above Breakeven Table.

(3)

Authorized Participants are generally required to pay variable create and redeem fees of up to 0.10% of the value of each order they place with the Funds. These variable transaction fees offset transaction costs incurred by the Funds. Please see “Creation and Redemption of Shares—Creation and Redemption Transaction Fee.”

(4)	Based on the average three month Treasury Bill rate for the period ended December 31, 2019. There can be no assurance that such rate will continue to be earned in the future.
(5)

Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The breakeven amount reflected in the Breakeven Table reflects the breakeven amount for investors in the secondary market. The breakeven amount for each Authorized Participant is equal to the sum of the breakeven amount for each applicable Fund plus the amount of transaction fees paid by each Authorized Participant for each applicable Fund.

(6)	Fees and expenses are less than the anticipated interest income, therefore the net trading gains that would be necessary to offset such expenses would be zero.

Management Fee

Each Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.95% per annum of its average daily net assets. “Average daily net assets” is calculated by dividing the month-end net assets of a Fund by the number of calendar days in such month.

No other Management Fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Licensing Fee

The Sponsor pays Bloomberg and UBS a licensing fee for the Bloomberg WTI Crude Oil Gas SubindexSM, which serves as the benchmark for each Oil Fund. The Sponsor pays Bloomberg and UBS a licensing fee for the Bloomberg Silver SubindexSM, which serves as the benchmark for the UltraShort Silver Fund. The Sponsor pays Bloomberg and UBS a licensing fee for the Bloomberg Gold SubindexSM, which serves as the benchmark for the UltraShort Gold Fund.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, PDI and Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the net assets of the Funds, individual Schedule K-1 preparation and mailing fees not exceeding 0.10% per annum of the net assets of the Funds, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Funds pay all of their non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

Each Fund pays all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. On average, total charges paid to FCMs are expected to be less than $7.00 per round-tern trade, although brokerage commissions and trading fees are determined on a contract-by-contract basis. The Funds bear other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, currencies or commodities;

•	financial institutions;

•	regulated investment companies (“RICs”);

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for the federal alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below and which may adversely affect a Fund and/or its shareholders.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a non-resident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax advisor.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax advisor concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. Each Fund is a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the 1940 Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Morgan, Lewis & Bockius LLP has acted as counsel to the Trust in connection with this registration statement. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by each Fund, in the opinion of Morgan, Lewis & Bockius LLP, each Fund is classified as a partnership for U.S. federal income tax purposes. The opinion of Morgan, Lewis & Bockius LLP, is based on various assumptions relating to each Fund’s organization, operation, assets and activities, including assumptions that each Fund will not invest in any assets except those specifically provided for currently in this Prospectus, and that neither the Trust Agreement nor any other relevant document will be otherwise amended. The opinion of Morgan, Lewis & Bockius, LLP further assumes that all factual representations and statements set forth in all relevant documents, records, and instruments are true and correct, all actions described in this Prospectus are completed in a timely fashion and that each Fund will at all times operate in accordance with the method of operation described in the Trust Agreement and this Prospectus, and is conditioned upon factual representations and covenants made by the Fund and the Sponsor regarding the Fund’s organization, operation, assets, activities and the conduct of each Fund’s operations, and assumes that such representations and covenants are accurate and complete.

While it is expected that each Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities a Fund is undertaking and the possibility of future changes in a Fund’s circumstances, it is possible that a Fund will not so qualify for any particular year. Morgan, Lewis & Bockius LLP has no obligation to advise a Fund or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. A Fund’s taxation as a partnership will depend on such Fund’s ability to meet, on a continuing basis, through actual operating results, the Qualifying Income Exception, the compliance of which will not be reviewed by Morgan, Lewis & Bockius LLP. Accordingly, no assurance can be given that the actual results of a Fund’s operations for any taxable year will satisfy the Qualifying Income Exception.

If for any reason a Fund becomes taxable as a corporation for U.S. federal income tax purposes, such Fund’s items of income and deduction would not pass through to the Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Fund would be required to pay income tax at the regular corporate rate (currently 21%) on its net income. Distributions by the Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the Fund’s earnings and profits, and the payment of these distributions would not be deductible by the Fund. These consequences would have a material adverse effect on the Fund, the Fund’s shareholders and the value of the Shares.

If at the end of any taxable year a Fund fails to meet the Qualifying Income Exception, the Fund may still qualify as a partnership if the Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) the Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether a Fund would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving a Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and a Fund retains its partnership qualification, the Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that each Fund is taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in a Fund is required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of a Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.

For taxable years beginning after December 31, 2017 and before January 1, 2026, a 20% deduction is available to non-corporate shareholders for “qualified publicly traded partnership income” within the meaning of Section 199A(e)(5) of the Code. Qualified publicly traded partnership income includes a Fund’s income effectively connected with the Fund’s trade or business, but does not include certain investment income. In light of the expected character of the income of the Funds, it is unclear whether any of a Fund’s income will be eligible for the deduction. Potential investors should consult their tax advisors regarding the availability of such deduction for their allocable share of a Fund’s items of income, gain, deduction and loss.

Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in a Fund’s portfolio. Each Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in such Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in such Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by such Fund. Income or loss from transactions involving certain derivative instruments, such as periodic and certain non-periodic payments in swap transactions, will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.

The character and timing of income that a Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and the U.S. Congress (“Congress”) sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice (the “IRS Notice”) seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The IRS Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As the Funds pass through their items of income, gain and loss to shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts (as defined herein). A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency forward contracts. The Sponsor expects substantially all of a Fund’s futures contracts and non-U.S. currency forward contracts to qualify as Section 1256 Contracts. Swap agreements and non-currency forward contracts are generally not Section 1256 Contracts. Section 1256 Contracts held by the Funds at the end of a taxable year of the Funds will be treated for U.S. federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by a Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a Fund. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the Funds’ investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Funds with respect to non-Section 1256 Contracts will be short-term.

Allocation of the Funds’ Gains and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items is determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “ Monthly Allocation and Revaluation Conventions” and “ Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of the Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer. For the initial month of a Fund’s operations, the shareholders at the close of trading at month-end received that month’s allocation.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that a transfer of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the shareholders of existing Shares with any unrealized gain or loss in that Fund’s assets. This results in the allocation of items of a Fund’s income, gain, loss, deduction and credit to existing shareholders of Shares to account for the difference between the tax basis and fair market value of property owned by such Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally uses a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the shareholders of existing Shares with any unrealized gain or loss in a Fund’s assets based on a calculation utilizing the creation/redemption price of a Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a Fund’s assets at the time it acquires the Shares or (2) a purchaser of newly issued Shares will not be allocated its entire share in the loss in a Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the shareholders under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

Section 754 Election

Each Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in that Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in that Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in that Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a Fund’s assets associated with all of the other shareholders. Depending on the relationship between a shareholder’s purchase price for Shares and its unadjusted share of a Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the shareholder as compared to the amount of gain or loss a shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, a Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to a Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a shareholder may have adverse tax consequences.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each shareholder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that a Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a shareholder’s outside basis in its share of the Fund interests and its share of inside basis.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. See “— U.S. Shareholders—Tax Basis in Shares” below. Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “— U.S. Shareholders—Disposition of Shares” below. The Funds do not currently expect to make any cash distributions.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If a Fund disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. The maximum rate is currently 20%. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Tax on Investment Income

Certain U.S. Shareholders that are individuals, estates or trusts must pay an additional 3.8% tax on their “net investment income.” U.S. Shareholders should consult their own tax advisors regarding the effect, if any, of this tax on their investment in the Funds.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of a Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of a Fund’s losses and deductions, (3) the U.S. Shareholder’s share of a Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of a Fund’s liabilities.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of a Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct a Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity and (3) the ability of individuals to take certain miscellaneous itemized deductions (including management fees) is suspended for the taxable years beginning after December 31, 2017 and before January 1, 2026. In addition, expenses that are miscellaneous itemized deductions are also not deductible in determining the alternative minimum tax liability of a non-corporate U.S. shareholder. Each Fund will report its expenses on a pro rata basis to the shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. It is anticipated that management fees the Funds will pay will constitute miscellaneous itemized deductions.

To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. Each Fund has elected to treat such expenses as ratably deductible over 180 months, beginning with the month the Fund is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions, which are not deductible for taxable years beginning after December 31, 2017 and before January 1, 2026. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Prospective shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in a Fund.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among a Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation convention described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of a Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise a Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by Each Fund

Each Fund will file a partnership tax return with the IRS. Accordingly, tax information will be provided to shareholders on a Schedule K-1for each calendar year as soon as practicable after the end of such taxable year but generally not later than March 15. Each Schedule K-1 provided to a shareholder will set forth the shareholder’s share of such Fund’s tax items (i.e., income, gain, loss, deduction and other items) in a manner sufficient for a shareholder to complete its tax return with respect to its investment in the Fund’s Shares.

Each shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to a Fund its name and address and the other information and forms as may be reasonably requested by a Fund for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Funds, it is not certain that the IRS will agree with the manner in which tax reporting by a Fund will be undertaken. Therefore, shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by a Fund and any nominee will be undertaken.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares. These rules, however, should not affect the amount or timing of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the Shares.

Audits and Adjustments to Tax Liability

The Sponsor is expected to be designated as the “partnership representative” (within the meaning of Section 6223 of the Code) of each Fund to act on their behalf in connection with IRS audits and related proceedings.

The partnership representative’s actions, including the partnership representative’s agreement to adjustments of a Fund’s income in settlement of an IRS audit of such Fund, will bind all Shareholders. Shareholders will not be required to receive notice of any audit of a Fund tax return and will not be entitled to participate in any such audit. A Fund may be liable for U.S. federal income tax on any imputed underpayment of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If a Fund is required to pay any U.S. federal income taxes on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. Under certain circumstances, a Fund may be eligible to make an election to cause the shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. However, there can be no assurance that such election will be made or effective. If the election is made, the Fund would be required to provide shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with Adjustment Statements. Those shareholders would be required to take the adjustment into account in the taxable year in which the Adjustment Statements are issued.

In general, if a Fund pays the tax resulting from the adjustment, the amount will be determined by applying the highest rate of tax in effect for the audited year to the net adjustment amount, subject to possible reduction, with the approval of the IRS, to account for certain types of income and for tax-exempt Shareholders.

Shareholders should discuss with their own tax advisors the possible implications of the new rules with respect to an investment in a Fund.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, a Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or elect to treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisors regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisors could be required to maintain a list of persons investing in that Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, each Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. The Funds have not sought a ruling from the IRS or an opinion of counsel as to whether they will be engaged in the conduct of a trade or business within the United States, but there are no assurances that the IRS will agree with the Funds’ determination in this regard. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of capital gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business. If a Fund has any “effectively connected income,” then the purchaser or transferee of Shares would be required to withhold a 10% tax on the “amount realized” by the non-U.S. Shareholder on the sale or exchange of Shares. The IRS, however, has temporarily suspended the 10% withholding requirement on sales of certain publicly traded partnership interests by foreign persons until it has a chance to issue final Treasury Regulations. Each Fund believes that it is a publicly traded partnership for purposes of these rules and is eligible for the temporary suspension of these withholding provisions. On May 7, 2019, the IRS released proposed Treasury Regulations (“Proposed Regulations”) that would impose a withholding obligation on brokers through which a sale or exchange of Shares is effected unless an exception applies. The Proposed Regulations are generally proposed to be effective for transfers of publicly traded partnership interests, such as the Shares, occurring on or after the date that is 60 days after the Proposed Regulations are finalized. Until such date, the temporary suspension of these withholding provisions remains in effect. It is unclear when the Proposed Regulations may be finalized and if so to what extent the Proposed Regulations will be adopted. A Non-U.S. Shareholder also could be liable for state/local income taxes, and could have corresponding state/local tax filing requirements.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the relevant Fund with a timely and properly completed and executed IRS Form W-8BEN, Form W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) (“Withholdable Payments”). Pursuant to recently proposed regulations, the U.S. Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. As a general matter, the rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The withholding rules generally apply to Withholdable Payments.

The rules may subject a non-U.S. Shareholder’s share of Withholdable Payments received by a Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.

Prospective shareholders should consult their own advisors regarding the requirements under FATCA with respect to their own situation.

Regulated Investment Companies

The treatment of a RIC’s investment in a Fund will depend, in part, on whether a Fund is classified as a qualified publicly traded partnership within the meaning of Section 851(h) of the Code (a “qualified PTP”). RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat gross income and gross gains derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. A RIC is not required to look through to the underlying qualified PTP’s assets when testing compliance with certain asset diversification or gross income tests applicable to determining whether an entity qualified as a RIC. A RIC, however, may be required to look through a qualified publicly traded partnership when testing compliance with the asset diversification tests. A RIC will also be required to look through corporations in which the RIC owns a 20% or more voting stock interest in determining whether a RIC has invested up to 25% of its assets in qualified PTPs, including other issuers, when testing compliance with the asset diversification tests applicable to RICs under the Code. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as earning its proportionate share of the partnership’s gross income and gross gains for purposes of the asset and income tests relevant to determining whether an entity qualifies as a RIC.

It is intended that the Oil Funds and Precious Metals Funds are and will continue to be qualified PTPs for any taxable year in which such a Fund realizes sufficient gross income from its commodity futures transactions. However, qualification of such Funds as qualified PTPs depends on performance of a Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of a Fund will conform to prior experience. In addition, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of such a Fund as a qualified PTP. RIC investors are urged to monitor their investment in such Funds and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

It is intended that the Currency Fund is not and will not be a qualified PTP. Prospective RIC investors should consult a tax advisor regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances. Under current interpretation of the RIC qualification rules, a RIC’s allocable share of income from the Currency Fund is expected be treated as qualifying income. The U.S. Treasury has specific statutory authority to promulgate regulations excluding from the definition of qualifying income foreign currency gains which are not directly related to a RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities), although to date no such regulations have been issued or proposed. RIC investors in the Currency Fund face a risk that future Regulations will recharacterize foreign currency gains received by them as non-qualifying income and be retroactive in application. In addition, because most RICs test their compliance under the RIC asset diversification test by looking through partnerships such as the Currency Fund, there is a risk that a RIC that invests in the Currency Fund could fail to satisfy the applicable asset diversification tests. RIC investors are urged to monitor their investment in the Currency Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”), to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Each Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve- month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with a Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. Any tax-exempt shareholder that recognizes UBTI will be required to compute such UBTI separately for each line of unrelated business if such shareholder has more than one unrelated trade or business. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain tax-exempt shareholders that are private educational institutions will be subject to a 1.4% excise tax on their net investment income.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares. State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisors to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

Euroclear System

Any participant of the Euroclear System that holds Shares in the Euroclear System will be deemed to have represented to and agreed with the Funds and Euroclear Bank as a condition to Shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in the Shares and related income distributions of such participant.

PART TWO

GENERAL POOL DISCLOSURE

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

PERFORMANCE OF THE OTHER COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. The performance of each Fund will differ materially from the performance of the following commodity pools operated by the Sponsor (the “Other Funds”) which is included herein. The performance of the Other Funds which is summarized herein is materially different from the Funds and the past performance summaries of the Other Funds below are generally not representative of how the Funds might perform in the future.

All summary performance information is as of December 31, 2019, except as noted. Performance information is set forth, in accordance with CFTC regulations, since each Fund’s inception of trading.

Name of Pool:	ProShares Ultra Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$83,714,259
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$7,564,711
Net Asset Value as of December 31, 2019	$6,204,424
Net Asset Value per Share[3] as of December 31, 2019	$13.79
Worst Monthly Loss:[4]	-13.00% (January 2015)
Worst Peak-to-Valley Loss:[5]	-60.33% (November 2009-September 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-13.00%	-0.90%	4.71%	6.66%	-0.67%
February	-2.18%	0.54%	-3.92%	-3.83%	-1.60%
March	-8.11%	9.10%	1.00%	1.16%	-3.14%
April	8.86%	1.03%	3.97%	-4.05%	-0.41%
May	-4.57%	-5.83%	5.96%	-6.67%	-1.20%
June	2.75%	-0.96%	2.98%	-0.72%	3.18%
July	-3.17%	1.22%	7.08%	-0.11%	-5.64%
August	4.05%	-0.80%	0.74%	-1.93%	-1.86%
September	-1.02%	1.13%	-1.72%	-0.35%	-1.97%
October	-3.40%	-4.80%	-3.17%	-5.20%	4.25%
November	-7.87%	-7.10%	3.96%	-0.54%	-2.69%
December	5.33%	-1.76%	1.13%	1.90%	3.22%
Annual	-21.95%	-9.63%	24.42%	-13.48%	-8.64%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$30,492,596
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$7,117,403
Net Asset Value as of December 31, 2019	$5,580,964
Net Asset Value per Share[3] as of
December 31, 2019	$55.83
Worst Monthly Loss:[4]	-16.28% (November 2016)
Worst Peak-to-Valley Loss:[5]	-64.98% (August 2011-July 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	3.80%	-1.64%	6.67%	6.19%	0.85%
February	-3.83%	14.96%	0.80%	4.26%	-4.85%
March	-0.66%	0.08%	1.38%	0.02%	0.80%
April	0.76%	11.41%	-0.44%	-5.66%	-1.55%
May	-7.61%	-7.91%	0.96%	0.56%	5.34%
June	2.63%	14.33%	-3.38%	-3.90%	0.67%
July	-2.67%	1.96%	3.81%	-2.31%	-2.22%
August	4.25%	-3.10%	0.20%	0.83%	4.35%
September	1.94%	3.70%	-4.86%	-4.75%	-3.74%
October	-1.35%	-6.77%	-2.33%	0.98%	-0.15%
November	-4.04%	-16.28%	1.76%	-1.54%	-2.93%
December	4.51%	-4.62%	-0.67%	6.54%	0.94%
Annual	-3.05%	1.24%	3.42%	0.35%	-2.96%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$1,941,833,172
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$(161,572,324)
Net Asset Value as of December 31, 2019	$38,132,320
Net Asset Value per Share[3] as of December 31, 2019	$76.37
Worst Monthly Loss:[4]	-13.65% (February 2016)
Worst Peak-to-Valley Loss:[5]	-36.16% (May 2015-September 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-4.19%	1.18%	-6.99%	-6.02%	-0.88%
February	3.62%	-13.65%	-1.08%	-4.36%	5.17%
March	0.32%	-0.43%	-1.72%	-0.23%	-0.72%
April	-0.99%	-11.15%	0.19%	5.87%	1.61%
May	7.88%	8.16%	-1.30%	-0.69%	-5.00%
June	-3.00%	-13.59%	3.24%	4.01%	-0.51%
July	2.34%	-3.07%	-3.88%	2.31%	2.30%
August	-4.79%	2.67%	-0.42%	-0.85%	-4.33%
September	-2.22%	-4.04%	4.73%	4.94%	3.96%
October	1.08%	6.84%	2.26%	-0.96%	0.18%
November	3.95%	18.56%	-1.88%	1.65%	2.94%
December	-4.69%	4.42%	0.58%	-6.16%	-0.89%
Annual	-1.55%	-8.76%	-6.61%	-1.39%	3.36%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$885,479,994
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$96,610,575
Net Asset Value as of December 31, 2019	$21,047,560
Net Asset Value per Share[3] as of December 31, 2019	$53.02
Worst Monthly Loss:[4]	-20.47% (February 2016)
Worst Peak-to-Valley Loss:[5]	-54.68% (November 2015-August 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-9.28%	-9.65%	-11.36%	-7.80%	-5.65%
February	7.27%	-20.47%	-6.93%	4.22%	1.21%
March	4.01%	-1.45%	1.41%	-0.85%	3.49%
April	0.59%	-8.04%	-3.59%	1.81%	1.87%
May	-2.32%	11.92%	-0.13%	1.31%	-3.14%
June	3.00%	-16.76%	3.71%	9.25%	-14.44%
July	12.87%	-3.43%	-4.01%	5.18%	-1.85%
August	-7.05%	4.85%	-6.83%	3.26%	-12.09%
September	3.00%	-2.22%	4.45%	2.74%	7.21%
October	-5.55%	7.78%	2.00%	-4.40%	-5.71%
November	15.18%	15.76%	-1.48%	-0.23%	6.48%
December	-0.43%	5.16%	-1.62%	-8.98%	-6.65%
Annual	19.90%	-21.19%	-22.83%	3.98%	-27.65%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$2,446,930,583
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$230,192,889
Net Asset Value as of December 31, 2019	$13,834,163
Net Asset Value per Share[3] as of December 31, 2019	$26.76
Worst Monthly Loss:[4]	-27.13% (April 2016)
Worst Peak-to-Valley Loss:[5]	-59.31% (December 2015-October 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-13.48%	-5.29%	-12.52%	-4.21%	-6.80%
February	3.38%	-10.36%	-11.09%	9.56%	6.50%
March	-2.16%	-9.47%	1.26%	1.93%	6.31%
April	-0.23%	-27.13%	7.04%	-1.41%	2.60%
May	-3.34%	22.15%	0.55%	-2.14%	5.22%
June	12.17%	-24.93%	9.89%	6.22%	-9.65%
July	14.72%	-18.65%	-4.92%	7.90%	-13.11%
August	-0.50%	12.60%	-7.78%	10.68%	-19.88%
September	-3.90%	-8.04%	4.97%	4.91%	12.25%
October	-14.19%	16.98%	0.11%	-0.59%	-11.99%
November	22.43%	10.18%	2.91%	1.20%	12.60%
December	2.41%	3.60%	-3.73%	-15.29%	-9.59%
Annual	11.72%	-42.24%	-14.97%	17.05%	-27.94%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$3,894,778,164
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$1,115,431,124
Net Asset Value as of December 31, 2019	$279,792,503
Net Asset Value per Share[3] as of December 31, 2019	$12.30
Worst Monthly Loss:[4]	-29.41% (March 2016)
Worst Peak-to-Valley Loss:[5]	-99.89% (September 2011-December 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	14.74%	19.62%	-23.72%	5.70%	-24.67%
February	-24.30%	4.01%	-5.32%	47.34%	-11.73%
March	-6.04%	-29.41%	-13.98%	9.38%	-6.13%
April	-14.83%	-5.45%	-5.35%	-13.62%	-12.54%
May	-13.40%	-19.23%	-10.71%	-10.45%	18.61%
June	7.28%	1.63%	-4.18%	-1.11%	-16.49%
July	-21.45%	-25.53%	-13.63%	-16.10%	-5.94%
August	71.07%	-11.04%	3.95%	-7.34%	13.97%
September	-4.95%	-4.60%	-15.03%	-7.58%	-14.19%
October	-27.10%	0.02%	-13.61%	42.86%	-15.80%
November	-1.15%	-17.88%	-5.09%	-10.42%	-16.26%
December	6.43%	-9.47%	-12.58%	37.96%	-9.11%
Annual	-36.73%	-67.96%	-72.49%	65.26%	-68.12%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares VIX Mid-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$632,049,716
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$210,098,384
Net Asset Value as of December 31, 2019	$45,986,584
Net Asset Value per Share[3] as of December 31, 2019	$21.27
Worst Monthly Loss:[4]	-15.41% (October 2015)
Worst Peak-to-Valley Loss:[5]	-94.26% (September 2011-September 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	6.98%	8.60%	-12.29%	-0.14%	-11.93%
February	-10.54%	5.89%	-3.69%	16.38%	-8.36%
March	0.83%	-15.06%	-10.39%	7.55%	0.62%
April	-5.10%	3.55%	-5.88%	-7.00%	-2.16%
May	-6.52%	-6.39%	-2.30%	-6.44%	8.04%
June	0.90%	1.71%	-6.36%	-0.53%	-6.37%
July	-7.88%	-8.54%	-8.17%	-6.61%	1.09%
August	27.18%	-0.56%	3.85%	-1.45%	9.33%
September	-0.83%	-3.24%	-3.77%	-2.95%	-0.75%
October	-15.41%	-2.07%	-8.44%	21.33%	-3.45%
November	-0.36%	-4.58%	1.65%	-5.13%	-2.19%
December	0.30%	-1.41%	-9.22%	12.55%	-4.16%
Annual	-15.16%	-21.91%	-49.47%	25.17%	-20.21%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$20,238,360,242
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$4,872,099,651
Net Asset Value as of December 31, 2019	$527,636,003
Net Asset Value per Share[3] as of December 31, 2019	$12.67
Worst Monthly Loss:[4]	-51.67% (March 2016)
Worst Peak-to-Valley Loss:[5]	-100.00% (Inception-December 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	24.24%	34.25%	-42.60%	10.20%	-35.48%
February	-43.79%	5.64%	-11.29%	48.44%	-17.46%
March	-13.32%	-51.67%	-26.86%	12.39%	-10.08%
April	-28.53%	-13.26%	-12.79%	-20.67%	-18.62%
May	-25.98%	-36.41%	-23.70%	-16.23%	25.96%
June	10.78%	-14.07%	-8.79%	-2.98%	-24.06%
July	-42.05%	-45.21%	-25.99%	-23.74%	-9.46%
August	169.93%	-21.67%	-0.75%	-11.63%	17.21%
September	-17.82%	-13.70%	-28.54%	-11.59%	-21.26%
October	-50.29%	-1.25%	-26.02%	67.32%	-23.74%
November	-6.33%	-35.39%	-10.74%	-16.43%	-23.67%
December	5.41%	-19.36%	-24.16%	59.59%	-14.19%
Annual	-77.62%	-93.81%	-94.06%	57.60%	-84.44%
Year-to-Date	N/A	N/A	N/A	N/A	NA

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Short VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$12,964,871,555
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$471,748,442
Net Asset Value as of December 31, 2019	$284,437,179
Net Asset Value per Share[3] as of December 31, 2019	$65.62
Worst Monthly Loss:[4]	-89.59% (February 2018)
Worst Peak-to-Valley Loss:[5]	-91.68% (December 2017-December 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-18.32%	-22.30%	29.23%	-6.82%	13.90%
February	29.43%	-6.58%	4.35%	-89.59%	6.11%
March	4.26%	37.26%	14.69%	-6.11%	2.17%
April	15.50%	2.22%	3.04%	6.43%	6.59%
May	13.75%	20.79%	6.44%	4.45%	-10.42%
June	-11.31%	-20.28%	3.53%	-0.86%	9.13%
July	19.86%	32.73%	14.75%	8.40%	2.47%
August	-47.89%	11.27%	-12.55%	3.03%	-9.81%
September	-4.22%	-1.33%	16.54%	3.56%	7.05%
October	28.56%	-1.36%	14.64%	-18.15%	7.63%
November	-3.31%	17.32%	4.39%	4.39%	8.89%
December	-13.34%	8.55%	13.56%	-16.11%	3.84%
Annual	-17.24%	79.54%	179.12%	-91.68%	54.92%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$894,196,876
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$155,495,871
Net Asset Value as of December 31, 2019	$45,160,205
Net Asset Value per Share[3] as of December 31, 2019	$8.40
Worst Monthly Loss:[4]	-57.68% (December 2018)
Worst Peak-to-Valley Loss:[5]	-99.79% (Inception-December 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-16.96%	-6.84%	-30.47%	4.81%	-5.56%
February	-0.34%	-46.12%	-23.59%	-21.65%	-4.00%
March	-10.49%	16.16%	22.55%	2.50%	-11.33%
April	2.42%	15.98%	0.42%	-1.95%	-10.47%
May	-12.18%	-4.07%	-17.02%	10.78%	-12.61%
June	10.59%	47.36%	-4.46%	-1.88%	-12.90%
July	-9.47%	-4.53%	-15.95%	-8.21%	-5.36%
August	-6.16%	-8.03%	14.11%	8.41%	-1.50%
September	-17.03%	-7.09%	-6.73%	4.13%	-0.33%
October	-25.89%	-0.83%	-17.07%	12.17%	3.06%
November	-20.40%	8.57%	-1.20%	75.57%	-31.78%
December	-1.68%	20.88%	-8.83%	-57.68%	-7.22%
Annual	-69.88%	1.50%	-65.37%	-22.53%	-66.80%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$384,451,133
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$(21,850,590)
Net Asset Value as of December 31, 2019	$12,515,603
Net Asset Value per Share[3] as of December 31, 2019	$38.53
Worst Monthly Loss:[4]	-63.45% (November 2018)
Worst Peak-to-Valley Loss:[5]	-86.13% (February 2016-November 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	3.30%	1.27%	29.38%	-9.49%	-7.09%
February	-4.74%	71.49%	23.73%	24.33%	1.36%
March	5.89%	-17.44%	-20.93%	-3.50%	11.30%
April	-7.71%	-19.84%	-3.34%	0.55%	10.26%
May	8.57%	-0.52%	15.56%	-11.06%	11.49%
June	-14.67%	-35.93%	1.52%	0.64%	10.46%
July	6.87%	-2.13%	14.05%	7.99%	0.50%
August	3.54%	4.35%	-13.95%	-8.74%	-1.67%
September	17.35%	4.33%	4.07%	-6.38%	-3.19%
October	30.43%	-3.38%	18.01%	-13.86%	-5.90%
November	19.82%	-12.71%	-3.35%	-63.45%	35.41%
December	-8.04%	-24.57%	2.21%	92.78%	2.78%
Annual	66.27%	-50.35%	70.91%	-45.27%	78.29%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Short Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	June 26, 2012
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$57,347,018
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$(940,068)
Net Asset Value as of December 31, 2019	$2,282,195
Net Asset Value per Share[3] as of December 31, 2019	$45.64
Worst Monthly Loss:[4]	-4.43% (March 2016)
Worst Peak-to-Valley Loss:[5]	-14.14% (December 2016-January 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	6.92%	0.24%	-2.43%	-3.26%	0.43%
February	0.85%	-0.51%	1.93%	1.88%	0.96%
March	3.79%	-4.43%	-0.66%	-0.63%	1.70%
April	-4.41%	-0.64%	-2.00%	2.08%	0.36%
May	2.06%	2.92%	-2.95%	3.52%	0.77%
June	-1.67%	0.18%	-1.53%	0.31%	-1.47%
July	1.43%	-0.76%	-3.43%	0.11%	3.06%
August	-2.30%	0.25%	-0.44%	0.99%	1.05%
September	0.27%	-0.69%	0.80%	0.20%	1.16%
October	1.50%	2.39%	1.57%	2.81%	-1.89%
November	3.96%	3.58%	-2.02%	0.36%	1.45%
December	-2.89%	0.71%	-0.54%	-0.85%	-1.57%
Annual	9.30%	3.04%	-11.24%	7.58%	6.07%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Australian Dollar
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$40,408,052
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$140,182
Net Asset Value as of December 31, 2019	$5,608,612
Net Asset Value per Share[3] as of December 31, 2019	$56.09
Worst Monthly Loss:[4]	-14.12% (March 2016)
Worst Peak-to-Valley Loss:[5]	-33.48% (September 2015-January 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	9.00%	5.13%	-9.74%	-6.36%	-6.11%
February	-1.36%	-2.33%	-2.50%	7.45%	4.98%
March	3.90%	-14.12%	0.30%	2.05%	-0.17%
April	-8.19%	0.88%	3.82%	4.04%	1.45%
May	6.37%	9.89%	1.27%	-1.11%	3.46%
June	-2.65%	-6.95%	-6.84%	4.28%	-2.34%
July	10.70%	-4.20%	-7.95%	-0.93%	5.47%
August	4.60%	1.80%	1.03%	6.65%	3.35%
September	2.03%	-4.13%	2.52%	-1.25%	-0.36%
October	-3.84%	0.94%	4.76%	4.19%	-3.94%
November	-3.38%	5.65%	2.16%	-6.29%	3.98%
December	-2.26%	4.25%	-6.21%	7.54%	-7.07%
Annual	13.94%	-5.45%	-17.26%	20.68%	1.68%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraPro 3x Crude Oil ETF†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 24, 2017
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$477,972,862
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$25,256,905
Net Asset Value as of December 31, 2019	$70,859,329
Net Asset Value per Share[3] as of December 31, 2019	$21.47
Worst Monthly Loss:[4]	-55.93% (November 2018)
Worst Peak-to-Valley Loss:[5]	-79.91% (September 2018-December 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January				21.88%	58.31%
February				-13.37%	15.30%
March*			16.98%	16.04%	12.85%
April			-10.47%	17.06%	19.04%
May			-10.32%	-7.95%	-43.50%
June			-16.85%	25.86%	24.34%
July			24.62%	-16.39%	-2.06%
August			-15.97%	6.39%	-21.33%
September			23.61%	16.64%	-11.23%
October			12.65%	-29.41%	0.44%
November			15.00%	-55.93%	2.64%
December			15.42%	-35.43%	35.12%
Annual			51.15%	-65.37%	64.10%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

*	Represents rate of return from inception to March 31, 2017, as the inception of trading date for the pool was after March 1, 2017.
†

ProShares UltraPro 3x Crude Oil ETF is no longer in operation and, as of March 31, 2020, is in the process of liquidating. Proceeds of the liquidation are currently scheduled to be sent to shareholders on or about April 3, 2020.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraPro 3x Short Crude Oil ETF†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 24, 2017
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$405,395,862
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$101,934,019
Net Asset Value as of December 31, 2019	$91,389,147
Net Asset Value per Share[3] as of December 31, 2019	$10.66
Worst Monthly Loss:[4]	-42.29% (January 2019)
Worst Peak-to-Valley Loss:[5]	-89.93% (June 2017-December 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January				-19.72%	-42.29%
February				10.44%	-16.88%
March*			-15.37%	-17.91%	-13.66%
April			8.31%	-18.40%	-18.72%
May			2.69%	2.79%	61.35%
June			12.44%	-25.26%	-26.77%
July			-24.62%	12.74%	-4.90%
August			12.49%	-9.50%	7.38%
September			-21.91%	-16.69%	-15.78%
October			-14.52%	33.47%	-3.92%
November			-15.95%	90.61%	-9.40%
December			-15.95%	19.22%	-28.09%
Annual			-57.67%	17.63%	-78.59%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

*	Represents rate of return from inception to March 31, 2017, as the inception of trading date for the pool was after March 1, 2017.
†

ProShares UltraPro 3x Short Crude Oil ETF is no longer in operation and, as of March 31, 2020, is in the process of liquidating. Proceeds of the liquidation are currently scheduled to be sent to shareholders on or about April 3, 2020.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Bloomberg Commodity†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of September 1, 2016	$57,464,446
Aggregate Net Capital Subscriptions[2] as of September 1, 2016	$1,435,107
Net Asset Value as of September 01, 2016	$—
Net Asset Value per Share[3] as of September 1, 2016	$—
Worst Monthly Loss:[4]	-20.40% (July 2015)
Worst Peak-to-Valley Loss:[5]	-84.25% (April 2011-February 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-6.90%	-3.71%	N/A	N/A	N/A
February	4.84%	-3.64%	N/A	N/A	N/A
March	-10.29%	7.39%	N/A	N/A	N/A
April	11.50%	17.25%	N/A	N/A	N/A
May	-5.61%	-0.72%	N/A	N/A	N/A
June	3.20%	8.02%	N/A	N/A	N/A
July	-20.40%	-10.28%	N/A	N/A	N/A
August	-2.35%	1.62%	N/A	N/A	N/A
September	-7.00%	N/A	N/A	N/A	N/A
October	-1.13%	N/A	N/A	N/A	N/A
November	-14.22%	N/A	N/A	N/A	N/A
December	-6.47%	N/A	N/A	N/A	N/A
Annual	-45.47%	N/A	N/A	N/A	N/A
Year-to-Date	N/A	14.23%	N/A	N/A	N/A

†	ProShares Ultra Bloomberg Commodity was liquidated on September 1, 2016 and is no longer in operation.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Commodity†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of September 1, 2016	$95,173,249
Aggregate Net Capital Subscriptions[2] as of September 1, 2016	$1,803,800
Net Asset Value as of September 01, 2016	$—
Net Asset Value per Share[3] as of September 1, 2016	$—
Worst Monthly Loss:[4]	-15.82% (April 2016)
Worst Peak-to-Valley Loss:[5]	-29.14% (February 2016-June 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	6.23%	2.68%	N/A	N/A	N/A
February	-5.78%	2.49%	N/A	N/A	N/A
March	10.43%	-7.86%	N/A	N/A	N/A
April	-11.13%	-15.82%	N/A	N/A	N/A
May	4.96%	-0.22%	N/A	N/A	N/A
June	-3.88%	-8.44%	N/A	N/A	N/A
July	24.17%	10.33%	N/A	N/A	N/A
August	0.58%	-2.25%	N/A	N/A	N/A
September	6.48%	N/A	N/A	N/A	N/A
October	0.37%	N/A	N/A	N/A	N/A
November	15.74%	N/A	N/A	N/A	N/A
December	5.65%	N/A	N/A	N/A	N/A
Annual	61.71%	N/A	N/A	N/A	N/A
Year-to-Date	N/A	-19.58%	N/A	N/A	N/A

†	ProShares Ultra Bloomberg Commodity was liquidated on September 1, 2016 and is no longer in operation.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Australian Dollar†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of June 29, 2015	$4,000,200
Aggregate Net Capital Subscriptions[2] as of June 29, 2015	$1,476,774
Net Asset Value as of June 29, 2015	$—
Net Asset Value per Share[3] as of June 29, 2015	$—
Worst Monthly Loss:[4]	-14.54% (May 2013)
Worst Peak-to-Valley Loss:[5]	-43.55% (March 2013-June 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-8.78%	N/A	N/A	N/A	N/A
February	0.99%	N/A	N/A	N/A	N/A
March	-4.96%	N/A	N/A	N/A	N/A
April	8.12%	N/A	N/A	N/A	N/A
May	-6.57%	N/A	N/A	N/A	N/A
June	-1.86%	N/A	N/A	N/A	N/A
July	N/A	N/A	N/A	N/A	N/A
August	N/A	N/A	N/A	N/A	N/A
September	N/A	N/A	N/A	N/A	N/A
October	N/A	N/A	N/A	N/A	N/A
November	N/A	N/A	N/A	N/A	N/A
December	N/A	N/A	N/A	N/A	N/A
Annual	N/A	N/A	N/A	N/A	N/A
Year-to-Date	-13.20%	N/A	N/A	N/A	N/A

†	ProShares Ultra Australian Dollar was liquidated on June 29, 2015 and is no longer in operations.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Managed Futures Strategy†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 1, 2014
Aggregate Gross Capital Subscriptions[1] as of March 30, 2016	$19,699,612
Aggregate Net Capital Subscriptions[2] as of March 30, 2016	$7,378,135
Net Asset Value as of March 30, 2016	$—
Net Asset Value per Share[3] as of March 30, 2016	$—
Worst Monthly Loss:[4]	-3.56% (April 2015)
Worst Peak-to-Valley Loss:[5]	-7.96% (January 2015-March 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	3.06%	-1.53%	N/A	N/A	N/A
February	-2.12%	1.62%	N/A	N/A	N/A
March	0.69%	-2.42%	N/A	N/A	N/A
April	-3.56%	N/A	N/A	N/A	N/A
May	0.67%	N/A	N/A	N/A	N/A
June	-1.66%	N/A	N/A	N/A	N/A
July	-0.04%	N/A	N/A	N/A	N/A
August	-0.57%	N/A	N/A	N/A	N/A
September	1.04%	N/A	N/A	N/A	N/A
October	-1.45%	N/A	N/A	N/A	N/A
November	1.43%	N/A	N/A	N/A	N/A
December	-0.21%	N/A	N/A	N/A	N/A
Annual	-2.85%	N/A	N/A	N/A	N/A
Year-to-Date	N/A	-2.36%	N/A	N/A	N/A

†	ProShares Managed Futures Strategy was liquidated on March 30, 2016 and is no longer in operations.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1.	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2.	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
3.

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with GAAP, of the pool divided by the total number of Shares outstanding as of December 31, 2019. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

4.

“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

5.

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.

6.	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

USE OF PROCEEDS

Each Fund seeks to use substantially all of the proceeds of the offering of Shares of the Funds to make portfolio investments in a manner consistent with its investment objective. Each Fund also holds cash or cash equivalents, such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments. To the extent that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds may be deposited with the Custodian.

The Sponsor, a registered commodity pool operator, is responsible for the cash management activities of the Funds, including investing in cash equivalents that may be used as margin for the applicable Fund’s portfolio holdings.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is governed by the terms of the Authorized Participant Agreement and Authorized Participant Procedures Handbook, and all such procedures are at the discretion of the Sponsor. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Funds (unless as provided otherwise in this Prospectus). If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant may also agree to enter into or arrange for an exchange of a futures contract for related position (“EFCRP”) or block trade with the relevant Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an EFCRP to effect an order to redeem Creation Units.

An EFCRP is a technique permitted by the rules of certain futures exchanges that, as utilized by a Fund in the Sponsor’s discretion, would allow such Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to a Fund. A block trade is a technique that permits certain Funds to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of up to $250 in connection with each order to create or redeem a Creation Unit in order to compensate BNYM, as the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Fund of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors.

The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement, the related procedures attached thereto and the Authorized Participant Procedures Handbook may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Funds receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Funds, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act, as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the 1934 Act and regulated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day (as defined below), an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” for each Fund means any day on which the NAV of such Fund is determined.

Purchase orders must be placed by the cut-off time shown above in the Summary section titled “Creation and Redemption Transactions.” The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the applicable Fund on the purchase order date plus the applicable transaction fee.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (“T+1”), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the second Business Day following the purchase order date (“T+2”). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Delivery of Exchange of Futures Contract for Related Position (“EFCRP”) Futures Contracts or Block Trades

In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to a Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Fund’s account at its FCM. If the cash is not received by the market close on the second Business Day following the purchase order date (T+2); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date, (1) for any period during which any of the Exchange, Cboe, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Funds is closed or when trading is suspended or restricted on such exchanges in any of the underlying Reference Assets; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	It determines that the purchase order is not in proper form;

•	The Sponsor believes that the purchase order would have adverse tax consequences to a Fund or its shareholders;

•	The order would be illegal; or

•	Circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. Redemption Orders must be received prior to the applicable cut-off time shown above in the Summary section titled “Creation and Redemption Transactions.” The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-of time. If a redemption order is received prior to the applicable cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the second Business Day following the redemption order date (T+2). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement.

Upon request of an Authorized Participant made at the time of a redemption order, the Sponsor at its sole discretion may determine, in addition to delivering redemption proceeds, to transfer futures contracts to the Authorized Participant pursuant to an EFCRP or to a block trade sale of futures contracts to the Authorized Participant.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to a Fund, an EFCRP or block trade with the relevant Fund as described in “Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the second Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a DVP basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the second Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

In the event that the Authorized Participant shall have requested, and the Sponsor shall have determined to permit the Authorized Participant to receive futures contracts pursuant to an EFCRP, as well as the cash redemption proceeds, in the redemption process, futures contracts required for settlement shall be transferred directly from the Fund’s account at its FCM to the account of the Authorized Participant at its FCM.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the Exchange, Cboe, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying Reference Assets; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate BNYM for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to BNYM of up to $250 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.10% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

The Sponsor and the Trust are named as defendants in the following purported class action lawsuits filed in the United States District Court for the Southern District of New York on the following dates: (i) on January 29, 2019 and captioned Ford v. ProShares Trust II et al.; (ii) on February 27, 2019 and captioned Bittner v. ProShares Trust II, et al.; and (iii) on March 1, 2019 and captioned Mareno v. ProShares Trust II, et al. The allegations in the complaints are substantially the same, namely that the defendants violated Sections 11 and 15 of the 1933 Act, Sections 10(b) and 20(a) and Rule 10b-5 of the 1934 Act, and Items 303 and 105 of Regulation S-K, 17 C.F.R. Section 229.303(a)(3)(ii), 229.105 by issuing untrue statements of material fact and omitting material facts in the prospectus for ProShares Short VIX Short-Term Futures ETF, and allegedly failing to state other facts necessary to make the statements made not misleading. Certain Principals of the Sponsor and Officers of the Trust are also defendants in the actions, along with a number of others. The Court consolidated the three actions and appointed lead plaintiffs and lead counsel. On January 3, 2020, the Court granted defendants’ motion to dismiss the consolidated class action in its entirety and ordered the case closed. On January 31, 2020, plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals. The Trust and Sponsor will continue to vigorously defend against this lawsuit. The Trust and the Sponsor cannot predict the outcome of this action. ProShares Short VIX Short-Term Futures ETF may incur expenses in defending against such claims.

BofAS, RBC, BCI, DBSI, SGAS and Man are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. From time to time, each of BofAS, RBC, BCI, DBSI, SGAS and Man (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchants—Litigation and Regulatory Disclosure Relating to FCMs” beginning on page 98, all of BofAS, RBC, BCI, DBSI, SGAS and Man has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisors concerning the implications to such prospective investors of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records and certain trading and related documents received from FCMs are maintained by BNYM, 225 Liberty Street, New York, New York 10286.

All other books and records of the Funds are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814.

Certain Trust books and records are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund, are enforceable only against the assets of that Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by, or distributed to a Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of a Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Funds, as appropriate, and is indemnified by the Funds, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

ProShare Capital Management LLC, is the Sponsor of the Trust, the Funds and the other series of the Trust. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator.

Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time to time;

•	selects the FCM and Financial Instrument counterparties, if any;

•	manages the Funds’ portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency. An investment in the Shares of the Funds offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of the Offered Commodity Pools Operated by the Commodity Pool Operator” beginning on page 40 and the section entitled “Performance of the Other Commodity Pools Operated by the Commodity Pool Operator” beginning on page 58.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Timothy N. Coakley	Chief Financial Officer and Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust and Principal of the Sponsor
Todd B. Johnson*	Principal Executive Officer of the Trust and Chief Investment Officer and Principal of the Sponsor
Hratch Najarian	Director, Portfolio Management and Principal of the Sponsor
Alexander Ilyasov	Senior Portfolio Manager of the Sponsor
Ryan Dofflemeyer	Senior Portfolio Manager and Associated Person of the Sponsor
James Linneman	Portfolio Manager of the Sponsor
Benjamin McAbee	Portfolio Manager of the Sponsor
Victor M. Frye	Principal of the Sponsor

*	Denotes principal of the Sponsor who supervises persons who participate in making trading decisions for the Funds.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisors registered under the Investment Advisers Act of 1940 (the “Advisers Act”) and commodity pool operators registered under the CEA. PFA is also a commodity trading advisor registered under the CEA.

Michael L. Sapir, Co-Founder, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Co-Founder, Chief Executive Officer and a member of PFA since April 1997, and a listed principal of PFA since November 26, 2012; and Co-Founder, Chief Executive Officer and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. As Chief Executive Officer of the Sponsor, PFA and PSA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PFA and PSA, respectively.

Louis M. Mayberg, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997 and a listed principal of PFA since November 26, 2012; and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. Mr. Mayberg served as Principal Executive Officer of the Trust from June 2008 to December 2013. Mr. Mayberg no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA.

William E. Seale, Ph.D., a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997 and a listed principal of PFA since November 8, 2013; and a member of PSA since April 2005 and a listed principal of PSA since January 14, 2014. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and as Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA. Dr. Seale is a former commissioner of the CFTC.

Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has an ownership interest in the Sponsor and PSA. The Sapir Family Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Northstar Trust, a listed principal of the Sponsor. Northstar Trust has an ownership interest in the Sponsor and PFA. Northstar Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Timothy N. Coakley, Chief Financial Officer and a listed principal of the Sponsor since March 7, 2014; Chief Financial Officer and a listed principal of PFA since March 11, 2014; and Chief Financial Officer and a listed principal of PSA since March 11, 2014. As Chief Financial Officer of the Sponsor, Mr. Coakley’s responsibilities include oversight of the financial matters of the Sponsor. Prior to becoming a listed principal of the Sponsor, Mr. Coakley has served as Chief Financial Officer of the Sponsor and PFA since January of 2000 and PSA since October of 2005.

Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008 and a listed principal of the Sponsor since September 18, 2013. Mr. Karpowicz has been employed by PFA since July 2002 and PSA since its inception as Vice President of Financial Administration.

Todd B. Johnson, Principal Executive Officer of the Trust since January 2014; Chief Investment Officer of the Sponsor since February 27, 2009, a registered swap associated person of the Sponsor since January 4, 2013, a registered associated person of the Sponsor since January 29, 2010, and a listed principal of the Sponsor since January 16, 2009. As Principal Executive Officer of the Trust, Mr. Johnson’s responsibilities include oversight of the operations of the Trust. As Chief Investment Officer of the Sponsor, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PFA and PSA since December 2008 and has been registered as an associated person of PFA since December 5, 2012 and listed as a principal of PFA since November 26, 2012. In addition, Mr. Johnson has been listed as a principal and associated person of PSA since January 14, 2014. Mr. Johnson served from 2002 to December 2008 at World Asset Management (a financial services firm), working as President and Chief Investment Officer from January 2006 to December 2008, and as Managing Director and Chief Investment Officer of Quantitative Investments of Munder Capital Management, an asset management firm, from January 2002 to December 2005.

Hratch Najarian, Director, Portfolio Management of the Sponsor since August 2013 and a listed principal of the Sponsor since October 15, 2013. In these roles, Mr. Najarian’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Najarian also has served as Director, Portfolio Management of PFA and PSA since August 2013, and is listed as a principal of PFA since January 8, 2014 and a principal and associated person of PSA since January 14, 2014. Mr. Najarian served as Senior Portfolio Manager of PSA from December 2009 through September 2013. He also served as Senior Portfolio Manager of PFA from December 2009 through September 2013, as Portfolio Manager of PFA from May 2007 through November 2009, and as Associate Portfolio Manager of PFA from November 2004 through April 2007.

Alexander Ilyasov, Senior Portfolio Manager of the Sponsor since August 22, 2016. In this role, Mr. Ilyasov’s responsibilities include oversight of the investment management activities of the Funds and certain other series of the Trust. Mr. Ilyasov also has served as a Senior Portfolio Manager of PFA since October 2013 and has served as Portfolio Manager of PSA since October 2013.

Ryan Dofflemeyer, Senior Portfolio Manager of the Sponsor since April 1, 2019 and prior to that Portfolio Manager since January 3, 2011, a registered associated person and an NFA associate member of the Sponsor since October 26, 2010. In these roles, Mr. Dofflemeyer’s responsibilities include day-to-day portfolio management of the Funds and certain other series of the Trust. Mr. Dofflemeyer has been registered as an associated person of PFA since December 5, 2012. Mr. Dofflemeyer also has served as a Portfolio Manager of PFA since August 2007 and was a Portfolio Analyst between October 2003 and August 2007. In addition, Mr. Dofflemeyer also served as Portfolio Manager for Horizon BetaPro Funds (investment funds) since May 2008 and served as a Portfolio Manager of PSA from March 2010 through September 2013. Mr. Dofflemeyer worked as a Research Assistant for the Investment Company Institute (investment funds trade organization) from September 2001 to August 2003.

James Linneman, Portfolio Manager of the Sponsor since April 2019, a registered associated person and an NFA associate member of the Sponsor since August 11, 2015. In these roles, Mr. Linneman’s responsibilities include day-to-day portfolio management of the Funds and certain other series of the Trust. Mr. Linneman has also served as a Portfolio Manager of PSA since April 2019. In addition, Mr. Linneman served as an Associate Portfolio Manager of the Sponsor and PSA from August 2016 to April 2019 and served as a Portfolio Analyst of the Sponsor and PSA from February 2014 to August 2016.

Benjamin McAbee, Portfolio Manager of the Sponsor since August 22, 2016, a registered associated person and an NFA associate member of the Sponsor since December 29, 2010. In these roles, Mr. McAbee’s responsibilities include day-to-day portfolio management of the Currency Funds and certain other series of the Trust. Mr. McAbee has been registered as an associated person of PFA since December 5, 2012. Mr. McAbee also has served as a Portfolio Manager of PFA since August 2016 and has served as an Associate Portfolio Manager from December 2011 to August 2016. In addition, Mr. McAbee has served as a Portfolio Manager of PSA since August 2016.

Victor Frye, a listed principal of the Sponsor since December 2, 2008, a listed principal of PFA since November 26, 2012, and a listed principal of PSA since January 14, 2014. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed as Chief Compliance Officer of PFA since October 2002 and of PSA since December 2004.

Duties of the Sponsor

The general fiduciary duties, which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of a Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

As of the date of this Prospectus, the Sponsor does not own any Shares of ProShares Ultra Silver, ProShares Ultra Gold, ProShares UltraShort Euro, ProShares Ultra Bloomberg Crude Oil, or ProShares UltraShort Bloomberg Crude Oil. As of the date of this Prospectus, the principals of the Sponsor do not own more than a de minimis amount of shares in any Fund.

Although the Sponsor and its trading principals (i.e., those principals that are responsible for or oversee the Funds’ trading decisions) do not currently trade or hold commodity interests that could be held by the Funds for their own accounts as of the date of this Prospectus, the Sponsor and its principals reserve the right to trade commodity interests for their own accounts. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading.

Management; Voting by Shareholders

The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund are listed for trading on the Exchange and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as any reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Funds by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.ProShares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value (“NAV”)

The NAV in respect of a Fund means the total assets of that Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, consistently applied under the accrual method of accounting. In particular, the NAV includes any unrealized profit or loss on Financial Instruments, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining the NAV. Each Fund’s NAV is calculated on each day other than a day when the Exchange is closed for regular trading. The Funds compute their NAV only once each trading day as of the times set forth below (the “NAV Calculation Time”), or an earlier time as set forth on www.ProShares.com. For example, a Fund may calculate its NAV as of an earlier time if the Exchange or other exchange material to the valuation or operation of such Fund closes early.

Fund	NAV Calculation Time
ProShares Ultra Silver	1:25 p.m. (Eastern Time)
ProShares Ultra Gold	1:30 p.m. (Eastern Time)
ProShares Ultra Bloomberg Crude Oil	2:30 p.m. (Eastern Time)
ProShares UltraShort Bloomberg Crude Oil	2:30 p.m. (Eastern Time)
ProShares UltraShort Euro	4:00 p.m. (Eastern Time)

In calculating the NAV of a Fund, futures contracts traded on a U.S. exchange are calculated at their then current market value, which typically is based upon the settlement price or the last traded price before the NAV time for that particular futures contract. The value of a Fund’s non-exchange traded Financial Instruments typically is determined by applying the then-current disseminated levels for the benchmark to the terms of such Fund’s non-exchange traded Financial Instruments.

In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect the fair value of a Fund investment or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such investment. Such fair value prices would generally be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable.

The Funds may use a variety of money market instruments to invest excess cash. Money market instruments used in this capacity generally will be valued using market prices or at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of a Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of the Financial Instruments held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares. Because the market price per Share may differ from the IOPV, the price at which an investor may be able to sell Shares at any time, and especially in times of market volatility, may be significantly less than the IOPV at the time of sale. Neither the Funds nor the Sponsor are liable for any errors in the calculation of IOPV or any failure to disseminate IOPV.

The Exchange disseminates the IOPV. In addition, the IOPV is published on the Exchange’s website and is available through on-line information services such as Bloomberg Finance L.P. and/or Reuters.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its Shares of such Fund in a taxable year.

THE ADMINISTRATOR

The Trust, on behalf of itself and on behalf of the Funds, has appointed BNYM as the Administrator of the Funds and BNYM has entered into an administration and accounting agreement (the “Administration and Accounting Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. In addition, BNYM provides certain accounting services to the Funds pursuant to the Administration and Accounting Agreement.

The Administrator’s fees are paid on behalf of the Funds by the Sponsor.

Pursuant to the terms of the Administration and Accounting Agreement and under the supervision and direction of the Sponsor, BNYM prepares and files certain regulatory filings on behalf of the Funds. BNYM may also perform other services for the Funds pursuant to the Administration and Accounting Agreement as mutually agreed to from time to time.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

BNYM is authorized to conduct a commercial banking business in accordance with the provisions of New York State Banking Law, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services and the Board of Governors of the Federal Reserve System.

THE CUSTODIAN

BNYM serves as the Custodian of the Funds and has entered into a custody agreement (the “Custody Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. Pursuant to the terms of the Custody Agreement, BNYM is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BNYM by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor.

THE TRANSFER AGENT

BNYM serves as the Transfer Agent of the Funds for Authorized Participants and has entered into a transfer agency and service agreement (the “Transfer Agency and Service Agreement”). Pursuant to the terms of the Transfer Agency and Service Agreement, BNYM is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor.

THE DISTRIBUTOR

SEI serves as the Distributor of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

SEI retains all marketing materials separately for the Funds, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; and its telephone number is (610) 676-1000.

The Sponsor pays SEI for performing its duties on behalf of the Funds.

Description of SEI

SEI is a wholly owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Funds, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Funds outstanding at any time. The representations, undertakings and agreements made on the part of the Funds in the global certificates are made and intended for the purpose of binding only the Funds and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Funds by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Funds.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Any participant of the Euroclear System that holds shares of a Fund in the Euroclear System will be deemed to have represented to and agreed with the applicable Fund and Euroclear Bank as a condition to such Fund shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in such Fund shares and related income distributions of such participant.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of a Fund constituting a Creation Unit.

CONFLICTS OF INTEREST

Sponsor

In the course of providing services, the Sponsor may simultaneously recommend the sale of a particular investment position for one account while recommending the purchase of the same investment position for another account if such recommendations are consistent with each client’s investment strategies. The Sponsor also may recommend the purchase or sale of investment positions that may also be recommended by ProShare Advisors LLC and/or ProFund Advisors LLC, affiliates of the Sponsor.

The Sponsor, its principals, officers and employees (and members of their families) and affiliates may participate directly or indirectly as investors in the Sponsor’s clients, such as the Funds. Thus, the Sponsor may recommend to clients the purchase or sale of investment positions in which it, or its officers, employees or related persons have a financial interest. The Sponsor may give advice and take actions in the performance of its duties to its clients that differ from the advice given or the timing and nature of actions taken, with respect to other clients’ accounts and/or employees’ accounts that may invest in some of the same investment positions recommended to clients.

In addition, the Sponsor, its affiliates and principals may trade for their own accounts. Consequently, non-customer and proprietary trades may be executed and cleared through any FCM or prime broker utilized by clients. It is possible that the Sponsor, including its officers and employees, may buy or sell investment positions or other instruments that the Sponsor has recommended to, or purchased for, its clients and may engage in transactions for their own accounts in a manner that is inconsistent with the Sponsor’s recommendations to a client. Personal transactions by the Sponsor, including its officers and employees, may raise potential conflicts of interest when such persons trade in an investment position that is owned by, or considered for purchase or sale for, a client, including conflicts that would arise if such proprietary accounts were to trade ahead of client accounts, place trades that are opposite to the trades of client accounts (such as the Funds), or receive preferential treatment in terms of allocation of resources or of investment opportunities. The Sponsor has adopted policies and procedures designed to detect and prevent such conflicts of interest and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with any fiduciary duty owned by the Sponsor to its clients and in accordance with applicable law.

FCMs

An FCM or its affiliates may own stock in, or have some other form of ownership interest in, one or more U.S. or foreign exchanges or swap execution facilities (each, a “Trading Facility”) or CFTC-registered derivatives clearinghouses (each a “Clearinghouse”) where the Funds’ transactions in futures, options on futures, swaps (as defined in the CEA), forwards or other commodity derivatives (“Contracts”) may be executed and/or cleared. As a result, an FCM or its affiliates may receive financial or other benefits related to its ownership interest when Contracts are executed on a given Trading Facility or cleared through a given Clearinghouse, and the FCM would, in such circumstances, have an incentive to cause Contracts to be executed on that Trading Facility or cleared by that Clearinghouse. In addition, employees and officers of an FCM or its affiliates may also serve on the board of directors or on one or more committees of a Trading Facility or Clearinghouse.

In addition, Trading Facilities and Clearinghouses may from time to time have in place other arrangements that provide their members or participants with volume, market-making or other discounts or credits, may call for members or participants to pre-pay fees based on volume thresholds, or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that Trading Facility or Clearinghouse. An FCM or its affiliates may participate in and obtain financial benefits from such incentive programs.

When providing execution services to the Funds (either in conjunction with clearing services or in an execution-only capacity), an FCM may direct orders to affiliated or unaffiliated market-makers, other executing firms, individual brokers or brokerage groups for execution. When such affiliated or unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, where permitted by law and the rules of the applicable Trading Facility, an FCM may solicit a counterparty to trade opposite your order or enter into transactions for its own account or the account of other counterparties that may, at times, be adverse to your interests in a Contract. In such circumstances, that counterparty may make payments and/or pay a commission to the FCM in connection with that transaction. The results of the Funds’ transactions may differ from the results achieved by the FCM for its own account, its affiliates, or for other customers.

In addition, where permitted by applicable law (including, where applicable, the rules of the applicable Trading Facility), an FCM, its directors, officers, employees and affiliates may act on the other side of a Fund’s order or transaction by the purchase or sale for an account, or the execution of a transaction with a counterparty, in which the FCM or a person affiliated with the FCM has a direct or indirect interest, or may effect any such order with a counterparty that provides the FCM or its affiliates with discounts related to fees for Contracts or other products. In cases where an FCM has offered a Fund a discounted commission or clearing fee for Contracts executed through the FCM as agent or with the FCM or its affiliate acting as counterparty, the FCM or its affiliates may be doing so because of the enhanced profit potential resulting from acting as executing broker or counterparty.

An FCM or its affiliates may act as, among other things, an investor, research provider, placement agent, underwriter, distributor, remarketing agent, structurer, securitizer, lender, investment manager, investment adviser, commodity trading advisor, municipal advisor, market maker, trader, prime broker or clearing broker. In those and other capacities, an FCM, its directors, officers, employees and affiliates may take or hold positions in, or advise other customers and counterparties concerning, or publish research or express a view with respect to, a Contract or with a related financial instrument that may not be consistent with, or may be contrary to, the Funds’ interests . Unless otherwise disclosed in writing, an FCM is not necessarily acting in the Funds’ best interest and are not assessing the suitability for the Funds of any Contract or related financial instrument. Acting in one or more of the capacities noted above may give an FCM or its affiliates access to information relating to markets, investments and products. An FCM and its affiliates are under no duty to make any such information available to the Sponsor, except to the extent the FCM has agreed in writing or as may be required under applicable law.

MATERIAL CONTRACTS

Administration and Accounting Agreement

BNYM serves as the Funds’ Administrator pursuant to the terms of the Administration and Accounting Agreement between the Trust, on behalf of itself and on behalf of the Funds, and the Administrator. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including the NAV calculations, accounting and other fund administrative services.

The Administration and Accounting Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Administration and Accounting Agreement, the Trust may terminate the Administration and Accounting Agreement on at least ninety (90) days’ prior written notice to the Administrator, and either party may terminate the Administration and Accounting Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Administrator, BNYM is indemnified under the Administration and Accounting Agreement.

Transfer Agency and Service Agreement

BNYM serves as the Funds’ Transfer Agent. Pursuant to the Transfer Agency and Service Agreement among the Trust, on behalf of itself and on behalf of the Funds, and the Transfer Agent, the Transfer Agent serves as the Funds’ transfer agent and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement. Under the Transfer Agency and Service Agreement, the Transfer Agent’s services include, among other things, assisting the Funds with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Transfer Agency and Service Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Transfer Agency and Service Agreement, the Trust may terminate the Transfer Agency and Service Agreement on at least ninety (90) days’ prior written notice to the Transfer Agent, and either party may terminate the Transfer Agency and Service Agreement at any time upon thirty (30)days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Transfer Agent, BNYM is indemnified under the Transfer Agency and Service Agreement.

Custody Agreement

BNYM serves as the Funds’ Custodian. Pursuant to the Custody Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Funds during the term of the Custody Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custody Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a subcustodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.

The Custody Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Custody Agreement, the Trust may terminate the Custody Agreement on at least ninety (90) days’ prior written notice to the Custodian, and either party may terminate the Custody Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

Upon termination of the Custody Agreement, the parties agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of a new custodian. Upon the date set forth in such notice, the Custodian shall deliver directly to the successor custodian all Funds’ assets. In its capacity as Custodian, BNYM is indemnified under the Custody Agreement.

Distribution Agreement

Pursuant to the Distribution Agreement between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement became effective on the date of the offering of the Shares of the Funds and the Distribution Agreement will continue until December 19, 2014, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan; that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses to the extent required by ERISA or other applicable law; that an investment in a Fund complies with the Plan documents; and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code ( i.e. , “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not “significant.”

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held,” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly-Offered Security Exception should apply with respect to the Shares of each Fund.

Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and/or the Code (as applicable) with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Governmental, Church and Non-US Plans

While U.S. Federal, state and local governmental plans, non-US plans, and so-called “non-electing” church plans are not subject to ERISA or Section 4975 of the Code, the laws applicable to these plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code. Accordingly, fiduciaries of such plans, in consultation with their advisers, should consider the impact of their respective laws and regulations on an investment in a Fund and the considerations discussed above, if applicable.

Form 5500 Reporting Requirements

Plan Fiduciaries of ERISA Plans are required to file Form 5500 annual returns/reports with the U.S. Department of Labor and the U.S. Internal Revenue Service that set forth the current value and other information with respect to the assets of such ERISA Plans. The Sponsor believes that the annual reports of the Funds will provide sufficient information to permit Plan Fiduciaries to provide an annual valuation of Plan investments as required for this purpose; however, fiduciaries should note that they have the ultimate responsibility for providing such valuation. Certain ERISA Plans may further be required to report certain compensation paid by the Funds (or by third parties) to the Funds’ service providers as “indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute indirect compensation that meets the definition of “eligible indirect compensation,” as defined in the Instructions for Schedule C to Form 5500, any such descriptions are intended to satisfy the alternative reporting option for “eligible indirect compensation” under such Instructions.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF INVESTMENTS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE SPONSOR OR ANY OTHER PARTY RELATED TO THE FUNDS THAT AN INVESTMENT IN A FUND MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH AN INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares of the Funds trade on the Exchange under the ticker symbols listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units to Authorized Participants. Shares of the Funds are to be offered to Authorized Participants in Creation Units at each Fund’s respective NAV.

Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, ABN AMRO Clearing Chicago LLC, Barclays Capital Inc., BofA/Merrill Lynch Professional Clearing, BNP Paribas Securities Corp., Citigroup Global Markets, Inc., Citadel Securities LLC, Cowen, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Jefferies LLC, J.P. Morgan Securities Inc., Mizuho Securities USA Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, Timber Hill LLC—Interactive Brokers, UBS Securities LLC, Virtu Financial BD LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Creation Units to Authorized Participants from time to time generally in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. In any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members, including to SEI and PDI, in connection with the offering of the Shares by a Fund will not exceed 10% of gross offering proceeds.

LEGAL MATTERS

Morgan, Lewis & Bockius LLP has advised the Sponsor in connection with the Shares being offered. Morgan, Lewis & Bockius LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Funds. Morgan, Lewis & Bockius LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax laws and “Purchases By Employee Benefit Plans” with respect to ERISA. Morgan, Lewis & Bockius LLP has not represented, nor will it represent, the Trust, the Funds or the shareholders in matters relating to the Trust or the Funds and no other counsel has been engaged to act on their behalf.

Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The combined financial statements of ProShares Trust II, the individual financial statements of each of the funds comprising ProShares Trust II, management’s assessment of the effectiveness of internal control over financial reporting of ProShares Trust II, and management’s assessment of the effectiveness of internal control over financial reporting of each of the individual funds comprising ProShares Trust II (which assessments are included in Management’s Report on Internal Control over Financial Reporting), incorporated in this Prospectus by reference to ProShares Trust II’s Annual Report on Form 10-K, for the year ended December 31, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-3 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2019, along with any amendments thereto, which has been incorporated by reference into this Prospectus and, subsequent to the date of this Prospectus, future filings with the SEC will be automatically deemed incorporated into this Prospectus, including subsequent financial statements, data and related notes with respect to all of the Funds. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this Prospectus.

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. The Funds receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus and later information that we will file with the SEC will automatically update and supersede some of this information. We incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act. The Trust also incorporates by reference the documents listed below:

•	The Trust’s Annual Report on Form 10-K for the year ended December 31, 2019; and

•

All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2019, except for information furnished on Form 8-K, which is not deemed filed and not incorporated herein by reference.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. In addition, the Trust will also provide you with information regarding the other series of the Trust upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

ProShares Trust II

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

East Tower, 10th Floor

Bethesda, Maryland 20814

Telephone: (240) 497-6400

These documents may also be accessed through the web at www.ProShares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

The Trust also incorporates by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering of the securities under the registration statement of which this Prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this Prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Because the Trust is incorporating by reference future filings with the SEC, this Prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this Prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this Prospectus or in any document previously incorporated by reference have been modified or superseded.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

FUTURES COMMISSION MERCHANTS

Each Fund intends to use BofAS, RBC, Man, DBSI, SGAS and BCI, in its capacity as a registered FCM, as its FCM. Each of BofAS, RBC, Man, DBSI, SGAS and BCI, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and certain other funds of the Trust and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of BofAS, RBC, Man, DBSI, SGAS and BCI acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to BofAS, RBC, Man, DBSI, SGAS or BCI as applicable.

Investors should be advised that none of BofAS, RBC, Man, DBSI, SGAS and BCI is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, none of BofAS, RBC, Man, DBSI, SGAS or BCI in its capacity as FCM, is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.

None of BofAS, RBC, Man, DBSI, SGAS or BCI has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, none of BofAS, RBC, Man, DBSI, SGAS or BCI provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon BofAS, RBC, Man, DBSI, SGAS or BCI in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace BofAS, RBC, Man, DBSI, SGAS and/or BCI as the Funds’ clearing broker.

Litigation and Regulatory Disclosure Relating to FCMs

BofA Securities, Inc. (the “Company” or “BofAS”), a Delaware corporation, is registered with the U.S. Commodity Futures Trading Commission (“CFTC”) as a Futures Commission Merchant (“FCM”). The Company is a clearing member of the Chicago Board of Trade, and the Chicago Mercantile Exchange, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, the Company has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. The Company maintains its principal place of business at One Bryant Park, New York, NY10036.

Bank of America Corporation (the “Corporation” or “Bank of America”), the Company’s ultimate parent (the “Parent”) makes all required disclosures in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may be updated by Current Reports on Form 8-K, all of which are filed with the Securities and Exchange Commission (“SEC”) (“Regulatory Filings”). The Company makes all required disclosures in its Form BD and ADV filings (“Form BD and ADV Filings”) with the Financial Industry Regulatory Authority (“FINRA”). Those Regulatory Filings and Form BD and ADV Filings include disclosures of Regulatory Inquiries as required by federal law and applicable regulations. The Regulatory Filings are publicly available on the SEC’s website at www.sec.gov. The Form BD Filings are publicly available on the FINRA BrokerCheck system at http://brokercheck.finra.org/. The Form ADV filings are publicly available on the SEC’s Investment Adviser Search website at:

http://www.adviserinfo.sec.gov/IAPD/default.aspx.

In the ordinary course of business, the Company is routinely a defendant in or party to many pending and threatened legal, regulatory and governmental actions and proceedings. In view of the inherent difficulty of predicting the outcome of such matters, particularly where the claimants seek very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, the Company generally cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.

In accordance with applicable accounting guidance, the Company establishes an accrued liability for matters when those matters present loss contingencies that are both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. As a matter develops, the Company, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. Once the loss contingency related to a matter is deemed to be both probable and estimable, the Company will establish an accrued liability. The Company continues to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.

In some of the matters described below, loss contingencies are not both probable and estimable in the view of management, and accordingly, an accrued liability has not been established for those matters. Information is provided below regarding the nature of all these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, including the matters described herein, will have a material adverse effect on the Company’s consolidated financial position or liquidity. However, in light of the inherent uncertainties involved in these matters, some of which are beyond the Company’s control, and the very large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to the Company’s results of operations or cash flows for any particular reporting period.

On May 13, 2019, BofAS acquired the Global Banking and Markets (“GBAM”) assets of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), then an affiliated futures commission merchant. While BofAS currently has no legal or disciplinary events to disclose on its own behalf, BofAS deems it appropriate to disclose certain MLPF&S litigation and regulatory matters arising from the GBAM business acquired from MLPF&S that would otherwise have been required to be disclosed under CFTC Rule 1.55(k)(7) prior to the transfer of the business to BofAS.

The actions arising from the GBAM business acquired from MLPF&S include, but are not limited to, the following:

LITIGATION

Mortgage-Backed Securities (“MBS”) Litigation

MLPF&S and certain of its affiliates have been named as defendants in a number of cases relating to their various roles as issuer, originator, seller, depositor, sponsor, and/or underwriter in MBS offerings, pursuant to which the MBS investors were entitled to a portion of the cash flow from the underlying pools of mortgages. These cases generally include actions by individual MBS purchasers and governmental actions. Although the allegations vary by lawsuit, these cases generally allege that the registration statements, prospectuses and prospectus supplements for securities issued by securitization trusts contained material misrepresentations and omissions, in violation of the Securities Act and/or state securities laws and other state statutory and common laws.

These cases generally involve allegations of false and misleading statements regarding: (i) the process by which the properties that served as collateral for the mortgage loans underlying the MBS were appraised; (ii) the percentage of equity that mortgage borrowers had in their homes; (iii) the borrowers’ ability to repay their mortgage loans; (iv) the underwriting practices by which those mortgage loans were originated; (v) the ratings given to the different tranches of MBS by rating agencies; and (vi) the validity of each issuing trust’s title to the mortgage loans comprising the pool for the securitization (collectively, “MBS Claims”). Plaintiffs in these cases generally seek unspecified compensatory damages, unspecified costs and legal fees and, in some instances, seek rescission. A number of other entities threatened legal actions against MLPF&S concerning MBS offerings.

Regulatory and Governmental Investigations

MLPF&S received a number of subpoenas and other requests for information from regulators and governmental authorities regarding MBS and other mortgage-related matters, including inquiries, investigations and potential proceedings related to a number of transactions involving MLPF&S’s underwriting and issuance of MBS and its participation in certain CDO and SIV offerings. These inquiries and investigations included, among others: investigations by the RMBS Working Group of the Financial Fraud Enforcement Task Force, including the U.S. Department of Justice (“DOJ”) and state Attorneys General concerning the purchase, securitization and underwriting of mortgage loans and RMBS. MLPF&S provided documents and testimony and continues to cooperate fully with these inquiries and investigations.

On August 21, 2014, Bank of America announced a comprehensive settlement with the U.S. Department of Justice, certain federal agencies, and the states of California, Delaware, Illinois, Kentucky, Maryland, and New York. The settlement resolves, among other things, certain federal and state civil claims concerning MLPF&S’s participation in the packaging, origination, marketing, sale, structuring, arrangement, and issuance of RMBS and CDOs. As part of the settlement, Bank of America agreed to make $9.65 billion in payments, $5 billion of which will serve as a penalty under the Financial Institutions Reform, Recovery and Enforcement Act.

Additionally, Bank of America agreed to provide $7 billion worth of consumer relief, which could include, among other things, principal forgiveness and forbearance, loan modification, and targeted lending, to be completed by August 31, 2018.

Tutor Perini Corp. v. Banc of America Securities LLC and Bank of America, N.A.

Tutor Perini Corporation filed an action on May 18, 2011 in the U.S. District Court for the District of Massachusetts entitled Tutor Perini Corporation v. Banc of America Securities LLC, now known as Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger, and Bank of America, N.A. The complaint alleges that Defendants failed to disclose material facts about the market for auction-rate securities (“ARS”) that Tutor Perini purchased from BAS in late 2007 and early 2008. The complaint alleges that auctions for those ARS failed beginning in February 2008, allegedly preventing Tutor Perini from liquidating its ARS at par value in the auctions, and that Tutor Perini subsequently sold its ARS on the secondary market at a loss. The complaint asserts federal securities-fraud, Massachusetts Uniform Securities Act (“MUSA”), Massachusetts Unfair and Deceptive Trade Practices Act (“UDTPA”), common-law fraud, unsuitability, and intentional-and negligent-misrepresentation claims. Plaintiff seeks damages in excess of $100M.

On August 12, 2015, the District Court granted defendants summary judgment dismissing all claims. On November 21, 2016, the U.S. Court of Appeals for the First Circuit affirmed the District Court’s decision with respect to all claims against BANA and as to Perini’s unsuitability, common-law fraud, and intentional misrepresentation claims against BAS, but vacated and remanded for further proceedings on the federal securities-fraud, MUSA, UDTPA, and negligent-misrepresentation claims against BAS. The parties resolved the matter for $37 million and the case was dismissed with prejudice on June 6, 2017.

REGULATORY ACTIONS

SEC RMBS INJUNCTION 11/25/2014

On November 25, 2014, the U.S. District Court for the Western District of North Carolina issued a Final Judgment as to MLPF&S as successor by merger to Banc of America Securities LLC (the “SEC Final Judgment”) in the civil injunctive action for which a complaint was filed by the Securities and Exchange Commission on August 6, 2013 against MLPF&S, and other entities (collectively the “Entities”) (the “SEC Complaint”). The SEC Complaint alleged that the Entities made material misrepresentations and omissions in connection with the sale of Residential Mortgage-Backed Securities (“RMBS”). Specifically, the SEC Complaint alleged that the Entities failed to disclose the disproportionate concentration of wholesale loans underlying the RMBS as compared to prior RMBS offerings. The SEC Complaint also alleged that the concentration of wholesale loans in the RMBS included higher likelihood that the loans would be subject to material underwriting errors, become severely delinquent, fail early in the life of the loan, or prepay. The SEC Complaint further alleged that the Entities violated Regulation S-K and Subpart Regulation AB of the Securities Act of 1933 by failing to disclose material characteristics of the pool of loans underlying the RMBS, that the Entities made material misrepresentations and omissions in their public files and in the loan tapes provided to investors and rating agencies, and that MLPF&S violated section 5(b)(1) of the Securities Act by failing to file with the SEC certain loan tapes that were provided only to select investors. MLPF&S consented to the entry of the SEC Final Judgment in the SEC without admitting or denying the allegations in the SEC Complaint. The SEC Final Judgment states that MLPF&S was permanently restrained and enjoined from violating Sections 5(b)(1), 17(a)(2) and 17(a)(3) of the Securities Act of 1933, and jointly and severally with the other Entities liable for disgorgement of $109,220,000, prejudgment interest of $6,620,000 and a civil penalty of $109,220,000 (together the “Funds”); the District Court retained jurisdiction over the administration of any distribution of the Funds.

SEC Reg SHO Settlement 6/01/2015

On June 1, 2015, pursuant to SEC Administrative Release 34-75083, the SEC announced that public administrative and cease and desist proceedings were instituted against MLPF&S and Merrill Lynch Professional Clearing Corp. (“MLPro”) (collectively, “Merrill’) for violations of Rule 203(b) of Regulation SHO in connection with its practices related to its execution of short sales. The violations arose from two separate issues with respect to Merrill’s use of its easy to borrow list (“ETB List”) in connection with the execution of short sale transactions. First, Merrill’s execution platforms continued to accept short sales orders in reliance on the firm’s ETB list as the source of the locate after having learned of facts indicating that such reliance was no longer reasonable. As a consequence, Merrill’s conducted violated Rule 203(b) of Reg SHO in that Merrill lacked the requisite reasonable grounds to believe the affected securities could be borrowed for delivery on delivery date as required by the rule. In addition, by recording the ETB list as the locate source in instances where Merrill had determined that such was no longer reasonable, Merrill failed to document an appropriate locate as required by the rule. Second, there were in certain instances in which Merrill utilized data that was more than 24 hours old to construct its ETB List, which, at times, resulted in securities being included on the ETB List when they otherwise should not have been. MLPF&S and MLPro have consented to (a) cease and desist from committing or causing any violations and any future violations of Rule 203(b) of Regulation SHO; (b) be censured; (c) pay disgorgement of $1.56 million plus prejudgment interest; (d) pay a civil monetary penalty of $9 million; and (e) comply with certain undertakings, including retaining an independent consultant within thirty (30) days of entry of the Administrative Order to conduct a review of their policies, procedures and practices with respect to their acceptance of short sale orders for execution in reliance on the firm’s ETB List and procedures to monitor compliance therewith to satisfy certain of its obligations under Rule 203(b) of Regulation SHO. In anticipation of the institution of these proceedings, Merrill has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Merrill admits the findings, acknowledges that its conduct violated the federal securities laws, admits the commission’s jurisdiction over it and the subject matter of these proceedings, and consents to the entry of this order instituting administrative and cease-and-desist proceedings pursuant to Sections 15(b) and 21c of the Securities Exchange Act of 1934, making findings, and imposing remedial sanctions and a cease-and-desist order. Accordingly, it is hereby ordered that the Merrill cease and desist from committing or causing any violations and any future violations of Rule 203(b) of Regulation SHO and is censured. Merrill shall pay disgorgement, which represents profits gained as a result of the conduct, of $1,566,245.67 and prejudgment interest of $334,564.65 to the SEC. Merrill shall pay a civil money penalty in the amount of $9 million to the SEC. Merrill shall comply with the undertakings enumerated in the offer of settlement.

SEC MCDC Settlement 6/18/2015

The SEC deems it appropriate and in the public interest that public administrative and cease-and-desist proceedings be, and hereby are, instituted against MLPF&S. MLPF&S willfully violated section 17(a)(2) of the Securities Act. MLPF&S, a registered broker-dealer, conducted inadequate due diligence in certain offerings and as a result, failed to form a reasonable basis for believing the truthfulness of the assertions by these issuers and/or obligors regarding their compliance with previous continuing disclosure undertakings pursuant to Rule 15c2-12. This resulted in MLPF&S offering and selling municipal securities on the basis of materially misleading disclosure documents. The violations were self-reported by MLPF&S to the Commission pursuant to the Division of Enforcement’s (the “Division”) Municipalities Continuing Disclosure Cooperation (MCDC) initiative. In anticipation of the institution of these proceedings, MLPF&S has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, which are admitted, MLPF&S consents to the entry of this order instituting administrative and cease-and-desist proceedings pursuant to Section 8a of the Securities Act of 1933 (the “Securities Act”) and Section 15(b) of the Securities Exchange Act of 1934, making findings, and imposing remedial sanctions and a cease-and-desist order. In view of the foregoing, the Commission deems it appropriate and in the public interest to impose the sanctions agreed to in MLPF&S’s Offer. Accordingly, it is hereby ordered that MLPF&S shall, cease and desist from committing or causing any violations and any future violations of 17(a)(2) of the Securities Act; pay a civil money penalty in the amount of $500,000 to the SEC; and retain an independent consultant to conduct a review of MLPF&S’s policies and procedures as they relate to municipal securities underwriting due diligence.

CFTC Order 9/22/2017 On September 22, 2017, the Commodity Futures Trading Commission announced that MLPF&S agreed to the entry of an order that alleged that the CFTC had reason to believe that MLPF&S (a) violated Regulation 166.3, 17 C.F.R. § 166.3 (2016), under the Commodity Exchange Act (CEA) in connection with its alleged failure to supervise diligently MLPF&S’s response to the investigation by the CME Group Inc.’s Market Regulation Department regarding recordkeeping and execution practices with respect to block trades; (b) violated Regulation 166.3, 17 C.F.R. § 166.3 (2016), under the CEA in connection with its alleged inadequate procedures for preparing and maintaining records for block trades executed by the Swaps Desk, including procedures for recording accurate block trade execution times and not being diligent in ensuring that its existing procedures for preparing and maintaining records for block trades were being implemented; and (c) violated Section 4g of the CEA, 7 U.S.C. § 6g (2012) and Regulations 1.31 and 1.35 under the CEA, 17 C.F.R. §§ 1.31 and 1.35 (2016) in connection with the alleged failure to maintain certain books and records regarding the execution of block trades. Without admitting or denying any of the findings or conclusions in the order, MLPF&S consented to the imposition of the following sanctions: (1) to cease and desist from violating Section 4g of the CEA and Regulations 1.31, 1.35 and 166.3 thereunder, (2) to pay a civil monetary penalty in the amount of $2,500,000, and (3) to comply with certain undertakings.

SEC ATS (Masking) Settlement 6/19/2018

On June 19, 2018, the SEC issued an administrative proceeding against MLPF&S concerning MLPF&S’s sustained efforts to hide its practice of routing certain institutional customer orders to other broker-dealers (ELPs), including proprietary trading firms and wholesale market makers, for execution. MLPF&S configured a number of internal/external trade reporting systems so that institutional customer orders that were executed at ELPs instead appeared to institutional customers to have been executed at MPF&S. MLPF&S similarly misreported ELP executions in reports provided to institutional customers and in billing invoices. When responding to institutional customer questionnaires and in other communications, MLPF&S specifically omitted ELPs from lists of venues to which institutional customer orders were routed. MPF&S referred to this practice internally as masking. MLPF&S masked the ELP executions of MLPF&S’s DSA institutional customers, typically financial institutions such as asset managers, mutual fund investment advisers, and public pension funds. As a result, these institutional customers’ orders received unwanted executions against entities with which they believed their orders would not interact. Because of masking, these institutional customers did not know that MLPF&S violated their instructions. MLPF&S’s efforts to mask the correct trading venues, including by altering trade reporting programs, operated as a fraud or deceit upon its institutional customers. As a result, MLPF&S willfully violated sections 17(a)(2) and 17(a)(3) of the Securities Act. MLPF&S was censured and ordered to (i) cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act; and (ii) pay a civil money penalty in the amount of $42,000,000.

FINRA AWC 12/13/2018

Without admitting or denying the findings, MLPF&S consented to the sanctions and to the entry of findings that it failed to reasonably supervise an associated person who, together with a third party individual, engaged in a scheme to defraud a customer of MLPF&S.

The scheme began when the associated person was associated with MLPF&S, but the actual theft of funds occurred after the associated person left MLPF&S. The findings stated that MLPF&S failed to respond reasonably to red flags that the associated person was engaged in conduct that appeared to violate MLPF&S’s policies and procedures, including a failure to reasonably investigate certain of the associated person’s email communications that it had flagged for review and a failure to reasonably follow up on a default judgment entered against the associated person based on a civil complaint that alleged that the associated person had cheated a couple who had lent the third party money and that the associated person had written two post-dated checks, only to later close the account on which the checks were written. The findings stated that had MLPF&S more vigorously responded to the red flags, it likely could have discovered the associated person’s associated with the third party and been in a better position to address the risk that the associated person posed to MLPF&S and the customer of MLPF&S. The findings also stated that MLPF&S failed to disclose certain reportable events that occurred in 2010 and 2012 to FINRA. MLPF&S was censured and fined $300,000.

SEC ADR Settlement 3/22/2019

The SEC deemed it appropriate and in the public interest that public administrative proceedings be instituted pursuant to Section 15(b)(4) of the Securities Exchange Act of 1934 (“Exchange Act”), against MLPF&S (“MLPF&S” or “Respondent”). The SEC found that these proceedings arose out of MLPF&S’s improper practices with respect to securities lending transactions involving pre-released American Depositary Receipts (“ADRs”). ADR facilities, which provide for the issuance of ADRs, are established by a depositary bank (“Depositary”) pursuant to a deposit agreement (“Deposit Agreement”). Typically, a Depositary issues ADRs to a market participant that contemporaneously delivers the corresponding number of foreign securities to the Depositary’s foreign custodian (“Custodian”). However, in certain situations, Deposit Agreements may provide for “pre-release” transactions in which a market participant can obtain newly issued ADRs from the Depositary before delivering ordinary shares to the custodian. Only brokers (or other market participants) that have entered into pre-release agreements with a depositary (“Pre-Release Agreements”) can obtain pre-released ADRs from the Depositary. The Pre-Release Agreements, consistent with the Deposit Agreements, require the broker receiving the pre-released ADRs (“Pre-Release Broker”), or its customer on whose behalf the Pre-Release Broker is acting, to beneficially own the ordinary shares represented by the ADRs, and to assign all beneficial rights, title, and interest to those ordinary shares to the Depositary while the pre-release transaction is outstanding. In effect, the Pre-Release Broker or its customer becomes the temporary custodian of the ordinary shares that would otherwise have been delivered to the Custodian. From at least June 2012 until approximately November 2014, MLPF&S received pre-released ADRs from Pre-Release Brokers that had been issued by Depositaries where neither the Pre-Release Brokers nor MLPF&S had taken reasonable steps to satisfy the Pre-Release Brokers’ obligations under the Pre-Release Agreements. MLPF&S, which was not a Pre-Release Broker, understood that the ADRs that MLPF&S borrowed from Pre-Release Brokers may have been sourced from Depositaries pursuant to Pre-Release Agreements. MLPF&S also understood that the beneficial ownership and other representations that Pre-Release Brokers were required to make to depositaries in order to obtain pre-released ADRS. MLPF&S also understood the conduit nature of Pre-Release Brokers’ securities lending business, which under the circumstances should have indicated that the Pre-Release Brokers did not own underlying ordinary shares. MLPF&S’s CFTC associate persons on its securities lending desk, by obtaining ADRs from Pre-Release Brokers in circumstances where they should have known that such ADRs likely had been pre-released without compliance with the Pre-Release Brokers’ obligations under the Pre-release Agreements, violated Section 17(a)(3) of the Securities Act of 1933 (“Securities Act”). MLPF&S’s supervisory policies and procedures were not reasonably designed and implemented to provide sufficient oversight of associated persons to prevent and detect their violations of Section 17(a)(3) of the Securities Act. As a result, MLPF&S failed reasonably to supervise its associated persons within the meaning of Section 15(b)(4)(e) of the Exchange Act. MLPF&S submitted an offer of settlement (the “Offer”) which the SEC has determined to accept. MLPF&S failed reasonably to fulfill its supervisory responsibilities within the meaning of Section 15(b)(4)(e) of the Exchange Act. Solely for the purpose of settling these proceedings, MLPF&S consented to the order without admitting or denying the findings in the order, except as to the SEC’s jurisdiction over it and the subject matter. The SEC ordered that MLPF&S is censured and shall pay disgorgement of $4,448,291.52 together with prejudgment interest of $724,795.40 and a civil money penalty of $2,891,389.48.

Merrill Lynch Ordered to Pay $300,000 Penalty for Failing to Promptly Produce Audit Trail Data / CFTC Case #19-21 09/10/2019 (included by the Sponsor from the CFTC website and not provided by BofAS)

Washington, DC – The U.S. Commodity Futures Trading Commission today issued an order filing and settling charges against Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch), a registered futures commission merchant, for failing to promptly produce to the CFTC certain required records and, separately, failing to supervise its employees and agents to ensure that they fulfilled the firm’s statutory and regulatory obligations to keep and promptly produce such records.

The order finds that for nearly three years, Merrill Lynch failed to produce reliable audit trail data requested by the Division of Enforcement. According to the order, these failures substantially delayed a CFTC investigation and were attributable in large part to Merrill Lynch’s failure to develop and diligently administer adequate procedures for responding to routine regulatory requests — for example, Merrill Lynch did not have a process in place to locate account numbers or order entry operator identification numbers; instead, operations personnel simply worked from memory when searching for the data.

In addition to imposing a $300,000 civil monetary penalty, the order notes that Merrill Lynch has already taken steps to revise its internal process for responding to regulatory data requests, including, but not limited to, designating personnel to: (1) interpret regulatory data requests, the source of the information, and the timing for the response; (2) locate and provide the data; and (3) independently assess the data extraction process and results.

“As this case shows, the CFTC will hold registrants accountable for their regulatory obligations,” said James McDonald, director of the CFTC’s Division of Enforcement. “Recordkeeping requirements are important for regulatory and enforcement purposes, and the failure to produce reliable audit trail data here impeded a CFTC investigation.”

RBC Capital Markets LLC (“RBC” or the “Company”)

RBC Capital Markets, LLC (“RBC Capital”), is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC Capital’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC Capital with respect to issues raised in various investigations. RBC Capital complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC Capital is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC Capital complies fully with all settlements it reaches and all orders, awards and judgments made against it.

RBC Capital has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC Capital is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC Capital’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief. RBC Capital contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC Capital cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC Capital believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC Capital.

On April 27, 2017, pursuant to an offer of settlement, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that RBC Capital engaged in EFRP transactions which failed to satisfy the Rules of the Chicago Board of Trade (the “Exchange”) in one or more ways. Specifically, the Panel found that RBC Capital traders entered into EFRP trades in which RBC Capital accounts were on both sides of the transactions. While the purpose of the transactions was to transfer positions between the RBC Capital accounts, the Panel found that the manner in which the trades occurred violated the Exchange’s prohibition on wash trades. The Panel found that RBC Capital thereby violated CBOT Rules 534 and (legacy) 538.B. and C. In accordance with the settlement offer, the Panel ordered RBC Capital to pay a $175,000 fine. On October 1, 2019, the CFTC issued an order filing and settling charges against RBCCM for the above activity, as well as related charges. The order required that RBCCM cease and desist from violating the applicable regulations, pay a $5 million civil monetary penalty, and comply with various conditions, including conditions regarding public statements and future cooperation with the Commission.

On June 18, 2015, in connection with the Municipalities Continuing Disclosure Cooperation initiative of the U.S. Securities and Exchange Commission (“SEC”), the SEC commenced and settled an administrative proceeding against RBC Capital for willful violations of Sections 17(a)(2) of the Securities Act of 1933, as amended (“1933 Act”) after the firm self-reported instances in which it conducted inadequate due diligence in certain municipal securities offerings and as a result, failed to form a reasonable basis for believing the truthfulness of certain material representations in official statements issued in connection with those offerings. RBC Capital paid a fine of $500,000.

RBC Capital and certain affiliates were named as defendants in a lawsuit relating to their role in transactions involving investments made by a number of Wisconsin school districts in certain collateralized debt obligations. These transactions were also the subject of a regulatory investigation, which was resolved in 2011. RBC Capital reached a final settlement with all parties in the civil litigation, and the civil action against RBC Capital was dismissed with prejudice on December 6, 2016.

Beginning in 2015, putative class actions were brought against RBC Capital and/or Royal Bank of Canada in the U.S., Canada and Israel. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behavior in foreign exchange trading. Various regulators are also conducting inquiries regarding potential violations of law by a number of banks and other entities, including RBC Capital, regarding foreign exchange trading. In August 2018, the U.S. District Court entered a final order approving RBC Capital’s pending settlement with class plaintiffs. Certain institutional plaintiffs opted out of participating in the settlement and have brought their own claims. The Canadian class actions and one other U.S. action that is purportedly brought on behalf of different classes of plaintiffs also remain pending. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.

On April 13, 2015, RBC Capital’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants and on June 29, 2018, the French appellate court affirmed the acquittals. The acquittals are being appealed.

Various regulators and competition and enforcement authorities around the world, including in Canada, the United Kingdom, and the U.S., are conducting investigations related to certain past submissions made by panel banks in connection with the setting of the U.S. dollar London interbank offered rate (LIBOR). These investigations focus on allegations of collusion between the banks that were on the panel to make submissions for certain LIBOR rates. Royal Bank of Canada, RBC Capital’s indirect parent, is a member of certain LIBOR panels, including the U.S. dollar LIBOR panel, and has in the past been the subject of regulatory requests for information. In addition, Royal Bank of Canada and other U.S. dollar panel banks have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. The complaints in those private lawsuits assert claims against us and other panel banks under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. On February 28, 2018, the motion by the plaintiffs in the class action lawsuits to have the class certified was denied in relation to Royal Bank of Canada. As such, unless that ruling is reversed on appeal, Royal Bank of Canada is no longer a defendant in any pending class action. Royal Bank of Canada is still a party to the various individual LIBOR actions. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.

Thornburg Mortgage Inc. (now known as “TMST”) and RBC Capital were parties to a master repurchase agreement executed in September 2003 whereby TMST financed its purchase of residential mortgage-backed securities. Upon TMST’s default during the financial crisis, RBC Capital valued TMST’s collateral at allegedly deflated prices. After TMST’s bankruptcy filing, TMST’s trustee brought suit against RBC Capital in 2011 for breach of contract. In 2015, TMST was awarded more than $45 million in damages. RBC Capital has appealed. The appeals court set a briefing schedule and simultaneously ordered the parties to participate in a mediation. The parties subsequently reached an agreement to settle the matter; a motion to approve the settlement was filed with the bankruptcy court on January 10, 2016 and granted on February 27, 2017.

On October 14, 2014, the Delaware Court of Chancery (the “Court of Chancery”) in a class action brought by former shareholders of Rural/Metro Corporation, held RBC Capital liable for aiding and abetting a breach of fiduciary duty by three Rural/Metro directors, but did not make an additional award for attorney’s fees. A final judgment was entered on February 19, 2015 in the amount of US$93 million plus post judgment interest. RBC Capital appealed the Court of Chancery’s determination of liability and quantum of damages, and the plaintiffs cross-appealed the ruling on additional attorneys’ fees. On November 30, 2015, the Delaware Supreme Court affirmed the Court of Chancery with respect to both the appeal and cross-appeal. RBC Capital is cooperating with an investigation by the SEC relating to this matter. In particular, the SEC contended that RBC Capital caused materially false and misleading information to be included in the proxy statement that Rural filed to solicit shareholder approval for the sale in violation of section 14(A) of the Exchange Act and Rule 14A-9 thereunder. On August 31, 2016, RBC Capital was ordered by the SEC to cease and desist and paid $500,000 in disgorgement, plus interest of $77,759 and a civil penalty of $2 million.

Case 19-47 CFTC Administrative Action, September 30, 2019 ((included by the Sponsor from the NFA website and not provided by RBC Capital Markets LLC)

CFTC Orders RBC Capital Markets, LLC to Pay $5 Million for Supervisory Failures Resulting in Illegal Trades and Other Violations

Washington, DC – The U.S. Commodity Futures Trading Commission today announced the agency issued an order on Monday, September 30, 2019, filing and setting charges against RBC Capital Markets, LLC (RBCCM), a registered futures commission merchant (FCM), for failing to meet its supervisory obligations, which resulted in hundreds of unlawful trades and other violations over the period of at least late 2011 through May 2017.

The order requires RBCCM to cease and desist from future violations, pay a $5 million civil monetary penalty, and for a period of three years to expeditiously and completely cooperate with the Commission and any other governmental agency in all future investigations or inquiries involving the factual and legal subject matters of this action.

“The CFTC will vigorously enforce the rules requiring our registrants to properly supervise their business activities. Where those supervision failures are accompanied by other violations, we will pursue those violations as well,” said CFTC Director of Enforcement James McDonald.

The order finds that between December 2011 and October 2015, RBCMM engaged in at least 385 noncompetitive, fictitious, exchange for physical wash transactions (Wash EFPs). The order finds that RBCCM engaged in Wash EFPs in order to move positions internally between RBCCM accounts, which was less costly and administratively burdensome than other options to manage risk, and because it was believed that the exchange allowed it. RBCCM personnel checked with the appropriate compliance officer on whether the trades were appropriate but the officer did not respond, follow up with the exchange, or provide any formal training until at least May 2015.

Notably, as the order finds, 217 of the Wash EFPs occurred after the entry of a consent order in December 2014, which resolved a CFTC enforcement action against RBCCM’s parent, the Royal Bank of Canada (RBC), for wash sales and fictitious transactions. [See Release No. 7086-14] The order finds that RBCCM had actual notice of the December 2014 injunction against RBC prohibiting wash trading, yet the Wash EFPs continued at RBCCM. The order also finds that RBC delegated execution and surveillance of the bank’s futures transactions on exchanges in the United States to RBCCM, but that they failed to adequately implement a reasonable supervisory system overseeing its futures transactions, and failed to detect at least 385 Wash EFPs.

The order further finds that RBCCM failed to prepare and timely file Risk Exposure Reports, disclose material non-compliance issues to the CFTC, and maintain and promptly produce required records to the CFTC.

The order also finds other supervisory failures. For example, all RBC affiliates, including RBCCM, must follow company-wide policies and procedures, but RBCCM failed to implement several of those policies and procedures, which resulted in the various violations set forth in the order. To wit, RBCCM did not have a system to ensure employees reviewed the compliance manual; the compliance manual did not adequately address the requirements of EFPs; there was no formal training on EFPs; and RBCCM failed to adequately monitor for potential futures wash trades.

The order additionally finds that RBCCM disclosed the Wash EFPs to the CFTC shortly before formally disclosing it in its required 2015 Chief Compliance Officer report. RBCCM, however, failed to timely and fully respond to document requests and subpoenas issued by CFTC staff and attempted to dissuade them from inquiring into RBC’s involvement with the Wash EFPs, even from a supervisory perspective. These actions were taken despite the inter-relationship between RBCCM and RBC, as well as the prior consent order, which required cooperation of RBC in any investigation by the Division of Enforcement related to the subject matter of this action. As a result, the order finds that the CFTC expended considerable resources trying to obtain information and timely compliance with its subpoenas from RBC and RBCCM.

Please see RBC’s Form BD, which is available on the FINRA BrokerCheck program, for more details.

Barclays Capital Inc. (“BCI”)

Barclays Capital Inc. (“BCI”) is engaged in various legal and regulatory matters in a number of jurisdictions. BCI is subject to legal proceedings by and against BCI which arise from time to time and also subject to enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which BCI is or has been engaged.

Information relating to legal and regulatory risks is set out in the Legal, Competition and Regulatory matters note to Barclays financial statements in our most recent Annual Report or Interim Results Announcement (as applicable). If a Barclays quarterly Results Announcement has been released since the most recent Annual Report or Interim Results Announcement, this may contain additional information relating to such matters. In between Results Announcements, Barclays may from time to time make Regulatory News Service announcements containing information relating to a specific legal, competition or regulatory matter. Copies of Barclays Annual Report, Results Announcements, and Regulatory News Service Announcements are available on the Barclays Investor Relations website in sections headed ‘annual reports’, ‘results’ and ‘regulatory news’ respectively:

https://www.home.barclays/barclays-investor-relations.html. Additional Information relating to legal and regulatory risks is set out in the firm’s Statement of Financial Condition (Unaudited) as of June 30, 2019, available at:

https://www.investmentbank.barclays.com/disclosures/barclays-capital-inc-financial-reporting.html. Additionally, a FINRA BrokerCheck Report, detailing proceedings the Firm has been involved in, is available at: http://www.finra.org/Investors/ToolsCalculators/BrokerCheck/.

Investigations into LIBOR and Other Benchmarks

Regulators and law enforcement agencies, including certain competition authorities, from a number of governments have been conducting investigations relating to BBPLC’s involvement in manipulating certain financial benchmarks, such as LIBOR and the Euro-Interbank Offered Rate (“EURIBOR”). BPLC, BBPLC and the Company have reached settlements with a number of regulators and law enforcement agencies. BBPLC continues to respond to requests for information from the UK Serious Fraud Office in relation to its ongoing LIBOR investigation, including in respect of BBPLC.

LIBOR and Other Benchmark Civil Actions

Various individuals and corporates in a range of jurisdictions have threatened or brought civil actions against the Group and other banks in relation to LIBOR and/or other benchmarks. While certain cases have been dismissed, settled or settled subject to final approval from the relevant court (and in the case of class actions, the right of class members to opt out of the settlement and to seek to file their own claims), other actions remain pending and their ultimate impact is unclear.

USD LIBOR Cases in Multidistrict Litigation Court

The majority of the USD LIBOR cases, which have been filed in various US jurisdictions, have been consolidated for pre-trial purposes before a single judge in the US District Court in the Southern District of New York (“SDNY”).

The complaints are substantially similar and allege, among other things, that BPLC, BBPLC, the Company and other financial institutions individually and collectively violated provisions of the US Sherman Antitrust Act (“Antitrust Act”), the US Commodity Exchange Act (“CEA”), the US Racketeer Influenced and Corrupt Organizations Act (“RICO”), the US Securities Exchange Act of 1934 and various state laws by manipulating USD LIBOR rates.

Certain of the proposed class actions have been settled. The Group has settled claims purportedly brought on behalf of plaintiffs that (i) engaged in USD LIBOR-linked over-the-counter transactions (“OTC Class”); (ii) purchased USD LIBOR-linked financial instruments on an exchange; (iii) purchased USD LIBOR-linked debt securities; or (iv) issued loans linked to USD LIBOR (“Lender Class”) and paid $120 million, $20 million, $7.1 million and $4 million respectively. The settlements with the OTC Class and the Lender Class have received final court approval. The other settlements remain subject to final court approval and/or the right of class members to opt out of the settlement and to seek to file their own claims.

The remaining putative class actions and individual actions seek unspecified damages with the exception of five lawsuits, in which the plaintiffs are seeking a combined total in excess of $1,250 million in actual damages against all defendants, including BBPLC, plus punitive damages. Some of the lawsuits also seek trebling of damages under the Antitrust Act and RICO.

Additional USD LIBOR Cases in the SDNY

In 2015, an individual action against BBPLC and other panel bank defendants was dismissed by the SDNY. The plaintiff alleged that the panel bank defendants conspired to increase USD LIBOR, which caused the value of bonds pledged as collateral for a loan to decrease, ultimately resulting in the sale of the bonds at a low point in the market. In March 2018, the court denied the plaintiff’s motion for leave to amend its complaint and dismissed the case. The plaintiff’s appeal of the court’s order has been dismissed.

Beginning in January 2019, several putative class actions were filed in the SDNY against BPLC, BBPLC, the Company, other financial institution defendants and Intercontinental Exchange Inc. and certain of its affiliates (“ICE”), asserting antitrust and unjust enrichment claims on allegations that, beginning in 2014, defendants manipulated USD LIBOR through defendants’ submissions to ICE, which took over rate-setting duties for LIBOR from the British Bankers’ Association in 2014. These actions have been consolidated.

Sterling LIBOR Case in SDNY

In 2015, a putative class action was filed in the SDNY against BBPLC and other Sterling LIBOR panel banks by a plaintiff involved in exchange-traded and over-the-counter derivatives that were linked to Sterling LIBOR. The complaint alleges, among other things, that the defendants manipulated the Sterling LIBOR rate between 2005 and 2010 and, in so doing, committed CEA, Antitrust Act, and RICO violations. In 2016, this class action was consolidated with an additional putative class action making similar allegations against BBPLC and the Company and other Sterling LIBOR panel banks. The defendants’ motion to dismiss was granted in December 2018. The plaintiff has asked the court to reconsider this decision.

Japanese Yen LIBOR Cases in SDNY

In 2012, a putative class action was filed in the SDNY against BBPLC and other Japanese Yen LIBOR panel banks by a plaintiff involved in exchange-traded derivatives. The complaint also names members of the Japanese Bankers Association’s Euroyen Tokyo Interbank Offered Rate (“Euroyen TIBOR”) panel, of which BBPLC is not a member. The complaint alleges, amongst other things, manipulation of the Euroyen TIBOR and Yen LIBOR rates and breaches of the CEA and Antitrust Act between 2006 and 2010. In 2014, the court dismissed the plaintiff’s antitrust claims in full, but the plaintiff’s CEA claims remain pending. Discovery is ongoing.

In 2017, a second putative class action concerning Yen LIBOR which was filed in the SDNY against BPLC, BBPLC and the Company was dismissed in full. The complaint makes similar allegations to the 2012 class action. The plaintiffs have appealed the dismissal.

SIBOR/SOR Case in the SDNY

In 2016, a putative class action was filed in the SDNY against BPLC, BBPLC, the Company and other defendants, alleging manipulation of the Singapore Interbank Offered Rate (“SIBOR”) and Singapore Swap Offer Rate (“SOR”). The plaintiffs amended their complaint in 2017 following dismissal by the court of the claims against the Group for failure to state a claim. In October 2018, the court dismissed all claims against BPLC, BBPLC and the Company, a decision that the plaintiffs are challenging.

Non-US Benchmarks Cases

In addition to the US actions described above, legal proceedings have been brought or threatened against the Group in connection with alleged manipulation of LIBOR and EURIBOR and other benchmarks in the UK, a number of other jurisdictions in Europe, Israel and Argentina. Additional proceedings in non-US jurisdictions may be brought in the future.

Foreign Exchange Investigations

Various regulatory and enforcement authorities across multiple jurisdictions have been investigating a range of issues associated with Foreign Exchange sales and trading, including electronic trading.

In 2015, the Group reached settlements with the US Commodity Futures Trading Commission (“CFTC”), the US Department of Justice (“DoJ”), the New York Department of Financial Services, the Board of Governors of the Federal Reserve System and the Financial Conduct Authority (together, the “2015 Resolving Authorities”) in relation to investigations into certain sales and trading practices in the Foreign Exchange market. In connection with these settlements, the Group paid total penalties of approximately $2,384 million and agreed to undertake certain remedial actions.

Under the plea agreement with the DoJ, which was approved by the US District Court for the District of Connecticut in January 2017, BPLC agreed to a term of probation of three years. The Group also continues to provide relevant information to certain of the 2015 Resolving Authorities.

The European Commission is one of a number of authorities still conducting an investigation into certain trading practices in Foreign Exchange markets. In May 2019, the European Commission announced two settlements and the Group has paid total penalties of approximately €210 million ($239 million). In June 2019, the Swiss Competition Commission announced two settlements, which require the Group to pay total penalties of approximately CHF 27 million ($28 million).

Civil Actions in Respect of Foreign Exchange

Following settlement of certain investigations referred to above in ‘Foreign Exchange Investigations’ a number of individuals and corporates in a range of jurisdictions have threatened or brought civil actions against the Group and other banks in relation to Foreign Exchange or may do so in the future. Certain of these cases have been dismissed, settled or settled subject to final approval from the relevant court (and in the case of class actions, the right of class members to opt out of the settlement and to seek to file their own claims).

FX Opt Out Action

In 2014, a number of civil actions filed in the SDNY alleging manipulation of Foreign Exchange markets were combined into a single consolidated action (“Consolidated FX Action”). In 2015, BBPLC and the Company settled the Consolidated FX Action and paid $384 million. The settlement received final court approval in August 2018.

In November 2018, a group of sixteen plaintiffs (and several of their affiliates) who opted out of the Consolidated FX Action settlement filed a complaint in the SDNY against the Consolidated FX Action defendants, including BBPLC and the Company.

Retail Basis Action

A putative action was filed in the Northern District of California (and subsequently transferred to the SDNY) against several international banks, including BPLC and the Company, on behalf of a putative class of individuals that exchanged currencies on a retail basis at bank branches (“Retail Basis Claims”). The Court has ruled that the Retail Basis Claims are not covered by the settlement agreement in the Consolidated FX Action. The Court subsequently dismissed all Retail Basis Claims against the Group and all other defendants. The plaintiffs amended their complaint and sought to expand the action to include credit card, debit card and wire transactions, which expansion the Court denied.

State Law FX Action

In 2016, a putative class action was filed in the SDNY under federal, New York and California law on behalf of proposed classes of stockholders of Exchange Traded Funds and others who supposedly were indirect investors in FX Instruments. The plaintiffs’ counsel subsequently amended the complaint to bring claims on behalf of a proposed class of investors under federal and various state laws who traded FX Instruments through FX dealers or brokers not alleged to have manipulated Foreign Exchange Rates. A different group of plaintiffs subsequently filed another action and asserted substantively similar claims. These two actions were consolidated and a consolidated complaint was filed in 2017. The consolidated action was dismissed, but the plaintiffs have filed an amended complaint, except as to their federal claims.

Non-US FX Actions

In addition to the actions described above, legal proceedings have been brought or are threatened against the Group in connection with manipulation of Foreign Exchange in the UK, a number of other jurisdictions in Europe, Israel and Australia and additional proceedings may be brought in the future.

Metals investigations

BBPLC has provided information to the DoJ, the CFTC and other authorities in connection with investigations into metals and metals-based financial instruments.

Civil Actions in Respect of the Gold and Silver Fix

A number of civil complaints, each on behalf of a proposed class of plaintiffs, have been consolidated and transferred to the SDNY. The complaints allege that BBPLC and other members of The London Gold Market Fixing Ltd. manipulated the prices of gold and gold derivative contracts in violation of the CEA, the Antitrust Act, and state antitrust and consumer protection laws.

Also, in the US, a proposed class of plaintiffs filed a complaint against a number of banks, including BBPLC, the Company and Barclays Capital Services Ltd., alleging manipulation of the price of silver in violation of the CEA and antitrust laws. The court has dismissed this action as against the Group entities.

Civil actions have also been filed in Canadian courts against BPLC, BBPLC, Barclays Capital Canada Inc. and the Company on behalf of proposed classes of plaintiffs alleging manipulation of gold and silver prices in violation of Canadian law.

Alternative Trading Systems

In 2014, the New York State Attorney General (“NYAG”) filed a complaint (“NYAG Complaint”) against BPLC and the Company in the Supreme Court of the State of New York alleging, among other things, that BPLC and the Company engaged in fraud and deceptive practices in connection with LX, the Group’s SEC-registered alternative trading system. In February 2016, the Group reached settlement agreements with the SEC and NYAG, which required the Group to pay $35 million to each.

Following the filing of the NYAG Complaint, BPLC and the Company were also named in a putative shareholder securities class action. The parties have agreed to a settlement of this action for $27 million, which has received final court approval.

Treasury Auction Securities Civil Actions and Related Matters

Various civil actions have been filed against BBPLC, the Company and other financial institutions alleging violations of antitrust and other laws relating to the markets for US Treasury securities and Supranational, Sovereign and Agency securities. Certain governmental authorities are also conducting investigations relating to trading of certain government and agency securities in various markets.

Numerous putative class action complaints have been filed in US Federal Court against BBPLC, the Company and other financial institutions that have served as primary dealers in US Treasury securities. Those actions have been consolidated and in 2017, plaintiffs in the putative class action filed a consolidated amended complaint in the US Federal Court in New York against the defendants as well as certain corporations that operate electronic trading platforms on which US Treasury securities are traded. The complaint purports to assert claims under US federal antitrust laws and state common law based on allegations that the defendants (i) conspired to manipulate the US Treasury securities market and/or (ii) conspired to prevent the creation of certain platforms by boycotting or threatening to boycott such trading platforms. The defendants have filed a motion to dismiss.

In addition, certain plaintiffs have filed a related, direct action against the Company and certain other financial institutions that have served as primary dealers in US Treasury securities. This complaint alleges that defendants conspired to fix and manipulate the US Treasury securities market in violation of US federal antitrust laws, the CEA and state common law.

BPLC, BBPLC, the Company, Barclays Execution Services Limited (formerly Barclays Services Limited), Barclays Capital Securities Limited and certain other financial institutions have been named as defendants in a civil antitrust complaint that alleges that the defendants engaged in a conspiracy to fix prices and restrain competition in the market for US dollar-denominated Supranational, Sovereign and Agency bonds (“SSA Bonds”) from 2009 through 2015. The defendants have moved to dismiss the action. In February 2019, indirect purchasers of SSA Bonds filed a separate but related complaint making similar allegations.

Certain governmental authorities are conducting investigations into activities relating to the trading of certain government and agency securities in various markets and the Group has been providing information to various authorities on an ongoing basis.

US Government Sponsored Entities Bond Civil Class Action

In a putative consolidated class action filed in the SDNY in 2019, plaintiffs allege that the Company and certain other bond dealers conspired to fix the prices of government sponsored entity bonds in violation of US antitrust law from January 2009 through January 2016.

Mexican Government Bond Civil Action

In 2018, a putative consolidated class action against various financial institutions including BPLC, BBPLC, the Company, Barclays Capital Securities Limited, Barclays Bank Mexico, S.A., Grupo Financiero Barclays Mexico, S.A. de C.V. and Banco Barclays S.A. was consolidated in the US District Court in the SDNY. The plaintiffs assert antitrust and state law claims arising out of an alleged conspiracy to fix the prices of Mexican Government Bonds from 2006 through mid-2017. Defendants have moved to dismiss the consolidated action.

Interest Rate Swap and Credit Default Swap US Civil Actions

BPLC, BBPLC, and the Company, together with other financial institutions that act as market makers for interest rate swaps (IRS) are named as defendants in several antitrust class actions which were consolidated in the SDNY in 2016. The complaints allege the defendants conspired to prevent the development of exchanges for IRS and demand unspecified money damages, treble damages and legal fees. Plaintiffs include certain swap execution facilities, as well as buy-side investors. The buy-side investors claim to represent a class that transacted in fixed-for-floating IRS with defendants in the US from 2008 to the present, including, for example, US retirement and pension funds, municipalities, university endowments, corporations, insurance companies and investment funds.

In 2017, a separate suit was filed in the US District Court in the SDNY against the same financial institution defendants in the IRS cases, including BPLC, BBPLC, and the Company, claiming that certain conduct alleged in the IRS cases also caused plaintiff to suffer harm with respect to the Credit Default Swaps market. The defendants have moved to dismiss this action. Separately, in June 2018, trueEX LLC filed an antitrust class action in the SDNY against eleven financial institutions that act as dealers in the IRS market, including BBPLC and the Company, alleging that the defendants unlawfully conspired to block trueEX from successfully entering the market with its IRS trading platform. trueEX LLC also alleges that the defendants more generally boycotted other anonymous, all-to-all IRS trading platforms. In November 2018, the court dismissed certain claims for unjust enrichment and tortious interference, but denied a motion to dismiss the federal and state antitrust claims which remain pending.

General

The Company and the Group are engaged in various other legal, competition and regulatory matters in the US and a number of overseas jurisdictions, including those which arise in the ordinary course of business from time to time.

The Company and the Group are also subject to enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with its business. The Company and the Group as applicable are cooperating with the relevant authorities and keeping all relevant agencies briefed as appropriate in relation to these matters and others described in this note on an ongoing basis.

At the present time, the Company does not expect the ultimate resolution of any of these other matters to have a material adverse effect on its financial position.

CBOT Case 19-5437-2 (included by the Sponsor from the NFA website and not provided by Barclays Capital Inc)

For trade date March 18, 2019, Barclays Capital Inc transferred trades offsetting positions in the physically delivered March 2019 5-Yr Treasury Note (25) futures contract, in violation of Rule 854.

Penalty: On April 16, 2019, the Rule 512 Committee, pursuant to Rule 512, assessed a fine in the amount of $1,500 against Barclays Capital, Inc. for its violation of Rule 854.

Effective date: May 6, 2019

CFTC Case #15-25, May 20, 2015 (included by the Sponsor from the NFA website and not provided by Barclays Capital Inc)

CFTC Orders Barclays to Pay $115 Million Penalty for Attempted Manipulation of and False Reporting of U.S. Dollar ISDAFIX Benchmark Swap Rates.

CFTC Also Took Action Today Against Barclays for Abuses of Foreign Exchange Benchmark Rates

Barclays Has Now Been Subject to Three CFTC Enforcement Actions for Benchmark Rate Abuses (ISDAFIX, FX, and LIBOR) Imposing a Total of $715 Million in Penalties and Requiring Extensive Remediation

The U.S. Commodity Futures Trading Commission (CFTC) issued an Order today filing and settling charges against Barclays PLC, Barclays Bank PLC, and Barclays Capital Inc. (collectively, Barclays or the Bank). The Order finds that, beginning at least as early as January 2007 and continuing through June 2012 (the Relevant Period), Barclays attempted on many occasions to manipulate and made false reports concerning the U.S. Dollar International Swaps and Derivatives Association Fix (USD ISDAFIX), a global benchmark for interest rate products. This is the first enforcement action addressing abuses of this benchmark.

The CFTC Order requires Barclays to pay a $115 million civil monetary penalty, cease and desist from further violations as charged, and take specified remedial steps, including measures to detect and deter trading intended to manipulate swap rates such as USD ISDAFIX, to ensure the integrity and reliability of the Bank’s benchmark submissions, and to improve related internal controls.

“It is often said in CFTC precedent that ‘the methods and techniques of manipulation are limited only by the ingenuity of man.’ Here, the varied and sophisticated means employed by Barclays traders in their attempts to manipulate USD ISDAFIX are exposed,” said Aitan Goelman, the CFTC’s Director of Enforcement. “As the CFTC has repeatedly shown, when banks like Barclays try to tip the scales in their favor by attempting to manipulate a benchmark on which their customers and the markets rely, we will be relentless in investigating and taking action to restore and protect market integrity.”

Barclays, through its traders, bid, offered, and executed interest rate swap spread transactions in a manner deliberately designed – in timing, price, and other respects – to influence the published USD ISDAFIX to benefit the Bank in its derivatives positions, according to the Order. In addition, Barclays, through its employees making the Bank’s USD ISDAFIX submissions, also attempted to manipulate and made false reports concerning USD ISDAFIX by skewing the Bank’s submissions in order to benefit the Bank at the expense of its derivatives counterparties and customers.

USD ISDAFIX

ISDAFIX rates and spreads are among the leading benchmarks for interest rate swaps and related derivatives, indicating the prevailing, daily market rate for the fixed leg of a standard fixed-for-floating interest rate swap in various currencies. USD ISDAFIX rates and spreads are published daily (now under a different name and methodology) for various maturities of U.S. Dollar-denominated swaps. The USD ISDAFIX rate is used for valuing cash settlement of options on interest rate swaps, or swaptions, and as a valuation tool for a wide range of products across financial markets. For example, during the Relevant Period, USD ISDAFIX was used in settlement of exchange-traded interest rate swap futures contracts and as a component in the calculation of various proprietary interest rate indices and structured products. Many parties, including pension funds and local and state governments in the U.S., rely on such instruments based on USD ISDAFIX to hedge against changes in interest rates.

During the Relevant Period, the USD ISDAFIX was set each day in a process that began at 11:00 a.m. Eastern Time with the recording of swap rates and spreads from a U.S.-based unit of a leading interest rate swaps broking firm, which disseminated the rates and spreads captured in this “snapshot” or “print” – as it was referred to by traders and brokers – to a panel of banks including Barclays. The banks then made submissions to indicate where they would each bid or offer interest rate swaps to a dealer of good credit.

Barclays’ Unlawful Conduct to Benefit Derivatives Positions

As the Order sets forth, a Barclays interest rate options trader once referred in an email to the risk that “sometimes isdafix is manipulated.” In fact, as the Order finds, Barclays, through that options trader and others at the Bank, on many occasions attempted to manipulate USD ISDAFIX through its trading at the 11:00 a.m. fixing and by skewing its submissions.

First, Barclays traders bid, offered, and executed transactions in certain interest rate products, primarily swap spreads, at the critical 11:00 a.m. fixing time to affect the reference rates captured in the snapshot sent to submitting banks, and thereby to affect the published USD ISDAFIX. As captured in emails and audio recordings, when Barclays had derivatives positions settling or pricing against USD ISDAFIX, its traders discussed their intent to move USD ISDAFIX in whichever direction benefitted their positions. Barclays traders described the notional amounts they were willing to spend to influence the USD ISDAFIX as “ammo” or as amounts the traders could “burn,” “waste,” or “use” to “get the print” or “affect” the “fix.”

Second, Barclays traders also attempted to manipulate USD ISDAFIX by making false USD ISDAFIX submissions. As the Order finds, Barclays’ submissions were false, misleading, or knowingly inaccurate because they did not report where Barclays would itself bid and offer swaps absent a desire to manipulate the USD ISDAFIX, but rather reflected prices that were more favorable to the Bank on specific positions.

The Order describes numerous examples of each of these strategies for attempted manipulation and false reporting by Barclays traders during the Relevant Period.

The Order recognizes Barclays’ significant cooperation with the CFTC during the investigation of this matter. The Order also notes that the civil monetary penalty imposed on Barclays reflects the Bank’s early resolution of this matter.

The CFTC thanks and acknowledges the assistance of the United Kingdom’s Financial Conduct Authority and the Newark, New Jersey Field Office of the Federal Bureau of Investigation.

FINE $115000000

Deutsche Bank Securities Inc. (“DBSI”)

Legal Contingencies

The Corporation operates in a legal and regulatory environment that exposes it to significant legal risks. As a result, the Corporation is involved in litigation, arbitration and regulatory proceedings in the ordinary course of business that claim substantial damages.

In accordance with ASC 450, Loss Contingencies, the Corporation will accrue a liability when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In many lawsuits, regulatory proceedings and arbitrations, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until the matter is close to resolution, in which event no accrual is made until that time. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminate damages, the Corporation cannot determine the probability or estimate what the eventual loss or range of loss related to such matters will be. Subject to the foregoing, the Corporation continues to assess such matters and believes, based on information available, that the resolution of these matters will not have a material adverse effect on the financial condition of the Corporation.

For the Corporation’s significant matters where an estimate can be made, the Corporation currently estimates that, as of June 30, 2019, the aggregate future loss, which is considered to be reasonably possible, is approximately $216 million. This figure includes contingent liabilities on matters where the Corporation’s potential liability is joint and several and where the Corporation expects any such liability to be paid by a third party.

This estimated possible loss, as well as any provisions taken, is based upon currently available information and is subject to significant judgment and a variety of assumptions, variables and known and unknown uncertainties. These uncertainties may include inaccuracies in or incompleteness of the information available to the Corporation, particularly at the preliminary stages of matters, and assumptions by the Corporation as to future rulings of courts or other tribunals or the likely actions or positions taken by regulators or adversaries may prove incorrect. Moreover, estimates of possible loss for these matters are often not amenable to the use of statistical or other quantitative analytical tools frequently used in making judgments and estimates, and are subject to even greater degrees of uncertainty than in many other areas where the Corporation must exercise judgment and make estimates.

The matters for which the Corporation determines that the possibility of a future loss is more than remote will change from time to time, as will the matters as to which an estimate can be made and the estimated possible loss for such matters. Actual results may prove to be significantly higher or lower than the estimate of possible loss in those matters where such an estimate was made. In addition, loss may be incurred in matters with respect to which the Corporation believed the likelihood of loss was remote. In particular, the estimated aggregate possible loss does not represent the Corporation’s potential maximum loss exposure for those matters.

The Corporation may settle litigation or regulatory proceedings or investigations prior to a final judgment or determination of liability. It may do so for a number of reasons, including to avoid the cost, management efforts or negative business, regulatory or reputational consequences of continuing to contest liability, even when the Corporation believes it has valid defenses to liability. It may also do so when the potential consequences of failing to prevail would be disproportionate to the costs of settlement. Furthermore, the Corporation may, for similar reasons, reimburse counterparties for their losses even in situations where it does not believe that it is legally compelled to do so.

The actions against the Corporation as of June 30, 2019 include, but are not limited to, the following (listed in alphabetical order):

Corporate Securities Matters

The Corporation regularly acts in the capacity of underwriter and sales agent for debt and equity securities of corporate issuers and is from time to time named as a defendant in litigation commenced by investors relating to those securities.

The Corporation, along with numerous other financial institutions, is a defendant in a consolidated putative class action lawsuit pending in the United States District Court for the District of New Jersey. The complaint asserts claims against the Corporation under Sections 11 and 12 of the Securities Act for alleged misstatements and omissions in the offering documents attendant to Valeant Pharmaceuticals International, Inc.’s (Valeant) issuance of senior notes in January 2015 and March 2015 (the Note Offerings), as well as Valeant’s secondary offering of common stock in March 2015 (the Stock Offering). The Corporation acted as one of several initial purchasers of the Note Offerings and as one of several underwriters of the Stock Offering. On April 28, 2017, the court partially granted and partially denied a motion to dismiss filed by the Corporation and other bank defendants; the claims relating to the Note Offerings were dismissed, but the claims relating to the Stock Offering were allowed to proceed. The matter is currently in discovery. The Corporation and other financial institutions are also defendants in a class action lawsuit pending in the Superior Court of Quebec asserting statutory and civil claims against the Corporation for misrepresentations in primary market disclosures. The matter is currently in discovery. On January 2, 2018, several pension funds filed an additional suit in the District of New Jersey against Valeant and others, including the Corporation, asserting a negligent misrepresentation claim against the Corporation and another financial institution in connection with the March 2015 Note Offering. On September 26, 2018, the court dismissed the sole claim against the Corporation, subject to plaintiff’s appellate rights. On January 4, 2018, a hedge fund and related entities filed suit in the Southern District of New York against Valeant and others, including the Corporation. The complaint asserts claims under Sections 11 and 12 of the Securities Act of 1933 in connection with the March 2015 Stock Offering. The action was later transferred to the District of New Jersey, and on September 14, 2018, the court denied the underwriter group’s partial motion to dismiss the complaint. The matter is currently in discovery. In connection with its role as an initial purchaser in the Note Offerings and an underwriter in the Stock Offering, the Corporation received a customary indemnification agreement from Valeant as issuer.

The Corporation, along with numerous other underwriters of various securities offerings by SunEdison, Inc. and its majority-owned affiliate TerraForm Global, Inc., is named in nine putative securities class and individual actions filed beginning in October 2015 in state and federal courts. The complaints all allege violations of the federal securities laws, and several of the individual actions also variously assert claims under state securities laws and for common law negligent misrepresentation with respect to various offerings by SunEdison or TerraForm. The actions were transferred for pre-trial proceedings to a multi-district litigation (MDL) pending in the Southern District of New York. The issuer and plaintiffs entered into an agreement to resolve the class action based on TerraForm’s initial public offering as to all defendants without contribution from the underwriters. The parties submitted the settlement and received preliminary approval in December 2017, and a final approval hearing that was scheduled for April 2018 was adjourned without a date because certain larger institutional class members opted out of the settlement, prompting TerraForm to exercise its termination right. The direct cases and causes of actions arising exclusively out of Terraform offerings were dismissed with prejudice in late December 2017 and early January 2018. On March 6, 2018, defendants’ motion to dismiss the class action based on the SunEdison offering was granted as to certain alleged misstatements and omissions and denied as to others. On March 1, 2019, four of the individual cases were dismissed with prejudice. Following the ruling on the motion to dismiss in the class action, the parties stipulated to have the court’s motion to dismiss decision in the class action apply to certain individual plaintiffs’ amended complaints and incorporate these plaintiffs into discovery. On July 11, 2019, the parties in the class action executed a settlement agreement, which was preliminarily approved by the Court on July 16, 2019. On August 6, 2019, these individuals plaintiffs requested leave to file amended complaints. The underwriters, including the Corporation, received customary indemnification from SunEdison and Terraform in connection with the offerings, but the availability of indemnification from SunEdison was adversely impacted when SunEdison filed for bankruptcy protection on April 21, 2016 in the U.S. Bankruptcy Court for the Southern District of New York. The Corporation was also named as a defendant in a lawsuit filed in the Superior Court of the State of California, County of San Francisco arising out of its role as an arranger of a term B/second lien loan to SunEdison, Inc. The complaint asserts state common law claims based on allegations that the Corporation misrepresented or failed to disclose to the second lien lenders certain facts about SunEdison’s financial condition, including that SunEdison did not have sufficient liquidity. The Corporation removed the case to the United States District Court for the Northern District of California, and sought transfer to a multi-district litigation (MDL) related to SunEdison pending in the Southern District of New York. On April 3, 2019, the case was transferred to the MDL over plaintiff’s objection. On April 18, 2019, the MDL Court referred the case to the Bankruptcy Court for consideration with SunEdison’s chapter 11 bankruptcy proceedings. On April 24, 2019, plaintiff filed a motion to remand. The Bankruptcy Court remanded the case to California state court on June 3, 2019, and the case was returned to California state court. The Corporation filed a demurrer and motion to stay the action pending the resolution of DBSI’s appeal of the remand order on July 15, 2019, which plaintiff opposes. Meanwhile, the Corporation filed an appeal of the remand order, and its opening brief was filed on August 16, 2019.

The Corporation, along with numerous other financial institutions, has been named as a defendant in a putative consolidated class action lawsuit pending in the United States District Court for the Northern District of Texas regarding the initial public offering of Santander Consumer USA Holdings Inc. The Consolidated Complaint asserts claims against the Corporation under Sections 11 and 12 of the Securities Act for alleged misstatements and omissions in the offering documents issued by Santander Consumer in connection with Santander Consumer’s August 26, 2014 initial public offering. The Corporation acted as one of the underwriters on that initial public offering with other bank defendants. Jointly with the other bank defendants, the Corporation filed a motion to dismiss the Consolidated Complaint on December 18, 2015. On June 13, 2016, the court denied the issuer and underwriters’ motions to dismiss. The plaintiffs’ motion for class certification is currently pending before the court. In connection with its role as an underwriter of the initial public offering, the Corporation received a customary indemnification agreement from Santander Consumer as issuer.

Employment Litigation

The Corporation has been named as respondent in an arbitration proceeding brought by two former Managing Directors for breach of contract, unjust enrichment and violation of New York Labor Law for the failure to pay alleged formulaic bonuses based on an alleged oral promise. The Corporation answered the statement of claim on January 17, 2019. The hearing is scheduled to be held December 3 through December 13, 2019.

Interbank and Dealer Offered Rates

The Corporation is, along with various other financial institutions, a defendant in multiple actions alleging that it conspired to manipulate U.S. Dollar LIBOR that have been coordinated as part of a multidistrict litigation (the U.S. Dollar LIBOR MDL) in the Southern District of New York. On December 20, 2016, the district court in the U.S. Dollar LIBOR MDL issued a ruling dismissing certain antitrust claims while allowing others to proceed. The district court’s ruling indicated that antitrust claims brought against the Corporation by plaintiff Salix Capital US Inc., on its own behalf and as assignee of the FrontPoint Funds, could proceed, and that claims brought against the Corporation by plaintiffs Principal Funds, Inc. and related companies remained dismissed. On February 2, 2017, the court entered an order holding that claims against affiliates of LIBOR panel banks should be dismissed, and directed that the parties meet and confer to identify the particular entities to be dismissed as a result of this holding. Certain plaintiffs have appealed the district court’s December 20, 2016 ruling; briefing of the appeal is complete and oral argument was heard on May 24, 2019. On July 8, 2019, plaintiffs Principal Funds, Inc., Principal Financial Group, Inc., and related companies filed revised amended complaints. Also coordinated as part of the U.S. Dollar LIBOR MDL is a putative class action brought by plaintiffs who allegedly traded exchange-listed Eurodollar futures and options (the exchange-based plaintiffs) and claim that defendants coordinated to make artificial USD LIBOR submissions. As is relevant to the Corporation, on April 15, 2016, the court denied the exchange-based plaintiffs leave to add the Corporation as a defendant, on the basis that their proposed claims were untimely. On July 13, 2017, DBAG, the Corporation, and DB Group Services (UK) Limited entered into an agreement with plaintiffs to settle this action. The settlement agreement is subject to further review and approval by the court.

On January 12, 2018, a putative class action lawsuit was filed in the U.S. District Court for the Southern District of New York relating to the Canadian Dealer Offered Rate (CDOR), a Canadian dollar denominated interest rate benchmark, against numerous financial institutions including the Corporation. Plaintiff filed an amended complaint on March 20, 2018, which alleged that the defendants, members of the panel of banks that provided CDOR submissions and their affiliates, suppressed their CDOR submissions in order to benefit their positions in CDOR-referencing financial instruments. On March 14, 2019, the court granted defendants’ motions to dismiss the amended complaint, dismissing all claims against the Corporation. The plaintiff filed a notice of appeal; however, on July 25, 2019, the plaintiff and defendants filed a stipulation withdrawing the appeal with prejudice.

In January and March 2019, plaintiffs filed three putative class action complaints in the U.S. District Court for the Southern District of New York against numerous financial institutions, including DBAG and the Corporation. The complaints allege that the defendants, members of the panel of banks that provided U.S. Dollar LIBOR submissions, the organization that administers LIBOR, and their affiliates, conspired to suppress USD LIBOR submissions from February 1, 2014 through the present. These actions have been consolidated, and on July 1, 2019, the plaintiffs filed a consolidated amended complaint. On August 30, 2019, the defendants moved to dismiss the consolidated amended complaint.

DBAG has previously entered into settlements with U.S. and foreign government entities to resolve investigations into misconduct concerning the setting of certain interbank offered rates. The Corporation is not a named party to these settlements; however, the settlements may have an impact on the Corporation’s ability to defend against the litigations.

Interest Rate Swaps (IR Swaps) Market

On October 5, 2016, the CFTC issued a subpoena to DBAG and its affiliates, including the Corporation, seeking documents and information concerning the trading and clearing of IR Swaps. DBAG is cooperating fully in response to the subpoena and requests for information.

DBAG and the Corporation are defendants, along with numerous other IR Swaps dealer banks, in a multi-district antitrust civil class action filed in the United States District Court for the Southern District of New York involving class and competitor claims. The class action plaintiffs are consumers of IR Swaps. Competitor trading platforms TeraExchange, Javelin and TrueEx have also filed individual lawsuits. All of the cases have been consolidated for pretrial purposes. The plaintiffs filed second consolidated amended complaints on December 9, 2016 alleging that the banks conspired with TradeWeb and ICAP to prevent the establishment of exchange-traded IR Swaps. On July 28, 2017, defendants’ motions to dismiss the second consolidated amended complaints were granted in part and denied in part. Class plaintiffs filed the Third Consolidated Amended Class Action Complaint on May 30, 2018. On August 7, 2018, TrueEx filed an amended complaint, which defendants moved to dismiss on August 28, 2018. On November 20, 2018, the court granted in part and denied in part defendant’s motion to dismiss the amended TrueEx complaint. Class plaintiffs filed the Fourth Consolidated Amended Class Action complaint on March 22, 2019. Fact discovery in all cases closed on April 10, 2019 and the parties are currently briefing class certification issues. The class plaintiffs served a motion to certify a class on February 20, 2019. The defendants filed an opposition to plaintiffs’ motion for class certification on June 18, 2019, and the motion is scheduled to be fully briefed on October 1, 2019.

Mortgage-Related and Asset Backed Securities Matters and Investigation

Regulatory and Governmental Matters. The Corporation, along with certain affiliates (collectively referred to in these paragraphs as Deutsche Bank), received subpoenas and requests for information from certain regulators and government entities, including members of the Residential Mortgage Backed Securities Working Group of the U.S. Financial Fraud Enforcement Task Force, concerning its activities regarding the origination, purchase, securitization, sale, valuation and/or trading of mortgage loans, residential mortgage-backed securities (RMBS), commercial mortgage-backed securities (CMBS), collateralized debt obligations (CDOs), other asset-backed securities and credit derivatives. Deutsche Bank cooperated fully in response to those subpoenas and requests for information. On January 17, 2017, Deutsche Bank executed a settlement with the DOJ to resolve potential claims related to its RMBS business conducted from 2005 to 2007. Under the settlement, Deutsche Bank paid a civil monetary penalty of $3.1 billion and agreed to provide $4.1 billion in consumer relief.

In September 2016, Deutsche Bank received administrative subpoenas from the Maryland Attorney General (Maryland AG) seeking information concerning Deutsche Bank’s RMBS and CDO businesses from 2002-2009. On June 1, 2017, Deutsche Bank and the Maryland AG executed a settlement to resolve the matter for $15 million in cash and $80 million in consumer relief to be allocated from the overall $4.1 billion consumer relief obligation agreed to as part of Deutsche Bank’s settlement with the DOJ.

Deutsche Bank has recorded provisions with respect to some of the outstanding regulatory investigations, a portion of which relate to the consumer relief being provided under the DOJ settlement.

Issuer and Underwriter Civil Litigation. Deutsche Bank has been named as defendant in numerous civil litigations brought by private parties in connection with its various roles, including issuer or underwriter, in offerings of RMBS and other asset-backed securities. These cases, described below, allege that the offering documents contained material misrepresentations and omissions, including with regard to the underwriting standards pursuant to which the underlying mortgage loans were issued, or assert that various representations or warranties relating to the loans were breached at the time of origination.

Deutsche Bank is a defendant in a putative class action relating to its role as underwriter of six RMBS issued by Novastar Mortgage Corporation. No specific damages are alleged in the complaint. The lawsuit was brought by plaintiffs representing a class of investors who purchased certificates in those offerings. The parties reached a settlement agreement to resolve the matter for a total of $165 million, a portion of which was paid by Deutsche Bank. On August 30, 2017, The Federal Housing Finance Agency and The Federal Home Loan Mortgage Corporation (together, “FHFA”) filed an objection to the settlement and shortly thereafter appealed the district court’s denial of their request to stay settlement approval proceedings, which appeal was ultimately resolved against FHFA. The court overruled FHFA’s objection and approved the settlement following a hearing on March 7, 2019. FHFA filed an appeal on June 28, 2019.

Deutsche Bank is a defendant in three actions related to RMBS offerings brought by the Federal Deposit Insurance Corporation (FDIC) as receiver for: (a) Colonial Bank (alleging no less than $213 million in damages against all defendants), (b) Guaranty Bank (alleging no less than $901 million in damages against all defendants), and (c) Citizens National Bank and Strategic Capital Bank (alleging an unspecified amount in damages against all defendants). In each of these actions, the appellate courts have reinstated claims previously dismissed on statute of limitations grounds and petitions for rehearing and certiorari to the U.S. Supreme Court were denied. In the case concerning Colonial Bank, a settlement was fully executed on July 2, 2019. Deutsche Bank was fully indemnified and did not make a monetary contribution to the settlement. In the case concerning Guaranty Bank, on September 14, 2017, the court granted in part Deutsche Bank’s motion for summary judgment regarding the proper method of calculating pre-judgment interest. The parties engaged in mediation on November 27, 2018 and June 3, 2019. No settlement was reached during the mediation. Trial is scheduled to begin on October 28, 2019. In the case concerning Citizens National Bank and Strategic Capital Bank, on July 31, 2017, the FDIC filed a second amended complaint, which defendants moved to dismiss on September 14, 2017. The case is stayed pending resolution of defendants’ motion to dismiss.

Deutsche Bank is a defendant in an action brought by Royal Park Investments (Royal Park) (as purported assignee of claims of a special-purpose vehicle created to acquire certain assets of Fortis Bank) alleging common law claims related to the purchase of RMBS. The complaint did not specify the amount of damages sought. On April 17, 2017, the court dismissed the complaint, and on February 13, 2018, it’s the plaintiff filed its appeal. On October 9, 2018, the dismissal was affirmed by the appellate court. Plaintiff filed a motion for leave to appeal to the New York Court of Appeals on November 8, 2018. Defendants filed an opposition on November 21, 2018, which completed the briefing. On January 15, 2019, the New York Court of Appeals denied the motion. In the actions against Deutsche Bank solely as an underwriter of other issuers’ RMBS offerings, Deutsche Bank has contractual rights to indemnification from the issuers, but those indemnity rights may in whole or in part prove effectively unenforceable where the issuers are now, or may in the future be, in bankruptcy or otherwise defunct.

Precious Metals Investigations and Litigations

Deutsche Bank received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to investigations of precious metals trading and related conduct. Deutsche Bank is cooperating with these investigations. On January 29, 2018, Deutsche Bank entered into a $30 million settlement with the U.S. Commodity Futures Trading Commission (CFTC) concerning spoofing, and manipulation and attempted manipulation in precious metals futures and of stop loss orders.

Deutsche Bank is a defendant in two consolidated class action lawsuits pending in the U.S. District Court for the Southern District of New York. The suits allege violations of U.S. antitrust law, the U.S. Commodity Exchange Act and related state law arising out of the alleged manipulation of gold and silver prices through participation in the Gold and Silver Fixes. Deutsche Bank reached agreements to settle the Gold action for $60 million and the Silver action for $38 million, which remain subject to final court approval. Deutsche Bank is a defendant in Canadian class action proceedings in the provinces of Ontario and Quebec concerning gold and silver. Each of the proceedings seeks damages for alleged violations of the Canadian Competition Act and other causes of action. Deutsche Bank has reached agreements to settle these actions which were approved by the Ontario court on May 29, 2019 and the Quebec court on June 17, 2019. The amounts are not material to the Bank.

Recordkeeping Investigation

The Corporation has received inquiries from a regulatory authority, including requests for information and documents, with respect to the Corporation’s archiving of records and the Corporation’s compliance with and policies and procedures related to the recordkeeping requirements for brokerdealers. The Corporation is cooperating with this investigation.

Sovereign, Supranational and Agency Bonds (SSA) Investigations and Litigations

DBAG has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to SSA bond trading. Deutsche Bank is cooperating with these investigations.

DBAG is a defendant in several putative class action complaints filed in the U.S. District Court for the Southern District of New York alleging violations of antitrust law. On May 8, 2016, direct market participants filed class actions relating to SSA bond trading; DBAG has reached an agreement to settle the actions by direct market participants in SSA bonds for the amount of $48.5 million, which is pending court approval. In February 2019, alleged indirect market participants filed a class action relating to SSA bond trading, which is in its early stages. In March 2018, alleged market participants filed a class action relating to Mexican government bond trading, which is in early stages and for which a motion to dismiss is pending with the court. In February 2019, alleged market participants filed class actions relating to US Agency bond trading, which were consolidated under a single case heading in April 2019; the Bank has reached a preliminary agreement to settle the action, which is subject to agreement on all other settlement terms, and the settlement agreement is subject to further documentation and approval of the court.

DBAG is also a defendant in actions filed in Canada on November 7, 2017 and December 5, 2017, which relate to SSA bond trading and which are in early stages.

Tax-Related Litigation

DBAG, along with certain affiliates, including DBTCA and the Corporation, and current and/or former employees (collectively referred to in this section as Deutsche Bank), have collectively been named as defendants in a number of legal proceedings brought by customers in various tax-oriented transactions that DBAG participated in between 1999 and 2002 and that are generally the subject of a non-prosecution agreement DBAG entered into with the U.S. Department of Justice in 2010. Deutsche Bank provided financial products and services to these customers, who were advised by various accounting, legal and financial advisory professionals. The customers claimed tax benefits as a result of these transactions, and the U.S. Internal Revenue Service (IRS) has rejected those claims. In these legal proceedings, the customers allege that the professional advisors, together with Deutsche Bank, improperly misled the customers into believing that the claimed tax benefits would be upheld by the IRS. The legal proceedings are pending in state and federal courts, and claims against Deutsche Bank are alleged under both U.S. state and federal law. All but one of these legal proceedings have been resolved and dismissed with prejudice with respect to Deutsche Bank. The remaining proceeding, pending in state court in Illinois, is currently in the pre-trial discovery stage. Deutsche Bank has received and resolved a number of unfiled claims as well.

Trust Preferred Securities

DBAG and certain of its affiliates and former officers, including the Corporation, are the subject of a consolidated putative class action, filed in the United States District Court for the Southern District of New York, asserting claims under the federal securities laws on behalf of persons who purchased certain trust preferred securities issued by DBAG and its affiliates between October 2006 and May 2008. The court has dismissed all claims related to four of the six offerings, and narrowed claims as to the November 2007 and February 2008 Offerings. The district court limited claims relating to the two offerings remaining in the case to alleged failures (i) to disclose “any known trends or uncertainties that have had or that the registrant reasonably expects will have a material favorable or unfavorable impact on net sales or revenues or income from continuing operations” and (ii) to disclose “the most significant factors that make the offering speculative or risky” pursuant to Items 303 and 503 of Regulation S-K. Defendants served Answers denying all wrongdoing. On October 2, 2018, the district court certified a plaintiff class as to both offerings. All discovery is completed. The parties are proceeding on a court ordered schedule for the presentation of defendants’ motion for summary judgment. Defendants’ briefs were filed on July 31, 2019.

US Treasury Securities Investigations and Litigations

DBAG has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to U.S. Treasuries auctions, trading, and related market activity. DBAG is cooperating with these investigations. The Corporation was a defendant in several putative class actions alleging violations of U.S. antitrust law, the U.S. Commodity Exchange Act and common law related to the alleged manipulation of the U.S. Treasury securities market. These cases have been consolidated in the Southern District of New York. On November 15, 2017, plaintiffs filed a consolidated amended complaint, which did not name the Corporation as a defendant. On December 11, 2017, the court dismissed the Corporation from the class action without prejudice.

CFE 10-007, January 16, 2020 (included by Sponsor from the NFA website and not provided by DBSI)

DBSI failed to properly report open interest to the Options Clearing Corporation, resulting in overstatements of the February 2019 VX06 open interest for four days proximate to the contract’s final settlement date. This failure was due to a systems issue.

ISDAFIX

On February 1, 2018, the Company entered into a settlement with the US Commodity Futures Trading Commission (CFTC) to resolve the CFTC’s investigation concerning the Company’s involvement in the setting of US Dollar ISDAFIX. The Company agreed to pay a civil monetary penalty of $70 million and to remedial undertakings, including maintaining systems and controls reasonably designed to prevent potential manipulation of interest rate swaps benchmarks.

ED&F Man Capital Markets, Inc. (Man)

Except as indicated below, there have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against ED&F Man Capital Markets Inc. (the “Firm”) or its principals in the past five (5) years.

United States District Court for the Southern District of New York, Civil Action No. 19-CV-8217

In a private litigation, plaintiffs allege, among other things, that the Firm made certain fraudulent misrepresentations to them that they relied upon in connection with a futures account carried by the Firm in its capacity as a futures commission merchant. The plaintiffs allege claims of common law fraud, negligence, breach of fiduciary duty, breach of contract, breach of the duty of good faith and fair dealing and misrepresentation/omission. The Firm has filed its Answer and Counterclaims to the Complaint and intends to vigorously defend the litigation.

SG Americas Securities, LLC (SGAS)

In the normal course of business, SGAS, a registered broker-dealer and futures commission merchant, and/or its principals may be named as defendant(s) in various legal actions, including arbitrations, class actions and other proceedings, and may be involved in reviews, investigations and other proceedings (formal and informal) by governmental agencies, law enforcement, and self-regulatory organizations. Information on formal regulatory proceedings involving SGAS, including fines, is available through FINRA’s BrokerCheck or via the National Futures Association’s Background Affiliation Status Information Center. Certain material proceedings or other investigations involving SGAS and/or its ultimate corporate parent Societe Generale (SG) and other affiliates can be found in SG’s periodic regulatory filings with the Authorité des Marches Financiers (“AMF”), the French analogue to the Securities and Exchange Commission.

Regulatory Matters

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In October 2015, SGAS, as successor to NUSA, settled, without admitting or denying the allegations, a matter brought by ICE Futures U.S. that was based on alleged failures by NUSA to report an open interest in three energy futures contracts in accordance with the rules of the exchange over a period of approximately twenty-two business days in May and June 2014. In connection with this matter, SGAS paid a fine of $100,000.

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In October 2015, SGAS, as successor to NUSA, settled, without admitting or denying the allegations, a matter brought by FINRA, for failing to report short interest positions and failure to establish and maintain a supervisory system that was reasonably designed to achieve compliance with the applicable laws and regulations concerning short interest reporting. In connection with this matter, SGAS paid a fine of $120,000.

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In December of 2015, SGAS, as successor to NUSA, settled a matter brought by the Chicago Board of Options Exchange alleging that, during 2010 and 2011, NUSA failed to report, or accurately report, “reportable positions” on its large option position report in violation of Exchange Rule 4.2. In connection with this matter, SGAS paid a fine of $650,000.

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In December 2015, SGAS reached a settlement with the U.S. Securities and Exchange Commission, which conducted a review of “round-trip” trades by its Non-Agency Mortgage Trading Desk with two counterparties. In connection with this matter, SGAS paid a penalty of $1,011,093.

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In June 2016, SGAS, as successor to NUSA, settled, without admitting or denying the allegations, a matter brought by the Chicago Board of Trade alleging that on six days between November 2013 and January 2014, three traders for Newedge (one employed by Newedge and two by its Canadian affiliate) entered into separate transactions with third parties prior to consummating the block trade with the counterparty, in violation of CBOT Rules 432.W and 526. The settlement included a fine in the amount of $100,000 and a disgorgement of profits in the amount of $19,502.50.

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In September 2016, SGAS, as successor to Newedge USA, settled, without admitting or denying the allegations, a matter brought by the CFTC alleging Newedge USA violated Section 4C(A) of the Commodity Exchange Act and Regulations 1.38 and 166.3 by executed and confirming numerous exchange for physical transactions in agricultural and soft commodities for and on behalf of its clients that were for the same contract, quantity and same or similar price with the buyer and seller for each transaction under the same common control and ownership. The settlement includes a $750,000 civil penalty and an undertaking to implement policies, procedures and training programs reasonably designed to prevent the execution, clearing and reporting to an exchange of non-bona fide exchange of futures for physical transactions.

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In April 2017, SGAS settled, without admitting or denying the allegations, a matter brought by the Chicago Board of Options Exchange for failing to report, or accurately report, “reportable positions” on its large option position report in violation of Exchange Rules 4.2 and 4.13. In connection with this matter, SGAS paid a fine of $100,000.

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In April 2017, SGAS settled, without admitting or denying the findings, a matter brought by FINRA for failing to establish and maintain a supervisory system reasonably designed to ensure that customers of a recently acquired firm were sent account statements, notified of availability of statements on its customer portal, agreed to receive statements and confirmations electronically, and were sent confirmations which contained all of the required information. The settlement included payment of a fine in the amount of $100,000.

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In July 2017, SGAS settled, without admitting or denying the findings, a matter with the CME Group where the CME alleged SGAS violated CME Rules 9.70.A., 971.A.2.A., B. and C., 980.A., and 980B.1 and 2. The settlement related to two separate CME exam findings: (1) balances were not consistently identifiable in the general ledger and (2) procedures for resolving the general ledger suspense balances were not sufficient. In connection with this matter, SGAS paid a fine of $150,000.

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In January 2018, SGAS settled, without admitting or denying the findings, four disciplinary proceedings with FINRA related to (1) incorrect equity trade reporting; (2) incorrect capacity on customer confirmations; (3) late TRACE reporting for transactions in corporate debt securities; (3) failure to timely report to TRACE new issue offerings in corporate debt securities. The settlement covered various review periods in the 2010-2016 time period. The settlement included payment of a fine totaling $200,000.

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In March 2018, SGAS settled, without admitting or denying the findings, a matter brought by FINRA in connection with SGAS’s over-submissions of shares in certain tender offers. The settlement included payment of a fine in the amount of $50,000 plus disgorgement of profits in the amount of $469,130.

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In September 2018, SGAS settled, without admitting or denying the findings, a matter brought by the SEC alleging that in 2012-2015 Newedge (and then SGAS) engaged in transactions in pre-released American Depositary Receipts (ADRs) without complying with certain obligations of the Securities Act of 1933 and failed to supervise borrowing and lending of pre-released ADRs by its personnel in violation of certain provisions of the Exchange Act of 1934. The settlement included payment of a $250,000 fine, $486,672 in disgorgement, and $82,657 in pre-judgment interest.

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In October 2018, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of Cboe BZX, Cboe EDGA, Cboe EDGX, Nasdaq and Nasdaq PHLX regarding incorrect use of capacity codes on exchange orders in 2014-2016. The settlement included payment of fines totaling $175,000.

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In April 2019, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of NYSE Arca and Cboe regarding deficiencies in large option position reporting at NUSA. The settlement included payment of a fine totaling $600,000.

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In April 2019, SGAS settled, without admitting or denying the findings, a matter brought by NYSE Regulation Enforcement which concerned an equity trade error in 2015 allegedly improperly offset by an affiliate trade. The settlement also alleged inadequate market access controls, testing, and supervisory failures associated with the cause of the trade error. The settlement included payment of a fine in the amount of $380,000.

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In May 2019, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of Cboe, Nasdaq PHLX, NYSE American, and NYSE Arca concerning inaccurate capturing and recording of order receipt time and order route time for certain manual options orders sent to floor brokers. The settlement included payment of fines totaling $115,000.

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In July 2019, SGAS settled, without admitting or denying the findings, two matters brought by the Chicago Board of Trade (“CBOT”) and the New York Mercantile Exchange (“NYMEX”), which alleged impermissible pre-hedging of block trades as well as late and inaccurate block trade reporting in 2014-2016. The settlement included payment of fines totaling $350,000 and disgorgement of profits totaling $152,625.

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In October 2019, SGAS settled, without admitting or denying the findings, a matter brought by NYSE Regulation Enforcement regarding alleged violations of SEC Regulation SHO and trading through National Best Bid or Offer in two instances, as well as a locate latency issue. The settlement included payment of a fine of $325,000.

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In December 2019, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of Cboe Exchange, Inc. concerning late submissions of options orders into Cboe’s monthly pricing process for its volatility index (VIX). The settlement included payment of a fine totaling $135,000.

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In December 2019, SGAS settled, without admitting or denying the findings, a matter brought by NYSE Regulation Enforcement regarding alleged violations of NYSE Rules 132 and 7.33, by transmitting orders with discontinued account type indicators between 2016 and 2019. The settlement included payment of a fine totaling $100,000.

Litigation Matters

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The Official Committee of Unsecured Creditors of Tribune Company, et al. v. Dennis J. Fitzsimmons, et al.; Deutsche Bank Trust Company Americas, et al. v. Adaly Opportunity Fund TD Securities Inc., et al.; and Williams A. Niese, et al. v. AllianceBernstein L.P., et al. are lawsuits arising from the bankruptcy of the Tribune Company, which was the subject of a leveraged buyout in 2007. The suits generally allege that the LBO left the company overleveraged, thus leading to its bankruptcy, and seek to recover payments made to holders of Tribune shares under various federal and state law theories of liability. The Deutsche Bank Trust Company Americas, et al. v. Adaly Opportunity Fund TD Securities Inc., et al. and Williams A. Niese, et al. v. AllianceBernstein L.P., et al. lawsuits have been dismissed and are now on appeal. SGAS is defending the cases.

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AC Scout Trading, LLC v. SG Americas Securities, LLC and Newedge USA, LLC was a FINRA arbitration filed by a former NUSA customer alleging claims of fraud, breach of FINRA rules, breach of contract, breach of implied covenant of good faith and fair dealing, and negligence. The allegations involved losses incurred in connection with a position in tin futures contracts traded in the London Metal Exchange (“LME”). Claimant’s claims were denied in their entirety on July 24, 2018 and the matter is now over.

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Vega Opportunity Fund LLC v. Newedge USA, LLC was a FINRA arbitration filed by a former NUSA customer alleging claims of fraud, deceptive trade practices, breach of fiduciary duty, breach of contract, and violation of Illinois Securities Law. NUSA was alleged to be responsible for capital losses due to false representations of risk management by NUSA. This matter has been settled and the matter is now over.

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SGAS, along with other financial institutions, was named as a defendant in several putative class actions alleging violations of US antitrust laws and the CEA in connection with its activities as a US Primary Dealer, buying and selling US Treasury securities. The cases were consolidated in the US District Court in Manhattan, and lead plaintiffs’ counsel appointed. An amended consolidated complaint was filed on 15 November 2017, and SGAS was not named as a defendant. By order dated 15 February 2018, SGAS was dropped as a defendant in an individual “opt out” action alleging similar causes of action. There are no actions pending against SGAS in this matter.

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Allianz Global Investors GmbH, et al. v. Bank of America Corporation, et al. is a litigation filed on behalf of entities that decided to opt out of the class action settlement in the action In re Foreign Exchange Benchmark Rates Antitrust Litigation, which alleged conspiracy to fix prices in the FX market beginning in 2003. SGAS is defending the case.

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In re ProShares Trust II Securities Litigation is a putative class action brought by investors in ProShares Short VIX Short-Term Futures ETFs, which lost significant value in February 2018. In addition to claims against the issuer, the action asserts claims under the Securities Act of 1933 against SGAS, Newedge, and other “Authorized Participants” who are alleged to be underwriters of ETF shares, based upon purported misstatements or omissions by the issuer in the offering documents. The complaint was dismissed in January 2020 and the matter is now on appeal. SGAS is defending the case.

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Putnam Bank v. Intercontinental Exchange, Inc., et al., City of Livonia Employees’ Retirement System and City of Livonia Retiree Health and Disability Benefits Plan v. Intercontinental Exchange, Inc., et al., and Hawaii Sheet Metal Workers Health & Welfare Fund, et al. v. Intercontinental Exchange, Inc., et al. are putative class actions concerning purported manipulation of Libor rates from February 2014 to the present brought against several financial institutions, including SGAS. SGAS is defending the cases.

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In re GSE Bonds Antitrust Litigation is a putative class action asserting antitrust claims under the Sherman Act against SGAS and other financial institutions based upon alleged anti-competitive behavior in the trading of bonds issued by U.S. Government Sponsored Enterprises (GSEs), i.e., Federal Home Loan Bank (FHLB), Federal Home Loan Mortgage Corporation (Freddie Mac), and Federal National Mortgage Association (Fannie Mae). In January 2020, a global class action settlement involving multiple banks, including SGAS, was preliminarily approved by the court. State of Louisiana v. Bank of America, N.A., et al.; and City of Baton Rouge v. Bank of America, N.A., et al. are pending individual lawsuits containing similar allegations. SGAS is defending the cases.

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SGAS has also been named in purported class and individual actions in connection with its role in underwriting various debt and equity securities offerings. Currently pending matters relate to the offerings of TerraForm Global, Southwestern Energy, and Altice USA. Claims in all these cases are asserted under the Securities Act of 1933 and/or state law against SGAS in its role as a member of the underwriting syndicate and are based upon purported misstatements or omissions by the issuers in the offering documents. SGAS is defending the cases.

CBOT Case #15-0115-BC, July 19, 2019 (included by Sponsor from the NFA website and not provided by SGAS)

Pursuant to an offer of settlement in which SGAS Americas Securities, LLC(“SGAS”) (as successor to Newedge USA, LLC)) neither admitted nor denied the rule violations upon which the penalty is based, on July 17, 2019, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that on multiple occasions between January 14, 2014, and March 18, 2014, SGAS had a riskless principal mandate in effect. Three traders employed by SGAG’s Canadian affiliate entered into separate transactions with third parties prior to consummating the block trades with customers and despite having previously received nonpublic information attendant to the customers’ requested block trades. Specifically, in each instance, after receiving a solicitation from a customer to participate in a block trade in various ethanol forward futures contracts, but prior to consummating the block trade with the customer, the traders executed a separate block trade with a liquidity provider in the same product and on the same side of the market as the customer’s proposed block trade in order to hedge the block trade subsequently executed opposite the customer. By entering into the hedge transaction and establishing the price of the hedge transaction prior to consummating the customer block trade, SGAS was able to guarantee a profit on the subsequent execution opposite the customer. As a result of this activity, SGAS realized profits in the amount of $9,715.

ICE Case #2019-021/022A, October 30, 2019 (included by Sponsor from the NFA website and not provided by SGAS)

SG Americas Securities LLC was issued a summary fine in the amount of $2,500 for violating Rule 4.19(a) by failing to retain electronic audit trail data corresponding to orders entered on various dates through 2017 and 2018.

CBOT Case #DQA-19-002, August 2, 2019 (included by the Sponsor from the NFA website and not provided by SGAS)

During the period of January 1, 2019 to March 31, 2019, SG Americas Securities LLC violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System. On July 17, 2019, SG Americas Securities LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued the following fines by the 512 Committee for its violation of Rule 576: CME $3,000 CBOT $3,000 Total $6,000

CBOT Case #19-5501-3, July 2, 2019 (included by the Sponsor from the NFA website and not provided by SGAS)

During the month of May 2019, SG Americas Securities, LLC. inaccurately reported long positions eligible for delivery in the May 2019 Ethanol, KC Wheat, and Wheat futures contracts. PENALTY: On June 14, 2019, the Rule 512 Committee, pursuant to Rule 512, assessed a fine in the amount of $1,500 against SG Americas Securities, LLC. for its violation of Rule 807.

CBOE Case # USFI-161, October 25, 2018 (included by the Sponsor from the NFA website and not provided by SGAS)

CFE Rule 403(a)(x)—Failure to Submit Correct CTI Code Information – Pursuant to CFE Rule 403(a)(x) all Orders entered into the CFE System contain accurate and complete information, including the Customer Type Indicator (“CTI”) code. From February 26, 2018 to June 29, 2018 SGAS sent orders with incorrect CTI codes for 29 different accounts. The total number of orders sent with incorrect CTI codes was 33,890 or 18.9% of the 179,323 total orders from SGAS during that period. This is the Firm’s 2nd violation of Rule 403(a)(x) within a rolling twelve (12) month period.1

CBOT Case # DQA-18-9650, September 14, 2018 (included by the Sponsor from the NFA website and not provided by SGAS)

FINDINGS:

During the period of January 1, 2018 to March 31, 2018, SG Americas Securities LLC violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System.

PENALTY:

On August 29, 2018, SG Americas Securities LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued the following fines by the 512 Committee for its violation of Rule 576: CME $2,500 CBOT $2,500 Total $5,000 EFFECTIVE DATE: September 14, 2018

CME Case #17-9264, September 29, 2019 (included by Sponsor from the NFA website and not provided by SGAS)

FINDINGS: During the period of February 1 through April 30, 2017, SG Americas Securities, LLC violated Rule 576 by submitting Tag 50 IDs across multiple shifts and shift changes. PENALTY: On September 13, 2017, SG Americas Securities, LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued a $2,500 fine by the 512 Committee for its violation of Rule 576. EFFECTIVE DATE: September 29, 2017

Margin Levels Expected to be Held at the FCMs

While the portfolio composition may vary over time, it is not expected that the Ultra Funds or UltraShort Funds will ever have futures exposure greater than two times (2x) such Fund’s assets (although this is possible in some circumstances, such as during periods of market volatility or in situations where margin requirements are high). It currently is anticipated that each Fund could have as much as 100% of its assets held in segregated accounts as collateral for its transactions in futures contracts and other Financial Instruments.

The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

SWAP COUNTERPARTIES

The Funds intend to use Citibank, N.A. (“Citi”), Société Générale (“SG”), UBS AG (“UBS”), Royal Bank of Canada (“RBC”) and Goldman Sachs International (“GSI”) as OTC swap agreement counterparties for the Funds. Goldman Sachs & Co. (“GS&Co.”) may in the future act as on OTC swap agreement counterparty to the Funds. Each such entity may act as a counterparty for many other funds and individuals.

Investors should be advised that none of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, none of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI, in its capacity as swap counterparty, is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.

None of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, none of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional swap counterparties or replace Citi and/or SG and/or UBS and/or RBC and/or GSI and/or, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) as the Funds’ swap counterparty.

Litigation and Regulatory Disclosure Relating to Swap Counterparties

Citibank, N.A. (“Citi”)

Citibank, N.A. (“Citi” or “Citibank”) is acting as a swap dealer for ProShares Trust II. Citi is registered in the US with National Futures Association (NFA) as a registered Swap Dealer. Citi is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its derivatives, securities and commodities business that allege various violations of federal and state securities laws. Citigroup, Inc. (“Citigroup”) files annual reports and quarterly reports in which it discloses material information about Citigroup matters, including information about any material litigation or regulatory investigation. Full details on the items noted below can be found here: http://www.citigroup.com/citi/investor/sec.htm. This disclosure does not include any matters initiated against Citibank during or after the fourth quarter of 2019. For active matters initiated prior to the fourth quarter of 2019, updates were based on the matters’ public U.S. state or federal court dockets.

Commodities Financing Contracts

Beginning in May 2014, Citigroup became aware of reports of potential fraud relating to the financing of physical metal stored at the Qingdao and Penglai ports in China. Citibank and Citigroup Global Markets Limited (“CGML”) had financing contracts with Mercuria Energy Trading Pte. Ltd collateralized by physical metal stored at these ports, with the agreements providing that Mercuria would repurchase the inventory at a specified date in the future.

On July 22, 2014, Citibank and CGML commenced proceedings in the High Court in London to enforce their rights under the relevant agreements in relation to approximately $285 million in financing. That counterparty and a Chinese warehouse provider previously brought actions in the English courts to establish the parties’ rights and obligations under these agreements.

In December 2016, the Citigroup affiliates reached a resolution on this matter with Mercuria, and subsequently took steps to withdraw the proceedings in London, as well as related initiatives in Chinese courts. Additional information concerning this action is publicly available in court filings under the claim reference: Mercuria Energy Trading PTE Ltd & Another Citibank & Another, Claim No. 2014 Folio 709, Appeal Nos. 2015/2407 (Citigroup) and 2015/2395 (Mercuria).

Credit Crisis-Related Litigation and Other Matters

Mortgage-Backed Securities Trustee Actions:

In 2014, investors in 27 residential MBS trusts for which Citibank served or currently serves as trustee filed an action in the United States District Court for the Southern District of New York, captioned FIXED INCOME SHARES: SERIES M ET AL. v. CITIBANK N.A., alleging claims that Citibank failed to pursue contractual remedies against securitization sponsors and servicers. Subsequently, all claims were dismissed as to 26 of the 27 trusts. On March 22, 2018, the court granted Citibank’s motion for summary judgment and denied plaintiffs’ motions for partial summary judgment and class certification, which plaintiffs appealed. On June 7, 2019, plaintiffs withdrew their appeal and the case was dismissed. Additional information concerning this action is publicly available in court filings under the docket number 14-cv-9373 (S.D.N.Y.) (Furman, J.) and 18-1196 (2d Cir.)

On November 24, 2015, largely the same group of investors filed another action in the New York State Supreme Court, captioned FIXED INCOME SHARES: SERIES M, ET AL. v. CITIBANK N.A., related to 24 of the trusts dismissed from the federal court action and one additional trust, asserting claims similar to the original complaint filed in federal court. In 2017, the court granted in part and denied in part Citibank’s motion to dismiss plaintiffs’ amended complaint. Citibank appealed as to the sustained claims, and on January 16, 2018, the New York State appeals court dismissed all of the remaining claims except the claim for breach of contract related to purported discovery of alleged underwriter breaches of representations and warranties. On June 7, 2019, plaintiffs filed an unopposed motion to discontinue the action. On September 24, 2019, the parties filed a stipulation discontinuing the action and the case was dismissed. Additional information concerning this action is publicly available in court filings under the docket number 653891/2015 (N.Y. Sup. Ct.) (Borrok, J.).

In 2015, the Federal Deposit Insurance Corporation (FDIC), as receiver for a financial institution, filed a civil action against Citibank in the United States District Court for the Southern District of New York, captioned FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR GUARANTY BANK v. CITIBANK N.A. The complaint concerns one RMBS trust for which Citibank formerly served as trustee, and alleges that Citibank failed to pursue contractual remedies against the sponsor and servicers of that trust. After the court granted Citibank’s motion to dismiss on grounds that the FDIC lacked standing to pursue its claims, the FDIC filed an amended complaint. In 2018, Citibank filed a motion to dismiss the amended complaint.. On March 20, 2019, the court granted Citibank’s motion to dismiss the FDIC’s amended complaint. Additional information concerning this action is publicly available in court filings under the docket number 15-cv-6574 (S.D.N.Y.) (Carter, J.).

Lehman Brothers Bankruptcy Proceedings

On February 8, 2012, Citibank and certain Citigroup affiliates were named as defendants in an adversary proceeding asserting objections to proofs of claim totaling approximately $2.6 billion filed by Citibank and those affiliates, and claims under federal bankruptcy and state law to recover $2 billion deposited by Lehman Brothers Holdings Inc. (LBHI) with Citibank against which Citibank asserts a right of setoff. A global settlement between the parties was approved by the bankruptcy court on October 13, 2017. As part of the global settlement, Citibank retained $350 million from LBHI’s deposit at Citibank and returned to LBHI and its affiliates the remaining deposited funds, and LBHI withdrew its remaining objections to the bankruptcy claims filed by Citibank and its affiliates. This action was dismissed by stipulation on November 3, 2017. Additional information concerning this action is publicly available in court filings under the docket numbers 12-01044 and 08-13555 (Bankr. S.D.N.Y.) (Chapman, J.).

On July 21, 2014, an adversary proceeding was filed on behalf of Lehman Brothers Finance AG against Citibank, Citibank Korea Inc. and CGML asserting that defendants improperly have withheld termination payments under certain derivatives contracts. An amended complaint was filed on August 6, 2014, and defendants filed an answer on October 6, 2014. On July 1, 2016, the bankruptcy court entered an order approving a settlement between the parties. A stipulation of dismissal with prejudice was filed on July 26, 2016. Additional information concerning this action is publicly available in court filings under the docket numbers 14-02050 and 09-10583 (Bankr. S.D.N.Y.) (Chapman, J.).

Terra Firma Litigation

In December 2009, the general partners of two related private equity funds filed a complaint in New York state court, subsequently removed to the United States District Court for the Southern District of New York, asserting multi-billion dollar claims against Citigroup and certain of its affiliates arising out of the May 2007 auction of the music company, EMI, in which Citigroup affiliates acted as advisor to EMI and as a lender to plaintiffs’ acquisition vehicle. Following a jury trial, a verdict was returned in favor of Citigroup on November 4, 2010. Plaintiffs appealed from the entry of the judgment. On May 31, 2013, the United States Court of Appeals for the Second Circuit vacated the November 2010 jury verdict in favor of the defendants and ordered that the case be retried. On March 7, 2014, the parties stipulated to the dismissal of all remaining claims in the action, without prejudice to plaintiffs’ rights to re-file those claims in England.

Additional information concerning this action is publicly available in court filings under the docket numbers 09 Civ. 10459 (S.D.N.Y.) (Rakoff, J.) and 11-0126-cv (2d Cir.). In August and September 2013, plaintiffs in the New York proceedings, together with their affiliates and principal, filed claims against CGML, Citibank and Citigroup arising out of the EMI auction in the High Court of Justice, Queen’s Bench Division and Manchester District Registry Mercantile Court in Manchester, England. The cases have since been transferred to the High Court of Justice, Queen’s Bench Division, Commercial Court in London. On March 7, 2014, the parties to the separate proceedings filed by Terra Firma in 2013 before the High Court of Justice, Queen’s Bench Division, consented to the service by plaintiffs of an amended complaint incorporating the claims that would have proceeded to trial in the United States District

Court for the Southern District of New York in July 2014, had the New York action not been dismissed. On June 15, 2016, by consent of the parties, the English High Court of Justice dismissed Terra Firma’s lawsuit against CGML, Citibank and Citigroup with prejudice and ordered Terra Firma to pay the Citigroup defendants’ costs associated with defending the lawsuit. Additional information concerning this action is publicly available in court filings under the claim reference Terra Firma Investments (GP) 2 Ltd. & Ors v Citigroup Global Markets Ltd. & Ors (CL-2013-000293).

Credit Default Swaps Matters

In April 2011, the European Commission (EC) opened an investigation (Case No COMP/39.745) into the credit default swap (CDS) industry. The scope of the investigation initially concerned the question of “whether 16 investment banks and Markit, the leading provider of financial information in the CDS market, have colluded and/or may hold and abuse a dominant position in order to control the financial information on CDS.” On July 2, 2013, the EC issued to Citigroup, CGMI, CGML, Citicorp North America Inc. and Citibank, as well as Markit, ISDA, and 12 other investment bank dealer groups, a statement of objections alleging that Citi and the other dealers colluded to prevent exchanges from entering the credit derivatives business in breach of Article 101 of the Treaty on the Functioning of the European Union. The statement of objections set forth the EC’s preliminary conclusions, did not prejudge the final outcome of the case, and did not benefit from the review and consideration of Citi’s arguments and defenses. Citigroup filed a Reply to the Statement of Objections on January 23, 2014, and made oral submissions to the EC on May 14, 2014. On December 4, 2015, the EC informed Citi that it had closed its proceeding against Citi and the other investment bank dealer groups, without further action.

In addition, putative class action complaints were filed by various entities against Citigroup, CGMI and Citibank, among other defendants, alleging anticompetitive conduct in the CDS industry and asserting various claims under Sections 1 and 2 of the Sherman Act as well as a state law claim for unjust enrichment. On October 16, 2013, the U.S. Judicial Panel on Multidistrict Litigation centralized these putative class actions in the Southern District of New York for coordinated or consolidated pretrial proceedings before Judge Denise Cote. On September 4, 2014, the United States District Court for the Southern District of New York granted in part and denied in part defendants’ motion to dismiss the second consolidated amended complaint, dismissing plaintiffs’ claim for violation of Section 2 of the Sherman Act and certain claims for damages, but permitting the case to proceed as to plaintiffs’ claims for violation of Section 1 of the Sherman Act and unjust enrichment. On September 30, 2015, the defendants, including Citigroup, Citibank, and related parties, entered into settlement agreements to settle all claims of the putative class, and on October 29, 2015 and April 16, 2016, the court granted plaintiffs’ motion for preliminary approval and final approval of the proposed settlements, respectively. Additional information relating to this action is publicly available in court filings under the docket number 13 MD 2476 (S.D.N.Y.) (Cote, J.).

On June 8, 2017, a complaint was filed in the United States District Court for the Southern District of New York against numerous credit default swap (CDS) market participants, including Citigroup, Citibank, Citigroup Global Markets Inc. (CGMI), and Citigroup Global Markets Ltd. (CGML), under the caption TERA GROUP, INC., ET AL. v. CITIGROUP INC., ET AL. The complaint alleges that defendants colluded to prevent plaintiffs’ electronic CDS trading platform, TeraExchange, from entering the market, resulting in lost profits to plaintiffs. The complaint asserts federal and state antitrust claims, and claims for unjust enrichment and tortious interference with business relations. Plaintiffs seek a finding of joint and several liability, treble damages, attorneys’ fees, interest, and injunctive relief. On September 11, 2017, defendants, including Citigroup, Citibank, CGMI, and CGML, filed motions to dismiss all claims. On July 30, 2019, the court granted in part and denied in part defendants’ motion to dismiss. On September 27, 2019, Citi filed its answer. Pursuant to a stipulation between the parties, the plaintiffs will file an amended complaint by January 30, 2020. Additional information concerning this action is publicly available in court filings under the docket number 17-cv-04302 (S.D.N.Y.) (Sullivan, J.).

Depositary Receipts Conversion Litigation

Regulatory Actions: On November 7, 2018, the SEC entered an order accepting an offer of settlement from Citibank concerning the SEC’s investigation into activity relating to pre-released American Depositary Receipts from 2011 to 2015. While neither admitting nor denying the SEC’s allegations, Citibank agreed to a violation under Section 17(a)(3) of the Securities Act, as well as disgorgement of $20,903,858.25 and pre-judgment interest of $4,258,893.71 plus a civil money penalty of $13,587,507.86 for a total of $38,750,259.82.

Other Litigation: In 2015, Citibank was sued by a purported class of persons or entities who, from January 2000 to the present, are or were holders of depositary receipts for which Citibank served as the depositary bank and converted, or caused to be converted, foreign currency dividends or other distributions into U.S. dollars. On March 23, 2018, the court granted in part and denied in part plaintiffs’ motion for class certification, certifying only a class of holders of Citi-sponsored American depositary receipts that plaintiffs own. On September 6, 2018, the court granted preliminary approval of a class action settlement. On July 12, 2019, the court granted final approval. Additional information concerning this action is publicly available in court filings under the docket number 15 Civ. 9185 (S.D.N.Y.) (McMahon, C.).

Foreign Exchange Matters

Regulatory Actions: Government and regulatory agencies in the U.S. and in other jurisdictions are conducting investigations or making inquiries regarding Citigroup’s foreign exchange business. Citigroup is fully cooperating with these and related investigations and inquiries.

On May 20, 2015, Citigroup entered into a settlement with the Federal Reserve Board. The settlement was binding on Citigroup, Citibank, and related Citi entities, and it related to allegedly deficient policies and procedures that purportedly failed to detect foreign exchange activities that violated sound baking practices and applicable U.S. laws and regulations.

In 2017, the Competition Commission of South Africa confirmed a Consent Agreement with Citibank resolving allegations that between September 2007 and October 2013, Citibank and its affiliates engaged with non-Citi market participants in certain collusive conduct with regards to trading in FX involving the South African Rand (ZAR) in violation of South African law. A penalty of ZAR 69,500,860 was paid. This was the equivalent of between US $5M and $5.5M.

On May 16, 2019, the EC announced a settlement with Citigroup and Citibank resolving its foreign exchange spot investigation. Citi was among six banks settling the EC’s investigation. As part of the settlement, Citi agreed to pay a fine of 310,776,000 Euro.

On June 6, 2019, the Swiss Competition Commission (COMCO) announced a settlement with Citigroup for the same conduct covered by the EC settlement. Citigroup was among six banks settling COMCO’s investigation. As part of the settlement, Citigroup agreed to pay a fine of 28,500,000 CHF.

Antitrust and Other Litigation: Numerous foreign exchange dealers, including Citigroup and Citibank, are named as defendants in putative class actions that are proceeding on a consolidated basis in the United States District Court for the Southern District of New York under the caption IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION. The plaintiffs allege that they suffered losses as a result of the defendants’ alleged manipulation of, and collusion with respect to, the foreign exchange market. The plaintiffs allege violations of the Commodity Exchange Act, the Sherman Act, and/or the Clayton Act, and seek compensatory damages, treble damages and declaratory and injunctive relief.

On December 15, 2015, the court entered an order preliminarily approving a proposed settlement between the Citi defendants and classes of plaintiffs who traded foreign exchange instruments in the spot market and on exchanges. The proposed settlement provides for the Citi defendants to receive a release in exchange for a payment of approximately $400 million. On December 20, 2016, the court approved the notice of settlements and preliminarily approved the plan of distribution. The court granted final approval on August 6, 2018. Additional information concerning these actions is publicly available in court filings under the consolidated lead docket number: 13 Civ. 7789 (S.D.N.Y.) (Schofield, J.).

On June 3, 2015, an action captioned ALLEN v. BANK OF AMERICA CORPORATION, ET AL. was brought in the United States District Court for the Southern District of New York against Citigroup, as well as numerous other foreign exchange dealers. The plaintiffs seek to represent a putative class of participants, beneficiaries, and named fiduciaries of qualified Employee Retirement Income Security Act (ERISA) plans for whom a defendant provided foreign exchange transactional services or authorized or permitted foreign exchange transactional services involving a plan’s assets in connection with its exercise of authority or control regarding an ERISA plan. The plaintiffs allege violations of ERISA, and seek compensatory damages, restitution, disgorgement and declaratory and injunctive relief.

On April 6, 2016, the plaintiffs filed a second amended class action complaint against numerous foreign exchange dealers, including Citigroup and Citibank. On April 15, 2016, the settling defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION moved to enjoin the ALLEN action pending final settlement approval in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION. On June 1, 2016, the court granted the motion in part as to claims based on collusive conduct and directed plaintiffs to file a separate pleading for claims based exclusively on non-collusive conduct. The plaintiffs filed a third amended complaint on July 15, 2016.

On September 20, 2016, the plaintiffs and settling defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION filed a joint stipulation dismissing plaintiffs’ claims with prejudice. On October 20, 2016, the ALLEN plaintiffs appealed the lower court’s dismissal of claims against settling defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION to the United States Court of

Appeals for the Second Circuit, after having also appealed dismissal as to other defendants. The Second Circuit consolidated the two appeals and, on July 10, 2018, affirmed dismissal. Additional information concerning this action is publicly available in court filings under the docket numbers 13 Civ. 7789 (S.D.N.Y.) (Schofield, J.); 15 Civ. 4285 (S.D.N.Y.) (Schofield, J.); 16-3327 (2d Cir.); and 16-3571 (2d Cir.).

On March 10, 2016, Citibank, Citigroup and various other banks were joined as defendants in a pro se action captioned WAH ET AL. v. HSBC NORTH AMERICA HOLDINGS INC. ET AL. pending in the United States District Court for the Southern District of New York. The complaint asserts claims based on alleged FX market collusion in violation of the Sherman Act and Commodity Exchange Act. On March 31, 2016, plaintiffs filed an amended complaint. On April 29, 2016, Citi and the other newly joined defendants joined a previously filed motion to dismiss or stay the action. On August 11, 2016, the court granted the defendants’ motion to dismiss. The plaintiffs’ amended complaint dated June 8, 2017 removed the Citi entities from the action. Additional information concerning this action is publicly available in court filings under the docket number 15 Civ. 08974 (S.D.N.Y.) (Schofield, J.).

On September 16, 2015, an action captioned NEGRETE v. CITIBANK, N.A. was filed in the United States District Court for the Southern District of New York. Plaintiffs allege that Citibank engaged in conduct in connection with plaintiffs’ foreign exchange trading that caused them losses. Plaintiffs assert claims for fraud, breach of contract, and negligence, and seek compensatory damages, punitive damages and injunctive relief. On November 17, 2015, Citi filed a motion to dismiss and a motion to stay discovery pending resolution of the motion to dismiss. On December 7, 2015, the court granted Citi’s motion for a stay of discovery. On June 20, 2016, plaintiffs filed an amended complaint. Citibank moved to dismiss the amended complaint, and plaintiffs cross-moved for partial summary judgment. On February 27, 2017, the court granted Citibank’s motion to dismiss in part without leave to amend, and denied plaintiffs’ motion for partial summary judgment. On March 13, 2017, Citibank filed an answer to plaintiffs’ amended complaint. On March 21, 2017, plaintiffs moved for entry of final judgment as to the dismissed claims and requested that litigation of the remaining claim be stayed pending an appeal. On July 11, 2017, the court denied plaintiffs’ motion for entry of final judgment as to the claims dismissed in the court’s February 27, 2017 order. On August 18, 2017, the parties stipulated to voluntary dismissal of plaintiffs’ sole remaining claim that was not dismissed in the court’s February 27, 2017 order. On September 7, 2017, plaintiffs filed a notice of appeal to the United States Court of Appeals for the Second Circuit. On January 3, 2019, the Second Circuit affirmed the district court’s judgment. Additional information concerning this action is publicly available in court filings under the docket number 15 Civ. 7250 (S.D.N.Y.) and 17-2783 (2d Cir.).

In 2015, an action captioned NYPL v. JPMORGAN CHASE & CO., ET AL. was brought in the United States District Court for the Northern District of California (later transferred to the United States District Court for the Southern District of New York) against Citigroup, as well as numerous other foreign exchange dealers.

Subsequently, plaintiffs filed a third amended class action complaint, naming Citigroup, Citibank, and Citicorp as defendants. Plaintiffs seek to represent a putative class of “consumers and businesses in the United States who directly purchased supracompetitive foreign currency at Benchmark exchange rates” from defendants. Plaintiffs allege claims under federal and California antitrust and consumer protection laws, and are seeking compensatory damages, treble damages, and declaratory and injunctive relief. In January 2019, the plaintiffs renewed a previously filed motion for leave to amend their complaint, and on July 9, 2019, the court denied that motion. On January 13, 2020, the court issued an amended case management plan, setting case and pretrial deadlines. Additional information concerning this action is publicly available in court filings under the docket numbers 15 Civ. 2290 (N.D. Cal.) (Chhabria, J.) and 15 Civ. 9300 (S.D.N.Y.) (Schofield, J.).

On September 26, 2016, investors in exchange-traded funds (ETFs) commenced a suit captioned BAKER ET AL. v. BANK OF AMERICA CORPORATION ET AL. in the United States District Court for the Southern District of New York against Citigroup, Citibank, Citicorp and CGMI, as well as various other banks. The complaint asserts claims under the Sherman Act, New York state antitrust law, and California state antitrust law and unfair competition law, based on alleged foreign exchange market collusion affecting ETF investments. The plaintiffs seek to certify nationwide, California and New York classes, and request damages and injunctive relief under the relevant statutes, including treble damages. On January 23, 2017, the defendants moved to dismiss the complaint, and on March 24, 2017, the plaintiffs filed an amended complaint in lieu of responding to defendants’ motion. A stipulation of voluntary dismissal was filed on April 28, 2017. Additional information concerning this action is publicly available in court filings under the docket number 16 civ.7512 (S.D.N.Y) (Schofield, J.).

In 2017, certain plaintiffs filed a consolidated amended complaint on behalf of purported classes of indirect purchasers of foreign exchange instruments sold by defendants, including Citigroup, Citibank, Citicorp, and CGMI as defendants, captioned CONTANT, ET AL. v. BANK OF AMERICA CORPORATION, ET AL. Plaintiffs allege that defendants engaged in a conspiracy to fix currency prices in violation of the Sherman Act and various state antitrust laws. On November 15, 2018, the court denied plaintiffs’ motions for preliminary approval of a proposed class settlement with the Citi defendants. On May 29, 2019, the plaintiffs filed an amended motion for preliminary approval of their settlement, and the court granted the motion on July 29, 2019. On November 19, 2019, the court stayed settlement deadlines so that settlements with two additional defendants could be combined with the Citi settlement. Additional information concerning these actions is publicly available in court filings under the docket numbers 16 Civ. 7512 (S.D.N.Y.) (Schofield, J.), 17 Civ. 4392 (S.D.N.Y.) (Schofield, J.), and 17 Civ. 3139 (S.D.N.Y.) (Schofield, J.).

On July 12, 2017, a putative class action captioned ALPARI (US), LLC v. CITIGROUP INC. & CITIBANK, N.A. was filed in the United States District Court for the Southern District of New York. Plaintiff asserts claims for breach of contract and unjust enrichment arising out of alleged cancellation of electronic FX transactions and seeks damages, restitution, injunctive relief, and attorneys’ fees. On September 11, 2017, plaintiff filed a notice of dismissal, dismissing its case against Citigroup and Citibank in its entirety without prejudice. The court approved the dismissal on September 12, 2017 and ordered the case closed. Additional information concerning this action is publicly available in court filings under the docket number 17 Civ. 5269 (S.D.N.Y.).

On November 7, 2018, some of the institutional investors who opted out of an August 2018 settlement with Citi defendants filed a lawsuit against Citigroup, Citibank, CGMI, and other defendants under the caption ALLIANZ GLOBAL INVESTORS, ET AL. v. BANK OF AMERICA CORPORATION, ET AL. Plaintiffs allege that defendants manipulated, and colluded to manipulate, the foreign exchange market. Plaintiffs assert Sherman Act and unjust enrichment claims and seek consequential and punitive damages and other forms of relief. On April 1, 2019, Citigroup, Citibank, CGMI, and other defendants filed a motion to dismiss the amended complaint, and on June 11, 2019, plaintiffs filed a second amended complaint. On July 25, 2019, defendants moved to dismiss plaintiffs’ second amended complaint. That motion is fully briefed and pending. Additional information concerning this action is publicly available in court filings under the docket number 18 Civ. 10364 (S.D.N.Y.) (Schofield, J.).

In 2018, two motions for certification of class actions alleging manipulation of foreign exchange markets were filed in the Tel Aviv Central District Court in Israel against Citigroup and CGMI, and Citibank, respectively. The cases are LANUEL, ET AL. v. BANK OF AMERICA CORPORATION, ET AL., CA 29013-09-18, and GERTLER, ET AL. v. DEUTSCHE BANK AG, C1A 1657-10-18. On September 12, 2019, these motions were consolidated into a single proceeding, and an amended motion for certification of a class action was filed and served on Citibank.

On April 25, 2019, a group of institutional investors served their claim in the High Court in London against Citibank, Citigroup, and other defendants. The claim asserts that defendants manipulated, and colluded to manipulate, the foreign exchange market and alleges breaches of EU and UK competition law. The case is ALLIANZ GLOBAL INVESTORS GMBH AND OTHERS v. BARCLAYS BANK PLC AND OTHERS, case number CL-2018-000840.

On May 27, 2019, a putative class action captioned J WISBEY & ASSOCIATES PTY LTD v. UBS AG & ORS was filed in the Federal Court of Australia against Citibank and other defendants. Plaintiffs allege manipulation of foreign exchange markets in violation of Australian antitrust laws and seek compensatory damages and declaratory and injunctive relief. Additional information concerning this action is publicly available in court filings under the docket number VID567/2019.

On July 29, 2019, an application was made to the U.K.’s Competition Appeal Tribunal, captioned MICHAEL O’HIGGINS FX CLASS REPRESENTATIVE LIMITED v. BARCLAYS BANK PLC AND OTHERS, requesting permission to commence collective proceedings against Citibank and other defendants. The application seeks compensatory damages for losses alleged to have arisen from the actions at issue in the EC settlement referenced above.

In September 2015, putative class actions captioned BÉLAND v. ROYAL BANK OF CANADA, ET AL. and STAINES v. ROYAL BANK OF CANADA, ET AL. were filed in the Quebec Superior Court of Justice and the Ontario Superior Court of Justice, respectively, against Citigroup, Citibank, and related parties, as well as numerous other foreign exchange (FX) dealers. Plaintiffs allege that defendants conspired to fix the prices and supply of currency purchased in the FX market, and that this manipulation caused investors to pay inflated rates for currency and/or to receive deflated rates for currency. Plaintiffs assert claims under the Canadian Competition Act and the Quebec Civil Code and/or for civil conspiracy, unjust enrichment and waiver of tort. Plaintiffs seek compensatory and punitive damages on behalf of putative classes of all persons in Quebec or in Canada who entered into an FX instrument or participated in a fund or investment vehicle that entered into an FX instrument between January 1, 2003 and December 31, 2013. Citigroup, Citibank, and related parties have agreed to settle these actions for CAD 21 million. On December 14, 2016, the court preliminarily approved the settlement. A final approval hearing was scheduled for April 13, 2017. Additional information concerning these actions is publicly available in court filings under the docket numbers 200-06-000189-152 (C.S.Q. Quebec) and CV-15-536174 (Ont. S.C.J.).

Interest Rate Swaps Matters

Regulatory Actions: The Commodity Futures Trading Commission (CFTC) is conducting an investigation into alleged anticompetitive conduct in the trading and clearing of interest rate swaps (IRS) by investment banks. Citigroup is cooperating with the investigation.

On September 25, 2017, Citibank and Citigroup Global Markets Ltd. agreed to a resolution with the CFTC involving for alleged swap data reporting violations involving Legal Entity Identifier information and related supervision failures from April 2015 to December 2016. The CFTC resolution required Citi to pay a $550,000 civil monetary penalty and to comply with certain undertakings to improve its reporting. The Order recognized Citi’s cooperation with the CFTC’s investigation.

Antitrust and Other Litigation: Beginning in November 2015, numerous interest rate swap (IRS) market participants, including Citigroup, Citibank, CGMI and CGML, were named as defendants in a number of industry- wide putative class actions. These actions have been consolidated in the United States District Court for the Southern District of New York under the caption IN RE INTEREST RATE SWAPS ANTITRUST LITIGATION. Plaintiffs in these actions allege that defendants colluded to prevent the development of exchange-like trading for IRS, thereby causing the putative classes to suffer losses in connection with their IRS transactions. Plaintiffs assert federal antitrust claims and claims for unjust enrichment. Also consolidated under the same caption are two individual actions filed by swap execution facilities TeraExchange LLC (TeraExchange) and Javelin LLC (Javelin), asserting federal and state antitrust claims as well as claims for unjust enrichment and tortious interference with business relations. Plaintiffs in all of these actions seek treble damages, fees, costs and injunctive relief. On July 28, 2017, the Court partially granted and partially denied defendants’ motion to dismiss, leaving Citigroup and ten other defendants in the case. On June 14, 2018, an additional swap execution facility, trueEX LLC (trueEX), filed an individual complaint, and on August 28, 2018, the remaining defendants moved to dismiss the trueEX amended complaint. On November 20, 2018, the Court partially granted and partially denied defendants’ motion to dismiss, and on February 20, 2019, putative class plaintiffs moved to certify a class of IRS purchasers. That motion was fully submitted on January 6, 2020 and remains pending. Additional information concerning these actions is publicly available in court filings under the docket numbers 18-CV-5361 (S.D.N.Y.) (Oetken, J.) and 16-MD-2704 (S.D.N.Y.) (Oetken, J.).

Separately, TeraExchange has also named Citigroup, Citibank, CGMI, CGML and numerous other parties as defendants in a separate individual action with similar allegations filed in the United States District Court for the Southern District of New York under the caption TERA GROUP, INC., ET AL. v. CITIGROUP, INC., ET

AL. Plaintiffs in that action assert federal antitrust claims and state law tort claims. On September 28, 2018 and on July 30, 2019, the Court granted in part and denied in part defendants’ motions to dismiss, leaving Citigroup and five other defendants in the case. On January 9, 2020, TeraExchange moved for leave to amend its complaint. This motion is pending. Additional information concerning this action is publicly available in court filings under the docket number 17-CV-4302 (S.D.N.Y.) (Sullivan, J.).

Interbank Offered Rates-Related Litigation and Other Matters

Regulatory Actions: Government agencies in the U.S., including the Department of Justice, the CFTC, the SEC, and a consortium of state attorneys general as well as agencies in other jurisdictions, including the EC, the U.K. Financial Conduct Authority, the Japanese Financial Services Agency (JFSA), the Swiss Competition Commission and the Monetary Authority of Singapore, are conducting investigations or making inquiries regarding submissions made by panel banks to bodies that publish various interbank offered rates and other benchmark rates. As members of a number of such panels, Citigroup subsidiaries have received requests for information and documents. Citigroup is cooperating with the investigation and is responding to the requests.

On May 25, 2016, the CFTC ordered Citibank, Citibank Japan Ltd., and CGM Japan Inc. to pay a civil monetary penalty in the amount of $175 million. The CFTC alleged violative conduct in connection with the London Interbank Offered Rate for Yen and the Euroyen Tokyo Interbank Offered Rate from the spring of 2008 through August 2010.

On June 13, 2018, Citibank agreed a settlement payment of $100 million with the New York State Attorney General. Of that amount, $95 million would be distributed to counterparties that the New York State Attorney General alleges were harmed by Citibank’s LIBOR-related conduct. Counterparties eligible for payments included states, and their municipalities and agencies, as well as affiliated pension funds and credit unions, that entered into LIBOR-based transactions with Citibank during the period August 31, 2007 through December 31, 2009.

Antitrust and Other Litigation: Citigroup and Citibank, along with other U.S. Dollar (USD) LIBOR panel banks, are defendants in a multi-district litigation (MDL) proceeding before the United States District Court for the Southern District of New York captioned IN RE LIBOR-BASED FINANCIAL INSTRUMENTS ANTITRUST LITIGATION (the LIBOR MDL). Plaintiffs, on behalf of different putative classes and individually, assert claims under the Sherman Act, the Commodities Exchange Act, and state antitrust, unfair competition, and restraint of trade laws, as well as various common law claims, based on allegations that defendants suppressed or otherwise manipulated USD LIBOR. Plaintiffs seek compensatory damages, restitution, treble damages where authorized by statute, and injunctive relief.

On December 5, 2018, a court granted preliminary approval of a settlement among Citigroup, Citibank and a class of investors who purchased USD LIBOR debt securities from non-defendant sellers, pursuant to which the Citi defendants paid $7.025 million. On December 20, 2018, a court granted final approval of a settlement among Citigroup, Citibank and a class of lending institutions with interests in loans tied to USD LIBOR, pursuant to which the Citi defendants paid $23 million. On September 5, 2019, the court granted preliminary approval to the revised plan of distribution submitted by exchange-based plaintiffs in connection with their settlement with Citigroup, Citibank, and CGMI. The exchange-based plaintiffs’ motion for preliminary approval of the settlement is pending. On August 7, 2019, the court ordered a stipulation of dismissal of all of Federal National Mortgage Association’s claims against Citigroup and Citibank. Additional information concerning these actions and related actions and appeals is publicly available in court filings under the docket numbers 11 MD 2262 (S.D.N.Y.) (Buchwald, J.) and 17-1569 (2d Cir.)

On September 17, 2013, the plaintiff class of indirect purchasers of U.S. debt securities filed an appeal in the Second Circuit of the LIBOR MDL’s March 29, 2013 and August 23, 2013 orders. Certain plaintiffs filed a separate appeal in the Second Circuit on September 24, 2013. The Second Circuit dismissed the appeals on October 30, 2013, and denied the plaintiffs’ motions to reconsider dismissal on December 16, 2013. On June 30, 2014, the United States Supreme Court granted the plaintiffs’ petition for a writ of certiorari in GELBOIM, ET AL. v. BANK OF AMERICA CORP., ET AL. with respect to the Second Circuit’s dismissal of their appeal. On January 21, 2015, the Supreme Court ruled that, contrary to the Second Circuit’s opinion, the plaintiffs had a right to appeal, and remanded the case to the Second Circuit for consideration of the plaintiffs’ appeal on the merits. Following the remand, plaintiffs-appellants submitted their opening brief on May 20, 2015, and defendants-appellees submitted their response brief on July 17, 2015. The Second Circuit heard oral argument on November 13, 2015. On May 23, 2016, the Second Circuit reversed the district court’s dismissal of antitrust claims and remanded “efficient enforcer” issues to the district court. Additional information concerning this action is publicly available in court filings under the docket numbers 13-3565 (2d Cir.), 13-3636 (2d Cir.), and 13-1174 (U.S.).

Citigroup and Citibank, along with other USD LIBOR panel banks, also are named as defendants in an individual action filed in the United States District Court for the Southern District of New York on February 13, 2013, captioned 7 WEST 57th STREET REALTY CO. v. CITIGROUP INC., ET AL. Plaintiff alleges that the defendant panel banks manipulated USD LIBOR to keep it artificially high and that this manipulation affected the value of plaintiffs’ OTC municipal bond portfolio in violation of federal and state antitrust laws and federal RICO law.

Plaintiff seeks compensatory damages, treble damages where authorized by statute, and declaratory relief. On March 31, 2015, the United States District Court for the Southern District of New York dismissed this action. On June 1, 2015, plaintiff moved for leave to file a second amended complaint. Briefing on the motion was complete as of August 10, 2015. On March 20, 2018, the Court denied plaintiff’s motion for leave to amend its complaint, and the plaintiff appealed. On April 30, 2019, the United States Court of Appeals for the Second Circuit issued a summary order affirming the district court’s dismissal of the action. Additional information concerning this action is publicly available in court filings under the docket number 13 Civ. 981 (Gardephe, J.) and 18-1102 (2d Cir.).

Separately, on April 30, 2012, an action was filed in the United States District Court for the Southern District of New York on behalf of a putative class of persons and entities who transacted in exchange-traded Euroyen futures and option contracts between June 2006 and September 2010. This action is captioned LAYDON v. MIZUHO BANK LTD. ET AL. The plaintiff filed an amended complaint on November 30, 2012, naming as defendants banks that are or were members of the panels making submissions used in the calculation of Japanese yen LIBOR and TIBOR, and certain affiliates of some of those banks, including Citibank, Citigroup, CJL and CGMJ. The complaint alleges that the plaintiffs were injured as a result of purported manipulation of those reference interest rates, and asserts claims arising under the Commodity Exchange Act and the Sherman Act and for unjust enrichment. On April 15, 2013, the plaintiff filed a second amended complaint alleging that defendants, including Citigroup, Citibank, CJL and CGMJ, manipulated Japanese yen LIBOR and TIBOR in violation of the Commodity Exchange Act and the Sherman Act. The second amended complaint asserts claims under these acts and for unjust enrichment on behalf of a putative class of persons and entities that engaged in U.S.-based transactions in Euroyen TIBOR futures contracts between January 2006 and December 2010. Plaintiffs seek compensatory damages, treble damages under the Sherman Act, restitution, and declaratory and injunctive relief. The defendants moved to dismiss the second amended complaint, and briefing on the motions to dismiss was completed on October 16, 2013. On March 28, 2014, Judge George B. Daniels of the United States District Court for the Southern District of New York issued an opinion and order dismissing plaintiff’s federal antitrust and unjust enrichment claims in their entirety, but allowing plaintiff’s Commodity Exchange Act claims to proceed. On July 24, 2015, a putative class action captioned SONTERRA CAPITAL MASTER FUND, LTD. v. UBS AG was brought in the United States District Court for the Southern District of New York against Citigroup, Citibank, and related parties, as well as other bank defendants, and was designated as related to LAYDON v. MIZUHO BANK LTD. ET AL. The complaint alleged manipulation of Yen LIBOR, Euroyen TIBOR, and the prices of Euroyen-based derivatives. The plaintiff asserts claims under the Sherman Act, the Commodity Exchange Act, and the Racketeer Influenced and Corrupt Organizations (RICO) Act and for unjust enrichment, and seeks compensatory damages, treble damages where authorized by statute, injunctive relief, and/or disgorgement. On April 7, 2016 and June 22, 2016, the court preliminary approved a proposed class action settlement with defendants, including the Citi defendants, concerning the remaining claims in both actions.

The court issued a final approval order on November 10, 2016. Additional information concerning this action is publicly available in court filings under the docket number 12-cv-3419 (S.D.N.Y.) and 15-cv-05844 (S.D.N.Y.) (Daniels, J.).

In 2015, plaintiffs in the class action SULLIVAN v. BARCLAYS PLC, ET AL. pending in the United States District Court for the Southern District of New York filed a fourth amended complaint naming Citigroup, Citibank, and various other banks as defendants. Plaintiffs claim to have suffered losses as a result of purported EURIBOR manipulation and assert claims under the Commodity Exchange Act, the Sherman Act, and the federal civil RICO Act and for unjust enrichment. In 2017, the court granted in part and denied in part defendants’ motion to dismiss. On December 19, 2018, the court preliminarily approved a settlement among the Citi and JPMorgan defendants and plaintiffs pursuant to which the settling defendants collectively agreed to pay a total of $182.5 million. On May 17, 2019, the court granted final approval of the class settlement between plaintiffs and Citigroup, Citibank, and other settling defendants. Additional information concerning this action is publicly available in court filings under the docket number 13 Civ. 2811 (S.D.N.Y.) (Castel, J.).

On July 1, 2016, a putative class action captioned FRONTPOINT ASIAN EVENT DRIVEN FUND, LTD. ET AL. v. CITIBANK, N.A. ET AL. was filed in the United States District Court for the Southern District of New York against Citibank, Citigroup and various other banks. Plaintiffs assert claims for violation of the Sherman Act, Clayton Act and RICO Act, as well as state law claims for alleged manipulation of the Singapore Interbank Offered Rate and Singapore Swap Offer Rate. On July 26, 2019, the court dismissed all claims against the non-settling defendants based on lack of subject-matter jurisdiction. The court also found that the lack of jurisdiction deprived the court of the power to approve settlements, and thus denied plaintiffs’ motion for preliminary approval of their settlement with Citibank. Plaintiffs filed an appeal of the court’s decision on August 26, 2019. That appeal is pending. Additional information concerning this action is publicly available in court filings under the docket number 16 Civ. 5263 (S.D.N.Y.) (Hellerstein, J.).

In 2016, Banque Delubac filed a summons captioned SCS BANQUE DELUBAC & CIE v. CITIGROUP INC. ET AL. against Citigroup, Citigroup Global Markets Limited (CGML), and Citigroup Europe Plc with the Commercial Court of Aubenas, France, alleging that defendants suppressed LIBOR submissions between 2005 and 2012, and that Banque Delubac’s EURIBOR-linked lending activity was negatively impacted as a result. Plaintiff is seeking compensatory damages for losses on LIBOR-linked loans to customers and for alleged consequential losses to its business. On November 6, 2018, the Aubenas Court found that it lacked subject matter jurisdiction and transferred the case to the Commercial Court of Marseille. Plaintiff appealed, and on March 28, 2019, the Court of Appeal of Nîmes held that neither the Commercial Court of Aubenas nor the Commercial Court of Marseille has territorial jurisdiction over Banque Delubac’s claims. On May 23, 2019, Banque Delubac filed another appeal before France’s Court of Cassation challenging the Court of Appeal of Nîmes’s ruling. Additional information concerning these actions is publicly available in court filings in the Court of Cassation under the docket number W1916931 (AROB), and the Commercial Court of Marseille under the docket number RG no. 2018F0750.

Also in 2016, a complaint was filed against Citigroup, Citibank, and 16 other banks in an action captioned DENNIS, ET AL. v. JPMORGAN CHASE & CO., ET AL. asserting common law claims, as well as violations of the Sherman Act, the Commodity Exchange Act, and the Racketeer Influenced and Corrupt Organizations Act. These claims are based on allegations that the banks conspired to manipulate the Bank Bill Swap Reference Rate. The plaintiffs are seeking injunctive relief, disgorgement, and damages, including treble damages where applicable. On December 19, 2016, the plaintiffs filed a first amended complaint that removed all Citi entities from the case. Additional information concerning this action is publicly available in court filings under the docket number 16 Civ. 06496 (S.D.N.Y.) (Kaplan, J.).

On January 15, 2019, a putative class action captioned PUTNAM BANK v. INTERCONTINENTAL EXCHANGE, INC., ET AL., was filed in the United States District Court for the Southern District of New York against the Intercontinental Exchange, Inc. (ICE), Citigroup, Citibank, CGMI, and various other banks. Plaintiff asserts claims for violations of the Sherman Act and Clayton Act and unjust enrichment based on alleged suppression of the ICE LIBOR and seeks compensatory damages, disgorgement and treble damages where authorized by statute. On January 31 and on March 4, 2019, two additional putative class actions, which have been consolidated with PUTNAM BANK v. INTERCONTINENTAL EXCHANGE, INC., ET AL., were filed in the United States District Court for the Southern District of New York against ICE, Citigroup, Citibank, CGMI, and various other banks. Each of these complaints asserts claims under the Sherman Act and for unjust enrichment based on alleged suppression of the ICE LIBOR and seeks disgorgement and treble damages where authorized by statute. On July 1, 2019, the plaintiffs filed a consolidated amended complaint, and on August 30, 2019, the defendants moved to dismiss. That motion remains pending. Additional information relating to this action is publicly available in court filings under the docket number 19 Civ. 00439 (S.D.N.Y.) (Daniels, J.).

Money Laundering Inquiries

Regulatory Actions: Citibank received a subpoena from the United States Attorney for the Eastern District of New York in connection with its investigation of alleged bribery, corruption and money laundering associated with the Federation Internationale de Football Association (FIFA), and the potential involvement of financial institutions in that activity. The subpoena requested information relating to, among other things, banking relationships and transactions at Citibank and its affiliates associated with certain individuals and entities identified as having had involvement with the alleged corrupt conduct. Citi is cooperating with the authorities in this matter.

Parmalat Litigation

In 2004, an Italian commissioner appointed to oversee the administration of various Parmalat companies, filed a complaint against Citigroup, Citibank, and related parties alleging that the defendants facilitated a number of frauds by Parmalat insiders. In 2008, a jury rendered a verdict in Citigroup’s favor and awarded Citi $431 million.

Citigroup has taken steps to enforce the judgment in Italian court. In 2014, an Italian court of appeal affirmed the decision in the full amount of $431 million, which Parmalat has appealed to the Italian Supreme Court. Additional information concerning this action is publicly available in court filings under the docket number 27618/2014. On April 15, 2019, the Italian Supreme Court upheld the 2014 decision of the Italian court of appeal in Citigroup’s favor. Additional information concerning this action is publicly available in court filings under the docket number 27618/2014 or decision number 10540/2019. On April 23, 2019 Citigroup filed an action to enforce the judgement.

Parmalat filed two applications in opposition to Citi’s enforcement action: One against Citi’s enforcement title (titolo esecutivo) (“opposition to enforcement generally”) and one against Citi’s request for enforcement through allotment of 347 million Parmalat shares (“opposition to specific enforcement”). The two applications are pending, and the Court of Milan stayed the enforcement of judgment while these applications are pending. Additional information concerning the opposition to enforcement generally is available in the Court of Milan—Third Division (Enforcement section)—filings under the docket number 4133/2019; additional information concerning the opposition to specific enforcement is available in the Court of Milan—Third Division (Ordinary section)—filings under the docket number 22098/2019.

In 2015, Parmalat filed a claim in an Italian civil court in Milan claiming damages of €1.8 billion against Citigroup, Citibank, and related parties. On January 25, 2018, the Milan court dismissed Parmalat’s claim on grounds that it was duplicative of Parmalat’s previously unsuccessful claims. On March 2, 2018, Parmalat filed an appeal to the Milan Court of Appeal. Additional information concerning this action is publicly available in court filings under the docket number 1009/2018. On May 23, 2019, the Milan Court of Appeal rejected Parmalat’s appeal of the January 2018 decision of the Milan Commercial Court dismissing Parmalat’s claim. On June 28, 2019, Parmalat filed its appeal with the Italian Supreme Court. Additional information concerning this action is publicly available in court filings under the docket number 20598/2019.

Regulatory Review of Consumer “Add-On” Products

Certain of Citi’s consumer businesses, including its Citi-branded and retail services cards businesses, offer or have in the past offered or participated in the marketing, distribution, or servicing of products, such as payment protection and identity monitoring, that are ancillary to the provision of credit to the consumer (add-on products). These add-on products have been the subject of enforcement actions against other institutions by regulators, including the Consumer Financial Protection Bureau (CFPB), the Office of the Comptroller of the Currency (OCC), and the FDIC, that have resulted in orders to pay restitution to customers and penalties in substantial amounts. Citi has made restitution to certain customers in connection with certain add-on products. Certain state attorneys general also have filed industry-wide suits under state consumer protection statutes, alleging deceptive marketing practices in connection with the sale of payment protection products and demanding restitution and statutory damages for in- state customers.

On July 21, 2015, Citigroup announced that it had reached an agreement with the OCC and the CFPB to resolve previously disclosed regulatory reviews of billing and marketing practices related to such add-on products, including those administered by third-party vendors, as well as fees for expedited phone payments on certain products. As part of the agreement, Citigroup paid fines totaling $70 million to the OCC and CFPB and will refund $700 million to customers affected by the issues cited in the consent order. Citigroup previously discontinued marketing the products cited in the consent order and no longer charges expedited pay by phone fees. Customer remediation has been underway since 2013.

In light of the current regulatory focus on add-on products and the actions regulators have taken in relation to other credit card issuers, one or more regulators may order that Citi pay additional restitution to customers and/or impose penalties or other relief arising from Citi’s marketing, distribution, or servicing of add-on products.

Allied Irish Bank Litigation

In 2003, Allied Irish Bank (AIB) filed a complaint in the United States District Court for the Southern District of New York seeking to hold Citibank and Bank of America, N.A., former prime brokers for AIB’s subsidiary Allfirst Bank (Allfirst), liable for losses incurred by Allfirst as a result of fraudulent and fictitious foreign currency trades entered into by one of Allfirst’s traders. AIB seeks compensatory damages of approximately $500 million, plus punitive damages, from Citibank and Bank of America, N.A. collectively. In 2006, the court granted in part and denied in part defendants’ motion to dismiss. In 2009, AIB filed an amended complaint. In 2012, the parties completed discovery and the court granted Citibank’s motion to strike AIB’s demand for a jury trial. Citibank also filed a motion for summary judgment. AIB has announced a settlement with Bank of America, N.A. for an undisclosed amount, leaving Citibank as the sole remaining defendant. On June 30, 2015, the United States District Court for the Southern District of New York denied Citibank’s motion for summary judgment, and on August 24, 2015, the court denied Citibank’s motion for reconsideration of that denial. On September 9, 2015, the court set the case for trial on January 25, 2016. In December 2015, the remaining parties reached a settlement that released all claims against Citibank. A notice of voluntary dismissal with prejudice was filed on January 14, 2016. Additional information concerning this action is publicly available in court filings under docket number 03 Civ. 3748 (S.D.N.Y.) (Batts, J.).

Regulatory Review of Student Loan Servicing

Citibank is currently subject to regulatory investigation concerning certain student loan servicing practices. Citibank is cooperating with the investigation. Similar servicing practices have been the subject of an enforcement action against at least one other institution. In light of that action and the current regulatory focus on student loans, regulators may order that Citibank remediate customers and/or impose penalties or other relief.

Sovereign Securities Matters

Regulatory Actions: Government and regulatory agencies in the United States and in other jurisdictions are conducting investigations or making inquiries regarding Citigroup’s sales and trading activities in connection with sovereign and other government-related securities. Citigroup is fully cooperating with these investigations and inquiries.

Antitrust and Other Litigation: Beginning in 2016, a number of substantially similar putative class action complaints were filed against a number of financial institutions and traders related to the supranational, sub-sovereign, and agency (SSA) bond market. The actions are based upon defendants’ roles as market makers and traders of SSA bonds and assert claims of alleged collusion under the antitrust laws and unjust enrichment and seek damages, including treble damages where authorized by statute, and disgorgement. These actions were later consolidated in the United States District Court for the Southern District of New York. Subsequently, plaintiffs filed a consolidated complaint that names Citigroup, Citibank, CGMI and CGML among the defendants. Plaintiffs filed a second amended consolidated complaint on November 6, 2018, which defendants moved to dismiss. On September 30, 2019, the court issued an order granting with prejudice defendants’ motion to dismiss certain defendants for lack of personal jurisdiction. Additional information relating to this action is publicly available in court filings under the docket number 16-cv-03711 (S.D.N.Y.) (Ramos, J.).

In 2017, a class action related to the SSA bond market was filed in the Ontario Court of Justice against Citigroup, Citibank, CGMI, CGML, Citibank Canada and Citigroup Global Markets Canada, Inc., among other defendants, asserting claims for breach of contract, breach of the competition act, breach of foreign law, unjust enrichment, and civil conspiracy. Plaintiffs seek compensatory and punitive damages, as well as declaratory relief. Additional information relating to this action is publicly available in court filings under the docket number CV-17-586082- 00CP (Ont. S.C.J.).

Also in 2017, a second similar action was initiated in Canadian Federal Court by the same law firm against the same Citi entities as the Ontario action, in addition to other defendants. The action asserts claims for breach of the competition act and breach of foreign law. On January 24, 2019, plaintiffs delivered an amended statement of claim, in which they continue to assert claims for breach of the competition law and breach of foreign law, while also asserting additional claims of civil conspiracy, unjust enrichment, waiver of tort and breach of contract. On October 7, 2019, purchasers of supranational, sub-sovereign, and agency (SSA) bonds filed an amended claim in the Canadian Federal Court, in which they continue to assert claims for breach of the competition law and breach of foreign law, while also asserting additional claims of civil conspiracy, unjust enrichment, waiver of tort, and breach of contract. Additional information relating to this action is publicly available in court filings under the docket number T-1871-17 (Fed. Ct.).

On February 7, 2019, a putative class action captioned STACHON v. BANK OF AMERICA, N.A., ET AL., was filed in the United States District Court for the Southern District of New York against Citigroup, Citibank, CGMI, and Citigroup Global Markets Limited (CGML) and other defendants, on behalf of indirect purchasers of supranational, sub-sovereign and agency (SSA) bonds. Plaintiffs assert claims under New York antitrust laws based on the same conduct alleged in the previously filed SSA bond lawsuits and seek treble damages and injunctive relief. The action is currently stayed pending a decision on the motion to dismiss in the consolidated direct purchaser action. Additional information relating to these actions is publicly available in court filings under the docket numbers 19 Civ. 01205 (S.D.N.Y.) (Swain, J.), and 16-cv-03711 (S.D.N.Y.) (Ramos, J.).

On September 23, 2019, in STATE OF LOUISIANA v. BANK OF AMERICA, N.A., ET AL., the State of Louisiana filed suit in the United States District Court for the Middle District of Louisiana against CGMI and other defendants. The lawsuit asserts a claim for violation of the Sherman Act based on the defendants’ alleged conspiracy to manipulate the market for government-sponsored enterprises bonds, and seeking treble damages and injunctive relief. Additional information relating to this action is publicly available in court filings under the docket number 19 Civ. 638 (M.D. La.) (Dick, C.J.).

Variable Rate Demand Obligation Litigation

On May 31, 2019, plaintiffs in the consolidated actions CITY OF PHILADELPHIA v. BANK OF AMERICA CORP., ET AL. and MAYOR AND CITY COUNCIL OF BALTIMORE v. BANK OF AMERICA CORP., ET AL.

filed a consolidated complaint naming as defendants Citigroup, Citibank, CGMI, CGML and numerous other industry participants. The consolidated complaint asserts violations of the Sherman Act, as well as claims for breach of contract, breach of fiduciary duty, and unjust enrichment, and seeks damages and injunctive relief based on allegations that defendants served as remarketing agents for municipal bonds called variable rate demand obligations (VRDOs) and colluded to set artificially high VRDO interest rates. Defendants filed a motion to dismiss the consolidated complaint on July 30, 2019. The motion was fully submitted on November 14, 2019 and remains pending. Additional information concerning these actions is publicly available in court filings under the docket numbers 19-CV-1608 (S.D.N.Y.) (Furman, J.) and 19-CV-2667 (S.D.N.Y.) (Furman, J.).

Interchange Fees Litigation

Regulatory Actions: On May 25, 2016, Citibank entered into a civil settlement with the CFTC, concluding the CFTC’s ISDAFIX investigation of Citibank’s conduct from January 2007 through January 2012. As part of the settlement, Citibank agreed to pay a civil monetary penalty in the amount of $250 million and to enhance further the control framework governing interest-rate swap benchmarks. The consent order includes, on a neither admit nor deny basis, charges of trading- and submission-based attempts to manipulate the USD ISDAFIX, a false reporting charge based on Citi’s USD ISDAFIX submissions, and certain remediation requirements.

OCC/Fed/DOJ ISDAFIX Investigations: In October 2013, Citi provided an overview presentation on USD ISDAFIX to the Federal Reserve and the OCC. On June 12, 2014, Citi received an additional information request from the Federal Reserve, focusing on monitoring and compliance policies. Citi has provided documents to the OCC and Federal Reserve in response to their information requests. In April 2015, the DOJ informed Citi that it was discontinuing its investigation while reserving the right to reopen it if newly discovered facts so warrant.

Oceanografia Fraud and Related Matters

Other Litigation: In 2017, a complaint was filed against Citigroup in the United States District Court for the Southern District of New York by OSA and its controlling shareholder, Amado Yáñez Osuna. The complaint alleges that plaintiffs were injured when Citigroup made certain public statements about receivable financings and other financing arrangements related to OSA. The complaint asserts claims for malicious prosecution and tortious interference with existing and prospective business relationships. Plaintiffs later filed an amended complaint adding CGMI, Citibank and Banco Nacional de México, or Banamex, as defendants and adding causes of action for fraud and breach of contract. On September 28, 2018, the court granted defendants’ motion to dismiss with prejudice as to the breach of contract claim and without prejudice as to the remaining claims for malicious prosecution, tortious interference with contract and fraud on forum non conveniens grounds. On August 10, 2019, in the action commenced against Citigroup by Oceanografía and its controlling shareholder, the court denied both plaintiffs’ motion for reconsideration of the court’s prior decision granting defendants’ motion to dismiss and plaintiffs’ motion for leave to amend the complaint. On September 6, 2019, judgment was entered for defendants, which plaintiffs have appealed. That appeal remains pending. Additional information concerning this action is publicly available in court filings under docket numbers 1:17 Civ. 01434 (S.D.N.Y.) (Sullivan, J.) and 19-3110 (2d Cir.).

Interchange Fees Litigation

Beginning in 2005, several putative class actions were filed against Citigroup, Citibank, and related parties, together with Visa, MasterCard and other banks and their affiliates, in various federal district courts and consolidated with other related cases in a multi-district litigation proceeding before Judge Gleeson in the United States District Court for the Eastern District of New York (Interchange MDL). This proceeding is captioned IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION. The plaintiffs, merchants that accept Visa- and MasterCard-branded payment cards as well as membership associations that claim to represent certain groups of merchants, allege, among other things, that defendants have engaged in conspiracies to set the price of interchange and merchant discount fees on credit and debit card transactions and to restrain trade through various Visa and MasterCard rules governing merchant conduct, all in violation of Section 1 of the Sherman Act and certain California statutes. Supplemental complaints also have been filed against defendants in the putative class actions alleging that Visa’s and MasterCard’s respective initial public offerings were anticompetitive and violated Section 7 of the Clayton Act, and that MasterCard’s initial public offering constituted a fraudulent conveyance.

In 2014, the district court entered a final judgment approving the terms of a class settlement providing for, among other things, a total payment to the class of $6.05 billion. In 2016, the Court of Appeals reversed the district court’s approval of the class settlement and remanded for further proceedings. The district court thereafter appointed separate interim counsel for a putative class seeking damages and a putative class seeking injunctive relief.

Amended or new complaints on behalf of the putative classes and various individual merchants were subsequently filed. On September 18, 2018, the plaintiffs purporting to act on behalf of the putative class primarily seeking damages (the Damages Class) moved for preliminary approval of a proposed amended settlement agreement that supersedes the original settlement agreement. On January 24, 2019, the court granted the damages class plaintiffs’ motion for preliminary approval of a settlement with the defendants, including Citigroup. The settlement involves the damages class only and does not settle the claims of the injunctive relief class or any actions brought on a non- class basis by individual merchants. On December 13, 2019, the court granted final approval, and appeal of that approval has been filed. Additional information concerning these consolidated actions is publicly available in court filings under the docket number MDL 05-1720 (E.D.N.Y.) (Brodie, J.).

Other Matters:

USA v. Citicorp

Case File No.: #3:15-CR-00078-SRU

Date opened: 8/28/14

Description: Settlement with Office of the Comptroller of the Currency relating to the OCC allegations that Citibank had internal control deficiencies relating to foreign exchange trading.

This is a settlement of the FX consolidated class action pending before Judge Schofield in the Southern District of New York against Citi (Citigroup, Citibank, CGMI, and Citicorp) and other FX dealers. Lead plaintiffs in the action claim violations of Sherman Act Sections 1 and 2 and unjust enrichment. When this action first was consolidated in early 2014, it was brought on behalf of those who, from January 1, 2003 through the present, traded FX with any of the defendants at or around the time of the fixing of the WM/R

(London) Closing Spot Rates or entered into an FX instrument that settled on the basis of that benchmark. In January 2015, the court denied defendants’ motion to dismiss, rejecting, among other things, defendants’ arguments that lead plaintiffs had not plausibly alleged a conspiracy and or antitrust injury—i.e., injury stemming from a reduction in competition. Rather, the court viewed the consolidated amended complaint as having pleaded a per se Sherman Act Section 1 violation to fix prices. (In the same decision, the court dismissed two similar complaints attempting to assert Sherman Act claims barred by the Foreign Trade Antitrust Improvements Act.) In May 2015, we reached a settlement in principle reflecting a settlement payment of $394 million in exchange for the release of all claims relating to the trading of any FX product, except foreign trades and certain other claims. Lead plaintiffs subsequently amended the consolidated complaint to cover a class of all those who traded at least one spot FX trade with any of the defendants between 2003 and the present. The parties executed their settlement agreement on October 1, 2015. On December 15, 2015, Judge Schofield granted preliminary approval of the parties’ settlement agreement. Citi’s settlement payment was due within ten business days thereafter.

On May 20, 2015, Citicorp pleaded guilty in the United States District Court for the District of Connecticut to one count of conspiring to violate the Sherman Antitrust Act, 15, U.S.C. Section 1. Citicorp’s Plea Agreement recites that during the period December 2007 to January 2013, Citicorp, through one of its EUR/USD currency traders, conspired to eliminate competition in the purchase and sale of the EUR/USD currency pair by, among other things, coordinating the trading of the EUR/USD currency pair in connection with European Central Bank and World Markets/Reuters benchmark currency “fixes.” The Plea Agreement recites that the United States and Citicorp agree to recommend jointly that the District Court impose a fine in the amount of $925 million. On January 10, 2017, the court sentenced Citicorp to probation for three years and imposed a fine of $925 million.

2014 Argentina Currency Trading Matter

Case File No.: 831/2014(7283) Date Filed: June 13, 2014

On June 13, 2014, The Attorney General of the Public Prosecutor’s Office for Economic Crime and Money Laundering in Argentina filed a criminal complaint with the Argentinian National Court of Criminal Proceedings in Economic Matters alleging that Citibank violated Article 309 of Argentina’s Penal Code. Article 309 prohibits transactions or operations that force an increase, decrease or a hold on the price of marketable securities or other financial instruments, using false news, false deals, or collusion among the principle shareholders of the fiscal product. the complaint alleges that Citibank participated in coordinated currency trading with several other banks on January 23, 2013 in an attempt to affect the exchange rate between the Argentinian Peso and U.S. Dollar. The case is captioned “BANCO GALICIA Y BUENOS AIRES S.A., HSBC BANK ARGENTINA S.A., CITIBANK N.A., BBVA BANCO FRANCES S.A. Y BNP PARIBAS SUCURSAL BS AS S/ INFRACCION ART. 309, 2) DEL CP SEGÚN LEY 26.733”. The complaint states that violations of Article 309 are punishable by imprisonment for 1 to 4 years, or a fine equivalent to the amount of the transaction that violated that statute. On August 31, 2016, the court dismissed the complaint. The Attorney General expressed its agreement with the dismissal.

2011-15 Massachusetts Attorney General Chapter 93A Litigation

Case No.: 11-4363-BLS1 (Mass. Super. Ct). Date Filed: December 1, 2011

On December 1, 2011, Massachusetts Attorney General Martha Coakley filed a complaint in Suffolk County Superior Court. The complaint was filed under the Massachusetts Consumer Protection Act, G.L. C. 93A, § 4 and G.L. C. 12, § 10 against Bank of America, Citi, J.P. Morgan Chase, GMAC Mortgage, Wells Fargo (collectively, “Bank Defendants”), Mortgage Electronic Registration Systems, Inc., and its then-corporate parent, Merscorp, Inc. The specific Citi entities named as defendants were Citibank, as trustee, and CitiMortgage, Inc. The complaint originally included six formal counts, but there were three general theories of liability: (1) failure to comply with Massachusetts statutory requirements prior to commencing foreclosure proceedings; (2) deceptive practices in the loan modification process; and (3) failure to register mortgage assignments and transfers of beneficial interests in mortgage loans tracked on the MERS system. As part of the national mortgage settlement, the parties settled and dismissed all counts involving the second theory of liability.

On November 30, 2012, the Court ruled on the pending motions to dismiss and dismissed all counts regarding the third theory of liability and all counts pertaining to the two MERS defendants. However, the Court allowed Count I to proceed, which involved the first theory of liability. In particular, Count I alleged that the Bank Defendants conducted foreclosures by publishing notices of sale without first having been the mortgagee, in violation of the Massachusetts Supreme Judicial Court’s opinion in U.S. Bank, N.A. v. Ibanez, 458 Mass. 637 (2011). On January 16, 2015, the Court entered a final judgment by consent as to Bank of America, Citi, J.P. Morgan Chase and Wells Fargo, in which the parties voluntarily resolved Count I and all remaining issues in the case and by which Bank of America, Citi, J.P. Morgan Chase and Wells Fargo were dismissed from the case. All requirements under the consent judgment terminated on March 17, 2018.

Included by the Sponsor from the NFA Website and not provided by Citi:

On November 13, 2019, Citibank was fined $8,500 for failing to notify and receiving prior approval to offset and correct an error trade as required under rule BSEF Rule 516.

On August 8, 2019, Citibank NA was fined $1,000 for failing to report block trades in a timely manner or with an accurate execution time to the Exchange in violation of NYMEX Rule 526 and 526.F. These block trades were executed in August 2019 Henry Hub Natural Gas Futures, November 2019 Brent Crude Oil Last Day Financial Futures, and December 2019 NY Harbor ULSD Futures.

On June 13, 2018, Citibank NA was fined $7,500 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed December 1, 2017.

On November 22, 2017, Citibank NA was fined $5,500 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed on June 6, 2017.

On September 25, 2017, Citibank, N.A. and London-based Citigroup Global Markets Limited were fined $550,000 for Swap Data Reporting violations involving Legal Entity Identifier information and related supervision failures. As provisionally registered swap dealers, CBNA and CGML are required to comply with certain recordkeeping and reporting requirements related to their swap transactions. In particular, Parts 45 and 46 of the Regulations specify requirements for reporting the LEI of each counterparty to a swap. An LEI is a unique, 20-character, alpha-numeric code, used to uniquely identify legally distinct entities that act as counterparties to swap transactions, among other financial transactions. The reporting requirements are designed to enhance transparency, promote standardization, and reduce systemic risk. According to the Order, from at least April 2015 to December 2016, Citi failed to report LEIs properly for tens of thousands of swaps. The Order finds that many of Citi’s LEI reporting errors stemmed from a design flaw in its swap data reporting systems with respect to swap continuation data. As stated in the Order, Citi did not design its swap data reporting systems to re-report trades based solely upon a change in a counterparty’s LEI, absent another event that required the trade to be re-reported. As a result, Citi failed to report updated LEI information in the continuation data for thousands of swaps that were open as of April 2015. The Order also finds that the design flaw in Citi’s swap data reporting systems contributed to Citi failing to correct errors or omissions in its swap data reporting in a timely manner. The Order further finds that Citi violated its reporting obligations by reporting “Name Withheld” as the counterparty identifier for tens of thousands of swaps with counterparties in certain foreign jurisdictions. Recognizing potential conflicts between the CFTC’s reporting requirements and non-U.S. privacy, secrecy, and blocking laws, the CFTC’s Division of Market Oversight (DMO) has issued certain time-limited and conditional no-action relief from LEI reporting requirements. However, such no-action relief has been conditioned upon, among other things, the reporting party reporting, in place of LEI, an alternative counterparty identifier, a “Privacy Law Identifier” or “PLI,” that is unique, static, and consistent for each counterparty. The Order also finds that CBNA and CGML failed to perform their supervisory duties diligently with respect to LEI swap data reporting by failing to enforce existing policies, failing to adequately address compliance with no-action relief where they sought to rely upon such relief, and failing to detect repeated LEI reporting errors. The Order recognizes Citi’s cooperation with the CFTC’s investigation.

On May 24, 2016, Citibank NA was fined $4,500 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed December 7, 2016.

On November 17, 2016, Citibank NA was fined $2,000 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed on August 12, 2016.

On November 17, 2016, Citibank NA was fined $1,750 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed August 2, 2016. On May 25, 2016, Citibank NA and Japanese Affiliates to pay $175 million for attempted manipulation of Yen LIBOR and Euroyen TIBOR, and false reporting of Euroyen TIBOR and U.S. Dollar LIBOR. Citibank, N.A. (Citi); Citibank Japan Ltd. (CJL); and Citigroup Global Markets Japan Inc. (CGMJ) (collectively, Citi and its affiliates) were fined relating to abuses of the London Interbank Offered Rate (LIBOR) and the Euroyen Tokyo Interbank Offered Rate (Euroyen TIBOR) benchmarks. Specifically, CGMJ was charged with attempting to manipulate Yen LIBOR and Euroyen TIBOR, and CJL with false reporting of Euroyen TIBOR, to benefit derivatives trading positions that were priced based on Yen LIBOR or Euroyen TIBOR. Separately, Citi was charged with the false reporting of U.S. Dollar LIBOR at times to avoid generating negative media attention and to protect its reputation during the financial crisis from the spring of 2008 through the summer of 2009.

Citi and its affiliates were ordered jointly and severally to pay a civil monetary penalty of $175 million, immediately cease and desist from further violations of the Commodity Exchange Act as charged, and adhere to specific undertakings to ensure the integrity of its LIBOR, Euroyen TIBOR, and other benchmark interest rate submissions. The CFTC Order specifically finds that CGMJ, by and through the acts of certain of its traders, attempted to manipulate Yen LIBOR on multiple occasions from at least February 2010 through August 2010, and Euroyen TIBOR, at times, from April 2010 through June 2010, to benefit the derivatives trading positions of those traders. Specifically, a Tokyo-based senior Yen derivatives trader (Senior Yen Trader), hired by CGMJ to enhance the bank’s reputation in the Tokyo derivatives market, attempted to manipulate the benchmark fixings by using his contacts at other Yen LIBOR panel banks and at interdealer brokers to influence the Yen LIBOR submissions of other Yen panel banks. In addition, a senior manager who ran CGMJ’s Tokyo interest rates derivatives trading desk (Senior Yen Manager) pressured CJL’s Euroyen TIBOR submitters to adjust their submissions to benefit the Senior Yen Trader’s derivatives trading positions. CJL’s Euroyen TIBOR submitters, on a few occasions, took the Senior Yen Manager’s requests into account when making Euroyen TIBOR submissions. The Order further finds that at times from the spring of 2008 through the summer of 2009, Citi’s U.S. Dollar LIBOR submitters based its U.S. Dollar LIBOR submissions on a desire to avoid generating negative media attention and to protect Citi’s reputation in the market. As the financial crisis progressed through 2008, Citi experienced financial challenges that included liquidity concerns. During this time, Citi received a significant infusion of funds from the U.S. Government to alleviate the stresses in its funding. Citi, at times, had difficulty securing funding in the London interbank market at or below Citi’s LIBOR submissions, particularly in the longer tenors. Citi’s U.S. Dollar LIBOR submitters became concerned about the signaling effect that the Citi’s U.S. Dollar LIBOR submissions could have in the market. The submitters realized that the Citi’s submissions could draw negative media attention and raise questions about the stability of the bank. Accordingly, during this period, Citi’s submitters, at times, made U.S. Dollar LIBOR submissions based in whole or in part on a desire to avoid that negative scrutiny, rather than based on the fact that Citi, at times, would have had to pay above LIBOR in the London interbank market, particularly in the longer tenors, when securing funding for the bank. As a result, according to the Order, Citi’s U.S. Dollar LIBOR submissions, at times, did not accurately or solely reflect Citi’s assessment of the costs of borrowing unsecured funds in the London interbank market. According to the Order, Citi and its affiliates engaged in this conduct after they knew that the CFTC was investigating Citi’s U.S. Dollar LIBOR submission practices. Moreover, during late 2009, in meetings with Citi senior managers, the Senior Yen Trader talked openly about how he had tried to manipulate Yen LIBOR at his prior place of employment. Even though they were aware of the CFTC’s investigation, the senior managers did not notify the legal or compliance departments about the Senior Yen Trader’s admissions. The Order recognizes the cooperation of Citi and its affiliates with the CFTC Division of Enforcement’s investigation. The CFTC also notes that in the summer of 2010, Citi identified the misconduct with respect to Yen LIBOR and Euroyen TIBOR, and promptly self-reported the misconduct of the Yen traders to the CFTC.

On November April 5, 2016, Citibank NA was fined $1,250 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed on February 10, 2016.

Societe Generale (“SG”)

Like many financial institutions, SG is party to numerous litigations, including class actions lawsuits in the U.S., and to regulatory investigations. The consequences, as assessed on a quarterly basis, of those that are liable to have or have recently had a material impact on the financial condition of SG, its results or its business are provisioned in SG’s financial statements. Details are set out in SG’s registration document and its updates concerning major cases. The current litigation disclosures in the 2019 registration statement, filed on 11 March 2019, are set forth below. Other litigation matters and investigations either have no material effect on SG’s financial condition or it is still too early to determine at this stage whether they may have such an impact. The disclosures below as well as prior disclosures (dating back 10 years) are available on the SG website at www.societegenerale.com

Beginning in 2006, Societe Generale, along with numerous other banks, financial institutions, and brokers, received requests for information from the US Internal Revenue Service, the Securities and Exchange Commission and the Antitrust Division of the Department of Justice, focused on alleged noncompliance with various laws and regulations relating to the provision to governmental entities of Guaranteed Investment Contracts (“GICs”) and related products in connection with the issuance of tax-exempt municipal bonds. Societe Generale has cooperated with the US authorities. In light of the dormancy of these matters over several years, Societe Generale has determined that they no longer present a material loss contingency risk.

On 24 October 2012, the Court of Appeal of Paris confirmed the first judgment delivered on 5 October 2010, finding Jérôme Kerviel guilty of breach of trust, fraudulent insertion of data into a computer system, forgery and use of forged documents. Jérôme Kerviel was sentenced to serve a prison sentence of five years, two years of which are suspended, and was ordered to pay EUR 4.9 billion as damages to the Bank. On 19 March 2014, the Supreme Court confirmed the criminal liability of Jérôme Kerviel. This decision puts an end to the criminal proceedings. On the civil front, the Supreme Court has departed from its traditional line of case law regarding the compensation of victims of criminal offences against property, and remanded the case before the Court of Appeal of Versailles for a ruling on damages. On 23 September 2016, the Versailles Court of Appeal rejected Jérôme Kerviel’s request for an expert determination of the damage suffered by Societe Generale, and therefore confirmed that the net losses suffered by the Bank as a result of his criminal conduct amount to EUR 4.9 billion. It also declared Jérôme Kerviel partially responsible for the damage caused to

Societe Generale and sentenced him to pay to Societe Generale EUR 1 million. Societe Generale and Jérôme Kerviel did not appeal before the Supreme Court. Societe Generale considers that this judgment has no impact on its tax situation. However, as indicated by the Minister of the Economy and Finance in September 2016, the tax authorities have examined the tax consequences of this book loss and indicated that they intended to call into question the deductibility of the loss caused by the actions of J. Kerviel, amounting to EUR 4.9 billion. This proposed tax rectification has no immediate effect and will possibly have to be confirmed by an adjustment notice sent by the tax authorities when Societe Generale is in a position to deduct the tax loss carryforwards arising from the loss from its taxable income. Such a situation will not occur for several years according to the bank’s forecasts. In view of the 2011 opinion of the French Supreme Administrative Court (Conseil d’état) and its established case law which was recently confirmed again in this regard, Societe Generale considers that there is no need to provision the corresponding deferred tax assets. In the event that the authorities decide, in due course, to confirm their current position, Societe Generale group will not fail to assert its rights before the competent courts. By a decision handed down on the 20 September 2018, the Investigation Committee of the reviewing and reassessment Criminal Court has furthermore declared inadmissible the request filed in May 2015 by J. Kerviel against his criminal sentence, confirming the absence of any new element or fact that could justify the reopening of the criminal file.

Between 2003 and 2008, Societe Generale set up gold consignment lines with the Turkish group Goldas. In February 2008, Societe Generale was alerted to a risk of fraud and embezzlement of gold stocks held by Goldas. These suspicions were rapidly confirmed following the failure by Goldas to pay or refund gold worth EUR 466.4 million. Societe Generale brought civil proceedings against its insurers and various Goldas Group entities. Goldas launched various proceedings in Turkey and in the UK against Societe Generale. In the action brought by Societe Generale against Goldas in the UK, Goldas applied to have the action of SG struck-out and applied to the UK court for damages. On 3 April 2017, the UK court granted both applications and will, after an inquiry into damages, rule on the amount due to Goldas, if any. On 15 May 2018, the Court of Appeal discharged entirely the inquiry into damages granted by the High Court to Goldas but rejected Societe Generale’s arguments relating to service of the claims issued against Goldas, which are therefore time barred. On 18 December 2018, the Supreme Court refused permission to appeal to both Société Générale and Goldas. On 16 February 2017, the Paris Commercial Court dismissed Societe Generale’s claims against its insurers. Societe Generale filed an appeal against this decision.

Societe Generale Algeria (“SGA”) and several of its branch managers are being prosecuted for breach of Algerian laws on exchange rates and capital transfers with other countries and on money laundering and the financing of terrorism. The defendants are accused of having failed to make complete or accurate statements to the Algerian authorities on capital transfers in connection with exports or imports made by clients of SGA and on cash payment transactions made at SGA counters. The events were discovered during investigations by the Algerian authorities, which subsequently filed civil claims before the criminal court. Sentences were delivered by the court of appeal against SGA and its employees in some proceedings, while charges were dropped in other ones. To date, fourteen cases have ended in favour of SGA and eleven remain pending, nine of which before the Supreme Court.

In the early 2000s, the French banking industry decided to transition to a new digital system in order to streamline cheque clearing.

To support this reform (known as EIC—Echange d’Images Chèques), which has contributed to the improvement of cheque payments’ security and to the fight against fraud, the banks established several interbank fees (including the CEIC which was abolished in 2007). These fees were implemented under the aegis of the banking sector supervisory authorities, and to the knowledge of the public authorities.

On 20 September 2010, after several years of investigation, the French competition authority ruled that the joint implementation and the setting of the amount of the CEIC and of two additional fees for related services were in breach of competition law. The authority fined all the participants to the agreement (including the Banque de France) a total of approximately EUR 385 million. Societe Generale was ordered to pay a fine of EUR 53.5 million and Crédit du Nord, its subsidiary, a fine of EUR 7 million.

However, in its 23 February 2012 order, the French Court of Appeal, to which the matter was referred by all the banks involved except Banque de France, held that there was no competition law infringement, allowing the banks to recoup the fines paid. On 14 April 2015, the Supreme Court quashed and annulled the Court of Appeal decision on the grounds that the latter did not examine the arguments of two third parties who voluntarily intervened in the proceedings. The case was heard again on 3 and 4 November 2016 by the Paris Court of Appeal before which the case was remanded. On 21 December 2017, the Court of Appeal confirmed the fines imposed on Societe Generale and Crédit du Nord by the French competition authority. On 22 January 2018, Societe Generale and Crédit du Nord filed an appeal before the Supreme court against this decision.

Societe Generale Private Banking (Suisse), along with several other financial institutions, has been named as a defendant in a putative class action that is pending in the US District Court for the Northern District of Texas. The plaintiffs seek to represent a class of individuals who were customers of Stanford International Bank Ltd. (“SIBL”), with money on deposit at SIBL and/or holding Certificates of Deposit issued by SIBL as of 16 February 2009. The plaintiffs allege that they suffered losses as a result of fraudulent activity at SIBL and the Stanford Financial Group or related entities, and that the defendants are responsible for those alleged losses. The plaintiffs further seek to recoup payments made through or to the defendants on behalf of SIBL or related entities on the basis that they are alleged to have been fraudulent transfers. The Official Stanford Investors Committee (“OSIC”) was permitted to intervene and filed a complaint against Societe Generale Private Banking (Suisse) and the other defendants seeking similar relief.

The motion by Societe Generale Private Banking (Suisse) to dismiss these claims on grounds of lack of jurisdiction was denied by the court by order filed 5 June 2014. Societe Generale Private Banking (Suisse) sought reconsideration of the Court’s jurisdictional ruling, which the Court ultimately denied. On 21 April 2015, the Court permitted the substantial majority of the claims brought by the plaintiffs and the OSIC to proceed.

On 7 November 2017, the District Court denied the plaintiffs’ motion for class certification. The plaintiffs sought leave to appeal this decision, which the court of appeal denied on 20 April 2018. On 22 December 2015, the OSIC filed a motion for partial summary judgment seeking return of a transfer of USD 95 million to Societe Generale Private Banking (Suisse) made in December 2008 (prior to the Stanford insolvency) on the grounds that it is voidable under Texas state law as a fraudulent transfer. Societe Generale Private Banking (Suisse) has opposed this motion.

On 4 June 2018, Societe Generale announced that it had reached agreements with (i) the U.S. Department of Justice (“DOJ”) and the U.S. Commodity Futures Trading Commission (“CFTC”) in connection with investigations regarding submissions to the British Bankers Association for setting certain London Interbank Offered Rates and the Euro Interbank Offered Rate (the “IBOR matter”), and (ii) the DOJ and the French Parquet National Financier (“PNF”) in connection with investigations regarding certain transactions involving Libyan counterparties, including the Libyan Investment Authority (“LIA”) and the bank’s third-party intermediary (the “Libyan matter”).

On 24 May 2018, Societe Generale entered into a “Convention Judiciaire d’Intérêt Public” (“CJIP”) with the PNF, approved by the French court on 4 June 2018, to end its preliminary investigation in respect of the Libyan matter. On 5 June 2018, Societe Generale entered into a three-year deferred prosecution agreement (“DPA”) with the DOJ in respect of the IBOR and Libyan matters. Societe Generale Acceptance N.V. (“SGA”), a subsidiary of Societe Generale dedicated to the issuance of investment products, entered a guilty plea in connection with the resolution of the Libyan matter. Also, on 4 June 2018, Societe Generale consented to an order from the CFTC in respect of the IBOR matter.

As part of the settlements, Societe Generale paid penalties totaling approximately USD 1.3 billion to the DOJ, CFTC, and PNF. These penalties include (i) USD 275 million to the DOJ and USD 475 million to the CFTC in respect of the IBOR matter, and (ii) USD 292.8 million to the DOJ and EUR 250.15 million (USD 292.8 million) to the PNF in relation to the Libyan matter.

In connection with the CJIP, which does not involve a recognition of criminal liability, Societe Generale agreed to have the French Anti-Corruption Agency (Agence Française Anticorruption) assess its anti-corruption programme for two years.

In connection with the DPA, Societe Generale agreed to implement a compliance and ethics program designed to prevent and detect violations of the Foreign Corrupt Practices Act and other applicable anti-corruption laws, anti-fraud and commodities laws throughout the Bank’s operations. These actions are in addition to extensive steps undertaken at Societe Generale’s own initiative to strengthen its global compliance and control framework in order to meet the highest standards of compliance and ethics. No independent compliance monitor has been imposed in connection with the DPA. The charges against Societe Generale will be dismissed if the Bank abides by the terms of the agreement, to which the Bank is fully committed.

Societe Generale received credit from the DOJ, CFTC and PNF for its cooperation with their investigations and the Bank has agreed to continue to cooperate with them pursuant to the settlement agreements.

In connection with the IBOR matter, the Bank continues to defend civil proceedings in the United States (as described below) and to respond to information requests received from other authorities, including the Attorneys General of various States of the United States and the New York Department of Financial Services (“NYDFS”).

In the United States, Societe Generale, along with other financial institutions, has been named as a defendant in putative class actions involving the setting of US Dollar Libor, Japanese Yen Libor, and Euribor rates and trading in instruments indexed to those rates. Societe Generale has also been named in several individual (non-class) actions concerning the US Dollar Libor rate. All of these actions are pending in the US District Court in Manhattan (the “District Court”).

As to US Dollar Libor, all claims against Societe Generale have been dismissed by the District Court or voluntarily dismissed by the plaintiffs, except in two putative class actions and one individual action that are effectively stayed, and in one individual action in which Societe Generale’s motion to dismiss is pending. Certain individual plaintiffs whose claims were dismissed have filed motions for leave to amend their complaints, which Societe Generale has opposed. The class plaintiffs and a number of individual plaintiffs have appealed the dismissal of their antitrust claims to the United States Court of Appeals for the Second Circuit.

As to Japanese Yen Libor, the District Court dismissed the complaint brought by purchasers of Euroyen over-the-counter derivative products and the plaintiffs have appealed that ruling to the United States Court of Appeals for the Second Circuit. In the other action, brought by purchasers or sellers of Euroyen derivative contracts on the Chicago Mercantile Exchange, the District Court has allowed certain Commodity Exchange (“CEA”) Act claims to proceed to discovery. The plaintiff’s deadline to move for class certification in that action is now 21 August 2019.

As to Euribor, the District Court dismissed all claims against Societe Generale in the putative class action and denied the plaintiffs’ motion to file a proposed amended complaint.

In Argentina, Societe Generale, along with other financial institutions, has been named as a defendant in litigation brought by a consumer association on behalf of Argentine consumers who held government bonds or other specified instruments that paid interest tied to US Dollar Libor. The allegations concern violations of Argentine consumer protection law in connection with alleged manipulation of the US Dollar Libor rate. Societe Generale has not yet been served with the complaint in this matter.

On 10 December 2012, the French Supreme Administrative Court (Conseil d’État) rendered two decisions confirming that the “précompte tax” which used to be levied on corporations in France does not comply with EU law and defined a methodology for the reimbursement of the amounts levied by the tax authorities. However, such methodology considerably reduces the amount to be reimbursed. Societe Generale purchased in 2005 the “précompte tax” claims of two companies (Rhodia and Suez, now ENGIE) with a limited recourse on the selling companies. One of the above decisions of the French Supreme Administrative Court relates to Rhodia. Societe Generale has brought proceedings before the French administrative courts. The latest court decision rendered is a rejection, on 1 February 2016 by the French Administrative Supreme Court, of an appeal lodged by ENGIE and Societe Generale.

Several French companies applied to the European Commission, who considered that the decisions handed down by the French Supreme Administrative Court on 10 December 2012, which were supposed to implement the decision rendered by the Court of Justice of the European Union C-310/09 on 15 September 2011, infringed a number of principles of European law. The European Commission subsequently brought infringement proceedings against the French Republic in November 2014, and since then confirmed its position by publishing a reasoned opinion on 29 April 2016 and by referring the matter to the Court of Justice of the European Union on 8 December 2016. The Court of Justice of European Union rendered its judgement on 4 October 2018 and sentenced France for failure by the French Supreme Administrative Court to disregard the tax on EU sub-subsidiaries in order to secure the withholding tax paid in error as well as on the absence of any preliminary question. With regard to the practical implementation of the decision, Societe Generale will assert its rights before the competent courts and the French tax authority, from which it expects diligent treatment and in accordance with the law.

On 19 November 2018, Societe Generale reached settlement agreements with the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Attorney’s Office of the Southern District of New York (“SDNY”), the New York County District Attorney’s Office (“DANY”), the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York (together , the “Federal Reserve”), and the NYDFS (collectively, the “U.S. Authorities”), resolving their investigations relating to certain U.S. dollar transactions processed by Societe Generale involving countries, persons, or entities that are the subject of U.S. economic sanctions and implicating New York State laws. The vast majority by value of the sanctions violations involved in the settlements related to Cuba, and stem from a single revolving credit facility extended in 2000. The remaining transactions involved other countries that are the target of U.S. economic sanctions, including Iran. Under the terms of these agreements, Société Generale agreed to pay penalties totaling approximately USD 1.3 billion (EUR 1.2 billion) to the U.S. Authorities, including EUR 53.9 million to OFAC, USD 717.2 million to SDNY, USD 162.8 million to DANY, USD 81.3 million to the Federal Reserve, and USD 325 million to NYDFS.

The Bank signed deferred prosecution agreements with SDNY and DANY, which provide that, following a three-year probation period, the Bank will not be prosecuted if it abides by the terms of the agreements, to which Societe Generale is fully committed.

The Bank will continue to cooperate with the U.S. Authorities in the future, pursuant to the agreements. The Bank has also committed to continue to enhance its compliance program to prevent and detect potential violations of U.S. economic sanctions laws and New York state laws. The Bank also agreed to enhance its oversight of its sanctions compliance program. The Bank has also agreed with the Federal Reserve to retain an independent consultant that will evaluate the Bank’s progress on the implementation of enhancements to its sanctions compliance program.

Also, on 19 November 2018, Societe Generale agreed to a Consent Order with NYDFS relating to components of the Bank’s anti-money-laundering (“AML”) compliance program in the New York Branch. The Consent Order requires the Bank paid a civil money penalty of USD 95 million (EUR 82 million) in light of deficiencies noted by NYDFS. The Consent Order requires the Bank to continue a series of enhancements to its New York branch’s AML compliance program. After a period of 18 months, an independent consultant will conduct an assessment of the Branch’s progress on the implementation of its AML compliance program.

Societe Generale, along with other financial institutions, has been named as a defendant in a putative class action alleging violations of US antitrust laws and the CEA in connection with its involvement in the London Gold Market Fixing. The action is brought on behalf of persons or entities that sold physical gold, sold gold futures contracts traded on the CME, sold shares in gold ETFs, sold gold call options traded on CME, bought gold put options traded on CME, sold over-the-counter gold spot or forward contracts or gold call options, or bought over-the-counter gold put options. The action is pending in the US District Court in Manhattan. Motions to dismiss the action were denied by an order dated 4 October 2016, and discovery is now proceeding. Societe Generale and certain subsidiaries, along with other financial institutions, have also been named as defendants in two putative class actions in Canada (in the Ontario Superior Court in Toronto and Quebec Superior Court in Quebec City) involving similar claims.

On 30 January 2015, the US CFTC served Societe Generale with a subpoena requesting the production of information and documents concerning trading in precious metals done since 1 January 2009. Societe Generale cooperated with the authorities and produced documents in 2015. There has been no contact with the CFTC since that time.

Societe Generale, along with several other financial institutions, was named as a defendant in a putative class action alleging violations of US antitrust laws and the CEA in connection with foreign exchange spot and derivatives trading. The action was brought by persons or entities that transacted in certain over-the-counter and exchange-traded foreign exchange instruments. Societe Generale has reached a settlement of USD 18 million, which was preliminarily approved by the Court. A final approval hearing was held on 23 May 2018, and a decision is pending. A separate putative class action behalf of putative classes of indirect purchasers is also pending. An amended complaint was filed on 21 November 2018, and a motion to dismiss was filed on 20 December 2018. On 7 November 2018, a group of individual entities that elected to opt out of the main class action settlement filed a lawsuit against SG, SG Americas Securities, LLC, and several other financial institutions.

Since August 2015, various former and current employees of the Societe Generale group have been under investigation by German criminal prosecution and tax authorities for their alleged participation in the so called “CumEx” patterns in connection with withholding tax on dividends on German shares. These investigations relate to the administration of a fund, proprietary trading activities and transactions carried out on behalf of clients. The Group entities respond to the requests of the German authorities.

CFTC Case #17-01, December 7, 2016 (included by the Sponsor from the NFA website and not provided by SG Americas)

CFTC Orders Paris-Based Société Générale SA to Pay a $450,000 Penalty for Failing to Timely Report Swap Transactions

Washington, DC – The U.S. Commodity Futures Trading Commission (CFTC) today issued an Order filing and simultaneously settling charges against Société Générale SA (Société Générale) for failing to properly report certain non-deliverable forward transactions to a swap data repository (SDR), and failing to timely report to an SDR a large number of FX swap, FX forward, and non-deliverable forward transactions, in violation of the Commodity Exchange Act (CEA) and CFTC Regulations. Société Générale is a swap dealer headquartered in Paris, France that has been provisionally registered with the CFTC in that capacity since December 31, 2012.

The CFTC Order requires Société Générale to pay a $450,000 civil monetary penalty and to cease and desist from committing further violations of the CEA and CFTC Regulations, as charged.

As stated in the Order, the accuracy and completeness of swap reporting are critical to the Commission’s mission to protect market participants and to ensure market integrity. In particular, the Order states that the CEA requires parties to a swap transaction to report swap transaction information to a registered SDR in a timely manner, and requires swap dealers to report swap transactions to an SDR within such time period as prescribed by the CFTC. The Order further states that CFTC Regulations 43 and 45 specify requirements for real-time public reporting, public availability of swap transaction and pricing data, and reporting of creation and continuation data to an SDR. According to the Order, the reporting requirements are designed to enhance transparency, promote standardization, and reduce systemic risk.

The Order finds that in July 2014 Société Générale implemented a software update to its FX trading platform which led to the trading platform incorrectly coding Société Générale’s counterparty as the reporting counterparty for certain FX swap, FX forward, and non-deliverable forward transactions, which resulted in no reports being made to the SDR regarding the swaps. According to the Order, Société Générale did not discover the error until January 2015, and it was not until April 2015 that Société Générale was able to fix it. The Order finds that Société Générale initiated a project to identify trades affected by the coding error and in September 2015 notified CFTC staff about its failure to report. According to the Order, Société Générale back-loaded approximately 51,821 unreported transactions in October 2015 and in April and May 2016 made submissions to its SDR for approximately 2,024 non-deliverable forward transactions.

The Order recognizes that Société Générale cooperated with the CFTC’s investigation by self-reporting its errors, undertaking an internal investigation, and taking remedial action to correct its reporting failures.

FINE/CIVIL MONETARY PENALTY $450000

CEASE AND DESIST ORDER

UBS AG (“UBS”)

UBS AG’s (“UBS”) principal business address is Bahnhofstrasse 45, Zurich, CH 8001, Switzerland. UBS is acting as a swap dealer for the Funds. UBS AG is registered in the US with National Futures Association (NFA) as a provisionally registered Swap Dealer.

UBS is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its derivatives, securities and commodities business that allege various violations of federal and state securities laws. UBS files annual reports and quarterly reports in which it discloses material information about UBS matters, including information about any material litigation or regulatory investigation. Full details on the items noted below can be found here:

(https://www.ubs.com/global/en/about_ubs/investor_relations/quarterly_reporting/2016.html).

In July 2013 the European Commission issued a Statement of Objections against multiple CDS dealers including UBS and UBS Securities, as well as data service provider Markit and the International Swaps and Derivatives Association (“ISDA”). The Statement of Objections broadly alleges that the dealers infringed European Union (“EU”) antitrust rules by colluding to prevent exchanges from entering the credit derivatives market between 2006 and 2009. UBS and UBS Securities have submitted their response to the Statement of Objections in January 2014 and presented their position in an oral hearing in May 2014. Since mid-2009, the Antitrust Division of the DOJ has also been investigating whether multiple dealers, including UBS and UBS Securities, conspired with each other and with Markit to restrain competition in the markets for CDS trading, clearing and other services. Between May 2013 and November 2013, several putative class action complaints were filed against multiple dealers, including UBS and UBS Securities, as well as Markit and ISDA, alleging violations of the U.S. Sherman Antitrust Act (“Sherman Act”) and common law. In January 2014 and April 2014, after the cases were consolidated for pretrial purposes in U.S. federal court in New York, plaintiffs filed a consolidated amended complaint. Plaintiffs allege that the defendants unlawfully conspired to restrain competition in and/or monopolize the market for CDS trading in the U.S. in order to protect the dealers’ profits from trading CDS in the over-the-counter market. Plaintiffs assert claims on behalf of all purchasers and sellers of CDS that transacted directly with any of the dealer defendants since January 1, 2008, and seek unspecified trebled compensatory damages and other relief.

Since 2013, UBS (France) S.A. and UBS and certain former employees have been under investigation in France for alleged complicity in having illicitly solicited clients on French territory and regarding the laundering of proceeds of tax fraud and of banking and financial solicitation by unauthorized persons. In connection with this investigation, the investigating judges ordered UBS to provide bail (“caution”) of EUR 1.1 billion and UBS (France) S.A. to post bail of EUR 40 million, which was reduced on appeal to EUR 10 million. In February 2016, the investigating judges notified UBS and UBS (France) S.A. that they have closed their investigation. In July 2016, UBS and UBS (France) S.A. received the National Financial Prosecutor’s recommendation (“réquisitoire”). In March

2017, the investigating judges issued the trial order (“ordonnance de renvoi”) that charges UBS and UBS (France) S.A., as well as various former employees, with illicit solicitation of clients on French territory and with participation in the laundering of the proceeds of tax fraud, and which transfers the case to court. UBS has been notified by the Belgian investigating judge that it is under formal investigation (“inculpé”) regarding the laundering of proceeds of tax fraud and of banking, financial solicitation by unauthorized persons and serious tax fraud. In 2015, UBS received inquiries from the US Attorney’s Office for the Eastern District of New York and from the US Securities and Exchange Commission (SEC), which are investigating potential sales to US persons of bearer bonds and other unregistered securities in possible violation of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) and the registration requirements of the US securities laws. UBS is cooperating with the authorities in these investigations.

In 2014, UBS reached a settlement with the Office of the Commissioner of Financial Institutions for the Commonwealth of Puerto Rico (OCFI) in connection with OCFI’s examination of UBS’s operations from January 2006 through September 2013, pursuant to which UBS is paying up to an aggregate of USD 7.7 million in investor education contributions and restitution.

RMBS-related lawsuits concerning disclosures: UBS is named as a defendant relating to its role as underwriter and issuer of RMBS in lawsuits related to approximately USD 1.3 billion in original face amount of RMBS underwritten or issued by UBS. Of the USD 1.3 billion in original face amount of RMBS that remains at issue in these cases, approximately USD 506 million was issued in offerings in which a UBS subsidiary transferred underlying loans (the majority of which were purchased from third-party originators) into a securitization trust and made representations and warranties about those loans (UBS-sponsored RMBS). The remaining USD 807 million of RMBS to which these cases relate was issued by third parties in securitizations in which UBS acted as underwriter (third-party RMBS). UBS is a defendant in a lawsuit brought by the National Credit Union Administration (NCUA) as conservator for certain failed credit unions, asserting misstatements and omissions in the offering documents for RMBS purchased by the credit unions. The lawsuit was filed in the US District Court for the District of Kansas. The original principal balance at issue in the case is approximately USD 1.15 billion. In April 2017, UBS and the NCUA settled this matter. In the second quarter of 2016, UBS resolved a similar case brought by the NCUA in the US District Court for the Southern District of New York (SDNY) relating to RMBS with an original principal balance of approximately USD 400 million, for a total of approximately USD 69.8 million, in addition to reasonable attorneys’ fees incurred by the NCUA.

UBS has received demands to repurchase US residential mortgage loans as to which UBS made certain representations at the time the loans were transferred to the securitization trust aggregating approximately USD 4.1 billion in original principal balance. Of this amount, UBS considers claims relating to approximately USD 2 billion in original principal balance to be resolved, including claims barred by the statute of limitations. Substantially all of the remaining claims are in litigation, including the matters described in the next paragraph. UBS believes that new demands to repurchase US residential mortgage loans are time-barred under a decision rendered by the New York Court of Appeals.

Mortgage-related regulatory matters: In 2014, UBS received a subpoena from the US Attorney’s Office for the Eastern District of New York issued pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), which seeks documents and information related to UBS’s RMBS business from 2005 through 2007. In 2015, the Eastern District of New York identified a number of transactions that are the focus of their inquiry, and has subsequently provided a revised list of transactions. We have provided and continue to provide information. UBS continues to respond to the FIRREA subpoena and to subpoenas from the New York State Attorney General and other state attorneys general relating to its RMBS business. In addition, UBS has also been responding to inquiries from both the Special Inspector General for the Troubled Asset Relief Program (SIGTARP) (who is working in conjunction with the US Attorney’s Office for Connecticut and the DOJ) and the SEC relating to trading practices in connection with purchases and sales of mortgage-backed securities in the secondary market from 2009 through 2014.

Foreign exchange-related regulatory matters: In 2014, UBS reached settlements with the FCA and the CFTC in connection with their foreign exchange investigations, and FINMA issued an order concluding its formal proceedings with respect to UBS relating to its foreign exchange and precious metals businesses. In 2015, the Federal Reserve Board and the Connecticut Department of Banking issued an Order to Cease and Desist and Order of Assessment of a Civil Monetary Penalty Issued upon Consent (Federal Reserve Order) to UBS AG. In 2015, the DOJ’s Criminal Division (Criminal Division) terminated the December 2012 Non-Prosecution Agreement (NPA) with UBS related to UBS’s submissions of benchmark interest rates. As a result, UBS entered into a plea agreement with the Criminal Division pursuant to which UBS pleaded guilty to a one-count criminal information filed in the US District Court for the District of Connecticut charging UBS with one count of wire fraud in violation of 18 USC Sections 1343 and 2. Sentencing occurred in January 2017. Under the plea agreement, UBS has paid a USD 203 million fine and is subject to a three year term of probation starting on the sentencing date. The criminal information charges that, between approximately 2001 and 2010, UBS engaged in a scheme to defraud counterparties to interest rate derivatives transactions by manipulating benchmark interest rates, including Yen LIBOR. The Criminal Division terminated the NPA based on its determination, in its sole discretion, that certain UBS employees committed criminal conduct that violated the NPA in certain foreign exchange market transactions.

Foreign exchange-related civil litigation: Putative class actions have been filed since November 2013 in US federal courts and in other jurisdictions against UBS and other banks on behalf of putative classes of persons who engaged in foreign currency transactions with any of the defendant banks. They allege collusion by the defendants and assert claims under the antitrust laws and for unjust enrichment. In 2015, additional putative class actions were filed in federal court in New York against UBS and other banks on behalf of a putative class of persons who entered into or held any foreign exchange futures contracts and options on foreign exchange futures contracts since 1 January 2003. The complaints assert claims under the Commodity Exchange Act (CEA) and the US antitrust laws. In 2015, a consolidated complaint was filed on behalf of both putative classes of persons covered by the US federal court class actions described above. UBS has entered into a settlement agreement that would resolve all of these US federal court class actions. The agreement, which has been preliminarily approved by the court and is subject to final court approval requires, among other things, that UBS pay an aggregate of USD 141 million and provide cooperation to the settlement classes.

In 2012, UBS reached settlements with the FSA, the CFTC and the Criminal Division of the DOJ in connection with their investigations of benchmark interest rates. At the same time, FINMA issued an order concluding its formal proceedings with respect to UBS relating to benchmark interest rates. UBS has paid a total of approximately CHF 1.4 billion in fines and disgorgement in connection with these resolutions. UBS Securities Japan Co. Ltd. (UBSSJ) entered into a plea agreement with the DOJ under which it entered a plea to one count of wire fraud relating to the manipulation of certain benchmark interest rates, including Yen LIBOR. UBS entered into an NPA with the DOJ, which (along with the plea agreement) covered conduct beyond the scope of the conditional leniency / immunity grants described below. Under the NPA, UBS agreed, among other things, that for two years from 18 December 2012 it would not commit any US crime and would advise the DOJ of any potentially criminal conduct by UBS or any of its employees relating to violations of US laws concerning fraud or securities and commodities markets. The term of the NPA was extended by one year to 18 December 2015. In 2015, the Criminal Division terminated the NPA based on its determination, in its sole discretion, that certain UBS employees committed criminal conduct that violated the NPA. In 2014, UBS reached a settlement with the European Commission (EC) regarding its investigation of bid-ask spreads in connection with Swiss franc interest rate derivatives and paid a EUR 12.7 million fine, which was reduced to this level based in part on UBS’s cooperation with the EC. In 2016, UBS reached a settlement with WEKO regarding its investigation of bid-ask spreads in connection with Swiss franc interest rate derivatives and received full immunity from fines. The MAS, HKMA and the Japan Financial Services Agency have also resolved investigations of UBS (and in some cases, other banks). We have ongoing obligations to cooperate with the authorities with whom we have reached resolutions and to undertake certain remediation with respect to benchmark interest rate submissions.

LIBOR and other benchmark-related civil litigation: A number of putative class actions and other actions are pending in the federal courts in New York against UBS and numerous other banks on behalf of parties who transacted in certain interest rate benchmark-based derivatives. Also pending in the US and in other jurisdictions are actions asserting losses related to various products whose interest rates were linked to LIBOR and other benchmarks, including adjustable rate mortgages, preferred and debt securities, bonds pledged as collateral, loans, depository accounts, investments and other interest-bearing instruments. All of the complaints allege manipulation, through various means, of various benchmark interest rates, including USD LIBOR, Euroyen TIBOR, Yen LIBOR, EURIBOR, CHF LIBOR, GBP LIBOR, USD ISDAFIX rates and other benchmark rates, and seek unspecified compensatory and other damages under varying legal theories. In 2013, the US district court in the USD LIBOR action dismissed the federal antitrust and racketeering claims of certain USD LIBOR plaintiffs and a portion of their claims brought under the CEA and state common law. Certain plaintiffs appealed the decision to the Second Circuit, which, in 2016, vacated the district court’s ruling finding no antitrust injury and remanded the case back to the district court for a further determination on whether plaintiffs have antitrust standing. In 2016, the district court again dismissed plaintiffs’ antitrust claims, this time for lack of personal jurisdiction over UBS and other foreign banks. In 2014, the court in one of the Euroyen TIBOR lawsuits dismissed certain of the plaintiff’s claims, including federal antitrust claims. In 2015, the same court dismissed plaintiff’s federal racketeering claims and affirmed its previous dismissal of plaintiff’s antitrust claims. In 2017, the court also dismissed the other Yen LIBOR / Euroyen TIBOR action in its entirety on standing grounds. Also in 2017, the court in the EURIBOR lawsuit dismissed the case as to UBS and certain other foreign defendants for lack of personal jurisdiction. UBS and other defendants in other lawsuits including those related to CHF LIBOR, GBP LIBOR and USD and SGD SIBOR and Australian BBSW have filed motions to dismiss. In 2016, UBS entered into an agreement with representatives of a class of bondholders to settle their USD LIBOR class action. The agreement is subject to court approval. Since September 2014, putative class actions have been filed in federal court in New York and New Jersey against UBS and other financial institutions, among others, on behalf of parties who entered into interest rate derivative transactions linked to ISDAFIX. The complaints, which have since been consolidated into an amended complaint, allege that the defendants conspired to manipulate ISDAFIX rates from 1 January 2006 through June 2013, in violation of US antitrust laws and certain state laws, and seek unspecified compensatory damages, including treble damages. In 2016, the court in the ISDAFIX action denied in substantial part defendants’ motion to dismiss, holding that plaintiffs have stated Sherman Act, breach-of-contract and unjust-enrichment claims against defendants, including UBS AG.

Government bonds: Putative class actions have been filed in US federal courts against UBS and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. The complaints generally allege that the banks colluded with respect to, and manipulated prices of, US Treasury securities sold at auction. They assert claims under the antitrust laws and the CEA and for unjust enrichment. The cases have been consolidated in the SDNY. Following filing of these complaints, UBS and reportedly other banks are responding to investigations and requests for information from various authorities regarding US Treasury securities and other government bond trading practices. As a result of its review to date, UBS has taken appropriate action.

Swiss retrocessions: The Federal Supreme Court of Switzerland ruled in 2012, in a test case against UBS, that distribution fees paid to a firm for distributing third-party and intra-group investment funds and structured products must be disclosed and surrendered to clients who have entered into a discretionary mandate agreement with the firm, absent a valid waiver. FINMA has issued a supervisory note to all Swiss banks in response to the Supreme Court decision. UBS has met the FINMA requirements and has notified all potentially affected clients. The Supreme Court decision has resulted, and may continue to result, in a number of client requests for UBS to disclose and potentially surrender retrocessions. Client requests are assessed on a case-by-case basis. Considerations taken into account when assessing these cases include, among others, the existence of a discretionary mandate and whether or not the client documentation contained a valid waiver with respect to distribution fees.

Banco UBS Pactual tax indemnity: Pursuant to the 2009 sale of Banco UBS Pactual S.A. (Pactual) by UBS to BTG Investments, LP (BTG), BTG has submitted contractual indemnification claims that UBS estimates amount to approximately BRL 2.7 billion, including interest and penalties, which is net of liabilities retained by BTG. The claims pertain principally to several tax assessments issued by the Brazilian tax authorities against Pactual relating to the period from December 2006 through March 2009, when UBS owned Pactual. These assessments are being challenged in administrative and judicial proceedings. The majority of these assessments relate to the deductibility of goodwill amortization in connection with UBS’s 2006 acquisition of Pactual and payments made to Pactual employees through various profit sharing plans. In 2015, an intermediate administrative court issued a decision that was largely in favor of the tax authority with respect to the goodwill amortization assessment. In 2016, the highest level of the administrative court agreed to review this decision on a number of the significant issues.

Investigation of UBS’s role in initial public offerings in Hong Kong: The Hong Kong Securities and Futures Commission (SFC) has been conducting investigations into UBS’s role as a sponsor of certain initial public offerings listed on the Hong Kong Stock Exchange. In 2016, the SFC informed UBS that it intends to commence action against UBS and certain UBS employees with respect to sponsorship work in those offerings, which could result in financial ramifications for UBS, including fines and obligations to pay investor compensation, and suspension of UBS’s ability to provide corporate finance advisory services in Hong Kong for a period of time. In January 2017, a writ was filed by the SFC with Hong Kong’s High Court in which UBS is named as one of six defendants from whom the SFC is seeking compensation in an unspecified amount for losses incurred by certain shareholders of China Forestry Holdings Company Limited, for whom UBS acted as a sponsor in connection with their 2009 listing application.

In the opinion of management, after consultation with legal counsel, the ultimate resolution of such aforementioned litigation will not have a materially adverse effect on UBS AG’s financial position.

UBS AG will act only as swap dealer counterparty to the Funds. UBS AG has not passed upon the adequacy or accuracy of this Prospectus. UBS AG neither will act in any supervisory capacity with respect to the Sponsor nor participate in the management of the Sponsor or the Funds.

CFTC Administrative Action 01/29/2018 (included by the Sponsor from the CFTC website and not provided by UBS)

The Commodity Futures Trading Commission (CFTC) on January 29, 2018 issued an Order filing and settling charges against UBS AG (UBS), requiring UBS to pay a $15 million civil monetary penalty and to undertake remedial relief. The Order finds that from January 2008 through at least December 2013, UBS, by and through the acts of certain precious metals traders on the spot desk (Traders), attempted to manipulate the price of precious metals futures contracts by utilizing a variety of manual spoofing techniques with respect to precious metals futures contracts traded on the Commodity Exchange, Inc. (COMEX), including gold and silver, and by trading in a manner to trigger customer stop-loss orders.

NYME Case #15-0150-BC 6.09.2016 (included by the Sponsor from the NFA website and not provided by UBS)

Pursuant to an offer of settlement, UBS AG (“UBS”) presented at a hearing on June 7, 2016 in which UBS neither admitted nor denied the rule violations upon which the penalty is based. A Panel of the NYMEX Business Conduct Committee (“Panel”) found it had jurisdiction over UBS as a NYMEX member pursuant to NYMEX Rules 400 and 402, and that on August 15, 2014, UBS executed one non-bona fide transitory Exchange for Related Position (“EFRP”) transaction. In contravention of Rule 538.C., UBS failed to evidence an associated related position for the EFRP transaction, thus rendering the transaction non-bona fide.

The Panel also found that on August 4, 2014, while acting solely as broker for a customer, UBS erroneously submitted a block trade to the Exchange as an EFRP. The EFRP was non-bona fide because there was no corresponding related OTC position and therefore, the counterparties to this transaction violated Rule 538.C. In mistakenly transmitting the transaction to the Exchange as an EFRP rather than a block trade, UBS contravened Rule 432.X.

The Panel found that, as a result, UBS violated Exchange Rules 538.C. and 432.X.

In accordance with the settlement offer, the Panel ordered UBS to pay a fine to the Exchange in the amount of $30,000.

This action became final on June 7, 2016 and effective June 9, 2016.

Included by the Sponsor from UBS.com/global and not by UBS AG (https://www.ubs.com/global/en/media/display-page-ndp//en-20190315-ar2018.html (UBS Publishes Annual Report 2018 on March 15, 2019))

Inquiries regarding cross-border wealth management businesses Tax and regulatory authorities in a number of countries have made inquiries, served requests for information or examined employees located in their respective jurisdictions relating to the cross-border wealth management services provided by UBS and other financial institutions. It is possible that the implementation of automatic tax information exchange and other measures relating to cross-border provision of financial services could give rise to further inquiries in the future. UBS has received disclosure orders from the Swiss Federal Tax Administration (FTA) to transfer information based on requests for international administrative assistance in tax matters. The requests concern a number of UBS account numbers pertaining to current and former clients and are based on data from 2006 and 2008. UBS has taken steps to inform affected clients about the administrative assistance proceedings and their procedural rights, including the right to appeal. The requests are based on data received from the German authorities, who seized certain data related to UBS clients booked in Switzerland during their investigations and have apparently shared this data with other European countries. UBS expects additional countries to file similar requests. The Swiss Federal Administrative Court ruled in 2016 that, in the administrative assistance proceedings related to a French bulk request, UBS has the right to appeal all final FTA client data disclosure orders. On 30 July 2018, the Swiss Federal Administrative Court granted UBS’s appeal by holding the French administrative assistance request inadmissible. The FTA filed a final appeal with the Swiss Federal Supreme Court. Since 2013, UBS (France) S.A., UBS AG and certain former employees have been under investigation in France for alleged complicity in having illicitly solicited clients on French territory, regarding the laundering of proceeds of tax fraud, and of banking and financial solicitation by unauthorized persons. In connection with this investigation, the investigating judges ordered UBS AG to provide bail (“caution”) of EUR 1.1 billion and UBS (France) S.A. to post bail of EUR 40 million, which was reduced on appeal to EUR 10 million. In March 2017, the investigating judges issued a trial order (“ordonnance de renvoi”) that charges UBS AG and UBS (France) S.A., as well as various former employees, with illicit solicitation of clients on French territory and with participation in the laundering of the proceeds of tax fraud. The trial on these charges in the court of first instance took place from 8 October 2018 until 15 November 2018. During the trial, the prosecutors and the French State requested penalties and civil monetary damages in connection with the money laundering charges aggregating EUR 5.3 billion. On 20 February 2019, the court announced a verdict finding UBS AG guilty of illicitly soliciting clients on French territory and laundering the proceeds of tax fraud, and UBS France S.A. guilty of aiding and abetting unlawful solicitation and laundering the proceeds of tax fraud. The court imposed fines aggregating EUR 3.7 billion on UBS AG and UBS France S.A. and awarded EUR 800 million of civil damages to the French state. UBS has appealed the decision. Under French law, the judgment is suspended while the appeal is pending. The Court of Appeal will retry the case de novo as to both the law and the facts and the fines and penalties can be greater than or less than those imposed by the court of first instance. A subsequent appeal to the Cour de Cassation, France’s highest court, is possible with respect to questions of law. UBS believes that based on both the law and the facts the judgment of the court of first instance should be reversed. UBS believes it followed its obligations under Swiss and French law as well as the European Savings Tax Directive. Even assuming liability, which it contests, UBS believes the penalties and damage amounts awarded greatly exceeded the amounts that could be supported by the law and the facts. In particular, UBS believes the court incorrectly based the penalty on the total regularized assets rather than on any unpaid taxes on those assets for which a fraud has been characterized, and further incorrectly awarded damages based on costs that were not proven by the civil party. Notwithstanding that UBS believes it should be acquitted, our balance sheet at 31 December 2018 reflected provisions with respect to this matter in an amount of USD 516 million. The wide range of possible outcomes in this case contributes to a high degree of estimation uncertainty. The provision reflected on our balance sheet at 31 December 2018 reflects our best estimate of possible financial implications, although it is reasonably possible that actual penalties and civil damages could exceed the provision amount. In 2016, UBS was notified by the Belgian investigating judge that it is under formal investigation (“inculpé”) regarding the laundering of proceeds of tax fraud, of banking and financial solicitation by unauthorized persons, and of serious tax fraud. In 2018, tax authorities and a prosecutor’s office in Italy asserted that UBS is potentially liable for taxes and penalties as a result of its activities in Italy from 2012 to 2017. UBS has, and reportedly numerous other financial institutions have, received inquiries from authorities concerning accounts relating to the Fédération Internationale de Football Association (FIFA) and other constituent soccer associations and related persons and entities. UBS is cooperating with authorities in these inquiries. Our balance sheet at 31 December 2018 reflected provisions with respect to matters described in this item 1 in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.

Claims related to sales of residential mortgage-backed securities and mortgages From 2002 through 2007, prior to the crisis in the US residential loan market, UBS was a substantial issuer and underwriter of US residential mortgage-backed securities (RMBS) and was a purchaser and seller of US residential mortgages. A subsidiary of UBS, UBS Real Estate Securities Inc. (UBS RESI), acquired pools of residential mortgage loans from originators and (through an affiliate) deposited them into securitization trusts. In this manner, from

2004 through 2007, UBS RESI sponsored approximately USD 80 billion in RMBS, based on the original principal balances of the securities issued. UBS RESI also sold pools of loans acquired from originators to third-party purchasers. These whole loan sales during the period 2004 through 2007 totaled approximately USD 19 billion in original principal balance. UBS was not a significant originator of US residential loans. A branch of UBS originated approximately USD 1.5 billion in US residential mortgage loans during the period in which it was active from 2006 to 2008, and securitized less than half of these loans. Lawsuits related to contractual representations and warranties concerning mortgages and RMBS: When UBS acted as an RMBS sponsor or mortgage seller, it generally made certain representations relating to the characteristics of the underlying loans. In the event of a material breach of these representations, UBS was in certain circumstances contractually obligated to repurchase the loans to which the representations related or to indemnify certain parties against losses. In 2012, certain RMBS trusts filed an action in the US District Court for the Southern District of New York seeking to enforce UBS RESI’s obligation to repurchase loans in the collateral pools for three RMBS securitizations issued and underwritten by UBS with an original principal balance of approximately USD 2 billion. In July 2018, UBS and the trustee entered into an agreement under which UBS will pay USD 850 million to resolve this matter. A significant portion of this amount will be borne by other parties that indemnified UBS. The settlement remains subject to court approval and proceedings to determine how the settlement funds will be distributed to RMBS holders. After giving effect to this settlement, UBS considers claims relating to substantially all loan repurchase demands to be resolved, and believes that new demands to repurchase US residential mortgage loans are time barred under a decision rendered by the New York Court of Appeals. Mortgage-related regulatory matters: Since 2014, the US Attorney’s Office for the Eastern District of New York has sought information from UBS pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), related to UBS’s RMBS business from 2005 through 2007. On 8 November 2018, the DOJ filed a civil complaint in the District Court for the Eastern District of New York. The complaint seeks unspecified civil monetary penalties under FIRREA related to UBS’s issuance, underwriting and sale of 40 RMBS transactions in 2006 and 2007. UBS moved to dismiss the civil complaint on 6 February 2019. Our balance sheet at 31 December 2018 reflected a provision with respect to matters described in this item 2 in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of this matter cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized. 3. Madoff In relation to the Bernard L. Madoff Investment Securities LLC (BMIS) investment fraud, UBS AG, UBS (Luxembourg) S.A. (now UBS Europe SE, Luxembourg branch) and certain other UBS subsidiaries have been subject to inquiries by a number of regulators, including the Swiss Financial Market Supervisory Authority (FINMA) and the Luxembourg Commission de Surveillance du Secteur Financier. Those inquiries concerned two third-party funds established under Luxembourg law, substantially all assets of which were with BMIS, as well as certain funds established in offshore jurisdictions with either direct or indirect exposure to BMIS. These funds faced severe losses, and the Luxembourg funds are in liquidation. The documentation establishing both funds identifies UBS entities in various roles, including custodian, administrator, manager, distributor and promoter, and indicates that UBS employees serve as board members. In 2009 and 2010, the liquidators of the two Luxembourg funds filed claims against UBS entities, non-UBS entities and certain individuals, including current and former UBS employees, seeking amounts totaling approximately EUR 2.1 billion, which includes amounts that the funds may be held liable to pay the trustee for the liquidation of BMIS (BMIS Trustee). A large number of alleged beneficiaries have filed claims against UBS entities (and non-UBS entities) for purported losses relating to the Madoff fraud. The majority of these cases have been filed in Luxembourg, where decisions that the claims in eight test cases were inadmissible have been affirmed by the Luxembourg Court of Appeal, and the Luxembourg Supreme Court has dismissed a further appeal in one of the test cases. In the US, the BMIS Trustee filed claims against UBS entities, among others, in relation to the two Luxembourg funds and one of the offshore funds. The total amount claimed against all defendants in these actions was not less than USD 2 billion. In 2014, the US Supreme Court rejected the BMIS Trustee’s motion for leave to appeal decisions dismissing all claims except those for the recovery of fraudulent conveyances and preference payments. In 2016, the bankruptcy court dismissed the remaining claims against the UBS entities. The BMIS Trustee appealed. 413 Note 21 Provisions and contingent liabilities (continued) 4. Puerto Rico Declines since 2013 in the market prices of Puerto Rico municipal bonds and of closed-end funds (funds) that are sole managed and co-managed by UBS Trust Company of Puerto Rico and distributed by UBS Financial Services Incorporated of Puerto Rico (UBS PR) have led to multiple regulatory inquiries, as well as customer complaints and arbitrations with aggregate claimed damages of USD 2.9 billion, of which claims with aggregate claimed damages of USD 1.9 billion have been resolved through settlements, arbitration or withdrawal of the claim. The claims have been filed by clients in Puerto Rico who own the funds or Puerto Rico municipal bonds and / or who used their UBS account assets as collateral for UBS non-purpose loans; customer complaint and arbitration allegations include fraud, misrepresentation and unsuitability of the funds and of the loans. A shareholder derivative action was filed in 2014 against various UBS entities and current and certain former directors of the funds, alleging hundreds of millions of US dollars in losses in the funds. In 2015, defendants’ motion to dismiss was denied and a request for permission to appeal that ruling was denied by the Puerto Rico Supreme Court. In 2014, a federal class action complaint also was filed against various UBS entities, certain members of UBS PR senior management and the co-manager of certain of the funds, seeking damages for investor losses in the funds during the period from May 2008 through May 2014. Following denial of the plaintiffs’ motion for class certification, the case was dismissed in October 2018. In 2014 and 2015, UBS entered into settlements with the Office of the Commissioner of Financial Institutions for the Commonwealth of Puerto Rico, the US Securities and Exchange Commission (SEC) and the Financial Industry Regulatory Authority in relation to their examinations of UBS’s operations. We also understand that the DOJ is conducting a criminal inquiry into the impermissible reinvestment of non-purpose loan proceeds. We are cooperating with the authorities in this inquiry. In 2011, a purported derivative action was filed on behalf of the Employee Retirement System of the Commonwealth of Puerto Rico (System) against over 40 defendants, including UBS PR, which was named in connection with its underwriting and consulting services.

Plaintiffs alleged that defendants violated their purported fiduciary duties and contractual obligations in connection with the issuance and underwriting of USD 3 billion of bonds by the System in 2008 and sought damages of over USD 800 million. In 2016, the court granted the System’s request to join the action as a plaintiff, but ordered that plaintiffs must file an amended complaint. In 2017, the court denied defendants’ motion to dismiss the amended complaint. Beginning in 2015, and continuing through 2017, certain agencies and public corporations of the Commonwealth of Puerto Rico (Commonwealth) defaulted on certain interest payments on Puerto Rico bonds. In 2016, US federal legislation created an oversight board with power to oversee Puerto Rico’s finances and to restructure its debt. The oversight board has imposed a stay on the exercise of creditors’ rights. In 2017, the oversight board placed certain of the bonds into a bankruptcy like proceeding under the supervision of a Federal District Judge. These events, further defaults, any further legislative action to create a legal means of restructuring Commonwealth obligations or to impose additional oversight on the Commonwealth’s finances, or any restructuring of the Commonwealth’s obligations, may increase the number of claims against UBS concerning Puerto Rico securities, as well as potential damages sought. Our balance sheet at 31 December 2018 reflected provisions with respect to matters described in this item 4 in amounts that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provisions that we have recognized. Financial statements 414 Consolidated financial statements Note 21 Provisions and contingent liabilities (continued) 5. Foreign exchange, LIBOR and benchmark rates, and other trading practices Foreign exchange-related regulatory matters: Beginning in 2013 numerous authorities commenced investigations concerning possible manipulation of foreign exchange markets and precious metals prices. In 2014 and 2015, UBS reached settlements with the UK Financial Conduct Authority (FCA) and the US Commodity Futures Trading Commission (CFTC) in connection with their foreign exchange investigations, FINMA issued an order concluding its formal proceedings relating to UBS’s foreign exchange and precious metals businesses, and the Board of Governors of the Federal Reserve System (Federal Reserve Board) and the Connecticut Department of Banking issued a Cease and Desist Order and assessed monetary penalties against UBS AG. In 2015, the DOJ’s Criminal Division terminated the 2012 nonprosecution agreement with UBS AG related to UBS’s submissions of benchmark interest rates and UBS AG pleaded guilty to one count of wire fraud, paid a fine and is subject to probation through January 2020. UBS has ongoing obligations to cooperate with these authorities and to undertake certain remediation measures. UBS has also been granted conditional immunity by the Antitrust Division of the DOJ and by authorities in other jurisdictions in connection with potential competition law violations relating to foreign exchange and precious metals businesses. Investigations relating to foreign exchange and precious metals matters by certain authorities remain ongoing notwithstanding these resolutions. Foreign exchange-related civil litigation: Putative class actions have been filed since 2013 in US federal courts and in other jurisdictions against UBS and other banks on behalf of putative classes of persons who engaged in foreign currency transactions with any of the defendant banks. UBS has entered into a settlement agreement that would resolve US federal court class actions relating to foreign currency transactions with the defendant banks and persons who transacted in foreign exchange futures contracts and options on such futures. The settlement agreement, which has been approved by the court, requires, among other things, that UBS pay an aggregate of USD 141 million and provide cooperation to the settlement classes. Certain class members have excluded themselves from that settlement and have filed individual actions in US and English courts against UBS and other banks alleging violations of US and European competition laws and unjust enrichment. In 2015, a putative class action was filed in federal court against UBS and numerous other banks on behalf of persons and businesses in the US who directly purchased foreign currency from the defendants and alleged co-conspirators for their own end use. In March 2017, the court granted UBS’s (and the other banks’) motions to dismiss the complaint. The plaintiffs filed an amended complaint in August 2017. In March 2018, the court denied the defendants’ motions to dismiss the amended complaint. In 2016, a putative class action was filed in federal court in New York against UBS and numerous other banks on behalf of persons and entities who had indirectly purchased foreign exchange instruments from a defendant or co-conspirator in the US. The complaint asserts claims under federal and state antitrust laws. In response to defendants’ motion to dismiss, plaintiffs agreed to dismiss their complaint. In 2017, two new putative class actions were filed in federal court in New York against UBS and numerous other banks on behalf of different proposed classes of indirect purchasers of currency, and a consolidated complaint was filed in June 2017. In March 2018, the court dismissed the consolidated complaint. In October 2018, the court granted plaintiffs’ motion seeking leave to file an amended complaint. Putative class actions were also filed against UBS and other banks in federal court in New York and other jurisdictions on behalf of putative classes of persons who had bought or sold physical precious metals and various precious metal products and derivatives. The complaints in these lawsuits asserted claims under the antitrust laws and the Commodity Exchange Act (CEA), and other claims. In July 2018, the court in New York granted UBS’s motions to dismiss amended complaints in the putative class actions relating to gold and silver. In 2017, the court granted UBS’s motion to dismiss the platinum and palladium action. Plaintiffs in the platinum and palladium action subsequently filed an amended complaint that did not allege claims against UBS.

LIBOR and other benchmark-related regulatory matters: Numerous government agencies, including the SEC, the CFTC, the DOJ, the FCA, the UK Serious Fraud Office, the Monetary Authority of Singapore, the Hong Kong Monetary Authority, FINMA, various state attorneys general in the US and competition authorities in various jurisdictions, have conducted or are continuing to conduct investigations regarding potential improper attempts by UBS, among others, to manipulate LIBOR and other benchmark rates at certain times. In 2012, UBS reached settlements relating to benchmark interest rates with the UK Financial Services Authority, the CFTC and the Criminal Division of the DOJ, and FINMA issued an order in its proceedings with respect to UBS relating to benchmark interest rates. In addition, UBS entered into settlements with the European Commission and with the Swiss Competition Commission (WEKO) regarding its investigation of bid-ask spreads in connection with Swiss franc interest rate derivatives. UBS has ongoing obligations to cooperate with the authorities with whom we have reached resolutions and to undertake certain remediation measures with respect to benchmark interest rate submissions. In December 2018, UBS entered into a settlement agreement with the New York and other state attorneys general under which it will pay USD 68 million to resolve claims by the attorneys general related to LIBOR. UBS has been granted conditional leniency or conditional immunity from authorities in certain jurisdictions, including the Antitrust Division of the DOJ and WEKO, in connection with potential antitrust or competition law violations related to certain rates. However, UBS has not reached a final settlement with WEKO as the Secretariat of WEKO has asserted that UBS does not qualify for full immunity. LIBOR and other benchmark-related civil litigation: A number of putative class actions and other actions are pending in the federal courts in New York against UBS and numerous other banks on behalf of parties who transacted in certain interest rate benchmark-based derivatives. Also pending in the US and in other jurisdictions are a number of other actions asserting losses related to various products whose interest rates were linked to LIBOR and other benchmarks, including adjustable rate mortgages, preferred and debt securities, bonds pledged as collateral, loans, depository accounts, investments and other interest-bearing instruments. The complaints allege manipulation, through various means, of certain benchmark interest rates, including USD LIBOR, Euroyen TIBOR, Yen LIBOR, EURIBOR, CHF LIBOR, GBP LIBOR, USD and SGD SIBOR and SOR and Australian BBSW, and seek unspecified compensatory and other damages under varying legal theories. USD LIBOR class and individual actions in the US: In 2013 and 2015, the district court in the USD LIBOR actions dismissed, in whole or in part, certain plaintiffs’ antitrust claims, federal racketeering claims, CEA claims, and state common law claims. Although the Second Circuit vacated the district court’s judgment dismissing antitrust claims, the district court again dismissed antitrust claims against UBS in 2016. Certain plaintiffs have appealed that decision to the Second Circuit. Separately, in 2018, the Second Circuit reversed in part the district court’s 2015 decision dismissing certain individual plaintiffs’ claims. UBS entered into an agreement in 2016 with representatives of a class of bondholders to settle their USD LIBOR class action. The agreement has received preliminary court approval and remains subject to final approval. In 2018, the district court denied plaintiffs’ motions for class certification in the USD class actions for claims pending against UBS, and plaintiffs sought permission to appeal that ruling to the Second Circuit. In July 2018, the Second Circuit denied the petition to appeal of the class of USD lenders and in November 2018 denied the petition of the USD exchange class. In January 2019, a putative class action was filed in the District Court for the Southern District of New York against UBS and numerous other banks on behalf of US residents who, from 1 February 2014 through the present, directly transacted with a defendant bank in USD LIBOR instruments. The complaint asserts antitrust and unjust enrichment claims. Other benchmark class actions in the US: In 2014, the court in one of the Euroyen TIBOR lawsuits dismissed certain of the plaintiff’s claims, including a federal antitrust claim, for lack of standing. In 2015, this court dismissed the plaintiff’s federal racketeering claims on the same basis and affirmed its previous dismissal of the plaintiff’s antitrust claims against UBS. In 2017, this court also dismissed the other Yen LIBOR / Euroyen TIBOR action in its entirety on standing grounds, as did the court in the CHF LIBOR action. Also in 2017, the courts in the EURIBOR lawsuit dismissed the cases as to UBS and certain other foreign defendants for lack of personal jurisdiction. In October 2018, the court in the SIBOR / SOR action dismissed all but one of plaintiffs’ claims against UBS. Plaintiffs in the CHF LIBOR and SIBOR / SOR actions have filed amended complaints following the dismissals, which UBS and other defendants have moved to dismiss. In November 2018, the court in the BBSW lawsuit dismissed the case as to UBS and certain other foreign defendants for lack of personal jurisdiction. Following that dismissal, plaintiffs in the BBSW action moved in January 2019 to file an amended complaint seeking to re-name UBS and certain other banks as defendants. UBS and other defendants also moved to dismiss the GBP LIBOR action in December 2016, but that motion was denied as to UBS in December 2018. UBS moved for reconsideration of that decision in January 2019. Government bonds: Putative class actions have been filed since 2015 in US federal courts against UBS and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. A consolidated complaint was filed in 2017 in the US District Court for the Southern District of New York alleging that the banks colluded with respect to, and manipulated prices of, US Treasury securities sold at auction and in the secondary market and asserting claims under the antitrust laws and for unjust enrichment. Defendants’ motions to dismiss the consolidated complaint are pending. Financial statements 416 Consolidated financial statements Note 21 Provisions and contingent liabilities (continued) UBS and reportedly other banks are responding to investigations and requests for information from various authorities regarding US Treasury securities and other government bond trading practices. As a result of its review to date, UBS has taken appropriate action. With respect to additional matters and jurisdictions not encompassed by the settlements and orders referred to above, our balance sheet at 31 December 2018 reflected a provision in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized. 6. Swiss retrocessions The Federal Supreme Court of Switzerland ruled in 2012, in a test case against UBS, that distribution fees paid to a firm for distributing third-party and intra-group investment funds and structured products must be disclosed and surrendered to clients who have entered into a discretionary mandate agreement with the firm, absent a valid waiver. FINMA has issued a supervisory note to all Swiss banks in response to the Supreme Court decision. UBS has met the FINMA requirements and has notified all potentially affected clients. The Supreme Court decision has resulted, and may continue to result, in a number of client requests for UBS to disclose and potentially surrender retrocessions. Client requests are assessed on a case-by-case basis. Considerations taken into account when assessing these cases include, among other things, the existence of a discretionary mandate and whether or not the client documentation contained a valid waiver with respect to distribution fees. Our balance sheet at 31 December 2018 reflected a provision with respect to matters described in this item 6 in an amount that UBS believes to be appropriate under the applicable accounting standard. The ultimate exposure will depend on client requests and the resolution thereof, factors that are difficult to predict and assess. Hence, as in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater

(or may be less) than the provision that we have recognized. 7. Investigation of UBS’s role in initial public offerings in Hong Kong The Hong Kong Securities and Futures Commission (SFC) has been conducting investigations into UBS’s role as a sponsor of certain initial public offerings listed on the Hong Kong Stock Exchange. The SFC has previously indicated that it intended to take enforcement action against UBS and certain employees in relation to certain of these offerings. In March 2018, the SFC issued a decision notice in relation to one of the offerings under investigation. On 13 March 2019, UBS Securities Hong Kong Limited and UBS AG entered into a settlement agreement with the SFC resolving all of the SFC’s pending investigations related to sponsorship of initial public offerings (IPOs) by UBS. The agreement provides for a fine of HKD 375 million (USD 48 million) and the suspension of UBS Securities Hong Kong Limited’s ability to act as a sponsor for Hong Kong-listed IPOs for one year. 417 Note 22 Other liabilities a) Other financial liabilities measured at amortized cost USD million 3.

Goldman Sachs International (“GSI”)

Goldman Sachs International is a subsidiary of The Goldman Sachs Group, Inc. (“Group, Inc.”). From time to time, Group, Inc. (and its subsidiaries, including Goldman Sachs International), its officers and employees are involved in proceedings and receive inquiries, subpoenas and notices of investigation relating to various aspects of its business some of which result in sanction. Details are set out in Goldman Sachs International’s entry on the FCA/PRA Financial Services Register (https://register.fca.org.uk/ShPo_HomePage), Goldman Sachs International’s financial statements and Group Inc.’s various regulatory filings under applicable laws and regulations, Forms 10-K and 10-Q and periodic filings pursuant to the U.S. Securities Exchange Act of 1934 (http://www.goldmansachs.com/investor-relations/financials/). Goldman Sachs International is registered in the US with National Futures Association (NFA) as a provisionally registered Swap Dealer.

The disclosures below are extracts from Group Inc’s financial statements dating back five years available on the GS website:

The firm is involved in a number of judicial, regulatory and arbitration proceedings (including those described below) concerning matters arising in connection with the conduct of the firm’s businesses. Many of these proceedings are in early stages, and many of these cases seek an indeterminate amount of damages.

Malaysia Development Berhad (1MDB)-Related Matters

The firm has received subpoenas and requests for documents and information from various governmental and regulatory bodies and self-regulatory organizations as part of investigations and reviews relating to financing transactions and other matters involving 1MDB, a sovereign wealth fund in Malaysia. Subsidiaries of the firm acted as arrangers or purchasers of approximately $6.5 billion of debt securities of 1MDB. On November 1, 2018, the U.S. Department of Justice (DOJ) unsealed a criminal information and guilty plea by Tim Leissner, a former participating managing director of the firm, and an indictment against Ng Chong Hwa, a former managing director of the firm, and Low Taek Jho. Leissner pleaded guilty to a two-count criminal information charging him with conspiring to launder money and conspiring to violate the U.S. Foreign Corrupt Practices Act’s (FCPA) anti-bribery and internal accounting controls provisions. Low and Ng were charged in a three-count indictment with conspiring to launder money and conspiring to violate the FCPA’s anti-bribery provisions. On August 28, 2018, Leissner’s guilty plea was accepted by the U.S. District Court for the Eastern District of New York and Leissner was adjudicated guilty on both counts. Ng was also charged in this indictment with conspiring to violate the FCPA’s internal accounting controls provisions. The charging documents state, among other things, that Leissner and Ng participated in a conspiracy to misappropriate proceeds of the 1MDB offerings for themselves and to pay bribes to various government officials to obtain and retain 1MDB business for the firm. The plea and charging documents indicate that Leissner and Ng knowingly and willfully circumvented the firm’s system of internal accounting controls, in part by repeatedly lying to control personnel and internal committees that reviewed these offerings. The indictment of Ng and Low alleges that the firm’s system of internal accounting controls could be easily circumvented and that the firm’s business culture, particularly in Southeast Asia, at times prioritized consummation of deals ahead of the proper operation of its compliance functions. On May 6, 2019, Ng pleaded not guilty to the DOJ’s criminal charges. On February 4, 2020, the FRB disclosed that Andrea Vella, a former participating managing director whom the DOJ had previously referred to as an unindicted co-conspirator, had agreed, without admitting or denying the FRB’s allegations, to a consent order that prohibited him from participating in the banking industry. No other penalties were imposed by the consent order. On December 17, 2018, the Attorney General of Malaysia filed criminal charges in Malaysia against Goldman Sachs International (GSI), as the arranger of three offerings of debt securities of 1MDB, aggregating approximately $6.5 billion in principal amount, for alleged disclosure deficiencies in the offering documents relating to, among other things, the use of proceeds for the debt securities, as well as against Goldman Sachs (Asia) LLC (GS Asia) and Goldman Sachs (Singapore) PTE (GS Singapore). Criminal charges have also been filed against Leissner, Low, Ng and Jasmine Loo Ai Swan. In a related press release, the Attorney General of Malaysia indicated that prosecutors in Malaysia will seek criminal fines against the accused in excess of $2.7 billion plus the $600 million of fees received in connection with the debt offerings. On August 9, 2019, the Attorney General of Malaysia announced that criminal charges had also been filed against seventeen current and former directors of GSI, GS Asia and GS Singapore. The Malaysia Securities Commission issued notices to show cause against Goldman Sachs (Malaysia) Sdn Bhd (GS Malaysia) in December 2018 and March 2019 that (i) allege possible violations of Malaysian securities laws and (ii) indicate that the Malaysia Securities Commission is considering whether to revoke GS Malaysia’s license to conduct corporate finance and fund management activities in Malaysia. The firm has received multiple demands, beginning in November 2018, from alleged shareholders under Section 220 of the Delaware General Corporation Law for books and records relating to, among other things, the firm’s involvement with 1MDB and the firm’s compliance procedures. On December 13, 2019, an alleged shareholder filed a lawsuit in the Court of Chancery of the State of

Delaware seeking books and records relating to, among other things, the firm’s involvement with 1MDB and the firm’s compliance procedures. On February 19, 2019, a purported shareholder derivative action relating to 1MDB was filed in the U.S. District Court for the Southern District of New York against Group Inc. and the directors at the time and a former chairman and chief executive officer of the firm. The amended complaint filed on July 12, 2019, which seeks unspecified damages, disgorgement and injunctive relief, alleges breaches of fiduciary duties, including in connection with alleged insider trading by certain current and former directors, unjust enrichment and violations of the anti-fraud provisions of the Exchange Act, including in connection with Group Inc.’s common stock repurchases and solicitation of proxies. Defendants moved to dismiss this action on September 12, 2019. Beginning in March 2019, the firm has also received demands from alleged shareholders to investigate and pursue claims against certain current and former directors and executive officers based on their oversight and public disclosures regarding 1MDB and related internal controls. On November 21, 2018, a summons with notice was filed in New York Supreme Court, County of New York, by International Petroleum Investment Company, which guaranteed certain debt securities issued by 1MDB, and its subsidiary Aabar Investments PJS. The summons with notice makes unspecified claims relating to 1MDB and seeks unspecified compensatory and punitive damages and other relief against Group Inc., GSI, GS Asia, GS Singapore, GS Malaysia, Leissner, Ng, and Vella, as well as individuals (who are not current or former employees of the firm) previously associated with the plaintiffs. On December 20, 2018, a putative securities class action lawsuit was filed in the U.S. District Court for the Southern District of New York against Group Inc. and certain former officers of the firm alleging violations of the anti-fraud provisions of the Exchange Act with respect to Group Inc.’s disclosures concerning 1MDB and seeking unspecified damages. The plaintiffs filed the second amended complaint on October 28, 2019, which the defendants moved to dismiss on January 9, 2020. The firm is cooperating with the DOJ and all other governmental and regulatory investigations relating to 1MDB. The firm is also engaged in discussions with certain governmental and regulatory authorities with respect to potential resolution of their investigations and proceedings. There can be no assurance that the discussions will lead to resolution of any of those matters. Any such resolution, as well as proceedings by the DOJ or other governmental or regulatory authorities, could result in the imposition of significant fines, penalties and other sanctions against the firm, including restrictions on the firm’s activities.

Interest Rate Swap Antitrust Litigation

Group Inc., GS&Co., GSI, GS Bank USA and Goldman Sachs Financial Markets, L.P. (GSFM) are among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The same Goldman Sachs entities also are among the defendants named in two antitrust actions relating to the trading of interest rate swaps, commenced in April 2016 and June 2018, respectively, in the U.S. District Court for the Southern District of New York by three operators of swap execution facilities and certain of their affiliates. These actions have been consolidated for pretrial proceedings. The complaints generally assert claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude exchange trading of interest rate swaps. The complaints in the individual actions also assert claims under state antitrust law. The complaints seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss the class and the first individual action and the district court dismissed the state common law claims asserted by the plaintiffs in the first individual action and otherwise limited the state common law claim in the putative class action and the antitrust claims in both actions to the period from 2013 to 2016. On November 20, 2018, the court granted in part and denied in part the defendants’ motion to dismiss the second individual action, dismissing the state common law claims for unjust enrichment and tortious interference, but denying dismissal of the federal and state antitrust claims. On March 13, 2019, the court denied the plaintiffs’ motion in the putative class action to amend their complaint to add allegations related to 2008-2012 conduct, but granted the motion to add limited allegations from 2013-2016, which the plaintiffs added in a fourth consolidated amended complaint filed on March 22, 2019. The plaintiffs in the putative class action moved for class certification on March 7, 2019.

Commodities-Related Litigation

GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014 and most recently amended on May 15, 2017, in the U.S. District Court for the Southern District of New York. The amended complaint generally alleges that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss the third consolidated amended complaint on July 21, 2017. GS&Co., GSI, J. Aron & Company and Metro, a previously consolidated subsidiary of Group Inc. that was sold in the fourth quarter of 2014, are among the defendants in a number of putative class and individual actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminum and aluminum trading. The complaints seek declaratory, injunctive and other equitable relief, as well as unspecified monetary damages, including treble damages. In December 2016, the district court granted defendants’ motions to dismiss as to all remaining claims. Certain plaintiffs subsequently appealed in December 2016. On August 27, 2019, the Second Circuit vacated the district court’s dismissals and remanded the case to district court for further proceedings.

Included by the Sponsor from the NFA Website and not provided by Goldman Sachs International:

TRS Case #17-001 (May 26, 2017) – Failure to report a canceled or amended transaction. 513-Cancelled trades and amended trade information. Fine of $1,000.

BLB Case #161 (August 12, 2016) – For trade date June 2, 2016, Goldman Sachs International did not notify nor receive prior approval to offset an error trade as required under BSEF Rule 516. Fine of $1,250.

Royal Bank of Canada (“RBC”)

RBC is a large global institution that is subject to many different complex legal and regulatory requirements that continue to evolve. RBC is and has been subject to a variety of legal proceedings, including civil claims and lawsuits, regulatory examinations, investigations, audits and requests for information by various governmental regulatory agencies and law enforcement authorities in various jurisdictions. Some of these matters may involve novel legal theories and interpretations and may be advanced under criminal as well as civil statutes, and some proceedings could result in the imposition of civil, regulatory enforcement or criminal penalties. RBC reviews the status of all proceedings on an ongoing basis and will exercise judgment in resolving them in such manner as RBC believes to be in its best interest. This is an area of significant judgment and uncertainty and the extent of its financial and other exposure to these proceedings after taking into account current accruals could be material to RBC’s results of operations in any particular period. The following is a description of RBC’s significant legal proceedings.

LIBOR regulatory investigations and litigation

Various regulators and competition and enforcement authorities around the world, including in Canada, the United Kingdom, and the U.S., are conducting investigations related to certain past submissions made by panel banks in connection with the setting of the U.S. dollar London interbank offered rate (LIBOR). These investigations focus on allegations of collusion between the banks that were on the panel to make submissions for certain LIBOR rates. Royal Bank of Canada is a member of certain LIBOR panels, including the U.S. dollar LIBOR panel, and has in the past been the subject of regulatory requests for information. In addition, Royal Bank of Canada and other U.S. dollar panel banks have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. The complaints in those private lawsuits assert claims against us and other panel banks under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. On December 20, 2016, the U.S. District Court for the Southern District of New York dismissed a substantial portion of the consolidated LIBOR class action on jurisdictional grounds and lack of standing. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.

Royal Bank of Canada Trust Company (Bahamas) Limited proceedings

On April 13, 2015, a French investigating judge notified Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas) of the issuance of an ordonnance de renvoi referring RBC Bahamas and other unrelated persons to the French tribunal correctionnel to face the charge of complicity in estate tax fraud relating to actions taken relating to a trust for which RBC Bahamas serves as trustee. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. On January 12, 2017, the French court acquitted all parties including RBC Bahamas, and on June 29, 2018, the French appellate court affirmed the acquittals. The French Prosecutor further appealed the decision to the French Supreme Court and we await a decision.

On October 28, 2016, Royal Bank of Canada was granted an exemption by the U.S. Department of Labor that will allow Royal Bank of Canada and its current and future affiliates to continue to qualify for the Qualified Professional Asset Manager exemption under the Employee Retirement Income Security Act despite any potential conviction of RBC Bahamas in the French proceeding for a temporary one year period from the date of conviction. An application to grant more lengthy exemptive relief is pending. RBC Bahamas continues to review the trustee’s and the trust’s legal obligations, including liabilities and potential liabilities under applicable tax and other laws. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of these matters; however, RBC believe that the ultimate resolution will not have a material effect on its consolidated financial position, although it may be material to its results of operations in the period it occurs.

Interchange fees litigation

Since 2011, seven proposed class actions have been commenced in Canada: Bancroft-Snell v. Visa Canada Corporation, et al., 9085-4886 Quebec Inc. v. Visa Canada Corporation, et al., Coburn and Watson’s Metropolitan Home v. Bank of America Corporation, et al. (Watson), Macaronies Hair Club and Laser Centre Inc. v. BofA Canada Bank, et al., 1023926 Alberta Ltd. v. Bank of America Corporation, et al., The Crown & Hand Pub Ltd. v. Bank of America Corporation, et al., and Hello Baby Equipment Inc. v. BofA Canada Bank, et al. The defendants in each action are VISA Canada Corporation (Visa), MasterCard International Incorporated (MasterCard), Royal Bank of Canada and other financial institutions. The plaintiff class members are Canadian merchants who accept Visa and/or MasterCard branded credit cards for payment. The actions allege, among other things, that from March 2001 to the present, Visa and MasterCard conspired with their issuing banks and acquirers to set default interchange rates and merchant discount fees and that certain rules (Honour All Cards and No Surcharge) have the effect of increasing the merchant discount fees. The actions include claims of civil conspiracy, breach of the Competition Act, interference with economic relations and unjust enrichment. The claims seek unspecified general and punitive damages. In Watson, a decision to partially certify the action as a class proceeding was released on March 27, 2014, and was appealed. On August 19, 2015, the British Columbia Court of Appeal struck the plaintiff class representative’s cause of action under section 45 of the Competition Act and reinstated the plaintiff class representative’s cause of action in civil conspiracy by unlawful means, among other rulings. In October 2016, the trial court in Watson denied a motion by the plaintiff to revive the stricken section 45 Competition Act claim, and also denied the plaintiff’s motion to add new causes of action. The Supreme Court of Canada declined the British Columbia class action plaintiffs’ request to appeal the decision striking the plaintiffs’ cause of action under section 45 of the Competition Act. The trial in the Watson proceeding has been rescheduled from October 14, 2019 to October 19, 2020.    In 9085-4886 Quebec Inc. v. Visa Canada Corporation, et al., the Quebec-court dismissed the Competition Act claims by Quebec merchants for post-2010 damages and certified a class action as to the remaining claims. The merchants appealed and on July 25, 2019, the Quebec Court of Appeal allowed the appeal to also authorize the merchants to proceed under section 45 of the Competition Act for claims after March 12, 2010 and for claims under section 49 of the Competition Act. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of this proceeding or the timing of its resolution.

Foreign exchange matters

Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks, including Royal Bank of Canada, regarding foreign exchange trading. On March 3, 2017, the Brazilian civil antitrust authority Administrative Council for Economic Defense (CADE) initiated a civil administrative proceeding against the Royal Bank of Canada and certain other financial institutions and individuals. Beginning in 2015, putative class actions were brought against Royal Bank of Canada and/or RBC Capital Markets, LLC in the United States and Canada. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behaviour in global foreign exchange trading.

In August 2018, the U.S. District Court entered a final order approving RBC Capital Markets’ pending settlement with class plaintiffs. In November 2018, certain institutional plaintiffs who had previously opted-out of participating in the settlement filed their own lawsuit in US District Court. The Canadian class actions and one other U.S. action that is purportedly brought on behalf of different classes of plaintiffs remain pending. In its discretion RBC may choose to resolve claims, litigations, or similar matters at any time. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of the Foreign Exchange Matters or the timing of their ultimate resolution. Panama Papers inquiries

Following media reports on the contents of files misappropriated from a Panamanian-based law firm, Mossack Fonseca & Co about special purpose entities associated with that firm, regulatory, tax and enforcement authorities are conducting inquiries. The inquiries focus on, among other issues, the potential use of such entities by third parties to avoid tax and disclosure obligations. Royal Bank of Canada has responded to information and document requests by a number of such authorities.

Inquiries on sales practices

RBC has received inquiries about its sales practices and related compensation arrangements. In addition, in March 2017, the Financial Consumer Agency of Canada announced that it will begin a review of sales practices in the Canadian federally regulated financial sector. The Office of the Superintendent of Financial Institutions is also involved in conducting this joint sales practices review. On March 20, 2018, the Financial Consumer Agency of Canada (FCAC) released their industry report on its review of sales practices.

Other matters

RBC is a defendant in a number of other actions alleging that certain of its practices and actions were improper. The lawsuits involve a variety of complex issues and the timing of their resolution is varied and uncertain. Management believes that RBC will ultimately be successful in resolving these lawsuits, to the extent that RBC is able to assess them, without material financial impact to the Bank.

This is, however, an area of significant judgment and the potential liability resulting from these lawsuits could be material to its results of operations in any particular period.

Various other legal proceedings are pending that challenge certain of its other practices or actions. While this is an area of significant judgment and some matters are currently inestimable, RBC considers that the aggregate liability, to the extent that RBC is able to assess it, resulting from these other proceedings will not be material to its consolidated financial position or results of operations.

APPENDIX A—GLOSSARY OF DEFINED TERMS

The Glossary of Defined Terms below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended
1934 Act	Securities Exchange Act of 1934, as amended
1940 Act	Investment Company Act of 1940, as amended
Administrator	The Bank of New York Mellon, as administrator for the Funds
Advisers Act	The Investment Advisers Act of 1940
Authorized Participant	Those who may purchase ( i.e., create) or redeem Creation Units directly from the Funds
Authorized Participant Agreement	The agreement that is entered into between an Authorized Participant, the Sponsor and the Trust that allows an Authorized Participant to purchase or redeem Creation Units directly from the Funds
Authorized Participant Procedures Handbook	A handbook that details the procedures for placing and processing Purchase Orders and Redemption Orders in Creation Units
BNYM	The Bank of New York Mellon
Business Day	Any day on which the NAV of a specified Fund is determined.
Cboe	Chicago Board Options Exchange, Incorporated
CBOT	Chicago Board of Trade
CEA	Commodity Exchange Act, as amended
CFE	Cboe Futures Exchange
CFTC	United States Commodity Futures Trading Commission
CME	Chicago Mercantile Exchange
Code	Internal Revenue Code of 1986, as amended
Creation Unit	A block of 50,000 Shares that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.
Currency Fund	ProShares UltraShort Euro
Custodian	The Bank of New York Mellon, as custodian for the Funds
Distributor	SEI Investments Distribution Co., as distributor for the Funds
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
DSTA	Delaware Statutory Trust Act
DTC	Depository Trust Company
EMU	European Monetary Union
EU	European Union
Exchange	The exchange on which a Fund is primarily listed and traded ( i.e., NYSE Arca).
FCM	Futures Commission Merchant
Financial Instruments	Instruments whose value is derived from the value of an underlying asset, rate or benchmark, including futures contracts, swap agreements, forward contracts and other instruments.
FINRA	Financial Industry Regulatory Authority, Inc.
Fund(s)	One or more of the series of the Trust offered herein.
Gold Subindex	The Bloomberg Gold Subindex
ICE	Intercontinental Exchange
IRS	United States Internal Revenue Service

A-1

NAV	Net Asset Value
NFA	National Futures Association
NSCC	National Securities Clearing Corporation
NYMEX	New York Mercantile Exchange
NYSE	New York Stock Exchange
NYSE Arca	NYSE Arca Equities, Inc.
Oil Funds	ProShares Ultra Bloomberg Crude oil and ProShares UltraShort Bloomberg Crude Oil
Oil Subindex	Bloomberg WTI Crude Oil Subindex
Other Fund	A series of the Trust that is not being offered pursuant to this registration statement.
PDI	ProFunds Distributors, Inc.
Precious Metals Funds	ProShares Ultra Gold and ProShares Ultra Silver
PTP	Publicly-traded partnership
Reference Asset Regulation	The underlying asset that is used to determine the value of a Financial Instrument. The income tax regulations promulgated under the Code.
SEC	United States Securities & Exchange Commission
SEI	SEI Investments Distribution Co.
Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of a Fund.
Silver Subindex	Bloomberg Silver Subindex
Sponsor	ProShare Capital Management LLC
Title VII	Title VII of Dodd-Frank
Transfer Agent	The Bank of New York Mellon, as transfer agent for the Funds
Trust	ProShares Trust II
Trust Agreement	The Amended and Restated Trust Agreement of ProShares Trust II, as amended by Amendment No. 1.
Trustee	Wilmington Trust Company
Ultra Fund(s)	The Precious Metals Funds and the Ultra Crude Oil Fund
Ultra Crude Oil Fund	ProShares Ultra Bloomberg Crude Oil
Ultra Gold Fund	ProShares Ultra Gold
Ultra Silver Fund	ProShares Ultra Silver
UltraShort Crude Oil Fund	ProShares UltraShort Bloomberg Crude Oil
UltraShort Euro Fund	ProShares UltraShort Euro
UltraShort Fund(s)	The Currency Fund and the UltraShort Crude Oil Fund
U.K.	United Kingdom
U.S.	United States of America

A-2

S-3A (March 31, 2020)

PROSHARES TRUST II

Common Units of Beneficial Interest

Title of Securities to be Registered	Benchmark	Proposed Maximum Aggregate Offering Price Per Fund
ProShares VIX Short-Term Futures ETF (VIXY)	S&P 500 ® VIX Short-Term Futures Index	$354,485,882
ProShares Ultra VIX Short-Term Futures ETF (UVXY)	S&P 500 ® VIX Short-Term Futures Index	$1,280,222,198
ProShares Short VIX Short-Term Futures ETF (SVXY)	S&P 500 ® VIX Short-Term Futures Index	$732,116,760

ProShares Trust II (the “Trust”) is a Delaware statutory trust organized into separate series. The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of any or all of the three series of the Trust listed above (each, a “Fund” and collectively, the “Funds”) or other series of the Trust. Shares represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. Each Fund’s Shares will be offered on a continuous basis. The Shares of each Fund are listed for trading on NYSE Arca, Inc. (the “Exchange”) under the ticker symbol shown above next to each Fund’s name. Please note that the Trust has series other than the Funds.

The ProShares VIX Short-Term Futures ETF (the “Matching Fund”) seeks investment results, before fees and expenses, that match the performance of the S&P 500 ® VIX Short-Term Futures Index (the “Index”). The ProShares Short VIX Short-Term Futures ETF (the “Short Fund”) seeks daily investment results, before fees and expenses, that correspond to one-half the inverse (-0.5x) of the performance of the Index for a single day, not for any other period. The ProShares Ultra VIX Short-Term Futures ETF (the “Ultra Fund”) seeks daily investment results, before fees and expenses, that correspond to one and one-half times (1.5x) the performance of the Index for a single day, not for any other period. The Short Fund and the Ultra Fund are sometimes referred to herein as the “Geared Funds.” A “single day” is measured from the time a Fund calculates its net asset value (“NAV”) to the time of the Fund’s next NAV calculation. The NAV calculation time for the Funds typically is 4:15 p.m. (Eastern Time). Please see the section entitled “Summary—Creation and Redemption Transactions” for additional details on the NAV calculation time for the Funds.

The Funds seek to achieve their respective investment objectives through the appropriate amount of exposure to the VIX futures contracts included in the Index. Each Fund also has the ability to engage in swap transactions, forward contracts and other instruments in order to achieve its investment objective, in the manner and to the extent described herein.

The Funds are not benchmarked to the widely referenced Cboe Volatility Index, commonly known as the “VIX.” The Index and the VIX are two separate indices and can be expected to perform very differently. As such, the Funds can be expected to perform very differently from the VIX or one and one-half times (1.5x) or one-half the inverse (-0.5x) of the performance of the VIX.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 6.

THE FUNDS PRESENT SIGNIFICANT RISKS NOT APPLICABLE TO OTHER TYPES OF FUNDS, INCLUDING RISKS RELATING TO INVESTING IN AND SEEKING EXPOSURE TO VIX FUTURES CONTRACTS. THE FUNDS ARE NOT APPROPRIATE FOR ALL INVESTORS. THE ULTRA FUND USES LEVERAGE AND IS RISKIER THAN SIMILARLY BENCHMARKED EXCHANGE-TRADED FUNDS THAT DO NOT USE LEVERAGE. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN A GEARED FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING DAILY INVESTMENT RESULTS AND THE IMPACT OF COMPOUNDING ON GEARED FUND PERFORMANCE.

THE RETURN OF EACH OF THE ULTRA FUND AND THE SHORT FUND FOR A PERIOD LONGER THAN A SINGLE DAY IS THE RESULT OF ITS RETURN FOR EACH DAY COMPOUNDED OVER THE PERIOD AND USUALLY WILL DIFFER IN AMOUNT AND POSSIBLY EVEN DIRECTION FROM THE FUND’S STATED MULTIPLE TIMES THE RETURN OF THE INDEX FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT.

THE FUNDS’ INVESTMENTS MAY BE ILLIQUID AND/OR HIGHLY VOLATILE AND THE FUNDS MAY EXPERIENCE LARGE LOSSES FROM BUYING, SELLING OR HOLDING SUCH INVESTMENTS. AN INVESTOR IN ANY OF THE FUNDS COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF HIS/HER INVESTMENT WITHIN A SINGLE DAY.

THE FUNDS GENERALLY ARE INTENDED TO BE USED ONLY FOR SHORT-TERM TIME HORIZONS. SHAREHOLDERS WHO INVEST IN THE FUNDS SHOULD ACTIVELY MANAGE AND MONITOR THEIR INVESTMENTS, AS FREQUENTLY AS DAILY.

An investor should only consider an investment in a Fund if he or she understands the consequences of seeking exposure to VIX futures contracts. The Funds are benchmarked to the S&P 500 VIX Short-Term Futures Index; the Funds are not benchmarked to the VIX. The S&P 500 VIX Short-Term Futures Index and the VIX are two separate indices and can be expected to perform very differently.

The VIX is a non-investable index that measures the implied volatility of the S&P 500. For these purposes, “implied volatility” is a measure of the expected volatility (i.e., the rate and magnitude of variations in performance) of the S&P 500 over the next 30 days. The VIX does not represent the actual volatility of the S&P 500. The VIX is calculated based on the prices of a constantly changing portfolio of S&P 500 put and call options. The S&P 500 VIX Short-Term Futures Index, the Index used by each Fund, consists of short-term VIX futures contracts. As such, the performance of the S&P 500 VIX Short-Term Futures Index can be expected to be very different from the actual volatility of the S&P 500, or the performance of the VIX, or one and one-half times (1.5x) or one-half the inverse (-0.5x) of the actual volatility of the S&P 500 or the performance of the VIX.

Unlike certain other asset classes that, in general, have historically increased in price over long periods of time, the volatility of the S&P 500 as measured by the VIX has historically reverted to a long-term average level over time. This means that the potential upside of an investment in a Fund may be limited. In addition, gains, if any, may be subject to significant and unexpected reversals. The Funds generally are intended to be used only for short-term investment horizons. Investors holding Shares of the Funds beyond short-term periods have an increased risk of losing all or a substantial portion of their investment.

The Ultra Fund seeks daily investment results, before fees and expenses, that correspond to one and one-half times (1.5x) the performance of the Index for a single day, not for any other period. The Short Fund seeks daily investment results, before fees and expenses, that correspond to one-half the inverse (-0.5x) of the performance of the Index for a single day, not for any other period. The return of each of the Ultra Fund and the Short Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ in amount and possibly even direction from the Fund’s stated multiple times the return of the Index for the same period. These differences can be significant. Daily compounding of the investment returns of each of the Ultra Fund and the Short Fund can dramatically and adversely affect its longer-term performance, especially during periods of high volatility. Volatility has a negative impact on Geared Fund performance and the volatility of the Index may be at least as important to the returns of the Ultra Fund and the Short Fund as the return of the Index. The Ultra Fund uses leverage and should produce returns for a single day that are more volatile than that of the Index. For example, the return for a single day of the Ultra Fund with its 1.5x multiple should be approximately one and one-half times as volatile for a single day as the return of a fund with an objective of matching the same Index.

Each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of the Fund.

NEITHER THE TRUST NOR ANY FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), AND NEITHER IS SUBJECT TO REGULATION THEREUNDER. SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE 1940 ACT. SEE RISK FACTOR ENTITLED “SHAREHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN AN INVESTMENT COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”)” IN PART ONE OF THIS PROSPECTUS FOR MORE INFORMATION.

Each Fund continuously offers and redeems Shares in blocks of 50,000 Shares (25,000 Shares with respect to the Matching Fund only) (each such block, a “Creation Unit”). Only Authorized Participants (as defined herein) may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and ProShare Capital Management LLC (the “Sponsor”). Shares are offered to Authorized Participants in Creation Units at each Fund’s respective NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

March 31, 2020

The Shares are neither interests in nor obligations of the Sponsor, Wilmington Trust Company, or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL, AT PAGE 45, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 45.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 6 THROUGH 32.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY, IN CERTAIN INSTANCES, BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

-i-

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS.

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PROSHARES TRUST II

PART ONE

OFFERED SERIES DISCLOSURE

-iii-

-iv-

PART ONE

OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information in this Prospectus before investing in Shares of any of the Funds, including the information under the caption “Risk Factors,” and all exhibits to this Prospectus and the information incorporated by reference in this Prospectus, including the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K, and the Quarterly Reports on Form 10-Q, and Current Reports, if any, on Form 8-K. Please see the section entitled “Incorporation by Reference of Certain Documents” in Part Two of this Prospectus.

For ease of reference, any references throughout this Prospectus to various actions taken by any or all of the Funds are actually actions taken by the Trust on behalf of such Funds.

Definitions used in this Prospectus can be found in the Glossary of Defined Terms in Appendix A and throughout this Prospectus.

Important Information About the Funds

THE FUNDS PRESENT SIGNIFICANT RISKS NOT APPLICABLE TO OTHER TYPES OF FUNDS, INCLUDING RISKS RELATING TO INVESTING IN VIX FUTURES CONTRACTS. THE FUNDS ARE NOT APPROPRIATE FOR ALL INVESTORS. THE ULTRA FUND USES LEVERAGE AND IS RISKIER THAN SIMILARLY BENCHMARKED EXCHANGE-TRADED FUNDS THAT DO NOT USE LEVERAGE. AN INVESTOR SHOULD ONLY CONSIDER AN INVESTMENT IN A GEARED FUND IF HE OR SHE UNDERSTANDS THE CONSEQUENCES OF SEEKING DAILY INVESTMENT RESULTS AND THE IMPACT OF COMPOUNDING ON GEARED FUND PERFORMANCE.

THE RETURN OF A GEARED FUND FOR A PERIOD LONGER THAN A SINGLE DAY IS THE RESULT OF ITS RETURN FOR EACH DAY COMPOUNDED OVER THE PERIOD AND USUALLY WILL DIFFER IN AMOUNT AND POSSIBLY EVEN DIRECTION FROM THE GEARED FUND’S STATED MULTIPLE TIMES THE RETURN OF THE INDEX FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT.

THE FUNDS’ INVESTMENTS MAY BE ILLIQUID AND/OR HIGHLY VOLATILE AND THE FUNDS MAY EXPERIENCE LARGE LOSSES FROM BUYING, SELLING OR HOLDING SUCH INVESTMENTS. AN INVESTOR IN ANY OF THE FUNDS COULD POTENTIALLY LOSE THE FULL PRINCIPAL VALUE OF HIS/HER INVESTMENT WITHIN A SINGLE DAY.

SHAREHOLDERS WHO INVEST IN THE FUNDS SHOULD ACTIVELY MANAGE AND MONITOR THEIR INVESTMENTS, AS FREQUENTLY AS DAILY.

All Funds

An investor should only consider an investment in a Fund if he or she understands the consequences of seeking exposure to VIX futures contracts. The Funds are benchmarked to the S&P 500 VIX Short-Term Futures Index; the Funds are not benchmarked to the VIX. The S&P 500 VIX Short-Term Futures Index and the VIX are two separate Indices and can be expected to perform very differently.

The VIX is a non-investable index that measures the implied volatility of the S&P 500. For these purposes, “implied volatility” is a measure of the expected volatility (i.e., the rate and magnitude of variations in performance) of the S&P 500 over the next 30 days. The VIX does not represent the actual volatility of the S&P 500. The VIX is calculated based on the prices of a constantly changing portfolio of S&P 500 put and call options. The S&P 500 VIX Short-Term Futures Index, the Index used by each Fund, consists of short-term VIX futures contracts. As such, the performance of the S&P 500 VIX Short-Term Futures Index, and therefore the performance of the Funds, can be expected to be very different from the actual volatility of the S&P 500 or the performance of the VIX. As a result, the performance of the Funds also can be expected to be very different from the actual volatility of the S&P 500, the performance of the VIX or one and one-half times (1.5x) or one-half the inverse (-0.5x) of the actual volatility of the S&P 500 or the performance of the VIX.

Unlike certain other asset classes that, in general, have historically increased in price over long periods of time, the volatility of the S&P 500 as measured by the VIX has historically reverted to a long-term average level over time. This means that the potential upside of an investment in a Fund may be limited. In addition, gains, if any, may be subject to significant and unexpected reversals. Investors holding Shares of the Funds beyond short-term periods have an increased risk of losing all or a substantial portion of their investment. The Funds generally are intended to be used only for short-term investment horizons. Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

Geared Funds

The Ultra Fund seeks daily investment results, before fees and expenses, that correspond to one and one-half times (1.5x) the performance of the Index for a single day, not for any other period. The Short Fund seeks daily investment results, before fees and expenses, that correspond to one-half the inverse (-0.5x) of the performance of the Index for a single day, not for any other period. The return of a Geared Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ in amount and possibly even direction from the Geared Fund’s stated multiple times the return of the Index for the same period. These differences can be significant. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance, especially during periods of high volatility. Volatility has a negative impact on Geared Fund performance and may be at least as important to a Geared Fund’s return for a period as the return of the Geared Fund’s underlying Index. The Ultra Fund uses leverage and should produce returns for a single day that are more volatile than that of the Index. For example, the return for a single day of the Ultra Fund with its 1.5x multiple should be approximately one and one-half times as volatile for a single day as the return of a fund with an objective of matching the same Index.

Overview

Fund Name	Index
ProShares VIX Short-Term Futures ETF	S&P 500® VIX Short-Term Futures Index
ProShares Ultra VIX Short-Term Futures ETF	S&P 500® VIX Short-Term Futures Index
ProShares Short VIX Short-Term Futures ETF	S&P 500® VIX Short-Term Futures Index

The Funds are benchmarked to the S&P 500 VIX Short-Term Futures Index (the “Index”), an investable index of VIX futures contracts. The Funds are not benchmarked to the VIX. The VIX is a non-investable index that measures the implied volatility of the S&P 500. The market’s current expectation of the possible rate and magnitude of movements in an index is commonly referred to as the “implied volatility” of the index. For these purposes, “implied volatility” is a measure of the expected volatility of the S&P 500 over the next 30 days. The VIX does not represent the actual or the realized volatility of the S&P 500. The VIX is calculated based on the prices of a constantly changing portfolio of S&P 500 put and call options. The Index consists of short-term VIX futures contracts.

THE PERFORMANCE OF THE INDEX AND THE FUNDS CAN BE EXPECTED TO BE VERY DIFFERENT FROM THE ACTUAL VOLATILITY OF THE S&P 500 OR THE PERFORMANCE OF THE VIX OR ONE AND ONE-HALF TIMES (1.5X) OR ONE-HALF THE INVERSE (-0.5X) OF THE ACTUAL VOLATILITY OF THE S&P 500 OR THE PERFORMANCE OF THE VIX.

The Matching Fund

The Matching Fund seeks investment results, before fees and expenses, that over time, match the performance of the Index.

The Ultra Fund

The Ultra Fund seeks daily investment results, before fees and expenses, that correspond to one and one-half times (1.5x) the performance of the Index for a single day, not for any other period. A “single day” is measured from the time the Fund calculates its NAV to the time of the Fund’s next NAV calculation. The NAV calculation time for the Funds typically is 4:15 p.m. (Eastern Time).

The Ultra Fund seeks to engage in daily rebalancing to position its portfolio so that its exposure to the Index is consistent with its daily investment objective. The impact of changes to the value of the Index each day will affect whether the Ultra Fund’s portfolio needs to be rebalanced. For example, if the level of the Index has risen on a given day, net assets of the Ultra Fund should rise. As a result, long exposure will need to be increased. Conversely, if the level of the Index has fallen on a given day, net assets of the Ultra Fund should fall. As a result, long exposure will need to be decreased. The time and manner in which the Ultra Fund rebalances its portfolio may vary from day to day depending upon market conditions and other circumstances at the discretion of the Sponsor.

DAILY REBALANCING AND THE COMPOUNDING OF EACH DAY’S RETURN OVER TIME MEANS THAT THE RETURN OF THE ULTRA FUND FOR A PERIOD LONGER THAN A SINGLE DAY WILL BE THE RESULT OF EACH DAY’S RETURNS COMPOUNDED OVER THE PERIOD, WHICH WILL VERY LIKELY DIFFER FROM ONE AND ONE-HALF TIMES (1.5X) THE RETURN OF THE INDEX FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT. THE ULTRA FUND WILL LOSE MONEY IF THE INDEX’S PERFORMANCE IS FLAT OVER TIME, AND THE FUND CAN LOSE MONEY REGARDLESS OF THE PERFORMANCE OF THE INDEX, AS A RESULT OF DAILY REBALANCING, THE INDEX’S VOLATILITY, COMPOUNDING AND OTHER FACTORS.

The Short Fund

The Short Fund seeks daily investment results, before fees and expenses, that correspond to one-half the inverse (-0.5x) of the performance of the Index for a single day, not for any other period. The Short Fund does not seek to achieve its stated objective over a period greater than a single day. A “single day” is measured from the time the Fund calculates its NAV to the time of the Fund’s next NAV calculation. The NAV calculation time for the Funds typically is 4:15 p.m. (Eastern Time). Please see the section entitled “Summary—Creation and Redemption Transactions” for additional details on the NAV calculation time for the Funds.

The Short Fund seeks to engage in daily rebalancing to position its portfolio so that its exposure to the Index is consistent with its daily investment objective. The impact of changes to the value of the Index each day will affect whether the Short Fund’s portfolio needs to be rebalanced. For example, if the level of the Index has risen on a given day, net assets of the Short Fund should fall. As a result, inverse exposure will need to be decreased. Conversely, if the level of the Index has fallen on a given day, net assets of the Short Fund should rise. As a result, inverse exposure will need to be increased. The time and manner in which the Short Fund rebalances its portfolio may vary from day to day depending upon market conditions and other circumstances at the discretion of the Sponsor.

DAILY REBALANCING AND THE COMPOUNDING OF EACH DAY’S RETURN OVER TIME MEANS THAT THE RETURN OF THE SHORT FUND FOR A PERIOD LONGER THAN A SINGLE DAY WILL BE THE RESULT OF EACH DAY’S RETURNS COMPOUNDED OVER THE PERIOD, WHICH WILL VERY LIKELY DIFFER FROM ONE-HALF THE INVERSE (-0.5X) OF THE RETURN OF THE INDEX FOR THE SAME PERIOD. THESE DIFFERENCES CAN BE SIGNIFICANT. THE SHORT FUND WILL LOSE MONEY IF THE INDEX’S PERFORMANCE IS FLAT OVER TIME, AND THE FUND CAN LOSE MONEY REGARDLESS OF THE PERFORMANCE OF THE INDEX, AS A RESULT OF DAILY REBALANCING, THE INDEX’S VOLATILITY, COMPOUNDING AND OTHER FACTORS.

All Funds

Each of the Funds intends to invest in Financial Instruments to gain the appropriate exposure to the Index in the manner and to the extent described herein. “Financial Instruments” are instruments whose value is derived from the value of an underlying asset, rate or benchmark (such asset, rate or benchmark, a “Reference Asset”) and include futures contracts, swap agreements, forward contracts and other instruments. The Funds will not directly invest in the VIX.

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of Financial Instruments that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives.

The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market conditions with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to the Index consistent with its investment objective, even during periods in which the Index is flat or moving in a manner which causes the value of a Fund to decline.

The Sponsor has the power to change a Fund’s investment objective, benchmark or investment strategy, and may liquidate a Fund, at any time, without shareholder approval, subject to applicable regulatory requirements.

ProShare Capital Management LLC, a Maryland limited liability company, serves as the Trust’s Sponsor and commodity pool operator. The principal office of the Sponsor and the Funds is located at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor and each of the Funds is (240) 497-6400.

Purchases and Sales in the Secondary Market

The Shares of each Fund are listed on NYSE Arca, Inc. (the “Exchange”) under the ticker symbols shown on the front cover of this Prospectus. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Shares with the Funds. Authorized Participants may create and redeem Shares only in blocks of 50,000 Shares (25,000 Shares with respect to the Matching Fund only) (each such block, a “Creation Unit”) in the Funds. An “Authorized Participant” is an entity that has entered into an Authorized Participant Agreement with the Trust and the Sponsor. Creation Units are offered to Authorized Participants at each Fund’s NAV. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund over time. Retail investors seeking to purchase or sell Shares on any day effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by SEI Investments Distribution Co. (“SEI” or the “Distributor”), generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not redeemable. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in proper form, as described in the Authorized Participant Agreement and the related Authorized Participant Procedures Handbook. The manner by which Creation Units are purchased and redeemed is governed by the terms of this Prospectus, the Authorized Participant Agreement and Authorized Participant Procedures Handbook. Creation and redemption orders are not effective until accepted by the Distributor and may be rejected or revoked. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with the Bank of New York Mellon (“BNYM”, the “Custodian”, the “Transfer Agent” and the “Administrator”), acting in its capacity as custodian of the Funds.

Creation and redemption transactions must be placed each day with SEI by the create/redeem cut-off time (stated below) to receive that day’s NAV, or earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before such cut-off time. See the section entitled “Net Asset Value” for additional information about NAV calculations.

Create/Redeem Cut-off	NAV Calculation Time
2:00 p.m. (Eastern Time)	4:15 p.m. (Eastern Time)

Breakeven Amounts

A Fund will be profitable only if returns from the Fund’s investments exceed its “breakeven amount.” Estimated breakeven amounts are set forth in the table below. The estimated breakeven amounts represent the estimated amount of trading income that each Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments. Estimated amounts do not represent actual results, which may be different. It is not possible to predict whether a Fund will break even at the end of the first twelve months of an investment or any other period. See “Charges—Breakeven Table,” beginning on page 45, for more detailed tables showing Breakeven Amounts.

Fund Name	Breakeven Amount (% Per Annum of Average Daily NAV)*†	Assumed Selling Price Per Share*	Breakeven Amount ($ for the Assumed Selling Price Per Share)*†
ProShares Ultra VIX Short-Term Futures ETF	0.09%	$15.00	0.01
ProShares Short VIX Short-Term Futures ETF	(0.00)%	$65.00	(0.00)
ProShares VIX Short-Term Futures ETF*	(0.00)%	$15.00	(0.00)

*

The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. The amount approximates the NAV of such Shares on February 20, 2020, rounded to the nearest $5. The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers in this chart have been rounded to the nearest 0.01.

†	Fees and expenses are less than the anticipated interest income, therefore the net trading gains that would be necessary to offset such expenses would be zero.

Important Tax Information

Please note that each Fund will distribute to each shareholder a Schedule K-1 that will contain information regarding the shareholder’s share of income and expense items of the Fund. Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require the assistance of an accountant or other tax preparer, at an additional expense to the shareholder.

RISK FACTORS

The Funds may be highly volatile and generally are intended for short-term investment purposes only.

Investing in the Funds involves significant risks not applicable to other types of investments. You could potentially lose the full principal value of your investment within a single day. Before you decide to purchase any Shares, you should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus.

These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risks Specific to the Geared Funds

In addition to the risks described elsewhere in this “Risk Factors” section, the following risks apply to the Geared Funds.

The use of leveraged positions increases risk and could result in the total loss of an investor’s investment within a single day.

The Ultra Fund utilizes leverage in seeking to achieve its investment objective and will lose more money in market environments adverse to its investment objective than funds that do not employ leverage. The more the Ultra Fund invests in leveraged positions, the more this leverage will magnify any losses on those investments. The Ultra Fund’s investments in these positions generally requires a small investment relative to the amount of investment exposure assumed. As a result, such investments may give rise to losses that exceed the amount invested in those instruments. The use of leveraged positions increases risk and could result in the total loss of an investor’s investment within a single day.

For example, because the Ultra Fund includes a one and one-half times (1.5x) multiplier, a single-day movement in the Index approaching 66.7% at any point in the day could result in the total loss or almost total loss of an investor’s investment if that movement is contrary to the investment objective of the UltraFund, even if the Index subsequently moves in an opposite direction, eliminating all or a portion of the movement. This would be the case with downward single-day or intraday movements in the Index, even if the Index maintains a level greater than zero at all times. It is not possible to predict when sudden large changes in the daily movement of a benchmark may occur.

Due to the compounding of daily returns, a Geared Fund’s returns over periods longer than a single day will likely differ in amount and possibly even direction from the Fund’s stated multiple times the return of the Index for such period.

Each of the Geared Funds is “geared” which means that each has an investment objective to seek daily investment results, before fees and expenses, that correspond to one and one-half times (1.5x) of the performance or one-half the inverse (-0.5x) of the performance of the Index for a single day. Each Geared Fund seeks investment results for a single day only, as measured from NAV calculation time to NAV calculation time, and not for any other period (see “Summary—Creation and Redemption Transactions” for the typical NAV calculation time of each Fund). The return of a Geared Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from one and one-half times (1.5x) or one-half the inverse (-0.5x) of the return of the Index for the same period. Compounding is the cumulative effect of applying investment gains and losses and income to the principal amount invested over time. Gains or losses experienced over a given period will increase or reduce the principal amount invested from which the subsequent period’s returns are calculated. The effects of compounding will likely cause the performance of a Geared Fund to differ from the Geared Fund’s stated multiple times the return of the Index for the same period. The effect of compounding becomes more pronounced as index volatility and holding period increase. The impact of compounding will impact each shareholder differently depending on the period of time an investment in a Geared Fund is held and the volatility of the index during the holding period of an investment in the Geared Fund.

A Geared Fund will lose money if the Index’s performance is flat over time, and a Geared Fund can lose money regardless of the performance of the Index, as a result of daily rebalancing, the Index’s volatility, compounding and other factors. Longer holding periods, higher index volatility, inverse exposure and greater leverage each affect the impact of compounding on a Geared Fund’s returns. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect performance, especially during periods of high volatility. Volatility has a negative impact on Geared Fund performance and the volatility of the Index may be at least as important to a Geared Fund’s return for a period as the return of the Index.

The Ultra Fund uses leverage and should produce daily returns that are more volatile than that of the Index. For example, the return for a single day of the Ultra Fund with its 1.5x multiple should be approximately one and one-half times as volatile for a single day as the return of a fund with an objective of matching the performance of the Index.

The Geared Funds are not appropriate for all investors and present significant risks not applicable to other types of funds. The Ultra Fund uses leverage and is riskier than similarly benchmarked exchange-traded funds that do not use leverage. An investor should only consider an investment in a Geared Fund if he or she understands the consequences of seeking leveraged or inverse investment results for a single day. Shareholders who invest in the Geared Funds should actively manage and monitor their investments, as frequently as daily.

The hypothetical examples below illustrate how daily geared fund returns can behave for periods longer than a single day. Each involves a hypothetical fund XYZ that seeks one and one-half times (1.5x) the daily performance of index XYZ, before fees and expenses. On each day, fund XYZ performs in line with its objective (one and one-half times (1.5x) the index’s daily performance before fees and expenses). Notice that, in the first example (showing an overall index loss for the period), over the entire seven-day period, the fund’s total return is more than one and one-half times the loss of the period return of the index. For the seven-day period, index XYZ lost 3.26% while fund XYZ lost -5.08% (versus -4.89% (or 1.5 x -3.26%)).

	Index XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	97.00	-3.00%	-4.50%	$95.50
Day 2	99.91	3.00%	4.50%	$99.80
Day 3	96.91	-3.00%	-4.50%	$95.31
Day 4	99.82	3.00%	4.50%	$99.60
Day 5	96.83	-3.00%	-4.50%	$95.11
Day 6	99.73	3.00%	4.50%	$99.39
Day 7	96.74	-3.00%	-4.50%	$94.92

Total Return		-3.26%	-5.08%

Similarly, in another example (showing an overall index gain for the period), over the entire seven-day period, the fund’s total return is less than one and one-half times (1.5x) that of the period return of the index. For the seven-day period, index XYZ gained 2.72% while fund XYZ gained 3.87% (versus 4.08% (or 1.5 x 2.72%)).

	Index XYZ		Fund XYZ
	Level	Daily Performance	Daily Performance	Net Asset Value
Start	100.00			$100.00
Day 1	103.00	3.00%	4.50%	$104.50
Day 2	99.91	-3.00%	-4.50%	$99.80
Day 3	102.91	3.00%	4.50%	$104.29
Day 4	99.82	-3.00%	-4.50%	$99.60
Day 5	102.81	3.00%	4.50%	$104.08
Day 6	99.73	-3.00%	-4.50%	$99.39
Day 7	102.72	3.00%	4.50%	$103.87

Total Return		2.72%	3.87%

These effects are caused by compounding, which exists in all investments, but has a more significant impact in geared funds. In general, during periods of higher Index volatility, compounding will cause the Ultra Fund’s returns for periods longer than a single day to be less than one and one-half times (1.5x) the return of the Index (or less than one-half the inverse (-0.5x) of the return of the Index for the Short Fund). This effect becomes more pronounced as volatility increases. Conversely, in periods of lower Index volatility (particularly when combined with higher index returns), the Ultra Fund’s returns over longer periods can be greater than one and one-half times (1.5x) the return of the Index (or greater than one-half the inverse (-0.5x) of the return of the Index for the Short Fund). Actual results for a particular period are also dependent on the magnitude of the Index return in addition to the Index volatility.

The graphs that follow illustrate this point. Each of the graphs shows a simulated hypothetical one-year performance of an index compared with the performance of a geared fund that perfectly achieves its geared daily investment objective. The graphs demonstrate that, for periods greater than a single day, a geared fund is likely to underperform or overperform (but not match) the index performance (or the inverse of the index performance) times the multiple stated as the daily fund objective. Investors should understand the consequences of holding daily rebalanced funds for periods longer than a single day and should actively manage and monitor their investments, as frequently as daily. A one-year period is used solely for illustrative purposes. Deviations from the index return (or the inverse of the index return) times the fund multiple can occur over periods as short as two days (each day as measured from NAV to NAV) and may also occur in periods of a single day or even intra-day. To isolate the impact of daily leveraged exposure, these graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leveraged or inverse exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (1.5x or -0.5x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses greater than zero percent were included, the fund’s performance would also be different than shown. Each of the graphs also assumes a volatility rate of 79%, which is an approximate average of the five-year historical volatility rate of the Index as of December 31, 2019. An index’s volatility rate is a statistical measure of the magnitude of fluctuations in its returns.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY INDEX OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHARTS BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., begins and ends the year at 0%), but the Ultra Fund (1.5x) is down.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY INDEX OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHARTS BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is down over the year, but the Ultra Fund (1.5x) is down less than one and one-half times the index.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is up over the year, but the Ultra Fund (1.5x) is up less than one and one-half times the index.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY INDEX OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHARTS BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY INDEX OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHARTS BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is flat or trendless over the year (i.e., begins and ends the year at 0%), but the Short Fund (-0.5x) is down.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is down over the year, but the Short Fund (-0.5x) is up less than one-half the inverse of the index.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY INDEX OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHARTS BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.

The graph above shows a scenario where the index, which exhibits day-to-day volatility, is up over the year, but the Short Fund (-0.5x) is down more than one-half the inverse of the index.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY INDEX OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHARTS BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.

The historical five year average volatility of the Index was approximately 79% as of December 31, 2019.

Historical average volatility does not predict future volatility, which may be higher or lower than historical averages.

Fund performance for periods greater than a single day can be estimated given any set of assumptions for the following factors: a) benchmark volatility; b) benchmark performance; c) period of time; d) financing rates associated with leveraged exposure; and e) other Fund expenses. The tables below illustrate the impact of two factors that affect a geared fund’s performance, index volatility and index return. Index volatility is a statistical measure of the magnitude of fluctuations in the returns of an index and is calculated as the standard deviation of the natural logarithms of one plus the index return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The table shows estimated fund returns for a number of combinations of index volatility and index return over a one-year period. To isolate the impact of daily leveraged or one-half inverse exposure, the graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent (to obtain required leveraged or inverse exposure) and cash reinvestment rates of zero percent; and c) the fund consistently maintaining perfect exposure (1.5x or -0.5x) as of the fund’s NAV time each day. If these assumptions were different, the fund’s performance would be different than that shown. If fund expenses, transaction costs and financing expenses were included, the fund’s performance would be different than shown. The first table below shows an example in which a geared fund has an investment objective to correspond (before fees and expenses) to one and one-half times (1.5x) the daily performance of an index. The geared fund could incorrectly be expected to achieve a 15% return on a yearly basis if the index return was 10%, absent the effects of compounding. However, as the table shows, with an index volatility of 40%, such a fund would return 8.7%. In the charts below, shaded areas represent those scenarios where a geared fund with the investment objective described will outperform (i.e., return more than) the index performance times the stated multiple in the fund’s investment objective; conversely, areas not shaded represent those scenarios where the fund will underperform (i.e., return less than) the index performance times the multiple stated as the daily fund objective.

Estimated Fund Return Over One Year When the Fund’s Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to One and One-Half Times (1.5x) the Performance of an Index For a Single Day.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS. NO REPRESENTATION IS BEING MADE THAT ANY INDEX OR FUND WILL OR IS LIKELY TO ACHIEVE GAINS OR LOSSES SIMILAR TO THOSE SHOWN OR WILL EXPERIENCE VOLATILITY SIMILAR TO THAT SHOWN. THE INFORMATION PROVIDED IN THE CHARTS BELOW IS FOR ILLUSTRATIVE PURPOSES ONLY.

One Year Index Performance	One and One-Half Times (1.5x) One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%	75%
-60%	-90.0%	-74.7%	-74.7%	-74.8%	-74.9%	-75.1%	-75.3%	-75.5%	-75.8%	-76.2%	-76.6%	-77.0%	-77.4%	-77.9%	-78.4%	-78.9%	-79.5%
-55%	-82.5%	-69.8%	-69.8%	-69.9%	-70.1%	-70.3%	-70.5%	-70.8%	-71.2%	-71.6%	-72.0%	-72.5%	-73.1%	-73.6%	-74.2%	-74.9%	-75.6%
-50%	-75.0%	-64.6%	-64.7%	-64.8%	-64.9%	-65.2%	-65.5%	-65.8%	-66.2%	-66.7%	-67.2%	-67.8%	-68.4%	-69.1%	-69.8%	-70.6%	-71.4%
-45%	-67.5%	-59.2%	-59.2%	-59.4%	-59.6%	-59.8%	-60.2%	-60.6%	-61.0%	-61.6%	-62.2%	-62.9%	-63.6%	-64.4%	-65.2%	-66.1%	-67.0%
-40%	-60.0%	-53.5%	-53.6%	-53.7%	-53.9%	-54.2%	-54.6%	-55.1%	-55.6%	-56.2%	-56.9%	-57.7%	-58.5%	-59.4%	-60.3%	-61.3%	-62.4%
-35%	-52.5%	-47.6%	-47.6%	-47.8%	-48.0%	-48.4%	-48.8%	-49.3%	-49.9%	-50.6%	-51.4%	-52.3%	-53.2%	-54.2%	-55.3%	-56.4%	-57.6%
-30%	-45.0%	-41.4%	-41.5%	-41.7%	-41.9%	-42.3%	-42.8%	-43.4%	-44.1%	-44.8%	-45.7%	-46.7%	-47.7%	-48.8%	-50.0%	-51.3%	-52.6%
-25%	-37.5%	-35.0%	-35.1%	-35.3%	-35.6%	-36.0%	-36.6%	-37.2%	-38.0%	-38.8%	-39.8%	-40.9%	-42.0%	-43.3%	-44.6%	-46.0%	-47.4%
-20%	-30.0%	-28.4%	-28.5%	-28.7%	-29.0%	-29.5%	-30.1%	-30.8%	-31.7%	-32.6%	-33.7%	-34.8%	-36.1%	-37.5%	-38.9%	-40.5%	-42.1%
-15%	-22.5%	-21.6%	-21.7%	-21.9%	-22.3%	-22.8%	-23.4%	-24.2%	-25.2%	-26.2%	-27.4%	-28.6%	-30.0%	-31.5%	-33.1%	-34.8%	-36.5%
-10%	-15.0%	-14.6%	-14.7%	-14.9%	-15.3%	-15.9%	-16.6%	-17.5%	-18.5%	-19.6%	-20.9%	-22.3%	-23.8%	-25.4%	-27.1%	-29.0%	-30.9%
-5%	-7.5%	-7.4%	-7.5%	-7.8%	-8.2%	-8.8%	-9.6%	-10.5%	-11.6%	-12.8%	-14.2%	-15.7%	-17.3%	-19.1%	-21.0%	-22.9%	-25.0%
0%	0.0%	0.0%	-0.1%	-0.4%	-0.8%	-1.5%	-2.3%	-3.3%	-4.5%	-5.8%	-7.3%	-8.9%	-10.7%	-12.6%	-14.7%	-16.8%	-19.0%
5%	7.5%	7.6%	7.5%	7.2%	6.7%	6.0%	5.1%	4.0%	2.8%	1.3%	-0.3%	-2.0%	-3.9%	-6.0%	-8.2%	-10.5%	-12.9%
10%	15.0%	15.4%	15.3%	14.9%	14.4%	13.7%	12.7%	11.5%	10.2%	8.7%	6.9%	5.0%	3.0%	0.8%	-1.5%	-4.0%	-6.6%
15%	22.5%	23.3%	23.2%	22.9%	22.3%	21.5%	20.5%	19.2%	17.8%	16.1%	14.3%	12.3%	10.1%	7.7%	5.3%	2.6%	-0.1%
20%	30.0%	31.5%	31.3%	31.0%	30.3%	29.5%	28.4%	27.1%	25.6%	23.8%	21.8%	19.7%	17.4%	14.9%	12.2%	9.4%	6.5%
25%	37.5%	39.8%	39.6%	39.2%	38.6%	37.7%	36.5%	35.1%	33.5%	31.6%	29.5%	27.2%	24.8%	22.1%	19.3%	16.3%	13.2%
30%	45.0%	48.2%	48.1%	47.7%	47.0%	46.0%	44.8%	43.3%	41.6%	39.6%	37.4%	35.0%	32.3%	29.5%	26.5%	23.3%	20.0%
35%	52.5%	56.9%	56.7%	56.3%	55.5%	54.5%	53.2%	51.7%	49.8%	47.7%	45.4%	42.8%	40.0%	37.0%	33.9%	30.5%	27.0%
40%	60.0%	65.7%	65.5%	65.0%	64.3%	63.2%	61.8%	60.2%	58.2%	56.0%	53.5%	50.8%	47.9%	44.7%	41.4%	37.8%	34.1%
45%	67.5%	74.6%	74.4%	73.9%	73.1%	72.0%	70.6%	68.8%	66.8%	64.4%	61.8%	59.0%	55.9%	52.6%	49.0%	45.3%	41.4%
50%	75.0%	83.7%	83.5%	83.0%	82.2%	81.0%	79.5%	77.6%	75.5%	73.0%	70.3%	67.3%	64.0%	60.5%	56.8%	52.9%	48.8%
55%	82.5%	93.0%	92.8%	92.3%	91.4%	90.1%	88.5%	86.6%	84.3%	81.7%	78.9%	75.7%	72.3%	68.6%	64.7%	60.6%	56.3%
60%	90.0%	102.4%	102.2%	101.6%	100.7%	99.4%	97.7%	95.7%	93.3%	90.6%	87.6%	84.3%	80.7%	76.8%	72.7%	68.4%	63.9%

Estimated Fund Return Over One Year When the Fund’s Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to One-Half the Inverse (-0.5x) of the Performance of an Index For a Single Day.

One Year Index Performance	One-Half the Invers (-0.5x) One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%	75%
-60%	30.0%	58.1%	58.0%	57.5%	56.8%	55.8%	54.5%	52.9%	51.0%	48.9%	46.6%	44.0%	41.2%	38.1%	34.9%	31.6%	28.0%
-55%	27.5%	49.1%	48.9%	48.5%	47.8%	46.9%	45.6%	44.1%	42.4%	40.4%	38.2%	35.7%	33.1%	30.2%	27.2%	24.0%	20.7%
-50%	25.0%	41.4%	41.3%	40.9%	40.2%	39.3%	38.1%	36.7%	35.1%	33.2%	31.1%	28.8%	26.3%	23.6%	20.7%	17.7%	14.5%
-45%	22.5%	34.8%	34.7%	34.3%	33.7%	32.8%	31.7%	30.4%	28.8%	27.0%	25.0%	22.8%	20.4%	17.8%	15.1%	12.2%	9.2%
-40%	20.0%	29.1%	29.0%	28.6%	28.0%	27.2%	26.1%	24.8%	23.3%	21.6%	19.7%	17.5%	15.3%	12.8%	10.2%	7.4%	4.5%
-35%	17.5%	24.0%	23.9%	23.6%	23.0%	22.2%	21.2%	19.9%	18.5%	16.8%	15.0%	12.9%	10.7%	8.4%	5.9%	3.2%	0.4%
-30%	15.0%	19.5%	19.4%	19.1%	18.5%	17.7%	16.8%	15.6%	14.2%	12.6%	10.8%	8.8%	6.7%	4.4%	2.0%	-0.5%	-3.2%
-25%	12.5%	15.5%	15.4%	15.0%	14.5%	13.8%	12.8%	11.6%	10.3%	8.7%	7.0%	5.1%	3.1%	0.9%	-1.4%	-3.9%	-6.5%
-20%	10.0%	11.8%	11.7%	11.4%	10.9%	10.1%	9.2%	8.1%	6.8%	5.3%	3.6%	1.8%	-0.2%	-2.3%	-4.6%	-7.0%	-9.5%
-15%	7.5%	8.5%	8.4%	8.1%	7.6%	6.9%	6.0%	4.9%	3.6%	2.1%	0.5%	-1.2%	-3.2%	-5.2%	-7.4%	-9.7%	-12.2%
-10%	5.0%	5.4%	5.3%	5.0%	4.5%	3.8%	3.0%	1.9%	0.7%	-0.7%	-2.3%	-4.0%	-5.9%	-7.9%	-10.0%	-12.3%	-14.6%
-5%	2.5%	2.6%	2.5%	2.2%	1.7%	1.1%	0.2%	-0.8%	-2.0%	-3.4%	-4.9%	-6.6%	-8.4%	-10.4%	-12.4%	-14.6%	-16.9%
0%	0.0%	0.0%	-0.1%	-0.4%	-0.8%	-1.5%	-2.3%	-3.3%	-4.5%	-5.8%	-7.3%	-8.9%	-10.7%	-12.6%	-14.7%	-16.8%	-19.0%
5%	-2.5%	-2.4%	-2.5%	-2.8%	-3.2%	-3.9%	-4.7%	-5.6%	-6.8%	-8.1%	-9.5%	-11.1%	-12.9%	-14.7%	-16.7%	-18.8%	-21.0%
10%	-5.0%	-4.7%	-4.7%	-5.0%	-5.5%	-6.1%	-6.9%	-7.8%	-8.9%	-10.2%	-11.6%	-13.2%	-14.9%	-16.7%	-18.6%	-20.7%	-22.8%
15%	-7.5%	-6.7%	-6.8%	-7.1%	-7.5%	-8.1%	-8.9%	-9.8%	-10.9%	-12.2%	-13.6%	-15.1%	-16.7%	-18.5%	-20.4%	-22.4%	-24.5%
20%	-10.0%	-8.7%	-8.8%	-9.1%	-9.5%	-10.1%	-10.8%	-11.7%	-12.8%	-14.0%	-15.4%	-16.9%	-18.5%	-20.2%	-22.1%	-24.0%	-26.1%
25%	-12.5%	-10.6%	-10.6%	-10.9%	-11.3%	-11.9%	-12.6%	-13.5%	-14.6%	-15.8%	-17.1%	-18.6%	-20.1%	-21.9%	-23.7%	-25.6%	-27.6%
30%	-15.0%	-12.3%	-12.4%	-12.6%	-13.0%	-13.6%	-14.3%	-15.2%	-16.2%	-17.4%	-18.7%	-20.1%	-21.7%	-23.4%	-25.1%	-27.0%	-29.0%
35%	-17.5%	-13.9%	-14.0%	-14.3%	-14.7%	-15.2%	-15.9%	-16.8%	-17.8%	-18.9%	-20.2%	-21.6%	-23.2%	-24.8%	-26.5%	-28.4%	-30.3%
40%	-20.0%	-15.5%	-15.6%	-15.8%	-16.2%	-16.7%	-17.4%	-18.3%	-19.3%	-20.4%	-21.7%	-23.0%	-24.5%	-26.2%	-27.9%	-29.7%	-31.6%
45%	-22.5%	-17.0%	-17.0%	-17.3%	-17.7%	-18.2%	-18.9%	-19.7%	-20.7%	-21.8%	-23.0%	-24.4%	-25.9%	-27.4%	-29.1%	-30.9%	-32.7%

One Year Index Performance	One-Half the Invers (-0.5x) One Year Index Performance	Index Volatility
		0%	5%	10%	15%	20%	25%	30%	35%	40%	45%	50%	55%	60%	65%	70%	75%
50%	-25.0%	-18.4%	-18.4%	-18.7%	-19.0%	-19.6%	-20.2%	-21.1%	-22.0%	-23.1%	-24.3%	-25.7%	-27.1%	-28.7%	-30.3%	-32.1%	-33.9%
55%	-27.5%	-19.7%	-19.8%	-20.0%	-20.4%	-20.9%	-21.5%	-22.3%	-23.3%	-24.4%	-25.6%	-26.9%	-28.3%	-29.8%	-31.4%	-33.2%	-35.0%
60%	-30.0%	-20.9%	-21.0%	-21.2%	-21.6%	-22.1%	-22.8%	-23.6%	-24.5%	-25.5%	-26.7%	-28.0%	-29.4%	-30.9%	-32.5%	-34.2%	-36.0%

The foregoing tables are intended to isolate the effect of index volatility and index performance on the return of leveraged or inverse funds. The Geared Funds’ actual returns may be greater or less than the returns shown above.

Correlation Risks Specific to the Geared Funds.

In order to achieve a high degree of correlation with the Index, each Geared Fund seeks to rebalance its portfolio daily to keep exposure consistent with its investment objective. Being materially under or overexposed to the Index may prevent a Geared Fund from achieving a high degree of correlation with the Index. Market disruptions or closures, large movements of assets into or out of a Geared Fund, regulatory restrictions, market volatility, accountability levels, position limits, and daily price fluctuation limits set by the exchanges and other factors will adversely affect a Geared Fund’s ability to adjust exposure to requisite levels. The target amount of portfolio exposure may be impacted by changes to the value of the Index each day. Other things being equal, more significant movement in the value of its benchmark, up or down, will require more significant adjustments to a Fund’s portfolio. Because of this, it is unlikely that a Geared Fund will be perfectly exposed (i.e., 1.5x or -0.5x, as applicable) at the end of each day, and the likelihood of being materially under- or overexposed is higher on days when the index levels are volatile at or near the close of the trading day. These risks are particularly acute for the Geared Funds due to the high degree of volatility in VIX futures contracts.

Each Geared Fund seeks to rebalance its portfolio on a daily basis. The time and manner in which a Geared Fund rebalances its portfolio may vary from day to day at the discretion of the Sponsor depending upon market conditions and other circumstances. Unlike other funds that do not rebalance their portfolios as frequently, the Geared Funds may be subject to increased trading costs associated with daily portfolio rebalancings. The effects of these trading costs have been estimated and included in the Breakeven Table. See “Charges—Breakeven Table” below.

For general correlation risks applicable to each Fund, including the Matching Fund, please see the risk factor herein entitled “Several factors may affect a Fund’s ability to closely track the Index on a consistent basis.”

Changes to the Index and the Daily Rebalancing of the Geared Funds May Impact Trading in the Underlying Futures Contracts

Changes to the Index and daily rebalancing may cause the Geared Funds to adjust their portfolio positions. This trading activity will contribute to the trading volume of the underlying futures contracts and may adversely affect the market price of such underlying futures contracts.

Intraday Price/Performance Risk.

The intraday performance of Shares traded in the secondary market generally will be different from the performance of a Geared Fund when measured from one NAV calculation-time to the next. When Shares are bought intraday, the performance of such Shares relative to its index until the Geared Fund’s next NAV calculation time likely will be greater than or less than the Fund’s stated daily multiple times the performance of its index. These differences can be significant.

Risks Applicable to Investing in VIX Futures Contracts

VIX futures contracts can be highly volatile and the Funds may experience sudden and large losses when buying, selling or holding such instruments; you can lose all or a portion of your investment within a single day.

Investments linked to equity market volatility, including VIX futures contracts, can be highly volatile and may experience sudden, large and unexpected losses. For example, in 2018 the Index, which is comprised of VIX futures contracts, had its largest one-day move ever of approximately 96%. In the future, the Index could have even larger single-day or intraday moves, up or down, that could cause investors to lose all or a substantial portion of their investment in a short period of time. VIX futures contracts are unlike traditional futures contracts and are not based on a tradable reference asset. The VIX is not directly investable, and the settlement price of a VIX futures contract is based on the calculation that determines the level of the VIX. As a result, the behavior of a VIX futures contract may be different from a traditional futures contract whose settlement price is based on a specific tradable asset and may differ from an investor’s expectations. The market for VIX futures contracts may fluctuate widely based on a variety of factors including changes in overall market movements, political and economic events and policies, wars, acts of terrorism, natural disasters, changes in interest rates or inflation rates. High volatility may have an adverse impact on the performance of the Funds. The UltraFund’s leverage factor (1.5x) increases the potential for loss on an investment in this Fund. An investor in any of the Funds could potentially lose the full principal of his or her investment within a single day.

Daily rebalancing of the futures contracts underlying the Index may impact trading in the underlying futures contracts.

The daily rebalancing of the futures contracts underlying the Index may impact trading in such futures contracts. For example, such trading may cause Futures Commission Merchants (“FCMs”) to adjust their hedges. The trading activity associated with such transactions will contribute to the existing trading volume of the underlying futures contracts and may adversely affect the market price of such underlying futures contracts and in turn the level of the Index.

The Funds generally are intended to be used as trading tools for short-term investment horizons and investors holding shares of the Fund over longer-term periods may be subject to increased risk of loss.

The Funds generally are intended to be used only for short-term investment horizons. An investor in the Funds can lose all or a substantial portion of his or her investment within a single day. The longer an investor’s holding period in these Funds, the greater the potential for loss.

The Funds are benchmarked to the Index. They are not benchmarked to the VIX; the performance of the Funds should be expected to vary from the performance of the VIX. As a result, the Index and each Fund should be expected to perform very differently from the VIX over all periods of time.

The performance of the Index is based on the value of the VIX short-term futures contracts (“VIX futures contracts”) that comprise the Index. While there is a relationship between the performance of the Index and future levels of the VIX, the performance of the Index is not directly linked to the performance of the VIX, to the realized volatility of the S&P500® or to the options that underlie the calculation of the VIX. As a result, the Index and each Fund should be expected to perform very differently from the VIX over all periods of time. In many cases, the Index (and thus the Funds) will underperform the VIX. Further, the performance of the Index and each Fund should not be expected to represent the realized volatility of the S&P500® or any multiple or inverse thereof.

The VIX seeks to measure the market’s current expectation of 30-day volatility of the S&P 500® Index, as reflected by the prices of near-term S&P500® options. The market’s current expectation of the possible rate and magnitude of movements in an index is commonly referred to as the “implied volatility” of the index. Because S&P500® options derive value from the possibility that the S&P500® may experience movement before such options expire, the prices of near-term S&P 500® options are used to calculate the implied volatility of the S&P 500®.

Unlike many indexes, the VIX is not an investable index. It is not practical to invest in the VIX as it is comprised of a constantly changing portfolio of options on the S&P500®. Rather, the VIX is designed to serve as a market volatility forecast. The Funds are not benchmarked to the performance of the VIX or the realized volatility of the S&P500® and, in fact, can be expected to perform very differently from the VIX and the realized volatility of the S&P500® over all periods of time.

The prices of futures contracts based on a non-investable index such as the VIX may behave differently from the prices of futures contracts whose settlement price is based on a tradeable asset.

As noted, each Fund is benchmarked against an underlying index of VIX short-term futures contracts. The value of a VIX futures contract is based on the expected value of the VIX at a future point in time, specifically the expiration date of the VIX futures contract. Therefore, a VIX futures contract represents the forward implied volatility of the VIX, and therefore the forward implied volatility of the S&P500®, over the 30-day period following the expiration of such contract. As a result, a change in the VIX today will not necessarily result in a corresponding movement in the price of VIX futures contracts since the price of the VIX futures contracts is based on expectations of the performance of the VIX at a future point in time. For example, a VIX futures contract purchased in March that expires in May, in effect, is a forward contract on what the level of the VIX, as a measure of 30-day implied volatility of the S& P500®, will be on the May expiration date. The forward volatility reading of the VIX may not correlate directly to the current volatility reading of the VIX because the implied volatility of the S&P500® at a future expiration date may be different from the current implied volatility of the S&P500®. As a result, the Index and each Fund should be expected to perform very differently from the VIX over all periods of time.

It has been reported that in 2018 various U.S. regulators commenced inquiries into whether the VIX Index has been manipulated by one or more financial firms and algorithmic traders, and that a number of private lawsuits have been filed against the Cboe alleging the manipulation of the VIX Index. The regulators have not yet made public any determinations. On January 27, 2020, a federal judge dismissed a private lawsuit with prejudice. See In re Chicago Board Options Exchange Volatility Index Manipulation

Antitrust Litigation, Northern District of Illinois, No. 18-04171. The Trust and the Sponsor cannot predict the outcome of these reported inquiries and private lawsuits. Any finding of manipulation of the VIX Index could materially adversely affect the Funds’ investments and their ability to continue to implement their trading strategy and achieve their investment objectives.

The level of the VIX has historically reverted to a long-term mean (i.e., average) and any increase or decrease in the level of the VIX will likely continue to be constrained.

In the past, the level of the VIX has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. As such, the potential upside of long or short exposure to VIX futures contracts may be limited as the performance of VIX reverts to its long-term average. In addition, any gains may be subject to significant and unexpected reversals as the VIX reverts to its long term mean.

When economic uncertainty or other market risks increase, or are expected to increase, and there is an associated increase in expected volatility, the price of VIX futures contracts has historically tended to increase. Similarly, when economic uncertainty or other market risks recede, or are expected to recede, and there is an associated decrease in expected volatility, the price of VIX futures contracts has historically tended to decrease. Historically, each of these patterns have tended to reverse. These reversals may be significant and unexpected and have a negative impact on the performance of a Fund.

Potential negative impact from rolling futures positions; there have been extended periods in the past where the strategies utilized by the Funds have caused significant and sustained losses.

Each Fund invests in or has exposure to VIX futures contracts and is subject to risks related to “rolling” such futures contracts, which is the process by which a Fund closes out a futures position prior to its expiration month and purchases an identical futures contract with a later expiration date. The Funds do not intend to hold futures contracts through expiration, but instead intend to “roll” their respective positions as they approach expiration. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. As explained further below, the price of futures contracts further from expiration may be higher (a condition known as “contango”) or lower (a condition known as “backwardation”), which can impact the Funds’ returns.

When the market for these futures contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby futures contract would take place at a price that is lower than the price of the more distant futures contract. This pattern of higher prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby futures contract would take place at a price that is higher than the price of the more distant futures contract. This pattern of higher prices for shorter expiration futures contracts is referred to as “backwardation.” The presence of contango in the relevant futures contracts at the time of rolling would be expected to adversely affect the Funds with long positions, and positively affect the Funds with short positions. Similarly, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Funds with short positions and positively affect the Funds with long positions.

There have been extended periods in which contango or backwardation has existed in the VIX futures contract markets, and such periods can be expected to occur in the future. These extended periods have caused in the past, and may cause in the future, significant and sustained losses. Additionally, because of the frequency with which the Funds may roll futures contracts, the impact of such contango or backwardation on Fund performance may be greater than it would have been if the Funds rolled futures contracts less frequently.

The value of the Shares of each Fund relates directly to the value of, and realized gain or loss from, the Financial Instruments and other assets held by such Fund. Fluctuations in the price of these Financial Instruments or assets could materially adversely affect an investment in the Shares.

Several factors may affect the price and/or liquidity of VIX futures contracts and other assets, if any, owned by a Fund, including, but not limited to:

•

Prevailing market prices and forward volatility levels of the U.S. stock markets, the S&P 500, the equity securities included in the S&P 500 and prevailing market prices of options on the S&P 500, the VIX, options on the VIX, the relevant VIX futures contracts, or any other financial instruments related to the S&P 500 and the VIX or VIX futures contracts;

•	Interest rates and investors’ expectations concerning interest rates;

•	Inflation rates and investors’ expectations concerning inflation rates;

•

Economic, financial, political, regulatory, geographical, judicial and other events that affect the level of the Index or the market price or forward volatility of the U.S. stock markets, the equity securities included in the S&P 500, the S&P 500, the VIX or the relevant futures or option contracts on the VIX;

•	Supply and demand as well as hedging activities in the listed and over-the-counter (“OTC”) equity derivatives markets;

•	The level of margin requirements;

•	The position limits imposed by futures exchanges and any position or risk limits imposed by Futures Commission Merchants (“FCMs”);

•	Disruptions in trading of the S&P 500, futures contracts on the S&P 500 or options on the S&P 500; and

•	The level of contango or backwardation in the VIX futures contracts market.

Each of these factors could have a negative impact on the value of a Fund. These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor.

The value of the Shares of each Fund relates directly to the value of, and realized gain or loss from, the Financial Instruments and other assets held by each Fund. Several factors may affect the price and/or liquidity of futures or swap contracts and other assets, if any, owned by each Fund, including, but not limited to, the risks specific to VIX futures contracts, above, and the following additional risks:

•

Supply and demand of the Financial Instruments, which may be influenced by forward selling by commodities producers and purchases made by the commodities producers’ to unwind their hedge positions, as well as production and cost levels in the relevant major markets of the Financial Instruments and their underlying assets;

•	Global or regional political, economic, or financial events and situations;

•	Acts of God;

•	Weather and other environmental conditions; and

•	Investment and trading activities of mutual funds, hedge funds and other market participants.

Each of these factors could have a negative impact on the value of a Fund. These factors interrelate in complex ways, and the effect of one factor on the market value of a Funds may offset or enhance the effect of another factor.

Margin requirements for VIX futures contracts and position limits imposed by FCMs may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective.

The term “margin” refers to the minimum amount a Fund must deposit and maintain with its FCM in order to establish an open position in futures contracts. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a percentage of the aggregate purchase or sales price of the contract.

An FCM may compute margin requirements multiple times per day and at least once per day. When a Fund has an open futures contract position, it is subject to daily variation margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts require only a small initial investment in the form of a deposit or initial margin, they involve a high degree of leverage. A Fund with open positions is subject to maintenance or variation margin on its open positions. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the FCM. If the margin call is not met within a reasonable time, the FCM may close out a Fund’s position. If a Fund has insufficient cash to meet daily variation margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. Futures markets are highly volatile and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.

VIX futures contracts in particular have been subject to periods of sudden and extreme volatility. As a result, margin requirements for VIX futures contracts are higher than those for most other types of futures contracts. In addition, the FCMs utilized by the Funds may impose margin requirements in addition to those imposed by the clearinghouse. Margin requirements are subject to change, and may be raised in the future by either or both of the clearinghouse and the FCMs. High margin requirements could prevent a Fund from obtaining sufficient exposure to VIX futures contracts and may adversely affect a Fund’s ability to achieve its investment objective. An FCM’s failure to return required margin to a Fund on a timely basis may cause such Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption.

Futures contracts are subject to liquidity risk. Certain of the FCMs utilized by the Funds have imposed their own “position limits” on the Funds. Position limits restrict the amount of exposure to futures contracts the Fund can obtain through such FCMs. As a result, a Fund may need to transact through a number of FCMs to achieve its investment objective. If enough FCMs are not willing to transact with a Fund, or if the position limits imposed by such FCMs do not provide sufficient exposure, a Fund may not be able to achieve its investment objective.

Risks Applicable to All Funds

Each Fund seeks to achieve its investment objective even during periods when the performance of the Index is flat or when the Index is moving in a manner that may cause the value of the Fund to decline.

The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to the Index consistent with its investment objective. This is the case even during periods in which the Index is flat or moving in a manner which causes the value of a Fund to decline. A Fund can lose money regardless of the performance of the Index, due to the effects of daily rebalancing, volatility, compounding and other factors.

Correlation and Performance Risks

While the Funds seek to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlates to a Fund’s objective, including the Sponsor’s ability to enter into new futures positions and swap contracts to replace exposure that has been reduced or terminated by a future commission merchant or counterparty to the Fund; (2) an imperfect correlation between the performance of the Financial Instruments held by a Fund and the performance of the Index; (3) bid-ask spreads on such Financial Instruments; (4) fees, expenses, transaction costs, financing costs and margin requirements associated with the use of Financial Instruments and commission costs; (5) holding or trading Financial Instruments in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) changes to the Index that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; (10) accounting standards; (11) differences caused by a Fund obtaining exposure to only a representative sample of the components of the Index, overweighting or underweighting certain components of the Index or obtaining exposure to assets that are not included in the Index; (12) large movements of assets into and/or out of a Fund; and (13) events such as natural disasters or epidemics that can be highly disruptive to economies, markets, and companies including, but not limited to, the Sponsor and third party service providers.

Being materially under- or overexposed to the Index may prevent such Funds from achieving a high degree of correlation with the Index. Market disruptions or closures, large movements of assets into or out of the Funds, regulatory restrictions, or market volatility and other factors will adversely affect such Funds’ ability to maintain a high degree of correlation.

Additional factors may impact a Geared Fund’s ability to achieve a high correlation to the Index, see “Correlation Risks Specific to the Geared Funds” herein.

Possible illiquid markets may cause or exacerbate losses.

Financial Instruments cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Market disruptions or volatility can also make it difficult to liquidate a position or find a swap counterparty at a reasonable cost.

Market illiquidity may cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that each Fund will typically invest in Financial Instruments related to a single benchmark, which in many cases is highly concentrated. Limits imposed by counterparties, exchanges or other regulatory organizations, such as accountability levels, position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some Financial Instruments.

It may not be possible to gain exposure to the Index using exchange-traded Financial Instruments in the future.

The Funds intend to utilize exchange-traded Financial Instruments. It may not be possible to gain exposure to the Index with these Financial Instruments in the future. If these Financial Instruments cease to be traded on regulated exchanges, they may be replaced with Financial Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Financial Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the Commodity Exchange Act, as amended (the “CEA”), or other applicable statutes and related regulations that govern trading on regulated U.S. futures exchanges, or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in an index, may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Fees are charged regardless of a Fund’s returns and may result in depletion of assets.

The Funds are subject to the fees and expenses described herein which are payable irrespective of a Fund’s returns, as well as the effects of commissions, trading spreads, and embedded financing, borrowing costs and fees associated with swaps, futures contracts, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality, short-term fixed-income or similar securities. These fees and expenses have a negative impact on Fund returns.

The policies of S&P and the Chicago Board Options Exchange (the “Cboe”) and changes that affect the composition and valuation of the S&P 500, the VIX or the Index could affect the value of an investment in the Shares.

The Funds are linked to benchmarks maintained by third-party providers that are unaffiliated with the Funds or the Sponsor. There can be no guarantee or assurance that the methodology used by a third-party provider to create a benchmark will result in a Fund achieving high, or even positive, returns. The policies implemented by a benchmark provider concerning the calculation or the composition of the benchmark could affect the value of a benchmark and, therefore, the value of the corresponding Fund’s Shares. A benchmark provider may change the composition of the benchmark, or make other methodological changes that could change the value of a benchmark. Additionally, a benchmark provider may alter, discontinue or suspend calculation or dissemination of a benchmark. Any of these actions could adversely affect the value of Shares of a Fund using that benchmark. There is no guarantee that the methodology underlying the benchmark will be free from error. Benchmark providers have no obligation to consider Fund shareholder interests in calculating or revising a benchmark. Each of these factors could have a negative impact on the performance of the Funds.

The policies of S&P and the Cboe concerning the calculation of the level of the S&P 500, the VIX and the Index, and any additions, deletions or substitutions of equity securities, options or futures contracts in the above indexes, respectively, and the manner in which changes affecting the equity securities, options contracts or futures contracts are reflected in the indexes outlined above, could affect the level of such indexes and, therefore, the value of the Shares. The Cboe can make methodological changes to the calculation of the VIX that could affect the value of VIX futures contracts and, consequently, the value of the VIX Futures Fund’s Shares. There can be no assurance that Cboe will not change the VIX calculation methodology in a way which may affect the value of the VIX Futures Fund’s Shares. The Cboe may also alter, discontinue or suspend calculation or dissemination of the VIX and/or exercise settlement value. It is also possible that third parties may attempt to manipulate the value of the VIX. Any of these actions could adversely affect the value of such Fund’s Shares.

S&P can add, delete or substitute the equity securities underlying the S&P 500 or make other methodological changes that could change the level of the S&P 500. S&P can also add, delete or substitute the futures contracts underlying the Index or make other methodological changes that could change the level of the Index. The changing of equity securities included in the S&P 500 may affect the S&P 500, as a newly added equity security may perform better or worse than the equity security or securities it replaces. Such a change may also affect the value of the put and call options used to calculate the level of the VIX. The changing of the futures contracts underlying the Index may affect the performance of the Index in similar ways. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the S&P 500 or the Index. Any of these actions could adversely affect the value of the Shares. S&P has no obligation to consider shareholder interests in calculating or revising the S&P 500 or the Index. Any of these actions could adversely affect the value of each Fund’s Shares. Calculation of the Index may not be possible or feasible under certain events or circumstances that are beyond the reasonable control of the Sponsor, which in turn may adversely impact both the Index and/or the Shares, as applicable. Additionally, Index calculations may be disrupted by rollover disruptions, rebalancing disruptions and/or market emergencies, which may have an adverse effect on the value of the Shares.

The Index may underperform other asset classes and may underperform other indices or benchmarks based upon VIX futures contracts, which can have an adverse impact on the value of a Fund’s shares.

The Funds are linked to an Index maintained by a third-party provider unaffiliated with the Funds or the Sponsor. There can be no guarantee or assurance that the methodology used by the third-party provider to create the Index will result in a Fund achieving high, or even positive, returns. Further, there can be no guarantee that the methodology underlying the Index or the daily calculation of the Index will be free from error. It is also possible that third parties may attempt to manipulate the value of the Index or the VIX. The Index may underperform other asset classes and may underperform other indices or benchmarks based upon the VIX futures contracts. Each of these factors could have a negative impact on the performance of a Fund.

The Funds may be subject to counterparty risks.

Each Fund may use derivatives such as swap agreements and forward contracts (collectively referred to herein as “derivatives”) in the manner described herein as a means to achieve their respective investment objectives. The use of derivatives by a Fund exposes the Fund to counterparty risks.

Margin requirements for futures contracts and position limits imposed by exchanges and FCMs may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective.

The term “margin” refers to the minimum amount a Fund must deposit and maintain with its FCM to establish an open position in futures contracts. The minimum amount of margin required in connection with a particular futures contract is set by the clearinghouse that clears such contract and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a percentage of the aggregate purchase or sales price of the contract. “Initial” or “original” margin is the minimum amount of funds that must be deposited by each of the Funds with its FCM to initiate a futures position or to maintain an open position in a futures contract. “Maintenance” margin is the amount (generally less than initial margin) to which a Fund’s account may decline before the Fund must provide additional margin. A margin deposit is like a performance bond in that it helps assure a Fund’s performance of the futures contract that the Fund purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the purchase or sales price of the contract being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. An FCM may not accept lower, and generally require higher, amounts of margin from its clients than the minimum margin requirements established by the clearinghouses as a matter of policy to afford further protection for themselves.

An FCM may compute margin requirements multiple times per day and must do so at least once per day. When a Fund has an open futures contract position, it is subject to daily variation margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts require only a small initial investment in the form of a deposit or initial margin, they involve a high degree of leverage. A Fund with open positions is subject to maintenance or variation margin on its open positions. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the FCM. If the margin call is not met within a reasonable time, the FCM may close out a Fund’s position which may impair the Fund from achieving its investment objective or result in reduced returns to the Fund’s investors. If a Fund has insufficient cash to meet daily variation margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. Futures markets are highly volatile in general, and may become more volatile during periods of general market and/or economic volatility, and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.

VIX futures contracts in particular have been subject to periods of sudden and extreme volatility. As a result, margin requirements for VIX futures contracts are higher than the margin requirement for most other typees of futures contracts. In addition, the FCMs utilized by the Funds may impose margin requirements in addition to those imposed by the clearinghouse. Margin requirements are subject to change on any given day, and may be raised in the future on a single day or on multiple or successive days by either or both of the clearinghouse and the FCMs. High margin requirements could prevent a Fund from obtaining sufficient exposure to futures contracts and may adversely affect a Fund’s ability to achieve its investment objective. An FCM’s failure to return required margin to a Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption.

Futures contracts are subject to liquidity risk. Certain of the FCMs utilized by the Funds have imposed their own “position limits”, or risk limits, on the Funds. Any such risk limits restrict the amount of exposure to futures contracts that a Fund can obtain through such FCMs. As a result, the Fund may need to transact through a number of FCMs to achieve its investment objective. If enough FCMs are not willing to transact with the Fund, or if the risk limits imposed by such FCMs do not provide sufficient exposure, the Fund may not be able to achieve its investment objective.

Margin requirements for uncleared swaps may limit a Fund’s ability to achieve sufficient exposure and prevent a Fund from achieving its investment objective.

The CFTC and banking regulators, as well as regulators outside the United States, have adopted collateral requirements applicable to swaps that are traded bilaterally and not cleared by a clearinghouse (“uncleared swaps”). Although a Fund is not directly subject to uncleared swap margin requirements, the Fund will become subject to these requirements by virtue of its counterparty’s status if such counterparty is registered as a swap dealer. Thus, when a Fund’s counterparty is subject to uncleared swap margin requirements, uncleared swaps between the Fund and that counterparty are subject to daily marked-to-market, or variation margin, requirements, and collateral is required to be exchanged between the Fund and the counterparty to account for any changes in the value of such swaps. The rules require registered swap dealers to collect from, and post to, a Fund variation margin (and initial margin, if the Fund exceeds a specified exposure threshold) for uncleared swap transactions.

The uncleared swap margin rules impose a number of requirements on counterparties to an uncleared swap that are registered swap dealers, including requirements related to the timing of margin transfers, the types of collateral that may be posted, the valuations of such collateral, and the calculation of margin requirements. The rules also require that a Fund post uncleared margin collateral to an independent bank custodian. These rules may result in significant operational burdens and costs to the Funds when they engage in uncleared swaps and may impair the Funds’ ability to achieve their investment objective or result in reduced returns to the Funds’ investors.

In addition to the variation margin requirements to which a Fund is subject when its uncleared swap counterparty is a registered swap dealer, regulators have adopted initial margin requirements applicable to uncleared swaps where at least one party is a registered swap dealer. The initial margin rules require parties to an uncleared swap to post, to a custodian that is independent from the swap counterparties, collateral (in addition to any variation margin) in an amount that is either (i) specified in a schedule in the rules or (ii) calculated by the swap dealer counterparty in accordance with a model that has been approved by the swap dealer’s regulator. Initial margin requirements are subject to a phased-in compliance period and, currently, these rules do not apply to any of the Funds. However, it is possible that in the future, these rules could apply to the Funds. In the event that the initial margin for uncleared swap rules apply to a Fund in the future, the rules would impose significant costs on the Fund’s ability to engage in uncleared swaps and may impair the Fund from achieving its investment objective or result in reduced returns to the Fund’s investors.

Natural Disaster/Epidemic Risk.

Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including pandemics and epidemics (for example, the novel coronavirus COVID-19), have been and can be highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses. Such natural disaster and health crises could exacerbate political, social, and economic risks previously mentioned, and result in significant breakdowns, delays, shutdowns, social isolation, and other disruptions to important global, local and regional supply chains affected, with potential corresponding results on the operating performance of the Funds and their investments. A climate of uncertainty and panic, including the contagion of infectious viruses or diseases, may adversely affect global, regional, and local economies and reduce the availability of potential investment opportunities, and increases the difficulty of performing due diligence and modeling market conditions, potentially reducing the accuracy of financial projections. Under these circumstances, the Funds may have difficulty achieving their investment objectives which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of individual companies (including, but not limited to, the Funds’ Sponsor and third party service providers), sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Funds’ investments. These factors can cause substantial market volatility, exchange trading suspensions and closures and can impact the ability of the Funds to complete redemptions and otherwise affect Fund performance and Fund trading in the secondary market. A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on a Fund’s performance, resulting in losses to your investment.

Risk that Current Assumptions and Expectations Could Become Outdated As a Result of Global Economic Shocks

The onset of the novel coronavirus (COVID-19) has caused significant shocks to global financial markets and economies, with many governments taking extreme actions to slow and contain the spread of COVID-19. These actions have had, and likely will continue to have, a severe economic impact on global economies as economic activity in some instances has essentially ceased. Financial markets across the globe are experiencing severe distress at least equal to what was experienced during the global financial crisis in 2008. In March 2020, U.S. equity markets entered a bear market in the fastest such move in the history of U.S. financial markets. Contemporaneous with the onset of the COVID-19 pandemic in the US, oil experienced shocks to supply and demand, impacting the price and volatility of oil. The global economic shocks being experienced as of the date hereof may cause the underlying assumptions and expectations of the Funds to become outdated quickly or inaccurate, resulting in significant losses.

Regulatory Treatment

Derivatives are generally traded in over-the-counter (“OTC”) markets and have only recently become subject to comprehensive regulation in the United States. Cash-settled forwards are generally regulated as “swaps”, whereas physically settled forwards are generally not subject to regulation or subject to the federal securities laws (in the case of securities).

Title VII of the Dodd-Frank Act (as defined below) (“Title VII”) created a regulatory regime for derivatives, with the Commodity Futures Trading Commission (the “CFTC”) responsible for the regulation of swaps and the SEC responsible for the regulation of “security-based swaps.” The SEC requirements have largely yet to be made effective, but the CFTC requirements are largely in place. The CFTC requirements have included rules for some of the types of transactions in which the Funds will engage, including mandatory clearing and exchange trading for certain categories of swaps, reporting, and margin for uncleared swaps. Title VII also created new categories of regulated market participants, such as “swap dealers,” “security-based swap dealers,” “major swap participants,” and “major security-based swap participants” who are, or will be, subject to significant new capital, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements. The regulatory requirements under Title VII continue to be developed and there may be further modifications that could impact materially and adversely the Funds, the markets in which a Fund trades and the counterparties with which a Fund engages in derivatives transactions.

As noted, the CFTC rules do not apply to all of the physically settled forward contracts entered into by the Funds. Investors, therefore, may not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s physically settled forward contracts. The lack of regulation in these markets could expose investors to significant losses under certain circumstances, including in the event of trading abuses or financial failure by participants.

Counterparty Credit Risk

The Funds will be subject to the credit risk of the counterparties to derivatives. In the case of cleared derivatives, the Funds will have credit risk to the clearinghouse in a similar manner as the Funds would for futures contracts. In the case of uncleared derivatives, the Funds will be subject to the credit risk of the counterparty to the transaction – typically a single bank or financial institution. As a result, a Fund is subject to increased credit risk with respect to the amount it expects to receive from counterparties to uncleared derivatives entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties or other reasons, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

The Funds have sought to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds. However, there are no limitations on the percentage of assets each Fund may invest in swap agreements or forward contracts with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. The Funds typically enter into transactions only with major, global financial institutions.

OTC derivatives of the type that may be utilized by the Funds are generally less liquid than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. These agreements contain various conditions, events of default, termination events, covenants and representations. The triggering of certain events or the default on certain terms of the agreement could allow a party to terminate a transaction under the agreement and request immediate payment in an amount equal to the net positions owed to the party under the agreement. For example, if the level of the Fund’s benchmark has a dramatic intraday move that would cause a material decline in the Fund’s NAV, the terms of the swap may permit the counterparty to immediately close out the transaction with the Fund. In that event, it may not be possible for the Fund to enter into another swap or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the Fund from achieving its investment objective, particularly if the level of the Fund’s benchmark reverses all or part of its intraday move by the end of the day.

In addition, cleared derivatives benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. To the extent that a Fund enters into cleared swap transactions, the Fund will deposit collateral with an FCM in cleared swaps customer accounts, which are required by CFTC regulations to be separate from the FCM’s proprietary collateral. Cleared swap customer collateral is subject to regulations that closely parallel the regulations governing customer segregated funds for futures transactions (described above) but provide certain additional protections to cleared swaps collateral in the event of a clearing broker or clearing broker customer default. For example, in the event of a default of both the clearing broker and a customer of the clearing broker, a clearinghouse is only permitted to access the cleared swaps collateral in the legally separate (but operationally comingled) account of the defaulting cleared swap customer of the clearing broker, as opposed to the treatment of customer segregated funds, under which the clearinghouse may access all of the commingled customer segregated funds of a defaulting clearing broker. In the event of an FCM’s bankruptcy, the Funds could be limited to recovering either a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts or the Funds may not recover any assets at all, even though certain property specifically traceable to the Funds was held by the FCM. In the event of a bankruptcy or insolvency of any exchange or a clearinghouse, the Funds could experience a loss of the funds deposited through an FCM as margin with the exchange or clearinghouse, a loss of any unrealized profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

Uncleared derivatives entered into directly between two counterparties do not necessarily benefit from such protections, particularly if entered into with an entity that is not registered as a “swap dealer” with the CFTC. This exposes a Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Funds to suffer a loss.

Each counterparty and/or any of its affiliates may be an Authorized Participant or shareholder of a Fund, subject to applicable law.

The counterparty risk for cleared derivatives transactions is generally lower than for uncleared OTC derivatives. Once a transaction is cleared, the clearinghouse is substituted and is a Fund’s counterparty on the derivative. The clearinghouse guarantees the performance of the other side of the derivative. Nevertheless, some risk remains, as there is no assurance that the clearinghouse, or its members, will satisfy their obligations to a Fund.

The Funds may change their investment objectives, Index and strategies, and may be liquidated, at any time.

The Sponsor has the authority to change a Fund’s investment objective, Index or investment strategy at any time without shareholder approval. Although such changes may be subject to applicable regulatory approvals, the Sponsor may determine to operate a Fund in accordance with its new investment objective, Index or strategy while those approvals are pending. The Sponsor also has the authority to liquidate a Fund at any time without shareholder approval. Changes in a Fund’s investment objective, Index or strategy, as well as any liquidation of a Fund, may occur without shareholder approval and with limited advance notice to shareholders and may expose shareholders to losses on their investments in the Fund.

A Fund may change its investment objective, Index or strategies and may liquidate at a time that is disadvantageous to shareholders.

A change to the investment objective, Index or strategies or the liquidation of a Fund could occur at a time that is disadvantageous to shareholders. When a Fund’s assets are sold as part of the Fund’s liquidation, the resulting proceeds distributed to shareholders may be less than those that may be realized in a sale outside of a liquidation context.

The Funds use investment techniques that may be considered aggressive.

Some investment techniques of the Funds, such as their use of Financial Instruments, may be considered aggressive. Risks associated with Financial Instruments include potentially dramatic price changes (losses) in the value of the instruments and imperfect correlations between the price of the contract and the underlying Reference Asset. The use of Financial Instruments may increase the volatility of a Fund and may involve a small investment of cash relative to the magnitude of the risk assumed.

Historical correlation trends between the Index and other asset classes may not continue or may reverse, limiting or eliminating any potential diversification or other benefit from owning a Fund.

To the extent that an investor purchases a Fund seeking diversification benefits based on the historic correlation (whether positive or negative) between the Fund or the Index and other asset classes, such historic correlation may not continue or may reverse itself. In this circumstance, the diversification or other benefits sought may be limited or non-existent. The diversification or other benefits sought by an investor in a Fund may also become limited or cease to exist if the Sponsor determines to change the Fund’s benchmark or otherwise modify the Fund’s investment objective or strategy.

The lack of active trading markets for the Shares may result in losses upon the sale or disposition of such Shares.

Although the Shares are publicly listed and traded on the Exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If investors need to sell their Shares at a time when an active market for such Shares does not exist, the price investors receive for their Shares, assuming that investors are able to sell them at all, likely will be lower than the price that investors would receive if an active market did exist.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the Exchange or any other exchange, marketplace or trading center, deemed to affect the normal operations of any of the Funds, is closed, or when trading is restricted or suspended on such exchanges in any of the Funds’ futures contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Funds. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV per Share may not correspond to the market price per Share.

The NAV per Share of a Fund changes as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price per Share of a Fund may be different from the NAV per Share of the Fund (i.e., the secondary market price may trade at a premium or discount to NAV). The price at which an investor may be able to sell Shares at any time, especially in times of market volatility, may be significantly less than the NAV per Share of the Fund at the time of sale. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of a Fund at a discount or a premium to the public trading price per Share of that Fund.

Authorized Participants or their customers may have an opportunity to realize a profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of a Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV per Share of the Funds closely over time.

Investors who purchase Shares in the secondary market and pay a premium purchase price over a Fund’s indicative optimized portfolio value (“IOPV”) could incur significant losses in the event such investor sells such Fund Shares at a time when such premium is no longer present in the marketplace.

Also, the NAV of a Share may not correspond to its market price due to differences in timing. NAV is typically calculated as of 4:15 p.m. (Eastern Time). The Shares of each Fund trade on the Exchange from 9:30 a.m. to 4:00 p.m. (Eastern Time). The VIX futures contracts in which the Funds invest may be traded throughout the day, including between 4:00 p.m. and 4:15 p.m. As a result, during the time when the Exchange is closed for trading but before the determination of NAV, there could be market developments or other events that cause or exacerbate the difference between the price of the Shares of a Fund in the secondary market and the NAV of such Shares or otherwise have a negative impact on the value of an investment in the Shares.

Investors may be adversely affected by an overstatement or understatement of a Fund’s NAV due to the valuation method employed or errors in the NAV calculation.

Under normal circumstances, the NAV of a Fund reflects the value of the Financial Instruments held by the Fund, as of the time the NAV is calculated. The NAV of the Funds includes, in part, any unrealized profits or losses on open Financial Instrument positions. In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect fair value of an investment, or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such position for such day. The fair value of an investment determined by the Sponsor may be different from other value determinations of the same investment. Such fair value prices generally would be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable. Errors in calculation of a Fund’s NAV also may cause the Fund NAV to be overstated or understated and may affect the performance of the Fund and the value of an investment in the Shares.

Trading on exchanges outside the United States is generally not subject to U.S. regulation and may result in different or diminished investor protections.

To the extent that a Fund places trades on exchanges outside the United States, trading on such exchanges is generally not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Funds’ trading been limited to U.S. markets.

Margin requirements for futures contracts and position limits imposed by exchanges and FCMs may limit each Fund’s ability to achieve sufficient exposure and prevent the Fund from achieving its investment objective.

The term “margin” refers to the minimum amount a Fund must deposit and maintain with its FCM in order to establish an open position in futures contracts. The minimum amount of margin required in connection with a particular futures contract is set by the clearinghouse that clears such contract and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a percentage of the aggregate purchase or sales price of the contract.

An FCM may compute margin requirements multiple times per day and at least once per day. When a Fund has an open futures contract position, it is subject to daily variation margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts require only a small initial investment in the form of a deposit or initial margin, they involve a high degree of leverage. A Fund with open positions is subject to maintenance or variation margin on its open positions. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the FCM. If the margin call is not met within a reasonable time, the FCM may close out a Fund’s position. If a Fund has insufficient cash to meet daily variation margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. Futures markets are highly volatile and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.

The FCMs utilized by the Funds may impose margin requirements in addition to those imposed by the clearinghouse. Margin requirements are subject to change, and may be raised in the future by either or both of the clearinghouses and the FCMs. High margin requirements could prevent a Fund from obtaining sufficient exposure to futures contracts and may adversely affect the Fund’s ability to achieve its investment objective. An FCM’s failure to return required margin to a Fund on a timely basis may cause the Fund to delay redemption settlement dates and/or restrict, postpone or limit the right of redemption.

Futures contracts are subject to liquidity risk. Certain of the FCMs utilized by the Funds have imposed their own “position limits” on each Fund. Position limits restrict the amount of exposure to futures contracts a Fund can obtain through such FCMs. As a result, a Fund may need to transact through a number of FCMs to achieve its investment objective. If enough FCMs are not willing to transact with a Fund, or if the position limits imposed by such FCMs do not provide sufficient exposure, the Fund may not be able to achieve its investment objective.

The discontinuance of LIBOR could cause or contribute to market volatility and could affect the market value and/or liquidity of the Funds’ investments.

Shareholders should be aware that (i) relevant regulatory announcements about the phase out of LIBOR, (ii) the possibility of changes being made to the basis on which LIBOR is calculated and published (or its ceasing to be published), (iii) uncertainty as to whether or how any alternative reference rate may replace LIBOR, (iv) the ability of the Funds’ third-party service providers and/or counterparties to support and process the Funds’ investments based on an alternative reference rate, and (v) any other actions taken by the ICE Benchmark Administration, the Financial Conduct Authority (the “FCA”) or any other entity with respect to LIBOR or its replacement (if any), could cause or contribute to market volatility and could negatively affect the market value, availability and/or liquidity of the Funds’ investments. The unavailability or replacement of LIBOR may affect the valuation of certain Fund investments. Any pricing adjustments to a Fund’s investments resulting from a substitute reference rate may also adversely affect the Fund’s performance and/or NAV. However, it is not possible at this time to predict or ascertain what precise impact these will have on the Funds.

The number of underlying components included in the Index may impact volatility, which could adversely affect an investment in the Shares.

The Index for the Funds is concentrated solely in VIX futures contracts. Investors should be aware that other volatility indexes may be more diversified in terms of both the number and variety of instruments included or in terms of the volatility exposure offered. Investors should be aware that other benchmarks are more diversified in terms of both the number and variety of investments included. Concentration in fewer underlying components may result in a greater degree of volatility in an index and the NAV of the fund which tracks that index under specific market conditions and over time.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties could allege ownership as to such rights and may bring legal action asserting their claims. The expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds. Additionally, as a result of such action, a Fund could potentially change its investment objective, strategies or benchmark. Each of these factors could have a negative impact on the performance of the Funds.

The liquidity of the Shares may also be affected by the withdrawal of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have had substantial transactions in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to NAV per Share.

The Exchange may halt trading in the Shares of a Fund, which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified decline or rise in a market index (e.g., the Dow Jones Industrial Average) or in the price of a Fund’s Shares. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds are not subject to registration or regulation under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies registered under the 1940 Act. These protections include, but are not limited to, provisions in the 1940 Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances), require a board of directors that must include disinterested directors, limit leverage, impose a fiduciary duty on the fund’s managers with respect to the receipt of compensation for services, require shareholder approval for certain fundamental changes, limit sales loads, and require proper valuation of fund assets.

The value of the Shares will be adversely affected if the Funds are required to indemnify Wilmington Trust Company (the “Trustee”) and/or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor each has the right to be indemnified for any liability or expense incurred without gross negligence or willful misconduct. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any such sale would decrease the value of an investment in an impacted Fund.

Although the Shares are limited liability investments, certain circumstances, such as the bankruptcy of a Fund, could increase a shareholder’s liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any gains or income recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

The insolvency of an FCM or clearinghouse or the failure of an FCM or clearinghouse to properly segregate Fund assets held as margin on futures transactions may result in losses to the Funds.

The CEA requires FCMs to segregate client assets received as margin on futures transactions from their own proprietary assets. However, if an FCM fails to properly segregate Fund assets deposited as margin, these assets might not be fully protected in the event of the FCM’s bankruptcy. In such event, a Fund may not be able to recover any assets held by the FCM, or may recover only a limited portion of such assets.

Furthermore, customer funds held at a clearinghouse in connection with any futures contracts are permitted to be held in a commingled omnibus account that does not identify the name of the clearing member’s individual customers. A clearinghouse may use assets held in such accounts to satisfy payment obligations of a defaulting customer of the FCM to the clearinghouse. As a result, in the event of a default of one or more of the FCM’s other clients together with the bankruptcy or insolvency of the FCM, a Fund may not be able to recover the assets deposited by the FCM on behalf of the Fund with the clearinghouse.

In the event of a bankruptcy or insolvency of any exchange or a clearinghouse, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearinghouse, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of a Fund are not segregated from those of another series of the Trust and may thereby potentially expose assets in a Fund to the liabilities of another series of the Trust.

Each series of the Trust is a separate series of a Delaware statutory trust and not itself a separate legal entity. Section 3804(a) of the Delaware Statutory Trust Act, as amended (the “DSTA”), provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series, and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) of the DSTA or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each series and accounts for them separately, but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets of a Fund to the liabilities of another series of the Trust.

There may be circumstances that could prevent or make it impractical for a Fund to operate in a manner consistent with its investment objective and principal investment strategies.

There may be circumstances outside the control of the Sponsor and/or a Fund that could prevent or make it impractical to re-position such Fund’s portfolio investments, to process purchase or redemption orders, or to otherwise operate a Fund in a manner consistent with its investment objective and principal investment strategies. Examples of such circumstances include: market disruptions; significant market volatility, particularly late in a trading day; natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the trading or operation of a Fund; and similar extraordinary events.

While the Sponsor has implemented and tested a business continuity plan and a disaster recovery plan designed to address circumstances such as those described above, these and other circumstances may prevent a Fund from being operated in a manner consistent with its investment objective and/or principal investment strategies.

Due to the increased use of technologies, intentional and unintentional cyber attacks pose operational and information security risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Funds and their service providers are susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of a Fund’s third-party service provider (including, but not limited to, index providers, the administrator and transfer agent) or the issuers of securities in which the Funds invest, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Funds and their shareholders could be negatively impacted as a result. While the Funds have established business continuity plans and systems to prevent such cyber attacks, there are inherent limitations in such plans and risk management systems including the possibility that certain risks have not been identified. Furthermore, the Funds cannot control the cyber security plans and systems of each Fund’s service providers, market makers, Authorized Participants or issuers of securities in which each Fund invests.

Investors cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render advice to the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

Shareholders’ tax liability may exceed cash distributions on the Shares.

Shareholders of each Fund may be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Each Fund does not currently expect to make distributions with respect to capital gains or ordinary income. Accordingly, shareholders of a Fund will not receive cash distributions equal to their share of the Fund’s taxable income or the tax liability that results from such income. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

The U.S. Internal Revenue Service (the “IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Fund.

U.S. federal income tax rules applicable to partnerships, which each Fund is anticipated to be treated as under the Internal Revenue Code of 1986, as amended (the “Code”), are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Funds apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the shareholders’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations (as defined below). It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations promulgated thereunder (the “Regulations”) and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to investors.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1, which the Funds will distribute to shareholders, will contain information regarding the income items and expense items of the Funds. If you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Shareholders of each Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Funds, the Funds may realize and pass through to shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own Shares in a Fund at the beginning of a month and sell them during the month, the Fund will generally still consider you a shareholder through the end of that month.

A Fund may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If a Fund is required to pay any U.S. federal income taxes on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. Under certain circumstances, a Fund may be eligible to make an election to cause the shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. However, there can be no assurance that such election will be made or effective. If the election is made, the Fund would be required to provide shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjustment Statements”). Those shareholders would be required to take the adjustment into account in the taxable year in which the Adjustment Statements are issued.

A Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of Shares.

Each Fund has received an opinion of counsel that, under current U.S. federal income tax laws, such will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, inter alia, (i) at least 90 percent of such Fund’s annual gross income will be derived from qualifying income which includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities, (ii) such Fund is organized and operated in accordance with its governing agreements and applicable law and (iii) such Fund does not elect to be taxed as a corporation for federal income tax purposes. Although the Sponsor anticipates that each Fund has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, such result cannot be assured. The Funds have not requested and will not request any ruling from the IRS with respect to their classification that each Fund is treated as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that a Fund is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, such Fund would be subject to tax on its net income for the year at the 21% corporate tax rate. In addition, although each Fund does not currently intend to make distributions with respect to Shares, any distributions would be taxable to shareholders as dividend income. Taxation of a Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of the Shares.

Changes in U.S. federal income tax law could affect an investment in the Shares.

Recently enacted legislation commonly known as the “Tax Cuts and Jobs Act” has made significant changes to U.S. federal income tax rules. As of the date of this registration statement, the long-term impact of the Tax Cuts and Jobs Act, including on the Shares, is unclear. Prospective investors are urged to consult their tax advisors regarding the effect of the Tax Cuts and Jobs Act prior to investing in the Shares.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.

The U.S. derivatives markets and market participants have been subject to comprehensive regulation, not only by the CFTC but also by self-regulatory organizations, including the NFA and the exchanges on which the futures or swap contracts are traded and/or cleared. As with any regulated activity, changes in regulations may have unexpected results. For example, changes in the amount or quality of the collateral that traders in derivatives contracts are required to provide to secure their open positions, or in the limits on number or size of positions that a trader may have open at a given time, may adversely affect the ability of the Funds to enter into certain transactions that could otherwise present lucrative opportunities. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

In November 2019, the SEC issued proposed regulations limiting the purchase and sale of funds like the Geared Funds. These regulations may make it more burdensome to buy, or even prevent investors from buying, funds like the Geared Funds. Should the proposed regulation become final, it is impossible to predict the effect on the Geared Funds but such effect could be adverse.

In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps, forwards and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has made and will continue to make sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a legislative framework for OTC derivatives, including certain Financial Instruments, such as swaps, in which certain of the Funds may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and, pursuant to regulations that have been and will continue to be adopted by the regulators, requires the clearing and exchange trading of many types of OTC derivatives transactions.

Pursuant to regulations adopted by the CFTC, swap dealers are required to be registered and are subject to various regulatory requirements, including, but not limited to, margin, recordkeeping, reporting and various business conduct requirements, as well as proposed minimum financial capital requirements.

Pursuant to the Dodd-Frank Act, regulations adopted by the CFTC and the federal banking regulators that are now in effect require swap dealers to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of OTC swaps with a Fund. These requirements may increase the amount of collateral the Funds are required to provide and the costs associated with providing it.

OTC swap agreements submitted for clearing are subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as margin requirements mandated by the CFTC, SEC and/or federal banking regulators. Swap dealers also typically demand the unilateral ability to increase a Fund’s collateral requirements for cleared swap agreements beyond any regulatory and clearinghouse minimums. Such requirements may make it more difficult and costly for investment funds, such as the Funds, to enter into customized transactions. They may also render certain strategies in which a Fund might otherwise engage impossible or so costly that they will no longer be economical to implement. If a Fund decides to execute swap agreements through an exchange or swap execution facilitty, the Fund would be subject to the rules of the exchange or swap execution facility, which would bring additional risks and liabilities, and potential requirements under applicable regulations and under rules of the relevant exchange or swap execution facility.

With respect to cleared OTC derivatives, a Fund will not face a clearinghouse directly but rather will do so through a swap dealer that is registered with the CFTC or SEC and that acts as a clearing member. A Fund may face the indirect risk of the failure of another clearing member customer to meet its obligations to its clearing member. This risk could arise due to a default by the clearing member on its obligations to the clearinghouse triggered by a customer’s failure to meet its obligations to the clearing member.

Swap dealers also are required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as was widely permitted before Dodd-Frank. This has increased and will continue to increase the swap dealers’ costs, and these increased costs are generally passed through to other market participants such as the Funds in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearing account maintenance fees.

While certain regulations have been promulgated and are already in effect, the full impact of the Dodd-Frank Act on any of the Funds remains uncertain. The legislation and the related regulations that have been and may be promulgated in the future may negatively impact a Fund’s ability to meet its investment objective either through limits on its investments or requirements imposed on it or any of its counterparties. In particular, new requirements, including capital requirements and mandatory clearing of OTC derivatives transactions, which may increase derivative counterparties’ costs and are expected to generally be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the imposition of new or increased fees, including clearinghouse account maintenance fees, may increase the cost of a Fund’s investments and the cost of doing business, which could adversely affect investors.

Regulatory bodies outside the U.S. have also passed or proposed, or may propose in the future, legislation similar to that proposed by Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires EU Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012, as amended) (“EMIR”) introduced certain requirements in respect of OTC derivatives including: (i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivatives contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.

In addition, regulations adopted by U.S. federal banking regulators will require certain bank-regulated swap dealer counterparties and certain of their affiliates and subsidiaries, including swap dealers, to include in certain financial contracts, including many derivatives contracts, such as swap agreements, terms that delay or restrict the rights of counterparties, such as a Fund, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in the United Kingdom (the “UK”) and the European Union (the “EU”) that apply to the Funds’ counterparties located in those jurisdictions. It is possible that these new requirements could adversely affect the Funds’ ability to terminate existing derivatives agreements or to realize amounts to be received under such agreements.

Regulatory and exchange daily price limits, position limits and accountability levels may restrict the creation of Creation Units and the operation of the Trust.

Many U.S. commodities exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Derivatives contract prices could move to a limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of or entry into derivatives positions and potentially subjecting the Fund to substantial losses or periods in which the Fund does not create additional Creation Units.

In addition, the CFTC, U.S. futures exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in futures contracts traded on U.S. and certain non-U.S. exchanges.

In connection with these limits, the Dodd-Frank Act has required the CFTC to adopt regulations establishing speculative position limits applicable to regulated futures and OTC derivatives and impose aggregate speculative position limits across regulated U.S. futures, OTC positions and certain futures contracts traded on non-U.S. exchanges. In December 2016, the CFTC adopted final regulations requiring that all accounts owned or managed by an entity that is responsible for such accounts’ trading decisions, their principals and their affiliates would be aggregated for position limit purposes. The CFTC has sought to amend its position limits rules for several years and on January 30, 2020, the CFTC re-proposed rules on position limits with respect to the 25 physical delivery commodity futures and options contracts, as well as to swaps that are economically equivalent to such contracts and futures and options thereon that are directly or indirectly linked to the price of such contracts or to the same commodity underlying such contracts (e.g., cash-settled lock-a-like futures).

Although it is unclear how future position limit rules will apply to the Funds, the Sponsor and the Funds are subject to current position and accountability limits established by the CFTC and exchanges. Accordingly, the Sponsor and the Funds may be required to reduce the size of outstanding positions or be restricted from entering into new positions that would otherwise be taken for the Fund or restricted from trading in certain markets on behalf of the Fund to comply with those limits or any futures limits established by the CFTC and the relevant exchanges.. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the relevant Funds. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of any of the Funds at unfavorable prices, such Funds may incur substantial losses and the value of the Shares may be adversely affected.

Exchanges may establish accountability levels applicable to futures contracts instead of position limits. An exchange may order a person who holds or controls a position in excess of a position accountability level not to further increase its position, to comply with any prospective limit that exceeds the size of the position owned or controlled, or to reduce any open position that exceeds the position accountability level if the exchange determines that such action is necessary to maintain an orderly market. Position accountability levels could adversely affect each of the Fund’s ability to establish and maintain positions in commodity futures contracts to which such levels apply, if the Funds were to trade in such contracts. Such an outcome could adversely affect each of the Fund’s ability to pursue its investment objective.

A person is generally required by CFTC or exchange rules, as applicable, to aggregate all positions in accounts as to which the person has 10% or greater ownership or control. However, CFTC and exchange rules provide certain exemptions from this requirement. For example, a person is not required to aggregate positions in multiple accounts that it owns or controls if that person is able to satisfy the requirements of an exemption from aggregation of those accounts, including, where available, the independent account controller exemption. Any failure to comply with the independent account controller exemption or another exemption from the aggregation requirement could obligate the Sponsor to aggregate positions in multiple accounts under its control, which could include the Funds and other commodity pools or accounts under the Sponsor’s control. In such a scenario, the Funds may not be able to obtain exposure to one or more Financial Instruments necessary to pursue their investment objectives, or they may be required to liquidate existing futures contract positions in order to comply with a limit. Such an outcome could adversely affect each of the Fund’s ability to pursue its investment objective or achieve favorable performance.

The Funds are currently subject to position limits and accountability levels and may be subject to new and more restrictive position limits in the future. If the Funds reached a position limit or accountability level or became subject to a daily limit, their ability to issue new Creation Units or reinvest income in additional commodity futures contracts may be limited to the extent these restrictions limit its ability to establish new futures positions, add to existing positions, or otherwise transact in futures. Limiting the size of the Funds, or restricting the Funds’ futures trading, under these requirements could adversely affect the Funds’ ability to pursue its investment objective.

The Trust or Sponsor may apply to the CFTC or to the relevant exchanges for relief from certain position limits. If the Trust or Sponsor is unable to obtain such relief, a Fund’s ability to issue new Creation Units, or the Fund’s ability to reinvest income in additional futures contracts, may be limited to the extent these activities cause the Trust to exceed applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares, as traded on an exchange, and the net asset value of the Fund. Accordingly, the inability to create additional Creation Units or add to existing positions in the desired amount could result in Shares trading at a premium or discount to NAV.

Regulatory changes or actions may alter the operations and profitability of the Funds.

The regulation of commodity interest transactions and markets, including under the Dodd-Frank Act, is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. In particular, the Dodd-Frank Act has expanded the regulation of markets, market participants and financial instruments. The regulatory regime under the Dodd-Frank Act has imposed additional compliance and legal burdens on participants in the markets for futures and other commodity interests. For example, under the Dodd-Frank Act new capital and risk requirements have been imposed on market intermediaries. Those requirements may cause the cost of trading to increase for market participants, like the Funds, that must interact with those intermediaries to carry out their trading activities. These increased costs can detract from the Funds’ performance.

A Fund’s performance could be adversely affected if the FCM reduces its internal risk limits for the Fund.

Further, CFTC rules require clearing member FCMs to establish risk-based limits on position and order size. As a result, the Trust’s FCMs may be required to reduce their internal limits on the size of the positions they will execute or clear for the Funds, and the Funds’ ability to transact in futures contracts could be reduced. Under these circumstances, the Trust may seek to use additional FCMs, which may increase the costs for the Funds, make the Funds’ trading less efficient or more prone to error, or adversely affect the value of the Shares.

The Funds and the Sponsor are subject to extensive legal and regulatory requirements.

The Funds are subject to a comprehensive scheme of regulation under the federal commodity futures trading and securities laws, as well as futures exchange rules and the rules and listing standards for their Shares. Each Funds and the Sponsor could each be subject to sanctions for a failure to comply with those requirements, which could adversely affect the Fund’s financial performance and its ability to pursue its investment objectives. Each Fund is subject to significant disclosure, internal control, governance, and financial reporting requirements because its Shares are publicly traded.

For example, the Funds are responsible for establishing and maintaining internal controls over financial reporting. Under this requirement, the Funds must adopt, implement and maintain an internal control system designed to provide reasonable assurance to its management regarding the preparation and fair presentation of published financial statements. The Funds are also required to adopt, implement, and maintain disclosure controls and procedures that are designed to ensure information required to be disclosed by the Funds in reports that they file or submit to the SEC is recorded, processed, summarized and reported within the time periods specified by the SEC. There is a risk that the Funds’ internal controls over financial reporting and disclosure controls and procedures could fail to operate as designed or otherwise fail to satisfy SEC requirements. Such a failure could result in the reporting or disclosure of incorrect information or a failure to report information on a timely basis. Such a failure could be to the disadvantage of shareholders and could expose the Funds to penalties or otherwise adversely affect each of the Fund’s status under the federal securities laws and SEC regulations. Any internal control system, no matter how well designed, has inherent limitations. Therefore, even those systems determined to be effective may provide only reasonable assurance with respect to financial statement preparation and presentation and other disclosure matters.

In addition, the SEC, CFTC, and exchanges are empowered to intervene in their respective markets in response to extreme market conditions. Those interventions could adversely affect the Funds’ ability to pursue their investment objectives and could lead to losses for the Funds and their shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference in this Prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”) that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate”, “seek” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

DESCRIPTION OF THE FUNDS’ INDEX

The S&P 500 VIX Short-Term Futures Index

The Funds seek to offer exposure to forward equity market volatility by obtaining exposure to the Index. The Index is an investable index based on publicly traded VIX futures contracts. The Index is intended to reflect the returns that are potentially available through an unleveraged investment in the VIX futures contracts comprising the Index.

The Index employs rules for selecting the VIX futures contracts comprising the Index and a formula to calculate a level for the Index from the prices of these VIX futures contracts (these rules and the formula may be changed from time to time, and without notice, by S&P). Currently, the VIX futures contracts comprising the Index represent the prices of two near-term VIX futures contracts, replicating a position that rolls the nearest month VIX futures to the next month VIX futures on a daily basis in equal fractional amounts. This results in a constant weighted average maturity of one month.

The level of the Index will be published by Bloomberg Finance L.P. in real time and at the close of trading on each Index business day under the Bloomberg ticker symbol: SPVXSPID.

The performance of the Index is influenced by the performance of the S&P 500 (and options thereon) and the performance of the VIX Index. A description of VIX futures contracts, the VIX and the S&P 500 follows.

VIX Futures Contracts

The Index is comprised of VIX futures contracts. VIX futures contracts were first launched for trading by the Cboe in 2004. VIX futures contracts allow investors to invest based on their view of the forward implied market volatility of the S&P 500. Investors that believe the forward implied market volatility of the S&P 500 will increase may buy VIX futures contracts. Conversely, investors that believe that the forward implied market volatility of the S&P 500 will decline may sell VIX futures contracts.

While the VIX represents a measure of the current expected volatility of the S&P 500 over the next 30 days, the prices of VIX futures contracts are based on the current expectation of the expected 30-day volatility of the S&P 500 on the expiration date of the futures contract. Since the VIX and VIX futures contracts are two distinctly different measures, the VIX and VIX futures contracts generally behave quite differently.

An important consequence of the spot/forward relationship between the VIX and VIX futures contracts (and therefore between the VIX and the Funds) that investors should understand is that the price of a VIX futures contract can be lower, equal to or higher than the VIX, depending on whether the market expects volatility to be lower, equal to or higher in the 30-day forward period covered by the VIX futures contract than in the 30-day spot period covered by the VIX. Therefore the performance of VIX Futures contracts should be expected to be very different than the performance of the VIX as there is no direct relationship between the two measures. As a result, since the performance of the Funds is linked to the performance of the VIX futures contracts included in the Index, the Funds should be expected to perform very differently from the VIX.

The VIX

The VIX is an index designed to measure the implied volatility of the S&P 500 over 30 days in the future. The VIX is calculated based on the prices of certain put and call options on the S&P 500. The VIX is reflective of the premium paid by investors for certain options linked to the level of the S&P 500.

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During periods of rising investor uncertainty, including periods of market instability, the implied level of volatility of the S&P 500 typically increases and, consequently, the prices of options linked to the S&P 500 typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX to increase.

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During periods of declining investor uncertainty, the implied level of volatility of the S&P 500 typically decreases and, consequently, the prices of options linked to the S&P 500 typically decrease (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX to decrease.

Volatility, and the level of the VIX, can increase (or decrease) without warning. The performance of the VIX has historically had a negative correlation to the performance of the S&P 500. The VIX was developed by the Cboe and is calculated, maintained and published by the Cboe. The Cboe may change the methodology used to determine the VIX and has no obligation to continue to publish, and may discontinue the publication of, the VIX. The VIX is reported by Bloomberg Finance L.P. under the ticker symbol “VIX.”

The S&P 500

The S&P 500 is an index that measures large-cap U.S. stock market performance. It is a float-adjusted market capitalization weighted index of 500 U.S. operating companies and real estate investment trusts selected by the S&P U.S. Index Committee through a non-mechanical process that factors in criteria such as domicile, investible weight factor, liquidity, market capitalization and financial viability. Changes to index composition are made on an as-needed basis. There is no scheduled reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. S&P publishes the S&P 500. The daily calculation of the current value of the S&P 500 is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average initial market value of the common stocks of 500 similar companies at the time of the inception of the S&P 500. The 500 companies are not the 500 largest publicly traded companies and not all 500 companies are listed on the Exchange. Constituent selection is at the discretion of the Index Committee and is based on the eligibility criteria. The indices have a fixed constituent company count of 500, 400, and 600, respectively. Sector balance, as measured by a comparison of each GICS sector’s weight in an index with its weight in the S&P Total Market Index, in the relevant market capitalization range, is also considered in the selection of companies for the indices. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the market value and trading activity of the common stock of that company.

Information about the Index Licensor

PROSHARES ULTRA VIX SHORT-TERM FUTURES ETF, PROSHARES SHORT VIX SHORT-TERM FUTURES ETF AND PROSHARES VIX SHORT-TERM FUTURES ETF (THE FUNDS) ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S&P AND ITS AFFILIATES OR CBOE. S&P AND CBOE MAKE NO REPRESENTATION, CONDITION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE FUNDS OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE FUNDS PARTICULARLY OR THE ABILITY OF THE INDEX TO TRACK MARKET PERFORMANCE AND/OR OF GROUPS OF ASSETS OR ASSET CLASSES AND/OR TO ACHIEVE ITS STATED OBJECTIVE AND/OR TO FORM THE BASIS OF A SUCCESSFUL INVESTMENT STRATEGY, AS APPLICABLE. S&P’S AND CBOE’S ONLY RELATIONSHIP TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC IS THE LICENSING OF CERTAIN TRADEMARKS AND TRADE NAMES AND OF THE INDEX WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY S&P WITHOUT REGARD TO PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE FUNDS. S&P HAS NO OBLIGATION TO TAKE THE NEEDS OF PROSHARES TRUST II ON BEHALF OF ITS APPLICABLE SERIES AND PROSHARE CAPITAL MANAGEMENT LLC OR THE OWNERS OF THE FUNDS INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEX. S&P AND CBOE ARE NOT ADVISORS TO THE FUNDS AND ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF THE FUNDS OR THE TIMING OF THE ISSUANCE OR SALE OF THE FUNDS OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE FUND SHARES ARE TO BE CONVERTED INTO CASH. S&P AND CBOE HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING, OR TRADING OF THE FUNDS.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE S&P 500 VIX SHORT-TERM FUTURES ER MCAP INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION, (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. NEITHER S&P DOW JONES INDICES NOR CBOE SHALL BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES AND CBOE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AS TO RESULTS TO BE OBTAINED BY PROSHARES TRUST II, ON BEHALF OF ITS APPLICABLE SERIES, AND PROSHARE CAPITAL MANAGEMENT LLC, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 VIX SHORT-TERM FUTURES ER MCAP INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES OR CBOE, BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PROSHARES TRUST II, ON BEHALF OF ITS APPLICABLE SERIES, OR PROSHARES CAPITAL MANAGEMENT LLC, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

Investment Objective of the “Matching Fund”: The Matching Fund seeks investment results, before fees and expenses, that over time, match the performance of the Index. If the Matching Fund is successful in meeting its objective, its value, before fees and expenses, should gain approximately as much on a percentage basis as the level of the Index when the Index rises. Conversely, its value, before fees and expenses, should lose approximately as much on a percentage basis as the level of the Index when the Index declines. The Matching Fund acquires exposure through VIX futures contracts.

Investment Objective of the “Ultra Fund”: The Ultra Fund seeks daily investment results, before fees and expenses, that correspond to one and one-half times (1.5x) the performance of the Index for a single day. The Ultra Fund does not seek to achieve its stated objective over a period greater than a single day. A “single day” is measured from the time the Ultra Fund calculates its NAV to the time of the Ultra Fund’s next NAV calculation.

If the Ultra Fund is successful in meeting its objective, its value on a given day, before fees and expenses, should gain approximately one and one-half times as much on a percentage basis as the level of the Index when the Index rises. Conversely, its value on a given day, before fees and expenses, should lose approximately one and one-half times as much on a percentage basis as the level of the Index when the Index declines. The Ultra Fund acquires long exposure through any one of or combinations of Financial Instruments, such that the Ultra Fund typically has exposure intended to approximate one and one-half times (1.5x) the Index at the time of its NAV calculation.

Investment Objective of the “Short Fund”: The Short Fund seeks daily investment results, before fees and expenses, that correspond to one-half the inverse (-0.5x) of the performance of the Index for a single day. The Short Fund does not seek to achieve its stated objective over a period greater than a single day. A “single day” is measured from the time the Short Fund calculates its NAV to the time of the Short Fund’s next NAV calculation.

If the Short Fund is successful in meeting its objective, its value on a given day, before fees and expenses, should gain approximately one-half as much on a percentage basis as the level of the Index when the Index declines. Conversely, its value on a given day, before fees and expenses, should lose approximately one-half as much on a percentage basis as the level of the Index when the Index rises. The Short Fund acquires one-half inverse exposure through any one of or combinations of Financial Instruments, such that the Short Fund typically has exposure intended to approximate one-half the inverse (-0.5x) of the Index at the time of its NAV calculation.

There can be no assurance that a Fund will achieve its investment objective or avoid substantial losses. The Geared Funds do not seek to achieve their stated investment objectives over a period of time greater than a single day because mathematical compounding prevents the Geared Funds from achieving such results. Results for the Geared Funds over periods of time greater than a single day should not be expected to be a simple one and one-half (1.5x) or one-half inverse (-0.5x) of the period return of the Index. Geared Fund returns will likely differ in amount and possibly even direction from the Fund’s stated multiple times the return of the Index over time. These differences can be significant. A Geared Fund will lose money if the Index’s performance is flat over time, and the Geared Funds can lose money regardless of the performance of the Index, as a result of daily rebalancing, the Index’s volatility, compounding and other factors. Daily compounding of a Geared Fund’s investment returns can dramatically and adversely affect its longer-term performance, especially during periods of high volatility. Volatility has a negative impact on Geared Fund performance and may be at least as important to a Geared Fund’s return for a period as the return of the Index. The Matching Fund seeks to achieve its stated investment objective over time, not just for a single day.

The Funds are benchmarked to the Index, which is comprised of VIX futures contracts and seeks to offer exposure to market volatility through publicly traded futures markets. The Funds are not benchmarked to the VIX, which is calculated based on the prices of put and call options on the S&P 500. The VIX is a theoretical calculation and cannot be traded on a spot basis. As such, the Funds can be expected to perform very differently from the VIX (in the case of the Matching Fund) or one and one-half times (1.5x) or one-half the inverse (-0.5x) of the VIX (in the case of the Geared Funds).

Principal Investment Strategies

In seeking to achieve the Funds’ investment objectives, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with the Funds’ objectives.

Each Fund intends to meet its investment objective by taking positions in VIX futures contracts. The Ultra Fund and the Matching Fund each take long positions in VIX futures contracts in seeking to meet their investment objectives. The Short Fund takes short positions in VIX futures contracts in seeking to meet its investment objective.

In the event accountability rules, price limits, position limits, margin limits or other exposure limits are reached with respect to VIX futures contracts, the Sponsor may cause a Fund to obtain exposure to the Index through swaps referencing the Index or particular VIX futures contracts comprising the Index. The Fund may also invest in swaps if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) or in situations where the Sponsor deems it impractical or inadvisable to buy or sell futures contracts (such as during periods of market volatility or illiquidity).

Each Fund will also hold cash or cash equivalents such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments.

The Funds are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market conditions with a view toward obtaining positive results under all market conditions). Each Fund seeks to remain fully invested at all times in Financial Instruments and money market instruments that, in combination, provide exposure to the Index consistent with its investment objective without regard to market conditions, trends or direction.

Each Fund seeks to position its portfolio so that its exposure to the Index is consistent with its investment objective. The time and manner in which a Fund rebalances its portfolio may vary from day to day depending upon market conditions and other circumstances at the discretion of the Sponsor. The impact of the Index’s movements each day will affect whether a Geared Fund’s portfolio needs to be rebalanced and the amount of such rebalance.

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For example, if the Index has risen on a given day, net assets of the Short Fund should fall. As a result, inverse exposure will need to be decreased. Conversely, if the Index has fallen on a given day, net assets of the Short Fund should rise. As a result, inverse exposure will need to be increased.

•	For the Ultra Fund, the Fund’s long exposure will need to be increased on days when the Index rises and decreased on days when the Index falls.

Daily rebalancing and the compounding of each day’s return over time means that the return of each Geared Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ in amount and possibly even direction from one and one-half times (1.5x) or one-half the inverse (-0.5x) of the return of the Index for the same period. These differences can be significant. A Geared Fund will lose money if the Index’s performance is flat over time, and the Geared Fund can lose money regardless of the performance of the Index, as a result of daily rebalancing, the Index’s volatility and compounding.

The amount of exposure each Fund has to a specific combination of Financial Instruments differs with each particular Fund and may be changed without shareholder approval at any given time. Currently, the Funds anticipate that, under normal market conditions and absent any unforeseen circumstances, they will be exposed to the specific Financial Instruments below as follows:

	Swaps	Futures
ProShares Ultra VIX Short-Term Futures ETF	0 -25%	125 -150%
ProShares Short VIX Short-Term Futures ETF	0%	-50%
ProShares VIX Short-Term Futures ETF	0%	100%

The amount of each Fund’s exposure should be expected to change from time to time at the discretion of the Sponsor based on market conditions and other factors.

In addition, the Sponsor has the power to change a Fund’s investment objective, benchmark or investment strategy at any time, without shareholder approval, subject to applicable regulatory requirements.

Swap Agreements

Swaps are contracts that have traditionally been entered into primarily by institutional investors in OTC markets for a specified period ranging from a day to many years. Certain types of swaps may be cleared, and certain types are, in fact, required to be cleared. The types of swaps that may be cleared are generally limited to only swaps where the most liquidity exists and a clearinghouse is willing to clear the trade on standardized terms. Swaps with customized terms or those for which significant market liquidity does not exist are generally not able to be cleared.

In a standard swap transaction, the parties agree to exchange the returns on, among other things, a particular predetermined security, commodity, interest rate, or index for a fixed or floating rate of return (the “interest rate leg,” which will also include the cost of borrowing for short swaps) in respect of a predetermined notional amount. The notional amount of the swap reflects the basis upon which the returns are exchanged, i.e., the returns are calculated by multiplying the reference rates or prices, as applicable, by the specified notional amount.

In the case of indexes on which futures contracts are based, such as those used by the Funds, the reference interest rate typically is zero, although a financing spread or fee is generally still applied. Transaction or commission costs are reflected in the benchmark level at which the transaction is entered into. The gross returns to be exchanged are calculated with respect to the notional amount and the benchmark returns to which the swap is linked. Swaps are usually closed out on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Thus, while the notional amount reflects the amount on which a Fund’s total investment exposure under the swap is based (i.e., the entire face amount or principal of a swap), the net amount is a Fund’s current obligations (or rights) under the swap. That is the amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement on any given termination date.

Swaps may also expose the Funds to liquidity risk. Although a Fund has the ability to terminate a swap at any time, doing so may subject the Fund to certain early termination charges. In addition, there may not be a liquid market within which to dispose of an outstanding swap even if a permitted disposal might avoid an early termination charge. Uncleared swaps generally are not assignable except by agreement between the parties to the swap, and generally no party or purchaser has any obligation to permit such assignments.

Swaps involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on a Fund’s Statement of Financial Condition. In addition to market risk and other risks, the use of swaps also comes with counterparty credit risk – i.e., the inability of a counterparty to a swap to perform its obligations. Each Fund that invests in swaps bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each such Fund enters or intends to enter into swaps only with major, global financial institutions. However, there are no limitations on the percentage of its assets a Fund may invest in swaps with a particular counterparty.

Each Fund that invests in swaps may use various techniques to minimize counterparty credit risk. Each Fund that invests in swaps generally enters into arrangements with its counterparties whereby both sides exchange collateral on a mark-to-market basis. In addition, such Fund may post “initial margin” or “independent amount” to counterparties in swaps. Such collateral serves as protection for the counterparty in the event of a failure by a Fund and is in addition to any mark-to-market collateral that (i.e., the Fund may post initial margin to the counterparty even where the counterparty would owe money to the Fund if the swap were to be terminated). The amount of initial margin posted by a Fund may vary depending on the risk profile of the swap. The collateral, whether for mark-to-market or for initial margin, generally consists of cash and/or securities.

Collateral posted by a Fund to a counterparty in connection with uncleared derivatives transactions is generally held for the benefit of the counterparty in a segregated tri-party account at the Custodian to protect the counterparty against non-payment by the Fund. In the event of a default by a Fund where the counterparty is owed money in the uncleared swap transaction, such counterparty will seek withdrawal of this collateral from the segregated account.

Collateral posted by the counterparty to a Fund is typically held for the benefit of the Fund in a segregated tri-party account at a third-party custodian. In the event of a default by the counterparty where the Fund is owed money in the uncleared swap transaction, such Fund will seek withdrawal of this collateral from the segregated account. A Fund may incur certain costs exercising its right with respect to the collateral.

Notwithstanding the use of collateral arrangements, to the extent any collateral provided to a Fund is insufficient or there are delays in accessing the collateral, such Fund will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings.

Futures Account Agreements

Each Fund has entered into a written agreement (each, a “Futures Account Agreement”) with one or more FCMs governing the terms of futures transactions of the Fund cleared by such FCM. Each FCM has its own agreement and other documentation used for establishing customer relationships. As such, the terms of the Futures Account Agreement and other documentation that a Fund has with a particular FCM may differ in material respects from that with another FCM.

Most Futures Account Agreements do not require the FCM to enter into new transactions or maintain existing transactions with a Fund. In general, each FCM is permitted to terminate its agreement with a Fund at any time in its sole discretion. In addition, an FCM generally will have the discretion to set margin requirements and/or position limits that would be in addition to any margin requirements and/or position limits required by applicable law or set by the clearinghouse that clears, or the exchange that offers for trading, the futures contracts in which the Fund transacts. As a result, a Fund’s ability to engage in futures contracts or maintain open positions in such contracts will be dependent on the willingness of its FCMs to continue to accept or maintain such contracts on terms that are economically appropriate for the Fund’s investment strategy.

When a Fund has an open futures contract position, it is subject to daily variation margin calls by an FCM that could be substantial in the event of adverse price movements. Because futures contracts require only a small initial investment in the form of a deposit or margin, they involve a high degree of leverage. A Fund with open positions is subject to maintenance or variation margin on its open positions. If a Fund has insufficient cash to meet daily variation margin requirements, it may need to sell Financial Instruments at a time when such sales are disadvantageous. Futures markets are highly volatile and the use of or exposure to futures contracts may increase volatility of a Fund’s NAV.

Margin posted by a Fund to an FCM typically will be held by relevant exchange’s clearinghouse (in the case of clearinghouse-required margin) or the FCM (in the case of “house” margin requirements of the FCM). In the event that market movements favorable to a Fund result in the Fund having posted more margin than is required, the Fund typically would have a right to return of margin from the FCM. However, the timing of such return may be uncertain. As a result, it is possible that a Fund may face liquidity constraints including potential delays in its ability to pay redemption proceeds, where margin is not immediately returned by an FCM.

In the event that a Fund fails to comply with its obligations under a Futures Account Agreement (including, for example, failing to deliver the margin required by an FCM on a timely basis), the Futures Account Agreement typically will provide the FCM with broad discretion to take remedial action against the Fund. Among other things, the FCM typically will have the right, upon the occurrence of such a failure by the Fund, to terminate any or all futures contracts in the Fund’s account with that FCM, to sell the collateral posted as margin by the Fund, to close out any open positions of the Fund in whole or in part, and to cancel any or all pending transactions with the Fund. Futures Account Agreements typically provide that a Fund will remain liable for paying to the relevant FCM, on demand, the amount of any deficiency in such Fund’s account with that FCM.

The Futures Account Agreement between a Fund and an FCM generally requires the Fund to indemnify and hold harmless the FCM, its directors, officers, employees, agents and affiliates (collectively, “indemnified persons”) from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by the indemnified persons, in connection with: (1) any failure by the Fund to perform its obligations under the Futures Account Agreement and the FCM’s exercise of its rights and remedies thereunder; (2) any failure by a Fund to comply with applicable law; (3) any action reasonably taken by the indemnified persons pursuant to the Futures Account Agreement to comply with applicable law; and (4) any actions taken by the FCM in reliance on instructions, notices and other communications that the FCM and its relevant personnel, as applicable, reasonably believes to originate from a person authorized to act on behalf of the Fund.

To the extent that the Funds trade in futures contracts on U.S. exchanges, the assets deposited by the Funds with the FCMs as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations.

Each Fund currently uses BofA Securities, Inc. (“BofAS”), RBC Capital Markets, LLC (“RBC”), ED&F Man Capital Markets (“Man”), Deutsche Bank Securities Inc. (“DBSI”), SG Americas Securities, LLC (“SGAS”) and Barclays Capital Inc. (“BCI”) as an FCM. The FCMs used by a Fund may change from time to time. The above discussion relating to BofAS, RBC, Man, DBSI, SGAS and BCI also would apply to other firms that serve as an FCM to the Funds in the future. Each of BofAS, RBC, Man, DBSI, SGAS and BCI in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and certain other funds of the Trust and as such arranges for the execution and clearing of the Funds’ futures transactions. All of BofAS, RBC, Man, DBSI, SGAS and

BCI acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give-up all such transactions to BofAS, RBC, Man, DBSI, SGAS or BCI as applicable. Each of BofAS, RBC, Man, DBSI, SGAS and BCI is registered as an FCM with the CFTC and is a member of the NFA. BofAS, RBC, Man, DBSI, SGAS and BCI are clearing members of the CBOT, CME, NYMEX, and all other major U.S. futures exchanges. None of BofAS, RBC, Man, DBSI, SGAS or BCI is affiliated with or acts as a supervisor of the Trust, the Funds, the Sponsor, the Trustee or BNYM. (the Administrator, Transfer Agent and the Custodian). None of BofAS, RBC, Man, DBSI, SGAS or BCI in its capacity as FCM, is acting as an underwriter or sponsor of the offering of the Shares, or has passed upon the merits of participating in this offering. None of BofAS, RBC, Man, DBSI, SGAS or BCI has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. None of BofAS, RBC, Man, DBSI, SGAS or BCI provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon BofAS, RBC, Man, DBSI, SGAS or BCI in deciding whether to invest in the Funds or retain their interests in the Funds. Prospective investors should also note that the Sponsor may select additional clearing brokers or replace BofAS, RBC, Man, DBSI, SGAS and/or BCI as the Funds’ clearing broker.

To the extent, if any, that a Fund enters into trades in futures on markets other than regulated U.S. futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts” for trading on domestic exchanges. Instead, funds employed in trading on foreign exchanges are deposited in “customer secured amount accounts”.

Futures Contracts and Options

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a particular underlying asset at a specified time and place or alternatively may call for cash settlement. Futures contracts are traded on a wide variety of underlying assets, including bonds, interest rates, agricultural products, stock indexes, currencies, energy, metals, economic indicators and statistical measures. The notional size and calendar term futures contracts on a particular underlying asset are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller. Each Fund generally deposits cash and/or securities with an FCM for its open positions in futures contracts, which may, in turn, transfer such deposits to the clearinghouse to protect the clearinghouse against non-payment by the Fund. The clearinghouse becomes substituted for each counterparty to a futures contract, and, in effect, guarantees performance. In addition, the FCM may require the Funds to deposit collateral in excess of the clearinghouse’s margin requirements for the FCM’s own protection.

Certain futures contracts, including stock index contracts, VIX futures contracts and certain commodity futures contracts settle in cash. The cash settlement amount reflects the difference between the contract purchase/sale price and the contract settlement price. The cash settlement mechanism avoids the potential for either counterparty to be required to deliver the underlying asset. For other futures contracts, the contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying asset or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

Futures contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of variation margin, which are the amounts of cash that the Funds agree to pay to or receive from FCMs equal to the daily fluctuation in the value of a futures contract. Additional risks associated with the use of futures contracts are imperfect correlation between movements in the price of the futures contracts and the level of the underlying benchmark and the possibility of an illiquid market for a futures contract. With futures contracts, there is minimal but some counterparty risk to the Funds since futures contracts are exchange traded and the exchange’s clearinghouse, as counterparty to all exchange-traded futures contracts, effectively guarantees futures contracts against default. Many futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If trading is not possible or if a Fund determines not to close a futures position in anticipation of adverse price movements, the Fund may be required to make daily cash payments of variation margin.

An option is a contract that gives the buyer the right, but not the obligation, to buy or sell a specified quantity of a commodity or other instrument at a specific (or strike) price within a specified period of time, regardless of the market price of that instrument.

There are two types of options: calls and puts. A call option conveys to the option buyer the right to purchase a particular futures contract at a stated price at any time during the life of the option. A put option conveys to the option buyer the right to sell a particular futures contract at a stated price at any time during the life of the option.

Money Market Instruments

Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.

U.S. Derivatives Exchanges

Derivatives exchanges, including swap execution facilities that are required under the Dodd-Frank Act, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are those operated by the Cboe Group (which includes the Cboe Futures Exchange (the “CFE”)), those operated by the CME Group (which includes the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBOT”) and the New York Mercantile Exchange (the “NYMEX”)) and the Intercontinental Exchange (“ICE”) (which includes ICE Futures U.S.).

Each derivatives exchange in the United States has an associated “clearinghouse.” Clearinghouses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearinghouse generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearinghouse to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearinghouse do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearinghouse. The clearinghouse “guarantee” of performance on open positions does not run to customers of a clearinghouse member firm. If a member firm goes bankrupt, customers could lose money.

If a Fund decides to execute derivatives transactions through such derivatives exchanges—and especially if it decides to become a direct member of one or more exchanges or swap execution facilities—a Fund would be subject to the rules of the exchange or swap executive facility, which would bring additional risks and liabilities, and potential additional regulatory requirements.

Regulations

Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate certain OTC derivatives markets, including certain OTC foreign exchange markets.

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts, and options on futures contracts and to prescribe rules and regulations governing such exchanges. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Risks Related to All Funds—Failure of the FCMs to segregate assets may increase losses in the Funds.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for derivatives professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of derivatives professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign futures exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Each Fund’s investments in Financial Instruments will be subject to regulation under the CEA and traded pursuant to CFTC and applicable exchange regulations.

Non-U.S. Derivatives Exchanges

Foreign derivatives exchanges differ in certain respects from their U.S. counterparts. Non-U.S. derivatives exchanges are generally not subject to regulation by the CFTC. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearinghouse, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. derivatives exchanges. The Sponsor does not anticipate that the Funds will hold futures traded on foreign exchanges.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of swap agreements) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

Margin

“Initial” or “original” margin is the minimum dollar amount that a counterparty to a cleared derivatives contract must deposit with its commodity broker in order to establish an open position. “Maintenance” or “variation” margin is the amount (generally less than initial margin) to which a Fund’s account may decline before the Fund must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure each Fund’s performance of the futures contracts he purchases or sells.

The minimum amount of margin required in connection with a particular futures contract is set by the clearinghouse that clears the futures contract and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a percentage of the aggregate purchase or sales price of the contract.

Brokerage firms may require higher amounts of margin than exchange minimums. These requirements may change without warning.

Margin requirements are computed each day by an FCM and the relevant clearinghouse. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the FCM. If the margin call is not met within a reasonable time, the FCM may close out the customer’s position.

PERFORMANCE OF THE OFFERED COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. The performance of each Fund, which is presented herein, will differ materially from the performance of the other series of the Trust (the “Other Funds”) which is included in the section entitled “Performance of The Other Commodity Pools Operated by the Commodity Pool Operator” in Part Two of this Prospectus.

All summary performance information is as of December 31, 2019. Performance information is set forth, in accordance with CFTC regulations, since each Fund’s inception of trading.

Name of Pool:	ProShares Ultra VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$20,238,360,242
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$4,872,099,651
Net Asset Value as of December 31, 2019	$527,636,003
Net Asset Value per Share[3] as of December 31, 2019	$12.67
Worst Monthly Loss:[4]	-51.67% (March 2016)
Worst Peak-to-Valley Loss:[5]	-100.00% (Inception— December 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	24.24%	34.25%	-42.60%	10.20%	-35.48%
February	-43.79%	5.64%	-11.29%	48.44%	-17.46%
March	-13.32%	-51.67%	-26.86%	12.39%	-10.08%
April	-28.53%	-13.26%	-12.79%	-20.67%	-18.62%
May	-25.98%	-36.41%	-23.70%	-16.23%	25.96%
June	10.78%	-14.07%	-8.79%	-2.98%	-24.06%
July	-42.05%	-45.21%	-25.99%	-23.74%	-9.46%
August	169.93%	-21.67%	-0.75%	-11.63%	17.21%
September	-17.82%	-13.70%	-28.54%	-11.59%	-21.26%
October	-50.29%	-1.25%	-26.02%	67.32%	-23.74%
November	-6.33%	-35.39%	-10.74%	-16.43%	-23.67%
December	5.41%	-19.36%	-24.16%	59.59%	-14.19%
Annual	-77.62%	-93.81%	-94.06%	57.60%	-84.44%
Year-to-Date	N/A	N/A	N/A	N/A	NA

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Short VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$12,964,871,555
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$471,748,442
Net Asset Value as of December 31, 2019	$284,437,179
Net Asset Value per Share[3] as of December 31, 2019	$65.62
Worst Monthly Loss:[4]	-89.59% (February 2018)
Worst Peak-to-Valley Loss:[5]	-91.68% (December 2017— December 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-18.32%	-22.30%	29.23%	-6.82%	13.90%
February	29.43%	-6.58%	4.35%	-89.59%	6.11%
March	4.26%	37.26%	14.69%	-6.11%	2.17%
April	15.50%	2.22%	3.04%	6.43%	6.59%
May	13.75%	20.79%	6.44%	4.45%	-10.42%
June	-11.31%	-20.28%	3.53%	-0.86%	9.13%
July	19.86%	32.73%	14.75%	8.40%	2.47%
August	-47.89%	11.27%	-12.55%	3.03%	-9.81%
September	-4.22%	-1.33%	16.54%	3.56%	7.05%
October	28.56%	-1.36%	14.64%	-18.15%	7.63%
November	-3.31%	17.32%	4.39%	4.39%	8.89%
December	-13.34%	8.55%	13.56%	-16.11%	3.84%
Annual	-17.24%	79.54%	179.12%	-91.68%	54.92%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares VIX Short-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$3,894,778,164
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$1,115,431,124
Net Asset Value as of December 31, 2019	$279,792,503
Net Asset Value per Share[3] as of December 31, 2019	$12.30
Worst Monthly Loss:[4]	-29.41% (March 2016)
Worst Peak-to-Valley Loss:[5]	-99.89% (September 2011-December 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	14.74%	19.62%	-23.72%	5.70%	-24.67%
February	-24.30%	4.01%	-5.32%	47.34%	-11.73%
March	-6.04%	-29.41%	-13.98%	9.38%	-6.13%
April	-14.83%	-5.45%	-5.35%	-13.62%	-12.54%
May	-13.40%	-19.23%	-10.71%	-10.45%	18.61%
June	7.28%	1.63%	-4.18%	-1.11%	-16.49%
July	-21.45%	-25.53%	-13.63%	-16.10%	-5.94%
August	71.07%	-11.04%	3.95%	-7.34%	13.97%
September	-4.95%	-4.60%	-15.03%	-7.58%	-14.19%
October	-27.10%	0.02%	-13.61%	42.86%	-15.80%
November	-1.15%	-17.88%	-5.09%	-10.42%	-16.26%
December	6.43%	-9.47%	-12.58%	37.96%	-9.11%
Annual	-36.73%	-67.96%	-72.49%	65.26%	-68.12%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1.	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2.	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
3.

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with Generally Accepted Accounting Principles (“GAAP”), of the pool divided by the total number of Shares outstanding as of December 31, 2019. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

4.

“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

5.

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year to date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.

6.	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Investors should consider Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to the Trust, which section is incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2019.

There has not been a material change to the financial statements or the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December  31, 2019, filed on February 28, 2020.

CHARGES

Breakeven Table

The projected twelve month breakeven analysis for the Funds is set forth in the Breakeven Table below. For purposes of calculating the amounts in the Breakeven Table for the Funds, the analysis assumes that the constant NAV per Fund is equal to the amount shown. This amount approximates the NAV of such Shares on February 20, 2020, rounded to the nearest $5.

Dollar Amount and Percentage of Expenses per Fund
Expenses (1)	ProShares Ultra VIX Short-Term Futures ETF		ProShares Short VIX Short-Term Futures ETF		ProShares VIX Short- Term Futures ETF
	$	%	$	%	$		%
Selling price per share	15.00		65.00		15.00
Management fee (2)	0.14	0.95%	0.62	0.95%	0.13		0.85%
Brokerage commissions and fees	0.13	0.85%	0.14	0.21%	0.02	(3)	0.11	%(3)
Variable create/redeem fees (4)	(0.06)	(0.38)%	(0.03)	(0.05)%	(0.01	)(3)	(0.09	)%(3)
Other expenses	0.00	0.00%	0.00	0.00%	0.00		0.00%
Total fees and expenses	0.21	1.42%	0.73	1.11%	0.14		0.87%
Interest income (5)	(0.20)	(1.33)%	(0.88)	(1.36)%	(0.24)		(1.58)%
Amount of trading income required for the NAV at the end of one year to equal the initial selling price per share (12-Month breakeven) (6)(7)	0.01	0.09%	0.00	0.00%	0.00		0.00%

(1)

The breakeven analysis set forth in this table assumes that the Shares have a constant NAV equal to the amount shown. This amount approximates the NAV of such Shares on February 20, 2020, rounded to the nearest $5. The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by each Fund during a year of an investor’s investment.

(2)

From the Management Fee, though not contractually required, the Sponsor is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, ProFunds Distributors, Inc. (“PDI”), Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to index providers. Please note that the fees and expenses paid by the Sponsor are not included in the above Breakeven Table.

(3)

The Sponsor will pay for any Matching Fund brokerage commissions on VIX futures contracts that exceed the Matching Fund’s variable create/redeem fees collected by more than 0.02% of the Matching Fund’s average net assets annually.

(4)

Authorized Participants are generally required to pay variable create and redeem fees of up to 0.10% of the value of each order they place. These variable transaction fees offset brokerage commissions incurred by the Funds and are reflected in “Brokerage commissions and fees.” Please see “Creation and Redemption of Shares—Creation and Redemption Transaction Fee.”

(5)	Based on the average three month Treasury Bill rate for the quarter ended December 31, 2019. There can be no assurance that such rate will continue to be earned in the future.
(6)

Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The breakeven amount reflected in the Breakeven Table reflects the breakeven amount for investors in the secondary market. The breakeven amount for each Authorized Participant is equal to the sum of the breakeven amount for each applicable Fund plus the amount of transaction fees paid by each Authorized Participant for each applicable Fund.

(7)	Fees and expenses are less than the anticipated interest income, therefore the net trading gains that would be necessary to offset such expenses would be zero.

Management Fee

Each Geared Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.95% per annum of its average daily net assets and the Matching Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to 0.85% per annum of its average daily net assets. “Average daily net assets” is calculated by dividing the month-end net assets of a Fund by the number of calendar days in such month.

No other Management Fee is paid by the Funds. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Licensing Fee

The Sponsor pays S&P a licensing fee for use of the Index as the index for the Funds.

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, PDI and Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding 0.021% per annum of the net assets of the Funds, individual Schedule K-1 preparation and mailing fees not exceeding 0.10% per annum of the net assets of the Funds, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

The Funds pay all of their non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Brokerage Commissions and Fees

The Geared Funds pay all of its respective brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. On average, total charges paid to FCMs are expected to be less than $7.00 per round-turn trade, although brokerage commissions and trading fees are determined on a contract-by-contract basis. The Sponsor is currently paying brokerage commissions on VIX futures contracts for the Matching Fund in amounts that exceed variable create/redeem fees collected by more than 0.02% of the Matching Fund’s average net assets annually. The Funds bear other transaction costs including the effects of trading spreads and financing costs/fees, if any, associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, currencies or commodities;

•	financial institutions;

•	regulated investment companies (“RICs”);

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for the federal alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below and which may adversely affect a Fund and/or its shareholders..

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual that is a non-resident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If an investor is a partner of a partnership holding Shares, the Trust urges such investor to consult its own tax advisor.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares.

If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax advisor concerning the particular U.S. federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Under Section 7704 of the Code, unless certain exceptions apply, a publicly traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly traded partnership if (1) interests in the partnership are traded on an established securities market or (2) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. Each Fund is a publicly traded partnership. If 90% or more of the income of a publicly traded partnership during each taxable year consists of “qualifying income” and the partnership is not required to register under the 1940 Act, it will be treated as a partnership, and not as an association or publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from certain swap agreements or regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Morgan, Lewis & Bockius LLP has acted as counsel to the Trust in connection with this registration statement. Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based on factual representations made by each Fund, in the opinion of Morgan, Lewis & Bockius LLP, each Fund is classified as a partnership for U.S. federal income tax purposes. The opinion of Morgan, Lewis & Bockius LLP, is based on various assumptions relating to each Fund’s organization, operation, assets and activities, including assumptions that each Fund will not invest in any assets except those specifically provided for currently in this Prospectus, and that neither the Trust Agreement nor any other relevant document will be otherwise amended. The opinion of Morgan, Lewis & Bockius, LLP further assumes that all factual representations and statements set forth in all relevant documents, records, and instruments are true and correct, all actions described in this Prospectus are completed in a timely fashion and that each Fund will at all times operate in accordance with the method of operation described in the Trust Agreement and this Prospectus, and is conditioned upon factual representations and covenants made by the Fund and the Sponsor regarding the Fund’s organization, operation, assets, activities and the conduct of each Fund’s operations, and assumes that such representations and covenants are accurate and complete.

Shareholders should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion. The Sponsor will use its best efforts to operate each Fund in such manner as is necessary for a Fund to continue to meet the Qualifying Income Exception.

While it is expected that each Fund will operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities a Fund is undertaking and the possibility of future changes in a Fund’s circumstances, it is possible that a Fund will not so qualify for any particular year. Morgan, Lewis & Bockius LLP has no obligation to advise a Fund or its shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. A Fund’s taxation as a partnership will depend on such Fund’s ability to meet, on a continuing basis, through actual operating results, the Qualifying Income Exception, the compliance of which will not be reviewed by Morgan, Lewis & Bockius LLP. Accordingly, no assurance can be given that the actual results of a Fund’s operations for any taxable year will satisfy the Qualifying Income Exception.

If for any reason a Fund becomes taxable as a corporation for U.S. federal income tax purposes, such Fund’s items of income and deduction would not pass through to the Fund’s shareholders and shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Fund would be required to pay income tax at the regular corporate rate (currently 21%) on its net income. Distributions by the Fund to the shareholders would constitute dividend income taxable to such shareholders, to the extent of the Fund’s earnings and profits, and the payment of these distributions would not be deductible by the Fund. These consequences would have a material adverse effect on the Fund, the Fund’s shareholders and the value of the Shares.

If at the end of any taxable year a Fund fails to meet the Qualifying Income Exception, the Fund may still qualify as a partnership if the Fund is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (1) the failure is cured within a reasonable time after discovery, (2) the failure is determined by the IRS to be inadvertent, and (3) the Fund agrees to make such adjustments or to pay such amounts as are determined by the IRS. It is not possible to state whether a Fund would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the Fund’s first taxable year as a publicly traded partnership. If this relief provision is not applicable to a particular set of circumstances involving a Fund, it will not qualify as a partnership for U.S. federal income tax purposes. Even if this relief provision applies and a Fund retains its partnership qualification, the Fund or its shareholders (during the failure period) will be required to pay such amounts as determined by the IRS.

The remainder of this discussion assumes that each Fund is taxed as a partnership for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership generally does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in a Fund is required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in a Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of the Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. Each Fund uses the accrual method of accounting. For taxable years beginning after December 31, 2017 and before January 1, 2026, a 20% deduction is available to non-corporate shareholders for “qualified publicly traded partnership income” within the meaning of Section 199A(e)(5) of the Code. Qualified publicly traded partnership income includes a Fund’s income effectively connected with the Fund’s trade or business, but does not include certain investment income. In light of the expected character of the income of the Funds, it is unclear whether any of a Fund’s income will be eligible for the deduction. Potential investors should consult their tax advisors regarding the availability of such deduction for their allocable share of a Fund’s items of income, gain, deduction and loss.

Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury securities or other cash and cash equivalents held in a Fund’s portfolio. Each Fund may hold U.S. Treasury securities or other debt instruments with “acquisition discount” or “original issue discount,” in which case shareholders in such Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in such Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by such Fund. Income or loss from transactions involving certain derivative instruments, such as periodic and certain non-periodic payments in swap transactions, will also generally constitute ordinary income or loss and may result in recognition of taxable income to a U.S. Shareholder on a current basis even though receipt of those amounts may occur in a subsequent year.

The character and timing of income that a Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and the U.S. Congress (“Congress”) sometimes take steps which change the manner in which certain positions are taxed. For example, the IRS has issued guidance indicating that a position that certain taxpayers were previously accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released a Notice (the “IRS Notice”) seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The IRS Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As the Funds pass through their items of income, gain and loss to shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts (as defined herein). A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options and certain non-U.S. currency forward contracts. The Sponsor expects substantially all of a Fund’s futures contracts and foreign currency forward contracts to qualify as Section 1256 Contracts. Swap agreements and non-currency forward contracts are generally not Section 1256 Contracts. Section 1256 Contracts held by the Funds at the end of a taxable year of the Funds will be treated for U.S. federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by a Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by a Fund. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year. Due to the Funds’ investment strategy, it is also likely that a significant portion of any capital gain or loss realized by the Funds with respect to non-Section 1256 Contracts will be short-term.

Allocation of the Funds’ Gains and Losses

For U.S. federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items is determined by the Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “ Monthly Allocation and Revaluation Conventions” and “ Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund applies certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of the Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below

Under the monthly allocation convention, whoever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer. For the initial month of a Fund’s operations, the shareholders at the close of trading at month-end received that month’s allocation.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that a transfer of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, a Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the shareholders of existing Shares with any unrealized gain or loss in that Fund’s assets. This results in the allocation of items of a Fund’s income, gain, loss, deduction and credit to existing shareholders of Shares to account for the difference between the tax basis and fair market value of property owned by such Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in a Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally uses a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the shareholders of existing Shares with any unrealized gain or loss in a Fund’s assets based on a calculation utilizing the creation/redemption price of a Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in a Fund’s assets at the time it acquires the Shares or (2) a purchaser of newly issued Shares will not be allocated its entire share in the loss in a Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the shareholders under the principles of the remedial method of Section 1.704-3(d) of the Regulations.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

Section 754 Election

Each Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in that Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in that Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in that Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of a Fund’s assets associated with all of the other shareholders. Depending on the relationship between a shareholder’s purchase price for Shares and its unadjusted share of a Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the shareholder as compared to the amount of gain or loss a shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Section 754 of the Code, a Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to a Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by a Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a shareholder may have adverse tax consequences.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each shareholder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that a Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that a Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a shareholder’s outside basis in its share of the Fund interests and its share of inside basis.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “— U.S. Shareholders—Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “— U.S. Shareholders—Disposition of Shares” below. The Funds do not currently expect to make any cash distributions.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit. If a Fund disposes of assets in connection with the redemption of a Creation Unit, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by a Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of a Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. The maximum rate is currently 20%. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may generally also offset up to $3,000 per year of ordinary income.

Tax on Investment Income

Certain U.S. Shareholders that are individuals, estates or trusts must pay an additional 3.8% tax on their “net investment income.” U.S. Shareholders should consult their own tax advisors regarding the effect, if any, of this tax on their investment in the Funds.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (1) the amount of cash paid by such U.S. Shareholder for its Shares and (2) such U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (1) the U.S. Shareholder’s share of a Fund’s taxable income, including capital gain, (2) the U.S. Shareholder’s share of a Fund’s income, if any, that is exempt from tax and (3) any increase in the U.S. Shareholder’s share of a Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (1) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (2) the U.S. Shareholder’s share of a Fund’s losses and deductions, (3) the U.S. Shareholder’s share of a Fund’s expenditures that is neither deductible nor properly chargeable to its capital account and (4) any decrease in the U.S. Shareholder’s share of a Fund’s liabilities.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Shareholder’s share of losses and expenses of a Fund is subject to certain limitations, including, but not limited to, rules providing that: (1) a U.S. Shareholder may not deduct a Fund’s losses that are allocated to it in excess of its adjusted tax basis in its Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity and (3) the ability of individuals to take certain miscellaneous itemized deductions (including management fees) is suspended for the taxable years beginning after December 31, 2017 and before January 1, 2026. . In addition, expenses that are miscellaneous itemized deductions are also not deductible in determining the alternative minimum tax liability of a non-corporate U.S. shareholder. Each Fund will report its expenses on a pro rata basis to the shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. It is anticipated that management fees the Funds will pay will constitute miscellaneous itemized deductions.

To the extent that a loss or expense that cannot be deducted currently is allocated to a U.S. Shareholder, such U.S. Shareholder may be required to report taxable income in excess of its economic income or cash distributions on the Shares.

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the U.S. Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates. A U.S. Shareholder’s distributive share of certain interest paid or accrued by a Fund, or certain entities in which such Fund invests may be treated as “business interest,” which is subject to separate limitations on deductibility.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. Each Fund has elected to treat such expenses as ratably deductible over 180 months, beginning with the month the Fund is considered to have started its investment activities for federal tax purposes. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions, which are not deductible for taxable years beginning after December 31, 2017 and before January 1, 2026. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Prospective shareholders are urged to consult their own tax advisors with regard to these and other limitations on the ability to deduct losses or expenses with respect to an investment in a Fund.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among a Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for U.S. federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, a Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of a Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise a Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by Each Fund

Each Fund will file a partnership tax return with the IRS and a Schedule K-1 to the shareholders. Accordingly, tax information will be provided to shareholders on a Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but generally not later than March 15. Each Schedule K-1 provided to a shareholder will set forth the shareholder’s share of such Fund’s tax items (i.e., income, gain, loss, deduction and other items) in a manner sufficient for a shareholder to complete its tax return with respect to its investment in the Fund’s Shares.

Each shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to a Fund its name and address and the other information and forms as may be reasonably requested by a Fund for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Funds, it is not certain that the IRS will agree with the manner in which tax reporting by a Fund will be undertaken. Therefore, shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by a Fund and any nominee will be undertaken.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares. These rules, however, should not affect the amount or timing of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the Shares.

Audits and Adjustments to Tax Liability

The Sponsor is expected to be designated as the “partnership representative” (within the meaning of Section 6223 of the Code) of each Fund to act on their behalf in connection with IRS audits and related proceedings.

The partnership representative’s actions, including the partnership representative’s agreement to adjustments of a Fund’s income in settlement of an IRS audit of such Fund, will bind all Shareholders. Shareholders will not be required to receive notice of any audit of a Fund tax return and will not be entitled to participate in any such audit. A Fund may be liable for U.S. federal income tax on any imputed underpayment of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If a Fund is required to pay any U.S. federal income taxes on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. Under certain circumstances, a Fund may be eligible to make an election to cause the shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. However, there can be no assurance that such election will be made or effective. If the election is made, the Fund would be required to provide shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with Adjustment Statements. Those shareholders would be required to take the adjustment into account in the taxable year in which the Adjustment Statements are issued.

In general, if a Fund pays the tax resulting from the adjustment, the amount will be determined by applying the highest rate of tax in effect for the audited year to the net adjustment amount, subject to possible reduction, with the approval of the IRS, to account for certain types of income and for tax-exempt Shareholders.

Shareholders should discuss with their own tax advisors the possible implications of the new rules with respect to an investment in a Fund.

Foreign Tax Credits

Subject to generally applicable limitations, , U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for U.S. federal income tax purposes, both their share of a Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, a Fund. U.S. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or elect to treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisors regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisors could be required to maintain a list of persons investing in that Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

U.S. Shareholders should consult their own tax advisors regarding any tax reporting or filing obligations they may have as a result of their acquisition, ownership or disposition of Shares.

Non-U.S. Shareholders

Except as described below, each Fund anticipates that a non-U.S. Shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. The Funds have not sought a ruling from the IRS or an opinion of counsel as to whether they will be engaged in the conduct of a trade or business within the United States, but there are no assurances that the IRS will agree with the Funds’ determination in this regard. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of Shares in a Fund’s or such shareholder’s distributive share of capital gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business. If a Fund has any “effectively connected income,” then the purchaser or transferee of Shares would be required to withhold a 10% tax on the “amount realized” by the non-U.S. Shareholder on the sale or exchange of Shares. The IRS, however, has temporarily suspended the 10% withholding requirement on sales of certain publicly traded partnership interests by foreign persons until it has a chance to issue final Treasury Regulations. Each Fund believes that it is a publicly traded partnership for purposes of these rules and is eligible for the temporary suspension of these withholding provisions. On May 7, 2019, the IRS released proposed Treasury Regulations (“Proposed Regulations”) that would impose a withholding obligation on brokers through which a sale or exchange of Shares is effected unless an exception applies. The Proposed Regulations are generally proposed to be effective for transfers of publicly traded partnership interests, such as the Shares, occurring on or after the date that is 60 days after the Proposed Regulations are finalized. Until such date, the temporary suspension of these withholding provisions remains in effect. It is unclear when the Proposed Regulations may be finalized and if so to what extent the Proposed Regulations will be adopted. A Non-U.S. Shareholder also could be liable for state/local income taxes, and could have corresponding state/local tax filing requirements.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” generally neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the relevant Fund with a timely and properly completed and executed IRS Form W-8BEN, W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (“FATCA”) generally impose a reporting and 30% withholding tax regime with respect to certain items of U.S. source income (including dividends and interest) (“Withholdable Payments”). Pursuant to recently proposed regulations, the U.S. Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. As a general matter, the rules are designed to require U.S. persons’ direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership. The withholding rules generally apply to Withholdable Payments.

The rules may subject a non-U.S. Shareholder’s share of Withholdable Payments received by a Fund to 30% withholding tax unless such shareholder provides information, representations and waivers of non-U.S. law as may be required to comply with the provisions of the rules, including information regarding certain U.S. direct and indirect owners of such non-U.S. Shareholder. A non-U.S. Shareholder that is treated as a “foreign financial institution” will generally be subject to withholding unless it agrees to report certain information to the IRS regarding its U.S. accountholders and those of its affiliates.

Prospective shareholders should consult their own advisors regarding the requirements under FATCA with respect to their own situation.

Regulated Investment Companies (“RICs”)

The treatment of a RIC’s investment in a Fund will depend, in part, on whether a Fund is classified as a qualified publicly traded partnership within the meaning of Section 815(h) of the Code (a “qualified PTP”)s. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat gross income and gross gains derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. A RIC is not required to look through to the underlying qualified PTPs assets when testing compliance with the gross income test applicable to determining whether an entity qualified as a RIC. A RIC, however, may be required to look through a qualified publicly traded partnership when testing compliance with the asset diversification tests. A RIC will also be required to look through corporations in which the RIC owns a 20% or more voting stock interest in determining whether a RIC has invested up to 25% of its assets in qualified PTPs, including other issuers, when testing compliance with the asset diversification tests applicable to RICs under the Code. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated earning its proportionate share of the partnership’s gross income and gross gains for purposes of the asset and income tests relevant to determining whether an entity qualifies as a RIC.

It is intended that the Funds are and will continue to be qualified PTPs for any taxable year in which such a Fund realizes sufficient gross income from its commodity futures transactions. However, qualification of such Funds as qualified PTPs depends on performance of a Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of a Fund will conform to prior experience. In addition, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of such a Fund as a qualified PTP. RIC investors are urged to monitor their investment in such Funds and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”), to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition. Each Fund does not expect to incur a significant amount of acquisition indebtedness with respect to its assets.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by a Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with a Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. Any tax-exempt shareholder that recognizes UBTI will be required to compute such UBTI separately for each line of unrelated business if such shareholder has more than one unrelated trade or business. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns; in view of the potential for UBTI, the Shares may not be a suitable investment for a charitable remainder trust.

Certain tax-exempt shareholders that are private educational institutions will be subject to a 1.4% excise tax on their net investment income.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisors to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

Euroclear System

Any participant of the Euroclear System that holds Shares in the Euroclear System will be deemed to have represented to and agreed with the Funds and Euroclear Bank as a condition to Shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and

(c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in the Shares and related income distributions of such participant.

PART TWO

GENERAL POOL DISCLOSURE

This Prospectus has two parts: the offered series disclosure and the general pool disclosure. These parts are bound together and are incomplete if not distributed together to prospective participants.

PERFORMANCE OF THE OTHER COMMODITY POOLS OPERATED BY

THE COMMODITY POOL OPERATOR

The following performance information is presented in accordance with CFTC regulations. The performance of each Fund will differ materially from the performance of the following commodity pools operated by the Sponsor (the “Other Funds”, which is included herein. The performance of the Other Funds, which is summarized herein, is materially different from the Geared Funds and the Matching Fund, and the past performance summaries of the Other Funds below are generally not representative of how the Geared Funds or the Matching Fund might perform in the future.

All summary performance information is as of December 31, 2019, except as noted. Performance information is set forth, in accordance with CFTC regulations, since each Fund’s inception of trading.

Name of Pool:	ProShares Ultra Bloomberg Crude Oil
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$11,728,600,742
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$793,755,686
Net Asset Value as of December 31, 2019	$309,844,582
Net Asset Value per Share[3] as of December 31, 2019	$20.37
Worst Monthly Loss:[4]	-40.66% (November 2018)
Worst Peak-to-Valley Loss:[5]	-98.69% (Inception—December 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-21.61%	-24.75%	-7.28%	14.44%	37.17%
February	4.51%	-16.75%	2.10%	-8.64%	10.52%
March	-17.91%	14.14%	-14.18%	11.06%	8.71%
April	43.29%	31.14%	-6.77%	11.67%	12.78%
May	-2.26%	9.78%	-6.09%	-4.72%	-30.81%
June	-4.80%	-6.05%	-10.82%	17.42%	16.85%
July	-38.93%	-28.95%	16.64%	-10.52%	-0.54%
August	0.96%	9.10%	-10.36%	4.71%	-12.95%
September	-20.34%	11.46%	15.62%	11.19%	-5.39%
October	3.83%	-7.66%	8.73%	-20.14%	0.73%
November	-23.74%	6.48%	10.15%	-40.66%	2.59%
December	-28.92%	12.93%	10.42%	-22.95%	22.63%
Annual	-75.21%	-7.23%	1.42%	-44.82%	55.99%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Crude Oil
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$6,021,991,338
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$19,018,937
Net Asset Value as of December 31, 2019	$125,451,681
Net Asset Value per Share[3] as of December 31, 2019	$12.19
Worst Monthly Loss:[4]	-35.22% (April 2015)
Worst Peak-to-Valley Loss:[5]	-84.64% (February 2016—December 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	13.70%	17.85%	5.18%	-13.38%	-29.89%
February	-14.92%	1.14%	-3.06%	7.43%	-11.14%
March	14.97%	-18.27%	13.56%	-11.79%	-9.00%
April	-35.22%	-29.23%	5.81%	-12.16%	-12.55%
May	-1.23%	-11.42%	2.69%	2.56%	38.83%
June	2.38%	0.72%	8.90%	-16.97%	-17.80%
July	55.07%	33.66%	-16.58%	9.02%	-2.51%
August	-13.62%	-13.03%	8.88%	-6.01%	6.76%
September	14.99%	-16.03%	-14.83%	-11.15%	-6.54%
October	-8.93%	5.69%	-9.51%	21.99%	-2.22%
November	26.63%	-13.39%	-10.56%	56.22%	-5.59%
December	31.98%	-13.41%	-10.59%	15.00%	-19.44%
Annual	70.82%	-52.41%	-23.30%	22.52%	-59.07%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$83,714,259
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$7,564,711
Net Asset Value as of December 31, 2019	$6,204,424
Net Asset Value per Share[3] as of December 31, 2019	$13.79
Worst Monthly Loss:[4]	-13.00% (January 2015)
Worst Peak-to-Valley Loss:[5]	-60.33% (November 2009—September 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-13.00%	-0.90%	4.71%	6.66%	-0.67%
February	-2.18%	0.54%	-3.92%	-3.83%	-1.60%
March	-8.11%	9.10%	1.00%	1.16%	-3.14%
April	8.86%	1.03%	3.97%	-4.05%	-0.41%
May	-4.57%	-5.83%	5.96%	-6.67%	-1.20%
June	2.75%	-0.96%	2.98%	-0.72%	3.18%
July	-3.17%	1.22%	7.08%	-0.11%	-5.64%
August	4.05%	-0.80%	0.74%	-1.93%	-1.86%
September	-1.02%	1.13%	-1.72%	-0.35%	-1.97%
October	-3.40%	-4.80%	-3.17%	-5.20%	4.25%
November	-7.87%	-7.10%	3.96%	-0.54%	-2.69%
December	5.33%	-1.76%	1.13%	1.90%	3.22%
Annual	-21.95%	-9.63%	24.42%	-13.48%	-8.64%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$2,715,284,041
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$(60,904,428)
Net Asset Value as of December 31, 2019	$120,581,173
Net Asset Value per Share[3] as of December 31, 2019	$26.80
Worst Monthly Loss:[4]	-8.72% (March 2016)
Worst Peak-to-Valley Loss:[5]	-26.84% (November 2015—January 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	14.22%	0.51%	-4.87%	-6.44%	0.67%
February	1.64%	-1.04%	3.89%	3.78%	1.72%
March	7.50%	-8.72%	-1.32%	-1.30%	3.28%
April	-8.70%	-1.26%	-4.03%	4.20%	0.55%
May	4.12%	5.90%	-5.89%	7.00%	1.39%
June	-3.42%	0.28%	-3.09%	0.53%	-3.00%
July	2.76%	-1.42%	-6.81%	0.11%	6.04%
August	-4.61%	0.51%	-0.92%	1.84%	1.96%
September	0.52%	-1.32%	1.57%	0.31%	2.09%
October	2.94%	4.77%	3.10%	5.54%	-3.98%
November	8.11%	7.26%	-3.99%	0.51%	2.79%
December	-5.84%	1.38%	-1.19%	-1.82%	-3.11%
Annual	18.28%	6.05%	-21.69%	14.41%	10.39%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$30,492,596
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$7,117,403
Net Asset Value as of December 31, 2019	$5,580,964
Net Asset Value per Share[3] as of December 31, 2019	$55.83
Worst Monthly Loss:[4]	-16.28% (November 2016)
Worst Peak-to-Valley Loss:[5]	-64.98% (August 2011—July 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	3.80%	-1.64%	6.67%	6.19%	0.85%
February	-3.83%	14.96%	0.80%	4.26%	-4.85%
March	-0.66%	0.08%	1.38%	0.02%	0.80%
April	0.76%	11.41%	-0.44%	-5.66%	-1.55%
May	-7.61%	-7.91%	0.96%	0.56%	5.34%
June	2.63%	14.33%	-3.38%	-3.90%	0.67%
July	-2.67%	1.96%	3.81%	-2.31%	-2.22%
August	4.25%	-3.10%	0.20%	0.83%	4.35%
September	1.94%	3.70%	-4.86%	-4.75%	-3.74%
October	-1.35%	-6.77%	-2.33%	0.98%	-0.15%
November	-4.04%	-16.28%	1.76%	-1.54%	-2.93%
December	4.51%	-4.62%	-0.67%	6.54%	0.94%
Annual	-3.05%	1.24%	3.42%	0.35%	-2.96%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Yen
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$1,941,833,172
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$(161,572,324)
Net Asset Value as of December 31, 2019	$38,132,320
Net Asset Value per Share[3] as of December 31, 2019	$76.37
Worst Monthly Loss:[4]	-13.65% (February 2016)
Worst Peak-to-Valley Loss:[5]	-36.16% (May 2015—September 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-4.19%	1.18%	-6.99%	-6.02%	-0.88%
February	3.62%	-13.65%	-1.08%	-4.36%	5.17%
March	0.32%	-0.43%	-1.72%	-0.23%	-0.72%
April	-0.99%	-11.15%	0.19%	5.87%	1.61%
May	7.88%	8.16%	-1.30%	-0.69%	-5.00%
June	-3.00%	-13.59%	3.24%	4.01%	-0.51%
July	2.34%	-3.07%	-3.88%	2.31%	2.30%
August	-4.79%	2.67%	-0.42%	-0.85%	-4.33%
September	-2.22%	-4.04%	4.73%	4.94%	3.96%
October	1.08%	6.84%	2.26%	-0.96%	0.18%
November	3.95%	18.56%	-1.88%	1.65%	2.94%
December	-4.69%	4.42%	0.58%	-6.16%	-0.89%
Annual	-1.55%	-8.76%	-6.61%	-1.39%	3.36%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$666,519,680
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$93,940,835
Net Asset Value as of December 31, 2019	$110,726,032
Net Asset Value per Share[3] as of December 31, 2019	$49.21
Worst Monthly Loss:[4]	-14.67% (November 2016)
Worst Peak-to-Valley Loss:[5]	-73.12% (August 2011—December 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	8.78%	9.75%	11.40%	8.07%	5.88%
February	-7.45%	22.46%	6.82%	-4.34%	-1.41%
March	-4.70%	-0.20%	-2.09%	0.49%	-3.69%
April	-1.44%	7.59%	3.15%	-2.03%	-1.98%
May	1.62%	-11.52%	-0.44%	-1.61%	3.03%
June	-3.70%	18.01%	-4.11%	-8.63%	16.14%
July	-12.35%	2.86%	3.76%	-5.06%	1.59%
August	6.39%	-5.20%	6.64%	-3.42%	12.99%
September	-3.97%	1.70%	-4.68%	-2.90%	-7.40%
October	4.81%	-7.84%	-2.41%	4.15%	5.73%
November	-13.85%	-14.67%	1.25%	-0.01%	-6.44%
December	-0.69%	-5.81%	1.36%	9.73%	6.92%
Annual	-25.68%	10.68%	21.19%	-6.90%	32.56%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Gold
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$885,479,994
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$96,610,575
Net Asset Value as of December 31, 2019	$21,047,560
Net Asset Value per Share[3] as of December 31, 2019	$53.02
Worst Monthly Loss:[4]	-20.47% (February 2016)
Worst Peak-to-Valley Loss:[5]	-54.68% (November 2015—August 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-9.28%	-9.65%	-11.36%	-7.80%	-5.65%
February	7.27%	-20.47%	-6.93%	4.22%	1.21%
March	4.01%	-1.45%	1.41%	-0.85%	3.49%
April	0.59%	-8.04%	-3.59%	1.81%	1.87%
May	-2.32%	11.92%	-0.13%	1.31%	-3.14%
June	3.00%	-16.76%	3.71%	9.25%	-14.44%
July	12.87%	-3.43%	-4.01%	5.18%	-1.85%
August	-7.05%	4.85%	-6.83%	3.26%	-12.09%
September	3.00%	-2.22%	4.45%	2.74%	7.21%
October	-5.55%	7.78%	2.00%	-4.40%	-5.71%
November	15.18%	15.76%	-1.48%	-0.23%	6.48%
December	-0.43%	5.16%	-1.62%	-8.98%	-6.65%
Annual	19.90%	-21.19%	-22.83%	3.98%	-27.65%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$3,037,701,973
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$1,180,149,122
Net Asset Value as of December 31, 2019	$239,254,842
Net Asset Value per Share[3] as of December 31, 2019	$31.70
Worst Monthly Loss:[4]	-19.67% (May 2016)
Worst Peak-to-Valley Loss:[5]	-96.96% (April 2011—May 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	10.95%	2.96%	12.62%	3.85%	6.81%
February	-5.20%	8.87%	11.21%	-9.39%	-6.68%
March	0.19%	7.86%	-3.08%	-2.37%	-6.79%
April	-1.57%	33.68%	-7.53%	0.65%	-2.92%
May	1.07%	-19.67%	-1.72%	1.56%	-5.62%
June	-11.68%	29.58%	-9.94%	-6.78%	9.58%
July	-14.58%	17.59%	2.62%	-7.87%	14.13%
August	-2.57%	-13.33%	6.18%	-10.29%	22.48%
September	2.35%	5.61%	-6.06%	-5.18%	-15.15%
October	12.78%	-16.49%	-1.01%	-0.15%	12.79%
November	-19.22%	-13.12%	-3.35%	-2.05%	-12.10%
December	-4.31%	-5.94%	3.12%	17.23%	9.49%
Annual	-31.25%	23.57%	0.34%	-21.34%	20.10%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Silver
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	December 1, 2008
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$2,446,930,583
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$230,192,889
Net Asset Value as of December 31, 2019	$13,834,163
Net Asset Value per Share[3] as of December 31, 2019	$26.76
Worst Monthly Loss:[4]	-27.13% (April 2016)
Worst Peak-to-Valley Loss:[5]	-59.31% (December 2015—October 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-13.48%	-5.29%	-12.52%	-4.21%	-6.80%
February	3.38%	-10.36%	-11.09%	9.56%	6.50%
March	-2.16%	-9.47%	1.26%	1.93%	6.31%
April	-0.23%	-27.13%	7.04%	-1.41%	2.60%
May	-3.34%	22.15%	0.55%	-2.14%	5.22%
June	12.17%	-24.93%	9.89%	6.22%	-9.65%
July	14.72%	-18.65%	-4.92%	7.90%	-13.11%
August	-0.50%	12.60%	-7.78%	10.68%	-19.88%
September	-3.90%	-8.04%	4.97%	4.91%	12.25%
October	-14.19%	16.98%	0.11%	-0.59%	-11.99%
November	22.43%	10.18%	2.91%	1.20%	12.60%
December	2.41%	3.60%	-3.73%	-15.29%	-9.59%
Annual	11.72%	-42.24%	-14.97%	17.05%	-27.94%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares VIX Mid-Term Futures ETF
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	January 3, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$632,049,716
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$210,098,384
Net Asset Value as of December 31, 2019	$45,986,584
Net Asset Value per Share[3] as of December 31, 2019	$21.27
Worst Monthly Loss:[4]	-15.41% (October 2015)
Worst Peak-to-Valley Loss:[5]	-94.26% (September 2011—September 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	6.98%	8.60%	-12.29%	-0.14%	-11.93%
February	-10.54%	5.89%	-3.69%	16.38%	-8.36%
March	0.83%	-15.06%	-10.39%	7.55%	0.62%
April	-5.10%	3.55%	-5.88%	-7.00%	-2.16%
May	-6.52%	-6.39%	-2.30%	-6.44%	8.04%
June	0.90%	1.71%	-6.36%	-0.53%	-6.37%
July	-7.88%	-8.54%	-8.17%	-6.61%	1.09%
August	27.18%	-0.56%	3.85%	-1.45%	9.33%
September	-0.83%	-3.24%	-3.77%	-2.95%	-0.75%
October	-15.41%	-2.07%	-8.44%	21.33%	-3.45%
November	-0.36%	-4.58%	1.65%	-5.13%	-2.19%
December	0.30%	-1.41%	-9.22%	12.55%	-4.16%
Annual	-15.16%	-21.91%	-49.47%	25.17%	-20.21%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$894,196,876
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$155,495,871
Net Asset Value as of December 31, 2019	$45,160,205
Net Asset Value per Share[3] as of December 31, 2019	$8.40
Worst Monthly Loss:[4]	-57.68% (December 2018)
Worst Peak-to-Valley Loss:[5]	-99.79% (Inception—December 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-16.96%	-6.84%	-30.47%	4.81%	-5.56%
February	-0.34%	-46.12%	-23.59%	-21.65%	-4.00%
March	-10.49%	16.16%	22.55%	2.50%	-11.33%
April	2.42%	15.98%	0.42%	-1.95%	-10.47%
May	-12.18%	-4.07%	-17.02%	10.78%	-12.61%
June	10.59%	47.36%	-4.46%	-1.88%	-12.90%
July	-9.47%	-4.53%	-15.95%	-8.21%	-5.36%
August	-6.16%	-8.03%	14.11%	8.41%	-1.50%
September	-17.03%	-7.09%	-6.73%	4.13%	-0.33%
October	-25.89%	-0.83%	-17.07%	12.17%	3.06%
November	-20.40%	8.57%	-1.20%	75.57%	-31.78%
December	-1.68%	20.88%	-8.83%	-57.68%	-7.22%
Annual	-69.88%	1.50%	-65.37%	-22.53%	-66.80%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Natural Gas
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 4, 2011
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$384,451,133
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$(21,850,590)
Net Asset Value as of December 31, 2019	$12,515,603
Net Asset Value per Share[3] as of December 31, 2019	$38.53
Worst Monthly Loss:[4]	-63.45% (November 2018)
Worst Peak-to-Valley Loss:[5]	-86.13% (February 2016—November 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	3.30%	1.27%	29.38%	-9.49%	-7.09%
February	-4.74%	71.49%	23.73%	24.33%	1.36%
March	5.89%	-17.44%	-20.93%	-3.50%	11.30%
April	-7.71%	-19.84%	-3.34%	0.55%	10.26%
May	8.57%	-0.52%	15.56%	-11.06%	11.49%
June	-14.67%	-35.93%	1.52%	0.64%	10.46%
July	6.87%	-2.13%	14.05%	7.99%	0.50%
August	3.54%	4.35%	-13.95%	-8.74%	-1.67%
September	17.35%	4.33%	4.07%	-6.38%	-3.19%
October	30.43%	-3.38%	18.01%	-13.86%	-5.90%
November	19.82%	-12.71%	-3.35%	-63.45%	35.41%
December	-8.04%	-24.57%	2.21%	92.78%	2.78%
Annual	66.27%	-50.35%	70.91%	-45.27%	78.29%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Short Euro
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	June 26, 2012
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$57,347,018
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$(940,068)
Net Asset Value as of December 31, 2019	$2,282,195
Net Asset Value per Share[3] as of December 31, 2019	$45.64
Worst Monthly Loss:[4]	-4.43% (March 2016)
Worst Peak-to-Valley Loss:[5]	-14.14% (December 2016— January 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	6.92%	0.24%	-2.43%	-3.26%	0.43%
February	0.85%	-0.51%	1.93%	1.88%	0.96%
March	3.79%	-4.43%	-0.66%	-0.63%	1.70%
April	-4.41%	-0.64%	-2.00%	2.08%	0.36%
May	2.06%	2.92%	-2.95%	3.52%	0.77%
June	-1.67%	0.18%	-1.53%	0.31%	-1.47%
July	1.43%	-0.76%	-3.43%	0.11%	3.06%
August	-2.30%	0.25%	-0.44%	0.99%	1.05%
September	0.27%	-0.69%	0.80%	0.20%	1.16%
October	1.50%	2.39%	1.57%	2.81%	-1.89%
November	3.96%	3.58%	-2.02%	0.36%	1.45%
December	-2.89%	0.71%	-0.54%	-0.85%	-1.57%
Annual	9.30%	3.04%	-11.24%	7.58%	6.07%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Australian Dollar
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$40,408,052
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$140,182
Net Asset Value as of December 31, 2019	$5,608,612
Net Asset Value per Share[3] as of December 31, 2019	$56.09
Worst Monthly Loss:[4]	-14.12% (March 2016)
Worst Peak-to-Valley Loss:[5]	-33.48% (September 2015—January 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	9.00%	5.13%	-9.74%	-6.36%	-6.11%
February	-1.36%	-2.33%	-2.50%	7.45%	4.98%
March	3.90%	-14.12%	0.30%	2.05%	-0.17%
April	-8.19%	0.88%	3.82%	4.04%	1.45%
May	6.37%	9.89%	1.27%	-1.11%	3.46%
June	-2.65%	-6.95%	-6.84%	4.28%	-2.34%
July	10.70%	-4.20%	-7.95%	-0.93%	5.47%
August	4.60%	1.80%	1.03%	6.65%	3.35%
September	2.03%	-4.13%	2.52%	-1.25%	-0.36%
October	-3.84%	0.94%	4.76%	4.19%	-3.94%
November	-3.38%	5.65%	2.16%	-6.29%	3.98%
December	-2.26%	4.25%	-6.21%	7.54%	-7.07%
Annual	13.94%	-5.45%	-17.26%	20.68%	1.68%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraPro 3x Crude Oil ETF†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 24, 2017
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$477,972,862
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$25,256,905
Net Asset Value as of December 31, 2019	$70,859,329
Net Asset Value per Share[3] as of December 31, 2019	$21.47
Worst Monthly Loss:[4]	-55.93% (November 2018)
Worst Peak-to-Valley Loss:[5]	-79.91% (September 2018—December 2018)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January				21.88%	58.31%
February				-13.37%	15.30%
March*			16.98%	16.04%	12.85%
April			-10.47%	17.06%	19.04%
May			-10.32%	-7.95%	-43.50%
June			-16.85%	25.86%	24.34%
July			24.62%	-16.39%	-2.06%
August			-15.97%	6.39%	-21.33%
September			23.61%	16.64%	-11.23%
October			12.65%	-29.41%	0.44%
November			15.00%	-55.93%	2.64%
December			15.42%	-35.43%	35.12%
Annual			51.15%	-65.37%	64.10%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

*	Represents rate of return from inception to March 31, 2017, as the inception of trading date for the pool was after March 1, 2017.
†

ProShares UltraPro 3x Crude Oil ETF is no longer in operation and, as of March 31, 2020, is in the process of liquidating. Proceeds of the liquidation are currently scheduled to be sent to shareholders on or about April 3, 2020.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraPro 3x Short Crude Oil ETF†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	March 24, 2017
Aggregate Gross Capital Subscriptions[1] as of December 31, 2019	$405,395,862
Aggregate Net Capital Subscriptions[2] as of December 31, 2019	$101,934,019
Net Asset Value as of December 31, 2019	$91,389,147
Net Asset Value per Share[3] as of December 31, 2019	$10.66
Worst Monthly Loss:[4]	-42.29% (January 2019)
Worst Peak-to-Valley Loss:[5]	-89.93% (June 2017—December 2019)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January				-19.72%	-42.29%
February				10.44%	-16.88%
March*			-15.37%	-17.91%	-13.66%
April			8.31%	-18.40%	-18.72%
May			2.69%	2.79%	61.35%
June			12.44%	-25.26%	-26.77%
July			-24.62%	12.74%	-4.90%
August			12.49%	-9.50%	7.38%
September			-21.91%	-16.69%	-15.78%
October			-14.52%	33.47%	-3.92%
November			-15.95%	90.61%	-9.40%
December			-15.95%	19.22%	-28.09%
Annual			-57.67%	17.63%	-78.59%
Year-to-Date	N/A	N/A	N/A	N/A	N/A

*	Represents rate of return from inception to March 31, 2017, as the inception of trading date for the pool was after March 1, 2017.
†

ProShares UltraPro 3x Short Crude Oil ETF is no longer in operation and, as of March 31, 2020, is in the process of liquidating. Proceeds of the liquidation are currently scheduled to be sent to shareholders on or about April 3, 2020.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Bloomberg Commodity†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of September 1, 2016	$57,464,446
Aggregate Net Capital Subscriptions[2] as of September 1, 2016	$1,435,107
Net Asset Value as of September 01, 2016	$—
Net Asset Value per Share[3] as of September 1, 2016	$—
Worst Monthly Loss:[4]	-20.40% (July 2015)
Worst Peak-to-Valley Loss:[5]	-84.25% (April 2011—February 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-6.90%	-3.71%	N/A	N/A	N/A
February	4.84%	-3.64%	N/A	N/A	N/A
March	-10.29%	7.39%	N/A	N/A	N/A
April	11.50%	17.25%	N/A	N/A	N/A
May	-5.61%	-0.72%	N/A	N/A	N/A
June	3.20%	8.02%	N/A	N/A	N/A
July	-20.40%	-10.28%	N/A	N/A	N/A
August	-2.35%	1.62%	N/A	N/A	N/A
September	-7.00%	N/A	N/A	N/A	N/A
October	-1.13%	N/A	N/A	N/A	N/A
November	-14.22%	N/A	N/A	N/A	N/A
December	-6.47%	N/A	N/A	N/A	N/A
Annual	-45.47%	N/A	N/A	N/A	N/A
Year-to-Date	N/A	14.23%	N/A	N/A	N/A

†	ProShares Ultra Bloomberg Commodity was liquidated on September 1, 2016 and is no longer in operation.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares UltraShort Bloomberg Commodity†
Type of Pool:	Public, Exchange- listed Commodity Pool
Date of Inception of Trading:	November 24, 2008
Aggregate Gross Capital Subscriptions[1] as of September 1, 2016	$95,173,249
Aggregate Net Capital Subscriptions[2] as of September 1, 2016	$1,803,800
Net Asset Value as of September 01, 2016	$—
Net Asset Value per Share[3] as of September 1, 2016	$—
Worst Monthly Loss:[4]	-15.82% (April 2016)
Worst Peak-to-Valley Loss:[5]	-29.14% (February 2016—June 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	6.23%	2.68%	N/A	N/A	N/A
February	-5.78%	2.49%	N/A	N/A	N/A
March	10.43%	-7.86%	N/A	N/A	N/A
April	-11.13%	-15.82%	N/A	N/A	N/A
May	4.96%	-0.22%	N/A	N/A	N/A
June	-3.88%	-8.44%	N/A	N/A	N/A
July	24.17%	10.33%	N/A	N/A	N/A
August	0.58%	-2.25%	N/A	N/A	N/A
September	6.48%	N/A	N/A	N/A	N/A
October	0.37%	N/A	N/A	N/A	N/A
November	15.74%	N/A	N/A	N/A	N/A
December	5.65%	N/A	N/A	N/A	N/A
Annual	61.71%	N/A	N/A	N/A	N/A
Year-to-Date	N/A	-19.58%	N/A	N/A	N/A

†	ProShares Ultra Bloomberg Commodity was liquidated on September 1, 2016 and is no longer in operation.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Ultra Australian Dollar†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	July 17, 2012
Aggregate Gross Capital Subscriptions[1] as of June 29, 2015	$4,000,200
Aggregate Net Capital Subscriptions[2] as of June 29, 2015	$1,476,774
Net Asset Value as of June 29, 2015	$—
Net Asset Value per Share[3] as of June 29, 2015	$—
Worst Monthly Loss:[4]	-14.54% (May 2013)
Worst Peak-to-Valley Loss:[5]	-43.55% (March 2013—June 2015)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	-8.78%	N/A	N/A	N/A	N/A
February	0.99%	N/A	N/A	N/A	N/A
March	-4.96%	N/A	N/A	N/A	N/A
April	8.12%	N/A	N/A	N/A	N/A
May	-6.57%	N/A	N/A	N/A	N/A
June	-1.86%	N/A	N/A	N/A	N/A
July	N/A	N/A	N/A	N/A	N/A
August	N/A	N/A	N/A	N/A	N/A
September	N/A	N/A	N/A	N/A	N/A
October	N/A	N/A	N/A	N/A	N/A
November	N/A	N/A	N/A	N/A	N/A
December	N/A	N/A	N/A	N/A	N/A
Annual	N/A	N/A	N/A	N/A	N/A
Year-to-Date	-13.20%	N/A	N/A	N/A	N/A

†	ProShares Ultra Australian Dollar was liquidated on June 29, 2015 and is no longer in operations.

See accompanying Footnotes to Performance Information.

Name of Pool:	ProShares Managed Futures Strategy†
Type of Pool:	Public, Exchange-listed Commodity Pool
Date of Inception of Trading:	October 1, 2014
Aggregate Gross Capital Subscriptions[1] as of March 30, 2016	$19,699,612
Aggregate Net Capital Subscriptions[2] as of March 30, 2016	$7,378,135
Net Asset Value as of March 30, 2016	$—
Net Asset Value per Share[3] as of March 30, 2016	$—
Worst Monthly Loss:[4]	-3.56% (April 2015)
Worst Peak-to-Valley Loss:[5]	-7.96% (January 2015—March 2016)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Rate of Return:6

	2015	2016	2017	2018	2019
January	3.06%	-1.53%	N/A	N/A	N/A
February	-2.12%	1.62%	N/A	N/A	N/A
March	0.69%	-2.42%	N/A	N/A	N/A
April	-3.56%	N/A	N/A	N/A	N/A
May	0.67%	N/A	N/A	N/A	N/A
June	-1.66%	N/A	N/A	N/A	N/A
July	-0.04%	N/A	N/A	N/A	N/A
August	-0.57%	N/A	N/A	N/A	N/A
September	1.04%	N/A	N/A	N/A	N/A
October	-1.45%	N/A	N/A	N/A	N/A
November	1.43%	N/A	N/A	N/A	N/A
December	-0.21%	N/A	N/A	N/A	N/A
Annual	-2.85%	N/A	N/A	N/A	N/A
Year-to-Date	N/A	-2.36%	N/A	N/A	N/A

†	ProShares Managed Futures Strategy was liquidated on March 30, 2016 and is no longer in operations.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1.	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
2.	“Aggregate Net Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, excluding those of investors who subsequently redeemed their investments.
3.

“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Trust and determined in accordance with GAAP, of the pool divided by the total number of Shares outstanding as of December 31, 2019. Please see “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value (“NAV”)” for additional information regarding the pricing policies of the Trust.

4.

“Worst Monthly Loss” is the largest single month loss sustained during the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance), expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.

5.

“Worst Peak-to-Valley Loss” is the largest percentage decline in Net Asset Value per Share over the most recent five calendar years and year-to-date (or since inception of the Fund, if the Fund has had less than five calendar years of performance). This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Loss represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. A Peak-to-Valley loss that begins prior to the beginning of the most recent five calendar years and ends within the most recent five calendar year period is deemed to have occurred during such five calendar year period.

6.	Based on the latest calculated net asset value, as applicable to creations and redemptions of Creation Units, with respect to each period.

USE OF PROCEEDS

Each Fund seeks to use substantially all of the proceeds of the offering of Shares of the Funds to make portfolio investments in a manner consistent with its investment objective. Each Fund also holds cash or cash equivalents, such as U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds) as collateral for Financial Instruments and pending investment in Financial Instruments. To the extent that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds may be deposited with the Custodian.

The Sponsor, a registered commodity pool operator, is responsible for the cash management activities of the Funds, including investing in cash equivalents that may be used as margin for the applicable Fund’s portfolio holdings.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares (25,000 Shares with respect to the Matching Fund only). Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is governed by the terms of the Authorized Participant Agreement and Authorized Participant Procedures Handbook, and all such procedures are at the discretion of the Sponsor. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Funds (unless as provided otherwise by this Prospectus).

If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant may also agree to enter into or arrange for an exchange of a futures contract for related position (“EFCRP”) or block trade with the relevant Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an EFCRP to effect an order to redeem Creation Units.

An EFCRP is a technique permitted by the rules of certain futures exchanges that, as utilized by a Fund in the Sponsor’s discretion, would allow such Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An EFCRP by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, EFCRPs can generally be viewed as transactions beneficial to a Fund. A block trade is a technique that permits the Fund to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of up to $250 in connection with each order to create or redeem a Creation Unit in order to compensate BNYM, as the Administrator, the Custodian and the Transfer Agent of each Fund and its Shares, for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee to the Fund of up to 0.10% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of the transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors.

The form of Authorized Participant Agreement and the related Authorized Participant Procedures Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to SEI or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement, the related procedures attached thereto and the Authorized Participant Procedures Handbook may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from the Funds receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Funds, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act, as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the 1934 Act and regulated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or exempt from being, or otherwise not required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the Registration Statement of which this Prospectus is a part.

Creation Procedures

On any Business Day as defined below, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” for each Fund means any day on which the NAV of such Fund is determined.

Purchase orders must be placed by the cut-off time shown above in the Summary section titled “Creation and Redemption Transactions.” The cut-off time may be earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which SEI receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the applicable Geared Fund, or 25,000 Shares of the Matching Fund, on the purchase order date plus the applicable transaction fee.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (the “CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (“DVP”) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (“T+1”), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the second Business Day following the purchase order date (“T+2”). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Delivery of Exchange of Futures Contract for Related Position (“EFCRP”) Futures Contracts or Block Trades

In the event that the Sponsor shall have determined to permit the Authorized Participant to transfer futures contracts pursuant to an EFCRP or to engage in a block trade purchase of futures contracts from the Authorized Participant with respect to a Fund, as well as to deliver cash, in the creation process, futures contracts required for settlement must be transferred directly to the Fund’s account at its FCM. If the cash is not received by the market close on the second Business Day following the purchase order date (T+2); such order may be charged interest for delayed settlements or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the cash purchase amount and the futures contracts.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date: (1) for any period during which any of the Exchange, Cboe, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying VIX futures contracts; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	It determines that the purchase order is not in proper form;

•	The Sponsor believes that the purchase order would have adverse tax consequences to a Fund or its shareholders;

•	The order would be illegal; or

•	Circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. Redemption orders must be received prior to the applicable cut-off time shown above in the Summary section titled “Creation and Redemption Transactions” or earlier if, for example, the Exchange or other exchange material to the valuation or operation of such Fund closes before the cut-off time. If a redemption order is received prior to the applicable cut-off time, the day on which SEI receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the second Business Day following the redemption order date (T+2). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+2. Additional fees may apply for special settlement.

Upon request of an Authorized Participant made at the time of a redemption order, the Sponsor at its sole discretion may determine, in addition to delivering redemption proceeds, to transfer futures contracts to the Authorized Participant pursuant to an EFCRP or to a block trade sale of futures contracts to the Authorized Participant.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to a Fund, an EFCRP or block trade with the relevant Fund as described in “ Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable EFCRP or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the second Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a DVP basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to a Fund’s DTC account by noon (Eastern Time), on the second Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time to time.

In the event that the Authorized Participant shall have requested, and the Sponsor shall have determined to permit the Authorized Participant to receive futures contracts pursuant to an EFCRP, as well as the cash redemption proceeds, in the redemption process, futures contracts required for settlement shall be transferred directly from the Fund’s account at its FCM to the account of the Authorized Participant at its FCM.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the Exchange, Cboe, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Fund is closed or when trading is suspended or restricted on such exchanges in any of the underlying VIX futures contracts; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order might be unlawful.

Creation and Redemption Transaction Fee

To compensate BNYM for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee to BNYM of up to $250 per order to create or redeem Creation Units and may pay a variable transaction fee to a Fund of up to 0.10% of the value of a Creation Unit. An order may include multiple Creation Units. The transaction fee(s) may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

The Sponsor and the Trust are named as defendants in the following purported class action lawsuits filed in the United States District Court for the Southern District of New York on the following dates: (i) on January 29, 2019 and captioned Ford v. ProShares Trust II et al.; (ii) on February 27, 2019 and captioned Bittner v. ProShares Trust II, et al.; and (iii) on March 1, 2019 and captioned Mareno v. ProShares Trust II, et al. The allegations in the complaints are substantially the same, namely that the defendants violated Sections 11 and 15 of the 1933 Act, Sections 10(b) and 20(a) and Rule 10b-5 of the 1934 Act, and Items 303 and 105 of Regulation S-K, C.F.R. Section 229.303(a)(3)(ii), 229.105 by issuing untrue statements of material fact and omitting material facts in the prospectus for ProShares Short VIX Short-Term Futures ETF, and allegedly failing to state other facts necessary to make the statements made not misleading. Certain Principals of the Sponsor and Officers of the Trust are also defendants in the actions, along with a number of others. The Court consolidated the three actions and appointed lead plaintiffs and lead counsel. On January 3, 2020, the Court granted defendants’ motion to dismiss the consolidated class action in its entirety and ordered the case closed. On January 31, 2020, plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals. The Trust and Sponsor will continue to vigorously defend against this lawsuit. The Trust and the Sponsor cannot predict the outcome of this action. ProShares Short VIX Short-Term Futures ETF may incur expenses in defending against such claims.

BofAS, RBC, Man, DBSI, SGAS and BCI are clearing members of the CBOT, CME, NYMEX, and all other major U.S. commodity exchanges. From time to time, each of BofAS, RBC, Man, DBSI, SGAS and BCI (in its capacity as a commodities broker) and its respective principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described in the section entitled “Futures Commission Merchants—Litigation and Regulatory Disclosure Relating to FCMs” beginning on page 100, each of BofAS, RBC, Man, DBSI, SGAS and BCI has advised that during the five years preceding the date of this Prospectus there has been no material administrative, civil, or criminal action against it or any of its respective principals.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Funds, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part and consult with their own advisors concerning the implications to such prospective investors of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Funds.

The Shares may be purchased from the Funds or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from the Funds. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from the Funds.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456. Creation Unit creation and redemption books and records, certain financial books and records and certain trading and related documents received from FCMs are maintained by BNYM, 225 Liberty Street, New York, New York 10286.

All other books and records of the Funds are maintained at the Funds’ principal office, c/o ProShare Capital Management LLC, 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814.

Certain Trust books and records are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on December 31 of each year.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to a Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of a Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by the Funds, as appropriate, and is indemnified by the Funds, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day-to-day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

ProShare Capital Management LLC, is the Sponsor of the Trust, the Funds and the other series of the Trust. As noted above, the Sponsor has exclusive management and control of all aspects of the business of the Funds. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator.

Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time to time;

•	selects the FCM and Financial Instrument counterparties, if any;

•	manages the Funds’ portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency. An investment in the Shares of the Funds offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814. The telephone number of the Sponsor is (240) 497-6400.

Background and Principals

The Sponsor currently serves as the commodity pool operator of the Trust and the Funds, and previously also served as the commodity trading advisor to the Trust and the Funds. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on June 11, 1999. It withdrew its membership with the NFA on August 31, 2000 but later re-applied and had its membership subsequently approved on January 8, 2001. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on June 11, 1999. On February 17, 2013, the Sponsor’s commodity trading advisor registration was withdrawn. The Sponsor’s registration as a commodity pool operator was originally approved on June 11, 1999. It withdrew its registration as a commodity pool operator on August 30, 2000 but later re-applied and had its registration subsequently approved on November 28, 2007. Its registration as a commodity pool operator is currently effective. As a registered commodity pool operator, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the CEA, and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The NFA approved the Sponsor as a Swaps Firm on January 4, 2013. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA. Its principal place of business is 7501 Wisconsin Avenue, East Tower, 10th Floor, Bethesda, Maryland 20814, and its telephone number is (240) 497-6400. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and the Funds.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. For past performance of commodity pools operated by the Sponsor, see the section entitled “Performance of the Offered Commodity Pools Operated by the Commodity Pool Operator” beginning on page 42 and the section entitled “Performance of the Other Commodity Pools Operated by the Commodity Pool Operator” beginning on page 58.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Michael L. Sapir	Chief Executive Officer and Principal of the Sponsor
Louis M. Mayberg	Principal of the Sponsor
William E. Seale	Principal of the Sponsor
Sapir Family Trust	Principal of the Sponsor
Northstar Trust	Principal of the Sponsor
Timothy N. Coakley	Chief Financial Officer and Principal of the Sponsor
Edward J. Karpowicz	Principal Financial Officer of the Trust and Principal of the Sponsor
Todd B. Johnson*	Principal Executive Officer of the Trust and Chief Investment Officer and Principal of the Sponsor
Hratch Najarian	Director, Portfolio Management and Principal of the Sponsor
Alexander Ilyasov	Senior Portfolio Manager of the Sponsor
Ryan Dofflemeyer	Senior Portfolio Manager and Associated Person of the Sponsor
James Linneman	Portfolio Manager of the Sponsor
Benjamin McAbee	Portfolio Manager of the Sponsor
Victor M. Frye	Principal of the Sponsor

*	Denotes principal of the Sponsor who supervises persons who participate in making trading decisions for the Funds.

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

ProFund Advisors LLC (“PFA”) and ProShare Advisors LLC (“PSA”) are investment advisors registered under the Investment Advisers Act of 1940 (the “Advisers Act”) and commodity pool operators registered under the CEA. PFA is also a commodity trading advisor registered under the CEA.

Michael L. Sapir, Co-Founder, Chief Executive Officer and a listed principal of the Sponsor since August 14, 2008; Co-Founder, Chief Executive Officer and a member of PFA since April 1997, and a listed principal of PFA since November 26, 2012; and Co-Founder, Chief Executive Officer and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. As Chief Executive Officer of the Sponsor, PFA and PSA, Mr. Sapir’s responsibilities include oversight of all aspects of the Sponsor, PFA and PSA, respectively.

Louis M. Mayberg, a member and a listed principal of the Sponsor since June 9, 2008; a member of PFA since April 1997 and a listed principal of PFA since November 26, 2012; and a member of PSA since January 2005 and a listed principal of PSA since January 14, 2014. Mr. Mayberg served as Principal Executive Officer of the Trust from June 2008 to December 2013. Mr. Mayberg no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA.

William E. Seale, Ph.D., a listed principal of the Sponsor since June 11, 1999; a member of PFA since April 1997 and a listed principal of PFA since November 8, 2013; and a member of PSA since April 2005 and a listed principal of PSA since January 14, 2014. He served as Chief Investment Officer of PFA from January 2003 to July 2005 and from October 2006 to June 2008 and as Director of Portfolio from January 1997 to January 2003. He served as Chief Investment Officer of PSA from October 2006 to June 2008. In these roles, Dr. Seale’s responsibilities included oversight of the investment management activities of the respective entities. Dr. Seale no longer has oversight responsibilities with respect to the operation of the Sponsor, PFA or PSA. Dr. Seale is a former commissioner of the CFTC.

Sapir Family Trust, a listed principal of the Sponsor. The Sapir Family Trust has an ownership interest in the Sponsor and PSA. The Sapir Family Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Northstar Trust, a listed principal of the Sponsor. Northstar Trust has an ownership interest in the Sponsor and PFA. Northstar Trust has a passive ownership interest in the Sponsor and exercises no management authority over the Funds.

Timothy N. Coakley, Chief Financial Officer and a listed principal of the Sponsor since March 7, 2014; Chief Financial Officer and a listed principal of PFA since March 11, 2014; and Chief Financial Officer and a listed principal of PSA since March 11, 2014. As Chief Financial Officer of the Sponsor, Mr. Coakley’s responsibilities include oversight of the financial matters of the Sponsor. Prior to becoming a listed principal of the Sponsor, Mr. Coakley has served as Chief Financial Officer of the Sponsor and PFA since January of 2000 and PSA since October of 2005.

Edward J. Karpowicz, Principal Financial Officer of the Trust since July 2008 and a listed principal of the Sponsor since September 18, 2013. Mr. Karpowicz has been employed by PFA since July 2002 and PSA since its inception as Vice President of Financial Administration.

Todd B. Johnson, Principal Executive Officer of the Trust since January 2014; Chief Investment Officer of the Sponsor since February 27, 2009, a registered swap associated person of the Sponsor since January 4, 2013, a registered associated person of the Sponsor since January 29, 2010, and a listed principal of the Sponsor since January 16, 2009. As Principal Executive Officer of the Trust, Mr. Johnson’s responsibilities include oversight of the operations of the Trust. As Chief Investment Officer of the Sponsor, Mr. Johnson’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Johnson has served as Chief Investment Officer of PFA and PSA since December 2008 and has been registered as an associated person of PFA since December 5, 2012 and listed as a principal of PFA since November 26, 2012. In addition, Mr. Johnson has been listed as a principal and associated person of PSA since January 14, 2014. Mr. Johnson served from 2002 to December 2008 at World Asset Management (a financial services firm), working as President and Chief Investment Officer from January 2006 to December 2008, and as Managing Director and Chief Investment Officer of Quantitative Investments of Munder Capital Management, an asset management firm, from January 2002 to December 2005.

Hratch Najarian, Director, Portfolio Management of the Sponsor since August 2013 and a listed principal of the Sponsor since October 15, 2013. In these roles, Mr. Najarian’s responsibilities include oversight of the investment management activities of the Sponsor. Mr. Najarian also has served as Director, Portfolio Management of PFA and PSA since August 2013, and is listed as a principal of PFA since January 8, 2014 and a principal and associated person of PSA since January 14, 2014. Mr. Najarian served as Senior Portfolio Manager of PSA from December 2009 through September 2013. He also served as Senior Portfolio Manager of PFA from December 2009 through September 2013, as Portfolio Manager of PFA from May 2007 through November 2009, and as Associate Portfolio Manager of PFA from November 2004 through April 2007.

Alexander Ilyasov, Senior Portfolio Manager of the Sponsor since August 22, 2016. In this role, Mr. Ilyasov’s responsibilities include oversight of the investment management activities of the Funds and certain other series of the Trust. Mr. Ilyasov also has served as a Senior Portfolio Manager of PFA since October 2013 and has served as Portfolio Manager of PSA since October 2013.

Ryan Dofflemeyer, Senior Portfolio Manager of the Sponsor since April 1, 2019 and prior to that Portfolio Manager since January 3, 2011, a registered associated person and an NFA associate member of the Sponsor since October 26, 2010. In these roles, Mr. Dofflemeyer’s responsibilities include day-to-day portfolio management of the Funds and certain other series of the Trust. Mr. Dofflemeyer has been registered as an associated person of PFA since December 5, 2012. Mr. Dofflemeyer also has served as a Portfolio Manager of PFA since August 2007 and was a Portfolio Analyst between October 2003 and August 2007. In addition, Mr. Dofflemeyer also served as Portfolio Manager for Horizon BetaPro Funds (investment funds) from May 2008 through August 2015 and served as a Portfolio Manager of PSA from March 2010 through September 2013. Mr. Dofflemeyer worked as a Research Assistant for the Investment Company Institute (investment funds trade organization) from September 2001 to August 2003.

James Linneman, Portfolio Manager of the Sponsor since April 2019, a registered associated person and an NFA associate member of the Sponsor since August 11, 2015. In these roles, Mr. Linneman’s responsibilities include day-to-day portfolio management of the Funds and certain other series of the Trust. Mr. Linneman has also served as a Portfolio Manager of PSA since April 2019. In addition, Mr. Linneman served as an Associate Portfolio Manager of the Sponsor and PSA from August 2016 to April 2019 and served as a Portfolio Analyst of the Sponsor and PSA from February 2014 to August 2016.

Benjamin McAbee, Porfolio Manager of the Sponsor since August 22, 2016, a registered associated person and an NFA associate member of the Sponsor since December 29, 2010. In these roles, Mr. McAbee’s responsibilities include day-to-day portfolio management of the Currency Funds and certain other series of the Trust. Mr. McAbee has been registered as an associated person of PFA since December 5, 2012. Mr. McAbee also has served as a Portfolio Manager of PFA since August 2016 and has served as an Associate Portfolio Manager from December 2011 to August 2016. In addition, Mr. McAbee has served as a Portfolio Manager of PSA since August 2016.

Victor Frye, a listed principal of the Sponsor since December 2, 2008, a listed principal of PFA since November 26, 2012, and a listed principal of PSA since January 14, 2014. Mr. Frye’s responsibilities include the review and approval of advertising material of the Sponsor. Mr. Frye has been employed as Chief Compliance Officer of PFA since October 2002 and of PSA since December 2004.

Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds and such course of conduct did not constitute gross negligence or willful misconduct by the Sponsor Related Parties. The Trust has agreed to indemnify the Sponsor Related Parties against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of a Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

As of the date of this Prospectus, the Sponsor does not own any Shares of ProShares Ultra VIX Short-Term Futures ETF, ProShares Short VIX Short-Term ETF or ProShares VIX Short-Term Futures ETF. As of the date of this Prospectus, the principals of the Sponsor do not own more than a de minimis amount of Shares of any Fund.

Although the Sponsor and its trading principals (i.e., those principals that are responsible for or oversee the Funds’ trading decisions) do not currently trade or hold commodity interests that could be held by the Funds for their own accounts as of the date of this Prospectus, the Sponsor and its principals reserve the right to trade commodity interests for their own accounts. Fund investors will not be permitted to inspect the records of such person’s trades or any written policies related to such trading.

Management; Voting by Shareholders

The shareholders of the Funds take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to the Funds provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of the Funds could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund are listed for trading on the Exchange and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the Exchange like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC

Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as any reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to the Funds by filing with the SEC a supplement to this Prospectus and a Form 8-K, as applicable, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.ProShares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value (“NAV”)

The NAV in respect of a Fund means the total assets of that Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, consistently applied under the accrual method of accounting. In particular, the NAV includes any unrealized profit or loss on open futures contracts (and Financial Instruments, if any), and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of a Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining the NAV. Each Fund’s NAV is calculated on each day other than a day when the Exchange is closed for regular trading. The Funds compute their NAV only once each trading day as of 4:15p.m. (Eastern Time) (the “NAV Calculation Time”), or an earlier time as set forth on www.ProShares.com. For example, a Fund may calculate its NAV as of an earlier time if the Exchange or other exchange material to the valuation or operation of such Fund closes early.

Fund	NAV Calculation Time
ProShares Ultra VIX Short-Term Futures ETF	4:15p.m. (Eastern Time)
ProShares Short VIX Short-Term Futures ETF	4:15p.m. (Eastern Time)
ProShares VIX Short-Term Futures ETF	4:15p.m. (Eastern Time)

In calculating the NAV of a Fund, futures contracts traded on a U.S. exchange are calculated at their then current market value, which typically is based upon the settlement price or the last traded price before the NAV time for that particular futures contract. The value of a Fund’s non-exchange-traded Financial Instruments typically is determined by applying the then-current disseminated levels for the Index to the terms of such Fund’s non-exchange-traded Financial Instruments.

In certain circumstances (e.g., if the Sponsor believes market quotations do not accurately reflect the fair value of a Fund investment, or a trading halt closes an exchange or market early), the Sponsor may, in its sole discretion, choose to determine a fair value price as the basis for determining the market value of such investment for such day. Such fair value prices would generally be determined based on available inputs about the current value of the underlying VIX futures contract and would be based on principles that the Sponsor deems fair and equitable.

The Funds may use a variety of money market instruments. Money market instruments generally will be valued using market prices or at amortized cost.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of a Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of the Financial Instruments held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares. Because the market price per Share may differ from the IOPV, the price at which an investor may be able to sell Shares at any time, and especially in times of market volatility, may be significantly less than the IOPV at the time of sale. Neither the Funds nor the Sponsor is liable for any errors in the calculation of the IOPV or any failure to disseminate IOPV.

The Exchange disseminates the IOPV. In addition, the IOPV is published on the Exchange’s website and is available through on-line information services such as Bloomberg Finance L.P. and/or Reuters.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains an investor may realize from selling his, her or its Shares of such Fund in a taxable year.

THE ADMINISTRATOR

The Trust, on behalf of itself and on behalf of the Funds, has appointed BNYM as the Administrator of the Funds and BNYM has entered into an administration and accounting agreement (the “Administration and Accounting Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. In addition, BNYM provides certain accounting services to the Funds pursuant to the Administration and Accounting Agreement. A copy of the Administration and Accounting Agreement is available for inspection at BNYM’s offices identified above.

The Administrator’s fees are paid on behalf of the Funds by the Sponsor.

Pursuant to the terms of the Administration and Accounting Agreement and under the supervision and direction of the Sponsor, BNYM prepares and files certain regulatory filings on behalf of the Funds. BNYM may also perform other services for the Funds pursuant to the Administration and Accounting Agreement as mutually agreed to from time to time.

The Administrator and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

BNYM is authorized to conduct a commercial banking business in accordance with the provisions of New York State Banking Law, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services and the Board of Governors of the Federal Reserve System.

THE CUSTODIAN

BNYM serves as the Custodian of the Funds and has entered into a custody agreement (the “Custody Agreement”) with the Trust (for itself and on behalf of the Funds) in connection therewith. Pursuant to the terms of the Custody Agreement, BNYM is responsible for the holding and safekeeping of assets delivered to it by the Funds, and performing various administrative duties in accordance with instructions delivered to BNYM by the Funds. The Custodian’s fees are paid on behalf of the Funds by the Sponsor.

THE TRANSFER AGENT

BNYM serves as the Transfer Agent of the Funds for Authorized Participants and has entered into a transfer agency and service agreement (the “Transfer Agency and Service Agreement”). Pursuant to the terms of the Transfer Agency and Service Agreement, BNYM is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. The Transfer Agent fees are paid on behalf of the Funds by the Sponsor.

THE DISTRIBUTOR

SEI serves as the Distributor of the Funds and assists the Sponsor and the Administrator with functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, and consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance matters in connection with marketing efforts.

SEI retains all marketing materials separately for the Funds, at the offices of SEI, One Freedom Valley Drive, Oaks, Pennsylvania 19456; and its telephone number is (610) 676-1000.

The Sponsor pays SEI for performing its duties on behalf of the Funds.

Description of SEI

SEI is a wholly owned subsidiary of SEI Investments Company, which is a public company and a global provider of investment processing, fund processing, and investment management business outsourcing solutions.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of the Funds, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of the Funds outstanding at any time. The representations, undertakings and agreements made on the part of the Funds in the global certificates are made and intended for the purpose of binding only the Funds and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of the Funds by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Funds.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Any participant of the Euroclear System that holds shares of a Fund in the Euroclear System will be deemed to have represented to and agreed with the applicable Fund and Euroclear Bank as a condition to such Fund shares being in the Euroclear System to furnish to the Euroclear Bank (a) its tax identification number, (b) notice of whether it is (i) a person who is not a United States person, (ii) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing or (iii) a tax exempt identity, and (c) such other information as the Euroclear Bank may request from time to time in order to comply with its United States tax reporting obligations. If a participant in the Euroclear System fails to provide such information, Euroclear Bank may, amongst other courses of action, block trades in such Fund shares and related income distributions of such participant.

SHARE SPLITS OR REVERSE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of a Fund constituting a Creation Unit.

CONFLICTS OF INTEREST

Sponsor

In the course of providing services, the Sponsor may simultaneously recommend the sale of a particular investment position for one account while recommending the purchase of the same investment position for another account if such recommendations are consistent with each client’s investment strategies. The Sponsor also may recommend the purchase or sale of investment positions that may also be recommended by ProShare Advisors LLC and/or ProFund Advisors LLC, affiliates of the Sponsor.

The Sponsor, its principals, officers and employees (and members of their families) and affiliates may participate directly or indirectly as investors in the Sponsor’s clients, such as the Funds. Thus, the Sponsor may recommend to clients the purchase or sale of investment positions in which it, or its officers, employees or related persons have a financial interest. The Sponsor may give advice and take actions in the performance of its duties to its clients that differ from the advice given or the timing and nature of actions taken, with respect to other clients’ accounts and/or employees’ accounts that may invest in some of the same investment positions recommended to clients.

In addition, the Sponsor, its affiliates and principals may trade for their own accounts. Consequently, non-customer and proprietary trades may be executed and cleared through any FCM or prime broker utilized by clients. It is possible that the Sponsor, including its officers and employees, may buy or sell investment positions or other instruments that the Sponsor has recommended to, or purchased for, its clients and may engage in transactions for their own accounts in a manner that is inconsistent with the Sponsor’s recommendations to a client. Personal transactions by the Sponsor, including its officers and employees, may raise potential conflicts of interest when such persons trade in an investment position that is owned by, or considered for purchase or sale for, a client, including conflicts that would arise if such proprietary accounts were to trade ahead of client accounts, place trades that are opposite to the trades of client accounts (such as the Funds), or receive preferential treatment in terms of allocation of resources or of investment opportunities. The Sponsor has adopted policies and procedures designed to detect and prevent such conflicts of interest and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with any fiduciary duty owned by the Sponsor to its clients and in accordance with applicable law.

FCMs

An FCM or its affiliates may own stock in, or have some other form of ownership interest in, one or more U.S. or foreign exchanges or swap execution facilities (each, a “Trading Facility”) or CFTC-registered derivatives clearing organization (each, a “Clearinghouse”) where the Funds’ transactions in futures, options on futures, swaps (as defined in the CEA), forwards or other commodity derivatives (“Contracts”) may be executed and/or cleared. As a result, an FCM or its affiliates may receive financial or other benefits related to its ownership interest when Contracts are executed on a given Trading Facility or cleared through a given Clearinghouse, and the FCM would, in such circumstances, have an incentive to cause Contracts to be executed on that Trading Facility or cleared by that Clearinghouse. In addition, employees and officers of an FCM or its affiliates may also serve on the board of directors or on one or more committees of a Trading Facility or Clearinghouse.

In addition, Trading Facilities and Clearinghouses may from time to time have in place other arrangements that provide their members or participants with volume, market-making or other discounts or credits, may call for members or participants to pre-pay fees based on volume thresholds, or may provide other incentive or arrangements that are intended to encourage market participants to trade on or direct trades to that Trading Facility or Clearinghouse. An FCM or its affiliates may participate in and obtain financial benefits from such incentive programs.

When providing execution services to the Funds (either in conjunction with clearing services or in an execution-only capacity), an FCM may direct orders to affiliated or unaffiliated market-makers, other executing firms, individual brokers or brokerage groups for execution. When such affiliated or unaffiliated parties are used, they may, where permitted, agree to price concessions, volume discounts or refunds, rebates or similar payments in return for receiving such business. Likewise, where permitted by law and the rules of the applicable Trading Facility, an FCM may solicit a counterparty to trade opposite your order or enter into transactions for its own account or the account of other counterparties that may, at times, be adverse to your interests in a Contract. In such circumstances, that counterparty may make payments and/or pay a commission to the FCM in connection with that transaction. The results of the Funds’ transactions may differ from the results achieved by the FCM for its own account, its affiliates, or for other customers.

In addition, where permitted by applicable law (including, where applicable, the rules of the applicable Trading Facility), an FCM, its directors, officers, employees and affiliates may act on the other side of a Fund’s order or transaction by the purchase or sale for an account, or the execution of a transaction with a counterparty, in which the FCM or a person affiliated with the FCM has a direct or indirect interest, or may effect any such order with a counterparty that provides the FCM or its affiliates with discounts related to fees for Contracts or other products. In cases where an FCM has offered a Fund a discounted commission or clearing fee for Contracts executed through the FCM as agent or with the FCM or its affiliate acting as counterparty, the FCM or its affiliates may be doing so because of the enhanced profit potential resulting from acting as executing broker or counterparty.

An FCM or its affiliates may act as, among other things, an investor, research provider, placement agent, underwriter, distributor, remarketing agent, structurer, securitizer, lender, investment manager, investment adviser, commodity trading advisor, municipal advisor, market maker, trader, prime broker or clearing broker. In those and other capacities, an FCM, its directors, officers, employees and affiliates may take or hold positions in, or advise other customers and counterparties concerning, or publish research or express a view with respect to, a Contract or with a related financial instrument that may not be consistent with, or may be contrary to, the Funds’ interests . Unless otherwise disclosed in writing, an FCM is not necessarily acting in the Funds’ best interest and are not assessing the suitability for the Funds of any Contract or related financial instrument. Acting in one or more of the capacities noted above may give an FCM or its affiliates access to information relating to markets, investments and products. An FCM and its affiliates are under no duty to make any such information available to the Sponsor, except to the extent the FCM has agreed in writing or as may be required under applicable law.

MATERIAL CONTRACTS

Administration and Accounting Agreement

BNYM serves as the Funds’ Administrator pursuant to the terms of the Administration and Accounting Agreement between the Trust, on behalf of itself and on behalf of the Funds, and the Administrator. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Funds (other than making investment decisions or providing services provided by other service providers), including the NAV calculations, accounting and other fund administrative services.

The Administration and Accounting Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Administration and Accounting Agreement, the Trust may terminate the Administration and Accounting Agreement on at least ninety (90) days’ prior written notice to the Administrator, and either party may terminate the Administration and Accounting Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Administrator, BNYM is indemnified under the Administration and Accounting Agreement.

Transfer Agency and Service Agreement

BNYM serves as the Funds’ Transfer Agent. Pursuant to the Transfer Agency and Service Agreement among the Trust, on behalf of itself and on behalf of the Funds, and the Transfer Agent, the Transfer Agent serves as the Funds’ transfer agent and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement. Under the Transfer Agency and Service Agreement, the Transfer Agent’s services include, among other things, assisting the Funds with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Transfer Agency and Service Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Transfer Agency and Service Agreement, the Trust may terminate the Transfer Agency and Service Agreement on at least ninety (90) days’ prior written notice to the Transfer Agent, and either party may terminate the Transfer Agency and Service Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law. In its capacity as Transfer Agent, BNYM is indemnified under the Transfer Agency and Service Agreement.

Custody Agreement

BNYM serves as the Funds’ Custodian. Pursuant to the Custody Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by the Funds during the term of the Custody Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custody Agreement, the Custodian may deposit and/or maintain the investment assets of the Funds in a securities depository and may appoint a subcustodian to hold investment assets of the Funds. The Custodian establishes and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds.

The Custody Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Custody Agreement, the Trust may terminate the Custody Agreement on at least ninety (90) days’ prior written notice to the Custodian, and either party may terminate the Custody Agreement at any time upon thirty (30) days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

Upon termination of the Custody Agreement, the parties agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of a new custodian. Upon the date set forth in such notice, the Custodian shall deliver directly to the successor custodian all Funds’ assets. In its capacity as Custodian, BNYM is indemnified under the Custody Agreement.

Distribution Agreement

Pursuant to the Distribution Agreement between the Trust and SEI, SEI assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement became effective on the date of the offering of the Shares of the Geared Funds and the Distribution Agreement will continue until December 19, 2014, continuing automatically for successive periods of three years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on ninety (90) days’ prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon forty-five (45) days’ prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

PURCHASES BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, which may include, among other things, the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan; that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses to the extent required by ERISA or other applicable law; that an investment in a Fund complies with the Plan documents; and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A PLAN MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder by the U.S. Department of Labor contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code ( i.e. , “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly offered security” (the “Publicly Offered Security Exception”), and (2) an exception applicable if equity interests purchased by a plan are not “significant.”

The Publicly Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held,” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of each Fund.

Ineligible Purchasers

Among other considerations, Shares generally may not be purchased with the assets of a Plan if the Sponsor, the FCMs or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (1) has investment discretion with respect to the investment of such plan assets; (2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (3) is an employer maintaining or contributing to such Plan. A party that is described in clause (1) or (2) of the preceding sentence would be a fiduciary under ERISA and the Code with respect to the Plan, and unless an exemption applies, any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Governmental, Church and Non-US Plans

While U.S. Federal, state and local governmental plans, non-US plans, and so-called “non-electing” church plans are not subject to ERISA or Section 4975 of the Code, the laws applicable to these plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code. Accordingly, fiduciaries of such plans, in consultation with their advisers, should consider the impact of their respective laws and regulations on an investment in a Fund and the considerations discussed above, if applicable.

Form 5500 Reporting Requirements

Plan Fiduciaries of ERISA Plans are required to file Form 5500 annual returns/reports with the U.S. Department of Labor and the U.S. Internal Revenue Service that set forth the current value and other information with respect to the assets of such ERISA Plans. The Sponsor believes that the annual reports of the Funds will provide sufficient information to permit Plan Fiduciaries to provide an annual valuation of Plan investments as required for this purpose; however, fiduciaries should note that they have the ultimate responsibility for providing such valuation. Certain ERISA Plans may further be required to report certain compensation paid by the Funds (or by third parties) to the Funds’ service providers as “indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute indirect compensation that meets the definition of “eligible indirect compensation,” as defined in the Instructions for Schedule C to Form 5500, any such descriptions are intended to satisfy the alternative reporting option for “eligible indirect compensation” under such Instructions.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Funds are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF INVESTMENTS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE SPONSOR OR ANY OTHER PARTY RELATED TO THE FUNDS THAT AN INVESTMENT IN A FUND MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH AN INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares in secondary market transactions through brokers. Shares of the Funds trade on the Exchange under the ticker symbols listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units to Authorized Participants. Shares of the Funds are to be offered to Authorized Participants in Creation Units at each Fund’s respective NAV.

Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the Exchange, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. Additionally, the price at which an Authorized Participant sells a Share may be higher or lower than the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit.

Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with the purchase and sale of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, ABN AMRO Clearing Chicago LLC, Barclays Capital Inc., BofA/Merrill Lynch Professional Clearing, BNP Paribas Securities Corp., Citigroup Global Markets, Inc., Citadel Securities LLC, Cowen, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Jefferies LLC, J.P. Morgan Securities Inc., Mizuho Securities USA Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, Timber Hill LLC—Interactive Brokers, UBS Securities LLC, Virtu Financial BD LLC and Wedbush Morgan Securities, Inc. have each executed an Authorized Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Creation Units to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. In any event, the maximum amount of all items of value, including compensation paid from the offering proceeds and in the form of “trail commissions,” to be paid to FINRA members, including to SEI and PDI, in connection with the offering of the Shares by a Fund will not exceed 10% of gross offering proceeds.

LEGAL MATTERS

Morgan, Lewis & Bockius LLP has advised the Sponsor in connection with the Shares being offered. Morgan, Lewis & Bockius LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and the Funds. Morgan, Lewis & Bockius LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax laws and “Purchases By Employee Benefit Plans” with respect to ERISA. Morgan, Lewis & Bockius LLP has not represented, nor will it represent, the Trust, the Funds or the shareholders in matters relating to the Trust or the Funds and no other counsel has been engaged to act on their behalf.

Richards, Layton & Finger, P.A. has represented the Trust in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The combined financial statements of ProShares Trust II, the individual financial statements of each of the funds comprising ProShares Trust II, management’s assessment of the effectiveness of internal control over financial reporting of ProShares Trust II, and management’s assessment of the effectiveness of internal control over financial reporting of each of the individual funds comprising ProShares Trust II (which assessments are included in Management’s Report on Internal Control over Financial Reporting), incorporated in this Prospectus by reference to ProShares Trust II’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-3 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain historical information. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries and may not be complete; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

You should read the financial statements and the notes to those financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2019, along with any amendments thereto, which has been incorporated by reference into this Prospectus and, subsequent to the date of this Prospectus, future filings with the SEC will be automatically deemed incorporated into this Prospectus, including subsequent financial statements, data and related notes with respect to all of the Funds. Please refer to the section entitled “Incorporation by Reference of Certain Documents” in this Prospectus. The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements of the Funds examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the current annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.ProShares.com. Shareholders of record will also be provided with appropriate information to permit them to file U.S. federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

The Trust’s Commitment to Investors

The Sponsor and the Trust are committed to respecting the privacy of personal information investors entrust to the Trust in the course of doing business.

The Information the Trust Collects About Investors

The Sponsor, on behalf of the Trust, collects non-public personal information from various sources. For instance, forms may include names, addresses, and social security numbers. The Funds receive information from transactions in investors’ accounts, including account balances, and from correspondence between investors and the Funds or third parties, such as the Funds’ service providers. The Sponsor, on behalf of the Funds, uses such information provided by investors or their representative to process transactions, to respond to inquiries from investors, to deliver reports, products, and services, and to fulfill legal and regulatory requirements.

How the Trust Handles Investors’ Personal Information

The Sponsor does not disclose any non-public personal information about investors to anyone unless permitted by law or approved by the affected investor. The Sponsor may share information about investors with certain third parties who are not affiliated with the Trust to process or service a transaction that investors have requested or as permitted by law. For example, sharing information with non-affiliated third parties that maintain or service investors’ accounts for the Funds is essential.

The Sponsor may also share information with companies that perform administrative or marketing services for the Funds including research firms. When the Funds enter into such a relationship, such third parties’ use of customer’s information is restricted and they are prohibited from sharing it or using it for any purposes other than those for which they were hired. The Sponsor also requires service providers to maintain physical, electronic and procedural safeguards that comply with federal standards to guard investors’ non-public personal information.

How the Trust Safeguards Investors’ Personal Information

The Sponsor maintains physical, electronic, and procedural safeguards to protect investors’ personal information. Within the Funds, access to personal information is restricted to those employees who require access to that information in order to provide products or services to customers such as processing transactions and handling inquiries. Use of customer information is restricted and customer information is required to be held in strict confidence.

The Sponsor will adhere to the policies and practices described in this notice for both current and former customers of the Funds.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to “incorporate by reference” into this Prospectus certain information that the Trust files with the SEC, meaning it can disclose important information to an investor by referring to those documents on file with the SEC.

The information that the Trust incorporates by reference is an important part of this Prospectus and later information that we will file with the SEC will automatically update and supersede some of this information. We incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act. The Trust also incorporates by reference the documents listed below:

•	The Trust’s Annual Report on Form 10-K for the year ended December 31, 2019; and

•

All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 2019, except for information furnished on Form 8-K, which is not deemed filed and not incorporated herein by reference.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this Prospectus except as so modified or superseded.

The Trust also incorporates by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the offering of the securities under the registration statement of which this Prospectus forms a part is terminated or completed. Information in such future filings updates and supplements the information provided in this Prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

The Trust will provide to you a copy of the filings that have been incorporated by reference in this Prospectus upon your request, at no cost. In addition, the Trust will also provide you with information regarding the other series of the Trust upon your request, at no cost. Any request may be made by writing or calling at the following address or telephone number:

ProShares Trust II

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

East Tower, 10th Floor

Bethesda, Maryland 20814

Telephone: (240) 497-6400

These documents may also be accessed through the web at www.ProShares.com or as described under “Where Investors Can Find More Information.” The information and other content contained on or linked from the website are not incorporated by reference in this Prospectus and should not be considered a part of this Prospectus.

Annual, quarterly and current reports and other information are on file with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding the Trust and the Funds.

FUTURES COMMISSION MERCHANTS

Each Fund intends to use BofAS, RBC, Man, DBSI, SGAS and BCI, in its capacity as a registered FCM, as its FCM. Each of BofAS, RBC, Man, DBSI, SGAS and BCI, in its capacity as a registered FCM, serves as a clearing broker to the Trust and the Funds and certain other funds of the Trust and as such arranges for the execution and clearing of the Funds’ futures transactions. Each of BofAS, RBC, Man, DBSI, SGAS and BCI acts as clearing broker for many other funds and individuals. A variety of executing brokers may execute futures transactions on behalf of the Funds. The executing brokers will give up all such transactions to BofAS, RBC, Man, DBSI, SGAS or BCI, as applicable.

Investors should be advised that none of BofAS, RBC, Man, DBSI, SGAS or BCI is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, none of BofAS, RBC, Man, DBSI, SGAS or BCI in its capacity as FCM, is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.

None of BofAS, RBC, Man, DBSI, SGAS or BCI has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, none of BofAS, RBC, Man, DBSI, SGAS or BCI provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon BofAS, RBC, Man, DBSI, SGAS or BCI in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace BofAS, RBC, Man, DBSI, SGAS and/or BCI as the Funds’ clearing broker.

Litigation and Regulatory Disclosure Relating to FCMs

BofA Securities, Inc. (the “Company” or “BofAS”), a Delaware corporation, is registered with the U.S. Commodity Futures Trading Commission (“CFTC”) as a Futures Commission Merchant (“FCM”). The Company is a clearing member of the Chicago Board of Trade, and the Chicago Mercantile Exchange, and is either a clearing member or member of all other principal U.S. futures and futures options exchanges. With regard to those domestic futures and futures options exchanges of which it is not a clearing member, the Company has entered into third party brokerage relationships with FCMs that are clearing members of those exchanges. The Company maintains its principal place of business at One Bryant Park, New York, NY10036.

Bank of America Corporation (the “Corporation” or “Bank of America”), the Company’s ultimate parent (the “Parent”) makes all required disclosures in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which may be updated by Current Reports on Form 8-K, all of which are filed with the Securities and Exchange Commission (“SEC”) (“Regulatory Filings”). The Company makes all required disclosures in its Form BD and ADV filings (“Form BD and ADV Filings”) with the Financial Industry Regulatory Authority (“FINRA”). Those Regulatory Filings and Form BD and ADV Filings include disclosures of Regulatory Inquiries as required by federal law and applicable regulations. The Regulatory Filings are publicly available on the SEC’s website at www.sec.gov. The Form BD Filings are publicly available on the FINRA BrokerCheck system at http://brokercheck.finra.org/. The Form ADV filings are publicly available on the SEC’s Investment Adviser Search website at: http://www.adviserinfo.sec.gov/IAPD/default.aspx.

In the ordinary course of business, the Company is routinely a defendant in or party to many pending and threatened legal, regulatory and governmental actions and proceedings. In view of the inherent difficulty of predicting the outcome of such matters, particularly where the claimants seek very large or indeterminate damages or where the matters present novel legal theories or involve a large number of parties, the Company generally cannot predict what the eventual outcome of the pending matters will be, what the timing of the ultimate resolution of these matters will be, or what the eventual loss, fines or penalties related to each pending matter may be.

In accordance with applicable accounting guidance, the Company establishes an accrued liability for matters when those matters present loss contingencies that are both probable and estimable. In such cases, there may be an exposure to loss in excess of any amounts accrued. As a matter develops, the Company, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. Once the loss contingency related to a matter is deemed to be both probable and estimable, the Company will establish an accrued liability. The Company continues to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established.

In some of the matters described below, loss contingencies are not both probable and estimable in the view of management, and accordingly, an accrued liability has not been established for those matters. Information is provided below regarding the nature of all these contingencies and, where specified, the amount of the claim associated with these loss contingencies. Based on current knowledge, management does not believe that loss contingencies arising from pending matters, including the matters described herein, will have a material adverse effect on the Company’s consolidated financial position or liquidity. However, in light of the inherent uncertainties involved in these matters, some of which are beyond the Company’s control, and the very large or indeterminate damages sought in some of these matters, an adverse outcome in one or more of these matters could be material to the Company’s results of operations or cash flows for any particular reporting period.

On May 13, 2019, BofAS acquired the Global Banking and Markets (“GBAM”) assets of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”), then an affiliated futures commission merchant. While BofAS currently has no legal or disciplinary events to disclose on its own behalf, BofAS deems it appropriate to disclose certain MLPF&S litigation and regulatory matters arising from the GBAM business acquired from MLPF&S that would otherwise have been required to be disclosed under CFTC Rule 1.55(k)(7) prior to the transfer of the business to BofAS.

The actions arising from the GBAM business acquired from MLPF&S include, but are not limited to, the following:

LITIGATION

Mortgage-Backed Securities (“MBS”) Litigation

MLPF&S and certain of its affiliates have been named as defendants in a number of cases relating to their various roles as issuer, originator, seller, depositor, sponsor, and/or underwriter in MBS offerings, pursuant to which the MBS investors were entitled to a portion of the cash flow from the underlying pools of mortgages. These cases generally include actions by individual MBS purchasers and governmental actions. Although the allegations vary by lawsuit, these cases generally allege that the registration statements, prospectuses and prospectus supplements for securities issued by securitization trusts contained material misrepresentations and omissions, in violation of the Securities Act and/or state securities laws and other state statutory and common laws.

These cases generally involve allegations of false and misleading statements regarding: (i) the process by which the properties that served as collateral for the mortgage loans underlying the MBS were appraised; (ii) the percentage of equity that mortgage borrowers had in their homes; (iii) the borrowers’ ability to repay their mortgage loans; (iv) the underwriting practices by which those mortgage loans were originated; (v) the ratings given to the different tranches of MBS by rating agencies; and (vi) the validity of each issuing trust’s title to the mortgage loans comprising the pool for the securitization (collectively, “MBS Claims”). Plaintiffs in these cases generally seek unspecified compensatory damages, unspecified costs and legal fees and, in some instances, seek rescission. A number of other entities threatened legal actions against MLPF&S concerning MBS offerings.

Regulatory and Governmental Investigations

MLPF&S received a number of subpoenas and other requests for information from regulators and governmental authorities regarding MBS and other mortgage-related matters, including inquiries, investigations and potential proceedings related to a number of transactions involving MLPF&S’s underwriting and issuance of MBS and its participation in certain CDO and SIV offerings. These inquiries and investigations included, among others: investigations by the RMBS Working Group of the Financial Fraud Enforcement Task Force, including the U.S. Department of Justice (“DOJ”) and state Attorneys General concerning the purchase, securitization and underwriting of mortgage loans and RMBS. MLPF&S provided documents and testimony and continues to cooperate fully with these inquiries and investigations.

On August 21, 2014, Bank of America announced a comprehensive settlement with the U.S. Department of Justice, certain federal agencies, and the states of California, Delaware, Illinois, Kentucky, Maryland, and New York. The settlement resolves, among other things, certain federal and state civil claims concerning MLPF&S’s participation in the packaging, origination, marketing, sale, structuring, arrangement, and issuance of RMBS and CDOs. As part of the settlement, Bank of America agreed to make $9.65 billion in payments, $5 billion of which will serve as a penalty under the Financial Institutions Reform, Recovery and Enforcement Act. Additionally, Bank of America agreed to provide $7 billion worth of consumer relief, which could include, among other things, principal forgiveness and forbearance, loan modification, and targeted lending, to be completed by August 31, 2018.

Tutor Perini Corp. v. Banc of America Securities LLC and Bank of America, N.A.

Tutor Perini Corporation filed an action on May 18, 2011 in the U.S. District Court for the District of Massachusetts entitled Tutor Perini Corporation v. Banc of America Securities LLC, now known as Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger, and Bank of America, N.A. The complaint alleges that Defendants failed to disclose material facts about the market for auction-rate securities (“ARS”) that Tutor Perini purchased from BAS in late 2007 and early 2008. The complaint alleges that auctions for those ARS failed beginning in February 2008, allegedly preventing Tutor Perini from liquidating its ARS at par value in the auctions, and that Tutor Perini subsequently sold its ARS on the secondary market at a loss. The complaint asserts federal securities-fraud, Massachusetts Uniform Securities Act (“MUSA”), Massachusetts Unfair and Deceptive Trade Practices Act (“UDTPA”), common-law fraud, unsuitability, and intentional-and negligent-misrepresentation claims. Plaintiff seeks damages in excess of $100M.

On August 12, 2015, the District Court granted defendants summary judgment dismissing all claims. On November 21, 2016, the U.S. Court of Appeals for the First Circuit affirmed the District Court’s decision with respect to all claims against BANA and as to Perini’s unsuitability, common-law fraud, and intentional misrepresentation claims against BAS, but vacated and remanded for further proceedings on the federal securities-fraud, MUSA, UDTPA, and negligent-misrepresentation claims against BAS. The parties resolved the matter for $37 million and the case was dismissed with prejudice on June 6, 2017.

REGULATORY ACTIONS

SEC RMBS INJUNCTION 11/25/2014

On November 25, 2014, the U.S. District Court for the Western District of North Carolina issued a Final Judgment as to MLPF&S as successor by merger to Banc of America Securities LLC (the “SEC Final Judgment”) in the civil injunctive action for which a complaint was filed by the Securities and Exchange Commission on August 6, 2013 against MLPF&S, and other entities (collectively the “Entities”) (the “SEC Complaint”). The SEC Complaint alleged that the Entities made material misrepresentations and omissions in connection with the sale of Residential Mortgage-Backed Securities (“RMBS”). Specifically, the SEC Complaint alleged that the Entities failed to disclose the disproportionate concentration of wholesale loans underlying the RMBS as compared to prior RMBS offerings. The SEC Complaint also alleged that the concentration of wholesale loans in the RMBS included higher likelihood that the loans would be subject to material underwriting errors, become severely delinquent, fail early in the life of the loan, or prepay. The SEC Complaint further alleged that the Entities violated Regulation S-K and Subpart Regulation AB of the Securities Act of 1933 by failing to disclose material characteristics of the pool of loans underlying the RMBS, that the Entities made material misrepresentations and omissions in their public files and in the loan tapes provided to investors and rating agencies, and that MLPF&S violated section 5(b)(1) of the Securities Act by failing to file with the SEC certain loan tapes that were provided only to select investors. MLPF&S consented to the entry of the SEC Final Judgment in the SEC without admitting or denying the allegations in the SEC Complaint. The SEC Final Judgment states that MLPF&S was permanently restrained and enjoined from violating Sections 5(b)(1), 17(a)(2) and 17(a)(3) of the Securities Act of 1933, and jointly and severally with the other Entities liable for disgorgement of $109,220,000, prejudgment interest of $6,620,000 and a civil penalty of $109,220,000 (together the “Funds”); the District Court retained jurisdiction over the administration of any distribution of the Funds.

SEC Reg SHO Settlement 6/01/2015

On June 1, 2015, pursuant to SEC Administrative Release 34-75083, the SEC announced that public administrative and cease and desist proceedings were instituted against MLPF&S and Merrill Lynch Professional Clearing Corp. (“MLPro”) (collectively, “Merrill’) for violations of Rule 203(b) of Regulation SHO in connection with its practices related to its execution of short sales. The violations arose from two separate issues with respect to Merrill’s use of its easy to borrow list (“ETB List”) in connection with the execution of short sale transactions. First, Merrill’s execution platforms continued to accept short sales orders in reliance on the firm’s ETB list as the source of the locate after having learned of facts indicating that such reliance was no longer reasonable. As a consequence, Merrill’s conducted violated Rule 203(b) of Reg SHO in that Merrill lacked the requisite reasonable grounds to believe the affected securities could be borrowed for delivery on delivery date as required by the rule. In addition, by recording the ETB list as the locate source in instances where Merrill had determined that such was no longer reasonable, Merrill failed to document an appropriate locate as required by the rule. Second, there were in certain instances in which Merrill utilized data that was more than 24 hours old to construct its ETB List, which, at times, resulted in securities being included on the ETB List when they otherwise should not have been. MLPF&S and MLPro have consented to (a) cease and desist from committing or causing any violations and any future violations of Rule 203(b) of Regulation SHO; (b) be censured; (c) pay disgorgement of $1.56 million plus prejudgment interest; (d) pay a civil monetary penalty of $9 million; and (e) comply with certain undertakings, including retaining an independent consultant within thirty (30) days of entry of the Administrative Order to conduct a review of their policies, procedures and practices with respect to their acceptance of short sale orders for execution in reliance on the firm’s ETB List and procedures to monitor compliance therewith to satisfy certain of its obligations under Rule 203(b) of Regulation SHO. In anticipation of the institution of these proceedings, Merrill has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Merrill admits the findings, acknowledges that its conduct violated the federal securities laws, admits the commission’s jurisdiction over it and the subject matter of these proceedings, and consents to the entry of this order instituting administrative and cease-and-desist proceedings pursuant to Sections 15(b) and 21c of the Securities Exchange Act of 1934, making findings, and imposing remedial sanctions and a cease-and-desist order. Accordingly, it is hereby ordered that the Merrill cease and desist from committing or causing any violations and any future violations of Rule 203(b) of Regulation SHO and is censured. Merrill shall pay disgorgement, which represents profits gained as a result of the conduct, of $1,566,245.67 and prejudgment interest of $334,564.65 to the SEC. Merrill shall pay a civil money penalty in the amount of $9 million to the SEC. Merrill shall comply with the undertakings enumerated in the offer of settlement.

SEC MCDC Settlement 6/18/2015

The SEC deems it appropriate and in the public interest that public administrative and cease-and-desist proceedings be, and hereby are, instituted against MLPF&S. MLPF&S willfully violated section 17(a)(2) of the Securities Act. MLPF&S, a registered broker-dealer, conducted inadequate due diligence in certain offerings and as a result, failed to form a reasonable basis for believing the truthfulness of the assertions by these issuers and/or obligors regarding their compliance with previous continuing disclosure undertakings pursuant to Rule 15c2-12. This resulted in MLPF&S offering and selling municipal securities on the basis of materially misleading disclosure documents. The violations were self-reported by MLPF&S to the Commission pursuant to the Division of Enforcement’s (the “Division”) Municipalities Continuing Disclosure Cooperation (MCDC) initiative. In anticipation of the institution of these proceedings, MLPF&S has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, and without admitting or denying the findings, except as to the Commission’s jurisdiction over it and the subject matter of these proceedings, which are admitted, MLPF&S consents to the entry of this order instituting administrative and cease-and-desist proceedings pursuant to Section 8a of the Securities Act of 1933 (the “Securities Act”) and Section 15(b) of the Securities Exchange Act of 1934, making findings, and imposing remedial sanctions and a cease-and-desist order. In view of the foregoing, the Commission deems it appropriate and in the public interest to impose the sanctions agreed to in MLPF&S’s Offer. Accordingly, it is hereby ordered that MLPF&S shall, cease and desist from committing or causing any violations and any future violations of 17(a)(2) of the Securities Act; pay a civil money penalty in the amount of $500,000 to the SEC; and retain an independent consultant to conduct a review of MLPF&S’s policies and procedures as they relate to municipal securities underwriting due diligence.

CFTC Order 9/22/2017 On September 22, 2017, the Commodity Futures Trading Commission announced that MLPF&S agreed to the entry of an order that alleged that the CFTC had reason to believe that MLPF&S (a) violated Regulation 166.3, 17 C.F.R. § 166.3 (2016), under the Commodity Exchange Act (CEA) in connection with its alleged failure to supervise diligently MLPF&S’s response to the investigation by the CME Group Inc.’s Market Regulation Department regarding recordkeeping and execution practices with respect to block trades; (b) violated Regulation 166.3, 17 C.F.R. § 166.3 (2016), under the CEA in connection with its alleged inadequate procedures for preparing and maintaining records for block trades executed by the Swaps Desk, including procedures for recording accurate block trade execution times and not being diligent in ensuring that its existing procedures for preparing and maintaining records for block trades were being implemented; and (c) violated Section 4g of the CEA, 7 U.S.C. § 6g (2012) and Regulations 1.31 and 1.35 under the CEA, 17 C.F.R. §§ 1.31 and 1.35 (2016) in connection with the alleged failure to maintain certain books and records regarding the execution of block trades. Without admitting or denying any of the findings or conclusions in the order, MLPF&S consented to the imposition of the following sanctions: (1) to cease and desist from violating Section 4g of the CEA and Regulations 1.31, 1.35 and 166.3 thereunder, (2) to pay a civil monetary penalty in the amount of $2,500,000, and (3) to comply with certain undertakings.

SEC ATS (Masking) Settlement 6/19/2018

On June 19, 2018, the SEC issued an administrative proceeding against MLPF&S concerning MLPF&S’s sustained efforts to hide its practice of routing certain institutional customer orders to other broker-dealers (ELPs), including proprietary trading firms and wholesale market makers, for execution. MLPF&S configured a number of internal/external trade reporting systems so that institutional customer orders that were executed at ELPs instead appeared to institutional customers to have been executed at MPF&S. MLPF&S similarly misreported ELP executions in reports provided to institutional customers and in billing invoices. When responding to institutional customer questionnaires and in other communications, MLPF&S specifically omitted ELPs from lists of venues to which institutional customer orders were routed. MPF&S referred to this practice internally as masking. MLPF&S masked the ELP executions of MLPF&S’s DSA institutional customers, typically financial institutions such as asset managers, mutual fund investment advisers, and public pension funds. As a result, these institutional customers’ orders received unwanted executions against entities with which they believed their orders would not interact. Because of masking, these institutional customers did not know that MLPF&S violated their instructions. MLPF&S’s efforts to mask the correct trading venues, including by altering trade reporting programs, operated as a fraud or deceit upon its institutional customers. As a result, MLPF&S willfully violated sections 17(a)(2) and 17(a)(3) of the Securities Act. MLPF&S was censured and ordered to (i) cease and desist from committing or causing any violations and any future violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act; and (ii) pay a civil money penalty in the amount of $42,000,000.

FINRA AWC 12/13/2018

Without admitting or denying the findings, MLPF&S consented to the sanctions and to the entry of findings that it failed to reasonably supervise an associated person who, together with a third party individual, engaged in a scheme to defraud a customer of MLPF&S. The scheme began when the associated person was associated with MLPF&S, but the actual theft of funds occurred after the associated person left MLPF&S. The findings stated that MLPF&S failed to respond reasonably to red flags that the associated person was engaged in conduct that appeared to violate MLPF&S’s policies and procedures, including a failure to reasonably investigate certain of the associated person’s email communications that it had flagged for review and a failure to reasonably follow up on a default judgment entered against the associated person based on a civil complaint that alleged that the associated person had cheated a couple who had lent the third party money and that the associated person had written two post-dated checks, only to later close the account on which the checks were written. The findings stated that had MLPF&S more vigorously responded to the red flags, it likely could have discovered the associated person’s associated with the third party and been in a better position to address the risk that the associated person posed to MLPF&S and the customer of MLPF&S. The findings also stated that MLPF&S failed to disclose certain reportable events that occurred in 2010 and 2012 to FINRA. MLPF&S was censured and fined $300,000.

SEC ADR Settlement 3/22/2019

The SEC deemed it appropriate and in the public interest that public administrative proceedings be instituted pursuant to Section 15(b)(4) of the Securities Exchange Act of 1934 (“Exchange Act”), against MLPF&S (“MLPF&S” or “Respondent”). The SEC found that these proceedings arose out of MLPF&S’s improper practices with respect to securities lending transactions involving pre-released American Depositary Receipts (“ADRs”). ADR facilities, which provide for the issuance of ADRs, are established by a depositary bank (“Depositary”) pursuant to a deposit agreement (“Deposit Agreement”). Typically, a Depositary issues ADRs to a market participant that contemporaneously delivers the corresponding number of foreign securities to the Depositary’s foreign custodian (“Custodian”). However, in certain situations, Deposit Agreements may provide for “pre-release” transactions in which a market participant can obtain newly issued ADRs from the Depositary before delivering ordinary shares to the custodian. Only brokers (or other market participants) that have entered into pre-release agreements with a depositary (“Pre-Release Agreements”) can obtain pre-released ADRs from the Depositary. The Pre-Release Agreements, consistent with the Deposit Agreements, require the broker receiving the pre-released ADRs (“Pre-Release Broker”), or its customer on whose behalf the Pre-Release Broker is acting, to beneficially own the ordinary shares represented by the ADRs, and to assign all beneficial rights, title, and interest to those ordinary shares to the Depositary while the pre-release transaction is outstanding. In effect, the Pre-Release Broker or its customer becomes the temporary custodian of the ordinary shares that would otherwise have been delivered to the Custodian. From at least June 2012 until approximately November 2014, MLPF&S received pre-released ADRs from Pre-Release Brokers that had been issued by Depositaries where neither the Pre-Release Brokers nor MLPF&S had taken reasonable steps to satisfy the Pre-Release Brokers’ obligations under the Pre-Release Agreements. MLPF&S, which was not a Pre-Release Broker, understood that the ADRs that MLPF&S borrowed from Pre-Release Brokers may have been sourced from Depositaries pursuant to Pre-Release Agreements. MLPF&S also understood that the beneficial ownership and other representations that Pre-Release Brokers were required to make to depositaries in order to obtain pre-released ADRS. MLPF&S also understood the conduit nature of Pre-Release Brokers’ securities lending business, which under the circumstances should have indicated that the Pre-Release Brokers did not own underlying ordinary shares. MLPF&S’s CFTC associate persons on its securities lending desk, by obtaining ADRs from Pre-Release Brokers in circumstances where they should have known that such ADRs likely had been pre-released without compliance with the Pre-Release Brokers’ obligations under the Pre-release Agreements, violated Section 17(a)(3) of the Securities Act of 1933 (“Securities Act”). MLPF&S’s supervisory policies and procedures were not reasonably designed and implemented to provide sufficient oversight of associated persons to prevent and detect their violations of Section 17(a)(3) of the Securities Act. As a result, MLPF&S failed reasonably to supervise its associated persons within the meaning of Section 15(b)(4)(e) of the Exchange Act. MLPF&S submitted an offer of settlement (the “Offer”) which the SEC has determined to accept. MLPF&S failed reasonably to fulfill its supervisory responsibilities within the meaning of Section 15(b)(4)(e) of the Exchange Act. Solely for the purpose of settling these proceedings, MLPF&S consented to the order without admitting or denying the findings in the order, except as to the SEC’s jurisdiction over it and the subject matter. The SEC ordered that MLPF&S is censured and shall pay disgorgement of $4,448,291.52 together with prejudgment interest of $724,795.40 and a civil money penalty of $2,891,389.48.

Merrill Lynch Ordered to Pay $300,000 Penalty for Failing to Promptly Produce Audit Trail Data / CFTC Case #19-21 09/10/2019 (included by the Sponsor from the CFTC website and not provided by BofAS)

Washington, DC – The U.S. Commodity Futures Trading Commission today issued an order filing and settling charges against Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch), a registered futures commission merchant, for failing to promptly produce to the CFTC certain required records and, separately, failing to supervise its employees and agents to ensure that they fulfilled the firm’s statutory and regulatory obligations to keep and promptly produce such records.

The order finds that for nearly three years, Merrill Lynch failed to produce reliable audit trail data requested by the Division of Enforcement. According to the order, these failures substantially delayed a CFTC investigation and were attributable in large part to Merrill Lynch’s failure to develop and diligently administer adequate procedures for responding to routine regulatory requests — for example, Merrill Lynch did not have a process in place to locate account numbers or order entry operator identification numbers; instead, operations personnel simply worked from memory when searching for the data.

In addition to imposing a $300,000 civil monetary penalty, the order notes that Merrill Lynch has already taken steps to revise its internal process for responding to regulatory data requests, including, but not limited to, designating personnel to: (1) interpret regulatory data requests, the source of the information, and the timing for the response; (2) locate and provide the data; and (3) independently assess the data extraction process and results.

“As this case shows, the CFTC will hold registrants accountable for their regulatory obligations,” said James McDonald, director of the CFTC’s Division of Enforcement. “Recordkeeping requirements are important for regulatory and enforcement purposes, and the failure to produce reliable audit trail data here impeded a CFTC investigation.”

RBC Capital Markets LLC (“RBC” or the “Company”)

RBC Capital Markets, LLC (“RBC Capital”), is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC Capital’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC Capital with respect to issues raised in various investigations. RBC Capital complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC Capital is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC Capital complies fully with all settlements it reaches and all orders, awards and judgments made against it.

RBC Capital has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC Capital is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC Capital’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief. RBC Capital contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC Capital cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC Capital believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC Capital.

On April 27, 2017, pursuant to an offer of settlement, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that RBC Capital engaged in EFRP transactions which failed to satisfy the Rules of the Chicago Board of Trade (the “Exchange”) in one or more ways. Specifically, the Panel found that RBC Capital traders entered into EFRP trades in which RBC Capital accounts were on both sides of the transactions. While the purpose of the transactions was to transfer positions between the RBC Capital accounts, the Panel found that the manner in which the trades occurred violated the Exchange’s prohibition on wash trades. The Panel found that RBC Capital thereby violated CBOT Rules 534 and (legacy) 538.B. and C. In accordance with the settlement offer, the Panel ordered RBC Capital to pay a $175,000 fine. On October 1, 2019, the CFTC issued an order filing and settling charges against RBCCM for the above activity, as well as related charges. The order required that RBCCM cease and desist from violating the applicable regulations, pay a $5 million civil monetary penalty, and comply with various conditions, including conditions regarding public statements and future cooperation with the Commission.

On June 18, 2015, in connection with the Municipalities Continuing Disclosure Cooperation initiative of the U.S. Securities and Exchange Commission (“SEC”), the SEC commenced and settled an administrative proceeding against RBC Capital for willful violations of Sections 17(a)(2) of the Securities Act of 1933, as amended (“1933 Act”) after the firm self-reported instances in which it conducted inadequate due diligence in certain municipal securities offerings and as a result, failed to form a reasonable basis for believing the truthfulness of certain material representations in official statements issued in connection with those offerings. RBC Capital paid a fine of $500,000.

RBC Capital and certain affiliates were named as defendants in a lawsuit relating to their role in transactions involving investments made by a number of Wisconsin school districts in certain collateralized debt obligations. These transactions were also the subject of a regulatory investigation, which was resolved in 2011. RBC Capital reached a final settlement with all parties in the civil litigation, and the civil action against RBC Capital was dismissed with prejudice on December 6, 2016.

Beginning in 2015, putative class actions were brought against RBC Capital and/or Royal Bank of Canada in the U.S., Canada and Israel. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behavior in foreign exchange trading. Various regulators are also conducting inquiries regarding potential violations of law by a number of banks and other entities, including RBC Capital, regarding foreign exchange trading. In August 2018, the U.S. District Court entered a final order approving RBC Capital’s pending settlement with class plaintiffs. Certain institutional plaintiffs opted out of participating in the settlement and have brought their own claims. The Canadian class actions and one other U.S. action that is purportedly brought on behalf of different classes of plaintiffs also remain pending. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.

On April 13, 2015, RBC Capital’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants and on June 29, 2018, the French appellate court affirmed the acquittals. The acquittals are being appealed.

Various regulators and competition and enforcement authorities around the world, including in Canada, the United Kingdom, and the U.S., are conducting investigations related to certain past submissions made by panel banks in connection with the setting of the U.S. dollar London interbank offered rate (LIBOR). These investigations focus on allegations of collusion between the banks that were on the panel to make submissions for certain LIBOR rates. Royal Bank of Canada, RBC Capital’s indirect parent, is a member of certain LIBOR panels, including the U.S. dollar LIBOR panel, and has in the past been the subject of regulatory requests for information. In addition, Royal Bank of Canada and other U.S. dollar panel banks have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. The complaints in those private lawsuits assert claims against us and other panel banks under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. On February 28, 2018, the motion by the plaintiffs in the class action lawsuits to have the class certified was denied in relation to Royal Bank of Canada. As such, unless that ruling is reversed on appeal, Royal Bank of Canada is no longer a defendant in any pending class action. Royal Bank of Canada is still a party to the various individual LIBOR actions. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.

Thornburg Mortgage Inc. (now known as “TMST”) and RBC Capital were parties to a master repurchase agreement executed in September 2003 whereby TMST financed its purchase of residential mortgage-backed securities. Upon TMST’s default during the financial crisis, RBC Capital valued TMST’s collateral at allegedly deflated prices. After TMST’s bankruptcy filing, TMST’s trustee brought suit against RBC Capital in 2011 for breach of contract. In 2015, TMST was awarded more than $45 million in damages. RBC Capital has appealed. The appeals court set a briefing schedule and simultaneously ordered the parties to participate in a mediation. The parties subsequently reached an agreement to settle the matter; a motion to approve the settlement was filed with the bankruptcy court on January 10, 2016 and granted on February 27, 2017.

On October 14, 2014, the Delaware Court of Chancery (the “Court of Chancery”) in a class action brought by former shareholders of Rural/Metro Corporation, held RBC Capital liable for aiding and abetting a breach of fiduciary duty by three Rural/Metro directors, but did not make an additional award for attorney’s fees. A final judgment was entered on February 19, 2015 in the amount of US$93 million plus post judgment interest. RBC Capital appealed the Court of Chancery’s determination of liability and quantum of damages, and the plaintiffs cross-appealed the ruling on additional attorneys’ fees. On November 30, 2015, the Delaware Supreme Court affirmed the Court of Chancery with respect to both the appeal and cross-appeal. RBC Capital is cooperating with an investigation by the SEC relating to this matter. In particular, the SEC contended that RBC Capital caused materially false and misleading information to be included in the proxy statement that Rural filed to solicit shareholder approval for the sale in violation of section 14(A) of the Exchange Act and Rule 14A-9 thereunder. On August 31, 2016, RBC Capital was ordered by the SEC to cease and desist and paid $500,000 in disgorgement, plus interest of $77,759 and a civil penalty of $2 million.

Case 19-47 CFTC Administrative Action, September 30, 2019 ((included by the Sponsor from the NFA website and not provided by RBC Capital Markets LLC)

CFTC Orders RBC Capital Markets, LLC to Pay $5 Million for Supervisory Failures Resulting in Illegal Trades and Other Violations

Washington, DC – The U.S. Commodity Futures Trading Commission today announced the agency issued an order on Monday, September 30, 2019, filing and setting charges against RBC Capital Markets, LLC (RBCCM), a registered futures commission merchant (FCM), for failing to meet its supervisory obligations, which resulted in hundreds of unlawful trades and other violations over the period of at least late 2011 through May 2017.

The order requires RBCCM to cease and desist from future violations, pay a $5 million civil monetary penalty, and for a period of three years to expeditiously and completely cooperate with the Commission and any other governmental agency in all future investigations or inquiries involving the factual and legal subject matters of this action.

“The CFTC will vigorously enforce the rules requiring our registrants to properly supervise their business activities. Where those supervision failures are accompanied by other violations, we will pursue those violations as well,” said CFTC Director of Enforcement James McDonald.

The order finds that between December 2011 and October 2015, RBCMM engaged in at least 385 noncompetitive, fictitious, exchange for physical wash transactions (Wash EFPs). The order finds that RBCCM engaged in Wash EFPs in order to move positions internally between RBCCM accounts, which was less costly and administratively burdensome than other options to manage risk, and because it was believed that the exchange allowed it. RBCCM personnel checked with the appropriate compliance officer on whether the trades were appropriate but the officer did not respond, follow up with the exchange, or provide any formal training until at least May 2015.

Notably, as the order finds, 217 of the Wash EFPs occurred after the entry of a consent order in December 2014, which resolved a CFTC enforcement action against RBCCM’s parent, the Royal Bank of Canada (RBC), for wash sales and fictitious transactions. [See Release No. 7086-14] The order finds that RBCCM had actual notice of the December 2014 injunction against RBC prohibiting wash trading, yet the Wash EFPs continued at RBCCM. The order also finds that RBC delegated execution and surveillance of the bank’s futures transactions on exchanges in the United States to RBCCM, but that they failed to adequately implement a reasonable supervisory system overseeing its futures transactions, and failed to detect at least 385 Wash EFPs.

The order further finds that RBCCM failed to prepare and timely file Risk Exposure Reports, disclose material non-compliance issues to the CFTC, and maintain and promptly produce required records to the CFTC.

The order also finds other supervisory failures. For example, all RBC affiliates, including RBCCM, must follow company-wide policies and procedures, but RBCCM failed to implement several of those policies and procedures, which resulted in the various violations set forth in the order. To wit, RBCCM did not have a system to ensure employees reviewed the compliance manual; the compliance manual did not adequately address the requirements of EFPs; there was no formal training on EFPs; and RBCCM failed to adequately monitor for potential futures wash trades.

The order additionally finds that RBCCM disclosed the Wash EFPs to the CFTC shortly before formally disclosing it in its required 2015 Chief Compliance Officer report. RBCCM, however, failed to timely and fully respond to document requests and subpoenas issued by CFTC staff and attempted to dissuade them from inquiring into RBC’s involvement with the Wash EFPs, even from a supervisory perspective. These actions were taken despite the inter-relationship between RBCCM and RBC, as well as the prior consent order, which required cooperation of RBC in any investigation by the Division of Enforcement related to the subject matter of this action. As a result, the order finds that the CFTC expended considerable resources trying to obtain information and timely compliance with its subpoenas from RBC and RBCCM.

Please see RBC’s Form BD, which is available on the FINRA BrokerCheck program, for more details.

Barclays Capital Inc. (“BCI”)

Barclays Capital Inc. (“BCI”) is engaged in various legal and regulatory matters in a number of jurisdictions. BCI is subject to legal proceedings by and against BCI which arise from time to time and also subject to enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which BCI is or has been engaged.

Information relating to legal and regulatory risks is set out in the Legal, Competition and Regulatory matters note to Barclays financial statements in our most recent Annual Report or Interim Results Announcement (as applicable). If a Barclays quarterly Results Announcement has been released since the most recent Annual Report or Interim Results Announcement, this may contain additional information relating to such matters. In between Results Announcements, Barclays may from time to time make Regulatory News Service announcements containing information relating to a specific legal, competition or regulatory matter. Copies of Barclays Annual Report, Results Announcements, and Regulatory News Service Announcements are available on the Barclays Investor Relations website in sections headed ‘annual reports’, ‘results’ and ‘regulatory news’ respectively: https://www.home.barclays/barclays-investor-relations.html. Additional Information relating to legal and regulatory risks is set out in the firm’s Statement of Financial Condition (Unaudited) as of June 30, 2019, available at: https://www.investmentbank.barclays.com/disclosures/barclays-capital-inc-financial-reporting.html. Additionally, a FINRA BrokerCheck Report, detailing proceedings the Firm has been involved in, is available at: http://www.finra.org/Investors/ToolsCalculators/BrokerCheck/.

Investigations into LIBOR and Other Benchmarks

Regulators and law enforcement agencies, including certain competition authorities, from a number of governments have been conducting investigations relating to BBPLC’s involvement in manipulating certain financial benchmarks, such as LIBOR and the Euro-Interbank Offered Rate (“EURIBOR”). BPLC, BBPLC and the Company have reached settlements with a number of regulators and law enforcement agencies. BBPLC continues to respond to requests for information from the UK Serious Fraud Office in relation to its ongoing LIBOR investigation, including in respect of BBPLC.

LIBOR and Other Benchmark Civil Actions

Various individuals and corporates in a range of jurisdictions have threatened or brought civil actions against the Group and other banks in relation to LIBOR and/or other benchmarks. While certain cases have been dismissed, settled or settled subject to final approval from the relevant court (and in the case of class actions, the right of class members to opt out of the settlement and to seek to file their own claims), other actions remain pending and their ultimate impact is unclear.

USD LIBOR Cases in Multidistrict Litigation Court

The majority of the USD LIBOR cases, which have been filed in various US jurisdictions, have been consolidated for pre-trial purposes before a single judge in the US District Court in the Southern District of New York (“SDNY”).

The complaints are substantially similar and allege, among other things, that BPLC, BBPLC, the Company and other financial institutions individually and collectively violated provisions of the US Sherman Antitrust Act (“Antitrust Act”), the US Commodity Exchange Act (“CEA”), the US Racketeer Influenced and Corrupt Organizations Act (“RICO”), the US Securities Exchange Act of 1934 and various state laws by manipulating USD LIBOR rates.

Certain of the proposed class actions have been settled. The Group has settled claims purportedly brought on behalf of plaintiffs that (i) engaged in USD LIBOR-linked over-the-counter transactions (“OTC Class”); (ii) purchased USD LIBOR-linked financial instruments on an exchange; (iii) purchased USD LIBOR-linked debt securities; or (iv) issued loans linked to USD LIBOR (“Lender Class”) and paid $120 million, $20 million, $7.1 million and $4 million respectively. The settlements with the OTC Class and the Lender Class have received final court approval. The other settlements remain subject to final court approval and/or the right of class members to opt out of the settlement and to seek to file their own claims.

The remaining putative class actions and individual actions seek unspecified damages with the exception of five lawsuits, in which the plaintiffs are seeking a combined total in excess of $1,250 million in actual damages against all defendants, including BBPLC, plus punitive damages. Some of the lawsuits also seek trebling of damages under the Antitrust Act and RICO.

Additional USD LIBOR Cases in the SDNY

In 2015, an individual action against BBPLC and other panel bank defendants was dismissed by the SDNY. The plaintiff alleged that the panel bank defendants conspired to increase USD LIBOR, which caused the value of bonds pledged as collateral for a loan to decrease, ultimately resulting in the sale of the bonds at a low point in the market. In March 2018, the court denied the plaintiff’s motion for leave to amend its complaint and dismissed the case. The plaintiff’s appeal of the court’s order has been dismissed.

Beginning in January 2019, several putative class actions were filed in the SDNY against BPLC, BBPLC, the Company, other financial institution defendants and Intercontinental Exchange Inc. and certain of its affiliates (“ICE”), asserting antitrust and unjust enrichment claims on allegations that, beginning in 2014, defendants manipulated USD LIBOR through defendants’ submissions to ICE, which took over rate-setting duties for LIBOR from the British Bankers’ Association in 2014. These actions have been consolidated.

Sterling LIBOR Case in SDNY

In 2015, a putative class action was filed in the SDNY against BBPLC and other Sterling LIBOR panel banks by a plaintiff involved in exchange-traded and over-the-counter derivatives that were linked to Sterling LIBOR. The complaint alleges, among other things, that the defendants manipulated the Sterling LIBOR rate between 2005 and 2010 and, in so doing, committed CEA, Antitrust Act, and RICO violations. In 2016, this class action was consolidated with an additional putative class action making similar allegations against BBPLC and the Company and other Sterling LIBOR panel banks. The defendants’ motion to dismiss was granted in December 2018. The plaintiff has asked the court to reconsider this decision.

Japanese Yen LIBOR Cases in SDNY

In 2012, a putative class action was filed in the SDNY against BBPLC and other Japanese Yen LIBOR panel banks by a plaintiff involved in exchange-traded derivatives. The complaint also names members of the Japanese Bankers Association’s Euroyen Tokyo Interbank Offered Rate (“Euroyen TIBOR”) panel, of which BBPLC is not a member. The complaint alleges, amongst other things, manipulation of the Euroyen TIBOR and Yen LIBOR rates and breaches of the CEA and Antitrust Act between 2006 and 2010. In 2014, the court dismissed the plaintiff’s antitrust claims in full, but the plaintiff’s CEA claims remain pending. Discovery is ongoing.

In 2017, a second putative class action concerning Yen LIBOR which was filed in the SDNY against BPLC, BBPLC and the Company was dismissed in full. The complaint makes similar allegations to the 2012 class action. The plaintiffs have appealed the dismissal.

SIBOR/SOR Case in the SDNY

In 2016, a putative class action was filed in the SDNY against BPLC, BBPLC, the Company and other defendants, alleging manipulation of the Singapore Interbank Offered Rate (“SIBOR”) and Singapore Swap Offer Rate (“SOR”). The plaintiffs amended their complaint in 2017 following dismissal by the court of the claims against the Group for failure to state a claim. In October 2018, the court dismissed all claims against BPLC, BBPLC and the Company, a decision that the plaintiffs are challenging.

Non-US Benchmarks Cases

In addition to the US actions described above, legal proceedings have been brought or threatened against the Group in connection with alleged manipulation of LIBOR and EURIBOR and other benchmarks in the UK, a number of other jurisdictions in Europe, Israel and Argentina. Additional proceedings in non-US jurisdictions may be brought in the future.

Foreign Exchange Investigations

Various regulatory and enforcement authorities across multiple jurisdictions have been investigating a range of issues associated with Foreign Exchange sales and trading, including electronic trading.

In 2015, the Group reached settlements with the US Commodity Futures Trading Commission (“CFTC”), the US Department of Justice (“DoJ”), the New York Department of Financial Services, the Board of Governors of the Federal Reserve System and the Financial Conduct Authority (together, the “2015 Resolving Authorities”) in relation to investigations into certain sales and trading practices in the Foreign Exchange market. In connection with these settlements, the Group paid total penalties of approximately $2,384 million and agreed to undertake certain remedial actions.

Under the plea agreement with the DoJ, which was approved by the US District Court for the District of Connecticut in January 2017, BPLC agreed to a term of probation of three years. The Group also continues to provide relevant information to certain of the 2015 Resolving Authorities.

The European Commission is one of a number of authorities still conducting an investigation into certain trading practices in Foreign Exchange markets. In May 2019, the European Commission announced two settlements and the Group has paid total penalties of approximately €210 million ($239 million). In June 2019, the Swiss Competition Commission announced two settlements, which require the Group to pay total penalties of approximately CHF 27 million ($28 million).

Civil Actions in Respect of Foreign Exchange

Following settlement of certain investigations referred to above in ‘Foreign Exchange Investigations’ a number of individuals and corporates in a range of jurisdictions have threatened or brought civil actions against the Group and other banks in relation to Foreign Exchange or may do so in the future. Certain of these cases have been dismissed, settled or settled subject to final approval from the relevant court (and in the case of class actions, the right of class members to opt out of the settlement and to seek to file their own claims).

FX Opt Out Action

In 2014, a number of civil actions filed in the SDNY alleging manipulation of Foreign Exchange markets were combined into a single consolidated action (“Consolidated FX Action”). In 2015, BBPLC and the Company settled the Consolidated FX Action and paid $384 million. The settlement received final court approval in August 2018.

In November 2018, a group of sixteen plaintiffs (and several of their affiliates) who opted out of the Consolidated FX Action settlement filed a complaint in the SDNY against the Consolidated FX Action defendants, including BBPLC and the Company.

Retail Basis Action

A putative action was filed in the Northern District of California (and subsequently transferred to the SDNY) against several international banks, including BPLC and the Company, on behalf of a putative class of individuals that exchanged currencies on a retail basis at bank branches (“Retail Basis Claims”). The Court has ruled that the Retail Basis Claims are not covered by the settlement agreement in the Consolidated FX Action. The Court subsequently dismissed all Retail Basis Claims against the Group and all other defendants. The plaintiffs amended their complaint and sought to expand the action to include credit card, debit card and wire transactions, which expansion the Court denied.

State Law FX Action

In 2016, a putative class action was filed in the SDNY under federal, New York and California law on behalf of proposed classes of stockholders of Exchange Traded Funds and others who supposedly were indirect investors in FX Instruments. The plaintiffs’ counsel subsequently amended the complaint to bring claims on behalf of a proposed class of investors under federal and various state laws who traded FX Instruments through FX dealers or brokers not alleged to have manipulated Foreign Exchange Rates. A different group of plaintiffs subsequently filed another action and asserted substantively similar claims. These two actions were consolidated and a consolidated complaint was filed in 2017. The consolidated action was dismissed, but the plaintiffs have filed an amended complaint, except as to their federal claims.

Non-US FX Actions

In addition to the actions described above, legal proceedings have been brought or are threatened against the Group in connection with manipulation of Foreign Exchange in the UK, a number of other jurisdictions in Europe, Israel and Australia and additional proceedings may be brought in the future.

Metals investigations

BBPLC has provided information to the DoJ, the CFTC and other authorities in connection with investigations into metals and metals-based financial instruments.

Civil Actions in Respect of the Gold and Silver Fix

A number of civil complaints, each on behalf of a proposed class of plaintiffs, have been consolidated and transferred to the SDNY. The complaints allege that BBPLC and other members of The London Gold Market Fixing Ltd. manipulated the prices of gold and gold derivative contracts in violation of the CEA, the Antitrust Act, and state antitrust and consumer protection laws.

Also, in the US, a proposed class of plaintiffs filed a complaint against a number of banks, including BBPLC, the Company and Barclays Capital Services Ltd., alleging manipulation of the price of silver in violation of the CEA and antitrust laws. The court has dismissed this action as against the Group entities.

Civil actions have also been filed in Canadian courts against BPLC, BBPLC, Barclays Capital Canada Inc. and the Company on behalf of proposed classes of plaintiffs alleging manipulation of gold and silver prices in violation of Canadian law.

Alternative Trading Systems

In 2014, the New York State Attorney General (“NYAG”) filed a complaint (“NYAG Complaint”) against BPLC and the Company in the Supreme Court of the State of New York alleging, among other things, that BPLC and the Company engaged in fraud and deceptive practices in connection with LX, the Group’s SEC-registered alternative trading system. In February 2016, the Group reached settlement agreements with the SEC and NYAG, which required the Group to pay $35 million to each.

Following the filing of the NYAG Complaint, BPLC and the Company were also named in a putative shareholder securities class action. The parties have agreed to a settlement of this action for $27 million, which has received final court approval.

Treasury Auction Securities Civil Actions and Related Matters

Various civil actions have been filed against BBPLC, the Company and other financial institutions alleging violations of antitrust and other laws relating to the markets for US Treasury securities and Supranational, Sovereign and Agency securities. Certain governmental authorities are also conducting investigations relating to trading of certain government and agency securities in various markets.

Numerous putative class action complaints have been filed in US Federal Court against BBPLC, the Company and other financial institutions that have served as primary dealers in US Treasury securities. Those actions have been consolidated and in 2017, plaintiffs in the putative class action filed a consolidated amended complaint in the US Federal Court in New York against the defendants as well as certain corporations that operate electronic trading platforms on which US Treasury securities are traded. The complaint purports to assert claims under US federal antitrust laws and state common law based on allegations that the defendants (i) conspired to manipulate the US Treasury securities market and/or (ii) conspired to prevent the creation of certain platforms by boycotting or threatening to boycott such trading platforms. The defendants have filed a motion to dismiss.

In addition, certain plaintiffs have filed a related, direct action against the Company and certain other financial institutions that have served as primary dealers in US Treasury securities. This complaint alleges that defendants conspired to fix and manipulate the US Treasury securities market in violation of US federal antitrust laws, the CEA and state common law.

BPLC, BBPLC, the Company, Barclays Execution Services Limited (formerly Barclays Services Limited), Barclays Capital Securities Limited and certain other financial institutions have been named as defendants in a civil antitrust complaint that alleges that the defendants engaged in a conspiracy to fix prices and restrain competition in the market for US dollar-denominated Supranational, Sovereign and Agency bonds (“SSA Bonds”) from 2009 through 2015. The defendants have moved to dismiss the action. In February 2019, indirect purchasers of SSA Bonds filed a separate but related complaint making similar allegations.

Certain governmental authorities are conducting investigations into activities relating to the trading of certain government and agency securities in various markets and the Group has been providing information to various authorities on an ongoing basis.

US Government Sponsored Entities Bond Civil Class Action

In a putative consolidated class action filed in the SDNY in 2019, plaintiffs allege that the Company and certain other bond dealers conspired to fix the prices of government sponsored entity bonds in violation of US antitrust law from January 2009 through January 2016.

Mexican Government Bond Civil Action

In 2018, a putative consolidated class action against various financial institutions including BPLC, BBPLC, the Company, Barclays Capital Securities Limited, Barclays Bank Mexico, S.A., Grupo Financiero Barclays Mexico, S.A. de C.V. and Banco Barclays S.A. was consolidated in the US District Court in the SDNY. The plaintiffs assert antitrust and state law claims arising out of an alleged conspiracy to fix the prices of Mexican Government Bonds from 2006 through mid-2017. Defendants have moved to dismiss the consolidated action.

Interest Rate Swap and Credit Default Swap US Civil Actions

BPLC, BBPLC, and the Company, together with other financial institutions that act as market makers for interest rate swaps (IRS) are named as defendants in several antitrust class actions which were consolidated in the SDNY in 2016. The complaints allege the defendants conspired to prevent the development of exchanges for IRS and demand unspecified money damages, treble damages and legal fees. Plaintiffs include certain swap execution facilities, as well as buy-side investors. The buy-side investors claim to represent a class that transacted in fixed-for-floating IRS with defendants in the US from 2008 to the present, including, for example, US retirement and pension funds, municipalities, university endowments, corporations, insurance companies and investment funds.

In 2017, a separate suit was filed in the US District Court in the SDNY against the same financial institution defendants in the IRS cases, including BPLC, BBPLC, and the Company, claiming that certain conduct alleged in the IRS cases also caused plaintiff to suffer harm with respect to the Credit Default Swaps market. The defendants have moved to dismiss this action. Separately, in June 2018, trueEX LLC filed an antitrust class action in the SDNY against eleven financial institutions that act as dealers in the IRS market, including BBPLC and the Company, alleging that the defendants unlawfully conspired to block trueEX from successfully entering the market with its IRS trading platform. trueEX LLC also alleges that the defendants more generally boycotted other anonymous, all-to-all IRS trading platforms. In November 2018, the court dismissed certain claims for unjust enrichment and tortious interference, but denied a motion to dismiss the federal and state antitrust claims which remain pending.

General

The Company and the Group are engaged in various other legal, competition and regulatory matters in the US and a number of overseas jurisdictions, including those which arise in the ordinary course of business from time to time.

The Company and the Group are also subject to enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with its business. The Company and the Group as applicable are cooperating with the relevant authorities and keeping all relevant agencies briefed as appropriate in relation to these matters and others described in this note on an ongoing basis.

At the present time, the Company does not expect the ultimate resolution of any of these other matters to have a material adverse effect on its financial position.

CBOT Case 19-5437-2 (included by the Sponsor from the NFA website and not provided by Barclays Capital Inc)

For trade date March 18, 2019, Barclays Capital Inc transferred trades offsetting positions in the physically delivered March 2019 5-Yr Treasury Note (25) futures contract, in violation of Rule 854.

Penalty: On April 16, 2019, the Rule 512 Committee, pursuant to Rule 512, assessed a fine in the amount of $1,500 against Barclays Capital, Inc. for its violation of Rule 854.

Effective date: May 6, 2019

CFTC Case #15-25, May 20, 2015 (included by the Sponsor from the NFA website and not provided by Barclays Capital Inc)

CFTC Orders Barclays to Pay $115 Million Penalty for Attempted Manipulation of and False Reporting of U.S. Dollar ISDAFIX Benchmark Swap Rates.

CFTC Also Took Action Today Against Barclays for Abuses of Foreign Exchange Benchmark Rates

Barclays Has Now Been Subject to Three CFTC Enforcement Actions for Benchmark Rate Abuses (ISDAFIX, FX, and LIBOR) Imposing a Total of $715 Million in Penalties and Requiring Extensive Remediation

The U.S. Commodity Futures Trading Commission (CFTC) issued an Order today filing and settling charges against Barclays PLC, Barclays Bank PLC, and Barclays Capital Inc. (collectively, Barclays or the Bank). The Order finds that, beginning at least as early as January 2007 and continuing through June 2012 (the Relevant Period), Barclays attempted on many occasions to manipulate and made false reports concerning the U.S. Dollar International Swaps and Derivatives Association Fix (USD ISDAFIX), a global benchmark for interest rate products. This is the first enforcement action addressing abuses of this benchmark.

The CFTC Order requires Barclays to pay a $115 million civil monetary penalty, cease and desist from further violations as charged, and take specified remedial steps, including measures to detect and deter trading intended to manipulate swap rates such as USD ISDAFIX, to ensure the integrity and reliability of the Bank’s benchmark submissions, and to improve related internal controls.

“It is often said in CFTC precedent that ‘the methods and techniques of manipulation are limited only by the ingenuity of man.’ Here, the varied and sophisticated means employed by Barclays traders in their attempts to manipulate USD ISDAFIX are exposed,” said Aitan Goelman, the CFTC’s Director of Enforcement. “As the CFTC has repeatedly shown, when banks like Barclays try to tip the scales in their favor by attempting to manipulate a benchmark on which their customers and the markets rely, we will be relentless in investigating and taking action to restore and protect market integrity.”

Barclays, through its traders, bid, offered, and executed interest rate swap spread transactions in a manner deliberately designed – in timing, price, and other respects – to influence the published USD ISDAFIX to benefit the Bank in its derivatives positions, according to the Order. In addition, Barclays, through its employees making the Bank’s USD ISDAFIX submissions, also attempted to manipulate and made false reports concerning USD ISDAFIX by skewing the Bank’s submissions in order to benefit the Bank at the expense of its derivatives counterparties and customers.

USD ISDAFIX

ISDAFIX rates and spreads are among the leading benchmarks for interest rate swaps and related derivatives, indicating the prevailing, daily market rate for the fixed leg of a standard fixed-for-floating interest rate swap in various currencies. USD ISDAFIX rates and spreads are published daily (now under a different name and methodology) for various maturities of U.S. Dollar-denominated swaps. The USD ISDAFIX rate is used for valuing cash settlement of options on interest rate swaps, or swaptions, and as a valuation tool for a wide range of products across financial markets. For example, during the Relevant Period, USD ISDAFIX was used in settlement of exchange-traded interest rate swap futures contracts and as a component in the calculation of various proprietary interest rate indices and structured products. Many parties, including pension funds and local and state governments in the U.S., rely on such instruments based on USD ISDAFIX to hedge against changes in interest rates.

During the Relevant Period, the USD ISDAFIX was set each day in a process that began at 11:00 a.m. Eastern Time with the recording of swap rates and spreads from a U.S.-based unit of a leading interest rate swaps broking firm, which disseminated the rates and spreads captured in this “snapshot” or “print” – as it was referred to by traders and brokers – to a panel of banks including Barclays. The banks then made submissions to indicate where they would each bid or offer interest rate swaps to a dealer of good credit.

Barclays’ Unlawful Conduct to Benefit Derivatives Positions

As the Order sets forth, a Barclays interest rate options trader once referred in an email to the risk that “sometimes isdafix is manipulated.” In fact, as the Order finds, Barclays, through that options trader and others at the Bank, on many occasions attempted to manipulate USD ISDAFIX through its trading at the 11:00 a.m. fixing and by skewing its submissions.

First, Barclays traders bid, offered, and executed transactions in certain interest rate products, primarily swap spreads, at the critical 11:00 a.m. fixing time to affect the reference rates captured in the snapshot sent to submitting banks, and thereby to affect the published USD ISDAFIX. As captured in emails and audio recordings, when Barclays had derivatives positions settling or pricing against USD ISDAFIX, its traders discussed their intent to move USD ISDAFIX in whichever direction benefitted their positions. Barclays traders described the notional amounts they were willing to spend to influence the USD ISDAFIX as “ammo” or as amounts the traders could “burn,” “waste,” or “use” to “get the print” or “affect” the “fix.”

Second, Barclays traders also attempted to manipulate USD ISDAFIX by making false USD ISDAFIX submissions. As the Order finds, Barclays’ submissions were false, misleading, or knowingly inaccurate because they did not report where Barclays would itself bid and offer swaps absent a desire to manipulate the USD ISDAFIX, but rather reflected prices that were more favorable to the Bank on specific positions.

The Order describes numerous examples of each of these strategies for attempted manipulation and false reporting by Barclays traders during the Relevant Period.

The Order recognizes Barclays’ significant cooperation with the CFTC during the investigation of this matter. The Order also notes that the civil monetary penalty imposed on Barclays reflects the Bank’s early resolution of this matter.

The CFTC thanks and acknowledges the assistance of the United Kingdom’s Financial Conduct Authority and the Newark, New Jersey Field Office of the Federal Bureau of Investigation.

FINE $115000000

Deutsche Bank Securities Inc. (“DBSI”)

Legal Contingencies

The Corporation operates in a legal and regulatory environment that exposes it to significant legal risks. As a result, the Corporation is involved in litigation, arbitration and regulatory proceedings in the ordinary course of business that claim substantial damages.

In accordance with ASC 450, Loss Contingencies, the Corporation will accrue a liability when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In many lawsuits, regulatory proceedings and arbitrations, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until the matter is close to resolution, in which event no accrual is made until that time. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminate damages, the Corporation cannot determine the probability or estimate what the eventual loss or range of loss related to such matters will be. Subject to the foregoing, the Corporation continues to assess such matters and believes, based on information available, that the resolution of these matters will not have a material adverse effect on the financial condition of the Corporation.

For the Corporation’s significant matters where an estimate can be made, the Corporation currently estimates that, as of June 30, 2019, the aggregate future loss, which is considered to be reasonably possible, is approximately $216 million. This figure includes contingent liabilities on matters where the Corporation’s potential liability is joint and several and where the Corporation expects any such liability to be paid by a third party.

This estimated possible loss, as well as any provisions taken, is based upon currently available information and is subject to significant judgment and a variety of assumptions, variables and known and unknown uncertainties. These uncertainties may include inaccuracies in or incompleteness of the information available to the Corporation, particularly at the preliminary stages of matters, and assumptions by the Corporation as to future rulings of courts or other tribunals or the likely actions or positions taken by regulators or adversaries may prove incorrect. Moreover, estimates of possible loss for these matters are often not amenable to the use of statistical or other quantitative analytical tools frequently used in making judgments and estimates, and are subject to even greater degrees of uncertainty than in many other areas where the Corporation must exercise judgment and make estimates.

The matters for which the Corporation determines that the possibility of a future loss is more than remote will change from time to time, as will the matters as to which an estimate can be made and the estimated possible loss for such matters. Actual results may prove to be significantly higher or lower than the estimate of possible loss in those matters where such an estimate was made. In addition, loss may be incurred in matters with respect to which the Corporation believed the likelihood of loss was remote. In particular, the estimated aggregate possible loss does not represent the Corporation’s potential maximum loss exposure for those matters.

The Corporation may settle litigation or regulatory proceedings or investigations prior to a final judgment or determination of liability. It may do so for a number of reasons, including to avoid the cost, management efforts or negative business, regulatory or reputational consequences of continuing to contest liability, even when the Corporation believes it has valid defenses to liability. It may also do so when the potential consequences of failing to prevail would be disproportionate to the costs of settlement. Furthermore, the Corporation may, for similar reasons, reimburse counterparties for their losses even in situations where it does not believe that it is legally compelled to do so.

The actions against the Corporation as of June 30, 2019 include, but are not limited to, the following (listed in alphabetical order):

Corporate Securities Matters

The Corporation regularly acts in the capacity of underwriter and sales agent for debt and equity securities of corporate issuers and is from time to time named as a defendant in litigation commenced by investors relating to those securities.

The Corporation, along with numerous other financial institutions, is a defendant in a consolidated putative class action lawsuit pending in the United States District Court for the District of New Jersey. The complaint asserts claims against the Corporation under Sections 11 and 12 of the Securities Act for alleged misstatements and omissions in the offering documents attendant to Valeant Pharmaceuticals International, Inc.’s (Valeant) issuance of senior notes in January 2015 and March 2015 (the Note Offerings), as well as Valeant’s secondary offering of common stock in March 2015 (the Stock Offering). The Corporation acted as one of several initial purchasers of the Note Offerings and as one of several underwriters of the Stock Offering. On April 28, 2017, the court partially granted and partially denied a motion to dismiss filed by the Corporation and other bank defendants; the claims relating to the Note Offerings were dismissed, but the claims relating to the Stock Offering were allowed to proceed. The matter is currently in discovery. The Corporation and other financial institutions are also defendants in a class action lawsuit pending in the

Superior Court of Quebec asserting statutory and civil claims against the Corporation for misrepresentations in primary market disclosures. The matter is currently in discovery. On January 2, 2018, several pension funds filed an additional suit in the District of New Jersey against Valeant and others, including the Corporation, asserting a negligent misrepresentation claim against the Corporation and another financial institution in connection with the March 2015 Note Offering. On September 26, 2018, the court dismissed the sole claim against the Corporation, subject to plaintiff’s appellate rights. On January 4, 2018, a hedge fund and related entities filed suit in the Southern District of New York against Valeant and others, including the Corporation. The complaint asserts claims under Sections 11 and 12 of the Securities Act of 1933 in connection with the March 2015 Stock Offering. The action was later transferred to the District of New Jersey, and on September 14, 2018, the court denied the underwriter group’s partial motion to dismiss the complaint. The matter is currently in discovery. In connection with its role as an initial purchaser in the Note Offerings and an underwriter in the Stock Offering, the Corporation received a customary indemnification agreement from Valeant as issuer.

The Corporation, along with numerous other underwriters of various securities offerings by SunEdison, Inc. and its majority-owned affiliate TerraForm Global, Inc., is named in nine putative securities class and individual actions filed beginning in October 2015 in state and federal courts. The complaints all allege violations of the federal securities laws, and several of the individual actions also variously assert claims under state securities laws and for common law negligent misrepresentation with respect to various offerings by SunEdison or TerraForm. The actions were transferred for pre-trial proceedings to a multi-district litigation (MDL) pending in the Southern District of New York. The issuer and plaintiffs entered into an agreement to resolve the class action based on TerraForm’s initial public offering as to all defendants without contribution from the underwriters. The parties submitted the settlement and received preliminary approval in December 2017, and a final approval hearing that was scheduled for April 2018 was adjourned without a date because certain larger institutional class members opted out of the settlement, prompting TerraForm to exercise its termination right. The direct cases and causes of actions arising exclusively out of Terraform offerings were dismissed with prejudice in late December 2017 and early January 2018. On March 6, 2018, defendants’ motion to dismiss the class action based on the SunEdison offering was granted as to certain alleged misstatements and omissions and denied as to others. On March 1, 2019, four of the individual cases were dismissed with prejudice. Following the ruling on the motion to dismiss in the class action, the parties stipulated to have the court’s motion to dismiss decision in the class action apply to certain individual plaintiffs’ amended complaints and incorporate these plaintiffs into discovery. On July 11, 2019, the parties in the class action executed a settlement agreement, which was preliminarily approved by the Court on July 16, 2019. On August 6, 2019, these individuals plaintiffs requested leave to file amended complaints. The underwriters, including the Corporation, received customary indemnification from SunEdison and Terraform in connection with the offerings, but the availability of indemnification from SunEdison was adversely impacted when SunEdison filed for bankruptcy protection on April 21, 2016 in the U.S. Bankruptcy Court for the Southern District of New York. The Corporation was also named as a defendant in a lawsuit filed in the Superior Court of the State of California, County of San Francisco arising out of its role as an arranger of a term B/second lien loan to SunEdison, Inc. The complaint asserts state common law claims based on allegations that the Corporation misrepresented or failed to disclose to the second lien lenders certain facts about SunEdison’s financial condition, including that SunEdison did not have sufficient liquidity. The Corporation removed the case to the United States District Court for the Northern District of California, and sought transfer to a multi-district litigation (MDL) related to SunEdison pending in the Southern District of New York. On April 3, 2019, the case was transferred to the MDL over plaintiff’s objection. On April 18, 2019, the MDL Court referred the case to the Bankruptcy Court for consideration with SunEdison’s chapter 11 bankruptcy proceedings. On April 24, 2019, plaintiff filed a motion to remand. The Bankruptcy Court remanded the case to California state court on June 3, 2019, and the case was returned to California state court. The Corporation filed a demurrer and motion to stay the action pending the resolution of DBSI’s appeal of the remand order on July 15, 2019, which plaintiff opposes. Meanwhile, the Corporation filed an appeal of the remand order, and its opening brief was filed on August 16, 2019.

The Corporation, along with numerous other financial institutions, has been named as a defendant in a putative consolidated class action lawsuit pending in the United States District Court for the Northern District of Texas regarding the initial public offering of Santander Consumer USA Holdings Inc. The Consolidated Complaint asserts claims against the Corporation under Sections 11 and 12 of the Securities Act for alleged misstatements and omissions in the offering documents issued by Santander Consumer in connection with Santander Consumer’s August 26, 2014 initial public offering. The Corporation acted as one of the underwriters on that initial public offering with other bank defendants. Jointly with the other bank defendants, the Corporation filed a motion to dismiss the Consolidated Complaint on December 18, 2015. On June 13, 2016, the court denied the issuer and underwriters’ motions to dismiss. The plaintiffs’ motion for class certification is currently pending before the court. In connection with its role as an underwriter of the initial public offering, the Corporation received a customary indemnification agreement from Santander Consumer as issuer.

Employment Litigation

The Corporation has been named as respondent in an arbitration proceeding brought by two former Managing Directors for breach of contract, unjust enrichment and violation of New York Labor Law for the failure to pay alleged formulaic bonuses based on an alleged oral promise. The Corporation answered the statement of claim on January 17, 2019. The hearing is scheduled to be held December 3 through December 13, 2019.

Interbank and Dealer Offered Rates

The Corporation is, along with various other financial institutions, a defendant in multiple actions alleging that it conspired to manipulate U.S. Dollar LIBOR that have been coordinated as part of a multidistrict litigation (the U.S. Dollar LIBOR MDL) in the Southern District of New York. On December 20, 2016, the district court in the U.S. Dollar LIBOR MDL issued a ruling dismissing certain antitrust claims while allowing others to proceed. The district court’s ruling indicated that antitrust claims brought against the Corporation by plaintiff Salix Capital US Inc., on its own behalf and as assignee of the FrontPoint Funds, could proceed, and that claims brought against the Corporation by plaintiffs Principal Funds, Inc. and related companies remained dismissed. On February 2, 2017, the court entered an order holding that claims against affiliates of LIBOR panel banks should be dismissed, and directed that the parties meet and confer to identify the particular entities to be dismissed as a result of this holding. Certain plaintiffs have appealed the district court’s December 20, 2016 ruling; briefing of the appeal is complete and oral argument was heard on May 24, 2019. On July 8, 2019, plaintiffs Principal Funds, Inc., Principal Financial Group, Inc., and related companies filed revised amended complaints. Also coordinated as part of the U.S. Dollar LIBOR MDL is a putative class action brought by plaintiffs who allegedly traded exchange-listed Eurodollar futures and options (the exchange-based plaintiffs) and claim that defendants coordinated to make artificial USD LIBOR submissions. As is relevant to the Corporation, on April 15, 2016, the court denied the exchange-based plaintiffs leave to add the Corporation as a defendant, on the basis that their proposed claims were untimely. On July 13, 2017, DBAG, the Corporation, and DB Group Services (UK) Limited entered into an agreement with plaintiffs to settle this action. The settlement agreement is subject to further review and approval by the court.

On January 12, 2018, a putative class action lawsuit was filed in the U.S. District Court for the Southern District of New York relating to the Canadian Dealer Offered Rate (CDOR), a Canadian dollar denominated interest rate benchmark, against numerous financial institutions including the Corporation. Plaintiff filed an amended complaint on March 20, 2018, which alleged that the defendants, members of the panel of banks that provided CDOR submissions and their affiliates, suppressed their CDOR submissions in order to benefit their positions in CDOR-referencing financial instruments. On March 14, 2019, the court granted defendants’ motions to dismiss the amended complaint, dismissing all claims against the Corporation. The plaintiff filed a notice of appeal; however, on July 25, 2019, the plaintiff and defendants filed a stipulation withdrawing the appeal with prejudice.

In January and March 2019, plaintiffs filed three putative class action complaints in the U.S. District Court for the Southern District of New York against numerous financial institutions, including DBAG and the Corporation. The complaints allege that the defendants, members of the panel of banks that provided U.S. Dollar LIBOR submissions, the organization that administers LIBOR, and their affiliates, conspired to suppress USD LIBOR submissions from February 1, 2014 through the present. These actions have been consolidated, and on July 1, 2019, the plaintiffs filed a consolidated amended complaint. On August 30, 2019, the defendants moved to dismiss the consolidated amended complaint.

DBAG has previously entered into settlements with U.S. and foreign government entities to resolve investigations into misconduct concerning the setting of certain interbank offered rates. The Corporation is not a named party to these settlements; however, the settlements may have an impact on the Corporation’s ability to defend against the litigations.

Interest Rate Swaps (IR Swaps) Market

On October 5, 2016, the CFTC issued a subpoena to DBAG and its affiliates, including the Corporation, seeking documents and information concerning the trading and clearing of IR Swaps. DBAG is cooperating fully in response to the subpoena and requests for information.

DBAG and the Corporation are defendants, along with numerous other IR Swaps dealer banks, in a multi-district antitrust civil class action filed in the United States District Court for the Southern District of New York involving class and competitor claims. The class action plaintiffs are consumers of IR Swaps. Competitor trading platforms TeraExchange, Javelin and TrueEx have also filed individual lawsuits. All of the cases have been consolidated for pretrial purposes. The plaintiffs filed second consolidated amended complaints on December 9, 2016 alleging that the banks conspired with TradeWeb and ICAP to prevent the establishment of exchange-traded IR Swaps. On July 28, 2017, defendants’ motions to dismiss the second consolidated amended complaints were granted in part and denied in part. Class plaintiffs filed the Third Consolidated Amended Class Action Complaint on May 30, 2018. On August 7, 2018, TrueEx filed an amended complaint, which defendants moved to dismiss on August 28, 2018. On November 20, 2018, the court granted in part and denied in part defendant’s motion to dismiss the amended TrueEx complaint. Class plaintiffs filed the Fourth Consolidated Amended Class Action complaint on March 22, 2019. Fact discovery in all cases closed on April 10, 2019 and the parties are currently briefing class certification issues. The class plaintiffs served a motion to certify a class on February 20, 2019. The defendants filed an opposition to plaintiffs’ motion for class certification on June 18, 2019, and the motion is scheduled to be fully briefed on October 1, 2019.

Mortgage-Related and Asset Backed Securities Matters and Investigation

Regulatory and Governmental Matters. The Corporation, along with certain affiliates (collectively referred to in these paragraphs as Deutsche Bank), received subpoenas and requests for information from certain regulators and government entities, including members of the Residential Mortgage Backed Securities Working Group of the U.S. Financial Fraud Enforcement Task Force, concerning its activities regarding the origination, purchase, securitization, sale, valuation and/or trading of mortgage loans, residential mortgage-backed securities (RMBS), commercial mortgage-backed securities (CMBS), collateralized debt obligations (CDOs), other asset-backed securities and credit derivatives. Deutsche Bank cooperated fully in response to those subpoenas and requests for information. On January 17, 2017, Deutsche Bank executed a settlement with the DOJ to resolve potential claims related to its RMBS business conducted from 2005 to 2007. Under the settlement, Deutsche Bank paid a civil monetary penalty of $3.1 billion and agreed to provide $4.1 billion in consumer relief.

In September 2016, Deutsche Bank received administrative subpoenas from the Maryland Attorney General (Maryland AG) seeking information concerning Deutsche Bank’s RMBS and CDO businesses from 2002-2009. On June 1, 2017, Deutsche Bank and the Maryland AG executed a settlement to resolve the matter for $15 million in cash and $80 million in consumer relief to be allocated from the overall $4.1 billion consumer relief obligation agreed to as part of Deutsche Bank’s settlement with the DOJ. Deutsche Bank has recorded provisions with respect to some of the outstanding regulatory investigations, a portion of which relate to the consumer relief being provided under the DOJ settlement.

Issuer and Underwriter Civil Litigation. Deutsche Bank has been named as defendant in numerous civil litigations brought by private parties in connection with its various roles, including issuer or underwriter, in offerings of RMBS and other asset-backed securities. These cases, described below, allege that the offering documents contained material misrepresentations and omissions, including with regard to the underwriting standards pursuant to which the underlying mortgage loans were issued, or assert that various representations or warranties relating to the loans were breached at the time of origination.

Deutsche Bank is a defendant in a putative class action relating to its role as underwriter of six RMBS issued by Novastar Mortgage Corporation. No specific damages are alleged in the complaint. The lawsuit was brought by plaintiffs representing a class of investors who purchased certificates in those offerings. The parties reached a settlement agreement to resolve the matter for a total of $165 million, a portion of which was paid by Deutsche Bank. On August 30, 2017, The Federal Housing Finance Agency and The Federal Home Loan Mortgage Corporation (together, “FHFA”) filed an objection to the settlement and shortly thereafter appealed the district court’s denial of their request to stay settlement approval proceedings, which appeal was ultimately resolved against FHFA. The court overruled FHFA’s objection and approved the settlement following a hearing on March 7, 2019. FHFA filed an appeal on June 28, 2019.

Deutsche Bank is a defendant in three actions related to RMBS offerings brought by the Federal Deposit Insurance Corporation (FDIC) as receiver for: (a) Colonial Bank (alleging no less than $213 million in damages against all defendants), (b) Guaranty Bank (alleging no less than $901 million in damages against all defendants), and (c) Citizens National Bank and Strategic Capital Bank (alleging an unspecified amount in damages against all defendants). In each of these actions, the appellate courts have reinstated claims previously dismissed on statute of limitations grounds and petitions for rehearing and certiorari to the U.S. Supreme Court were denied. In the case concerning Colonial Bank, a settlement was fully executed on July 2, 2019. Deutsche Bank was fully indemnified and did not make a monetary contribution to the settlement. In the case concerning Guaranty Bank, on September 14, 2017, the court granted in part Deutsche Bank’s motion for summary judgment regarding the proper method of calculating pre-judgment interest. The parties engaged in mediation on November 27, 2018 and June 3, 2019. No settlement was reached during the mediation. Trial is scheduled to begin on October 28, 2019. In the case concerning Citizens National Bank and Strategic Capital Bank, on July 31, 2017, the FDIC filed a second amended complaint, which defendants moved to dismiss on September 14, 2017. The case is stayed pending resolution of defendants’ motion to dismiss.

Deutsche Bank is a defendant in an action brought by Royal Park Investments (Royal Park) (as purported assignee of claims of a special-purpose vehicle created to acquire certain assets of Fortis Bank) alleging common law claims related to the purchase of RMBS. The complaint did not specify the amount of damages sought. On April 17, 2017, the court dismissed the complaint, and on February 13, 2018, it’s the plaintiff filed its appeal. On October 9, 2018, the dismissal was affirmed by the appellate court. Plaintiff filed a motion for leave to appeal to the New York Court of Appeals on November 8, 2018. Defendants filed an opposition on November 21, 2018, which completed the briefing. On January 15, 2019, the New York Court of Appeals denied the motion. In the actions against Deutsche Bank solely as an underwriter of other issuers’ RMBS offerings, Deutsche Bank has contractual rights to indemnification from the issuers, but those indemnity rights may in whole or in part prove effectively unenforceable where the issuers are now, or may in the future be, in bankruptcy or otherwise defunct.

Precious Metals Investigations and Litigations

Deutsche Bank received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to investigations of precious metals trading and related conduct. Deutsche Bank is cooperating with these investigations. On January 29, 2018, Deutsche Bank entered into a $30 million settlement with the U.S. Commodity Futures Trading Commission (CFTC) concerning spoofing, and manipulation and attempted manipulation in precious metals futures and of stop loss orders.

Deutsche Bank is a defendant in two consolidated class action lawsuits pending in the U.S. District Court for the Southern District of New York. The suits allege violations of U.S. antitrust law, the U.S. Commodity Exchange Act and related state law arising out of the alleged manipulation of gold and silver prices through participation in the Gold and Silver Fixes. Deutsche Bank reached agreements to settle the Gold action for $60 million and the Silver action for $38 million, which remain subject to final court approval. Deutsche Bank is a defendant in Canadian class action proceedings in the provinces of Ontario and Quebec concerning gold and silver. Each of the proceedings seeks damages for alleged violations of the Canadian Competition Act and other causes of action. Deutsche Bank has reached agreements to settle these actions which were approved by the Ontario court on May 29, 2019 and the Quebec court on June 17, 2019. The amounts are not material to the Bank.

Recordkeeping Investigation

The Corporation has received inquiries from a regulatory authority, including requests for information and documents, with respect to the Corporation’s archiving of records and the Corporation’s compliance with and policies and procedures related to the recordkeeping requirements for brokerdealers. The Corporation is cooperating with this investigation.

Sovereign, Supranational and Agency Bonds (SSA) Investigations and Litigations

DBAG has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to SSA bond trading. Deutsche Bank is cooperating with these investigations.

DBAG is a defendant in several putative class action complaints filed in the U.S. District Court for the Southern District of New York alleging violations of antitrust law. On May 8, 2016, direct market participants filed class actions relating to SSA bond trading; DBAG has reached an agreement to settle the actions by direct market participants in SSA bonds for the amount of $48.5 million, which is pending court approval. In February 2019, alleged indirect market participants filed a class action relating to SSA bond trading, which is in its early stages. In March 2018, alleged market participants filed a class action relating to Mexican government bond trading, which is in early stages and for which a motion to dismiss is pending with the court. In February 2019, alleged market participants filed class actions relating to US Agency bond trading, which were consolidated under a single case heading in April 2019; the Bank has reached a preliminary agreement to settle the action, which is subject to agreement on all other settlement terms, and the settlement agreement is subject to further documentation and approval of the court.

DBAG is also a defendant in actions filed in Canada on November 7, 2017 and December 5, 2017, which relate to SSA bond trading and which are in early stages.

Tax-Related Litigation

DBAG, along with certain affiliates, including DBTCA and the Corporation, and current and/or former employees (collectively referred to in this section as Deutsche Bank), have collectively been named as defendants in a number of legal proceedings brought by customers in various tax-oriented transactions that DBAG participated in between 1999 and 2002 and that are generally the subject of a nonprosecution agreement DBAG entered into with the U.S. Department of Justice in 2010. Deutsche Bank provided financial products and services to these customers, who were advised by various accounting, legal and financial advisory professionals. The customers claimed tax benefits as a result of these transactions, and the U.S. Internal Revenue Service (IRS) has rejected those claims. In these legal proceedings, the customers allege that the professional advisors, together with Deutsche Bank, improperly misled the customers into believing that the claimed tax benefits would be upheld by the IRS. The legal proceedings are pending in state and federal courts, and claims against Deutsche Bank are alleged under both U.S. state and federal law. All but one of these legal proceedings have been resolved and dismissed with prejudice with respect to Deutsche Bank. The remaining proceeding, pending in state court in Illinois, is currently in the pre-trial discovery stage. Deutsche Bank has received and resolved a number of unfiled claims as well.

Trust Preferred Securities

DBAG and certain of its affiliates and former officers, including the Corporation, are the subject of a consolidated putative class action, filed in the United States District Court for the Southern District of New York, asserting claims under the federal securities laws on behalf of persons who purchased certain trust preferred securities issued by DBAG and its affiliates between October 2006 and May 2008. The court has dismissed all claims related to four of the six offerings, and narrowed claims as to the November 2007 and February 2008 Offerings. The district court limited claims relating to the two offerings remaining in the case to alleged failures (i) to disclose “any known trends or uncertainties that have had or that the registrant reasonably expects will have a material favorable or unfavorable impact on net sales or revenues or income from continuing operations” and (ii) to disclose “the most significant factors that make the offering speculative or risky” pursuant to Items 303 and 503 of Regulation S-K. Defendants served Answers denying all wrongdoing. On October 2, 2018, the district court certified a plaintiff class as to both offerings. All discovery is completed. The parties are proceeding on a courtordered schedule for the presentation of defendants’ motion for summary judgment. Defendants’ briefs were filed on July 31, 2019.

US Treasury Securities Investigations and Litigations

DBAG has received inquiries from certain regulatory and law enforcement authorities, including requests for information and documents, pertaining to U.S. Treasuries auctions, trading, and related market activity. DBAG is cooperating with these investigations. The Corporation was a defendant in several putative class actions alleging violations of U.S. antitrust law, the U.S. Commodity Exchange Act and common law related to the alleged manipulation of the U.S. Treasury securities market. These cases have been consolidated in the Southern District of New York. On November 15, 2017, plaintiffs filed a consolidated amended complaint, which did not name the Corporation as a defendant. On December 11, 2017, the court dismissed the Corporation from the class action without prejudice.

CFE 10-007, January 16, 2020 (included by Sponsor from the NFA website and not provided by DBSI)

DBSI failed to properly report open interest to the Options Clearing Corporation, resulting in overstatements of the February 2019 VX06 open interest for four days proximate to the contract’s final settlement date. This failure was due to a systems issue.

ISDAFIX

On February 1, 2018, the Company entered into a settlement with the US Commodity Futures Trading Commission (CFTC) to resolve the CFTC’s investigation concerning the Company’s involvement in the setting of US Dollar ISDAFIX. The Company agreed to pay a civil monetary penalty of $70 million and to remedial undertakings, including maintaining systems and controls reasonably designed to prevent potential manipulation of interest rate swaps benchmarks.

ED&F Man Capital Markets, Inc. (Man)

Except as indicated below, there have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against ED&F Man Capital Markets Inc. (the “Firm”) or its principals in the past five (5) years.

United States District Court for the Southern District of New York, Civil Action No. 19-CV-8217

In a private litigation, plaintiffs allege, among other things, that the Firm made certain fraudulent misrepresentations to them that they relied upon in connection with a futures account carried by the Firm in its capacity as a futures commission merchant. The plaintiffs allege claims of common law fraud, negligence, breach of fiduciary duty, breach of contract, breach of the duty of good faith and fair dealing and misrepresentation/omission. The Firm has filed its Answer and Counterclaims to the Complaint and intends to vigorously defend the litigation.

SG Americas Securities, LLC (SGAS)

In the normal course of business, SGAS, a registered broker-dealer and futures commission merchant, and/or its principals may be named as defendant(s) in various legal actions, including arbitrations, class actions and other proceedings, and may be involved in reviews, investigations and other proceedings (formal and informal) by governmental agencies, law enforcement, and self-regulatory organizations. Information on formal regulatory proceedings involving SGAS, including fines, is available through FINRA’s BrokerCheck or via the National Futures Association’s Background Affiliation Status Information Center. Certain material proceedings or other investigations involving SGAS and/or its ultimate corporate parent Societe Generale (SG) and other affiliates can be found in SG’s periodic regulatory filings with the Authorité des Marches Financiers (“AMF”), the French analogue to the Securities and Exchange Commission.

Regulatory Matters

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In October 2015, SGAS, as successor to NUSA, settled, without admitting or denying the allegations, a matter brought by ICE Futures U.S. that was based on alleged failures by NUSA to report an open interest in three energy futures contracts in accordance with the rules of the exchange over a period of approximately twenty-two business days in May and June 2014. In connection with this matter, SGAS paid a fine of $100,000.

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In October 2015, SGAS, as successor to NUSA, settled, without admitting or denying the allegations, a matter brought by FINRA, for failing to report short interest positions and failure to establish and maintain a supervisory system that was reasonably designed to achieve compliance with the applicable laws and regulations concerning short interest reporting. In connection with this matter, SGAS paid a fine of $120,000.

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In December of 2015, SGAS, as successor to NUSA, settled a matter brought by the Chicago Board of Options Exchange alleging that, during 2010 and 2011, NUSA failed to report, or accurately report, “reportable positions” on its large option position report in violation of Exchange Rule 4.2. In connection with this matter, SGAS paid a fine of $650,000.

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In December 2015, SGAS reached a settlement with the U.S. Securities and Exchange Commission, which conducted a review of “round-trip” trades by its Non-Agency Mortgage Trading Desk with two counterparties. In connection with this matter, SGAS paid a penalty of $1,011,093.

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In June 2016, SGAS, as successor to NUSA, settled, without admitting or denying the allegations, a matter brought by the Chicago Board of Trade alleging that on six days between November 2013 and January 2014, three traders for Newedge (one employed by Newedge and two by its Canadian affiliate) entered into separate transactions with third parties prior to consummating the block trade with the counterparty, in violation of CBOT Rules 432.W and 526. The settlement included a fine in the amount of $100,000 and a disgorgement of profits in the amount of $19,502.50.

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In September 2016, SGAS, as successor to Newedge USA, settled, without admitting or denying the allegations, a matter brought by the CFTC alleging Newedge USA violated Section 4C(A) of the Commodity Exchange Act and Regulations 1.38 and 166.3 by executed and confirming numerous exchange for physical transactions in agricultural and soft commodities for and on behalf of its clients that were for the same contract, quantity and same or similar price with the buyer and seller for each transaction under the same common control and ownership. The settlement includes a $750,000 civil penalty and an undertaking to implement policies, procedures and training programs reasonably designed to prevent the execution, clearing and reporting to an exchange of non-bona fide exchange of futures for physical transactions.

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In April 2017, SGAS settled, without admitting or denying the allegations, a matter brought by the Chicago Board of Options Exchange for failing to report, or accurately report, “reportable positions” on its large option position report in violation of Exchange Rules 4.2 and 4.13. In connection with this matter, SGAS paid a fine of $100,000.

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In April 2017, SGAS settled, without admitting or denying the findings, a matter brought by FINRA for failing to establish and maintain a supervisory system reasonably designed to ensure that customers of a recently acquired firm were sent account statements, notified of availability of statements on its customer portal, agreed to receive statements and confirmations electronically, and were sent confirmations which contained all of the required information. The settlement included payment of a fine in the amount of $100,000.

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In July 2017, SGAS settled, without admitting or denying the findings, a matter with the CME Group where the CME alleged SGAS violated CME Rules 9.70.A., 971.A.2.A., B. and C., 980.A., and 980B.1 and 2. The settlement related to two separate CME exam findings: (1) balances were not consistently identifiable in the general ledger and (2) procedures for resolving the general ledger suspense balances were not sufficient. In connection with this matter, SGAS paid a fine of $150,000.

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In January 2018, SGAS settled, without admitting or denying the findings, four disciplinary proceedings with FINRA related to (1) incorrect equity trade reporting; (2) incorrect capacity on customer confirmations; (3) late TRACE reporting for transactions in corporate debt securities; (3) failure to timely report to TRACE new issue offerings in corporate debt securities. The settlement covered various review periods in the 2010-2016 time period. The settlement included payment of a fine totaling $200,000.

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In March 2018, SGAS settled, without admitting or denying the findings, a matter brought by FINRA in connection with SGAS’s over-submissions of shares in certain tender offers. The settlement included payment of a fine in the amount of $50,000 plus disgorgement of profits in the amount of $469,130.

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In September 2018, SGAS settled, without admitting or denying the findings, a matter brought by the SEC alleging that in 2012-2015 Newedge (and then SGAS) engaged in transactions in pre-released American Depositary Receipts (ADRs) without complying with certain obligations of the Securities Act of 1933 and failed to supervise borrowing and lending of pre-released ADRs by its personnel in violation of certain provisions of the Exchange Act of 1934. The settlement included payment of a $250,000 fine, $486,672 in disgorgement, and $82,657 in pre-judgment interest.

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In October 2018, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of Cboe BZX, Cboe EDGA, Cboe EDGX, Nasdaq and Nasdaq PHLX regarding incorrect use of capacity codes on exchange orders in 2014-2016. The settlement included payment of fines totaling $175,000.

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In April 2019, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of NYSE Arca and Cboe regarding deficiencies in large option position reporting at NUSA. The settlement included payment of a fine totaling $600,000.

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In April 2019, SGAS settled, without admitting or denying the findings, a matter brought by NYSE Regulation Enforcement which concerned an equity trade error in 2015 allegedly improperly offset by an affiliate trade. The settlement also alleged inadequate market access controls, testing, and supervisory failures associated with the cause of the trade error. The settlement included payment of a fine in the amount of $380,000.

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In May 2019, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of Cboe, Nasdaq PHLX, NYSE American, and NYSE Arca concerning inaccurate capturing and recording of order receipt time and order route time for certain manual options orders sent to floor brokers. The settlement included payment of fines totaling $115,000.

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In July 2019, SGAS settled, without admitting or denying the findings, two matters brought by the Chicago Board of Trade (“CBOT”) and the New York Mercantile Exchange (“NYMEX”), which alleged impermissible pre-hedging of block trades as well as late and inaccurate block trade reporting in 2014-2016. The settlement included payment of fines totaling $350,000 and disgorgement of profits totaling $152,625.

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In October 2019, SGAS settled, without admitting or denying the findings, a matter brought by NYSE Regulation Enforcement regarding alleged violations of SEC Regulation SHO and trading through National Best Bid or Offer in two instances, as well as a locate latency issue. The settlement included payment of a fine of $325,000.

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In December 2019, SGAS settled, without admitting or denying the findings, a matter brought by FINRA on behalf of Cboe Exchange, Inc. concerning late submissions of options orders into Cboe’s monthly pricing process for its volatility index (VIX). The settlement included payment of a fine totaling $135,000.

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In December 2019, SGAS settled, without admitting or denying the findings, a matter brought by NYSE Regulation Enforcement regarding alleged violations of NYSE Rules 132 and 7.33, by transmitting orders with discontinued account type indicators between 2016 and 2019. The settlement included payment of a fine totaling $100,000.

Litigation Matters

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The Official Committee of Unsecured Creditors of Tribune Company, et al. v. Dennis J. Fitzsimmons, et al.; Deutsche Bank Trust Company Americas, et al. v. Adaly Opportunity Fund TD Securities Inc., et al.; and Williams A. Niese, et al. v. AllianceBernstein L.P., et al. are lawsuits arising from the bankruptcy of the Tribune Company, which was the subject of a leveraged buyout in 2007. The suits generally allege that the LBO left the company overleveraged, thus leading to its bankruptcy, and seek to recover payments made to holders of Tribune shares under various federal and state law theories of liability. The Deutsche Bank Trust Company Americas, et al. v. Adaly Opportunity Fund TD Securities Inc., et al. and Williams A. Niese, et al. v. AllianceBernstein L.P., et al. lawsuits have been dismissed and are now on appeal. SGAS is defending the cases.

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AC Scout Trading, LLC v. SG Americas Securities, LLC and Newedge USA, LLC was a FINRA arbitration filed by a former NUSA customer alleging claims of fraud, breach of FINRA rules, breach of contract, breach of implied covenant of good faith and fair dealing, and negligence. The allegations involved losses incurred in connection with a position in tin futures contracts traded in the London Metal Exchange (“LME”). Claimant’s claims were denied in their entirety on July 24, 2018 and the matter is now over.

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Vega Opportunity Fund LLC v. Newedge USA, LLC was a FINRA arbitration filed by a former NUSA customer alleging claims of fraud, deceptive trade practices, breach of fiduciary duty, breach of contract, and violation of Illinois Securities Law. NUSA was alleged to be responsible for capital losses due to false representations of risk management by NUSA. This matter has been settled and the matter is now over.

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SGAS, along with other financial institutions, was named as a defendant in several putative class actions alleging violations of US antitrust laws and the CEA in connection with its activities as a US Primary Dealer, buying and selling US Treasury securities. The cases were consolidated in the US District Court in Manhattan, and lead plaintiffs’ counsel appointed. An amended consolidated complaint was filed on 15 November 2017, and SGAS was not named as a defendant. By order dated 15 February 2018, SGAS was dropped as a defendant in an individual “opt out” action alleging similar causes of action. There are no actions pending against SGAS in this matter.

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Allianz Global Investors GmbH, et al. v. Bank of America Corporation, et al. is a litigation filed on behalf of entities that decided to opt out of the class action settlement in the action In re Foreign Exchange Benchmark Rates Antitrust Litigation, which alleged conspiracy to fix prices in the FX market beginning in 2003. SGAS is defending the case.

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In re ProShares Trust II Securities Litigation is a putative class action brought by investors in ProShares Short VIX Short-Term Futures ETFs, which lost significant value in February 2018. In addition to claims against the issuer, the action asserts claims under the Securities Act of 1933 against SGAS, Newedge, and other “Authorized Participants” who are alleged to be underwriters of ETF shares, based upon purported misstatements or omissions by the issuer in the offering documents. The complaint was dismissed in January 2020 and the matter is now on appeal. SGAS is defending the case.

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Putnam Bank v. Intercontinental Exchange, Inc., et al., City of Livonia Employees’ Retirement System and City of Livonia Retiree Health and Disability Benefits Plan v. Intercontinental Exchange, Inc., et al., and Hawaii Sheet Metal Workers Health & Welfare Fund, et al. v. Intercontinental Exchange, Inc., et al. are putative class actions concerning purported manipulation of Libor rates from February 2014 to the present brought against several financial institutions, including SGAS. SGAS is defending the cases.

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In re GSE Bonds Antitrust Litigation is a putative class action asserting antitrust claims under the Sherman Act against SGAS and other financial institutions based upon alleged anti-competitive behavior in the trading of bonds issued by U.S. Government Sponsored Enterprises (GSEs), i.e., Federal Home Loan Bank (FHLB), Federal Home Loan Mortgage Corporation (Freddie Mac), and Federal National Mortgage Association (Fannie Mae). In January 2020, a global class action settlement involving multiple banks, including SGAS, was preliminarily approved by the court. State of Louisiana v. Bank of America, N.A., et al.; and City of Baton Rouge v. Bank of America, N.A., et al. are pending individual lawsuits containing similar allegations. SGAS is defending the cases.

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SGAS has also been named in purported class and individual actions in connection with its role in underwriting various debt and equity securities offerings. Currently pending matters relate to the offerings of TerraForm Global, Southwestern Energy, and Altice USA. Claims in all these cases are asserted under the Securities Act of 1933 and/or state law against SGAS in its role as a member of the underwriting syndicate and are based upon purported misstatements or omissions by the issuers in the offering documents. SGAS is defending the cases.

CBOT Case #15-0115-BC, July 19, 2019 (included by Sponsor from the NFA website and not provided by SGAS)

Pursuant to an offer of settlement in which SGAS Americas Securities, LLC(“SGAS”) (as successor to Newedge USA, LLC)) neither admitted nor denied the rule violations upon which the penalty is based, on July 17, 2019, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that on multiple occasions between January 14, 2014, and March 18, 2014, SGAS had a riskless principal mandate in effect. Three traders employed by SGAG’s Canadian affiliate entered into separate transactions with third parties prior to consummating the block trades with customers and despite having previously received nonpublic information attendant to the customers’ requested block trades. Specifically, in each instance, after receiving a solicitation from a customer to participate in a block trade in various ethanol forward futures contracts, but prior to consummating the block trade with the customer, the traders executed a separate block trade with a liquidity provider in the same product and on the same side of the market as the customer’s proposed block trade in order to hedge the block trade subsequently executed opposite the customer. By entering into the hedge transaction and establishing the price of the hedge transaction prior to consummating the customer block trade, SGAS was able to guarantee a profit on the subsequent execution opposite the customer. As a result of this activity, SGAS realized profits in the amount of $9,715.

ICE Case #2019-021/022A, October 30, 2019 (included by Sponsor from the NFA website and not provided by SGAS)

SG Americas Securities LLC was issued a summary fine in the amount of $2,500 for violating Rule 4.19(a) by failing to retain electronic audit trail data corresponding to orders entered on various dates through 2017 and 2018.

CBOT Case #DQA-19-002, August 2, 2019 (included by the Sponsor from the NFA website and not provided by SGAS)

During the period of January 1, 2019 to March 31, 2019, SG Americas Securities LLC violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System. On July 17, 2019, SG Americas Securities LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued the following fines by the 512 Committee for its violation of Rule 576: CME $3,000 CBOT $3,000 Total $6,000

CBOT Case #19-5501-3, July 2, 2019 (included by the Sponsor from the NFA website and not provided by SGAS)

During the month of May 2019, SG Americas Securities, LLC. inaccurately reported long positions eligible for delivery in the May 2019 Ethanol, KC Wheat, and Wheat futures contracts. PENALTY: On June 14, 2019, the Rule 512 Committee, pursuant to Rule 512, assessed a fine in the amount of $1,500 against SG Americas Securities, LLC. for its violation of Rule 807.

CBOE Case # USFI-161, October 25, 2018 (included by the Sponsor from the NFA website and not provided by SGAS)

CFE Rule 403(a)(x)—Failure to Submit Correct CTI Code Information – Pursuant to CFE Rule 403(a)(x) all Orders entered into the CFE System contain accurate and complete information, including the Customer Type Indicator (“CTI”) code. From February 26, 2018 to June 29, 2018 SGAS sent orders with incorrect CTI codes for 29 different accounts. The total number of orders sent with incorrect CTI codes was 33,890 or 18.9% of the 179,323 total orders from SGAS during that period. This is the Firm’s 2nd violation of Rule 403(a)(x) within a rolling twelve (12) month period.1

CBOT Case # DQA-18-9650, September 14, 2018 (included by the Sponsor from the NFA website and not provided by SGAS)

FINDINGS: During the period of January 1, 2018 to March 31, 2018, SG Americas Securities LLC violated Rule 576 by failing to maintain current and accurate information in the Exchange Fee System. PENALTY: On August 29, 2018, SG Americas Securities LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued the following fines by the 512 Committee for its violation of Rule 576: CME $2,500 CBOT $2,500 Total $5,000 EFFECTIVE DATE: September 14, 2018

CME Case #17-9264, September 29, 2019 (included by Sponsor from the NFA website and not provided by SGAS)

FINDINGS: During the period of February 1 through April 30, 2017, SG Americas Securities, LLC violated Rule 576 by submitting Tag 50 IDs across multiple shifts and shift changes. PENALTY: On September 13, 2017, SG Americas Securities, LLC, pursuant to Rule 512 (“Reporting Infractions”), was issued a $2,500 fine by the 512 Committee for its violation of Rule 576. EFFECTIVE DATE: September 29, 2017

Margin Levels Expected to be Held at the FCMs

While the portfolio composition may vary over time, it is not expected that, as of any daily rebalance, the Matching Fund will have futures exposure greater than one times (1x) the Fund’s assets, the Short Fund will have futures exposure greater than one-half times (0.5x) the Fund’s assets or that the Ultra Fund will have futures exposure greater than one and one-half times (1.5x) the Fund’s assets (although this is possible in some circumstances, such as during periods of market volatility or in situations where margin requirements are high). It currently is anticipated that each Fund could have as much as 100% of its assets held in segregated accounts as collateral for its transactions in futures contracts and other Financial Instruments.

The Funds receive the income on any securities or other property of the Funds transferred to the FCMs to fulfill requirements for margin to be held by the FCMs in respect of commodity interests, and receive a negotiated portion of any income derived by the FCMs in respect of any cash transferred to the FCMs and held for this purpose.

SWAP COUNTERPARTIES

The Funds intend to use Citibank, N.A. (“Citi”), Société Générale (“SG”), UBS AG (“UBS”), Royal Bank of Canada (“RBC”) and Goldman Sachs International (“GSI”) as OTC swap agreement counterparties. Goldman Sachs & Co. (“GS&Co.”) may in the future act as an OTC swap agreement counterparty to the Funds. Each such entity may act as a counterparty for many other funds and individuals.

Investors should be advised that none of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI is affiliated with or acts as a supervisor of the Funds or the Funds’ commodity pool operators, commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers, as applicable. Additionally, none of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI, in its capacity as swap counterparty, is acting as an underwriter or sponsor of the offering of any Shares or interests in the Funds or has passed upon the merits of participating in this offering.

None of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI has passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, none of Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI provides any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon Citi, SG, UBS, RBC, GS&Co. (to the extent that it acts as a swap agreement counterparty in the future) or GSI in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional swap counterparties or replace Citi and/or SG and/or UBS and/or RBC and/or GS& Co. (to the extent that it acts as a swap agreement counterparty in the future) and/or GSI as the Funds’ swap counterparty.

Litigation and Regulatory Disclosure Relating to Swap Counterparties

Citibank, N.A. (“Citi”)

Citibank, N.A. (“Citi” or “Citibank”) is acting as a swap dealer for ProShares Trust II. Citi is registered in the US with National Futures Association (NFA) as a registered Swap Dealer. Citi is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its derivatives, securities and commodities business that allege various violations of federal and state securities laws. Citigroup, Inc. (“Citigroup”) files annual reports and quarterly reports in which it discloses material information about Citigroup matters, including information about any material litigation or regulatory investigation. Full details on the items noted below can be found here: http://www.citigroup.com/citi/investor/sec.htm. This disclosure does not include any matters initiated against Citibank during or after the fourth quarter of 2019. For active matters initiated prior to the fourth quarter of 2019, updates were based on the matters’ public U.S. state or federal court dockets.

Commodities Financing Contracts

Beginning in May 2014, Citigroup became aware of reports of potential fraud relating to the financing of physical metal stored at the Qingdao and Penglai ports in China. Citibank and Citigroup Global Markets Limited (“CGML”) had financing contracts with Mercuria Energy Trading Pte. Ltd collateralized by physical metal stored at these ports, with the agreements providing that Mercuria would repurchase the inventory at a specified date in the future.

On July 22, 2014, Citibank and CGML commenced proceedings in the High Court in London to enforce their rights under the relevant agreements in relation to approximately $285 million in financing. That counterparty and a Chinese warehouse provider previously brought actions in the English courts to establish the parties’ rights and obligations under these agreements.

In December 2016, the Citigroup affiliates reached a resolution on this matter with Mercuria, and subsequently took steps to withdraw the proceedings in London, as well as related initiatives in Chinese courts. Additional information concerning this action is publicly available in court filings under the claim reference: Mercuria Energy Trading PTE Ltd & Another Citibank & Another, Claim No. 2014 Folio 709, Appeal Nos. 2015/2407 (Citigroup) and 2015/2395 (Mercuria).

Credit Crisis-Related Litigation and Other Matters

Mortgage-Backed Securities Trustee Actions:

In 2014, investors in 27 residential MBS trusts for which Citibank served or currently serves as trustee filed an action in the United States District Court for the Southern District of New York, captioned FIXED INCOME SHARES: SERIES M ET AL. v. CITIBANK N.A., alleging claims that Citibank failed to pursue contractual remedies against securitization sponsors and servicers. Subsequently, all claims were dismissed as to 26 of the 27 trusts. On March 22, 2018, the court granted Citibank’s motion for summary judgment and denied plaintiffs’ motions for partial summary judgment and class certification, which plaintiffs appealed. On June 7, 2019, plaintiffs withdrew their appeal and the case was dismissed. Additional information concerning this action is publicly available in court filings under the docket number 14-cv-9373 (S.D.N.Y.) (Furman, J.) and 18-1196 (2d Cir.)

On November 24, 2015, largely the same group of investors filed another action in the New York State Supreme Court, captioned FIXED INCOME SHARES: SERIES M, ET AL. v. CITIBANK N.A., related to 24 of the trusts dismissed from the federal court action and one additional trust, asserting claims similar to the original complaint filed in federal court. In 2017, the court granted in part and denied in part Citibank’s motion to dismiss plaintiffs’ amended complaint. Citibank appealed as to the sustained claims, and on January 16, 2018, the New York State appeals court dismissed all of the remaining claims except the claim for breach of contract related to purported discovery of alleged underwriter breaches of representations and warranties. On June 7, 2019, plaintiffs filed an unopposed motion to discontinue the action. On September 24, 2019, the parties filed a stipulation discontinuing the action and the case was dismissed. Additional information concerning this action is publicly available in court filings under the docket number 653891/2015 (N.Y. Sup. Ct.) (Borrok, J.).

In 2015, the Federal Deposit Insurance Corporation (FDIC), as receiver for a financial institution, filed a civil action against Citibank in the United States District Court for the Southern District of New York, captioned FEDERAL DEPOSIT INSURANCE CORPORATION AS RECEIVER FOR GUARANTY BANK v. CITIBANK N.A. The complaint concerns one RMBS trust for which Citibank formerly served as trustee, and alleges that Citibank failed to pursue contractual remedies against the sponsor and servicers of that trust. After the court granted Citibank’s motion to dismiss on grounds that the FDIC lacked standing to pursue its claims, the FDIC filed an amended complaint. In 2018, Citibank filed a motion to dismiss the amended complaint.. On March 20, 2019, the court granted Citibank’s motion to dismiss the FDIC’s amended complaint. Additional information concerning this action is publicly available in court filings under the docket number 15-cv-6574 (S.D.N.Y.) (Carter, J.).

Lehman Brothers Bankruptcy Proceedings

On February 8, 2012, Citibank and certain Citigroup affiliates were named as defendants in an adversary proceeding asserting objections to proofs of claim totaling approximately $2.6 billion filed by Citibank and those affiliates, and claims under federal bankruptcy and state law to recover $2 billion deposited by Lehman Brothers Holdings Inc. (LBHI) with Citibank against which Citibank asserts a right of setoff. A global settlement between the parties was approved by the bankruptcy court on October 13, 2017. As part of the global settlement, Citibank retained $350 million from LBHI’s deposit at Citibank and returned to LBHI and its affiliates the remaining deposited funds, and LBHI withdrew its remaining objections to the bankruptcy claims filed by Citibank and its affiliates. This action was dismissed by stipulation on November 3, 2017. Additional information concerning this action is publicly available in court filings under the docket numbers 12-01044 and 08-13555 (Bankr. S.D.N.Y.) (Chapman, J.).

On July 21, 2014, an adversary proceeding was filed on behalf of Lehman Brothers Finance AG against Citibank, Citibank Korea Inc. and CGML asserting that defendants improperly have withheld termination payments under certain derivatives contracts. An amended complaint was filed on August 6, 2014, and defendants filed an answer on October 6, 2014. On July 1, 2016, the bankruptcy court entered an order approving a settlement between the parties. A stipulation of dismissal with prejudice was filed on July 26, 2016. Additional information concerning this action is publicly available in court filings under the docket numbers 14-02050 and 09-10583 (Bankr. S.D.N.Y.) (Chapman, J.).

Terra Firma Litigation

In December 2009, the general partners of two related private equity funds filed a complaint in New York state court, subsequently removed to the United States District Court for the Southern District of New York, asserting multi-billion dollar claims against Citigroup and certain of its affiliates arising out of the May 2007 auction of the music company, EMI, in which Citigroup affiliates acted as advisor to EMI and as a lender to plaintiffs’ acquisition vehicle. Following a jury trial, a verdict was returned in favor of Citigroup on November 4, 2010. Plaintiffs appealed from the entry of the judgment. On May 31, 2013, the United States Court of Appeals for the Second Circuit vacated the November 2010 jury verdict in favor of the defendants and ordered that the case be retried. On March 7, 2014, the parties stipulated to the dismissal of all remaining claims in the action, without prejudice to plaintiffs’ rights to re-file those claims in England.

Additional information concerning this action is publicly available in court filings under the docket numbers 09 Civ. 10459 (S.D.N.Y.) (Rakoff, J.) and 11-0126-cv (2d Cir.). In August and September 2013, plaintiffs in the New York proceedings, together with their affiliates and principal, filed claims against CGML, Citibank and Citigroup arising out of the EMI auction in the High Court of Justice, Queen’s Bench Division and Manchester District Registry Mercantile Court in Manchester, England. The cases have since been transferred to the High Court of Justice, Queen’s Bench Division, Commercial Court in London. On March 7, 2014, the parties to the separate proceedings filed by Terra Firma in 2013 before the High Court of Justice, Queen’s Bench Division, consented to the service by plaintiffs of an amended complaint incorporating the claims that would have proceeded to trial in the United States District Court for the Southern District of New York in July 2014, had the New York action not been dismissed. On June 15, 2016, by consent of the parties, the English High Court of Justice dismissed Terra Firma’s lawsuit against CGML, Citibank and Citigroup with prejudice and ordered Terra Firma to pay the Citigroup defendants’ costs associated with defending the lawsuit. Additional information concerning this action is publicly available in court filings under the claim reference Terra Firma Investments (GP) 2 Ltd. & Ors v Citigroup Global Markets Ltd. & Ors (CL-2013-000293).

Credit Default Swaps Matters

In April 2011, the European Commission (EC) opened an investigation (Case No COMP/39.745) into the credit default swap (CDS) industry. The scope of the investigation initially concerned the question of “whether 16 investment banks and Markit, the leading provider of financial information in the CDS market, have colluded and/or may hold and abuse a dominant position in order to control the financial information on CDS.” On July 2, 2013, the EC issued to Citigroup, CGMI, CGML, Citicorp North America Inc. and Citibank, as well as Markit, ISDA, and 12 other investment bank dealer groups, a statement of objections alleging that Citi and the other dealers colluded to prevent exchanges from entering the credit derivatives business in breach of Article 101 of the Treaty on the Functioning of the European Union. The statement of objections set forth the EC’s preliminary conclusions, did not prejudge the final outcome of the case, and did not benefit from the review and consideration of Citi’s arguments and defenses. Citigroup filed a Reply to the Statement of Objections on January 23, 2014, and made oral submissions to the EC on May 14, 2014. On December 4, 2015, the EC informed Citi that it had closed its proceeding against Citi and the other investment bank dealer groups, without further action.

In addition, putative class action complaints were filed by various entities against Citigroup, CGMI and Citibank, among other defendants, alleging anticompetitive conduct in the CDS industry and asserting various claims under Sections 1 and 2 of the Sherman Act as well as a state law claim for unjust enrichment. On October 16, 2013, the U.S. Judicial Panel on Multidistrict Litigation centralized these putative class actions in the Southern District of New York for coordinated or consolidated pretrial proceedings before Judge Denise Cote. On September 4, 2014, the United States District Court for the Southern District of New York granted in part and denied in part defendants’ motion to dismiss the second consolidated amended complaint, dismissing plaintiffs’ claim for violation of Section 2 of the Sherman Act and certain claims for damages, but permitting the case to proceed as to plaintiffs’ claims for violation of Section 1 of the Sherman Act and unjust enrichment. On September 30, 2015, the defendants, including Citigroup, Citibank, and related parties, entered into settlement agreements to settle all claims of the putative class, and on October 29, 2015 and April 16, 2016, the court granted plaintiffs’ motion for preliminary approval and final approval of the proposed settlements, respectively. Additional information relating to this action is publicly available in court filings under the docket number 13 MD 2476 (S.D.N.Y.) (Cote, J.).

On June 8, 2017, a complaint was filed in the United States District Court for the Southern District of New York against numerous credit default swap (CDS) market participants, including Citigroup, Citibank, Citigroup Global Markets Inc. (CGMI), and Citigroup Global Markets Ltd. (CGML), under the caption TERA GROUP, INC., ET AL. v. CITIGROUP INC., ET AL. The complaint alleges that defendants colluded to prevent plaintiffs’ electronic CDS trading platform, TeraExchange, from entering the market, resulting in lost profits to plaintiffs. The complaint asserts federal and state antitrust claims, and claims for unjust enrichment and tortious interference with business relations. Plaintiffs seek a finding of joint and several liability, treble damages, attorneys’ fees, interest, and injunctive relief. On September 11, 2017, defendants, including Citigroup, Citibank, CGMI, and CGML, filed motions to dismiss all claims. On July 30, 2019, the court granted in part and denied in part defendants’ motion to dismiss. On September 27, 2019, Citi filed its answer. Pursuant to a stipulation between the parties, the plaintiffs will file an amended complaint by January 30, 2020. Additional information concerning this action is publicly available in court filings under the docket number 17-cv-04302 (S.D.N.Y.) (Sullivan, J.).

Depositary Receipts Conversion Litigation

Regulatory Actions: On November 7, 2018, the SEC entered an order accepting an offer of settlement from Citibank concerning the SEC’s investigation into activity relating to pre-released American Depositary Receipts from 2011 to 2015. While neither admitting nor denying the SEC’s allegations, Citibank agreed to a violation under Section 17(a)(3) of the Securities Act, as well as disgorgement of $20,903,858.25 and pre-judgment interest of $4,258,893.71 plus a civil money penalty of $13,587,507.86 for a total of $38,750,259.82.

Other Litigation: In 2015, Citibank was sued by a purported class of persons or entities who, from January 2000 to the present, are or were holders of depositary receipts for which Citibank served as the depositary bank and converted, or caused to be converted, foreign currency dividends or other distributions into U.S. dollars. On March 23, 2018, the court granted in part and denied in part plaintiffs’ motion for class certification, certifying only a class of holders of Citi-sponsored American depositary receipts that plaintiffs own. On September 6, 2018, the court granted preliminary approval of a class action settlement. On July 12, 2019, the court granted final approval. Additional information concerning this action is publicly available in court filings under the docket number 15 Civ. 9185 (S.D.N.Y.) (McMahon, C.).

Foreign Exchange Matters

Regulatory Actions: Government and regulatory agencies in the U.S. and in other jurisdictions are conducting investigations or making inquiries regarding Citigroup’s foreign exchange business. Citigroup is fully cooperating with these and related investigations and inquiries.

On May 20, 2015, Citigroup entered into a settlement with the Federal Reserve Board. The settlement was binding on Citigroup, Citibank, and related Citi entities, and it related to allegedly deficient policies and procedures that purportedly failed to detect foreign exchange activities that violated sound baking practices and applicable U.S. laws and regulations.

In 2017, the Competition Commission of South Africa confirmed a Consent Agreement with Citibank resolving allegations that between September 2007 and October 2013, Citibank and its affiliates engaged with non-Citi market participants in certain collusive conduct with regards to trading in FX involving the South African Rand (ZAR) in violation of South African law. A penalty of ZAR 69,500,860 was paid. This was the equivalent of between US $5M and $5.5M.

On May 16, 2019, the EC announced a settlement with Citigroup and Citibank resolving its foreign exchange spot investigation. Citi was among six banks settling the EC’s investigation. As part of the settlement, Citi agreed to pay a fine of 310,776,000 Euro.

On June 6, 2019, the Swiss Competition Commission (COMCO) announced a settlement with Citigroup for the same conduct covered by the EC settlement. Citigroup was among six banks settling COMCO’s investigation. As part of the settlement, Citigroup agreed to pay a fine of 28,500,000 CHF.

Antitrust and Other Litigation: Numerous foreign exchange dealers, including Citigroup and Citibank, are named as defendants in putative class actions that are proceeding on a consolidated basis in the United States District Court for the Southern District of New York under the caption IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION. The plaintiffs allege that they suffered losses as a result of the defendants’ alleged manipulation of, and collusion with respect to, the foreign exchange market. The plaintiffs allege violations of the Commodity Exchange Act, the Sherman Act, and/or the Clayton Act, and seek compensatory damages, treble damages and declaratory and injunctive relief.

On December 15, 2015, the court entered an order preliminarily approving a proposed settlement between the Citi defendants and classes of plaintiffs who traded foreign exchange instruments in the spot market and on exchanges. The proposed settlement provides for the Citi defendants to receive a release in exchange for a payment of approximately $400 million. On December 20, 2016, the court approved the notice of settlements and preliminarily approved the plan of distribution. The court granted final approval on August 6, 2018. Additional information concerning these actions is publicly available in court filings under the consolidated lead docket number: 13 Civ. 7789 (S.D.N.Y.) (Schofield, J.).

On June 3, 2015, an action captioned ALLEN v. BANK OF AMERICA CORPORATION, ET AL. was brought in the United States District Court for the Southern District of New York against Citigroup, as well as numerous other foreign exchange dealers. The plaintiffs seek to represent a putative class of participants, beneficiaries, and named fiduciaries of qualified Employee Retirement Income Security Act (ERISA) plans for whom a defendant provided foreign exchange transactional services or authorized or permitted foreign exchange transactional services involving a plan’s assets in connection with its exercise of authority or control regarding an ERISA plan. The plaintiffs allege violations of ERISA, and seek compensatory damages, restitution, disgorgement and declaratory and injunctive relief.

On April 6, 2016, the plaintiffs filed a second amended class action complaint against numerous foreign exchange dealers, including Citigroup and Citibank. On April 15, 2016, the settling defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION moved to enjoin the ALLEN action pending final settlement approval in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION. On June 1, 2016, the court granted the motion in part as to claims based on collusive conduct and directed plaintiffs to file a separate pleading for claims based exclusively on non-collusive conduct. The plaintiffs filed a third amended complaint on July 15, 2016.

On September 20, 2016, the plaintiffs and settling defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION filed a joint stipulation dismissing plaintiffs’ claims with prejudice. On October 20, 2016, the ALLEN plaintiffs appealed the lower court’s dismissal of claims against settling defendants in IN RE FOREIGN EXCHANGE BENCHMARK RATES ANTITRUST LITIGATION to the United States Court of Appeals for the Second Circuit, after having also appealed dismissal as to other defendants. The Second Circuit consolidated the two appeals and, on July 10, 2018, affirmed dismissal. Additional information concerning this action is publicly available in court filings under the docket numbers 13 Civ. 7789 (S.D.N.Y.) (Schofield, J.); 15 Civ. 4285 (S.D.N.Y.) (Schofield, J.); 16-3327 (2d Cir.); and 16-3571 (2d Cir.).

On March 10, 2016, Citibank, Citigroup and various other banks were joined as defendants in a pro se action captioned WAH ET AL. v. HSBC NORTH AMERICA HOLDINGS INC. ET AL. pending in the United States District Court for the Southern District of New York. The complaint asserts claims based on alleged FX market collusion in violation of the Sherman Act and Commodity Exchange Act. On March 31, 2016, plaintiffs filed an amended complaint. On April 29, 2016, Citi and the other newly joined defendants joined a previously filed motion to dismiss or stay the action. On August 11, 2016, the court granted the defendants’ motion to dismiss. The plaintiffs’ amended complaint dated June 8, 2017 removed the Citi entities from the action. Additional information concerning this action is publicly available in court filings under the docket number 15 Civ. 08974 (S.D.N.Y.) (Schofield, J.).

On September 16, 2015, an action captioned NEGRETE v. CITIBANK, N.A. was filed in the United States District Court for the Southern District of New York. Plaintiffs allege that Citibank engaged in conduct in connection with plaintiffs’ foreign exchange trading that caused them losses. Plaintiffs assert claims for fraud, breach of contract, and negligence, and seek compensatory damages, punitive damages and injunctive relief. On November 17, 2015, Citi filed a motion to dismiss and a motion to stay discovery pending resolution of the motion to dismiss. On December 7, 2015, the court granted Citi’s motion for a stay of discovery. On June 20, 2016, plaintiffs filed an amended complaint. Citibank moved to dismiss the amended complaint, and plaintiffs cross-moved for partial summary judgment. On February 27, 2017, the court granted Citibank’s motion to dismiss in part without leave to amend, and denied plaintiffs’ motion for partial summary judgment. On March 13, 2017, Citibank filed an answer to plaintiffs’ amended complaint. On March 21, 2017, plaintiffs moved for entry of final judgment as to the dismissed claims and requested that litigation of the remaining claim be stayed pending an appeal. On July 11, 2017, the court denied plaintiffs’ motion for entry of final judgment as to the claims dismissed in the court’s February 27, 2017 order. On August 18, 2017, the parties stipulated to voluntary dismissal of plaintiffs’ sole remaining claim that was not dismissed in the court’s February 27, 2017 order. On September 7, 2017, plaintiffs filed a notice of appeal to the United States Court of Appeals for the Second Circuit. On January 3, 2019, the Second Circuit affirmed the district court’s judgment. Additional information concerning this action is publicly available in court filings under the docket number 15 Civ. 7250 (S.D.N.Y.) and 17-2783 (2d Cir.).

In 2015, an action captioned NYPL v. JPMORGAN CHASE & CO., ET AL. was brought in the United States District Court for the Northern District of California (later transferred to the United States District Court for the Southern District of New York) against Citigroup, as well as numerous other foreign exchange dealers.

Subsequently, plaintiffs filed a third amended class action complaint, naming Citigroup, Citibank, and Citicorp as defendants. Plaintiffs seek to represent a putative class of “consumers and businesses in the United States who directly purchased supracompetitive foreign currency at Benchmark exchange rates” from defendants. Plaintiffs allege claims under federal and California antitrust and consumer protection laws, and are seeking compensatory damages, treble damages, and declaratory and injunctive relief. In January 2019, the plaintiffs renewed a previously filed motion for leave to amend their complaint, and on July 9, 2019, the court denied that motion. On January 13, 2020, the court issued an amended case management plan, setting case and pretrial deadlines. Additional information concerning this action is publicly available in court filings under the docket numbers 15 Civ. 2290 (N.D. Cal.) (Chhabria, J.) and 15 Civ. 9300 (S.D.N.Y.) (Schofield, J.).

On September 26, 2016, investors in exchange-traded funds (ETFs) commenced a suit captioned BAKER ET AL. v. BANK OF AMERICA CORPORATION ET AL. in the United States District Court for the Southern District of New York against Citigroup, Citibank, Citicorp and CGMI, as well as various other banks. The complaint asserts claims under the Sherman Act, New York state antitrust law, and California state antitrust law and unfair competition law, based on alleged foreign exchange market collusion affecting ETF investments. The plaintiffs seek to certify nationwide, California and New York classes, and request damages and injunctive relief under the relevant statutes, including treble damages. On January 23, 2017, the defendants moved to dismiss the complaint, and on March 24, 2017, the plaintiffs filed an amended complaint in lieu of responding to defendants’ motion. A stipulation of voluntary dismissal was filed on April 28, 2017. Additional information concerning this action is publicly available in court filings under the docket number 16 civ.7512 (S.D.N.Y) (Schofield, J.).

In 2017, certain plaintiffs filed a consolidated amended complaint on behalf of purported classes of indirect purchasers of foreign exchange instruments sold by defendants, including Citigroup, Citibank, Citicorp, and CGMI as defendants, captioned CONTANT, ET AL. v. BANK OF AMERICA CORPORATION, ET AL. Plaintiffs allege that defendants engaged in a conspiracy to fix currency prices in violation of the Sherman Act and various state antitrust laws. On November 15, 2018, the court denied plaintiffs’ motions for preliminary approval of a proposed class settlement with the Citi defendants. On May 29, 2019, the plaintiffs filed an amended motion for preliminary approval of their settlement, and the court granted the motion on July 29, 2019. On November 19, 2019, the court stayed settlement deadlines so that settlements with two additional defendants could be combined with the Citi settlement. Additional information concerning these actions is publicly available in court filings under the docket numbers 16 Civ. 7512 (S.D.N.Y.) (Schofield, J.), 17 Civ. 4392 (S.D.N.Y.) (Schofield, J.), and 17 Civ. 3139 (S.D.N.Y.) (Schofield, J.).

On July 12, 2017, a putative class action captioned ALPARI (US), LLC v. CITIGROUP INC. & CITIBANK, N.A. was filed in the United States District Court for the Southern District of New York. Plaintiff asserts claims for breach of contract and unjust enrichment arising out of alleged cancellation of electronic FX transactions and seeks damages, restitution, injunctive relief, and attorneys’ fees. On September 11, 2017, plaintiff filed a notice of dismissal, dismissing its case against Citigroup and Citibank in its entirety without prejudice. The court approved the dismissal on September 12, 2017 and ordered the case closed. Additional information concerning this action is publicly available in court filings under the docket number 17 Civ. 5269 (S.D.N.Y.).

On November 7, 2018, some of the institutional investors who opted out of an August 2018 settlement with Citi defendants filed a lawsuit against Citigroup, Citibank, CGMI, and other defendants under the caption ALLIANZ GLOBAL INVESTORS, ET AL. v. BANK OF AMERICA CORPORATION, ET AL. Plaintiffs allege that defendants manipulated, and colluded to manipulate, the foreign exchange market. Plaintiffs assert Sherman Act and unjust enrichment claims and seek consequential and punitive damages and other forms of relief. On April 1, 2019, Citigroup, Citibank, CGMI, and other defendants filed a motion to dismiss the amended complaint, and on June 11, 2019, plaintiffs filed a second amended complaint. On July 25, 2019, defendants moved to dismiss plaintiffs’ second amended complaint. That motion is fully briefed and pending. Additional information concerning this action is publicly available in court filings under the docket number 18 Civ. 10364 (S.D.N.Y.) (Schofield, J.).

In 2018, two motions for certification of class actions alleging manipulation of foreign exchange markets were filed in the Tel Aviv Central District Court in Israel against Citigroup and CGMI, and Citibank, respectively. The cases are LANUEL, ET AL. v. BANK OF AMERICA CORPORATION, ET AL., CA 29013-09-18, and GERTLER, ET AL. v. DEUTSCHE BANK AG, C1A 1657-10-18. On September 12, 2019, these motions were consolidated into a single proceeding, and an amended motion for certification of a class action was filed and served on Citibank.

On April 25, 2019, a group of institutional investors served their claim in the High Court in London against Citibank, Citigroup, and other defendants. The claim asserts that defendants manipulated, and colluded to manipulate, the foreign exchange market and alleges breaches of EU and UK competition law. The case is ALLIANZ GLOBAL INVESTORS GMBH AND OTHERS v. BARCLAYS BANK PLC AND OTHERS, case number CL-2018-000840.

On May 27, 2019, a putative class action captioned J WISBEY & ASSOCIATES PTY LTD v. UBS AG & ORS was filed in the Federal Court of Australia against Citibank and other defendants. Plaintiffs allege manipulation of foreign exchange markets in violation of Australian antitrust laws and seek compensatory damages and declaratory and injunctive relief. Additional information concerning this action is publicly available in court filings under the docket number VID567/2019.

On July 29, 2019, an application was made to the U.K.’s Competition Appeal Tribunal, captioned MICHAEL O’HIGGINS FX CLASS REPRESENTATIVE LIMITED v. BARCLAYS BANK PLC AND OTHERS, requesting permission to commence collective proceedings against Citibank and other defendants. The application seeks compensatory damages for losses alleged to have arisen from the actions at issue in the EC settlement referenced above.

In September 2015, putative class actions captioned BÉLAND v. ROYAL BANK OF CANADA, ET AL. and STAINES v. ROYAL BANK OF CANADA, ET AL. were filed in the Quebec Superior Court of Justice and the Ontario Superior Court of Justice, respectively, against Citigroup, Citibank, and related parties, as well as numerous other foreign exchange (FX) dealers. Plaintiffs allege that defendants conspired to fix the prices and supply of currency purchased in the FX market, and that this manipulation caused investors to pay inflated rates for currency and/or to receive deflated rates for currency. Plaintiffs assert claims under the Canadian Competition Act and the Quebec Civil Code and/or for civil conspiracy, unjust enrichment and waiver of tort. Plaintiffs seek compensatory and punitive damages on behalf of putative classes of all persons in Quebec or in Canada who entered into an FX instrument or participated in a fund or investment vehicle that entered into an FX instrument between January 1, 2003 and December 31, 2013. Citigroup, Citibank, and related parties have agreed to settle these actions for CAD 21 million. On December 14, 2016, the court preliminarily approved the settlement. A final approval hearing was scheduled for April 13, 2017. Additional information concerning these actions is publicly available in court filings under the docket numbers 200-06-000189-152 (C.S.Q. Quebec) and CV-15-536174 (Ont. S.C.J.).

Interest Rate Swaps Matters

Regulatory Actions: The Commodity Futures Trading Commission (CFTC) is conducting an investigation into alleged anticompetitive conduct in the trading and clearing of interest rate swaps (IRS) by investment banks. Citigroup is cooperating with the investigation.

On September 25, 2017, Citibank and Citigroup Global Markets Ltd. agreed to a resolution with the CFTC involving for alleged swap data reporting violations involving Legal Entity Identifier information and related supervision failures from April 2015 to December 2016. The CFTC resolution required Citi to pay a $550,000 civil monetary penalty and to comply with certain undertakings to improve its reporting. The Order recognized Citi’s cooperation with the CFTC’s investigation.

Antitrust and Other Litigation: Beginning in November 2015, numerous interest rate swap (IRS) market participants, including Citigroup, Citibank, CGMI and CGML, were named as defendants in a number of industry- wide putative class actions. These actions have been consolidated in the United States District Court for the Southern District of New York under the caption IN RE INTEREST RATE SWAPS ANTITRUST LITIGATION. Plaintiffs in these actions allege that defendants colluded to prevent the development of exchange-like trading for IRS, thereby causing the putative classes to suffer losses in connection with their IRS transactions. Plaintiffs assert federal antitrust claims and claims for unjust enrichment. Also consolidated under the same caption are two individual actions filed by swap execution facilities TeraExchange LLC (TeraExchange) and Javelin LLC (Javelin), asserting federal and state antitrust claims as well as claims for unjust enrichment and tortious interference with business relations. Plaintiffs in all of these actions seek treble damages, fees, costs and injunctive relief. On July 28, 2017, the Court partially granted and partially denied defendants’ motion to dismiss, leaving Citigroup and ten other defendants in the case. On June 14, 2018, an additional swap execution facility, trueEX LLC (trueEX), filed an individual complaint, and on August 28, 2018, the remaining defendants moved to dismiss the trueEX amended complaint. On November 20, 2018, the Court partially granted and partially denied defendants’ motion to dismiss, and on February 20, 2019, putative class plaintiffs moved to certify a class of IRS purchasers. That motion was fully submitted on January 6, 2020 and remains pending. Additional information concerning these actions is publicly available in court filings under the docket numbers 18-CV-5361 (S.D.N.Y.) (Oetken, J.) and 16-MD-2704 (S.D.N.Y.) (Oetken, J.).

Separately, TeraExchange has also named Citigroup, Citibank, CGMI, CGML and numerous other parties as defendants in a separate individual action with similar allegations filed in the United States District Court for the Southern District of New York under the caption TERA GROUP, INC., ET AL. v. CITIGROUP, INC., ET

AL. Plaintiffs in that action assert federal antitrust claims and state law tort claims. On September 28, 2018 and on July 30, 2019, the Court granted in part and denied in part defendants’ motions to dismiss, leaving Citigroup and five other defendants in the case. On January 9, 2020, TeraExchange moved for leave to amend its complaint. This motion is pending. Additional information concerning this action is publicly available in court filings under the docket number 17-CV-4302 (S.D.N.Y.) (Sullivan, J.).

Interbank Offered Rates-Related Litigation and Other Matters

Regulatory Actions: Government agencies in the U.S., including the Department of Justice, the CFTC, the SEC, and a consortium of state attorneys general as well as agencies in other jurisdictions, including the EC, the U.K. Financial Conduct Authority, the Japanese Financial Services Agency (JFSA), the Swiss Competition Commission and the Monetary Authority of Singapore, are conducting investigations or making inquiries regarding submissions made by panel banks to bodies that publish various interbank offered rates and other benchmark rates. As members of a number of such panels, Citigroup subsidiaries have received requests for information and documents. Citigroup is cooperating with the investigation and is responding to the requests.

On May 25, 2016, the CFTC ordered Citibank, Citibank Japan Ltd., and CGM Japan Inc. to pay a civil monetary penalty in the amount of $175 million. The CFTC alleged violative conduct in connection with the London Interbank Offered Rate for Yen and the Euroyen Tokyo Interbank Offered Rate from the spring of 2008 through August 2010.

On June 13, 2018, Citibank agreed a settlement payment of $100 million with the New York State Attorney General. Of that amount, $95 million would be distributed to counterparties that the New York State Attorney General alleges were harmed by Citibank’s LIBOR-related conduct. Counterparties eligible for payments included states, and their municipalities and agencies, as well as affiliated pension funds and credit unions, that entered into LIBOR-based transactions with Citibank during the period August 31, 2007 through December 31, 2009.

Antitrust and Other Litigation: Citigroup and Citibank, along with other U.S. Dollar (USD) LIBOR panel banks, are defendants in a multi-district litigation (MDL) proceeding before the United States District Court for the Southern District of New York captioned IN RE LIBOR-BASED FINANCIAL INSTRUMENTS ANTITRUST LITIGATION (the LIBOR MDL). Plaintiffs, on behalf of different putative classes and individually, assert claims under the Sherman Act, the Commodities Exchange Act, and state antitrust, unfair competition, and restraint of trade laws, as well as various common law claims, based on allegations that defendants suppressed or otherwise manipulated USD LIBOR. Plaintiffs seek compensatory damages, restitution, treble damages where authorized by statute, and injunctive relief.

On December 5, 2018, a court granted preliminary approval of a settlement among Citigroup, Citibank and a class of investors who purchased USD LIBOR debt securities from non-defendant sellers, pursuant to which the Citi defendants paid $7.025 million. On December 20, 2018, a court granted final approval of a settlement among Citigroup, Citibank and a class of lending institutions with interests in loans tied to USD LIBOR, pursuant to which the Citi defendants paid $23 million. On September 5, 2019, the court granted preliminary approval to the revised plan of distribution submitted by exchange-based plaintiffs in connection with their settlement with Citigroup, Citibank, and CGMI. The exchange-based plaintiffs’ motion for preliminary approval of the settlement is pending. On August 7, 2019, the court ordered a stipulation of dismissal of all of Federal National Mortgage Association’s claims against Citigroup and Citibank. Additional information concerning these actions and related actions and appeals is publicly available in court filings under the docket numbers 11 MD 2262 (S.D.N.Y.) (Buchwald, J.) and 17-1569 (2d Cir.)

On September 17, 2013, the plaintiff class of indirect purchasers of U.S. debt securities filed an appeal in the Second Circuit of the LIBOR MDL’s March 29, 2013 and August 23, 2013 orders. Certain plaintiffs filed a separate appeal in the Second Circuit on September 24, 2013. The Second Circuit dismissed the appeals on October 30, 2013, and denied the plaintiffs’ motions to reconsider dismissal on December 16, 2013. On June 30, 2014, the United States Supreme Court granted the plaintiffs’ petition for a writ of certiorari in GELBOIM, ET AL. v. BANK OF AMERICA CORP., ET AL. with respect to the Second Circuit’s dismissal of their appeal. On January 21, 2015, the Supreme Court ruled that, contrary to the Second Circuit’s opinion, the plaintiffs had a right to appeal, and remanded the case to the Second Circuit for consideration of the plaintiffs’ appeal on the merits. Following the remand, plaintiffs-appellants submitted their opening brief on May 20, 2015, and defendants-appellees submitted their response brief on July 17, 2015. The Second Circuit heard oral argument on November 13, 2015. On May 23, 2016, the Second Circuit reversed the district court’s dismissal of antitrust claims and remanded “efficient enforcer” issues to the district court. Additional information concerning this action is publicly available in court filings under the docket numbers 13-3565 (2d Cir.), 13-3636 (2d Cir.), and 13-1174 (U.S.).

Citigroup and Citibank, along with other USD LIBOR panel banks, also are named as defendants in an individual action filed in the United States District Court for the Southern District of New York on February 13, 2013, captioned 7 WEST 57th STREET REALTY CO. v. CITIGROUP INC., ET AL. Plaintiff alleges that the defendant panel banks manipulated USD LIBOR to keep it artificially high and that this manipulation affected the value of plaintiffs’ OTC municipal bond portfolio in violation of federal and state antitrust laws and federal RICO law.

Plaintiff seeks compensatory damages, treble damages where authorized by statute, and declaratory relief. On March 31, 2015, the United States District Court for the Southern District of New York dismissed this action. On June 1, 2015, plaintiff moved for leave to file a second amended complaint. Briefing on the motion was complete as of August 10, 2015. On March 20, 2018, the Court denied plaintiff’s motion for leave to amend its complaint, and the plaintiff appealed. On April 30, 2019, the United States Court of Appeals for the Second Circuit issued a summary order affirming the district court’s dismissal of the action. Additional information concerning this action is publicly available in court filings under the docket number 13 Civ. 981 (Gardephe, J.) and 18-1102 (2d Cir.).

Separately, on April 30, 2012, an action was filed in the United States District Court for the Southern District of New York on behalf of a putative class of persons and entities who transacted in exchange-traded Euroyen futures and option contracts between June 2006 and September 2010. This action is captioned LAYDON v. MIZUHO BANK LTD. ET AL. The plaintiff filed an amended complaint on November 30, 2012, naming as defendants banks that are or were members of the panels making submissions used in the calculation of Japanese yen LIBOR and TIBOR, and certain affiliates of some of those banks, including Citibank, Citigroup, CJL and CGMJ. The complaint alleges that the plaintiffs were injured as a result of purported manipulation of those reference interest rates, and asserts claims arising under the Commodity Exchange Act and the Sherman Act and for unjust enrichment. On April 15, 2013, the plaintiff filed a second amended complaint alleging that defendants, including Citigroup, Citibank, CJL and CGMJ, manipulated Japanese yen LIBOR and TIBOR in violation of the Commodity Exchange Act and the Sherman Act. The second amended complaint asserts claims under these acts and for unjust enrichment on behalf of a putative class of persons and entities that engaged in U.S.-based transactions in Euroyen TIBOR futures contracts between January 2006 and December 2010. Plaintiffs seek compensatory damages, treble damages under the Sherman Act, restitution, and declaratory and injunctive relief. The defendants moved to dismiss the second amended complaint, and briefing on the motions to dismiss was completed on October 16, 2013. On March 28, 2014, Judge George B. Daniels of the United States District Court for the Southern District of New York issued an opinion and order dismissing plaintiff’s federal antitrust and unjust enrichment claims in their entirety, but allowing plaintiff’s Commodity Exchange Act claims to proceed. On July 24, 2015, a putative class action captioned SONTERRA CAPITAL MASTER FUND, LTD. v. UBS AG was brought in the United States District Court for the Southern District of New York against Citigroup, Citibank, and related parties, as well as other bank defendants, and was designated as related to LAYDON v. MIZUHO BANK LTD. ET AL. The complaint alleged manipulation of Yen LIBOR, Euroyen TIBOR, and the prices of Euroyen-based derivatives. The plaintiff asserts claims under the Sherman Act, the Commodity Exchange Act, and the Racketeer Influenced and Corrupt Organizations (RICO) Act and for unjust enrichment, and seeks compensatory damages, treble damages where authorized by statute, injunctive relief, and/or disgorgement. On April 7, 2016 and June 22, 2016, the court preliminary approved a proposed class action settlement with defendants, including the Citi defendants, concerning the remaining claims in both actions.

The court issued a final approval order on November 10, 2016. Additional information concerning this action is publicly available in court filings under the docket number 12-cv-3419 (S.D.N.Y.) and 15-cv-05844 (S.D.N.Y.) (Daniels, J.).

In 2015, plaintiffs in the class action SULLIVAN v. BARCLAYS PLC, ET AL. pending in the United States District Court for the Southern District of New York filed a fourth amended complaint naming Citigroup, Citibank, and various other banks as defendants. Plaintiffs claim to have suffered losses as a result of purported EURIBOR manipulation and assert claims under the Commodity Exchange Act, the Sherman Act, and the federal civil RICO Act and for unjust enrichment. In 2017, the court granted in part and denied in part defendants’ motion to dismiss. On December 19, 2018, the court preliminarily approved a settlement among the Citi and JPMorgan defendants and plaintiffs pursuant to which the settling defendants collectively agreed to pay a total of $182.5 million. On May 17, 2019, the court granted final approval of the class settlement between plaintiffs and Citigroup, Citibank, and other settling defendants. Additional information concerning this action is publicly available in court filings under the docket number 13 Civ. 2811 (S.D.N.Y.) (Castel, J.).

On July 1, 2016, a putative class action captioned FRONTPOINT ASIAN EVENT DRIVEN FUND, LTD. ET AL. v. CITIBANK, N.A. ET AL. was filed in the United States District Court for the Southern District of New York against Citibank, Citigroup and various other banks. Plaintiffs assert claims for violation of the Sherman Act, Clayton Act and RICO Act, as well as state law claims for alleged manipulation of the Singapore Interbank Offered Rate and Singapore Swap Offer Rate. On July 26, 2019, the court dismissed all claims against the non-settling defendants based on lack of subject-matter jurisdiction. The court also found that the lack of jurisdiction deprived the court of the power to approve settlements, and thus denied plaintiffs’ motion for preliminary approval of their settlement with Citibank. Plaintiffs filed an appeal of the court’s decision on August 26, 2019. That appeal is pending. Additional information concerning this action is publicly available in court filings under the docket number 16 Civ. 5263 (S.D.N.Y.) (Hellerstein, J.).

In 2016, Banque Delubac filed a summons captioned SCS BANQUE DELUBAC & CIE v. CITIGROUP INC. ET AL. against Citigroup, Citigroup Global Markets Limited (CGML), and Citigroup Europe Plc with the Commercial Court of Aubenas, France, alleging that defendants suppressed LIBOR submissions between 2005 and 2012, and that Banque Delubac’s EURIBOR-linked lending activity was negatively impacted as a result. Plaintiff is seeking compensatory damages for losses on LIBOR-linked loans to customers and for alleged consequential losses to its business. On November 6, 2018, the Aubenas Court found that it lacked subject matter jurisdiction and transferred the case to the Commercial Court of Marseille. Plaintiff appealed, and on March 28, 2019, the Court of Appeal of Nîmes held that neither the Commercial Court of Aubenas nor the Commercial Court of Marseille has territorial jurisdiction over Banque Delubac’s claims. On May 23, 2019, Banque Delubac filed another appeal before France’s Court of Cassation challenging the Court of Appeal of Nîmes’s ruling. Additional information concerning these actions is publicly available in court filings in the Court of Cassation under the docket number W1916931 (AROB), and the Commercial Court of Marseille under the docket number RG no. 2018F0750.

Also in 2016, a complaint was filed against Citigroup, Citibank, and 16 other banks in an action captioned DENNIS, ET AL. v. JPMORGAN CHASE & CO., ET AL. asserting common law claims, as well as violations of the Sherman Act, the Commodity Exchange Act, and the Racketeer Influenced and Corrupt Organizations Act. These claims are based on allegations that the banks conspired to manipulate the Bank Bill Swap Reference Rate. The plaintiffs are seeking injunctive relief, disgorgement, and damages, including treble damages where applicable. On December 19, 2016, the plaintiffs filed a first amended complaint that removed all Citi entities from the case. Additional information concerning this action is publicly available in court filings under the docket number 16 Civ. 06496 (S.D.N.Y.) (Kaplan, J.).

On January 15, 2019, a putative class action captioned PUTNAM BANK v. INTERCONTINENTAL EXCHANGE, INC., ET AL., was filed in the United States District Court for the Southern District of New York against the Intercontinental Exchange, Inc. (ICE), Citigroup, Citibank, CGMI, and various other banks. Plaintiff asserts claims for violations of the Sherman Act and Clayton Act and unjust enrichment based on alleged suppression of the ICE LIBOR and seeks compensatory damages, disgorgement and treble damages where authorized by statute. On January 31 and on March 4, 2019, two additional putative class actions, which have been consolidated with PUTNAM BANK v. INTERCONTINENTAL EXCHANGE, INC., ET AL., were filed in the United States District Court for the Southern District of New York against ICE, Citigroup, Citibank, CGMI, and various other banks. Each of these complaints asserts claims under the Sherman Act and for unjust enrichment based on alleged suppression of the ICE LIBOR and seeks disgorgement and treble damages where authorized by statute. On July 1, 2019, the plaintiffs filed a consolidated amended complaint, and on August 30, 2019, the defendants moved to dismiss. That motion remains pending. Additional information relating to this action is publicly available in court filings under the docket number 19 Civ. 00439 (S.D.N.Y.) (Daniels, J.).

Money Laundering Inquiries

Regulatory Actions: Citibank received a subpoena from the United States Attorney for the Eastern District of New York in connection with its investigation of alleged bribery, corruption and money laundering associated with the Federation Internationale de Football Association (FIFA), and the potential involvement of financial institutions in that activity. The subpoena requested information relating to, among other things, banking relationships and transactions at Citibank and its affiliates associated with certain individuals and entities identified as having had involvement with the alleged corrupt conduct. Citi is cooperating with the authorities in this matter.

Parmalat Litigation

In 2004, an Italian commissioner appointed to oversee the administration of various Parmalat companies, filed a complaint against Citigroup, Citibank, and related parties alleging that the defendants facilitated a number of frauds by Parmalat insiders. In 2008, a jury rendered a verdict in Citigroup’s favor and awarded Citi $431 million.

Citigroup has taken steps to enforce the judgment in Italian court. In 2014, an Italian court of appeal affirmed the decision in the full amount of $431 million, which Parmalat has appealed to the Italian Supreme Court. Additional information concerning this action is publicly available in court filings under the docket number 27618/2014. On April 15, 2019, the Italian Supreme Court upheld the 2014 decision of the Italian court of appeal in Citigroup’s favor. Additional information concerning this action is publicly available in court filings under the docket number 27618/2014 or decision number 10540/2019. On April 23, 2019 Citigroup filed an action to enforce the judgement.

Parmalat filed two applications in opposition to Citi’s enforcement action: One against Citi’s enforcement title (titolo esecutivo) (“opposition to enforcement generally”) and one against Citi’s request for enforcement through allotment of 347 million Parmalat shares (“opposition to specific enforcement”). The two applications are pending, and the Court of Milan stayed the enforcement of judgment while these applications are pending. Additional information concerning the opposition to enforcement generally is available in the Court of Milan—Third Division (Enforcement section)—filings under the docket number 4133/2019; additional information concerning the opposition to specific enforcement is available in the Court of Milan—Third Division (Ordinary section)—filings under the docket number 22098/2019.

In 2015, Parmalat filed a claim in an Italian civil court in Milan claiming damages of €1.8 billion against Citigroup, Citibank, and related parties. On January 25, 2018, the Milan court dismissed Parmalat’s claim on grounds that it was duplicative of Parmalat’s previously unsuccessful claims. On March 2, 2018, Parmalat filed an appeal to the Milan Court of Appeal. Additional information concerning this action is publicly available in court filings under the docket number 1009/2018. On May 23, 2019, the Milan Court of Appeal rejected Parmalat’s appeal of the January 2018 decision of the Milan Commercial Court dismissing Parmalat’s claim. On June 28, 2019, Parmalat filed its appeal with the Italian Supreme Court. Additional information concerning this action is publicly available in court filings under the docket number 20598/2019.

Regulatory Review of Consumer “Add-On” Products

Certain of Citi’s consumer businesses, including its Citi-branded and retail services cards businesses, offer or have in the past offered or participated in the marketing, distribution, or servicing of products, such as payment protection and identity monitoring, that are ancillary to the provision of credit to the consumer (add-on products). These add-on products have been the subject of enforcement actions against other institutions by regulators, including the Consumer Financial Protection Bureau (CFPB), the Office of the Comptroller of the Currency (OCC), and the FDIC, that have resulted in orders to pay restitution to customers and penalties in substantial amounts. Citi has made restitution to certain customers in connection with certain add-on products. Certain state attorneys general also have filed industry-wide suits under state consumer protection statutes, alleging deceptive marketing practices in connection with the sale of payment protection products and demanding restitution and statutory damages for in- state customers.

On July 21, 2015, Citigroup announced that it had reached an agreement with the OCC and the CFPB to resolve previously disclosed regulatory reviews of billing and marketing practices related to such add-on products, including those administered by third-party vendors, as well as fees for expedited phone payments on certain products. As part of the agreement, Citigroup paid fines totaling $70 million to the OCC and CFPB and will refund $700 million to customers affected by the issues cited in the consent order. Citigroup previously discontinued marketing the products cited in the consent order and no longer charges expedited pay by phone fees. Customer remediation has been underway since 2013.

In light of the current regulatory focus on add-on products and the actions regulators have taken in relation to other credit card issuers, one or more regulators may order that Citi pay additional restitution to customers and/or impose penalties or other relief arising from Citi’s marketing, distribution, or servicing of add-on products.

Allied Irish Bank Litigation

In 2003, Allied Irish Bank (AIB) filed a complaint in the United States District Court for the Southern District of New York seeking to hold Citibank and Bank of America, N.A., former prime brokers for AIB’s subsidiary Allfirst Bank (Allfirst), liable for losses incurred by Allfirst as a result of fraudulent and fictitious foreign currency trades entered into by one of Allfirst’s traders. AIB seeks compensatory damages of approximately $500 million, plus punitive damages, from Citibank and Bank of America, N.A. collectively. In 2006, the court granted in part and denied in part defendants’ motion to dismiss. In 2009, AIB filed an amended complaint. In 2012, the parties completed discovery and the court granted Citibank’s motion to strike AIB’s demand for a jury trial. Citibank also filed a motion for summary judgment. AIB has announced a settlement with Bank of America, N.A. for an undisclosed amount, leaving Citibank as the sole remaining defendant. On June 30, 2015, the United States District Court for the Southern District of New York denied Citibank’s motion for summary judgment, and on August 24, 2015, the court denied Citibank’s motion for reconsideration of that denial. On September 9, 2015, the court set the case for trial on January 25, 2016. In December 2015, the remaining parties reached a settlement that released all claims against Citibank. A notice of voluntary dismissal with prejudice was filed on January 14, 2016. Additional information concerning this action is publicly available in court filings under docket number 03 Civ. 3748 (S.D.N.Y.) (Batts, J.).

Regulatory Review of Student Loan Servicing

Citibank is currently subject to regulatory investigation concerning certain student loan servicing practices. Citibank is cooperating with the investigation. Similar servicing practices have been the subject of an enforcement action against at least one other institution. In light of that action and the current regulatory focus on student loans, regulators may order that Citibank remediate customers and/or impose penalties or other relief.

Sovereign Securities Matters

Regulatory Actions: Government and regulatory agencies in the United States and in other jurisdictions are conducting investigations or making inquiries regarding Citigroup’s sales and trading activities in connection with sovereign and other government-related securities. Citigroup is fully cooperating with these investigations and inquiries.

Antitrust and Other Litigation: Beginning in 2016, a number of substantially similar putative class action complaints were filed against a number of financial institutions and traders related to the supranational, sub-sovereign, and agency (SSA) bond market. The actions are based upon defendants’ roles as market makers and traders of SSA bonds and assert claims of alleged collusion under the antitrust laws and unjust enrichment and seek damages, including treble damages where authorized by statute, and disgorgement. These actions were later consolidated in the United States District Court for the Southern District of New York. Subsequently, plaintiffs filed a consolidated complaint that names Citigroup, Citibank, CGMI and CGML among the defendants. Plaintiffs filed a second amended consolidated complaint on November 6, 2018, which defendants moved to dismiss. On September 30, 2019, the court issued an order granting with prejudice defendants’ motion to dismiss certain defendants for lack of personal jurisdiction. Additional information relating to this action is publicly available in court filings under the docket number 16-cv-03711 (S.D.N.Y.) (Ramos, J.).

In 2017, a class action related to the SSA bond market was filed in the Ontario Court of Justice against Citigroup, Citibank, CGMI, CGML, Citibank Canada and Citigroup Global Markets Canada, Inc., among other defendants, asserting claims for breach of contract, breach of the competition act, breach of foreign law, unjust enrichment, and civil conspiracy. Plaintiffs seek compensatory and punitive damages, as well as declaratory relief. Additional information relating to this action is publicly available in court filings under the docket number CV-17-586082- 00CP (Ont. S.C.J.).

Also in 2017, a second similar action was initiated in Canadian Federal Court by the same law firm against the same Citi entities as the Ontario action, in addition to other defendants. The action asserts claims for breach of the competition act and breach of foreign law. On January 24, 2019, plaintiffs delivered an amended statement of claim, in which they continue to assert claims for breach of the competition law and breach of foreign law, while also asserting additional claims of civil conspiracy, unjust enrichment, waiver of tort and breach of contract. On October 7, 2019, purchasers of supranational, sub-sovereign, and agency (SSA) bonds filed an amended claim in the Canadian Federal Court, in which they continue to assert claims for breach of the competition law and breach of foreign law, while also asserting additional claims of civil conspiracy, unjust enrichment, waiver of tort, and breach of contract. Additional information relating to this action is publicly available in court filings under the docket number T-1871-17 (Fed. Ct.).

On February 7, 2019, a putative class action captioned STACHON v. BANK OF AMERICA, N.A., ET AL., was filed in the United States District Court for the Southern District of New York against Citigroup, Citibank, CGMI, and Citigroup Global Markets Limited (CGML) and other defendants, on behalf of indirect purchasers of supranational, sub-sovereign and agency (SSA) bonds. Plaintiffs assert claims under New York antitrust laws based on the same conduct alleged in the previously filed SSA bond lawsuits and seek treble damages and injunctive relief. The action is currently stayed pending a decision on the motion to dismiss in the consolidated direct purchaser action. Additional information relating to these actions is publicly available in court filings under the docket numbers 19 Civ. 01205 (S.D.N.Y.) (Swain, J.), and 16-cv-03711 (S.D.N.Y.) (Ramos, J.).

On September 23, 2019, in STATE OF LOUISIANA v. BANK OF AMERICA, N.A., ET AL., the State of Louisiana filed suit in the United States District Court for the Middle District of Louisiana against CGMI and other defendants. The lawsuit asserts a claim for violation of the Sherman Act based on the defendants’ alleged conspiracy to manipulate the market for government-sponsored enterprises bonds, and seeking treble damages and injunctive relief. Additional information relating to this action is publicly available in court filings under the docket number 19 Civ. 638 (M.D. La.) (Dick, C.J.).

Variable Rate Demand Obligation Litigation

On May 31, 2019, plaintiffs in the consolidated actions CITY OF PHILADELPHIA v. BANK OF AMERICA CORP., ET AL. and MAYOR AND CITY COUNCIL OF BALTIMORE v. BANK OF AMERICA CORP., ET AL.

filed a consolidated complaint naming as defendants Citigroup, Citibank, CGMI, CGML and numerous other industry participants. The consolidated complaint asserts violations of the Sherman Act, as well as claims for breach of contract, breach of fiduciary duty, and unjust enrichment, and seeks damages and injunctive relief based on allegations that defendants served as remarketing agents for municipal bonds called variable rate demand obligations (VRDOs) and colluded to set artificially high VRDO interest rates. Defendants filed a motion to dismiss the consolidated complaint on July 30, 2019. The motion was fully submitted on November 14, 2019 and remains pending. Additional information concerning these actions is publicly available in court filings under the docket numbers 19-CV-1608 (S.D.N.Y.) (Furman, J.) and 19-CV-2667 (S.D.N.Y.) (Furman, J.).

Interchange Fees Litigation

Regulatory Actions: On May 25, 2016, Citibank entered into a civil settlement with the CFTC, concluding the CFTC’s ISDAFIX investigation of Citibank’s conduct from January 2007 through January 2012. As part of the settlement, Citibank agreed to pay a civil monetary penalty in the amount of $250 million and to enhance further the control framework governing interest-rate swap benchmarks. The consent order includes, on a neither admit nor deny basis, charges of trading- and submission-based attempts to manipulate the USD ISDAFIX, a false reporting charge based on Citi’s USD ISDAFIX submissions, and certain remediation requirements.

OCC/Fed/DOJ ISDAFIX Investigations: In October 2013, Citi provided an overview presentation on USD ISDAFIX to the Federal Reserve and the OCC. On June 12, 2014, Citi received an additional information request from the Federal Reserve, focusing on monitoring and compliance policies. Citi has provided documents to the OCC and Federal Reserve in response to their information requests. In April 2015, the DOJ informed Citi that it was discontinuing its investigation while reserving the right to reopen it if newly discovered facts so warrant.

Oceanografia Fraud and Related Matters

Other Litigation: In 2017, a complaint was filed against Citigroup in the United States District Court for the Southern District of New York by OSA and its controlling shareholder, Amado Yáñez Osuna. The complaint alleges that plaintiffs were injured when Citigroup made certain public statements about receivable financings and other financing arrangements related to OSA. The complaint asserts claims for malicious prosecution and tortious interference with existing and prospective business relationships. Plaintiffs later filed an amended complaint adding CGMI, Citibank and Banco Nacional de México, or Banamex, as defendants and adding causes of action for fraud and breach of contract. On September 28, 2018, the court granted defendants’ motion to dismiss with prejudice as to the breach of contract claim and without prejudice as to the remaining claims for malicious prosecution, tortious interference with contract and fraud on forum non conveniens grounds. On August 10, 2019, in the action commenced against Citigroup by Oceanografía and its controlling shareholder, the court denied both plaintiffs’ motion for reconsideration of the court’s prior decision granting defendants’ motion to dismiss and plaintiffs’ motion for leave to amend the complaint. On September 6, 2019, judgment was entered for defendants, which plaintiffs have appealed. That appeal remains pending. Additional information concerning this action is publicly available in court filings under docket numbers 1:17 Civ. 01434 (S.D.N.Y.) (Sullivan, J.) and 19-3110 (2d Cir.).

Interchange Fees Litigation

Beginning in 2005, several putative class actions were filed against Citigroup, Citibank, and related parties, together with Visa, MasterCard and other banks and their affiliates, in various federal district courts and consolidated with other related cases in a multi-district litigation proceeding before Judge Gleeson in the United States District Court for the Eastern District of New York (Interchange MDL). This proceeding is captioned IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION. The plaintiffs, merchants that accept Visa- and MasterCard-branded payment cards as well as membership associations that claim to represent certain groups of merchants, allege, among other things, that defendants have engaged in conspiracies to set the price of interchange and merchant discount fees on credit and debit card transactions and to restrain trade through various Visa and MasterCard rules governing merchant conduct, all in violation of Section 1 of the Sherman Act and certain California statutes. Supplemental complaints also have been filed against defendants in the putative class actions alleging that Visa’s and MasterCard’s respective initial public offerings were anticompetitive and violated Section 7 of the Clayton Act, and that MasterCard’s initial public offering constituted a fraudulent conveyance.

In 2014, the district court entered a final judgment approving the terms of a class settlement providing for, among other things, a total payment to the class of $6.05 billion. In 2016, the Court of Appeals reversed the district court’s approval of the class settlement and remanded for further proceedings. The district court thereafter appointed separate interim counsel for a putative class seeking damages and a putative class seeking injunctive relief.

Amended or new complaints on behalf of the putative classes and various individual merchants were subsequently filed. On September 18, 2018, the plaintiffs purporting to act on behalf of the putative class primarily seeking damages (the Damages Class) moved for preliminary approval of a proposed amended settlement agreement that supersedes the original settlement agreement. On January 24, 2019, the court granted the damages class plaintiffs’ motion for preliminary approval of a settlement with the defendants, including Citigroup. The settlement involves the damages class only and does not settle the claims of the injunctive relief class or any actions brought on a non- class basis by individual merchants. On December 13, 2019, the court granted final approval, and appeal of that approval has been filed. Additional information concerning these consolidated actions is publicly available in court filings under the docket number MDL 05-1720 (E.D.N.Y.) (Brodie, J.).

Other Matters:

USA v. Citicorp

Case File No.: #3:15-CR-00078-SRU

Date opened: 8/28/14

Description: Settlement with Office of the Comptroller of the Currency relating to the OCC allegations that Citibank had internal control deficiencies relating to foreign exchange trading.

This is a settlement of the FX consolidated class action pending before Judge Schofield in the Southern District of New York against Citi (Citigroup, Citibank, CGMI, and Citicorp) and other FX dealers. Lead plaintiffs in the action claim violations of Sherman Act Sections 1 and 2 and unjust enrichment. When this action first was consolidated in early 2014, it was brought on behalf of those who, from January 1, 2003 through the present, traded FX with any of the defendants at or around the time of the fixing of the WM/R (London) Closing Spot Rates or entered into an FX instrument that settled on the basis of that benchmark. In January 2015, the court denied defendants’ motion to dismiss, rejecting, among other things, defendants’ arguments that lead plaintiffs had not plausibly alleged a conspiracy and or antitrust injury—i.e., injury stemming from a reduction in competition. Rather, the court viewed the consolidated amended complaint as having pleaded a per se Sherman Act Section 1 violation to fix prices. (In the same decision, the court dismissed two similar complaints attempting to assert Sherman Act claims barred by the Foreign Trade Antitrust Improvements Act.) In May 2015, we reached a settlement in principle reflecting a settlement payment of $394 million in exchange for the release of all claims relating to the trading of any FX product, except foreign trades and certain other claims. Lead plaintiffs subsequently amended the consolidated complaint to cover a class of all those who traded at least one spot FX trade with any of the defendants between 2003 and the present. The parties executed their settlement agreement on October 1, 2015. On December 15, 2015, Judge Schofield granted preliminary approval of the parties’ settlement agreement. Citi’s settlement payment was due within ten business days thereafter.

On May 20, 2015, Citicorp pleaded guilty in the United States District Court for the District of Connecticut to one count of conspiring to violate the Sherman Antitrust Act, 15, U.S.C. Section 1. Citicorp’s Plea Agreement recites that during the period December 2007 to January 2013, Citicorp, through one of its EUR/USD currency traders, conspired to eliminate competition in the purchase and sale of the EUR/USD currency pair by, among other things, coordinating the trading of the EUR/USD currency pair in connection with European Central Bank and World Markets/Reuters benchmark currency “fixes.” The Plea Agreement recites that the United States and Citicorp agree to recommend jointly that the District Court impose a fine in the amount of $925 million. On January 10, 2017, the court sentenced Citicorp to probation for three years and imposed a fine of $925 million..

2014 Argentina Currency Trading Matter

Case File No.: 831/2014(7283) Date Filed: June 13, 2014

On June 13, 2014, The Attorney General of the Public Prosecutor’s Office for Economic Crime and Money Laundering in Argentina filed a criminal complaint with the Argentinian National Court of Criminal Proceedings in Economic Matters alleging that Citibank violated Article 309 of Argentina’s Penal Code. Article 309 prohibits transactions or operations that force an increase, decrease or a hold on the price of marketable securities or other financial instruments, using false news, false deals, or collusion among the principle shareholders of the fiscal product. the complaint alleges that Citibank participated in coordinated currency trading with several other banks on January 23, 2013 in an attempt to affect the exchange rate between the Argentinian Peso and U.S. Dollar. The case is captioned “BANCO GALICIA Y BUENOS AIRES S.A., HSBC BANK ARGENTINA S.A., CITIBANK N.A., BBVA BANCO FRANCES S.A. Y BNP PARIBAS SUCURSAL BS AS S/ INFRACCION ART. 309, 2) DEL CP SEGÚN LEY 26.733”. The complaint states that violations of Article 309 are punishable by imprisonment for 1 to 4 years, or a fine equivalent to the amount of the transaction that violated that statute. On August 31, 2016, the court dismissed the complaint. The Attorney General expressed its agreement with the dismissal.

2011-15 Massachusetts Attorney General Chapter 93A Litigation

Case No.: 11-4363-BLS1 (Mass. Super. Ct). Date Filed: December 1, 2011

On December 1, 2011, Massachusetts Attorney General Martha Coakley filed a complaint in Suffolk County Superior Court. The complaint was filed under the Massachusetts Consumer Protection Act, G.L. C. 93A, § 4 and G.L. C. 12, § 10 against Bank of America, Citi, J.P. Morgan Chase, GMAC Mortgage, Wells Fargo (collectively, “Bank Defendants”), Mortgage Electronic Registration Systems, Inc., and its then-corporate parent, Merscorp, Inc. The specific Citi entities named as defendants were Citibank, as trustee, and CitiMortgage, Inc. The complaint originally included six formal counts, but there were three general theories of liability: (1) failure to comply with Massachusetts statutory requirements prior to commencing foreclosure proceedings; (2) deceptive practices in the loan modification process; and (3) failure to register mortgage assignments and transfers of beneficial interests in mortgage loans tracked on the MERS system. As part of the national mortgage settlement, the parties settled and dismissed all counts involving the second theory of liability.

On November 30, 2012, the Court ruled on the pending motions to dismiss and dismissed all counts regarding the third theory of liability and all counts pertaining to the two MERS defendants. However, the Court allowed Count I to proceed, which involved the first theory of liability. In particular, Count I alleged that the Bank Defendants conducted foreclosures by publishing notices of sale without first having been the mortgagee, in violation of the Massachusetts Supreme Judicial Court’s opinion in U.S. Bank, N.A. v. Ibanez, 458 Mass. 637 (2011). On January 16, 2015, the Court entered a final judgment by consent as to Bank of America, Citi, J.P. Morgan Chase and Wells Fargo, in which the parties voluntarily resolved Count I and all remaining issues in the case and by which Bank of America, Citi, J.P. Morgan Chase and Wells Fargo were dismissed from the case. All requirements under the consent judgment terminated on March 17, 2018.

Included by the Sponsor from the NFA Website and not provided by Citi:

On November 13, 2019, Citibank was fined $8,500 for failing to notify and receiving prior approval to offset and correct an error trade as required under rule BSEF Rule 516.

On August 8, 2019, Citibank NA was fined $1,000 for failing to report block trades in a timely manner or with an accurate execution time to the Exchange in violation of NYMEX Rule 526 and 526.F. These block trades were executed in August 2019 Henry Hub Natural Gas Futures, November 2019 Brent Crude Oil Last Day Financial Futures, and December 2019 NY Harbor ULSD Futures.

On June 13, 2018, Citibank NA was fined $7,500 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed December 1, 2017.

On November 22, 2017, Citibank NA was fined $5,500 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed on June 6, 2017.

On September 25, 2017, Citibank, N.A. and London-based Citigroup Global Markets Limited were fined $550,000 for Swap Data Reporting violations involving Legal Entity Identifier information and related supervision failures. As provisionally registered swap dealers, CBNA and CGML are required to comply with certain recordkeeping and reporting requirements related to their swap transactions. In particular, Parts 45 and 46 of the Regulations specify requirements for reporting the LEI of each counterparty to a swap. An LEI is a unique, 20-character, alpha-numeric code, used to uniquely identify legally distinct entities that act as counterparties to swap transactions, among other financial transactions. The reporting requirements are designed to enhance transparency, promote standardization, and reduce systemic risk. According to the Order, from at least April 2015 to December 2016, Citi failed to report LEIs properly for tens of thousands of swaps. The Order finds that many of Citi’s LEI reporting errors stemmed from a design flaw in its swap data reporting systems with respect to swap continuation data. As stated in the Order, Citi did not design its swap data reporting systems to re-report trades based solely upon a change in a counterparty’s LEI, absent another event that required the trade to be re-reported. As a result, Citi failed to report updated LEI information in the continuation data for thousands of swaps that were open as of April 2015. The Order also finds that the design flaw in Citi’s swap data reporting systems contributed to Citi failing to correct errors or omissions in its swap data reporting in a timely manner. The Order further finds that Citi violated its reporting obligations by reporting “Name Withheld” as the counterparty identifier for tens of thousands of swaps with counterparties in certain foreign jurisdictions. Recognizing potential conflicts between the CFTC’s reporting requirements and non-U.S. privacy, secrecy, and blocking laws, the CFTC’s Division of Market Oversight (DMO) has issued certain time-limited and conditional no-action relief from LEI reporting requirements. However, such no-action relief has been conditioned upon, among other things, the reporting party reporting, in place of LEI, an alternative counterparty identifier, a “Privacy Law Identifier” or “PLI,” that is unique, static, and consistent for each counterparty. The Order also finds that CBNA and CGML failed to perform their supervisory duties diligently with respect to LEI swap data reporting by failing to enforce existing policies, failing to adequately address compliance with no-action relief where they sought to rely upon such relief, and failing to detect repeated LEI reporting errors. The Order recognizes Citi’s cooperation with the CFTC’s investigation.

On May 24, 2016, Citibank NA was fined $4,500 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed December 7, 2016.

On November 17, 2016, Citibank NA was fined $2,000 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed on August 12, 2016.

On November 17, 2016, Citibank NA was fined $1,750 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed August 2, 2016. On May 25, 2016, Citibank NA and Japanese Affiliates to pay $175 million for attempted manipulation of Yen LIBOR and Euroyen TIBOR, and false reporting of Euroyen TIBOR and U.S. Dollar LIBOR. Citibank, N.A. (Citi); Citibank Japan Ltd. (CJL); and Citigroup Global Markets Japan Inc. (CGMJ) (collectively, Citi and its affiliates) were fined relating to abuses of the London Interbank Offered Rate (LIBOR) and the Euroyen Tokyo Interbank Offered Rate (Euroyen TIBOR) benchmarks. Specifically, CGMJ was charged with attempting to manipulate Yen LIBOR and Euroyen TIBOR, and CJL with false reporting of Euroyen TIBOR, to benefit derivatives trading positions that were priced based on Yen LIBOR or Euroyen TIBOR. Separately, Citi was charged with the false reporting of U.S. Dollar LIBOR at times to avoid generating negative media attention and to protect its reputation during the financial crisis from the spring of 2008 through the summer of 2009. Citi and its affiliates were ordered jointly and severally to pay a civil monetary penalty of $175 million, immediately cease and desist from further violations of the Commodity Exchange Act as charged, and adhere to specific undertakings to ensure the integrity of its LIBOR, Euroyen TIBOR, and other benchmark interest rate submissions. The CFTC Order specifically finds that CGMJ, by and through the acts of certain of its traders, attempted to manipulate Yen LIBOR on multiple occasions from at least February 2010 through August 2010, and Euroyen TIBOR, at times, from April 2010 through June 2010, to benefit the derivatives trading positions of those traders. Specifically, a Tokyo-based senior Yen derivatives trader (Senior Yen Trader), hired by CGMJ to enhance the bank’s reputation in the Tokyo derivatives market, attempted to manipulate the benchmark fixings by using his contacts at other Yen LIBOR panel banks and at interdealer brokers to influence the Yen LIBOR submissions of other Yen panel banks. In addition, a senior manager who ran CGMJ’s Tokyo interest rates derivatives trading desk (Senior Yen Manager) pressured CJL’s Euroyen TIBOR submitters to adjust their submissions to benefit the Senior Yen Trader’s derivatives trading positions. CJL’s Euroyen TIBOR submitters, on a few occasions, took the Senior Yen Manager’s requests into account when making Euroyen TIBOR submissions. The Order further finds that at times from the spring of 2008 through the summer of 2009, Citi’s U.S. Dollar LIBOR submitters based its U.S. Dollar LIBOR submissions on a desire to avoid generating negative media attention and to protect Citi’s reputation in the market. As the financial crisis progressed through 2008, Citi experienced financial challenges that included liquidity concerns. During this time, Citi received a significant infusion of funds from the U.S. Government to alleviate the stresses in its funding. Citi, at times, had difficulty securing funding in the London interbank market at or below Citi’s LIBOR submissions, particularly in the longer tenors. Citi’s U.S. Dollar LIBOR submitters became concerned about the signaling effect that the Citi’s U.S. Dollar LIBOR submissions could have in the market. The submitters realized that the Citi’s submissions could draw negative media attention and raise questions about the stability of the bank. Accordingly, during this period, Citi’s submitters, at times, made U.S. Dollar LIBOR submissions based in whole or in part on a desire to avoid that negative scrutiny, rather than based on the fact that Citi, at times, would have had to pay above LIBOR in the London interbank market, particularly in the longer tenors, when securing funding for the bank. As a result, according to the Order, Citi’s U.S. Dollar LIBOR submissions, at times, did not accurately or solely reflect Citi’s assessment of the costs of borrowing unsecured funds in the London interbank market.

According to the Order, Citi and its affiliates engaged in this conduct after they knew that the CFTC was investigating Citi’s U.S. Dollar LIBOR submission practices. Moreover, during late 2009, in meetings with Citi senior managers, the Senior Yen Trader talked openly about how he had tried to manipulate Yen LIBOR at his prior place of employment. Even though they were aware of the CFTC’s investigation, the senior managers did not notify the legal or compliance departments about the Senior Yen Trader’s admissions. The Order recognizes the cooperation of Citi and its affiliates with the CFTC Division of Enforcement’s investigation.

The CFTC also notes that in the summer of 2010, Citi identified the misconduct with respect to Yen LIBOR and Euroyen TIBOR, and promptly self-reported the misconduct of the Yen traders to the CFTC.

On April 5, 2016, Citibank NA was fined $1,250 for failure to notify or receive prior approval to offset an error trade as required under BSEF Rule 516 for a trade executed on February 10, 2016.

Societe Generale (“SG”)

Like many financial institutions, SG is party to numerous litigations, including class actions lawsuits in the U.S., and to regulatory investigations. The consequences, as assessed on a quarterly basis, of those that are liable to have or have recently had a material impact on the financial condition of SG, its results or its business are provisioned in SG’s financial statements. Details are set out in SG’s registration document and its updates concerning major cases. The current litigation disclosures in the 2019 registration statement, filed on 11 March 2019, are set forth below. Other litigation matters and investigations either have no material effect on SG’s financial condition or it is still too early to determine at this stage whether they may have such an impact. The disclosures below as well as prior disclosures (dating back 10 years) are available on the SG website at www.societegenerale.com

Beginning in 2006, Societe Generale, along with numerous other banks, financial institutions, and brokers, received requests for information from the US Internal Revenue Service, the Securities and Exchange Commission and the Antitrust Division of the Department of Justice, focused on alleged noncompliance with various laws and regulations relating to the provision to governmental entities of Guaranteed Investment Contracts (“GICs”) and related products in connection with the issuance of tax-exempt municipal bonds. Societe Generale has cooperated with the US authorities. In light of the dormancy of these matters over several years, Societe Generale has determined that they no longer present a material loss contingency risk.

On 24 October 2012, the Court of Appeal of Paris confirmed the first judgment delivered on 5 October 2010, finding Jérôme Kerviel guilty of breach of trust, fraudulent insertion of data into a computer system, forgery and use of forged documents. Jérôme Kerviel was sentenced to serve a prison sentence of five years, two years of which are suspended, and was ordered to pay EUR 4.9 billion as damages to the Bank. On 19 March 2014, the Supreme Court confirmed the criminal liability of Jérôme Kerviel. This decision puts an end to the criminal proceedings. On the civil front, the Supreme Court has departed from its traditional line of case law regarding the compensation of victims of criminal offences against property, and remanded the case before the Court of Appeal of Versailles for a ruling on damages. On 23 September 2016, the Versailles Court of Appeal rejected Jérôme Kerviel’s request for an expert determination of the damage suffered by Societe Generale, and therefore confirmed that the net losses suffered by the Bank as a result of his criminal conduct amount to EUR 4.9 billion. It also declared Jérôme Kerviel partially responsible for the damage caused to Societe Generale and sentenced him to pay to Societe Generale EUR 1 million. Societe Generale and Jérôme Kerviel did not appeal before the Supreme Court. Societe Generale considers that this judgment has no impact on its tax situation. However, as indicated by the Minister of the Economy and Finance in September 2016, the tax authorities have examined the tax consequences of this book loss and indicated that they intended to call into question the deductibility of the loss caused by the actions of J. Kerviel, amounting to EUR 4.9 billion. This proposed tax rectification has no immediate effect and will possibly have to be confirmed by an adjustment notice sent by the tax authorities when Societe Generale is in a position to deduct the tax loss carryforwards arising from the loss from its taxable income. Such a situation will not occur for several years according to the bank’s forecasts. In view of the 2011 opinion of the French Supreme Administrative Court (Conseil d’état) and its established case law which was recently confirmed again in this regard, Societe Generale considers that there is no need to provision the corresponding deferred tax assets. In the event that the authorities decide, in due course, to confirm their current position, Societe Generale group will not fail to assert its rights before the competent courts. By a decision handed down on the 20 September 2018, the Investigation Committee of the reviewing and reassessment Criminal Court has furthermore declared inadmissible the request filed in May 2015 by J. Kerviel against his criminal sentence, confirming the absence of any new element or fact that could justify the reopening of the criminal file.

Between 2003 and 2008, Societe Generale set up gold consignment lines with the Turkish group Goldas. In February 2008, Societe Generale was alerted to a risk of fraud and embezzlement of gold stocks held by Goldas. These suspicions were rapidly confirmed following the failure by Goldas to pay or refund gold worth EUR 466.4 million. Societe Generale brought civil proceedings against its insurers and various Goldas Group entities. Goldas launched various proceedings in Turkey and in the UK against Societe Generale. In the action brought by Societe Generale against Goldas in the UK, Goldas applied to have the action of SG struck-out and applied to the UK court for damages. On 3 April 2017, the UK court granted both applications and will, after an inquiry into damages, rule on the amount due to Goldas, if any. On 15 May 2018, the Court of Appeal discharged entirely the inquiry into damages granted by the High Court to Goldas but rejected Societe Generale’s arguments relating to service of the claims issued against Goldas, which are therefore time barred. On 18 December 2018, the Supreme Court refused permission to appeal to both Société Générale and Goldas. On 16 February 2017, the Paris Commercial Court dismissed Societe Generale’s claims against its insurers. Societe Generale filed an appeal against this decision.

Societe Generale Algeria (“SGA”) and several of its branch managers are being prosecuted for breach of Algerian laws on exchange rates and capital transfers with other countries and on money laundering and the financing of terrorism. The defendants are accused of having failed to make complete or accurate statements to the Algerian authorities on capital transfers in connection with exports or imports made by clients of SGA and on cash payment transactions made at SGA counters. The events were discovered during investigations by the Algerian authorities, which subsequently filed civil claims before the criminal court. Sentences were delivered by the court of appeal against SGA and its employees in some proceedings, while charges were dropped in other ones. To date, fourteen cases have ended in favour of SGA and eleven remain pending, nine of which before the Supreme Court.

In the early 2000s, the French banking industry decided to transition to a new digital system in order to streamline cheque clearing.

To support this reform (known as EIC—Echange d’Images Chèques), which has contributed to the improvement of cheque payments’ security and to the fight against fraud, the banks established several interbank fees (including the CEIC which was abolished in 2007). These fees were implemented under the aegis of the banking sector supervisory authorities, and to the knowledge of the public authorities.

On 20 September 2010, after several years of investigation, the French competition authority ruled that the joint implementation and the setting of the amount of the CEIC and of two additional fees for related services were in breach of competition law. The authority fined all the participants to the agreement (including the Banque de France) a total of approximately EUR 385 million. Societe Generale was ordered to pay a fine of EUR 53.5 million and Crédit du Nord, its subsidiary, a fine of EUR 7 million.

However, in its 23 February 2012 order, the French Court of Appeal, to which the matter was referred by all the banks involved except Banque de France, held that there was no competition law infringement, allowing the banks to recoup the fines paid. On 14 April 2015, the Supreme Court quashed and annulled the Court of Appeal decision on the grounds that the latter did not examine the arguments of two third parties who voluntarily intervened in the proceedings. The case was heard again on 3 and 4 November 2016 by the Paris Court of Appeal before which the case was remanded. On 21 December 2017, the Court of Appeal confirmed the fines imposed on Societe Generale and Crédit du Nord by the French competition authority. On 22 January 2018, Societe Generale and Crédit du Nord filed an appeal before the Supreme court against this decision.

Societe Generale Private Banking (Suisse), along with several other financial institutions, has been named as a defendant in a putative class action that is pending in the US District Court for the Northern District of Texas. The plaintiffs seek to represent a class of individuals who were customers of Stanford International Bank Ltd. (“SIBL”), with money on deposit at SIBL and/or holding Certificates of Deposit issued by SIBL as of 16 February 2009. The plaintiffs allege that they suffered losses as a result of fraudulent activity at SIBL and the Stanford Financial Group or related entities, and that the defendants are responsible for those alleged losses. The plaintiffs further seek to recoup payments made through or to the defendants on behalf of SIBL or related entities on the basis that they are alleged to have been fraudulent transfers. The Official Stanford Investors Committee (“OSIC”) was permitted to intervene and filed a complaint against Societe Generale Private Banking (Suisse) and the other defendants seeking similar relief.

The motion by Societe Generale Private Banking (Suisse) to dismiss these claims on grounds of lack of jurisdiction was denied by the court by order filed 5 June 2014. Societe Generale Private Banking (Suisse) sought reconsideration of the Court’s jurisdictional ruling, which the Court ultimately denied. On 21 April 2015, the Court permitted the substantial majority of the claims brought by the plaintiffs and the OSIC to proceed.

On 7 November 2017, the District Court denied the plaintiffs’ motion for class certification. The plaintiffs sought leave to appeal this decision, which the court of appeal denied on 20 April 2018. On 22 December 2015, the OSIC filed a motion for partial summary judgment seeking return of a transfer of USD 95 million to Societe Generale Private Banking (Suisse) made in December 2008 (prior to the Stanford insolvency) on the grounds that it is voidable under Texas state law as a fraudulent transfer. Societe Generale Private Banking (Suisse) has opposed this motion.

On 4 June 2018, Societe Generale announced that it had reached agreements with (i) the U.S. Department of Justice (“DOJ”) and the U.S. Commodity Futures Trading Commission (“CFTC”) in connection with investigations regarding submissions to the British Bankers Association for setting certain London Interbank Offered Rates and the Euro Interbank Offered Rate (the “IBOR matter”), and (ii) the DOJ and the French Parquet National Financier (“PNF”) in connection with investigations regarding certain transactions involving Libyan counterparties, including the Libyan Investment Authority (“LIA”) and the bank’s third-party intermediary (the “Libyan matter”).

On 24 May 2018, Societe Generale entered into a “Convention Judiciaire d’Intérêt Public” (“CJIP”) with the PNF, approved by the French court on 4 June 2018, to end its preliminary investigation in respect of the Libyan matter. On 5 June 2018, Societe Generale entered into a three-year deferred prosecution agreement (“DPA”) with the DOJ in respect of the IBOR and Libyan matters. Societe Generale Acceptance N.V. (“SGA”), a subsidiary of Societe Generale dedicated to the issuance of investment products, entered a guilty plea in connection with the resolution of the Libyan matter. Also, on 4 June 2018, Societe Generale consented to an order from the CFTC in respect of the IBOR matter.

As part of the settlements, Societe Generale paid penalties totaling approximately USD 1.3 billion to the DOJ, CFTC, and PNF. These penalties include (i) USD 275 million to the DOJ and USD 475 million to the CFTC in respect of the IBOR matter, and (ii) USD 292.8 million to the DOJ and EUR 250.15 million (USD 292.8 million) to the PNF in relation to the Libyan matter.

In connection with the CJIP, which does not involve a recognition of criminal liability, Societe Generale agreed to have the French Anti-Corruption Agency (Agence Française Anticorruption) assess its anti-corruption programme for two years.

In connection with the DPA, Societe Generale agreed to implement a compliance and ethics program designed to prevent and detect violations of the Foreign Corrupt Practices Act and other applicable anti-corruption laws, anti-fraud and commodities laws throughout the Bank’s operations. These actions are in addition to extensive steps undertaken at Societe Generale’s own initiative to strengthen its global compliance and control framework in order to meet the highest standards of compliance and ethics. No independent compliance monitor has been imposed in connection with the DPA. The charges against Societe Generale will be dismissed if the Bank abides by the terms of the agreement, to which the Bank is fully committed.

Societe Generale received credit from the DOJ, CFTC and PNF for its cooperation with their investigations and the Bank has agreed to continue to cooperate with them pursuant to the settlement agreements.

In connection with the IBOR matter, the Bank continues to defend civil proceedings in the United States (as described below) and to respond to information requests received from other authorities, including the Attorneys General of various States of the United States and the New York Department of Financial Services (“NYDFS”).

In the United States, Societe Generale, along with other financial institutions, has been named as a defendant in putative class actions involving the setting of US Dollar Libor, Japanese Yen Libor, and Euribor rates and trading in instruments indexed to those rates. Societe Generale has also been named in several individual (non-class) actions concerning the US Dollar Libor rate. All of these actions are pending in the US District Court in Manhattan (the “District Court”).

As to US Dollar Libor, all claims against Societe Generale have been dismissed by the District Court or voluntarily dismissed by the plaintiffs, except in two putative class actions and one individual action that are effectively stayed, and in one individual action in which Societe Generale’s motion to dismiss is pending. Certain individual plaintiffs whose claims were dismissed have filed motions for leave to amend their complaints, which Societe Generale has opposed. The class plaintiffs and a number of individual plaintiffs have appealed the dismissal of their antitrust claims to the United States Court of Appeals for the Second Circuit.

As to Japanese Yen Libor, the District Court dismissed the complaint brought by purchasers of Euroyen over-the-counter derivative products and the plaintiffs have appealed that ruling to the United States Court of Appeals for the Second Circuit. In the other action, brought by purchasers or sellers of Euroyen derivative contracts on the Chicago Mercantile Exchange, the District Court has allowed certain Commodity Exchange (“CEA”) Act claims to proceed to discovery. The plaintiff’s deadline to move for class certification in that action is now 21 August 2019.

As to Euribor, the District Court dismissed all claims against Societe Generale in the putative class action and denied the plaintiffs’ motion to file a proposed amended complaint.

In Argentina, Societe Generale, along with other financial institutions, has been named as a defendant in litigation brought by a consumer association on behalf of Argentine consumers who held government bonds or other specified instruments that paid interest tied to US Dollar Libor. The allegations concern violations of Argentine consumer protection law in connection with alleged manipulation of the US Dollar Libor rate. Societe Generale has not yet been served with the complaint in this matter.

On 10 December 2012, the French Supreme Administrative Court (Conseil d’État) rendered two decisions confirming that the “précompte tax” which used to be levied on corporations in France does not comply with EU law and defined a methodology for the reimbursement of the amounts levied by the tax authorities. However, such methodology considerably reduces the amount to be reimbursed. Societe Generale purchased in 2005 the “précompte tax” claims of two companies (Rhodia and Suez, now ENGIE) with a limited recourse on the selling companies. One of the above decisions of the French Supreme Administrative Court relates to Rhodia. Societe Generale has brought proceedings before the French administrative courts. The latest court decision rendered is a rejection, on 1 February 2016 by the French Administrative Supreme Court, of an appeal lodged by ENGIE and Societe Generale.

Several French companies applied to the European Commission, who considered that the decisions handed down by the French Supreme Administrative Court on 10 December 2012, which were supposed to implement the decision rendered by the Court of Justice of the European Union C-310/09 on 15 September 2011, infringed a number of principles of European law. The European Commission subsequently brought infringement proceedings against the French Republic in November 2014, and since then confirmed its position by publishing a reasoned opinion on 29 April 2016 and by referring the matter to the Court of Justice of the

European Union on 8 December 2016. The Court of Justice of European Union rendered its judgement on 4 October 2018 and sentenced France for failure by the French Supreme Administrative Court to disregard the tax on EU sub-subsidiaries in order to secure the withholding tax paid in error as well as on the absence of any preliminary question. With regard to the practical implementation of the decision, Societe Generale will assert its rights before the competent courts and the French tax authority, from which it expects diligent treatment and in accordance with the law.

On 19 November 2018, Societe Generale reached settlement agreements with the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Attorney’s Office of the Southern District of New York (“SDNY”), the New York County District Attorney’s Office (“DANY”), the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York (together , the “Federal Reserve”), and the NYDFS (collectively, the “U.S. Authorities”), resolving their investigations relating to certain U.S. dollar transactions processed by Societe Generale involving countries, persons, or entities that are the subject of U.S. economic sanctions and implicating New York State laws. The vast majority by value of the sanctions violations involved in the settlements related to Cuba, and stem from a single revolving credit facility extended in 2000. The remaining transactions involved other countries that are the target of U.S. economic sanctions, including Iran. Under the terms of these agreements, Société Generale agreed to pay penalties totaling approximately USD 1.3 billion (EUR 1.2 billion) to the U.S. Authorities, including EUR 53.9 million to OFAC, USD 717.2 million to SDNY, USD 162.8 million to DANY, USD 81.3 million to the Federal Reserve, and USD 325 million to NYDFS.

The Bank signed deferred prosecution agreements with SDNY and DANY, which provide that, following a three-year probation period, the Bank will not be prosecuted if it abides by the terms of the agreements, to which Societe Generale is fully committed.

The Bank will continue to cooperate with the U.S. Authorities in the future, pursuant to the agreements. The Bank has also committed to continue to enhance its compliance program to prevent and detect potential violations of U.S. economic sanctions laws and New York state laws. The Bank also agreed to enhance its oversight of its sanctions compliance program. The Bank has also agreed with the Federal Reserve to retain an independent consultant that will evaluate the Bank’s progress on the implementation of enhancements to its sanctions compliance program.

Also, on 19 November 2018, Societe Generale agreed to a Consent Order with NYDFS relating to components of the Bank’s anti-money-laundering (“AML”) compliance program in the New York Branch. The Consent Order requires the Bank paid a civil money penalty of USD 95 million (EUR 82 million) in light of deficiencies noted by NYDFS. The Consent Order requires the Bank to continue a series of enhancements to its New York branch’s AML compliance program. After a period of 18 months, an independent consultant will conduct an assessment of the Branch’s progress on the implementation of its AML compliance program.

Societe Generale, along with other financial institutions, has been named as a defendant in a putative class action alleging violations of US antitrust laws and the CEA in connection with its involvement in the London Gold Market Fixing. The action is brought on behalf of persons or entities that sold physical gold, sold gold futures contracts traded on the CME, sold shares in gold ETFs, sold gold call options traded on CME, bought gold put options traded on CME, sold over-the-counter gold spot or forward contracts or gold call options, or bought over-the-counter gold put options. The action is pending in the US District Court in Manhattan. Motions to dismiss the action were denied by an order dated 4 October 2016, and discovery is now proceeding. Societe Generale and certain subsidiaries, along with other financial institutions, have also been named as defendants in two putative class actions in Canada (in the Ontario Superior Court in Toronto and Quebec Superior Court in Quebec City) involving similar claims.

On 30 January 2015, the US CFTC served Societe Generale with a subpoena requesting the production of information and documents concerning trading in precious metals done since 1 January 2009. Societe Generale cooperated with the authorities and produced documents in 2015. There has been no contact with the CFTC since that time.

Societe Generale, along with several other financial institutions, was named as a defendant in a putative class action alleging violations of US antitrust laws and the CEA in connection with foreign exchange spot and derivatives trading. The action was brought by persons or entities that transacted in certain over-the-counter and exchange-traded foreign exchange instruments. Societe Generale has reached a settlement of USD 18 million, which was preliminarily approved by the Court. A final approval hearing was held on 23 May 2018, and a decision is pending. A separate putative class action behalf of putative classes of indirect purchasers is also pending. An amended complaint was filed on 21 November 2018, and a motion to dismiss was filed on 20 December 2018. On 7 November 2018, a group of individual entities that elected to opt out of the main class action settlement filed a lawsuit against SG, SG Americas Securities, LLC, and several other financial institutions.

Since August 2015, various former and current employees of the Societe Generale group have been under investigation by German criminal prosecution and tax authorities for their alleged participation in the so called “CumEx” patterns in connection with withholding tax on dividends on German shares. These investigations relate to the administration of a fund, proprietary trading activities and transactions carried out on behalf of clients. The Group entities respond to the requests of the German authorities.

CFTC Case #17-01, December 7, 2016 (included by the Sponsor from the NFA website and not provided by SG Americas)

CFTC Orders Paris-Based Société Générale SA to Pay a $450,000 Penalty for Failing to Timely Report Swap Transactions

Washington, DC – The U.S. Commodity Futures Trading Commission (CFTC) today issued an Order filing and simultaneously settling charges against Société Générale SA (Société Générale) for failing to properly report certain non-deliverable forward transactions to a swap data repository (SDR), and failing to timely report to an SDR a large number of FX swap, FX forward, and non-deliverable forward transactions, in violation of the Commodity Exchange Act (CEA) and CFTC Regulations. Société Générale is a swap dealer headquartered in Paris, France that has been provisionally registered with the CFTC in that capacity since December 31, 2012.

The CFTC Order requires Société Générale to pay a $450,000 civil monetary penalty and to cease and desist from committing further violations of the CEA and CFTC Regulations, as charged.

As stated in the Order, the accuracy and completeness of swap reporting are critical to the Commission’s mission to protect market participants and to ensure market integrity. In particular, the Order states that the CEA requires parties to a swap transaction to report swap transaction information to a registered SDR in a timely manner, and requires swap dealers to report swap transactions to an SDR within such time period as prescribed by the CFTC. The Order further states that CFTC Regulations 43 and 45 specify requirements for real-time public reporting, public availability of swap transaction and pricing data, and reporting of creation and continuation data to an SDR. According to the Order, the reporting requirements are designed to enhance transparency, promote standardization, and reduce systemic risk.

The Order finds that in July 2014 Société Générale implemented a software update to its FX trading platform which led to the trading platform incorrectly coding Société Générale’s counterparty as the reporting counterparty for certain FX swap, FX forward, and non-deliverable forward transactions, which resulted in no reports being made to the SDR regarding the swaps. According to the Order, Société Générale did not discover the error until January 2015, and it was not until April 2015 that Société Générale was able to fix it. The Order finds that Société Générale initiated a project to identify trades affected by the coding error and in September 2015 notified CFTC staff about its failure to report. According to the Order, Société Générale back-loaded approximately 51,821 unreported transactions in October 2015 and in April and May 2016 made submissions to its SDR for approximately 2,024 non-deliverable forward transactions.

The Order recognizes that Société Générale cooperated with the CFTC’s investigation by self-reporting its errors, undertaking an internal investigation, and taking remedial action to correct its reporting failures.

FINE/CIVIL MONETARY PENALTY $450000

CEASE AND DESIST ORDER

UBS AG (“UBS”)

UBS AG’s (“UBS”) principal business address is Bahnhofstrasse 45, Zurich, CH 8001, Switzerland. UBS is acting as a swap dealer for the Funds. UBS AG is registered in the US with National Futures Association (NFA) as a provisionally registered Swap Dealer.

UBS is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its derivatives, securities and commodities business that allege various violations of federal and state securities laws. UBS files annual reports and quarterly reports in which it discloses material information about UBS matters, including information about any material litigation or regulatory investigation. Full details on the items noted below can be found here: (https://www.ubs.com/global/en/about_ubs/investor_relations/quarterly_reporting/2016.html).

In July 2013 the European Commission issued a Statement of Objections against multiple CDS dealers including UBS and UBS Securities, as well as data service provider Markit and the International Swaps and Derivatives Association (“ISDA”). The Statement of Objections broadly alleges that the dealers infringed European Union (“EU”) antitrust rules by colluding to prevent exchanges from entering the credit derivatives market between 2006 and 2009. UBS and UBS Securities have submitted their response to the Statement of Objections in January 2014 and presented their position in an oral hearing in May 2014. Since mid-2009, the Antitrust Division of the DOJ has also been investigating whether multiple dealers, including UBS and UBS Securities, conspired with each other and with Markit to restrain competition in the markets for CDS trading, clearing and other services. Between May 2013 and November 2013, several putative class action complaints were filed against multiple dealers, including UBS and UBS Securities, as well as Markit and ISDA, alleging violations of the U.S. Sherman Antitrust Act (“Sherman Act”) and common law. In January 2014 and April 2014, after the cases were consolidated for pretrial purposes in U.S. federal court in New York, plaintiffs filed a consolidated amended complaint. Plaintiffs allege that the defendants unlawfully conspired to restrain competition in and/or monopolize the market for CDS trading in the U.S. in order to protect the dealers’ profits from trading CDS in the over-the-counter market. Plaintiffs assert claims on behalf of all purchasers and sellers of CDS that transacted directly with any of the dealer defendants since January 1, 2008, and seek unspecified trebled compensatory damages and other relief.

Since 2013, UBS (France) S.A. and UBS and certain former employees have been under investigation in France for alleged complicity in having illicitly solicited clients on French territory and regarding the laundering of proceeds of tax fraud and of banking and financial solicitation by unauthorized persons. In connection with this investigation, the investigating judges ordered UBS to provide bail (“caution”) of EUR 1.1 billion and UBS (France) S.A. to post bail of EUR 40 million, which was reduced on appeal to EUR 10 million. In February 2016, the investigating judges notified UBS and UBS (France) S.A. that they have closed their investigation. In July 2016, UBS and UBS (France) S.A. received the National Financial Prosecutor’s recommendation (“réquisitoire”). In March 2017, the investigating judges issued the trial order (“ordonnance de renvoi”) that charges UBS and UBS (France) S.A., as well as various former employees, with illicit solicitation of clients on French territory and with participation in the laundering of the proceeds of tax fraud, and which transfers the case to court. UBS has been notified by the Belgian investigating judge that it is under formal investigation (“inculpé”) regarding the laundering of proceeds of tax fraud and of banking, financial solicitation by unauthorized persons and serious tax fraud. In 2015, UBS received inquiries from the US Attorney’s Office for the Eastern District of New York and from the US Securities and Exchange Commission (SEC), which are investigating potential sales to US persons of bearer bonds and other unregistered securities in possible violation of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) and the registration requirements of the US securities laws. UBS is cooperating with the authorities in these investigations.

In 2014, UBS reached a settlement with the Office of the Commissioner of Financial Institutions for the Commonwealth of Puerto Rico (OCFI) in connection with OCFI’s examination of UBS’s operations from January 2006 through September 2013, pursuant to which UBS is paying up to an aggregate of USD 7.7 million in investor education contributions and restitution.

RMBS-related lawsuits concerning disclosures: UBS is named as a defendant relating to its role as underwriter and issuer of RMBS in lawsuits related to approximately USD 1.3 billion in original face amount of RMBS underwritten or issued by UBS. Of the USD 1.3 billion in original face amount of RMBS that remains at issue in these cases, approximately USD 506 million was issued in offerings in which a UBS subsidiary transferred underlying loans (the majority of which were purchased from third-party originators) into a securitization trust and made representations and warranties about those loans (UBS-sponsored RMBS). The remaining USD 807 million of RMBS to which these cases relate was issued by third parties in securitizations in which UBS acted as underwriter (third-party RMBS). UBS is a defendant in a lawsuit brought by the National Credit Union Administration (NCUA) as conservator for certain failed credit unions, asserting misstatements and omissions in the offering documents for RMBS purchased by the credit unions. The lawsuit was filed in the US District Court for the District of Kansas. The original principal balance at issue in the case is approximately USD 1.15 billion. In April 2017, UBS and the NCUA settled this matter. In the second quarter of 2016, UBS resolved a similar case brought by the NCUA in the US District Court for the Southern District of New York (SDNY) relating to RMBS with an original principal balance of approximately USD 400 million, for a total of approximately USD 69.8 million, in addition to reasonable attorneys’ fees incurred by the NCUA.

UBS has received demands to repurchase US residential mortgage loans as to which UBS made certain representations at the time the loans were transferred to the securitization trust aggregating approximately USD 4.1 billion in original principal balance. Of this amount, UBS considers claims relating to approximately USD 2 billion in original principal balance to be resolved, including claims barred by the statute of limitations. Substantially all of the remaining claims are in litigation, including the matters described in the next paragraph. UBS believes that new demands to repurchase US residential mortgage loans are time-barred under a decision rendered by the New York Court of Appeals.

Mortgage-related regulatory matters: In 2014, UBS received a subpoena from the US Attorney’s Office for the Eastern District of New York issued pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), which seeks documents and information related to UBS’s RMBS business from 2005 through 2007. In 2015, the Eastern District of New York identified a number of transactions that are the focus of their inquiry, and has subsequently provided a revised list of transactions. We have provided and continue to provide information. UBS continues to respond to the FIRREA subpoena and to subpoenas from the New York State Attorney General and other state attorneys general relating to its RMBS business. In addition, UBS has also been responding to inquiries from both the Special Inspector General for the Troubled Asset Relief Program (SIGTARP) (who is working in conjunction with the US Attorney’s Office for Connecticut and the DOJ) and the SEC relating to trading practices in connection with purchases and sales of mortgage-backed securities in the secondary market from 2009 through 2014.

Foreign exchange-related regulatory matters: In 2014, UBS reached settlements with the FCA and the CFTC in connection with their foreign exchange investigations, and FINMA issued an order concluding its formal proceedings with respect to UBS relating to its foreign exchange and precious metals businesses. In 2015, the Federal Reserve Board and the Connecticut Department of Banking issued an Order to Cease and Desist and Order of Assessment of a Civil Monetary Penalty Issued upon Consent (Federal Reserve Order) to UBS AG. In 2015, the DOJ’s Criminal Division (Criminal Division) terminated the December 2012 Non-Prosecution Agreement (NPA) with UBS related to UBS’s submissions of benchmark interest rates. As a result, UBS entered into a plea agreement with the Criminal Division pursuant to which UBS pleaded guilty to a one-count criminal information filed in the US District Court for the District of Connecticut charging UBS with one count of wire fraud in violation of 18 USC Sections 1343 and 2. Sentencing occurred in January 2017. Under the plea agreement, UBS has paid a USD 203 million fine and is subject to a three year term of probation starting on the sentencing date. The criminal information charges that, between approximately 2001 and 2010, UBS engaged in a scheme to defraud counterparties to interest rate derivatives transactions by manipulating benchmark interest rates, including Yen LIBOR. The Criminal Division terminated the NPA based on its determination, in its sole discretion, that certain UBS employees committed criminal conduct that violated the NPA in certain foreign exchange market transactions.

Foreign exchange-related civil litigation: Putative class actions have been filed since November 2013 in US federal courts and in other jurisdictions against UBS and other banks on behalf of putative classes of persons who engaged in foreign currency transactions with any of the defendant banks. They allege collusion by the defendants and assert claims under the antitrust laws and for unjust enrichment. In 2015, additional putative class actions were filed in federal court in New York against UBS and other banks on behalf of a putative class of persons who entered into or held any foreign exchange futures contracts and options on foreign exchange futures contracts since 1 January 2003. The complaints assert claims under the Commodity Exchange Act (CEA) and the US antitrust laws. In 2015, a consolidated complaint was filed on behalf of both putative classes of persons covered by the US federal court class actions described above. UBS has entered into a settlement agreement that would resolve all of these US federal court class actions. The agreement, which has been preliminarily approved by the court and is subject to final court approval requires, among other things, that UBS pay an aggregate of USD 141 million and provide cooperation to the settlement classes.

In 2012, UBS reached settlements with the FSA, the CFTC and the Criminal Division of the DOJ in connection with their investigations of benchmark interest rates. At the same time, FINMA issued an order concluding its formal proceedings with respect to UBS relating to benchmark interest rates. UBS has paid a total of approximately CHF 1.4 billion in fines and disgorgement in connection with these resolutions. UBS Securities Japan Co. Ltd. (UBSSJ) entered into a plea agreement with the DOJ under which it entered a plea to one count of wire fraud relating to the manipulation of certain benchmark interest rates, including Yen LIBOR. UBS entered into an NPA with the DOJ, which (along with the plea agreement) covered conduct beyond the scope of the conditional leniency / immunity grants described below. Under the NPA, UBS agreed, among other things, that for two years from 18 December 2012 it would not commit any US crime and would advise the DOJ of any potentially criminal conduct by UBS or any of its employees relating to violations of US laws concerning fraud or securities and commodities markets. The term of the NPA was extended by one year to 18 December 2015. In 2015, the Criminal Division terminated the NPA based on its determination, in its sole discretion, that certain UBS employees committed criminal conduct that violated the NPA. In 2014, UBS reached a settlement with the European Commission (EC) regarding its investigation of bid-ask spreads in connection with Swiss franc interest rate derivatives and paid a EUR 12.7 million fine, which was reduced to this level based in part on UBS’s cooperation with the EC. In 2016, UBS reached a settlement with WEKO regarding its investigation of bid-ask spreads in connection with Swiss franc interest rate derivatives and received full immunity from fines. The MAS, HKMA and the Japan Financial Services Agency have also resolved investigations of UBS (and in some cases, other banks). We have ongoing obligations to cooperate with the authorities with whom we have reached resolutions and to undertake certain remediation with respect to benchmark interest rate submissions.

LIBOR and other benchmark-related civil litigation: A number of putative class actions and other actions are pending in the federal courts in New York against UBS and numerous other banks on behalf of parties who transacted in certain interest rate benchmark-based derivatives. Also pending in the US and in other jurisdictions are actions asserting losses related to various products whose interest rates were linked to LIBOR and other benchmarks, including adjustable rate mortgages, preferred and debt securities, bonds pledged as collateral, loans, depository accounts, investments and other interest-bearing instruments. All of the complaints allege manipulation, through various means, of various benchmark interest rates, including USD LIBOR, Euroyen TIBOR, Yen LIBOR, EURIBOR, CHF LIBOR, GBP LIBOR, USD ISDAFIX rates and other benchmark rates, and seek unspecified compensatory and other damages under varying legal theories. In 2013, the US district court in the USD LIBOR action dismissed the federal antitrust and racketeering claims of certain USD LIBOR plaintiffs and a portion of their claims brought under the CEA and state common law.

Certain plaintiffs appealed the decision to the Second Circuit, which, in 2016, vacated the district court’s ruling finding no antitrust injury and remanded the case back to the district court for a further determination on whether plaintiffs have antitrust standing. In 2016, the district court again dismissed plaintiffs’ antitrust claims, this time for lack of personal jurisdiction over UBS and other foreign banks. In 2014, the court in one of the Euroyen TIBOR lawsuits dismissed certain of the plaintiff’s claims, including federal antitrust claims. In 2015, the same court dismissed plaintiff’s federal racketeering claims and affirmed its previous dismissal of plaintiff’s antitrust claims. In 2017, the court also dismissed the other Yen LIBOR / Euroyen TIBOR action in its entirety on standing grounds. Also in 2017, the court in the EURIBOR lawsuit dismissed the case as to UBS and certain other foreign defendants for lack of personal jurisdiction. UBS and other defendants in other lawsuits including those related to CHF LIBOR, GBP LIBOR and USD and SGD SIBOR and Australian BBSW have filed motions to dismiss. In 2016, UBS entered into an agreement with representatives of a class of bondholders to settle their USD LIBOR class action. The agreement is subject to court approval. Since September 2014, putative class actions have been filed in federal court in New York and New Jersey against UBS and other financial institutions, among others, on behalf of parties who entered into interest rate derivative transactions linked to ISDAFIX. The complaints, which have since been consolidated into an amended complaint, allege that the defendants conspired to manipulate ISDAFIX rates from 1 January 2006 through June 2013, in violation of US antitrust laws and certain state laws, and seek unspecified compensatory damages, including treble damages. In 2016, the court in the ISDAFIX action denied in substantial part defendants’ motion to dismiss, holding that plaintiffs have stated Sherman Act, breach-of-contract and unjust-enrichment claims against defendants, including UBS AG.

Government bonds: Putative class actions have been filed in US federal courts against UBS and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. The complaints generally allege that the banks colluded with respect to, and manipulated prices of, US Treasury securities sold at auction. They assert claims under the antitrust laws and the CEA and for unjust enrichment. The cases have been consolidated in the SDNY. Following filing of these complaints, UBS and reportedly other banks are responding to investigations and requests for information from various authorities regarding US Treasury securities and other government bond trading practices. As a result of its review to date, UBS has taken appropriate action.

Swiss retrocessions: The Federal Supreme Court of Switzerland ruled in 2012, in a test case against UBS, that distribution fees paid to a firm for distributing third-party and intra-group investment funds and structured products must be disclosed and surrendered to clients who have entered into a discretionary mandate agreement with the firm, absent a valid waiver. FINMA has issued a supervisory note to all Swiss banks in response to the Supreme Court decision. UBS has met the FINMA requirements and has notified all potentially affected clients. The Supreme Court decision has resulted, and may continue to result, in a number of client requests for UBS to disclose and potentially surrender retrocessions. Client requests are assessed on a case-by-case basis. Considerations taken into account when assessing these cases include, among others, the existence of a discretionary mandate and whether or not the client documentation contained a valid waiver with respect to distribution fees.

Banco UBS Pactual tax indemnity: Pursuant to the 2009 sale of Banco UBS Pactual S.A. (Pactual) by UBS to BTG Investments, LP (BTG), BTG has submitted contractual indemnification claims that UBS estimates amount to approximately BRL 2.7 billion, including interest and penalties, which is net of liabilities retained by BTG. The claims pertain principally to several tax assessments issued by the Brazilian tax authorities against Pactual relating to the period from December 2006 through March 2009, when UBS owned Pactual. These assessments are being challenged in administrative and judicial proceedings. The majority of these assessments relate to the deductibility of goodwill amortization in connection with UBS’s 2006 acquisition of Pactual and payments made to Pactual employees through various profit sharing plans. In 2015, an intermediate administrative court issued a decision that was largely in favor of the tax authority with respect to the goodwill amortization assessment. In 2016, the highest level of the administrative court agreed to review this decision on a number of the significant issues.

Investigation of UBS’s role in initial public offerings in Hong Kong: The Hong Kong Securities and Futures Commission (SFC) has been conducting investigations into UBS’s role as a sponsor of certain initial public offerings listed on the Hong Kong Stock Exchange. In 2016, the SFC informed UBS that it intends to commence action against UBS and certain UBS employees with respect to sponsorship work in those offerings, which could result in financial ramifications for UBS, including fines and obligations to pay investor compensation, and suspension of UBS’s ability to provide corporate finance advisory services in Hong Kong for a period of time. In January 2017, a writ was filed by the SFC with Hong Kong’s High Court in which UBS is named as one of six defendants from whom the SFC is seeking compensation in an unspecified amount for losses incurred by certain shareholders of China Forestry Holdings Company Limited, for whom UBS acted as a sponsor in connection with their 2009 listing application.

In the opinion of management, after consultation with legal counsel, the ultimate resolution of such aforementioned litigation will not have a materially adverse effect on UBS AG’s financial position.

UBS AG will act only as swap dealer counterparty to the Funds. UBS AG has not passed upon the adequacy or accuracy of this Prospectus. UBS AG neither will act in any supervisory capacity with respect to the Sponsor nor participate in the management of the Sponsor or the Funds.

CFTC Administrative Action 01/29/2018 (included by the Sponsor from the CFTC website and not provided by UBS)

The Commodity Futures Trading Commission (CFTC) on January 29, 2018 issued an Order filing and settling charges against UBS AG (UBS), requiring UBS to pay a $15 million civil monetary penalty and to undertake remedial relief. The Order finds that from January 2008 through at least December 2013, UBS, by and through the acts of certain precious metals traders on the spot desk (Traders), attempted to manipulate the price of precious metals futures contracts by utilizing a variety of manual spoofing techniques with respect to precious metals futures contracts traded on the Commodity Exchange, Inc. (COMEX), including gold and silver, and by trading in a manner to trigger customer stop-loss orders.

NYME Case #15-0150-BC 6.09.2016 (included by the Sponsor from the NFA website and not provided by UBS)

Pursuant to an offer of settlement, UBS AG (“UBS”) presented at a hearing on June 7, 2016 in which UBS neither admitted nor denied the rule violations upon which the penalty is based. A Panel of the NYMEX Business Conduct Committee (“Panel”) found it had jurisdiction over UBS as a NYMEX member pursuant to NYMEX Rules 400 and 402, and that on August 15, 2014, UBS executed one non-bona fide transitory Exchange for Related Position (“EFRP”) transaction. In contravention of Rule 538.C., UBS failed to evidence an associated related position for the EFRP transaction, thus rendering the transaction non-bona fide.

The Panel also found that on August 4, 2014, while acting solely as broker for a customer, UBS erroneously submitted a block trade to the Exchange as an EFRP. The EFRP was non-bona fide because there was no corresponding related OTC position and therefore, the counterparties to this transaction violated Rule 538.C. In mistakenly transmitting the transaction to the Exchange as an EFRP rather than a block trade, UBS contravened Rule 432.X.

The Panel found that, as a result, UBS violated Exchange Rules 538.C. and 432.X.

In accordance with the settlement offer, the Panel ordered UBS to pay a fine to the Exchange in the amount of $30,000.

This action became final on June 7, 2016 and effective June 9, 2016.

Included by the Sponsor from UBS.com/global and not by UBS AG (https://www.ubs.com/global/en/media/display-page-ndp//en-20190315-ar2018.html (UBS Publishes Annual Report 2018 on March 15, 2019))

Inquiries regarding cross-border wealth management businesses Tax and regulatory authorities in a number of countries have made inquiries, served requests for information or examined employees located in their respective jurisdictions relating to the cross-border wealth management services provided by UBS and other financial institutions. It is possible that the implementation of automatic tax information exchange and other measures relating to cross-border provision of financial services could give rise to further inquiries in the future. UBS has received disclosure orders from the Swiss Federal Tax Administration (FTA) to transfer information based on requests for international administrative assistance in tax matters. The requests concern a number of UBS account numbers pertaining to current and former clients and are based on data from 2006 and 2008. UBS has taken steps to inform affected clients about the administrative assistance proceedings and their procedural rights, including the right to appeal. The requests are based on data received from the German authorities, who seized certain data related to UBS clients booked in Switzerland during their investigations and have apparently shared this data with other European countries. UBS expects additional countries to file similar requests. The Swiss Federal Administrative Court ruled in 2016 that, in the administrative assistance proceedings related to a French bulk request, UBS has the right to appeal all final FTA client data disclosure orders. On 30 July 2018, the Swiss Federal Administrative Court

granted UBS’s appeal by holding the French administrative assistance request inadmissible. The FTA filed a final appeal with the Swiss Federal Supreme Court. Since 2013, UBS (France) S.A., UBS AG and certain former employees have been under investigation in France for alleged complicity in having illicitly solicited clients on French territory, regarding the laundering of proceeds of tax fraud, and of banking and financial solicitation by unauthorized persons. In connection with this investigation, the investigating judges ordered UBS AG to provide bail (“caution”) of EUR 1.1 billion and UBS (France) S.A. to post bail of EUR 40 million, which was reduced on appeal to EUR 10 million. In March 2017, the investigating judges issued a trial order (“ordonnance de renvoi”) that charges UBS AG and UBS (France) S.A., as well as various former employees, with illicit solicitation of clients on French territory and with participation in the laundering of the proceeds of tax fraud. The trial on these charges in the court of first instance took place from 8 October 2018 until 15 November 2018. During the trial, the prosecutors and the French State requested penalties and civil monetary damages in connection with the money laundering charges aggregating EUR 5.3 billion. On 20 February 2019, the court announced a verdict finding UBS AG guilty of illicitly soliciting clients on French territory and laundering the proceeds of tax fraud, and UBS France S.A. guilty of aiding and abetting unlawful solicitation and laundering the proceeds of tax fraud. The court imposed fines aggregating EUR 3.7 billion on UBS AG and UBS France S.A. and awarded EUR 800 million of civil damages to the French state. UBS has appealed the decision. Under French law, the judgment is suspended while the appeal is pending. The Court of Appeal will retry the case de novo as to both the law and the facts and the fines and penalties can be greater than or less than those imposed by the court of first instance. A subsequent appeal to the Cour de Cassation, France’s highest court, is possible with respect to questions of law. UBS believes that based on both the law and the facts the judgment of the court of first instance should be reversed. UBS believes it followed its obligations under Swiss and French law as well as the European Savings Tax Directive. Even assuming liability, which it contests, UBS believes the penalties and damage amounts awarded greatly exceeded the amounts that could be supported by the law and the facts. In particular, UBS believes the court incorrectly based the penalty on the total regularized assets rather than on any unpaid taxes on those assets for which a fraud has been characterized, and further incorrectly awarded damages based on costs that were not proven by the civil party. Notwithstanding that UBS believes it should be acquitted, our balance sheet at 31 December 2018 reflected provisions with respect to this matter in an amount of USD 516 million. The wide range of possible outcomes in this case contributes to a high degree of estimation uncertainty. The provision reflected on our balance sheet at 31 December 2018 reflects our best estimate of possible financial implications, although it is reasonably possible that actual penalties and civil damages could exceed the provision amount. In 2016, UBS was notified by the Belgian investigating judge that it is under formal investigation (“inculpé”) regarding the laundering of proceeds of tax fraud, of banking and financial solicitation by unauthorized persons, and of serious tax fraud. In 2018, tax authorities and a prosecutor’s office in Italy asserted that UBS is potentially liable for taxes and penalties as a result of its activities in Italy from 2012 to 2017. UBS has, and reportedly numerous other financial institutions have, received inquiries from authorities concerning accounts relating to the Fédération Internationale de Football Association (FIFA) and other constituent soccer associations and related persons and entities. UBS is cooperating with authorities in these inquiries. Our balance sheet at 31 December 2018 reflected provisions with respect to matters described in this item 1 in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized.

Claims related to sales of residential mortgage-backed securities and mortgages From 2002 through 2007, prior to the crisis in the US residential loan market, UBS was a substantial issuer and underwriter of US residential mortgage-backed securities (RMBS) and was a purchaser and seller of US residential mortgages. A subsidiary of UBS, UBS Real Estate Securities Inc. (UBS RESI), acquired pools of residential mortgage loans from originators and (through an affiliate) deposited them into securitization trusts. In this manner, from 2004 through 2007, UBS RESI sponsored approximately USD 80 billion in RMBS, based on the original principal balances of the securities issued. UBS RESI also sold pools of loans acquired from originators to third-party purchasers. These whole loan sales during the period 2004 through 2007 totaled approximately USD 19 billion in original principal balance. UBS was not a significant originator of US residential loans. A branch of UBS originated approximately USD 1.5 billion in US residential mortgage loans during the period in which it was active from 2006 to 2008, and securitized less than half of these loans. Lawsuits related to contractual representations and warranties concerning mortgages and RMBS: When UBS acted as an RMBS sponsor or mortgage seller, it generally made certain representations relating to the characteristics of the underlying loans. In the event of a material breach of these representations, UBS was in certain circumstances contractually obligated to repurchase the loans to which the representations related or to indemnify certain parties against losses. In 2012, certain RMBS trusts filed an action in the US District Court for the Southern District of New York seeking to enforce UBS RESI’s obligation to repurchase loans in the collateral pools for three RMBS securitizations issued and underwritten by UBS with an original principal balance of approximately USD 2 billion. In July 2018, UBS and the trustee entered into an agreement under which UBS will pay USD 850 million to resolve this matter. A significant portion of this amount will be borne by other parties that indemnified UBS. The settlement remains subject to court approval and proceedings to determine how the settlement funds will be distributed to RMBS holders. After giving effect to this settlement, UBS considers claims relating to substantially all loan repurchase demands to be resolved, and believes that new demands to repurchase US residential mortgage loans are time barred under a decision rendered by the New York Court of Appeals. Mortgage-related regulatory matters: Since 2014, the US Attorney’s Office for the Eastern District of New York has sought information from UBS pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), related to UBS’s RMBS business from 2005 through 2007.

On 8 November 2018, the DOJ filed a civil complaint in the District Court for the Eastern District of New York. The complaint seeks unspecified civil monetary penalties under FIRREA related to UBS’s issuance, underwriting and sale of 40 RMBS transactions in 2006 and 2007. UBS moved to dismiss the civil complaint on 6 February 2019. Our balance sheet at 31 December 2018 reflected a provision with respect to matters described in this item 2 in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of this matter cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized. 3. Madoff In relation to the Bernard L. Madoff Investment Securities LLC (BMIS) investment fraud, UBS AG, UBS (Luxembourg) S.A. (now UBS Europe SE, Luxembourg branch) and certain other UBS subsidiaries have been subject to inquiries by a number of regulators, including the Swiss Financial Market Supervisory Authority (FINMA) and the Luxembourg Commission de Surveillance du Secteur Financier. Those inquiries concerned two third-party funds established under Luxembourg law, substantially all assets of which were with BMIS, as well as certain funds established in offshore jurisdictions with either direct or indirect exposure to BMIS. These funds faced severe losses, and the Luxembourg funds are in liquidation. The documentation establishing both funds identifies UBS entities in various roles, including custodian, administrator, manager, distributor and promoter, and indicates that UBS employees serve as board members. In 2009 and 2010, the liquidators of the two Luxembourg funds filed claims against UBS entities, non-UBS entities and certain individuals, including current and former UBS employees, seeking amounts totaling approximately EUR 2.1 billion, which includes amounts that the funds may be held liable to pay the trustee for the liquidation of BMIS (BMIS Trustee). A large number of alleged beneficiaries have filed claims against UBS entities (and non-UBS entities) for purported losses relating to the Madoff fraud. The majority of these cases have been filed in Luxembourg, where decisions that the claims in eight test cases were inadmissible have been affirmed by the Luxembourg Court of Appeal, and the Luxembourg Supreme Court has dismissed a further appeal in one of the test cases. In the US, the BMIS Trustee filed claims against UBS entities, among others, in relation to the two Luxembourg funds and one of the offshore funds. The total amount claimed against all defendants in these actions was not less than USD 2 billion. In 2014, the US Supreme Court rejected the BMIS Trustee’s motion for leave to appeal decisions dismissing all claims except those for the recovery of fraudulent conveyances and preference payments. In 2016, the bankruptcy court dismissed the remaining claims against the UBS entities. The BMIS Trustee appealed. 413 Note 21 Provisions and contingent liabilities (continued) 4. Puerto Rico Declines since 2013 in the market prices of Puerto Rico municipal bonds and of closed-end funds (funds) that are sole managed and co-managed by UBS Trust Company of Puerto Rico and distributed by UBS Financial Services Incorporated of Puerto Rico (UBS PR) have led to multiple regulatory inquiries, as well as customer complaints and arbitrations with aggregate claimed damages of USD 2.9 billion, of which claims with aggregate claimed damages of USD 1.9 billion have been resolved through settlements, arbitration or withdrawal of the claim. The claims have been filed by clients in Puerto Rico who own the funds or Puerto Rico municipal bonds and / or who used their UBS account assets as collateral for UBS non-purpose loans; customer complaint and arbitration allegations include fraud, misrepresentation and unsuitability of the funds and of the loans. A shareholder derivative action was filed in 2014 against various UBS entities and current and certain former directors of the funds, alleging hundreds of millions of US dollars in losses in the funds. In 2015, defendants’ motion to dismiss was denied and a request for permission to appeal that ruling was denied by the Puerto Rico Supreme Court. In 2014, a federal class action complaint also was filed against various UBS entities, certain members of UBS PR senior management and the co-manager of certain of the funds, seeking damages for investor losses in the funds during the period from May 2008 through May 2014. Following denial of the plaintiffs’ motion for class certification, the case was dismissed in October 2018. In 2014 and 2015, UBS entered into settlements with the Office of the Commissioner of Financial Institutions for the Commonwealth of Puerto Rico, the US Securities and Exchange Commission (SEC) and the Financial Industry Regulatory Authority in relation to their examinations of UBS’s operations. We also understand that the DOJ is conducting a criminal inquiry into the impermissible reinvestment of non-purpose loan proceeds. We are cooperating with the authorities in this inquiry. In 2011, a purported derivative action was filed on behalf of the Employee Retirement System of the Commonwealth of Puerto Rico (System) against over 40 defendants, including UBS PR, which was named in connection with its underwriting and consulting services. Plaintiffs alleged that defendants violated their purported fiduciary duties and contractual obligations in connection with the issuance and underwriting of USD 3 billion of bonds by the System in 2008 and sought damages of over USD 800 million. In 2016, the court granted the System’s request to join the action as a plaintiff, but ordered that plaintiffs must file an amended complaint. In 2017, the court denied defendants’ motion to dismiss the amended complaint. Beginning in 2015, and continuing through 2017, certain agencies and public corporations of the Commonwealth of Puerto Rico (Commonwealth) defaulted on certain interest payments on Puerto Rico bonds. In 2016, US federal legislation created an oversight board with power to oversee Puerto Rico’s finances and to restructure its debt. The oversight board has imposed a stay on the exercise of creditors’ rights. In 2017, the oversight board placed certain of the bonds into a bankruptcy like proceeding under the supervision of a Federal District Judge. These events, further defaults, any further legislative action to create a legal means of restructuring Commonwealth obligations or to impose additional oversight on the Commonwealth’s finances, or any restructuring of the Commonwealth’s obligations, may increase the number of claims against UBS concerning Puerto Rico securities, as well as potential damages sought. Our balance sheet at 31 December 2018 reflected provisions with respect to matters described in this item 4 in amounts that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provisions that we have recognized. Financial statements 414 Consolidated financial statements Note 21 Provisions and contingent liabilities (continued) 5. Foreign exchange, LIBOR and benchmark rates, and other trading practices Foreign exchange-related regulatory matters: Beginning in 2013 numerous authorities commenced investigations concerning possible manipulation of foreign exchange markets and precious metals prices. In 2014 and 2015, UBS reached settlements with the UK Financial Conduct Authority (FCA) and the US Commodity Futures Trading Commission (CFTC) in connection with their foreign exchange investigations, FINMA issued an order concluding its formal proceedings relating to UBS’s foreign exchange and precious metals businesses, and the Board of Governors of the Federal Reserve System (Federal Reserve Board) and the Connecticut Department of Banking issued a Cease and Desist Order and assessed monetary penalties against UBS AG. In 2015, the DOJ’s Criminal Division terminated the 2012 nonprosecution agreement with UBS AG related to UBS’s submissions of benchmark interest rates and UBS AG pleaded guilty to one count of wire fraud, paid a fine and is subject to probation through January 2020. UBS has ongoing obligations to cooperate with these authorities and to undertake certain remediation measures. UBS has also been granted conditional immunity by the Antitrust Division of the DOJ and by authorities in other jurisdictions in connection with potential competition law violations relating to foreign exchange and precious metals businesses. Investigations relating to foreign exchange and precious metals matters by certain authorities remain ongoing notwithstanding these resolutions. Foreign exchange-related civil litigation: Putative class actions have been filed since 2013 in US federal courts and in other jurisdictions against UBS and other banks on behalf of putative classes of persons who engaged in foreign currency transactions with any of the defendant banks. UBS has entered into a settlement agreement that would resolve US federal court class actions relating to foreign currency transactions with the defendant banks and persons who transacted in foreign exchange futures contracts and options on such futures. The settlement agreement, which has been approved by the court, requires, among other things, that UBS pay an aggregate of USD 141 million and provide cooperation to the settlement classes. Certain class members have excluded themselves from that settlement and have filed individual actions in US and English courts against UBS and other banks alleging violations of US and European competition laws and unjust enrichment. In 2015, a putative class action was filed in federal court against UBS and numerous other banks on behalf of persons and businesses in the US who directly purchased foreign currency from the defendants and alleged co-conspirators for their own end use. In March 2017, the court granted UBS’s (and the other banks’) motions to dismiss the complaint. The plaintiffs filed an amended complaint in August 2017. In March 2018, the court denied the defendants’ motions to dismiss the amended complaint. In 2016, a putative class action was filed in federal court in New York against UBS and numerous other banks on behalf of persons and entities who had indirectly purchased foreign exchange instruments from a defendant or co-conspirator in the US. The complaint asserts claims under federal and state antitrust laws. In response to defendants’ motion to dismiss, plaintiffs agreed to dismiss their complaint. In 2017, two new putative class actions were filed in federal court in New York against UBS and numerous other banks on behalf of different proposed classes of indirect purchasers of currency, and a consolidated complaint was filed in June 2017. In March 2018, the court dismissed the consolidated complaint. In October 2018, the court granted plaintiffs’ motion seeking leave to file an amended complaint. Putative class actions were also filed against UBS and other banks in federal court in New York and other jurisdictions on behalf of putative classes of persons who had bought or sold physical precious metals and various precious metal products and derivatives. The complaints in these lawsuits asserted claims under the antitrust laws and the Commodity Exchange Act (CEA), and other claims. In July 2018, the court in New York granted UBS’s motions to dismiss amended complaints in the putative class actions relating to gold and silver. In 2017, the court granted UBS’s motion to dismiss the platinum and palladium action. Plaintiffs in the platinum and palladium action subsequently filed an amended complaint that did not allege claims against UBS.

LIBOR and other benchmark-related regulatory matters: Numerous government agencies, including the SEC, the CFTC, the DOJ, the FCA, the UK Serious Fraud Office, the Monetary Authority of Singapore, the Hong Kong Monetary Authority, FINMA, various state attorneys general in the US and competition authorities in various jurisdictions, have conducted or are continuing to conduct investigations regarding potential improper attempts by UBS, among others, to manipulate LIBOR and other benchmark rates at certain times. In 2012, UBS reached settlements relating to benchmark interest rates with the UK Financial Services Authority, the CFTC and the Criminal Division of the DOJ, and FINMA issued an order in its proceedings with respect to UBS relating to benchmark interest rates. In addition, UBS entered into settlements with the European Commission and with the Swiss Competition Commission (WEKO) regarding its investigation of bid-ask spreads in connection with Swiss franc interest rate derivatives. UBS has ongoing obligations to cooperate with the authorities with whom we have reached resolutions and to undertake certain remediation measures with respect to benchmark interest rate submissions. In December 2018, UBS entered into a settlement agreement with the New York and other state attorneys general under which it will pay USD 68 million to resolve claims by the attorneys general related to LIBOR. UBS has been granted conditional leniency or conditional immunity from authorities in certain jurisdictions, including the Antitrust Division of the DOJ and WEKO, in connection with potential antitrust or competition law violations related to certain rates. However, UBS has not reached a final settlement with WEKO as the Secretariat of WEKO has asserted that UBS does not qualify for full immunity. LIBOR and other benchmark-related civil litigation: A number of putative class actions and other actions are pending in the federal courts in New York against UBS and numerous other banks on behalf of parties who transacted in certain interest rate benchmark-based derivatives. Also pending in the US and in other jurisdictions are a number of other actions asserting losses related to various products whose interest rates were linked to LIBOR and other benchmarks, including adjustable rate mortgages, preferred and debt securities, bonds pledged as collateral, loans, depository accounts, investments and other interest-bearing instruments. The complaints allege manipulation, through various means, of certain benchmark interest rates, including USD LIBOR, Euroyen TIBOR, Yen LIBOR, EURIBOR, CHF LIBOR, GBP LIBOR, USD and SGD SIBOR and SOR and Australian BBSW, and seek unspecified compensatory and other damages under varying legal theories. USD LIBOR class and individual actions in the US: In 2013 and 2015, the district court in the USD LIBOR actions dismissed, in whole or in part, certain plaintiffs’ antitrust claims, federal racketeering claims, CEA claims, and state common law claims. Although the Second Circuit vacated the district court’s judgment dismissing antitrust claims, the district court again dismissed antitrust claims against UBS in 2016. Certain plaintiffs have appealed that decision to the Second Circuit. Separately, in 2018, the Second Circuit reversed in part the district court’s 2015 decision dismissing certain individual plaintiffs’ claims. UBS entered into an agreement in 2016 with representatives of a class of bondholders to settle their USD LIBOR class action. The agreement has received preliminary court approval and remains subject to final approval. In 2018, the district court denied plaintiffs’ motions for class certification in the USD class actions for claims pending against UBS, and plaintiffs sought permission to appeal that ruling to the Second Circuit. In July 2018, the Second Circuit denied the petition to appeal of the class of USD lenders and in November 2018 denied the petition of the USD exchange class. In January 2019, a putative class action was filed in the District Court for the Southern District of New York against UBS and numerous other banks on behalf of US residents who, from 1 February 2014 through the present, directly transacted with a defendant bank in USD LIBOR instruments. The complaint asserts antitrust and unjust enrichment claims. Other benchmark class actions in the US: In 2014, the court in one of the Euroyen TIBOR lawsuits dismissed certain of the plaintiff’s claims, including a federal antitrust claim, for lack of standing. In 2015, this court dismissed the plaintiff’s federal racketeering claims on the same basis and affirmed its previous dismissal of the plaintiff’s antitrust claims against UBS. In 2017, this court also dismissed the other Yen LIBOR / Euroyen TIBOR action in its entirety on standing grounds, as did the court in the CHF LIBOR action. Also in 2017, the courts in the EURIBOR lawsuit dismissed the cases as to UBS and certain other foreign defendants for lack of personal jurisdiction. In October 2018, the court in the SIBOR / SOR action dismissed all but one of plaintiffs’ claims against UBS. Plaintiffs in the CHF LIBOR and SIBOR / SOR actions have filed amended complaints following the dismissals, which UBS and other defendants have moved to dismiss. In November 2018, the court in the BBSW lawsuit dismissed the case as to UBS and certain other foreign defendants for lack of personal jurisdiction. Following that dismissal, plaintiffs in the BBSW action moved in January 2019 to file an amended complaint seeking to re-name UBS and certain other banks as defendants. UBS and other defendants also moved to dismiss the GBP LIBOR action in December 2016, but that motion was denied as to UBS in December 2018. UBS moved for reconsideration of that decision in January 2019. Government bonds: Putative class actions have been filed since 2015 in US federal courts against UBS and other banks on behalf of persons who participated in markets for US Treasury securities since 2007. A consolidated complaint was filed in 2017 in the US District Court for the Southern District of New York alleging that the banks colluded with respect to, and manipulated prices of, US Treasury securities sold at auction and in the secondary market and asserting claims under the antitrust laws and for unjust enrichment. Defendants’ motions to dismiss the consolidated complaint are pending. Financial statements 416 Consolidated financial statements Note 21 Provisions and contingent liabilities (continued) UBS and reportedly other banks are responding to investigations and requests for information from various authorities regarding US Treasury securities and other government bond trading practices. As a result of its review to date, UBS has taken appropriate action. With respect to additional matters and jurisdictions not encompassed by the settlements and orders referred to above, our balance sheet at 31 December 2018 reflected a provision in an amount that UBS believes to be appropriate under the applicable accounting standard. As in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized. 6. Swiss retrocessions The Federal Supreme Court of Switzerland ruled in 2012, in a test case against UBS, that distribution fees paid to a firm for distributing third-party and intra-group investment funds and structured products must be disclosed and surrendered to clients who have entered into a discretionary mandate agreement with the firm, absent a valid waiver. FINMA has issued a supervisory note to all Swiss banks in response to the Supreme Court decision. UBS has met the FINMA requirements and has notified all potentially affected clients. The Supreme Court decision has resulted, and may continue to result, in a number of client requests for UBS to disclose and potentially surrender retrocessions. Client requests are assessed on a case-by-case basis. Considerations taken into account when assessing these cases include, among other things, the existence of a discretionary mandate and whether or not the client documentation contained a valid waiver with respect to distribution fees. Our balance sheet at 31 December 2018 reflected a provision with respect to matters described in this item 6 in an amount that UBS believes to be appropriate under the applicable accounting standard. The ultimate exposure will depend on client requests and the resolution thereof, factors that are difficult to predict and assess. Hence, as in the case of other matters for which we have established provisions, the future outflow of resources in respect of such matters cannot be determined with certainty based on currently available information and accordingly may ultimately prove to be substantially greater (or may be less) than the provision that we have recognized. 7. Investigation of UBS’s role in initial public offerings in Hong Kong The Hong Kong Securities and Futures Commission (SFC) has been conducting investigations into UBS’s role as a sponsor of certain initial public offerings listed on the Hong Kong Stock Exchange. The SFC has previously indicated that it intended to take enforcement action against UBS and certain employees in relation to certain of these offerings. In March 2018, the SFC issued a decision notice in relation to one of the offerings under investigation. On 13 March 2019, UBS Securities Hong Kong Limited and UBS AG entered into a settlement agreement with the SFC resolving all of the SFC’s pending investigations related to sponsorship of initial public offerings (IPOs) by UBS. The agreement provides for a fine of HKD 375 million (USD 48 million) and the suspension of UBS Securities Hong Kong Limited’s ability to act as a sponsor for Hong Kong-listed IPOs for one year. 417 Note 22 Other liabilities a) Other financial liabilities measured at amortized cost USD million 3.

Goldman Sachs International (“GSI”)

Goldman Sachs International is a subsidiary of The Goldman Sachs Group, Inc. (“Group, Inc.”). From time to time, Group, Inc. (and its subsidiaries, including Goldman Sachs International), its officers and employees are involved in proceedings and receive inquiries, subpoenas and notices of investigation relating to various aspects of its business some of which result in sanction. Details are set out in Goldman Sachs International’s entry on the FCA/PRA Financial Services Register (https://register.fca.org.uk/ShPo_HomePage), Goldman Sachs International’s financial statements and Group Inc.’s various regulatory filings under applicable laws and regulations, Forms 10-K and 10-Q and periodic filings pursuant to the U.S. Securities Exchange Act of 1934 (http://www.goldmansachs.com/investor-relations/financials/). Goldman Sachs International is registered in the US with National Futures Association (NFA) as a provisionally registered Swap Dealer.

The disclosures below are extracts from Group Inc’s financial statements dating back five years available on the GS website:

The firm is involved in a number of judicial, regulatory and arbitration proceedings (including those described below) concerning matters arising in connection with the conduct of the firm’s businesses. Many of these proceedings are in early stages, and many of these cases seek an indeterminate amount of damages.

Malaysia Development Berhad (1MDB)-Related Matters

The firm has received subpoenas and requests for documents and information from various governmental and regulatory bodies and self-regulatory organizations as part of investigations and reviews relating to financing transactions and other matters involving 1MDB, a sovereign wealth fund in Malaysia. Subsidiaries of the firm acted as arrangers or purchasers of approximately $6.5 billion of debt securities of 1MDB. On November 1, 2018, the U.S. Department of Justice (DOJ) unsealed a criminal information and guilty plea by Tim Leissner, a former participating managing director of the firm, and an indictment against Ng Chong Hwa, a former managing director of the firm, and Low Taek Jho. Leissner pleaded guilty to a two-count criminal information charging him with conspiring to launder money and conspiring to violate the U.S. Foreign Corrupt Practices Act’s (FCPA) anti-bribery and internal accounting controls provisions. Low and Ng were charged in a three-count indictment with conspiring to launder money and conspiring to violate the FCPA’s anti-bribery provisions. On August 28, 2018, Leissner’s guilty plea was accepted by the U.S. District Court for the Eastern District of New York and Leissner was adjudicated guilty on both counts. Ng was also charged in this indictment with conspiring to violate the FCPA’s internal accounting controls provisions. The charging documents state, among other things, that Leissner and Ng participated in a conspiracy to misappropriate proceeds of the 1MDB offerings for themselves and to pay bribes to various government officials to obtain and retain 1MDB business for the firm. The plea and charging documents indicate that Leissner and Ng knowingly and willfully circumvented the firm’s system of internal accounting controls, in part by repeatedly lying to control personnel and internal committees that reviewed these offerings. The indictment of Ng and Low alleges that the firm’s system of internal accounting controls could be easily circumvented and that the firm’s business culture, particularly in Southeast Asia, at times prioritized consummation of deals ahead of the proper operation of its compliance functions. On May 6, 2019, Ng pleaded not guilty to the DOJ’s criminal charges. On February 4, 2020, the FRB disclosed that Andrea Vella, a former participating managing director whom the DOJ had previously referred to as an unindicted co-conspirator, had agreed, without admitting or denying the FRB’s allegations, to a consent order that prohibited him from participating in the banking industry. No other penalties were imposed by the consent order. On December 17, 2018, the Attorney General of Malaysia filed criminal charges in Malaysia against Goldman Sachs International (GSI), as the arranger of three offerings of debt securities of 1MDB, aggregating approximately $6.5 billion in principal amount, for alleged disclosure deficiencies in the offering documents relating to, among other things, the use of proceeds for the debt securities, as well as against Goldman Sachs (Asia) LLC (GS Asia) and Goldman Sachs (Singapore) PTE (GS Singapore). Criminal charges have also been filed against Leissner, Low, Ng and Jasmine Loo Ai Swan. In a related press release, the Attorney General of Malaysia indicated that prosecutors in Malaysia will seek criminal fines against the accused in excess of $2.7 billion plus the $600 million of fees received in connection with the debt offerings. On August 9, 2019, the Attorney General of Malaysia announced that criminal charges had also been filed against seventeen current and former directors of GSI, GS Asia and GS Singapore. The Malaysia Securities Commission issued notices to show cause against Goldman Sachs (Malaysia) Sdn Bhd (GS Malaysia) in December 2018 and March 2019 that (i) allege possible violations of Malaysian securities laws and (ii) indicate that the Malaysia Securities Commission is considering whether to revoke GS Malaysia’s license to conduct corporate finance and fund management activities in Malaysia. The firm has received multiple demands, beginning in November 2018, from alleged shareholders under Section 220 of the Delaware General Corporation Law for books and records relating to, among other things, the firm’s involvement with 1MDB and the firm’s compliance procedures. On December 13, 2019, an alleged shareholder filed a lawsuit in the Court of Chancery of the State of Delaware seeking books and records relating to, among other things, the firm’s involvement with 1MDB and the firm’s compliance procedures. On February 19, 2019, a purported shareholder derivative action relating to 1MDB was filed in the U.S. District Court for the Southern District of New York against Group Inc. and the directors at the time and a former chairman and chief executive officer of the firm. The amended complaint filed on July 12, 2019, which seeks unspecified damages, disgorgement and injunctive relief, alleges breaches of fiduciary duties, including in connection with alleged insider trading by certain current and former directors, unjust enrichment and violations of the anti-fraud provisions of the Exchange Act, including in connection with Group Inc.’s common stock repurchases and solicitation of proxies. Defendants moved to dismiss this action on September 12, 2019. Beginning in March 2019, the firm has also received demands from alleged shareholders to investigate and pursue claims against certain current and former directors and executive officers based on their oversight and public disclosures regarding 1MDB and related internal controls. On November 21, 2018, a summons with notice was filed in New York Supreme Court, County of New York, by International Petroleum

Investment Company, which guaranteed certain debt securities issued by 1MDB, and its subsidiary Aabar Investments PJS. The summons with notice makes unspecified claims relating to 1MDB and seeks unspecified compensatory and punitive damages and other relief against Group Inc., GSI, GS Asia, GS Singapore, GS Malaysia, Leissner, Ng, and Vella, as well as individuals (who are not current or former employees of the firm) previously associated with the plaintiffs. On December 20, 2018, a putative securities class action lawsuit was filed in the U.S. District Court for the Southern District of New York against Group Inc. and certain former officers of the firm alleging violations of the anti-fraud provisions of the Exchange Act with respect to Group Inc.’s disclosures concerning 1MDB and seeking unspecified damages. The plaintiffs filed the second amended complaint on October 28, 2019, which the defendants moved to dismiss on January 9, 2020. The firm is cooperating with the DOJ and all other governmental and regulatory investigations relating to 1MDB. The firm is also engaged in discussions with certain governmental and regulatory authorities with respect to potential resolution of their investigations and proceedings. There can be no assurance that the discussions will lead to resolution of any of those matters. Any such resolution, as well as proceedings by the DOJ or other governmental or regulatory authorities, could result in the imposition of significant fines, penalties and other sanctions against the firm, including restrictions on the firm’s activities.

Interest Rate Swap Antitrust Litigation

Group Inc., GS&Co., GSI, GS Bank USA and Goldman Sachs Financial Markets, L.P. (GSFM) are among the defendants named in a putative antitrust class action relating to the trading of interest rate swaps, filed in November 2015 and consolidated in the U.S. District Court for the Southern District of New York. The same Goldman Sachs entities also are among the defendants named in two antitrust actions relating to the trading of interest rate swaps, commenced in April 2016 and June 2018, respectively, in the U.S. District Court for the Southern District of New York by three operators of swap execution facilities and certain of their affiliates. These actions have been consolidated for pretrial proceedings. The complaints generally assert claims under federal antitrust law and state common law in connection with an alleged conspiracy among the defendants to preclude exchange trading of interest rate swaps. The complaints in the individual actions also assert claims under state antitrust law. The complaints seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss the class and the first individual action and the district court dismissed the state common law claims asserted by the plaintiffs in the first individual action and otherwise limited the state common law claim in the putative class action and the antitrust claims in both actions to the period from 2013 to 2016. On November 20, 2018, the court granted in part and denied in part the defendants’ motion to dismiss the second individual action, dismissing the state common law claims for unjust enrichment and tortious interference, but denying dismissal of the federal and state antitrust claims. On March 13, 2019, the court denied the plaintiffs’ motion in the putative class action to amend their complaint to add allegations related to 2008-2012 conduct, but granted the motion to add limited allegations from 2013-2016, which the plaintiffs added in a fourth consolidated amended complaint filed on March 22, 2019. The plaintiffs in the putative class action moved for class certification on March 7, 2019.

Commodities-Related Litigation

GSI is among the defendants named in putative class actions relating to trading in platinum and palladium, filed beginning on November 25, 2014 and most recently amended on May 15, 2017, in the U.S. District Court for the Southern District of New York. The amended complaint generally alleges that the defendants violated federal antitrust laws and the Commodity Exchange Act in connection with an alleged conspiracy to manipulate a benchmark for physical platinum and palladium prices and seek declaratory and injunctive relief, as well as treble damages in an unspecified amount. Defendants moved to dismiss the third consolidated amended complaint on July 21, 2017. GS&Co., GSI, J. Aron & Company and Metro, a previously consolidated subsidiary of Group Inc. that was sold in the fourth quarter of 2014, are among the defendants in a number of putative class and individual actions filed beginning on August 1, 2013 and consolidated in the U.S. District Court for the Southern District of New York. The complaints generally allege violations of federal antitrust laws and state laws in connection with the storage of aluminum and aluminum trading. The complaints seek declaratory, injunctive and other equitable relief, as well as unspecified monetary damages, including treble damages. In December 2016, the district court granted defendants’ motions to dismiss as to all remaining claims. Certain plaintiffs subsequently appealed in December 2016. On August 27, 2019, the Second Circuit vacated the district court’s dismissals and remanded the case to district court for further proceedings.

Included by the Sponsor from the NFA Website and not provided by Goldman Sachs International:

TRS Case #17-001 (May 26, 2017) – Failure to report a canceled or amended transaction. 513-Cancelled trades and amended trade information. Fine of $1,000.

BLB Case #161 (August 12, 2016) – For trade date June 2, 2016, Goldman Sachs International did not notify nor receive prior approval to offset an error trade as required under BSEF Rule 516. Fine of $1,250.

Royal Bank of Canada (“RBC”)

RBC is a large global institution that is subject to many different complex legal and regulatory requirements that continue to evolve. RBC is and has been subject to a variety of legal proceedings, including civil claims and lawsuits, regulatory examinations, investigations, audits and requests for information by various governmental regulatory agencies and law enforcement authorities in various jurisdictions. Some of these matters may involve novel legal theories and interpretations and may be advanced under criminal as well as civil statutes, and some proceedings could result in the imposition of civil, regulatory enforcement or criminal penalties. RBC reviews the status of all proceedings on an ongoing basis and will exercise judgment in resolving them in such manner as RBC believes to be in its best interest. This is an area of significant judgment and uncertainty and the extent of its financial and other exposure to these proceedings after taking into account current accruals could be material to RBC’s results of operations in any particular period. The following is a description of RBC’s significant legal proceedings.

LIBOR regulatory investigations and litigation

Various regulators and competition and enforcement authorities around the world, including in Canada, the United Kingdom, and the U.S., are conducting investigations related to certain past submissions made by panel banks in connection with the setting of the U.S. dollar London interbank offered rate (LIBOR). These investigations focus on allegations of collusion between the banks that were on the panel to make submissions for certain LIBOR rates. Royal Bank of Canada is a member of certain LIBOR panels, including the U.S. dollar LIBOR panel, and has in the past been the subject of regulatory requests for information. In addition, Royal Bank of Canada and other U.S. dollar panel banks have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. The complaints in those private lawsuits assert claims against us and other panel banks under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. On December 20, 2016, the U.S. District Court for the Southern District of New York dismissed a substantial portion of the consolidated LIBOR class action on jurisdictional grounds and lack of standing. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of these investigations or proceedings or the timing of their resolution.

Royal Bank of Canada Trust Company (Bahamas) Limited proceedings

On April 13, 2015, a French investigating judge notified Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas) of the issuance of an ordonnance de renvoi referring RBC Bahamas and other unrelated persons to the French tribunal correctionnel to face the charge of complicity in estate tax fraud relating to actions taken relating to a trust for which RBC Bahamas serves as trustee. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. On January 12, 2017, the French court acquitted all parties including RBC Bahamas, and on June 29, 2018, the French appellate court affirmed the acquittals. The French Prosecutor further appealed the decision to the French Supreme Court and we await a decision.

On October 28, 2016, Royal Bank of Canada was granted an exemption by the U.S. Department of Labor that will allow Royal Bank of Canada and its current and future affiliates to continue to qualify for the Qualified Professional Asset Manager exemption under the Employee Retirement Income Security Act despite any potential conviction of RBC Bahamas in the French proceeding for a temporary one year period from the date of conviction. An application to grant more lengthy exemptive relief is pending. RBC Bahamas continues to review the trustee’s and the trust’s legal obligations, including liabilities and potential liabilities under applicable tax and other laws. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of these matters; however, RBC believe that the ultimate resolution will not have a material effect on its consolidated financial position, although it may be material to its results of operations in the period it occurs.

Interchange fees litigation

Since 2011, seven proposed class actions have been commenced in Canada: Bancroft-Snell v. Visa Canada Corporation, et al., 9085-4886 Quebec Inc. v. Visa Canada Corporation, et al., Coburn and Watson’s Metropolitan Home v. Bank of America Corporation, et al. (Watson), Macaronies Hair Club and Laser Centre Inc. v. BofA Canada Bank, et al., 1023926 Alberta Ltd. v. Bank of America Corporation, et al., The Crown & Hand Pub Ltd. v. Bank of America Corporation, et al., and Hello Baby Equipment Inc. v. BofA Canada Bank, et al. The defendants in each action are VISA Canada Corporation (Visa), MasterCard International Incorporated (MasterCard), Royal Bank of Canada and other financial institutions. The plaintiff class members are Canadian merchants who accept Visa and/or MasterCard branded credit cards for payment. The actions allege, among other things, that from March 2001 to the present, Visa and MasterCard conspired with their issuing banks and acquirers to set default interchange rates and merchant discount fees and that certain rules (Honour All Cards and No Surcharge) have the effect of increasing the merchant discount fees. The actions include claims of civil conspiracy, breach of the Competition Act, interference with economic relations and unjust enrichment. The claims seek unspecified general and punitive damages. In Watson, a decision to partially certify the action as a class proceeding was released on March 27, 2014, and was appealed. On August 19, 2015, the British Columbia Court of Appeal struck the plaintiff class representative’s cause of action under section 45 of the Competition Act and reinstated the plaintiff class representative’s cause of action in civil conspiracy by unlawful means, among other rulings. In October 2016, the trial court in Watson denied a motion by the plaintiff to revive the stricken section 45 Competition Act claim, and also denied the plaintiff’s motion to add new causes of action. The Supreme Court of Canada declined the British Columbia class action plaintiffs’ request to appeal the decision striking the plaintiffs’ cause of action under section 45 of the Competition Act. The trial in the Watson proceeding has been rescheduled from October 14, 2019 to October 19, 2020. In 9085-4886 Quebec Inc. v. Visa Canada Corporation, et al., the Quebec-court dismissed the Competition Act claims by Quebec merchants for post-2010 damages and certified a class action as to the remaining claims. The merchants appealed and on July 25, 2019, the Quebec Court of Appeal allowed the appeal to also authorize the merchants to proceed under section 45 of the Competition Act for claims after March 12, 2010 and for claims under section 49 of the Competition Act. Based on the facts currently known, it is not possible at this time for us to predict the ultimate outcome of this proceeding or the timing of its resolution.

Foreign exchange matters

Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks, including Royal Bank of Canada, regarding foreign exchange trading. On March 3, 2017, the Brazilian civil antitrust authority Administrative Council for Economic Defense (CADE) initiated a civil administrative proceeding against the Royal Bank of Canada and certain other financial institutions and individuals. Beginning in 2015, putative class actions were brought against Royal Bank of Canada and/or RBC Capital Markets, LLC in the United States and Canada. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behaviour in global foreign exchange trading.

In August 2018, the U.S. District Court entered a final order approving RBC Capital Markets’ pending settlement with class plaintiffs. In November 2018, certain institutional plaintiffs who had previously opted-out of participating in the settlement filed their own lawsuit in US District Court. The Canadian class actions and one other U.S. action that is purportedly brought on behalf of different classes of plaintiffs remain pending. In its discretion RBC may choose to resolve claims, litigations, or similar matters at any time. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of the Foreign Exchange Matters or the timing of their ultimate resolution. Panama Papers inquiries Following media reports on the contents of files misappropriated from a Panamanian-based law firm, Mossack Fonseca & Co about special purpose entities associated with that firm, regulatory, tax and enforcement authorities are conducting inquiries. The inquiries focus on, among other issues, the potential use of such entities by third parties to avoid tax and disclosure obligations. Royal Bank of Canada has responded to information and document requests by a number of such authorities.

Inquiries on sales practices

RBC has received inquiries about its sales practices and related compensation arrangements. In addition, in March 2017, the Financial Consumer Agency of Canada announced that it will begin a review of sales practices in the Canadian federally regulated financial sector. The Office of the Superintendent of Financial Institutions is also involved in conducting this joint sales practices review. On March 20, 2018, the Financial Consumer Agency of Canada (FCAC) released their industry report on its review of sales practices.

Other matters

RBC is a defendant in a number of other actions alleging that certain of its practices and actions were improper. The lawsuits involve a variety of complex issues and the timing of their resolution is varied and uncertain. Management believes that RBC will ultimately be successful in resolving these lawsuits, to the extent that RBC is able to assess them, without material financial impact to the Bank. This is, however, an area of significant judgment and the potential liability resulting from these lawsuits could be material to its results of operations in any particular period.

Various other legal proceedings are pending that challenge certain of its other practices or actions. While this is an area of significant judgment and some matters are currently inestimable, RBC considers that the aggregate liability, to the extent that RBC is able to assess it, resulting from these other proceedings will not be material to its consolidated financial position or results of operations.

APPENDIX A—GLOSSARY OF DEFINED TERMS

The Glossary of Defined Terms below defines certain of the terms and meanings used throughout this Prospectus. Each term also is defined the first time it is used in this Prospectus.

1933 Act	Securities Act of 1933, as amended
1934 Act	Securities Exchange Act of 1934, as amended
1940 Act	Investment Company Act of 1940, as amended
Administrator	The Bank of New York Mellon, as administrator for the Funds
Advisers Act	The Investment Advisers Act of 1940
Authorized Participant	Those who may purchase (i.e., create) or redeem Creation Units directly from the Funds
Authorized Participant Agreement	The agreement that is entered into between an Authorized Participant, the Sponsor and the Trust that allows an Authorized Participant to purchase or redeem Creation Units directly from the Funds
Authorized Participant Procedures Handbook	A handbook that details the procedures for placing and processing Purchase Orders and Redemption orders in Creation Units
BNYM	The Bank of New York Mellon
Business Day	Any day on which the NAV of a specified Fund is determined.
Cboe	Chicago Board Options Exchange, Incorporated
CBOT	Chicago Board of Trade
CEA	Commodity Exchange Act, as amended
CFE	Cboe Futures Exchange
CFTC	United States Commodity Futures Trading Commission
CME	Chicago Mercantile Exchange
Code	Internal Revenue Code of 1986, as amended
Creation Unit	A block of 25,000 or 50,000 Shares, as applicable, that is created for sale by the Trust to Authorized Participants and/or submitted to the Trust for redemption by an Authorized Participant.
Custodian	The Bank of New York Mellon, as custodian for the Funds
Distributor	SEI Investments Distribution Co., as distributor for the Funds
DSTA	Delaware Statutory Trust Act
DTC	Depository Trust Company
Exchange	The exchange on which a Fund is primarily listed and traded ( i.e., NYSE Arca).
FCM	Futures Commission Merchant
Financial Instrument	Futures contracts, swap agreements and other instruments whose value is based on an equity market volatility index.
FINRA	Financial Industry Regulatory Authority, Inc.
Fund(s)	One or more of the series of the Trust.
Geared Fund(s)	The Short Fund and/or the Ultra Fund
ICE	Intercontinental Exchange
Index	S&P 500 VIX Short-Term Futures Index
IRS	United States Internal Revenue Service
Matching Fund	ProShares VIX Short-Term Futures ETF
NAV	Net Asset Value
NFA	National Futures Association
NSCC	National Securities Clearing Corporation
NYMEX	New York Mercantile Exchange
NYSE	New York Stock Exchange
NYSE Arca	NYSE Arca Equities, Inc.
Other Fund	A series of the Trust that is not being offered pursuant to this Prospectus.
PDI	ProFunds Distributors, Inc.
PTP	Publicly-traded partnership
Reference Asset	The underlying asset that is used to determine the value of a Financial Instrument
Regulations	The income tax regulations promulgated under the Code.
S&P	Standard & Poor’s
SEC	United States Securities & Exchange Commission
SEI	SEI Investments Distribution Co.
Shares	Common units of beneficial interest that represent units of fractional undivided beneficial interest in and ownership of a Fund.
Short Fund	ProShares Short VIX Short-Term Futures ETF
Sponsor	ProShare Capital Management LLC

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Transfer Agent	The Bank of New York Mellon, as transfer agent for the Funds
Trust	ProShares Trust II
Trust Agreement	The Amended and Restated Trust Agreement of ProShares Trust II, as amended by Amendment No. 1
Trustee	Wilmington Trust Company
U.S.	United States of America
Ultra Fund	ProShares Ultra VIX Short-Term Futures ETF
VIX	Cboe Volatility Index
VIX Index	Cboe Volatility Index

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S-3B (March 31, 2020)

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares registered hereby.

Approximate Amount*
Securities and Exchange Commission Registration Fee*	$2,157,726
FINRA Filing Fee	$0
Printing Expenses	$15,000
Fees of Certified Public Accountants	$7,500
Fees of Counsel	$15,000

Total	$2,195,226

*	$2,157,726 was paid in connection with the Registration Statement on Form S-3 (File No. 333-230151), which was filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2019.

Item 15.	Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 16.	Exhibits.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

4.1	Amended and Restated Trust Agreement of ProShares Trust II(1)

4.1(a)	Amendment No.1 to Amended and Restated Trust Agreement of ProShares Trust II(6)

4.2	Form of Authorized Participant Agreement(6)

5.1	Opinion of Richards, Layton & Finger, P.A. as to legality(6)

8.1	Opinion of Morgan, Lewis & Bockius LLP as to income tax matters(6)

10.1	Form of Sponsor Agreement(3)

10.2	Form of Transfer Agency and Service Agreement(4)

10.3	Form of Custodian Agreement(6)

10.4	Form of Distribution Agreement(2)

10.5	Form of Futures Account Agreement(2)

10.6	Form of Institutional Master Futures Client Account Agreement(5)

10.7	Form of Administration and Accounting Agreement(4)

23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)(6)

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 8.1)(6)

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney for Louis M. Mayberg and Michael L. Sapir (included on the signature page to this Registration Statement)(6)

(1)	Incorporated by reference to the Trust’s Registration Statement, filed on September 18, 2008.
(2)	Incorporated by reference to the Trust’s Registration Statement, filed on November 17, 2008.
(3)	Incorporated by reference to the Trust’s Registration Statement, filed on August 15, 2008.
(4)	Incorporated by reference to the Trust’s Form 8-K, filed on September 26, 2018.
(5)	Incorporated by reference to the Trust’s Registration Statement filed, on September 16, 2011.
(6)	Incorporated by reference to the Trust’s Registration Statement, filed on March 6, 2020.

(b)	Financial Statements. No financial statements are filed herewith.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 24th day of March, 2020.

ProShares Trust II

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

/s/ Todd B. Johnson Name: Todd B. Johnson	Principal Executive Officer	March 24, 2020

/s/ Edward Karpowicz Name: Edward Karpowicz	Principal Financial Officer Principal Accounting Officer	March 24, 2020

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Sponsor in the capacities and on the date indicated.

/s/ Louis M. Mayberg* Name: Louis M. Mayberg	Member of the Sponsor (Director)	March 24, 2020

/s/ Michael L. Sapir* Name: Michael L. Sapir	Member of the Sponsor (Director)	March 24, 2020

*	Signed by Richard F. Morris pursuant to power of attorney dated March 6, 2020.

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